UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Limited partnership units of Phillips Edison Grocery Center Operating Partnership I, L.P.

(2)	Aggregate number of securities to which transaction applies:

52,850,700 limited partnership units of Phillips Edison Grocery Center Operating Partnership I, L.P.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee is determined based on the aggregate transaction consideration, which is the sum of the product of 52,850,700 limited partnership units of Phillips Edison Grocery Center Operating Partnership I, L.P. multiplied by the assumed value of $10.20 per unit (equal to $539,077,140), determined by the Board of Directors of PECO I based on a financial analysis performed by an independent valuation expert. In accordance with Exchange Act Rule 0-11(c), the filing fee of $62,479.04 was determined by multiplying the aggregate transaction consideration of $539,077,140 by 0.0001159.

(4)	Proposed maximum aggregate value of transaction:

$539,077,140

(5)	Total fee paid:

$62,479.04

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPIES

Dear Stockholder,

You are cordially invited to attend the annual meeting of stockholders of Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (“PECO I”), that will be held at 11501 Northlake Drive, Cincinnati, Ohio 45249 on ___________, 2017 at ____ Eastern Time.

At the annual meeting, you will be asked to consider and vote on the three items below. No matter the size of your investment, your vote is very important.

(i) The election of five directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify;

(ii) A proposal to approve the recently proposed transaction (the “PELP Transaction”) where PECO I will acquire certain real estate assets, the third-party asset management business and certain other assets of our sponsor and the parent company of our external advisor and property manager, Phillips Edison Limited Partnership (“PELP”); and

(iii) The adjournment of the annual meeting, if necessary, as determined by the Chair of the annual meeting, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

The PELP Transaction will create an internally-managed, non-traded grocery-anchored shopping center REIT with an expected total enterprise value of approximately $4.0 billion. The resulting enterprise will own a high-quality, nationally-diversified portfolio of 230 grocery-anchored shopping centers in 32 states that is well positioned to drive sustained growth and create enhanced value for all stockholders.

Operational and financial benefits of the PELP Transaction include:

●	Maintains Grocery Focus. The combined real estate portfolio will be focused on grocery-anchored shopping centers with an emphasis on necessity-based retailers, which are likely to be more internet and recession resilient.

●	Improved Earnings. The PELP Transaction is expected to be accretive to funds from operations, as defined by the National Association of Real Estate Investment Trusts.

●	Dividends and Dividend Coverage: Future monthly distributions for PECO I are expected to remain unchanged following the transaction. PECO I estimates that pro forma FFO would have fully covered distributions for the three months ended March 31, 2017.

●	Strengthened Balance Sheet. The post-closing combined enterprise is expected to have an improved capital position on a total debt/EBITDA basis, which positions the company well for attractive future financing opportunities.

●	Better Alignment of Management. An internalized management structure creates better alignment with stockholders. Management will be PECO I’s largest equity owner, owning over 19 million operating partnership units and shares of common stock, with a long-term view of stockholder value and will be subject to traditional and customary lock-ups.

●	Increased Potential for Future Growth and Dividend Coverage. PELP’s real estate portfolio has the opportunity for higher net operating income growth. Additionally, potential future fee income from PELP’s asset management business is expected to further support PECO I’s dividend as well as other capital allocation strategies.

●	Improved Geographic and Tenant Diversity. The post-closing combined enterprise will own a high-quality portfolio of 230 grocery-anchored shopping centers comprising approximately 25.5 million square feet in established trade areas located in 32 states and will benefit from greater geographic, grocery anchor and tenant diversification.

●	Superior Financial Strength and Flexibility. With enhanced size and scale, the combined enterprise will have additional access to capital, which can be used to support strategic investments to drive future growth opportunities.

●	Liquidity Opportunities. Given its enhanced size, scale, improved financials and internalized management structure, the combined enterprise is better positioned to capitalize on capital market opportunities, including certain potential liquidity alternatives.

After careful consideration, the Special Committee of the Board of Directors recommended the PELP Transaction for approval and adoption and that it be submitted to our Board of Directors for consideration.

Based on the recommendation of the Special Committee, all of the uninterested directors present at a meeting of the Board of Directors unanimously approved the terms and conditions of the PELP Transaction and believe it is advisable and in the best interests of PECO I. Therefore, our Board of Directors recommends that you vote “FOR” all of the foregoing proposals.

Whether or not you expect to attend the annual meeting in person, please authorize a proxy to vote on your behalf as promptly as possible by completing, signing, dating and mailing your proxy card in the pre-addressed postage-paid envelope provided or authorizing your proxy by one of the other methods specified in this proxy statement. This saves the company time and money as we will no longer have to solicit your vote.

We encourage you to read the enclosed proxy statement accompanying this letter in its entirety before voting, including the annexes included in the enclosed proxy statement and the section entitled “Risk Factors” beginning on page 19.

On behalf of PECO I’s management team and the Board of Directors, I thank you for your support and urge you to vote “FOR” approval of each of the matters presented.

Sincerely,

Jeffrey S. Edison

Chair of the Board of Directors and

Chief Executive Officer

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

11501 Northlake Drive
Cincinnati, Ohio 45249

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
AND INTERNET AVAILABILITY OF PROXY MATERIALS

Dear Stockholder:

You are cordially invited to attend the 2017 annual meeting of stockholders (the “Annual Meeting”) of Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (“PECO I”), that will be held at 11501 Northlake Drive, Cincinnati, Ohio 45249, at ____ Eastern Time on ___________, 2017.

The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1.	Elect five directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

The Board of Directors (the “Board of Directors”) recommends a vote FOR each nominee.

2.

Approve the transactions contemplated by that certain Contribution Agreement, dated May 18, 2017 (the “Contribution Agreement”), by and among PECO I, Phillips Edison Grocery Center Operating Partnership I, L.P. (“PECO I OP”), Phillips Edison Limited Partnership (“PELP”) and the other contributors listed on Exhibit A thereto (collectively, the “Contributors”), whereby the Contributors agreed to contribute certain of their real estate assets, their third-party asset management business and certain other assets to PECO I OP, in exchange for the Aggregate Consideration (as defined and described in further detail in this proxy statement) (the “PELP Proposal”).

The Board of Directors recommends a vote FOR this proposal.

3.	Adjourn the Annual Meeting, if necessary, as determined by the Chair of the Annual Meeting, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

The Board of Directors recommends a vote FOR this proposal.

4.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed _______, 2017 as the record date for the Annual Meeting. Only the holders (the “Stockholders”) of record of shares of common stock of PECO I (the “Common Shares”) as of the close of business on _______, 2017 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

This proxy statement and proxy card is dated as of ________, 2017 and is first being mailed to you on or about ________, 2017, along with a copy of our 2016 annual report.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting in person, please authorize a proxy to vote your shares as promptly as possible. To authorize a proxy, complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided or, if the option is available to you, call the toll-free telephone number listed on your proxy card or use the internet as described in the instructions on the enclosed proxy card to authorize your proxy. Authorizing a proxy will assure that your vote is counted at the Annual Meeting if you do not attend in person. If your Common Shares are held in “street name” by your broker or other nominee, only your broker or other nominee can vote your Common Shares and the vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your Common Shares. You may revoke your proxy at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the transactions contemplated by the PELP Proposal (the “PELP Transaction”) and the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON _________, 2017:

Our proxy statement, form of proxy card and 2016 annual report to Stockholders are also available at http://www.grocerycenterreit1.com/investor-relations/proxy-materials and https://proxyvote.com with use of the control number on your proxy card.

By Order of the Board of Directors

Devin I. Murphy

Secretary

Cincinnati, Ohio

________, 2017

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

We are providing you with this proxy statement and other proxy materials, which contain information about the items to be voted on at our Annual Meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format. Unless the context otherwise indicates, we refer to Phillips Edison Grocery Center REIT I, Inc. as “PECO I,” “we,” “us” or “our.”

Q:	Why am I receiving these proxy materials?

A:	We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your Common Shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting.

Q:	What is a proxy?

A:

A proxy is a person who votes the Common Shares of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing R. Mark Addy, the President and Chief Operating Officer of PECO I and an employee of PELP and Devin I. Murphy, the Chief Financial Officer, Treasurer and Secretary of PECO I and the Chief Financial Officer of PELP, each of whom is an officer, as your proxies, and you are giving them permission to vote your Common Shares at the Annual Meeting. The appointed proxies will vote your Common Shares as you instruct unless you submit your proxy without instructions. If you submit your proxy without instructions, the appointed proxies will vote FOR all of the director nominees, FOR the PELP Proposal, and FOR the proposal to adjourn the Annual Meeting to solicit additional proxies if necessary. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your Common Shares.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on _________, 2017 at ____ Eastern Time at 11501 Northlake Drive, Cincinnati, Ohio 45249. If you need directions to the location of the Annual Meeting, please contact us at (513) 554-1110.

Q:	Who is entitled to vote?

A:	Anyone who is a Stockholder of record at the close of business on ________, 2017, the record date, or holds a valid proxy for the Annual Meeting, is entitled to vote at the Annual Meeting. Every Stockholder is entitled to one vote for each Common Share held.

Q:	How many Common Shares are outstanding?

A:	As of _______, 2017, there were [•] Common Shares issued and outstanding.

Q:	What is a “quorum”?

A:	A quorum consists of the presence in person or by proxy of Stockholders entitled to cast 50% of all the votes entitled to be cast at the Annual Meeting. There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. Generally, if you submit your proxy, then you will be considered part of the quorum.

Q:	What may I vote on?

A:	You may vote on the election of nominees to serve on the Board of Directors, the PELP Proposal, the adjournment of our Annual Meeting to solicit additional proxies if necessary, and on any other proposal that may properly come before the Annual Meeting.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:	The Board of Directors recommends a vote FOR each of the nominees for election as a director who are named as such in this proxy statement, a vote FOR the PELP Proposal, and a vote FOR the proposal to adjourn the Annual Meeting to solicit additional proxies if necessary. Mr. Jeffrey S. Edison, Chair and Chief Executive Officer of PECO I and the Co-Chair and Chief Executive Officer of Phillips Edison & Company, Inc., the general partner of PELP, who has a material financial interest in the PELP Transaction, has abstained from voting on our Board of Directors’ recommendation with respect to the PELP Proposal.

Q:	How do I vote?

A:	Stockholders can vote in person at the meeting or by authorizing a proxy. Stockholders have the following three options for authorizing a proxy to vote their Common Shares:

●	via the internet at https://proxyvote.com with use of the control number on your proxy card;

●	by telephone, by calling 1-800-690-6903; or

●	by mail, by completing, signing, dating and returning the enclosed postage pre-paid proxy card.

For those Stockholders with internet access, we encourage you to authorize a proxy via the internet, since it is quick, convenient and provides a cost savings to us. When you vote via the internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the Annual Meeting, you can submit your vote in person, and any previous votes that you submitted, whether by internet, telephone or mail, will be superseded. If you return your signed proxy, your shares will be voted as you instruct, unless you give no instructions with respect to one or more of the proposals. In this case, unless you later instruct otherwise, your Common Shares will be voted FOR the nominees for director, FOR the PELP Proposal, and FOR the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary. With respect to any other proposals to be voted on that properly come before the Annual Meeting, your Common Shares will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of Messrs. Addy and Murphy.

Q:	Why has the PELP Transaction been proposed?

A:	After carefully evaluating the PELP Transaction, the Special Committee of our Board of Directors (the “Special Committee”) believes the PELP Transaction is reasonably likely to create significant operational and financial benefits, including:

●	Maintains Grocery Focus. The combined real estate portfolio will be focused on grocery-anchored shopping centers with an emphasis on necessity-based retailers, which are likely to be more internet and recession resilient.

●	Improved Earnings. The PELP Transaction is expected to be accretive to funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

●	Dividends and Dividend Coverage. Future monthly distributions for PECO I are expected to remain unchanged following the PELP Transaction. PECO I estimates that pro forma FFO would have fully covered distributions for the three months ended March 31, 2017.

●	Strengthened Balance Sheet. The post-closing combined enterprise is expected to have an improved capital position on a total debt to estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) basis, which positions the company well for attractive future financing opportunities.

●	Better Alignment of Management. An internalized management structure creates better alignment with Stockholders. Through its investment in limited partnership units of PECO I OP (“OP Units”), management will be PECO I’s largest equity owner, owning over 19 million OP Units and Common Shares, with a long-term view of Stockholder value and will be subject to traditional and customary lock-ups.

●	Increased Potential for Future Growth and Dividend Coverage. PELP’s real estate portfolio has the opportunity for higher net operating income growth. Additionally, potential future fee income from PELP’s third-party asset management business is expected to further support PECO I’s dividend as well as other capital allocation strategies.

●	Improved Geographic and Tenant Diversity. The post-closing combined enterprise will own a high-quality portfolio of 230 grocery-anchored shopping centers comprising approximately 25.5 million square feet in established trade areas located in 32 states and will benefit from greater geographic, grocery anchor and tenant diversification.

●	Superior Financial Strength and Flexibility. With enhanced size and scale, the combined enterprise will have additional access to capital, which can be used to support strategic investments to drive future growth opportunities.

●	Liquidity Opportunities. Given its enhanced size, scale, improved financials and internalized management structure, the post-closing combined enterprise is better positioned to capitalize on capital market opportunities, including certain potential liquidity alternatives.

Q:	What is the effect of the PELP Transaction?

A:

If the conditions to consummation of the Contribution Agreement are satisfied or (to the extent permissible) waived, in exchange for the Contributors’ equity interests in all of the issued and outstanding equity interests of certain of the Contributors’ subsidiaries identified on Exhibit B to the Contribution Agreement (each, a “Contributed Company,” and collectively, the “Contributed Companies”): (i) at the closing of the PELP Transaction (the “Closing”), PECO I OP will issue to the Contributors 40,360,504 OP Units (the “Base OP Unit Consideration”), subject to certain adjustments set forth in the Contribution Agreement, and PECO I OP will pay the Contributors $50.0 million in cash (the “Cash Consideration” together with the Base OP Unit Consideration, the “Closing Consideration”), subject to certain adjustments set forth in the Contribution Agreement; an\d (iii) after the Closing, the Contributors will have the right to receive up to 12,490,196 OP Units (the “Earn-out Consideration”) if certain milestones are achieved as set forth in the Contribution Agreement, with the greatest aggregate consideration contingent on achieving a liquidity event for Stockholders by December 31, 2019 at a value per Common Share of $10.20 (the “Implied Valuation”) or greater and the successful raising of $1.5 billion of equity capital by December 31, 2019 for Phillips Edison Grocery Center REIT III, Inc. (“PECO III”). Upon completion of the PELP Transaction, the Contributed Companies will become subsidiaries of PECO I OP, and we will become self-managed and self-advised. After that time, we no longer will bear the cost of the advisory and property management fees and expense reimbursements currently payable to our external advisor and property manager, Phillips Edison & Company, Ltd. (“Property Manager”), under our current advisory and property management agreements. Upon completion of the PELP Transaction, we will acquire the Contributed Companies, which collectively own a portfolio of 76 shopping centers totaling approximately 8.7 million square feet (the “Contributed Properties”), PELP’s third-party asset management business, captive insurance business and certain other assets (the “Contributed Businesses”) held by PELP and the other Contributors. See “The PELP Transaction” on page 49.

Further, as a result of the PELP Transaction, our executive officers and one of our directors will benefit in the Closing Consideration and Earn-out Consideration (together, the “Aggregate Consideration”) through their interests in PELP. See “The PELP Transaction—Interests of Certain Persons in the PELP Transaction” beginning on page 90 for a summary of the interests of our executive officers and directors in the PELP Transaction.

Q:	What was the process used to evaluate the PELP Transaction?

A:	The Special Committee recommended that the Board of Directors approve the PELP Transaction based upon a variety of factors. In evaluating the PELP Transaction, the independent directors held dozens of telephonic and in-person meetings over a multi-year period during which they considered various proposals from PELP and consulted with their legal, financial and other advisors as described in greater detail in the section entitled “The PELP Transaction—Background of the PELP Transaction” beginning on page 50.

Q:	When do you expect the PELP Transaction to be consummated?

A:	Assuming all conditions to the PELP Transaction under the Contribution Agreement are satisfied or waived, we expect to consummate the PELP Transaction on the second business day after the date on which each of the conditions of the parties to consummate the PELP Transaction is satisfied or, to the extent permitted by law, waived by the party entitled to waive such condition or at such other time or date as agreed to in writing by the parties.

Pursuant to the Contribution Agreement, the Contribution Agreement may be terminated if the PELP Transaction has not been completed by February 14, 2018.

Q:	What will be the impact of the PELP Transaction on the current Stockholders?

A:	The PELP Transaction will dilute the ownership percentage of current Stockholders. Consequently, current Stockholders, as a general matter, may have less influence over the management and policies of PECO I after the PELP Transaction than they currently exercise over the management and policies of PECO I.

Moreover, pursuant to the Contribution Agreement, the Contributors have an opportunity to earn additional OP Units if certain milestones are achieved, including a liquidity event for the Stockholders no later than December 31, 2021 or the successful raising of equity capital for PECO III, with the greatest Aggregate Consideration contingent on achieving a liquidity event for the Stockholders no later than December 31, 2019 at a value per Common Share of $10.20 or greater and the successful raising of $1.5 billion of equity capital by December 31, 2019 for PECO III. Achievement of any part of the Earn-out Consideration would further dilute current Stockholders’ fully diluted ownership interests in PECO I.

Q:	What are the U.S. federal income tax consequences to PECO I as a result of the proposed PELP Transaction?

A:	The PELP Transaction involves the contribution of interests in a number of entities that own real property, a management business, an insurance business and certain other assets to PECO I OP in exchange for OP Units. Assuming PECO I OP is treated as a partnership for U.S. federal income tax purposes, the PELP Transaction is intended to constitute a tax-deferred contribution by the Contributors to PECO I OP for such purposes. As a result, none of the Contributors, PECO I OP or PECO I is expected to recognize any material gain or loss for U.S. federal income tax purposes solely as a result of the PELP Transaction. In addition, the PELP Transaction is not expected to adversely affect our ability to continue to qualify as a real estate investment trust (“REIT”). For more information regarding the tax consequences to PECO I as a result of the PELP Transaction, please see “The PELP Transaction─Material U.S. Federal Income Tax Consequences of the PELP Transaction” on page 87.

Q:	Do any of our executive officers and directors or any other persons have any interest in the PELP Transaction that is different than that of our Stockholders?

A:	Yes. In considering the recommendation of the Board of Directors to vote for the proposal described in this proxy statement, you should be aware that certain of our current directors and executive officers, including Mr. Edison, who is one of the five directors being nominated for reelection in this proxy statement and the Chair of the Board of Directors, have interests in the PELP Transaction that may be different from, or in addition to, the interests of the Stockholders generally and that may create potential conflicts of interest. These interests include:

●	Mr. Edison and members of the PECO I management team are investors in, and form the management team of, PELP;

●	the payment of consideration in connection with the PELP Transaction to certain of these individuals, including Messrs. Edison, Murphy and Addy;

●	the grant or anticipated grant of OP Units to certain of these individuals, including Messrs. Edison, Murphy and Addy;

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●	the adoption or anticipated adoption of an executive severance plan in which certain of these individuals, including Messrs. Edison, Murphy and Addy, will become participants effective as of the Closing;

●	the grant or anticipated grant of PECO I OP phantom units to certain of these individuals that hold restricted units pursuant to the PELP Restricted Unit Award Plan (each such restricted unit, a “RMU”), including Messrs. Edison, Murphy, and Addy and Ms. Jennifer Robison, the Chief Accounting Officer of PECO I and PELP;

●	the entry or anticipated entry into the Equityholder Agreement and Tax Protection Agreement with certain of these individuals, including Messrs. Edison, Murphy, and Addy, that will become effective as of the Closing;

●	the provision of certain indemnification rights to certain of these individuals, including Messrs. Edison, Murphy and Addy, to receive coverage under directors’ and officers’ liability insurance for a period of six years following the Closing, as provided under the organizational documents of PELP; and

●	the adoption or anticipated adoption of an equity incentive plan, which would provide for equity grants to certain of these individuals, including Messrs. Edison, Murphy and Addy.

The Special Committee was aware of each of these interests in reviewing, considering and negotiating the terms of the PELP Transaction and in recommending to the Board of Directors to pursue the PELP Transaction. The Board of Directors was also aware of these interests in approving the Contribution Agreement and the other transaction documents contemplated thereby and in recommending the approval of the Contribution Agreement, the other transaction documents contemplated thereby and the PELP Transaction to the Stockholders.

Q:	Why is the PELP Transaction being submitted to our Stockholders?

A:

There is no legal requirement to submit the PELP Transaction to our Stockholders for approval. Because we believe it is desirable to obtain your approval of the PELP Transaction, we have made your approval of the PELP Transaction a condition to the Closing. If the PELP Proposal is not approved by the Stockholders, we will continue to operate under our current management structure, paying fees and cost reimbursements to our advisor and our Property Manager under our current agreements.

Q:	What rights will I have if I vote against the PELP Transaction?

A:	You can vote against the PELP Transaction by indicating a vote against the PELP Proposal on your proxy card and by signing and mailing your proxy card, by authorizing your proxy over the internet (pursuant to the instructions on the proxy card), by telephone, or by voting against the PELP Proposal in person at the Annual Meeting.

Stockholders will not have appraisal rights with respect to the PELP Proposal.

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Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying our Secretary at our corporate office address listed below;

(2)	attending the Annual Meeting and voting in person;

(3)	contacting us for another proxy card, and then returning it to us, if we receive it before the Annual Meeting date; or

(4)	recasting your proxy vote via the internet or by telephone.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Q:	Will my vote make a difference?

A:	Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely held REIT (with more than 40,000 Stockholders and, unlike most other public companies, no large brokerage house is the record holder of a substantial amount of Common Shares), YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting Stockholder votes. We encourage you to participate in the governance of PECO I.

Q:	What are the voting requirements to elect the Board of Directors?

A:	With regard to the election of directors, you may vote “FOR ALL” of the nominees, you may withhold your vote for all of the nominees by voting “WITHHOLD ALL,” or you may vote for all of the nominees except for certain nominees by voting “FOR ALL EXCEPT” and listing the corresponding number of the nominee(s) for whom you want your vote withheld in the space provided on the proxy card. Under our bylaws, a majority of the Common Shares present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the Common Shares present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such Common Shares in order to be elected to the Board of Directors. Because of this majority of the votes present requirement, “withhold” votes and broker non-votes (discussed below) will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your Common Shares will be voted in accordance with the recommendation of the Board of Directors at the Annual Meeting.

Q:	What are the voting requirements to approve the PELP Proposal?

A:	Approval of the PELP Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the PELP Proposal. Proxies received will be voted FOR the PELP Proposal unless Stockholders designate otherwise.

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Q:	What are the voting requirements to approve the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary?

A:	Approval of the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary, requires the affirmative vote of a majority of the votes cast thereon at the Annual Meeting. You may vote for or against or abstain on the proposal. Abstentions and broker non-votes will not have an effect on the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary. Proxies received will be voted FOR the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary, unless Stockholders designate otherwise.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. Brokers may not exercise discretionary voting in uncontested director elections at stockholder meetings and are prohibited from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Brokers also may not exercise discretionary voting with respect to the PELP Proposal. Beneficial owners of Common Shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their Common Shares will not be voted in connection with the election of directors or the PELP Proposal. However, even without such instructions, the Common Shares of beneficial owners will be treated as present for the purposes of establishing a quorum if the broker votes such Common Shares on the proposal regarding the adjournment of the Annual Meeting, which proposal is a routine matter with respect to which brokers have discretionary authority to vote.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the election of directors, the PELP Proposal and the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary, if any other business is properly presented at the Annual Meeting, a submitted proxy gives authority to Messrs. Addy and Murphy, and each of them, to vote on such matters in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of Messrs. Addy and Murphy.

Q:	When are the Stockholder proposals for the next annual meeting of Stockholders due?

A:	Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of Stockholders in 2018 may do so by following the procedures prescribed in Section 2.12 of our bylaws and in Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). To be eligible for presentation to and action by the Stockholders at the 2018 annual meeting and to also be eligible for inclusion in our proxy statement for the 2018 annual meeting, director nominations and other Stockholder proposals must be received by our secretary no earlier than [•], 2018 and no later than 5:00 p.m. Eastern Time on [•], 2018. See “Stockholder Proposals” on page 149.

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Q:	Who pays the cost of this proxy solicitation?

A:	We will pay all of the costs of soliciting these proxies. We have contracted with Broadridge Financial Solutions, Inc. (“BFS”) to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay BFS fees of approximately $[•] to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including the review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operating online and telephone voting systems and receipt of executed proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our Stockholders.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, employees of BFS and employees of our advisor or its affiliates may also solicit proxies in person, via the internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:	If I plan to attend the Annual Meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the Annual Meeting, if you do plan to attend the Annual Meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card to let us know how many Stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:	Where can I find more information?

A:	You may access, read and print copies of the proxy materials for this year’s Annual Meeting, including our proxy statement, form of proxy card, and annual report to Stockholders, at the following web address: http:// www.grocerycenterreit1.com/investor-relations/proxy-materials and https://proxyvote.com with use of the control number on your proxy card.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov. Our SEC filings also are available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

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SUMMARY OF PELP PROPOSAL

The Parties

PECO I and PECO I OP

PECO I is a public non-traded REIT that was formed as a Maryland corporation in October 2009 and qualified as a REIT for the year ended December 31, 2010 and each year thereafter.

PECO I focuses its investment strategy primarily on well-occupied, grocery-anchored neighborhood and community shopping centers having a mix of creditworthy national and regional retailers selling necessity-based goods and services in diversified markets with growth potential throughout the United States, including Florida, Georgia, Ohio, California, Illinois and North Carolina. PECO I owns its interests in all of its properties and conducts substantially all of its business through PECO I OP, a Delaware limited partnership formed in December 2009. The principal executive office of PECO I and PECO I OP is located at 11501 Northlake Drive, Cincinnati, Ohio 45249, and its telephone number is (513) 554-1110.

PELP

PELP is a Delaware limited partnership that acquires and operates grocery-anchored neighborhood and community shopping centers throughout the United States. PELP was formed in 2004, pursuant to a business combination of predecessor entities that have existed since 1991. As of March 31, 2017, PELP owned fee simple interests in 82 properties, located in 25 states, totaling approximately 9.4 million square feet. PELP focuses its investment strategy on grocery-anchored shopping centers in areas with attractive growth opportunities and benefits from in-line tenants and rental revenue driven by convenience and service-based businesses. PELP’s real estate properties are located in diversified markets, including Florida, Georgia, Ohio, Texas, California, Virginia and North Carolina.

PELP also operates a fully integrated, in-house, third-party asset management business led by senior executives with more than two decades of real estate experience and more than ten years together. This platform manages multiple aspects of shopping center operations, including acquisitions, leasing, construction management, property management, finance, marketing and dispositions. Designed to optimize property value and consistently deliver a great shopping experience, PELP currently manages approximately $4.9 billion of third-party real estate, which includes properties owned by PECO I, Phillips Edison Grocery Center REIT II, Inc. (“PECO II”), PECO III, Phillips Edison Value Added Grocery Venture, LLC, a value-added joint venture between PECO II and TPG Real Estate, and other third parties.

PELP has operated with financial partners through property-specific joint ventures, multi-asset discretionary private equity funds, and publicly registered, non-traded REITs, and since its inception, has owned, operated, and/or managed over 60 million square feet of real estate. As of March 31, 2017, PELP and its affiliates own, operate, and/or manage a portfolio consisting of approximately 39.8 million square feet, located in 33 states, totaling over 5,300 tenants.

PELP has corporate offices in Cincinnati, Salt Lake City, New York and Atlanta. The principal executive office of PELP is located at 11501 Northlake Drive, Cincinnati, Ohio 45249, and its telephone number is (513) 554-1110.

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The PELP Transaction

PECO I OP will acquire from the Contributors, including PELP, the Contributed Companies, which collectively own the Contributed Properties and the Contributed Businesses, pursuant to the terms and conditions of the Contribution Agreement, as further described in this proxy statement. A copy of the Contribution Agreement is attached as Annex A to this proxy statement and incorporated herein by reference. PECO I encourages you to read the Contribution Agreement in its entirety because it is the principal document governing the PELP Transaction. See “Transaction Documents—The Contribution Agreement” for a summary of the principal terms of the Contribution Agreement.

Recommendation of the Board of Directors

After careful consideration of the PELP Proposal and the recommendation of the Special Committee that the PELP Transaction is advisable and in the best interests of PECO I, the Board of Directors recommends that you vote FOR the PELP Proposal.

Opinion of Financial Advisor to the Special Committee

At a meeting of the Special Committee held to evaluate the PELP Transaction on May 18, 2017, Lazard Frères & Co. LLC (“Lazard”) rendered an opinion to the Special Committee to the effect that, as of such date, and subject to the assumptions, limitations and qualifications set forth in the opinion, the Aggregate Consideration, if any, to be paid by PECO I OP in the PELP Transaction was fair, from a financial point of view, to PECO I.

The full text of Lazard’s opinion, dated May 18, 2017, which sets forth the assumptions made, factors considered and limitations and qualifications on the review undertaken by Lazard in connection with its opinion, is attached as Annex I. Lazard’s opinion was not intended to and does not constitute a recommendation to any holder of securities as to how such holder should vote or act with respect to the PELP Transaction or any matter relating thereto. Pursuant to an engagement letter between the Special Committee and Lazard, the Special Committee has agreed to pay Lazard an aggregate fee of approximately $4.0 million, of which $1.75 million has been paid to date and $2.25 million is payable upon the Closing. In addition, the Special Committee may pay Lazard a discretionary fee up to a maximum amount of $1.0 million, determined by the Special Committee in its sole discretion, upon the Closing.

Summary Risk Factors

You should consider carefully all of the risk factors and other information included or otherwise incorporated by reference in this proxy statement before deciding how to vote. Certain of the risks related to the PELP Transaction are described under “Risk Factors” on page 19. The principal risks relating to the PELP Transaction include the following:

●	The ownership percentage of Stockholders will be diluted by the PELP Transaction.

●	The PELP Transaction may not be accretive to Stockholders.

●	The Closing is subject to various conditions and if these conditions are not satisfied or waived, the PELP Transaction will not be completed. Failure to complete the PELP Transaction could have material adverse effects on PECO I.

●	There may be unexpected delays in the Closing, which could impact the ability to timely achieve the benefits associated with the PELP Transaction.

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●	The number of OP Units constituting the Aggregate Consideration will not be adjusted in the event of any change in PECO I’s estimated net asset value per Common Share.

●	Members of PECO I’s management team and the Chair of the Board of Directors have interests in the PELP Transaction that are different from, or in addition to, those of Stockholders more generally.

●	The pendency of the PELP Transaction could adversely affect the business and operations of PECO I and the Contributed Companies.

●	The unaudited pro forma combined financial information in this proxy statement is presented for illustrative purposes only and the operating results and financial condition of PECO I following the Closing may differ and such differences may be material.

●	The unaudited prospective financial information in this proxy statement is presented for illustrative purposes only and actual results of PECO I following the Closing may differ materially.

●	Mr. Edison, or his designee, will be nominated to the Board of Directors for each of the next ten succeeding annual meetings following the Closing, subject to certain terminating events.

●	Mr. Edison shall continue to serve as Chair of the Board of Directors until the third anniversary of the Closing, subject to certain terminating events.

●	Upon the Closing, the Second Amended and Restated Agreement of Limited Partnership of PECO I OP (the “PECO I OP Partnership Agreement”) shall be amended to, among other things, grant certain rights and protections to the limited partners, which may prevent or delay a change of control transaction that might involve a premium price for Common Shares. This risk is especially true if Mr. Edison does not favor a proposed change of control transaction because Mr. Edison will have voting control over a significant number of OP Units.

●	PECO I expects to incur substantial expenses related to the PELP Transaction.

●	The future results of PECO I will suffer if PECO I does not effectively manage its expanded portfolio and operations.

●	PECO I may be unable to retain key employees.

●	PECO I may be exposed to risks to which PECO I has not historically been exposed.

●	PECO I allows other parties to use the “Phillips Edison” and “PECO” names and marks following the Closing, which may cause monetary and reputational costs.

●	Following the Closing, PECO I has agreed to honor and fulfill the rights to certain indemnification claims for acts or omissions occurring at or prior to the Closing in favor of managers, directors, officers, trustees, agents or fiduciaries of any Contributed Company or subsidiary thereof.

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●	The estimated net asset value of Common Shares may decline as a result of the PELP Transaction.

●	PECO I cannot assure you that PECO I will be able to continue paying distributions at the rate currently paid.

●	Counterparties to certain significant agreements with PELP, the Contributed Companies and their subsidiaries may have consent rights in connection with the PELP Transaction.

●	PECO I may have failed to uncover all liabilities of the Contributed Companies through the due diligence process prior to the PELP Transaction, exposing PECO I to potentially large, unanticipated costs.

●	The Tax Protection Agreement, during its term, could limit PECO I OP’s ability to sell or otherwise dispose of certain properties and may require PECO I OP to maintain certain debt levels that otherwise would not be required to operate our business.

●	If PECO OP I fails to qualify as a partnership for U.S. federal income tax purposes, we would fail to qualify as a REIT and suffer other adverse consequences.

●	PECO I OP will have a carryover tax basis on certain of its assets as a result of the PELP Transaction, and the amount that we have to distribute to Stockholders therefore may be higher.

Conditions to Closing

The Closing is subject to the satisfaction of a number of conditions, as described more fully in this proxy statement. For example, the Closing is conditioned upon, among other things, the following approvals:

●	Approvals. The expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have been terminated or expired. All required governmental filings shall have been made and consents from governmental authorities shall have been obtained. On June 16, 2017, the Federal Trade Commission (the “FTC”) granted early termination of the waiting period under the HSR Act.

●	Consents. Consents required for the consummation of the contributions shall have been obtained.

●	No Injunctions or Restraints. No law, judgment or other legal restraint of or from any governmental entity or court prohibiting the PELP Transaction shall be in effect.

●	Stockholder Approval. PECO I OP shall have received the approval of the PELP Proposal by the affirmative vote of a majority of the votes cast at a meeting of the Stockholders at which a quorum is present, subject to PECO I’s right to make postponements or adjournments of such Stockholders’ meeting under certain circumstances specified in the Contribution Agreement.

Termination of the Contribution Agreement

The Contribution Agreement may be terminated and the PELP Transaction may be abandoned prior to the Closing for a number of reasons, as described more fully in this proxy statement.

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Accounting Treatment of the PELP Transaction

The PELP Transaction will be accounted for as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations, with PECO I treated as the accounting acquirer. The assets (including identifiable intangible assets) and liabilities of PELP will be recorded at their respective fair values at the date of acquisition. Any excess purchase price over the net amount of the fair values of the tangible and intangible identified assets and liabilities will be recorded as goodwill. Consolidated financial statements after the acquisition will reflect the fair value adjustments and the combined results of operations from the date of the acquisition. PECO I, with the assistance of independent valuation professionals, has calculated preliminary fair values; however the allocation is based upon a valuation that has not yet been finalized and will not be finalized until the PELP Transaction has closed.

Interests of Certain Persons in the PELP Transaction

In considering the recommendation of the Board of Directors to vote for the proposal described in this proxy statement, you should be aware that certain of our current directors and executive officers, including Mr. Edison, who is one of the five directors being nominated for reelection in this proxy statement, have interests in the PELP Transaction that may be different from, or in addition to, the interests of the Stockholders generally and that may create potential conflicts of interest. These interests include:

●	Mr. Edison and members of the PECO I management team are investors in, and form the management team of, PELP;

●	the payment of consideration in connection with the PELP Transaction to certain of these individuals, including Messrs. Edison, Murphy and Addy;

●	the grant or anticipated grant of OP Units to certain of these individuals, including Messrs. Edison, Murphy and Addy;

●	the adoption or anticipated adoption of an executive severance plan in which certain of these individuals, including Messrs. Edison, Murphy and Addy, will become participants effective as of Closing;

●	the grant or anticipated grant of PECO I OP phantom units to certain of these individuals that hold RMUs, including Messrs. Edison, Murphy, and Addy and Ms. Robison;

●	the entry or anticipated entry into the Equityholder Agreement and Tax Protection Agreement with certain of these individuals, including Messrs. Edison, Murphy, and Addy, that will become effective as of Closing;

●	the provision of certain indemnification rights to certain of these individuals, including Messrs. Edison, Murphy and Addy, to receive coverage under directors’ and officers’ liability insurance for a period of six years following the Closing, as provided under the organizational documents of PELP; and

●	the adoption or anticipated adoption of an equity incentive plan, which are expected to provide for equity grants to certain of these individuals, including Messrs. Edison, Murphy and Addy.

The Special Committee was aware of each of these interests in reviewing, considering and negotiating the terms of the PELP Transaction and in recommending to the Board of Directors to pursue the PELP Transaction. The Board of Directors was also aware of these interests in approving the Contribution Agreement and the other transaction documents contemplated thereby and in recommending the approval of the Contribution Agreement, the other transaction documents contemplated thereby and the PELP Transaction to the Stockholders.

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Selected Financial Data of PELP

The following table sets forth selected financial data related to PELP. Please read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PELP” on page 132.

	For the three months ended	For the years ended December 31,
(in thousands)	March 31, 2017	2016	2015	2014	2013	2012
Balance Sheet Data:(1)
Investment in real estate assets at cost	$636,819	$609,075	$639,129	$643,485	$632,111	$640,752
Cash and cash equivalents	8,272	13,520	10,912	16,428	20,237	9,674
Total assets	508,012	491,134	492,000	510,407	521,392	534,564
Mortgages and loans payable, net	521,817	493,724	518,327	525,415	554,404	579,459
Operating Data:(2)
Rental income	$16,585	$68,768	$68,635	$66,997	$67,953	$66,678
Fees and management income	18,710	75,190	51,297	73,569	40,386	24,302
Total revenues	40,363	164,357	140,770	160,528	126,619	111,954
Property operating expenses	9,101	36,781	33,992	28,041	25,614	22,123
General and administrative expenses	10,157	37,837	52,618	34,131	25,504	18,656
Interest expense, net	4,760	19,558	22,796	25,658	27,334	30,216
Net income (loss) attributable to partners	6,365	41,224	(2,653)	32,371	20,384	6,591
Cash Flow Data:(2)
Cash flows provided by operating activities	$6,673	$59,603	$35,347	$63,314	$47,310	$26,138
Cash flows used in investing activities	(26,483)	(20,870)	(21,005)	(4,965)	(9,836)	(5,150)
Cash flows provided by (used in) financing activities	14,562	(36,125)	(19,858)	(62,158)	(26,911)	(20,121)

(1)	The selected balance sheet data as of March 31, 2017, as well as December 31, 2013, and 2012 were derived from the unaudited financial statements of PELP. The selected balance sheet data as of December 31, 2016, 2015 and 2014 were derived from the audited combined financial statements of PELP.

(2)	The selected operating data and cash flow data for the three months ended March 31, 2017, as well as December 31, 2013 and 2012, were derived from the unaudited financial statements of PELP. The selected operating data for the years ended December 31, 2016, 2015, and 2014 were derived from the audited combined financial statements of PELP.

The information above includes certain PELP assets, investments in certain entities, and working capital that are not being acquired by PECO I in the PELP Transaction. See “Unaudited Pro Forma Consolidated Financial Information of PECO I” on page 138 for adjustments made to PELP’s historical financial information to exclude such assets, investments in certain entities, and working capital, and their associated impact to operations for these items not being acquired by PECO I in the PELP Transaction.

Selected Unaudited Pro Forma Consolidated Financial Information of PECO I

The tables below set forth selected unaudited pro forma consolidated financial information related to the financial condition of PECO I upon completion of the PELP Transaction. This unaudited pro forma financial information was prepared for informational purposes only and was based on assumptions and estimates considered appropriate by our management. For more detail regarding the presentation of unaudited pro forma condensed consolidated financial information, see page 137.

(in thousands)	As of March 31, 2017
Unaudited consolidated balance sheet data:
Investment in real estate assets, net	$3,148,297
Cash and cash equivalents	14,166
Total assets	3,441,900
Mortgages and loans payable, net	1,648,744
Total equity	1,549,021

(in thousands)	For the three months ended March 31, 2017	For the year ended December 31, 2016
Unaudited consolidated operating data:
Rental income	$67,750	$270,654
Fee and management income	7,306	30,998
Total revenues	97,652	389,089
Property operating expenses	16,728	65,655
General and administrative expenses	11,390	45,565
Interest expense, net	14,193	65,805
Net loss attributable to stockholders	(442)	(8,970)
Net loss per share - basic and diluted	(0.00)	(0.05)

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, but not limited to, statements regarding our near-term objectives and long-term strategies, the anticipated benefits of the PELP Transaction, expectations of short-term and long-term liquidity requirements and needs, the declaration or payment of distributions, and other statements that are not historical facts, statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “will,” “believe(s),” “may,” “would,” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in the Securities Act and the Exchange Act. We can give no assurance that our expectations will be attained. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the SEC. We make no representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements contained in this proxy statement, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Factors that could adversely affect our operations and prospects or which could cause actual results to differ materially from our expectations include, but are not limited to:

●	changes in local and national real estate market conditions and general economic conditions;

●	availability of capital from short-term borrowings, availability of proceeds from future equity offerings, or our ability to obtain additional long-term financing on satisfactory terms;

●	our ability to continue to identify suitable investments;

●	our ability to consummate the transactions contemplated under existing and future agreements;

●	failure of closing conditions to be satisfied and/or to secure certain third-party consents in connection with certain transactions;

●	changes in the structure of pending transactions;

●	whether the PELP Proposal is approved and whether the PELP Transaction is consummated;

●	the inability to acquire properties that meet our investment objectives;

●	our ability to continue to qualify as a REIT and to make payments which are necessary, including distributions, to maintain such qualification;

●	changes in interest rates and financial and capital markets;

●	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

●	changes in generally accepted accounting principles, policies and guidelines and/or their application to us;

●	changes in our business or strategic objectives;

●	Stockholders that elect to participate in our dividend reinvestment plan;

●	requirements relating to the offering of equity securities; and

●	such other risk factors as may be discussed herein and in other reports on file or subsequently filed with the SEC, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016.

Such forward-looking statements speak only as of the date of this proxy statement. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote your Common Shares. In addition, you should read and consider the risks associated with the business of PECO I in PECO I’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed by PECO I with the SEC. See “Where You Can Find More Information” on page 150. You should also read and consider the other information in this proxy statement and the other documents.

Risk Factors Related to the PELP Transaction

The ownership percentage of Stockholders will be diluted by the PELP Transaction.

The PELP Transaction will dilute the ownership percentage of Stockholders. Upon the closing of the PELP Transaction, existing Stockholders will own approximately 80.2% of PECO I and the Contributors will own approximately 19.8% of PECO I, in each case, on a fully diluted basis (based on shares outstanding as of May 18, 2017 and assuming (1) the issuance and redemption for Common Shares of the 40,360,504 OP Units to be received by the Contributors in the PELP Transaction and (2) that pursuant to the terms of the PECO I OP Partnership Agreement, all Class B Units of PECO I OP will convert to OP Units. Consequently, current Stockholders, as a general matter, may have less influence over the management and policies of PECO I after the PELP Transaction than they currently exercise over the management and policies of PECO I.

Moreover, pursuant to the Contribution Agreement, the Contributors have an opportunity to earn up to 12,490,196 additional OP Units if certain milestones are achieved. Even if the maximum Earn-Out Consideration is not earned, the Contributors would still be entitled to substantial Earn-Out Consideration if a liquidity event for the Stockholders occurs at any price by December 31, 2021. See “The PELP Transaction Documents—The Contribution Agreement—Earn-out Consideration.” Achievement of any part of this earn-out opportunity would further dilute current Stockholders’ fully diluted ownership interests in PECO I.

The PELP Transaction may not be accretive to Stockholders.

Because OP Units will be issued in the PELP Transaction, it is possible that, although PECO I currently expects the PELP Transaction to be accretive to PECO I’s FFO per Common Share, the PELP Transaction is expected to be dilutive to PECO I’s earnings per Common Share and also may be dilutive to PECO I’s FFO per Common Share, if, among other things, PECO I incurs higher depreciation and amortization expenses, higher than expected expenses in connection with the PELP Transaction or fails to realize anticipated benefits of the PELP Transaction in a timely manner or at all. The failure of the PELP Transaction to be accretive to Stockholders could have a material adverse effect on PECO I’s business, financial condition and results of operations.

The Closing is subject to various conditions, and if these conditions are not satisfied or waived, the PELP Transaction will not be completed. Failure to complete the PELP Transaction could have material adverse effects on PECO I.

The Closing is subject to a number of conditions, including the approval by Stockholders of the PELP Proposal, the receipt of certain title insurance policies and the receipt of certain consents related to certain loan documents, which make the Closing and the timing of the Closing uncertain. See “Summary of the PELP Proposal—Conditions to Closing.” The Contribution Agreement may be terminated if the PELP Transaction has not been completed by February 14, 2018.

There can be no assurance that the conditions to the Closing will be satisfied or waived or that the PELP Transaction will be completed. Failure to complete the PELP Transaction may adversely affect PECO I’s results of operations and business prospects for the following reasons, among others:

●	the PELP Transaction, whether or not it closes, will divert the attention of PECO I’s management team from ongoing business activities, including the pursuit of other opportunities that could be beneficial to PECO I; and

●	PECO I will incur certain transaction costs, regardless of whether the PELP Transaction closes.

There may be unexpected delays in the Closing, which could impact the ability to timely achieve the benefits associated with the PELP Transaction.

Certain events may delay the Closing, such as failure to timely receive Stockholder approval or failure to satisfy the other closing conditions to which the PELP Transaction is subject. PECO I cannot assure you that the conditions to the Closing will be satisfied or waived, if permitted, or that any adverse effect, event, development or change will not occur, or provide any assurances as to whether or when the PELP Transaction will be completed. The Contribution Agreement may be terminated if the PELP Transaction has not been completed by February 14, 2018. Any delay in the Closing could materially reduce or, if the Contribution Agreement is terminated, eliminate the benefits expected to be obtained by PECO I in the PELP Transaction.

The number of OP Units constituting the OP Unit Consideration will not be adjusted in the event of any change in PECO I’s estimated net asset value per Common Share.

Upon the Closing, PECO I will issue to the Contributors 40,360,504 OP Units, subject to certain adjustments, and will grant to the Contributors an opportunity to earn up to 12,490,196 additional OP Units if certain milestones are met after the Closing. The Common Shares are not listed for trading on any national securities exchange. The estimated net asset value of $10.20 per Common Share was determined as of March 31, 2017 by the Board of Directors based on the financial analysis of a third-party valuation expert. The number of OP Units to be issued as consideration in connection with the PELP Transaction will not be adjusted for any changes in the estimated net asset value per Common Share. While we do not anticipate making any further determinations of the estimated net asset value per Common Share prior to the Closing, any such changes (upward or downward) would affect the assumed value of the OP Units issued as consideration that the Contributors will receive in connection with the PELP Transaction.

Members of PECO I’s management team and the Chair of the Board of Directors have interests in the PELP Transaction that are different from, or in addition to, those of Stockholders more generally.

When considering the recommendation of the Board of Directors with respect to the PELP Proposal, you should be aware that members of PECO I’s management team (including Mr. Edison, who is both an officer and a director of PECO I) may have interests in the PELP Transaction that are different from, or in addition to, those of Stockholders more generally. See “The PELP Transaction—Interests of Certain Persons in the PELP Transaction” on page 90. These interests present these members of PECO I’s management team with conflicts of interest. The Special Committee was formed in response to these conflicts and was aware of such conflicts, and Mr. Edison recused himself from the vote of the Board of Directors in recommending that Stockholders approve the PELP Proposal.

The pendency of the PELP Transaction could adversely affect the business and operations of PECO I and the Contributed Companies.

In connection with the pending PELP Transaction, some tenants, operators, lenders, borrowers, managers or vendors may delay or defer decisions related to their business dealings with PECO I or the Contributed Companies and their subsidiaries, which could negatively impact the revenues, earnings, cash flows or expenses of PECO I or the Contributed Companies and their subsidiaries, as the case may be, regardless of whether the PELP Transaction is completed. Similarly, employees of the Contributed Companies and their subsidiaries may experience uncertainty about their future roles with PECO I following the PELP Transaction, which may have a material adverse effect on the ability of the Contributed Companies and their subsidiaries to attract and retain key personnel during the pendency of and after the Closing.

The unaudited pro forma combined financial information in this proxy statement is presented for illustrative purposes only, and the operating results and financial condition of PECO I following the Closing may differ and such differences may be material.

The unaudited pro forma combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what PECO I’s actual financial position or results of operations would have been had the PELP Transaction been completed on the date indicated. Further, PECO I’s actual results and financial position following the Closing may differ materially and adversely from the unaudited pro forma combined financial data that are included in this proxy statement. The unaudited pro forma combined financial information does not reflect future events that may occur after the Closing, including the costs related to the planned integration of PECO I and the Contributed Companies and any future nonrecurring charges resulting from the PELP Transaction, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined financial information presented elsewhere in this proxy statement is based in part on certain assumptions regarding the PELP Transaction that PECO I believes are reasonable under the circumstances. PECO I cannot assure you that the assumptions will prove to be accurate over time. See “Unaudited Pro Forma Consolidated Financial Information of PECO I” on page 137.

The unaudited prospective financial information in this proxy statement is presented for illustrative purposes only and actual results of PECO I following the Closing may differ materially.

The unaudited prospective financial information in this proxy statement is presented for illustrative purposes only, and PECO I’s actual results and financial position following the Closing may differ materially from such projections. Such information is not intended to be used, and should not be used, for purposes of guidance or forecasting. Moreover, this unaudited prospective financial information was based on estimates and assumptions made by PECO I and PELP, as applicable, at the time of their preparation and speak only as of such time. The unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared. The assumptions made in preparing the above unaudited prospective financial information may not necessarily reflect actual future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies. See “Certain Unaudited Prospective Financial Information Reviewed by PECO I” on page 82.

Risk Factors Following the PELP Transaction

Mr. Edison, or his designee, will be nominated to the Board of Directors for each of the next ten succeeding annual meetings following the Closing, subject to certain terminating events.

The form of Equityholder Agreement contemplates that Mr. Edison, or his designee, will be nominated to the Board of Directors for each of the ten succeeding annual meetings following the Closing, subject to certain terminating events, including the sale or transfer of more than 35% of the OP Units that he beneficially owns immediately following the Closing. As a result, it is possible that Mr. Edison may continue to be nominated as a director in circumstances when the independent directors would not otherwise have done so.

Mr. Edison shall continue to serve as Chair of the Board of Directors until the third anniversary of the Closing, subject to certain terminating events.

The Contribution Agreement contemplates amending and restating the bylaws of PECO I in connection with the Closing to incorporate a provision providing that Mr. Edison shall continue to serve as Chair of the Board of Directors until the third anniversary of the Closing, subject to certain terminating events, including the listing of the Common Shares on a national securities exchange. As a result, Mr. Edison may continue to serve as Chair of the Board of Directors in circumstances when the independent directors would not otherwise have selected him.

Upon the Closing, the PECO I OP Partnership Agreement shall be amended to, among other things, grant certain rights and protections to the limited partners, which may prevent or delay a change of control transaction that might involve a premium price for Common Shares.

The Contribution Agreement contemplates amending and restating the PECO I OP Partnership Agreement, which, among other things, grants certain rights and protections to the limited partners, including granting limited partners the right to consent to a change of control transaction. Furthermore, Mr. Edison is expected to have voting control over approximately 9.7% of the OP Units (inclusive of those owned by PECO I) after the PELP Transaction and therefore could have a significant influence over votes on change of control transactions. Although the Tax Protection Agreement should reduce the possibility that Mr. Edison or other Protected Partners (as defined below) would have an economic incentive to oppose a change of control transaction that would otherwise be in our best interest, we cannot be certain that such limited partners would view a change of control transaction as favorably as our stockholders. We also note that the Tax Protection Agreement expires after ten years.

PECO I expects to incur substantial expenses related to the PELP Transaction.

PECO I will incur substantial expenses in connection with completing the PELP Transaction. While PECO I expects to incur a certain level of transaction and integration expenses, factors beyond PECO I’s control could affect the total amount or the timing of its integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the PELP Transaction could, particularly in the near term, exceed the savings that PECO I expects to achieve from the acquisition of the Contributed Companies following the Closing. If the expenses PECO I incurs as a result of the PELP Transaction are higher than anticipated, PECO I’s net income per Common Share and its FFO per Common Share would be adversely affected.

The future results of PECO I will suffer if PECO I does not effectively manage its expanded portfolio and operations.

The PELP Transaction is expected to result in certain benefits to PECO I, including, among others, those described in “The PELP Transaction—Rationale for Recommending the Approval of the PELP Transaction.” There can be no assurance, however, regarding when or to what extent PECO I will be able to realize these benefits, which may be difficult, unpredictable and subject to delays. PECO I will be required to devote significant management attention and resources to integrating the business practices and operations of PECO I and the Contributed Companies. It is possible that the integration process could result in the distraction of PECO I’s management, the disruption of PECO I’s ongoing business or inconsistencies in PECO I’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of PECO I to maintain relationships with operators, vendors and employees or to fully achieve the anticipated benefits of the PELP Transaction. There may also be potential unknown or unforeseen liabilities, increased expenses, delays or regulatory conditions associated with integrating the Contributed Companies into PECO I.

Following the PELP Transaction, PECO I will have an expanded portfolio and operations and likely will continue to expand its operations through additional acquisitions and other strategic transactions, some of which may involve complex challenges. The future success of PECO I will depend, in part, upon its ability to manage its expansion opportunities, integrate new operations into its existing business in an efficient and timely manner, successfully monitor its operations, costs, regulatory compliance and service quality and maintain other necessary internal controls. There can be no assurance that PECO I’s expansion or acquisition opportunities will be successful, or that it will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

PECO I may be unable to retain key employees.

The success of PECO I after the PELP Transaction will depend in part upon its ability to retain key employees. Key employees of the Contributed Companies and subsidiaries thereof may depart either before or after the Closing because of issues relating to the uncertainty and difficulty of integration or a desire not to join PECO I following the PELP Transaction. Accordingly, no assurance can be given that the Contributed Companies and their subsidiaries and, following the PELP Transaction, PECO I will be able to retain key employees.

The Contribution Agreement provides that the Contributors shall, and shall cause the Contributed Companies and their subsidiaries, to use all reasonable efforts to keep available the services of its employees and preserve their relationships with customers, suppliers, landlords, tenants, creditors, employees and others with whom they deal. If PECO I needs to recruit and hire additional personnel, there may be delays in doing so, the compensation to such employees may be higher and there could be disruptions to PECO I’s business.

PECO I may be exposed to risks to which PECO I has not historically been exposed.

PECO I currently has no employees of its own. PECO I will have employees following the consummation of the PELP Transaction. As their employer, PECO I will be subject to those potential liabilities that are commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Further, PECO I will bear the costs of the establishment and maintenance of health, retirement and similar benefit plans for its employees.

PECO I allows other parties to use the “Phillips Edison” and “PECO” names and marks following the Closing, which may cause monetary and reputational costs.

Pursuant to certain provisions of the Contribution Agreement, the form of Services Agreement and the form of License Agreement, after the Contributors, on behalf of their affiliates and subsidiaries, assign and transfer to PECO I OP all their rights in and to the names “PHILLIPS EDISON” and “PECO” (together, the “Trade Names”), PECO I OP agreed to grant licenses to certain Contributors and their affiliates to use the Trade Names in connection with the continued operation of their respective businesses. By allowing other parties to use the Trade Names, PECO I may incur monetary and reputational costs, including the loss of goodwill or brand recognition associated with the Trade Names, which could have an adverse effect on PECO I’s business.

Following the Closing, PECO I has agreed to honor and fulfill the rights to certain indemnification claims for acts or omissions occurring at or prior to the Closing in favor of managers, directors, officers, trustees, agents or fiduciaries of any Contributed Company or subsidiary thereof.

Pursuant to the Contribution Agreement, PECO I has agreed to honor and fulfill, following the Closing the rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing now existing in favor of a manager, director, officer, trustee, agent or fiduciary of any Contributed Company or subsidiary contained in (i) the organizational documents of the Contributed Companies and their subsidiaries and (ii) all existing indemnification agreements of the Contributed Companies and their subsidiaries. For six years after the Closing, PECO I may not amend, modify or repeal the organizational documents of the Contributed Companies and their subsidiaries in any way that would adversely affect such rights. PECO I may incur substantial costs to address such claims and is limited in its ability to modify such indemnification obligations.

Risks Relating to an Investment in Common Shares Following the PELP Transaction

The estimated net asset value per Common Share may decline as a result of the PELP Transaction.

The estimated net asset value per Common Share may decline as a result of the PELP Transaction for a number of reasons, including if PECO I does not achieve the perceived benefits of the PELP Transaction as rapidly or to the extent that is anticipated.

PECO I cannot assure you that PECO I will be able to continue paying distributions at the rate currently paid.

PECO I expects to continue PECO I’s current distribution practices following the PELP Transaction. However, Stockholders may not receive distributions following the PELP Transaction equivalent to those currently paid by PECO I for various reasons, including the following:

●	as a result of the PELP Transaction and the issuance of OP Units in connection with the PELP Transaction, the total amount of cash required for PECO I to pay distributions at its current rate will increase;

●	PECO I may not have enough cash to pay such distributions due to changes in PECO I’s cash requirements, indebtedness, capital spending plans, cash flows or financial position or as a result of unknown or unforeseen liabilities incurred in connection with the PELP Transaction;

●	decisions on whether, when and in what amounts to make any future distributions will remain at all times entirely at the discretion of the Board of Directors, which reserves the right to change PECO I’s distribution practices at any time and for any reason; and

●	PECO I may desire to retain cash to maintain or improve its credit ratings and financial position.

Existing and future Stockholders have no contractual or other legal right to distributions that have not been declared.

Legal Risks Related to the PELP Transaction

Counterparties to certain significant agreements with PELP, the Contributed Companies and their subsidiaries may have consent rights in connection with the PELP Transaction.

PELP, the Contributed Companies and their subsidiaries are parties to certain agreements that give the counterparty certain rights, including consent rights, in connection with “change in control” transactions or otherwise. Under certain of these agreements, the PELP Transaction may constitute a “change in control” or otherwise give rise to consent rights and, therefore, the counterparty may assert its rights in connection with the PELP Transaction. Any such counterparty may request modifications of its agreements as a condition to granting a waiver or consent under those agreements, and there can be no assurance that such counterparties will not exercise their rights under the agreements, including termination rights where available. In addition, the failure to obtain consent under one agreement may be a default under other agreements and, thereby, trigger rights of the counterparties to such other agreements, including termination rights where available.

PECO I may have failed to uncover all liabilities of the Contributed Companies through the due diligence process prior to the PELP Transaction, exposing PECO I to potentially large, unanticipated costs.

Prior to completing the PELP Transaction, PECO I performed certain due diligence reviews of the business of PELP. PECO I’s due diligence reviews may not have adequately uncovered all of the contingent or undisclosed liabilities PECO I may incur as a consequence of the PELP Transaction. Any such liabilities could cause PECO I to experience potentially significant losses, which could materially adversely affect PECO I’s business, results of operations and financial condition.

Tax Risks Relating to the PELP Transaction

The Tax Protection Agreement, during its term, could limit PECO I OP’s ability to sell or otherwise dispose of certain properties and may require PECO I OP to maintain certain debt levels that otherwise would not be required to operate our business.

Upon the Closing, PECO I and PECO I OP will enter into a Tax Protection Agreement, pursuant to which if PECO I OP (i) sells, exchanges, transfers, conveys or otherwise disposes of a Protected Property (as defined in the Tax Protection Agreement) in a taxable transaction for a period of ten years commencing on the Closing (the “Tax Protection Period”) or (ii) fails, prior to the expiration of the Tax Protection Period, to maintain minimum levels of indebtedness that would be allocable to each Protected Partner for tax purposes or, alternatively, fails to offer such Protected Partner the opportunity to guarantee specific types of PECO I OP’s indebtedness in order to enable such Protected Partner to continue to defer certain tax liabilities, PECO I OP will indemnify each affected Protected Partner against certain resulting tax liabilities. Therefore, although it may be in the Stockholders’ best interest for PECO I to cause PECO I OP to sell, exchange, transfer, convey or otherwise dispose of one of these properties, it may be economically prohibitive for PECO I to do so during the Tax Protection Period because of these indemnity obligations. Moreover, these obligations may require PECO I to cause PECO I OP to maintain more or different indebtedness than PECO I would otherwise require for PECO I’s business. As a result, the Tax Protection Agreement will, during its term, restrict PECO I’s ability to take actions or make decisions that otherwise would be in PECO I’s best interests.

If PECO I OP fails to qualify as a partnership for U.S. federal income tax purposes, we would fail to qualify as a REIT and suffer other adverse consequences.

We believe that PECO I OP is organized and will be operated in a manner so as to be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. As a partnership, PECO I OP will not be subject to U.S. federal income tax on its income. Instead, each of its partners, including PECO I, will be allocated that partner’s share of PECO I OP’s income. No assurance can be provided, however, that the Internal Revenue Service will not challenge PECO I OP’s status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the Internal Revenue Service were successful in treating PECO I OP as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, PECO I would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, would cease to qualify as a REIT. Also, the failure of PECO I OP to qualify as a partnership would cause it to become subject to U.S. federal corporate income tax, which would reduce significantly the amount of its cash available for debt service and for distribution to its partners, including PECO I.

PECO I OP will have a carryover tax basis on certain of its assets as a result of the PELP Transaction, and the amount that we have to distribute to Stockholders therefore may be higher.

As a result of the PELP Transaction, certain of PECO I OP’s properties will have carryover tax bases that are lower than the fair market values of these properties at the time of the acquisition. As a result of this lower aggregate tax basis, PECO I OP will recognize higher taxable gain upon the sale of these assets, and PECO I OP will be entitled to lower depreciation deductions on these assets than if it had purchased these properties in taxable transactions at the time of the acquisition. Such lower depreciation deductions and increased gains on sales allocated to us generally will increase the amount of our required distribution under the REIT rules, and will decrease the portion of any distribution that otherwise would have been treated as a “return of capital” distribution.

THE ANNUAL MEETING

Date, Time and Place of Annual Meeting

The Annual Meeting will be held on ______, 2017 at _____ Eastern Time at 11501 Northlake Drive, Cincinnati, Ohio 45249. If you need directions to the location of the Annual Meeting, please contact us at 513-554-1110.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1.	elect five directors to serve until the next annual meeting of Stockholders and until their respective successors are duly elected and qualify;

2.	approve the PELP Proposal;

3.	adjourn the Annual Meeting, if necessary, as determined by the Chair of the Annual Meeting, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals; and

4.	attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Recommendation of the Board of Directors

After careful consideration of the proposals and, in the case of the PELP Proposal, the recommendation of the Special Committee that the PELP Transaction is advisable and in the best interests of PECO I, the Board of Directors recommends that you vote (1) “FOR” each of the nominees for election as a director who are named as such in this proxy statement, (2) “FOR” the PELP Proposal and (3) “FOR” the proposal to adjourn the Annual Meeting to solicit additional proxies if necessary. Mr. Edison, who has a material financial interest in the PELP Transaction, has abstained from voting on our Board of Directors’ recommendation with respect to the PELP Proposal. The PELP Transaction cannot be completed without the approval by Stockholders of the PELP Proposal. See “Proposals Submitted to Holders of Common Shares” on page 29.

Record Date; Who Can Vote at the Annual Meeting

Anyone who is a Stockholder of record at the close of business on ______, 2017, the record date, or holds a valid proxy for the Annual Meeting is entitled to vote at the Annual Meeting. Every Stockholder is entitled to one vote for each Common Share held.

Quorum

A quorum consists of the presence in person or by proxy of Stockholders entitled to cast 50% of all the votes entitled to be cast at the Annual Meeting. There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. Generally, if you submit your proxy, then you will be considered part of the quorum.

Voting Requirements

With regard to the election of directors, you may vote “FOR ALL” of the nominees, you may withhold your vote for all of the nominees by voting “WITHHOLD ALL,” or you may vote for all of the nominees except for certain nominees by voting “FOR ALL EXCEPT” and listing the corresponding number of the nominee(s) for whom you want your vote withheld in the space provided on the proxy card. Under our bylaws, a majority of the Common Shares present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that, of the Common Shares present in person or by proxy at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such Common Shares in order to be elected to the Board of Directors. Because of this majority of votes present requirement, “withhold” votes and broker non-votes (discussed below) will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your Common Shares will be voted in accordance with the recommendation of the Board of Directors at the Annual Meeting.

Approval of the PELP Proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will not be considered as votes cast and will have no effect on the PELP Proposal. Proxies received will be voted FOR the PELP Proposal unless Stockholders designate otherwise.

Approval of the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary, requires the affirmative vote of the holders of at least a majority of the votes cast thereon at the Annual Meeting, assuming a quorum is present. You may vote for or against or abstain on the proposal. Abstentions and broker non-votes will not have an effect on the proposal to adjourn the Annual Meeting to solicit additional proxies if necessary. Proxies received will be voted FOR the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary, unless Stockholders designate otherwise.

Broker Non-Votes

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. Brokers may not exercise discretionary voting in uncontested director elections at stockholder meetings and are prohibited from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Brokers also may not exercise discretionary voting with respect to the PELP Proposal. Beneficial owners of Common Shares held in broker accounts are advised that, if they do not provide instructions to their broker in a timely manner, their Common Shares will not be voted in connection with the election of directors or the PELP Proposal. However, even without such instructions, the Common Shares of beneficial owners will be treated as present for the purposes of establishing a quorum if the broker votes such Common Shares on the proposal regarding the adjournment of the Annual Meeting, which proposal is a routine matter with respect to which brokers have discretionary authority to vote.

Manner of Authorizing Proxy

Stockholders can vote in person at the Annual Meeting or by authorizing a proxy. Stockholders have the following three options for authorizing a proxy to vote their Common Shares:

●	via the internet at https://proxyvote.com with use of the control number on your proxy card;

●	by telephone, by calling 1-800-690-6903; or

●	by mail, by completing, signing, dating and returning the enclosed proxy card.

For those Stockholders with internet access, we encourage you to authorize a proxy via the internet, since it is quick, convenient and provides a cost savings to us. When you authorize a proxy via the internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the Annual Meeting, you can submit your vote in person, and any previous votes that you submitted, whether by internet, telephone or mail, will be superseded. If you return your signed proxy, your shares will be voted as you instruct, unless you give no instructions with respect to one or more of the proposals. In this case, unless you later instruct otherwise, your Common Shares will be voted FOR the nominees for director, FOR the PELP Proposal, and FOR the proposal to adjourn the Annual Meeting to solicit additional proxies, if necessary. With respect to any other proposals to be voted on that properly come before the Annual Meeting, your Common Shares will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of Messrs. Addy and Murphy.

Revocation of Proxies or Voting Instructions

You have the right to revoke your proxy at any time before the Annual Meeting by:

(1)	notifying our secretary at our corporate office address listed below;

(2)	attending the Annual Meeting and voting in person;

(3)	contacting us for another proxy card, and then returning it to us, if we receive it before the Annual Meeting date; or

(4)	recasting your proxy vote via the internet or by telephone.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Solicitation of Proxies

In addition to mailing proxy solicitation material, employees of BFS and employees of our advisor or its affiliates may also solicit proxies in person, via the internet, by telephone or by any other electronic means of communication we deem appropriate.

We will pay all of the costs of soliciting these proxies. We have contracted with BFS to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay BFS fees of approximately $[•] to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including the review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operating online and telephone voting systems and receipt of executed proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our Stockholders.

PROPOSALS SUBMITTED TO HOLDERS OF COMMON SHARES

Proposal 1: Election of Directors

At the Annual Meeting, you and the other Stockholders will vote on the election of all five members of our Board of Directors. Those persons elected will serve as directors until the 2018 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for re-election as directors:

●	Jeffrey S. Edison	●	Stephen R. Quazzo
●	Leslie T. Chao	●	Gregory S. Wood
●	Paul J. Massey, Jr.

Each of the nominees for director is a current member of our Board of Directors. Detailed information on each nominee is provided on pages 39 through 41.

Vote Required

Under our bylaws, the affirmative vote of a majority of the Common Shares present in person or by proxy at an annual meeting at which a quorum is present is required for the election of the directors. This means that a director nominee needs to receive affirmative votes from a majority of such Common Shares in order to be elected to the Board of Directors. Because of this majority of votes present requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Recommendation

Your Board of Directors unanimously recommends a vote “FOR” all nominees listed for re-election as directors.

The Board of Directors

Our Board of Directors has oversight responsibility for our operations and makes all major decisions concerning our business. We currently have five directors, all of whom have been nominated for reelection at the Annual Meeting. We currently have no vacant director positions. Our Board of Directors held six meetings during 2016. During 2016, each director attended at least 75% of the board meetings. Additionally, during 2016, each director attended at least 75% of the meetings for each committee on which he served. For biographical information regarding our directors, see “Executive Officers and Directors” on page 39.

Our Board of Directors has established an Audit Committee, a Conflicts Committee and a Special Committee consisting of all of our independent directors. Information regarding each of the committees is set forth below.

Director Independence

Although our Common Shares are not listed for trading on any national securities exchange, a majority of our directors, and all of the members of the Audit Committee, Conflicts Committee, and the Special Committee, are “independent” as defined by the rules of the New York Stock Exchange (the “NYSE”). The NYSE independence standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). The Board of Directors has determined that each of Leslie T. Chao, Paul J. Massey, Jr., Stephen R. Quazzo, and Gregory S. Wood is “independent” as defined by the NYSE.

The Audit Committee

General

The Audit Committee’s primary function is to assist our Board of Directors in fulfilling its responsibilities by overseeing our independent auditors and reviewing the financial information to be provided to our Stockholders and others, overseeing the system of internal control over financial reporting that our management has established, and overseeing our audit and financial reporting process. The Audit Committee also is responsible for overseeing our compliance with applicable laws and regulations and for establishing procedures for the ethical conduct of our business. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our Board of Directors in 2010. The Audit Committee Charter is available on our website at www.grocerycenterreit1.com/governance.aspx.

The members of the Audit Committee are Leslie T. Chao (Chair), Paul J. Massey, Jr., Stephen R. Quazzo, and Gregory S. Wood. The Board of Directors has determined that Mr. Chao qualifies as the Audit Committee “financial expert” within the meaning of SEC rules. During 2016, the Audit Committee held four meetings.

Independent Auditors

During the year ended December 31, 2016, Deloitte & Touche LLP served as our independent auditor and provided certain domestic tax and other services. Deloitte & Touche LLP has served as our independent auditor since our formation in 2009. The Audit Committee has engaged Deloitte & Touche LLP as our independent auditor to audit our consolidated financial statements for the year ending December 31, 2017. The Audit Committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interest. Any decision to select new auditors would be disclosed to our Stockholders in accordance with applicable securities laws.

Representatives from Deloitte & Touche LLP are expected to be present at the Annual Meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions posed by any Stockholders.

Preapproval Policies

The Audit Committee charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors, as well as all permitted nonaudit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” preapproval, it will require “specific” preapproval by the Audit Committee. Additionally, any proposed services exceeding “general” preapproved cost levels will require specific preapproval by the Audit Committee.

All requests or applications for services to be provided by the independent auditor that do not require specific preapproval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.

Requests or applications to provide services that require specific preapproval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Chair of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines. Amounts requiring preapproval in excess of the amount require specific preapproval by all members of the Audit Committee prior to engagement of our independent auditors. All amounts specifically preapproved by the Chair of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting. All services rendered by Deloitte & Touche LLP for the year ended December 31, 2016 were preapproved in accordance with the policies and procedures described above.

Principal Auditor Fees

The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our principal auditor for the years ended December 31, 2016 and 2015, are set forth in the table below.

	2016	2015
Audit fees	$613,800	$603,800
Audit-related fees	19,000	23,600
Tax fees	3,895	245,560
All other fees	—	—
Total fees	$636,695	$872,960

For purposes of the preceding table, the principal auditor’s professional fees are classified as follows:

●	Audit fees – These are fees for professional services performed for the audit of our annual consolidated financial statements and the required review of quarterly consolidated financial statements and other procedures performed by the principal auditor in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, including reviews of our consolidated financial statements included in the registration statements, as amended, related to our public offerings of common stock. Audit fees are presented for the period to which the audit work relates, regardless of whether the fees are actually billed during the period.

●	Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the consolidated financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

●	Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our consolidated financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state, and local issues. Services also may include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence. Tax fees are presented for the period in which the services were provided.

●	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The Audit Committee reviews the financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. In this context, the Audit Committee reviewed the 2016 audited consolidated financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the consolidated financial statements and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 16 (Communication with Audit Committees). The Audit Committee received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s independence from us. In addition, the Audit Committee considered whether Deloitte & Touche LLP’s provision of nonaudit services is compatible with maintaining its independence from us.

The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for the audit. The Audit Committee meets periodically, and at least quarterly, with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the 2016 audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

________, 2017	The Audit Committee of the Board of Directors: Leslie T. Chao (Chair), Paul J. Massey, Jr., Stephen R. Quazzo, and Gregory S. Wood

The Conflicts Committee

The Conflicts Committee’s primary functions are to approve transactions with affiliates and to supervise and evaluate the performance of our external advisor. The Conflicts Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Corporate Governance Guidelines adopted by our Board of Directors in 2014. The Corporate Governance Guidelines are available on our website at www.grocerycenterreit1.com/governance.aspx.

The members of our Conflicts Committee are Paul J. Massey, Jr. (Chair), Leslie T. Chao, Stephen R. Quazzo, and Gregory S. Wood, all of whom are independent directors. The Conflicts Committee held seven meetings during 2016.

The Special Committee

In connection with the evaluation of the PELP Proposal, a special committee of the Board of Directors was established. The members of our Special Committee are Stephen R. Quazzo (Chair), Leslie T. Chao, Paul J. Massey, Jr., and Gregory S. Wood, all of whom are independent directors. The Special Committee held eight meetings during 2016.

Transactions with Related Persons

Our Corporate Governance Guidelines require our Conflicts Committee to review and approve all transactions involving our affiliates and us. Prior to entering into a transaction with an affiliate that is not covered by our advisory agreement, a majority of the Conflicts Committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Ethics lists examples of types of transactions with affiliates that would create prohibited conflicts of interest. Under the Code of Ethics, our officers and directors are required to bring potential conflicts of interest to the attention of the Chair of our Audit Committee promptly. The Conflicts Committee has reviewed the material transactions between our affiliates and us since the beginning of 2016. There are no currently proposed material transactions with related persons other than the PELP Transaction and those covered by the terms of the agreements described below.

We entered into an advisory agreement (the “PE-NTR Agreement”) with PECO I OP and Phillips Edison NTR LLC (“PE-NTR”), which is wholly owned by our sponsor, PELP, on December 3, 2014. Certain of our officers, Messrs. Edison, Addy, and Murphy, serve as the executive officers of PE-NTR. The Property Manager is wholly owned by our sponsor, PELP, and Messrs. Edison and Murphy hold key positions at our Property Manager.

Our Relationship with PE-NTR

Pursuant to the PE-NTR Agreement, PE-NTR is entitled to specified fees for certain services, including managing our day-to-day activities and implementing our investment strategy. Reimbursable expenses under the PE-NTR Agreement are also reimbursed to PE-NTR.

We pay PE-NTR under the PE-NTR Agreement an acquisition fee related to services provided in connection with the selection and purchase or origination of real estate and real estate-related investments. The acquisition fee is equal to 1% of the cost of investments acquired or originated by us, including acquisition or origination expenses and any debt attributable to such investments. We incurred acquisition fees payable to PE-NTR and its affiliates of approximately $2.3 million for the year ended December 31, 2016 and $148,000 for the quarter ended March 31, 2017, all of which had been paid as of March 31, 2017. We intend to terminate the PE-NTR Agreement prior to the Closing and thus will not pay any acquisition fees to PE-NTR pursuant to the PE-NTR Agreement in connection with the Closing.

In addition to acquisition fees, we reimburse PE-NTR under the PE-NTR Agreement for customary acquisition expenses, whether or not we ultimately acquire an asset. For the year ended December 31, 2016, we incurred acquisition expenses reimbursable to PE-NTR of approximately $464,000, and for the quarter ended March 31, 2017, we incurred acquisition expenses reimbursable to PE-NTR of approximately $30,000.

Pursuant to the PECO I OP Partnership Agreement, PECO I OP issues performance-based restricted operating partnership units designated as “Class B Units” to PE-NTR as partial compensation for asset management services under the PE-NTR Agreement. PECO I OP issued 539,071 Class B Units to PE-NTR for the asset management services performed during 2016 and 141,705 Class B Units to PE-NTR for the asset management services performed during the first quarter of 2017. The Class B Units issued to PE-NTR under the PECO I OP Partnership Agreement will vest and will no longer be subject to forfeiture at such time as all of the following events have occurred: (1) the value of PECO I OP’s assets plus all distributions made equaled or exceeded the total amount of capital contributed by investors plus a 6% cumulative, pre-tax, non-compounded annual return thereon (the “economic hurdle”); (2) any one of the following has occurred: (a) the termination of the PE-NTR Agreement by an affirmative vote of a majority of our independent directors without cause; (b) a listing event; or (c) another liquidity event; and (3) PE-NTR is still providing advisory services to us at the time of such event. Such Class B Units will be forfeited immediately if: (x) the PE-NTR Agreement is terminated for cause; or (y) the PE-NTR Agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met. It is expected that, as a result of the PELP Transaction, all outstanding Class B Units will vest at Closing, pursuant to the terms of the PECO I OP Partnership Agreement. See “The PELP Transaction Documents—Contribution Agreement—Treatment of Class B Units in PECO I OP” on page 99.

Beginning October 1, 2015, the PE-NTR Agreement was amended so that the asset management fee payable to PE-NTR would be paid 80% in cash and 20% in Class B Units. We incurred cash asset management fees payable to PE-NTR of approximately $19.2 million for the year ended December 31, 2016 and of approximately $5.1 million for the quarter ended March 31, 2017.

We pay PE-NTR under the PE-NTR Agreement for substantial assistance in connection with the sale of properties or other investments an amount equal to 2% of the contract sales price of each property or other investment sold. The Conflicts Committee must determine substantial assistance has been provided to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including an investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed in connection with a sale. During the year ended December 31, 2016, we incurred disposition fees payable to PE-NTR of approximately $745,000. There were no disposition fees incurred during the quarter ended March 31, 2017.

Additionally, PE-NTR incurred approximately $177,000 of general and administrative expenses on our behalf for which PE-NTR was entitled to reimbursement under the PE-NTR Agreement during the year ended December 31, 2016 and approximately $94,000 during the quarter ended March 31, 2017, of which approximately $94,000 remained due and payable to PE-NTR as of March 31, 2017.

Our Relationship with the Property Manager

All of our real properties are managed and leased by our Property Manager. Our Property Manager also manages real properties acquired by the affiliates of PELP or other third parties.

We pay our Property Manager monthly property management fees equal to 4% of the annualized gross revenues of the properties it manages. In addition to the property management fee, if our Property Manager provides leasing services with respect to a property, we pay our Property Manager leasing fees in an amount equal to the usual and customary leasing fees charged by unaffiliated persons rendering comparable services based on national market rates. We pay a leasing fee to our Property Manager in connection with a tenant’s exercise of an option to extend an existing lease, and the leasing fees payable to the Property Manager may be increased by up to 50% in the event that the Property Manager engages a co-broker to lease a particular vacancy. We reimburse the costs and expenses incurred by our Property Manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party accountants.

If we engage our Property Manager to provide construction management services with respect to a particular property, we pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the property.

Our Property Manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include, but is not limited, to on-site managers and building and maintenance personnel. Certain employees of our Property Manager may be employed on a part-time basis and may also be employed by PE-NTR or certain of its affiliates. Our Property Manager also directs the purchase of equipment and supplies and supervises all maintenance activity.

For the year ended December 31, 2016, we incurred property management fees of approximately $9.9 million, leasing fees of approximately $7.7 million, and construction management fees of approximately $1.1 million due to our Property Manager. For the quarter ended March 31, 2017, we incurred property management fees of approximately $2.6 million, leasing fees of approximately $2.3 million, and construction management fees of approximately $304,000. As of March 31, 2017, approximately $878,000 of property management fees, approximately $815,000 of leasing commissions and approximately $59,000 of construction management fees remained due and payable to our Property Manager. Additionally, our Property Manager incurred approximately $5.6 million of costs and expenses on our behalf for which our Property Manager was entitled to reimbursement during the year ended December 31, 2016 and approximately $1.7 million during the quarter ended March 31, 2017, of which approximately $945,000 remained due and payable as of March 31, 2017. Of these costs and expenses, during 2016 approximately $237,000, and during the first quarter of 2017 approximately $86,000, were attributable to travel-related expenses for business purposes on aircraft owned by a company in which Mr. Edison has a 50% ownership interest. The aircraft were utilized to provide timely and cost-effective travel alternatives in connection with company-related business activities at market rates.

Nomination of Directors

General

We do not have a standing nominating committee. However, our Conflicts Committee is responsible for identifying and nominating replacements for vacancies among our independent director positions. Our Board of Directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be identified and their qualifications assessed under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled exclusively by a committee composed only of independent directors, our Board of Directors has determined that the creation of a standing nominating committee is not necessary. Nominations for replacements for vacancies among non-independent director positions are considered and made by the full Board of Directors. We do not have a charter that governs the director nomination process.

Board Membership Criteria

The Board of Directors annually reviews the appropriate experience, skills, and characteristics required of directors in the context of the then-current membership of the Board of Directors. This assessment includes, in the context of the perceived needs of the Board of Directors at that time, issues of knowledge, experience, judgment, and skills such as an understanding of commercial real estate, capital markets, business leadership, accounting and financial management. No one person is likely to possess deep experience in all of these areas. Therefore, the Board of Directors has sought a diverse board of directors whose members collectively possess these skills and experiences. Other considerations include the candidate’s independence from us and our affiliates and the ability of the candidate to participate in board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the Board of Directors shall be individuals who possess a reputation and hold (or have held) positions or affiliations befitting a director of a large publicly held company and are (or have been) actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community. As detailed in the director biographies below, the Board of Directors believes that the slate of directors recommended for election at the Annual Meeting possesses these diverse skills and experiences.

Selection of Directors

The Board of Directors is responsible for selecting its own nominees and recommending them for election by the Stockholders. Pursuant to our Corporate Governance Guidelines, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the Stockholders annually.

In order for Stockholder nominees to be considered for nomination by the Board of Directors, recommendations made by Stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” on page 149. In evaluating the persons recommended as potential directors, the Board of Directors will consider each candidate without regard to the source of the recommendation and take into account those factors that the Board of Directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of the Board of Directors) by satisfying the procedural requirements for such nomination as provided in Section 2.12 of our bylaws.

Stockholder Communications with the Board of Directors

We have established several means for Stockholders to communicate concerns to the Board of Directors. If the concern relates to our financial statements, accounting practices, or internal controls, Stockholders should submit the concern in writing to Leslie T. Chao, the Chair of our Audit Committee, in care of our Secretary at our headquarters address at 11501 Northlake Drive, Cincinnati, Ohio 45249. If the concern relates to our governance practices, business ethics, or corporate conduct, Stockholders should submit the concern in writing to Paul J. Massey, Jr., the Chair of our Conflicts Committee, in care of our Secretary at our headquarters address at 11501 Northlake Drive, Cincinnati, Ohio 45249. If uncertain as to which category a concern relates, a Stockholder may communicate the concern to any one of the independent directors in care of our Secretary.

Stockholders also may communicate concerns with our directors at our annual meetings. We expect all of our directors to be present at the Annual Meeting. All of our directors were present at our 2016 annual meeting.

Board of Directors Leadership Structure and Role in Risk Oversight

Chief Executive Officer and Chair of the Board of Directors Positions

Mr. Edison serves as both our Chief Executive Officer and as Chair of our Board of Directors. As Chief Executive Officer, Mr. Edison manages our business under the direction of the Board of Directors and implements our policies as determined by the Board of Directors. As Chair of the Board of Directors, Mr. Edison presides over Board of Directors and Stockholder meetings, represents PECO I at public events and oversees the setting of the agenda for those meetings and the dissemination of information about PECO I to the Board of Directors. Our Board of Directors believes that it is appropriate for PECO I that one person serve in both capacities. Mr. Edison, along with Michael C. Phillips, founded PECO I and devotes a substantial amount of his time to its management. With his greater knowledge of PECO I’s day-to-day operations, our Board of Directors believes that Mr. Edison is in the best position to oversee the setting of the agenda for the meetings of the Board of Directors and the dissemination of information about PECO I to the Board of Directors. Our Board of Directors believes that Mr. Edison is best suited to preside over Stockholder meetings and that his representation of PECO I at public events is good for PECO I’s growth.

Some commentators regarding board leadership advocate separating the role of Chair of the Board of Directors and Chief Executive Officer, maintaining that such separation creates a system of checks and balances to prevent one person from having too much power. Our Board of Directors believes that this issue is less of a concern for PECO I than many others. Our Board of Directors has four independent directors out of a five-member Board of Directors. Those four directors constitute the Conflicts Committee, Audit Committee and Special Committee. As an externally advised company, many matters raise conflicts of interest. As a result, our Conflicts Committee largely directs the management of PECO I. Given authority vested in the Conflicts Committee, our Board of Directors believes this structure mitigates concerns with Mr. Edison holding both positions, and further believes it is in our best interest that Mr. Edison serves as both Chief Executive Officer and Chair of the Board of Directors.

Risk Oversight

Our executive officers and PE-NTR are responsible for the day-to-day management of risks faced by PECO I, while our Board of Directors has an active role in the oversight of the management of such risks. The entire Board of Directors is actively involved in overseeing risk management for PECO I through (1) its approval of all property acquisitions and the incurrence and assumption of debt; (2) its oversight of our executive officers, PE-NTR and its affiliates; (3) its review and approval of all transactions with affiliated parties; (4) its review and discussion of regular periodic reports to the Board of Directors and its committees, including management reports on property operating data, compliance with debt covenants, actual and projected financial results, compliance with requirements set forth in our charter and Corporate Governance Guidelines, and various other matters relating to our business; and (5) regular periodic reports from our independent public accounting firm to the Audit Committee regarding various areas of potential risk, including, among others, those relating to our qualification as a REIT for tax purposes.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2017 Annual Meeting, and all of our directors have been nominated to be re-elected to serve until the 2018 annual meeting and until their successors are elected and qualified.

Name	Position(s)	Age	Year First Became a Director

Jeffrey S. Edison	Chair of the Board of Directors and Chief Executive Officer	56	2009
Leslie T. Chao	Independent Director	60	2010
Paul J. Massey, Jr.	Independent Director	57	2010
Stephen R. Quazzo	Independent Director	57	2013
Gregory S. Wood	Independent Director	58	2016
R. Mark Addy	President and Chief Operating Officer	55	N/A
Devin I. Murphy	Chief Financial Officer, Treasurer and Secretary	57	N/A
Jennifer L. Robison	Chief Accounting Officer	40	N/A

Directors

Jeffrey S. Edison (Chair of our Board of Directors and Chief Executive Officer). Mr. Edison has served as Chair or Co-Chair of our Board of Directors and our Chief Executive Officer since December 2009. Mr. Edison has served as Chair of the Board of Directors and Chief Executive Officer of PECO II since August 2013 and as the Chair of the Board of Directors and the Chief Executive Officer of PECO III since April 2016. Mr. Edison co-founded PELP and has served as a principal of PELP since 1995. Before founding PELP, from 1991 to 1995, Mr. Edison was a Senior Vice President from 1993 until 1995 and was a Vice President from 1991 until 1993 at Nations Bank’s South Charles Realty Corporation. From 1987 until 1990, Mr. Edison was employed by Morgan Stanley Realty Incorporated and The Taubman Company from 1984 to 1987. Mr. Edison holds a master’s degree in business administration from Harvard Business School and a bachelor’s degree in mathematics and economics from Colgate University.

Among the most important factors that led to our Board of Directors’ recommendation that Mr. Edison serve as our director are Mr. Edison’s leadership skills, integrity, judgment, knowledge of PECO I and PELP, his experience as a director and Chief Executive Officer of PECO II and PECO III, and his commercial real estate expertise.

Leslie T. Chao (Independent Director). Mr. Chao has been one of our directors since July 2010. Mr. Chao retired as Chief Executive Officer of Chelsea Property Group (“Chelsea”), a subsidiary of Simon Property Group, Inc. (“Simon”) (NYSE: SPG), in 2008. Previously he served in various senior capacities at Chelsea, including President and Chief Financial Officer, from 1987 through its initial public offering in 1993 (NYSE: CPG) and acquisition by Simon in 2004. Chelsea was the world’s largest developer, owner and manager of premium outlet centers, with operations in the United States, Japan, Korea and Mexico. Prior to Chelsea, Mr. Chao was a Vice President in the treasury group of Manufacturers Hanover Corporation, a New York bank holding company now part of JPMorgan Chase & Co., where he was employed from 1978 to 1987. Since January 2009, he has served as a non-executive director of Value Retail PLC, a leading developer of outlet centers in Europe, and from 2005 to October 2008 he served as an independent director of The Link REIT, the first and largest public REIT in Hong Kong. Mr. Chao co-founded and, since February 2012, has served as Chair and Chief Executive Officer of Value Retail (Suzhou) Co., Ltd., a developer of outlet centers in China. He received an AB from Dartmouth College in 1978 and an MBA from Columbia Business School in 1986.

Among the most important factors that led to the Board of Directors’ recommendation that Mr. Chao serve as our director are Mr. Chao’s integrity, judgment, leadership skills, extensive domestic and international commercial real estate expertise, accounting and financial management expertise, public company director experience, and independence from management and our sponsor and its affiliates.

Paul J. Massey, Jr. (Independent Director). Mr. Massey has been one of our directors since July 2010. Mr. Massey has also served as a director of PECO II since July 2014. Mr. Massey began his career in 1983 at Coldwell Banker Commercial Real Estate Services in Midtown Manhattan, first as the head of the market research department, and next as an investment sales broker. Together with partner Robert A. Knakal, whom he met at Coldwell Banker, he then founded Massey Knakal Realty Services, which became New York City’s largest investment property sales brokerage firm, of which Mr. Massey served as Chief Executive Officer. With 250 sales professionals serving more than 200,000 property owners, Massey Knakal Realty Services was ranked as New York City’s #1 property sales company in transaction volume by the CoStar Group, a national, independent real estate analytics provider. With more than $4.0 billion in annual sales, Massey Knakal was also ranked as one of the nation’s largest privately owned real estate brokerage firms. On December 31, 2014, Massey Knakal was sold to global commercial real estate firm Cushman & Wakefield, Inc., for which Mr. Massey now serves as President - New York Investment Sales. In 2007, Mr. Massey was the recipient of the Real Estate Board of New York’s (“REBNY”) prestigious Louis B. Smadbeck Broker Recognition Award. Mr. Massey also serves as Chair for REBNY’s Ethics and Business Practice Subcommittee, is a director on the Commercial Board of Directors of REBNY, is an active member of the Board of Trustees for the Lower East Side Tenement Museum and serves as a chair or member of numerous other committees. Mr. Massey graduated from Colgate University with a Bachelor of Arts degree in economics.

Among the most important factors that led to the Board of Directors’ recommendation that Mr. Massey serve as our director are Mr. Massey’s integrity, judgment, leadership skills, extensive commercial real estate expertise, and independence from management and our sponsor and its affiliates.

Stephen R. Quazzo (Independent Director). Mr. Quazzo has been one of our directors since November 2013. Mr. Quazzo is co-founder and Chief Executive Officer of Pearlmark Real Estate, L.L.C. From 1991 to 1996, Mr. Quazzo served as President of Equity Institutional Investors, Inc., a subsidiary of investor Sam Zell’s private holding company, Equity Group Investments, Inc. Mr. Quazzo was responsible for raising equity capital and performing various portfolio management services in connection with the firm’s real estate investments, including institutional opportunity funds and public REITs. Prior to joining the Zell organization, Mr. Quazzo was in the Real Estate Department of Goldman, Sachs & Co., where he was a Vice President responsible for the firm’s real estate investment banking activities in the Midwest. Mr. Quazzo holds undergraduate and MBA degrees from Harvard University, where he serves as an HAA Director and a member of the Board of Dean’s Advisors for the business school. He is a Trustee of the Urban Land Institute (ULI), Chair of the ULI Foundation, a member of the Pension Real Estate Association, and is a licensed real estate broker in Illinois. In addition, Mr. Quazzo serves as a director of ILG, Inc. (NASDAQ: ILG), a Trustee of Rush University Medical Center, and an Investment Committee member of the Chicago Symphony Orchestra endowment and pension plans. Mr. Quazzo has served as a Trustee of The Latin School of Chicago since 2001 and since 1994 has been a Chicago Advisory Board member of City Year, a national service organization.

Among the most important factors that led to the Board of Directors’ recommendation that Mr. Quazzo serve as our director are Mr. Quazzo’s integrity, judgment, leadership skills, commercial real estate expertise, investment management expertise, public company director experience, and independence from management and our sponsor and its affiliates.

Gregory S. Wood (Independent Director). Mr. Wood has been one of our directors since April 2016. Mr. Wood has been Executive Vice President & Chief Financial Officer of EnergySolutions, Inc., a leading services provider to the nuclear industry, since June 2012. Prior to that, Mr. Wood held the role of Chief Financial Officer at numerous public and private companies, including with Actian Corporation, Silicon Graphics (filed for Chapter 11 bankruptcy protection in 2009 in order to effect the sale of its business to Rackable Systems), Liberate Technologies and InterTrust Technologies. Mr. Wood was a director of Steinway Musical Instruments, Inc. from October 2011 to October 2013, where he also served as Chair of the Audit Committee. Mr. Wood, a certified public accountant (inactive), received his bachelor of business administration in accounting degree from the University of San Diego and his law degree from the University of San Francisco School of Law.

Among the most important factors that led to the Board of Directors’ recommendation that Mr. Wood serve as our director are Mr. Wood’s integrity, judgment, leadership skills, accounting and financial management expertise, public company director experience, and independence from management and our sponsor and its affiliates.

Executive Officers

R. Mark Addy. Mr. Addy has served as our President or Co-President since April 2013, and as our Chief Operating Officer since October 2010. Mr. Addy has served as the President or Co-President and Chief Operating Officer of PECO II since August 2013, and as the President and Chief Operating Officer of PECO III since April 2016. Mr. Addy has also served as the President or Co-President of PE-NTR since October 2010. Mr. Addy served as Chief Operating Officer for Phillips Edison & Company, Inc. from 2004 to October 2010. He also served Phillips Edison & Company, Inc. as Senior Vice President from 2002 until 2004, when he became Chief Operating Officer. From 1987 until 2002, Mr. Addy practiced law with Santen & Hughes in the areas of commercial real estate, financing, leasing, mergers and acquisitions and general corporate law. While at Santen & Hughes, he represented Phillips Edison & Company, Inc. from its inception in 1991 to 2002. Mr. Addy received his law degree from the University of Toledo, where he was a member of the Order of the Barristers, and his bachelor’s degree in environmental science and chemistry from Bowling Green State University, where he received the President’s Award for academic achievement and was a member of the Order of the Omega leadership honor society.

Devin I. Murphy. Mr. Murphy has served as our Chief Financial Officer, Treasurer and Secretary since June 2013. Mr. Murphy has served as the Chief Financial Officer, Treasurer and Secretary of PECO II and PECO III since August 2013 and April 2016, respectively. From November 2009 to June 2013, he served as Vice Chair of Investment Banking at Morgan Stanley. He began his real estate career in 1986 when he joined the real estate group at Morgan Stanley as an associate. Prior to rejoining Morgan Stanley in June 2009, Mr. Murphy was a managing partner of Coventry Real Estate Advisors, a real estate private equity firm founded in 1998 which sponsors a series of institutional investment funds that acquire and develop retail properties. Since its inception, Coventry has invested over $2.5 billion in retail assets. Prior to joining Coventry in March 2008, from February 2004 until November 2007, Mr. Murphy served as global head of real estate investment banking for Deutsche Bank Securities, Inc. At Deutsche Bank, Mr. Murphy ran a team of over 100 professionals located in eight offices in the United States, Europe and Asia. Mr. Murphy’s Deutsche Bank team was recognized as an industry leader and under his management executed over 500 separate transactions on behalf of clients representing total transaction volume exceeding $400 billion. Prior to joining Deutsche Bank, Mr. Murphy was with Morgan Stanley for 15 years. He held a number of senior positions at Morgan Stanley including co-head of United States real estate investment banking and head of the private capital markets group, or PCM. PCM is the team at Morgan Stanley responsible for raising equity capital for Morgan Stanley’s real estate private equity funds as well as private equity capital on behalf of clients. During the time that Mr. Murphy ran PCM, the team raised in excess of $5 billion of equity capital. Mr. Murphy served on the investment committee of the Morgan Stanley Real Estate Funds from 1994 until his departure in 2004. During his tenure on the investment committee, the Morgan Stanley Real Estate Funds invested over $6.5 billion of equity capital globally in transactions with a total transaction value in excess of $35 billion. Mr. Murphy has served as an advisory director for Hawkeye Partners, a real estate private equity firm headquartered in Austin, Texas, since March 2005 and for Trigate Capital, a real estate private equity firm headquartered in Dallas, Texas, since September 2007. Mr. Murphy received a master’s of business administration from the University of Michigan and a bachelor of arts with honors from the College of William and Mary. He is a member of the Urban Land Institute, the Pension Real Estate Association and NAREIT.

Jennifer L. Robison. Ms. Robison has served as our Chief Accounting Officer since March 2015. Ms. Robison has also served as the Chief Accounting Officer of PECO II and PECO III since March 2015 and April 2016, respectively. Ms. Robison has served as the Senior Vice President and Chief Accounting Officer of Phillips Edison & Company, Inc. since July 2014. From February 2005 to July 2014, Ms. Robison served as Vice President, Financial Reporting at Ventas, Inc., an S&P 500 company and one of the 10 largest equity REITs in the country. Prior to her time at Ventas, Ms. Robison served as an audit manager at Mountjoy Chilton Medley LLP from September 2003 to February 2005. Ms. Robison began her career at Ernst & Young LLP, serving most recently as assurance manager, and was an employee there from February 1996 to September 2003. She received a bachelor of arts in accounting from Bellarmine University, where she graduated magna cum laude. Ms. Robison is a certified public accountant and a member of the American Institute of Certified Public Accountants, NAREIT and the SEC Professional Group.

Compensation of Executive Officers

Messrs. Edison, Addy and Murphy, and Ms. Robison, are our executive officers. They are not our employees and do not receive compensation from us. Our executive officers are employees of PE-NTR, which has entered into the PE-NTR Agreement with us whereby it is responsible for providing our day-to-day management (subject to the authority of our Board of Directors) and it is responsible for compensating its employees, including the executive officers.

Compensation of Directors

The following table sets forth information concerning the compensation of our independent directors for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Leslie T. Chao	$91,751	$25,000	$116,751
Paul J. Massey, Jr.	81,251	25,000	106,251
Stephen R. Quazzo	94,251	25,000	119,251
Gregory S. Wood	64,691	25,000	89,691
Total	$331,944	$100,000	$431,944

(1)	Includes the value of 2,451 shares of restricted stock of PECO I granted to each of our independent directors on August 5, 2016, based on a per Common Share value equal to our estimated net asset value per Common Share of $10.20 as of August 5, 2016. On May 31, 2017, 613 of such shares vested for each of our independent directors. On each of May 31, 2018, and May 31, 2019, an additional 613 shares of such restricted stock of PECO I will vest. An additional 612 shares of restricted stock of PECO I will vest on May 31, 2020.

Cash Compensation

We pay each of our independent directors:

●	an annual retainer of $30,000;

●	$1,000 per each board meeting attended;

●	$1,000 per each committee meeting attended;

●	an annual retainer of $20,000 for the Chair of the Audit Committee;

●	an annual retainer of $3,000 for the Chair of the Conflicts Committee; and

●	a retainer of $55,000 for the Chair, and a retainer of $40,000 for the other members, of the Special Committee.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

Equity Incentive Plans

2010 Long-Term Incentive Plan

We have adopted the 2010 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan is intended to attract and retain officers, advisors and consultants (including key employees thereof) considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our Common Shares. Although we do not currently have any employees, any employees we may hire in the future would also be eligible to participate in the Incentive Plan. The Incentive Plan may be administered by a committee appointed by the Board of Directors, which we refer to as the plan committee, or by the Board of Directors itself if no committee is appointed. The Incentive Plan authorizes the granting of awards to participants in the following forms:

●	options to purchase Common Shares, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

●	stock appreciation rights (“SARs”) which give the holder the right to receive the difference between the fair market value per Common Share on the date of exercise over the SAR grant price;

●	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

●	restricted stock, which is subject to restrictions on transferability and other restrictions set by the plan committee;

●	restricted stock units, which give the holder the right to receive Common Shares, or the equivalent value in cash or other property, in the future, which right is subject to certain restrictions and to risk of forfeiture;

●	deferred stock units, which give the holder the right to receive Common Shares, or the equivalent value in cash or other property, at a future time;

●	distributions equivalents, which entitle the participant to payments equal to any distributions paid on the shares of stock underlying an award; and

●	other stock-based awards at the discretion of the plan committee, including unrestricted stock grants.

All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the plan committee. The plan committee will administer the Incentive Plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Awards will not be granted under the Incentive Plan if the grant, vesting or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by the plan committee, no award granted under the Incentive Plan will be transferable except through the laws of descent and distribution or except, in the case of an incentive stock option, pursuant to a qualified domestic relations order.

We have reserved 9,000,000 Common Shares for issuance pursuant to awards granted under the Incentive Plan. In the event of a transaction between PECO I and our Stockholders that causes the per-share value of our Common Shares to change (including, without limitation, any stock distribution, stock split, spin-off, rights offering or large nonrecurring cash distribution), the share authorization limits under the Incentive Plan will be adjusted proportionately, and the plan committee must make such adjustments to the Incentive Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock distribution or a combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares, the authorization limits under the Incentive Plan will automatically be adjusted proportionately, and the Common Shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

The Incentive Plan will automatically expire on August 11, 2020, unless extended or earlier terminated by the Board of Directors or the plan committee. The Board of Directors or the plan committee may terminate the Incentive Plan at any time, but termination will have no adverse impact on any award that is outstanding at the time of the termination. The Board of Directors or the plan committee may amend the Incentive Plan at any time, but no amendment to the Incentive Plan will be effective without the approval of our Stockholders if such approval is required by any law, regulation or rule applicable to the Incentive Plan. No termination or amendment of the Incentive Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The plan committee may amend or terminate outstanding awards, but such amendment or termination may require consent of the participant. Unless approved by our Stockholders, the original term of an option may not be extended. Unless permitted by the anti-dilution provisions of the Incentive Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, without approval by our Stockholders.

No awards have been issued under the Incentive Plan and we currently have no plans to issue any awards under the Incentive Plan.

Amended and Restated 2010 Independent Director Stock Plan

We have adopted a long-term incentive plan that we will use to attract and retain qualified independent directors. Our Amended and Restated 2010 Independent Director Stock Plan (the “Independent Director Plan”) offers independent directors an opportunity to participate in our growth through awards of shares of restricted common stock subject to time-based vesting.

Our Conflicts Committee administers the Independent Director Plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the Independent Director Plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our Board of Directors, no award granted under the Independent Director Plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved 200,000 shares for issuance under the Independent Director Plan. In the event of a transaction between PECO I and our Stockholders that causes the per-share value of our Common Shares to change (including, without limitation, any stock distribution, stock split, spin-off, rights offering or large nonrecurring cash distribution), the share authorization limits under the Independent Director Plan will be adjusted proportionately and the Board of Directors will make such adjustments to the Independent Director Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock distribution or a combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares, the authorization limits under the Independent Director Plan will automatically be adjusted proportionately and the Common Shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

The Conflicts Committee may in its sole discretion at any time determine that all or a part of a director’s time-based vesting restrictions on all or a portion of a director’s outstanding shares of restricted stock will lapse, as of such date as the Conflicts Committee may, in its sole discretion, declare. The Conflicts Committee may discriminate among participants or among awards in exercising such discretion.

The Independent Director Plan will automatically expire on August 11, 2020, unless extended or earlier terminated by the Board of Directors. The Board of Directors may terminate the Independent Director Plan at any time. The expiration or other termination of the Independent Director Plan will not, without the participants’ consent, have an adverse impact on any award that is outstanding at the time the Independent Director Plan expires or is terminated. The Board of Directors may amend the Independent Director Plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the Independent Director Plan will be effective without the approval of our Stockholders if such approval is required by any law, regulation or rule applicable to the Independent Director Plan.

In August 2016, we awarded 2,451 shares of restricted stock to each of our independent directors under the Independent Director Plan. On May 31, 2017, 613 of such shares vested for each of our independent directors. On each of May 31, 2018 and May 31, 2019, an additional 613 shares of such restricted stock will vest. An additional 612 shares of restricted stock will vest on May 31, 2020.

The following table gives information regarding our equity incentive plans as of May 31, 2017.

	Equity Compensation Plans Information
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants, and, Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and, Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	9,804	(2)	$—	8,992,196
Equity compensation plans not approved by security holders	—		—	—
Total / Weighted Average	9,804		$—	8,992,196

(1)	We have two equity incentive plans as described above.

(2)	Amount represents the number of shares of restricted stock of PECO I that were granted to our independent directors in August 2016, of which 2,452 shares vested on May 31, 2017.

Proposal 2: The PELP Proposal

At the Annual Meeting, you and the other Stockholders will also vote to approve the PELP Transaction pursuant to the Contribution Agreement. For a detailed discussion of the terms and conditions of the Contribution Agreement, as well as the agreements ancillary to the Contribution Agreement, including the Equityholder Agreement, the Services Agreement, the Third Amended and Restated Agreement of Limited Partnership of PECO I OP (the “PECO I OP Amended and Restated Partnership Agreement”), the Third Amended and Restated Bylaws of PECO I, the License Agreement, the Escrow Agreement and the Tax Protection Agreement (collectively, the “Ancillary Agreements”), see “The PELP Transaction Documents” on page 97. After careful consideration, the approval by the Board of Directors of the Contribution Agreement and the PELP Transaction was recommended by the Special Committee, consisting of the four disinterested, independent directors of PECO I who are also Stockholders and do not have a financial interest in PELP. The Special Committee, which was formed by the Board of Directors to evaluate and negotiate the PELP Transaction, retained its own legal, financial and other advisors. Upon recommendation by the Special Committee, the Board of Directors approved the Contribution Agreement, the Ancillary Agreements and the PELP Transaction.

Vote Required

There is no legal requirement to submit the PELP Transaction to our Stockholders for approval. However, our Board of Directors believes it is desirable to obtain the approval of the PELP Transaction and accordingly, has made Stockholder approval of the PELP Transaction a condition to its closing. If the PELP Transaction is not approved by the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting on the PELP Proposal, we will continue to operate under our current management structure, paying fees and cost reimbursements to PE-NTR and the Property Manager under our current agreements, and our Board of Directors will examine other strategic alternatives that may be available to PECO I. If you “Abstain” from voting, it will have no effect on the PELP Proposal under Maryland law. Failures to vote, including broker non-votes, also will have no effect on the PELP Proposal.

Pursuant to applicable Maryland law, contracts or other transactions in which directors have a material financial interest are not void or voidable solely because of such fact if, among other things, (i) a majority of a company’s disinterested directors approve or ratify such transaction, (ii) a majority of a company’s stockholders approve or ratify such transaction (excluding the votes of shares owned by interested directors or interested stockholders) or (iii) the contract or transaction is otherwise fair and reasonable to the corporation. The approval by the Board of Directors of the Contribution Agreement, the Ancillary Agreements and the PELP Transaction was recommended by the Special Committee, which retained its own legal, financial and other advisors. Upon recommendation by the Special Committee, the Board of Directors approved the Contribution Agreement, the Ancillary Agreements and the PELP Transaction. Because the PELP Transaction involves a transaction in which the PECO I management team (including Mr. Edison) has a material financial interest, the Board of Directors has determined that it wishes to solicit Stockholder approval of the PELP Transaction in addition to the approval of its disinterested directors. PECO I’s interested directors, officers and their affiliates own approximately 0.4% of the outstanding Common Shares as of June 1, 2017.

Recommendation

Based on the recommendation of the Special Committee, your Board of Directors recommends that you vote FOR the PELP Proposal.

Proposal 3: Adjournment of the Annual Meeting

At the Annual Meeting, you and the other Stockholders will also vote to approve an adjournment of the Annual Meeting, including, if necessary, as determined by the Chair of the Annual Meeting, to solicit additional proxies in favor of the PELP Proposal if there are not sufficient votes for this proposal.

Vote Required

Approval of the proposal to adjourn the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders who are present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the vote. Proxies received will be voted FOR approval of this proposal to adjourn the Annual Meeting unless Stockholders designate otherwise.

Recommendation

Your Board of Directors unanimously recommends a vote FOR this proposal to adjourn the Annual Meeting, if necessary.

THE PELP TRANSACTION

The following is a description of the material aspects of the PELP Transaction. While PECO I believes that the following description covers the material terms of the PELP Transaction, the description may not contain all of the information that may be important to you. You should read this proxy statement carefully and in its entirety, including the Contribution Agreement attached to this proxy statement as Annex A and incorporated herein by reference and the other transaction documents attached to this proxy statement as Annexes B through H, for a more complete understanding of the PELP Transaction.

The Parties

PECO I and PECO I OP

PECO I is a public non-traded REIT that was formed as a Maryland corporation in October 2009 and qualified as a REIT for the year ended December 31, 2010, and each year thereafter. As of March 31, 2017, PECO I owned fee simple interests in 154 real estate properties totaling approximately 16.8 million square feet acquired from third parties unrelated to PECO I or PE-NTR.

PECO I owns its interests in all of its properties and conducts substantially all of its business through PECO I OP, a Delaware limited partnership formed in December 2009. PECO I is a limited partner of PECO I OP, and PECO I’s wholly owned subsidiary, Phillips Edison Grocery Center OP GP I LLC, is the sole general partner of the PECO I OP. PECO I focuses its investment strategy primarily on well-occupied, grocery-anchored neighborhood and community shopping centers having a mix of creditworthy national and regional retailers selling necessity-based goods and services in diversified markets with growth potential throughout the United States. These markets include Florida, Georgia, Ohio, California, Illinois and North Carolina. The principal executive office of PECO I and PECO I OP is located at 11501 Northlake Drive, Cincinnati, Ohio 45249 and the telephone number is (513) 554-1110.

PELP

PELP is a Delaware limited partnership that acquires and operates grocery-anchored neighborhood and community shopping centers throughout the United States. PELP was formed in 2004, pursuant to a business combination of predecessor entities that have existed since 1991. As of March 31, 2017, PELP owned fee simple interests in 82 properties, located in 25 states, totaling approximately 9.4 million square feet. PELP focuses its investment strategy on grocery-anchored shopping centers in areas with attractive growth opportunities and benefits from in-line tenants and rental revenue driven by convenience and service-based businesses. PELP’s real estate properties are located in diversified markets, including Florida, Georgia, Ohio, Texas, California, Virginia and North Carolina.

PELP also operates a fully integrated, in-house, third-party asset management business led by senior executives with more than two decades of real estate experience and more than ten years together. This platform manages multiple aspects of shopping center operations, including acquisitions, leasing, construction management, property management, finance, marketing and dispositions. Designed to optimize property value and consistently deliver a great shopping experience, PELP currently manages approximately $4.9 billion of third-party real estate which include properties for PECO I, PECO II, PECO III, Phillips Edison Value Added Grocery Venture, LLC, a value-added joint venture between PECO II and TPG Real Estate, and other third parties.

PELP has operated with financial partners through property-specific joint ventures, multi-asset discretionary private equity funds, and publicly registered, non-traded REITs, and since its inception, has owned, operated, and/or managed over 60 million square feet of real estate. As of March 31, 2017, PELP and its affiliates own, operate and/or manage a portfolio consisting of approximately 39.8 million square feet, located in 33 states, totaling over 5,300 tenants.

PELP has corporate offices in Cincinnati, Salt Lake City, New York and Atlanta. The principal executive office of PELP is located at 11501 Northlake Drive, Cincinnati, Ohio 45249, and its telephone number is (513) 554-1110.

The PELP Transaction

The Contribution Agreement generally provides for the contribution to PECO I OP of the Contributed Companies, which collectively own the Contributed Properties and the Contributed Businesses, pursuant to the terms and subject to the conditions set forth in the Contribution Agreement. Prior to the Closing and in connection with the PELP Transaction, the Contributors (including PELP) have agreed to consummate a series of transfers and reorganization transactions that are intended to facilitate the PELP Transaction, and PECO I OP has agreed to form a taxable REIT subsidiary (a “TRS”) to which the Property Manager, certain employees and certain third-party investment management agreements will be transferred.

Pursuant to the Contribution Agreement, in exchange for the Contributors’ equity interests in the Contributed Companies: (i) at the Closing, PECO I OP will issue to the Contributors the Base OP Unit Consideration (i.e., 40,360,504 OP Units of PECO I OP), subject to certain adjustments set forth in the Contribution Agreement; (ii) at the Closing, PECO I OP will pay the Contributors the Closing Consideration (the Cash Consideration and the Base OP Unit Consideration), subject to certain adjustments set forth in the Contribution Agreement; and (iii) after the Closing, the Contributors will have the right to receive the Earn-out Consideration, which consists of up to 12,490,196 OP Units if certain milestones are achieved, with the greatest Aggregate Consideration contingent on achieving a liquidity event for Stockholders by December 31, 2019 at the Implied Valuation (value per Common Share of $10.20) or greater and the successful raising of $1.5 billion of equity capital by December 31, 2019 for PECO III. The Contribution Agreement provides that OP Units comprising 7.5% of the Closing Consideration (the “Escrowed Consideration”) will be placed into escrow to satisfy the indemnification obligations of the Contributors under the Contribution Agreement. At the Closing, the parties anticipate that Class B Units of PECO I OP held by PELP and other persons will convert to OP Units in accordance with the terms and conditions of the PECO I OP Partnership Agreement.

The terms of the Contribution Agreement are discussed in greater detail in “The PELP Transaction Documents—The Contribution Agreement” below. Additionally, a copy of the Contribution Agreement is attached as Annex A to this proxy statement and incorporated herein by reference. PECO I encourages you to read the Contribution Agreement in its entirety because it is the principal document governing the PELP Transaction.

Background of the PELP Transaction

The Board of Directors and management of PECO I have regularly reviewed opportunities for PECO I to increase size and scale, obtain higher earnings potential and earnings growth potential, improve dividend coverage and enhance access to capital, in each case to enhance Stockholder value. The Board of Directors also has sought to achieve greater diversity in PECO I’s portfolio and improve its ability to pursue potential liquidity alternatives, such as a listing on a national securities exchange or a sale of PECO I. One way the Board of Directors has considered achieving these goals is by internally managing its enterprise. PECO I management had provided periodic updates to the Board of Directors regarding strategy initiatives and plans for PECO I.

In May 2014, Mr. Edison indicated to the directors of PECO I an interest in exploring a transaction in which PECO I would acquire PELP’s owned real estate asset portfolio (the “Real Estate Portfolio”), third-party asset management business, including the external manager of PECO I (the “Asset Management Business”), and certain other related assets. In response, and in preparation for potential discussions with PELP, the Conflicts Committee of PECO I, consisting of Paul J. Massey, Jr., the Chair of the Conflicts Committee and an independent director of PECO I, Leslie T. Chao, an independent director of PECO I, and Stephen R. Quazzo, an independent director of PECO I (the “Conflicts Committee”), determined that they should engage independent legal and financial advisors to assist the independent directors in evaluating any proposal from PELP.

On June 4, 2014, the Conflicts Committee met and interviewed several law firms, including Sidley Austin LLP (“Sidley Austin”). Following such interviews, the independent directors discussed each firm’s presentation and qualifications and determined to engage Sidley Austin as legal counsel to the independent directors in connection with a possible transaction involving PELP.

The Conflicts Committee held a telephonic meeting with its legal counsel on June 18, 2014. During the meeting, the members of the Conflicts Committee discussed the possibility that PECO I may receive a proposal from PELP regarding the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets. The representatives of Sidley Austin discussed with the independent directors certain legal matters related to a possible transaction involving PELP, including the independence of members of the Conflicts Committee. Following such discussion, the Conflicts Committee determined that each member of the Conflicts Committee is independent for purposes of evaluating a possible transaction involving PELP. The representatives of Sidley Austin also reviewed with the directors their applicable duties under Maryland law. The Conflicts Committee determined, as a next step, to interview and engage independent financial advisors.

Starting in late June 2014 and continuing until February 2015, certain investment banking firms (other than Lazard) gave presentations to the Conflicts Committee and the Board of Directors regarding evaluations of strategic, financial and liquidity alternatives available to PECO I, including continuing as an externally managed non-listed REIT, listing the Common Shares (with or without an equity raise), merging with an existing publicly traded REIT, selling PECO I for cash or stock and a potential transaction with PELP.

On July 15, 2014, the Conflicts Committee, along with its legal counsel, met and interviewed four potential financial advisors, including Lazard.

On July 23, 2014, the Conflicts Committee held a telephonic meeting with its legal counsel. The Conflicts Committee reviewed and discussed the advisability of establishing a special committee comprised of independent members of the Board of Directors (the “Special Committee”) to evaluate any possible transaction involving PELP and strategic alternatives that may be available to PECO I. The Conflicts Committee also discussed the qualifications and independence of each of the investment banking firms that made presentations to the Conflicts Committee on July 15, 2014 and determined that it would engage Lazard to serve as financial advisor to the independent directors with respect to a possible transaction involving PELP, although no formal engagement letter was entered into at that time.

During the Fall of 2014, PELP worked with its financial and other advisers to prepare a proposed transaction with PECO I.

On February 25, 2015, Goldman Sachs, PELP’s financial advisor, delivered a proposal to the independent directors of PECO I. The PELP proposal contemplated PECO I’s acquisition of the Real Estate Portfolio, which included 93 real estate assets, the Asset Management Business and certain of PELP’s other related assets in exchange for the issuance by PECO I of 83.6 million OP Units of PECO I OP (certain proposals made between the parties expressed the consideration in Common Shares, but the parties contemplated that the consideration may be issued in OP Units) and the assumption of outstanding PELP debt of approximately $529 million. The OP Units would have an assumed valuation of $10.00 per OP Unit, and under PELP’s proposal, the investors in PELP would have a 31% pro forma ownership of PECO I after the closing of the proposed transaction. PELP’s proposal also contemplated certain tax protection provisions for the benefit of the PELP investors for a period of 25 years.

The Conflicts Committee held a telephonic meeting with its financial and legal advisors on March 3, 2015. The representatives of Sidley Austin again reviewed with the directors their applicable duties. The Conflicts Committee reviewed and discussed establishing a Special Committee to evaluate the proposal from PELP, as well as strategic alternatives that may be available to PECO I. The representatives of Lazard reviewed with the directors a preliminary process timeline and work plan for evaluating PELP’s proposal and assessing strategic alternatives.

The Board of Directors met on March 4, 2015 and adopted resolutions establishing the Special Committee. The Board of Directors delegated to the Special Committee the full power and authority of the Board of Directors with respect to the evaluation of and actions with respect to a proposal from PELP, including the authority to negotiate and recommend to the full Board of Directors rejection or acceptance of any process, proposal, offer, inquiry or agreement relating to a proposal from PELP.

On March 20, 2015, representatives from Lazard reviewed with the Special Committee a preliminary work plan for evaluating PELP’s proposal and assessing strategic alternatives.

The Special Committee, consisting of Messrs. Quazzo, Chao and Massey, held a telephonic meeting with its financial and legal advisors on April 10, 2015. Mr. Quazzo was selected to be the Chair of the Special Committee and to take the lead in conducting the Special Committee’s work. The Special Committee also discussed the terms of the Lazard engagement letter. The representatives of Lazard then joined the meeting and discussed with the Special Committee their preliminary observations regarding PECO I’s business plan and portfolio. The Special Committee also approved the engagement of Venable LLP (“Venable”) to serve as Maryland counsel to the Special Committee.

On April 10, 2015, the Special Committee entered into an engagement letter with Lazard. At the direction of the Special Committee, Lazard began to evaluate strategic, financial and liquidity alternatives available to PECO I, including a potential acquisition of PELP.

The Special Committee held a telephonic meeting with its financial and legal advisors on April 20, 2015. The representatives of Lazard discussed with the Special Committee, among other things, preliminary observations on the composition of the Real Estate Portfolio and positioning relative to comparable publicly traded peers. After this discussion, representatives of PELP, including Messrs. Edison, Devin I. Murphy and Robert F. Myers, presented to the Special Committee an overview of the Real Estate Portfolio. The presentation covered, among other things, PELP’s view of the acquisition opportunity for PECO I and key financial and operational aspects of the Real Estate Portfolio. After the PELP presentation, in a private session, the members of the Special Committee reviewed with its financial and legal advisors the information provided by the representatives of PELP and the next steps in the Special Committee’s process.

The Special Committee held a telephonic meeting with its financial and legal advisors on April 24, 2015. The representatives of Lazard discussed with the Special Committee, among other things, preliminary observations on the Asset Management Business and an evaluation of investment managers of select public REITs. After this discussion, representatives of PELP, including Messrs. Edison, Murphy and Myers, presented to the Special Committee and its financial and legal advisors an overview of the Asset Management Business. The presentation covered, among other things, PELP’s view of the acquisition opportunity for PECO I and key operational and financial aspects of the Asset Management Business. After the PELP presentation, in a private session, the members of the Special Committee reviewed with its financial and legal advisors the information provided by the representatives of PELP and the next steps in the Special Committee’s process.

The Special Committee held a telephonic meeting with its financial and legal advisors on May 1, 2015. The representatives of Lazard discussed with the Special Committee, among other things, preliminary pro forma observations on a potential combination with the Real Estate Portfolio and market observations on the shopping center and non-traded REIT sectors. After a discussion among the members of the Special Committee and the representatives of Sidley Austin and Lazard, the Special Committee discussed next steps in the process, including requesting that Lazard undertake a more complete financial analysis of PELP’s proposal and strategic alternatives that may be available to PECO I.

On May 6, 2015, representatives of Sidley Austin and Latham & Watkins LLP, counsel to PELP (“Latham”), discussed potential next steps, including the due diligence review of the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets.

The Special Committee held a meeting with its financial and legal advisors on May 8, 2015, with some in attendance in person at the offices of Lazard in New York, New York and others joining the meeting telephonically. The representatives of Lazard discussed with the Special Committee, among other things, a preliminary valuation analysis of PECO I, a preliminary valuation analysis of PELP and an analysis of PECO I’s strategic alternatives, including continuing to operate as an externally managed REIT, listing the Common Shares on a national securities exchange, acquiring the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets together, acquiring the Asset Management Business only, engaging in an all-stock strategic merger with unrelated third parties and selling PECO I for cash to unrelated third parties. The Special Committee and the representatives of Lazard discussed the preliminary valuation analyses, and the Special Committee directed the representatives of Lazard to assign no value to the internalization of the management services provided to PECO I by PELP. The Special Committee engaged in a discussion with its financial and legal advisors regarding both PELP’s proposal and other strategic alternatives that may be available to PECO I.

The Special Committee held a telephonic meeting with its financial and legal advisors on May 13, 2015. The Special Committee and its advisors continued their review and discussion of PELP’s proposal and strategic alternatives that may be available to PECO I. The Special Committee reviewed the range of possible benefits to PECO I and its Stockholders of the various strategic alternatives and the timing, costs, risks and likelihood of accomplishing the goals of these alternatives. The Special Committee assessed that none of the above-described strategic alternatives was reasonably likely to present superior opportunities for PECO I, or reasonably likely to create greater value for the Stockholders, than the PELP Transaction. Specifically, the Special Committee concluded that each of the other strategic alternatives would be more attractive after consummating the PELP Transaction, due to increased size and scale and an internalized management structure. The Special Committee also concluded that continuing to discuss a possible transaction involving PELP was in the best interests of PECO I. Following this discussion, the Special Committee determined to reject PELP’s proposal, principally due to valuation issues. The Special Committee and the representatives of Sidley Austin and Lazard then discussed and considered potential counterproposals to PELP’s proposal. Following this discussion, the Special Committee directed representatives of Lazard to contact representatives of Goldman Sachs to communicate the Special Committee’s decision to reject PELP’s proposal and discuss whether an alternative transaction structure could be mutually acceptable to PECO I and PELP.

Following the Special Committee meeting on May 13, 2015, representatives of Lazard informed representatives of Goldman Sachs that the Special Committee had rejected PELP’s proposal. Thereafter, Mr. Quazzo and representatives of Lazard, PELP and Goldman Sachs engaged in further discussions concerning a possible transaction involving PELP. The parties discussed whether certain non-grocery-anchored properties should be excluded from the Real Estate Portfolio in order to align more with PECO I’s strategy and the status of certain re-development assets. The parties also discussed the parties’ different views on valuation and also discussed a possible earn-out.

The Special Committee held a telephonic meeting with its financial and legal advisors on May 21, 2015. The Special Committee reviewed the discussions among the representatives of Lazard, PELP and Goldman Sachs that had occurred since the meeting of the Special Committee held on May 13, 2015. The representatives of Lazard informed the Special Committee that PELP and Goldman Sachs had indicated that PELP would be making a revised proposal to the Special Committee within the next week.

The Special Committee held a meeting with its financial and legal advisors on May 29, 2015, with some in attendance in person at the offices of Lazard in New York, New York and others joining the meeting telephonically. At the meeting, Messrs. Edison and Murphy and other representatives of PELP, as well as representatives of Goldman Sachs, made a presentation to the Special Committee regarding a revised proposal, which, among other things, removed from the Real Estate Portfolio 16 of PELP’s owned real estate assets that were not strategic fits with PECO I’s existing grocery-focused portfolio or were no longer owned by PELP and identified four additional assets that were to be redeveloped and then sold. PELP’s revised proposal contemplated PELP receiving 61.9 million OP Units of PECO I OP. PELP’s presentation covered, among other things, PELP’s strategic plans for the Asset Management Business and the 77 owned real estate assets comprising the Real Estate Portfolio included in PELP’s revised proposal, a pro forma analysis showing the projected effects of the possible transaction contemplated by PELP’s revised proposal on PECO I’s projected performance and valuation and the methodologies that PELP used to prepare the revised proposal.

The Special Committee held a telephonic meeting with its financial and legal advisors on June 4, 2015. Representatives of Lazard discussed with the Special Committee their preliminary financial analysis regarding PELP’s revised proposal. The discussion covered, among other things, a comparison of the terms of PELP’s revised proposal with the original proposal discussed with the Special Committee on February 25, 2015 and an evaluation of PELP’s strategic plans for the Asset Management Business and the Real Estate Portfolio included in PELP’s revised proposal. At the direction of the Special Committee, Lazard’s preliminary financial analysis of PELP’s revised proposal assigned no value to the internalization of the management services provided to PECO I by PELP. A discussion among the Special Committee and the representatives of Sidley Austin and Lazard then ensued regarding the presentation and the next steps in the Special Committee’s process.

The Special Committee held a telephonic meeting with its financial and legal advisors on June 12, 2015. The Special Committee continued to review with representatives of Lazard the financial analysis of PELP’s revised proposal. The discussion covered, among other things, the assumptions behind (i) PECO I’s status quo business plan, (ii) PELP’s status quo business plan with respect to the PELP assets included in PELP’s revised proposal and (iii) PECO I’s business plan if it were to consummate the possible transaction contemplated by PELP’s revised proposal. Lazard’s financial analysis continued to assign no value to the internalization of the management services provided to PECO I by PELP.

The Special Committee held a telephonic meeting with its financial and legal advisors on June 18, 2015. The representatives of Lazard discussed with the Special Committee additional analyses regarding PELP’s revised proposal. The discussion covered, among other things, a preliminary valuation analysis of the PELP assets that would be acquired by PECO I in the possible transaction contemplated by PELP’s revised proposal and a preliminary valuation analysis of PECO I assuming the consummation of such a transaction and also if no such transaction were consummated. Lazard’s financial analysis continued to assign no value to the internalization of the management services provided to PECO I by PELP. The Special Committee and the representatives of Sidley Austin and Lazard then discussed and considered possible counterproposals to PELP’s revised proposal.

The Special Committee held a telephonic meeting with its financial and legal advisors on June 19, 2015. The Special Committee and the representatives of Sidley Austin and Lazard continued their discussion regarding possible counterproposals to PELP’s revised proposal. Following this discussion, the Special Committee directed the representatives of Lazard to contact Goldman Sachs to deliver a term sheet reflecting the Special Committee’s counterproposal.

On June 21, 2015, representatives of Lazard delivered to PELP the Special Committee’s counterproposal to PELP’s revised proposal. The counterproposal contemplated PECO I acquiring the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets in exchange for the issuance of 41.2 million OP Units of PECO I OP and the assumption of approximately $480 million of PELP’s debt.

On July 1, 2015, representatives of Goldman Sachs delivered to the Special Committee PELP’s new proposal, which contemplated the issuance of 54.6 million OP Units of PECO I OP. PELP’s new proposal also sought an earn-out based on the revenues generated by the Asset Management Business. This new proposal reflected a decrease of 7.3 million OP Units compared to PELP’s proposal on May 29, 2015 and a decrease of 29.0 million OP Units compared to PELP’s original proposal on February 25, 2015.

On July 6, 2015, representatives of Goldman Sachs delivered to the representatives of the Special Committee PELP’s revised term sheet.

On July 10, 2015, the Special Committee held an in-person meeting at the offices of Lazard in New York, New York, with its financial advisors. At the meeting, Messrs. Edison and Murphy and other representatives of PELP, as well as representatives of Goldman Sachs, reviewed with the Special Committee PELP’s counterproposal delivered on July 1, 2015. A discussion among the members of the Special Committee and the representatives of Lazard, PELP and Goldman Sachs ensued. The Special Committee then held a private session with representatives of Sidley Austin and Lazard. The representatives of Lazard discussed with the Special Committee a financial analysis of PELP’s latest proposal and alternative earn-out structures to the structure proposed by PELP. Lazard’s financial analysis continued to assign no value to the internalization of the management services provided to PECO I by PELP. The Special Committee discussed with its financial and legal advisors possible responses to PELP’s latest proposal. Following this discussion, the Special Committee determined that it would make a revised offer to PELP that contemplated, among other things, an implied issuance of 39.9 million OP Units of PECO I OP. The revised offer also included an alternative earn-out structure, the details of which would be developed in further discussions between representatives of Lazard and Goldman Sachs. After the representatives of Sidley Austin left the meeting, the Special Committee reconvened its meeting with the representatives of Lazard, PELP and Goldman Sachs. The representatives of the Special Committee then presented to the representatives of PELP and Goldman Sachs the Special Committee’s response to PELP’s latest proposal delivered on July 1, 2015.

The Special Committee held a telephonic meeting with its financial and legal advisors on July 16, 2015. In connection with the Special Committee’s proposal, the representatives of Lazard reviewed with the Special Committee a proposed earn-out structure and a related financial analysis reflecting the points discussed at the meeting of the Special Committee held on July 10, 2015. Following a discussion, the Special Committee decided upon the material terms of an earn-out structure and directed the representatives of Lazard to contact the representatives of Goldman Sachs to deliver a summary outlining the Special Committee’s proposed structure. Later that day, the representatives of Lazard sent to the representatives of Goldman Sachs the summary of the proposed earn-out structure.

Following the meeting on July 16, 2015, Mr. Quazzo, and the representatives of Lazard, PELP and Goldman Sachs engaged in a number of discussions regarding the Special Committee’s July 10, 2015 proposal.

On July 20, 2015, Mr. Quazzo had a meeting with Mr. Edison regarding the outstanding issues with PELP’s proposal and earn-out. Mr. Edison indicated that the parties were far apart on valuation and that he was inclined to terminate further discussions.

The Special Committee held a telephonic meeting with its financial and legal advisors on July 24, 2015. The Special Committee reviewed with its advisors the status of the negotiations with PELP and Goldman Sachs. Based on several conversations with representatives of PELP and Goldman Sachs, the Special Committee noted that the parties remained apart on valuation issues and that the negotiations regarding the possible transaction may terminate.

On July 28, 2015, following additional discussions with representatives of PELP, the parties determined to terminate any further discussions regarding a possible transaction. The Special Committee determined it was in the best interests of PECO I to terminate its discussions with PELP because of valuation issues and uncertainties regarding certain of PELP’s projections.

On November 3, 2015, in light of the parties’ inability to agree on a possible transaction, the Board of Directors resolved to dissolve the Special Committee.

On November 8, 2015, the engagement letter with Lazard was formally terminated.

From November 2015 through the Spring of 2016, the representatives of Lazard provided periodic updates to the independent directors regarding general market conditions and other general topics relevant to PECO I.

In April 2016, Mr. Gregory S. Wood joined the Board of Directors as a fourth independent director. Mr. Wood also joined the Conflicts Committee.

Also in April 2016, Mr. Edison contacted Mr. Quazzo to discuss whether the independent directors would be willing to re-engage in discussions regarding a possible transaction involving PELP. In the Spring and Summer of 2016, the parties periodically continued such discussions. From these discussions, the independent directors noted that the conditions for discussing a possible transaction involving PELP had improved since the termination of discussions the previous summer. Among other factors: (i) PELP’s business had performed well since the termination of discussions and certain of its projected results had been achieved; (ii) PECO II had raised significant equity capital and had closed its public fundraising efforts in September 2015 with approximately $1.1 billion in proceeds; (iii) the Real Estate Portfolio performance had strengthened since the termination of discussions; (iv) PECO I and PECO II’s advisory agreements with PELP had been amended to provide for the payment of asset management fees 80% in cash and 20% in Class B Units; (v) PELP had continued to accrue Class B Units of both PECO I and PECO II in accordance with their respective advisory agreements; (vi) continued growth in the Asset Management Business, including the closing of a $250 million joint venture between PECO II and an affiliate of TPG Real Estate Partners; and (vii) PECO III had been organized with the intention of commencing fundraising in 2016.

On April 14, 2016, the Board of Directors approved an estimated net asset value of $10.20 per Common Share, as of March 31, 2016, based on a financial analysis performed by an independent valuation expert.

On May 10, 2016, the Conflicts Committee held an in-person meeting with representatives of Lazard at the offices of Lazard in New York, New York. The representatives of Lazard provided a general market update, as well as an update on operating performance of both PECO I and PELP.

On July 29, 2016, PELP delivered a proposal to the independent directors of PECO I. The new proposal contemplated the issuance of 54 million OP Units to PELP in exchange for all of the outstanding limited partnership interests of PELP, but the parties deferred a discussion of the transaction structure to a later stage subject to due diligence. The OP Units and Class B Units held by PELP would be retained and distributed to the PELP investors. PELP requested an earn-out of up to an additional 10.2 million OP Units based on a number of performance hurdles. The new proposal also contemplated tax protection to certain PELP limited partners.

On August 5, 2016, the Conflicts Committee held a telephonic meeting at which representatives of Sidley Austin and Lazard were present. The representatives of Lazard discussed with the Conflicts Committee their preliminary observations regarding PELP’s proposal delivered on July 29, 2016, including a comparison of the terms of PELP’s proposal to the Special Committee’s last proposal delivered on July 10, 2015. In addition, the representatives of Sidley Austin reviewed certain legal and procedural considerations in the event that the Board of Directors decided to re-constitute the Special Committee to evaluate PELP’s proposal. After a discussion among all the participants, the Conflicts Committee decided to seek clarification from PELP regarding certain terms in the proposal with a view toward determining whether it would be advisable for the Board of Directors to re-constitute the Special Committee to re-engage in negotiations with PELP. In that regard, the independent directors noted that the new proposal from PELP was based on a $10.20 per OP Unit value and reflected key changes in PELP’s operations since the previous summer.

Following the meeting, Mr. Quazzo had several conversations with representatives of PELP seeking clarification of the terms contained in PELP’s proposal delivered on July 29, 2016 and conveying the preliminary reactions of the independent directors to such proposed terms.

On August 18, 2016, representatives of PELP delivered a revised proposal to the independent directors of PECO I (the “PELP August 2016 Proposal”). The PELP August 2016 Proposal contemplated PECO I (i) acquiring all of the limited partnership interests of PELP, (ii) assuming approximately $500 million of PELP’s debt projected to be in-place as of December 31, 2016, (iii) providing PELP with ten years of tax protection, (iv) causing PECO I to issue to PELP 54.3 million OP Units of PECO I OP, at an assumed price of $10.20 per OP Unit, and (v) providing PELP with the opportunity to earn an additional 10.2 million OP Units if PELP achieved all of its earn-out hurdles in full. Additionally, the PELP August 2016 Proposal contemplates a mutually acceptable tax matters agreement and replicating PELP’s current incentive compensation plan. The parties continued to defer a discussion of the structure of the acquisition to a later stage subject to due diligence.

The independent directors concluded that the terms of the PELP August 2016 Proposal merited further evaluation. In August 2016, the Board of Directors adopted a resolution re-constituting the Special Committee, consisting of Messrs. Chao, Massey, Wood and Quazzo, each of whom is an independent member of the Board of Directors. Mr. Quazzo was again appointed the Chair of the Special Committee. The Board of Directors delegated to the Special Committee the same authority as was delegated to it by the resolutions adopted by Board of Directors on March 4, 2015.

The Special Committee held a telephonic meeting with its legal advisors on September 14, 2016. The independent directors discussed the re-engagement of Lazard as the Special Committee’s financial advisor and the terms of such engagement. The Special Committee then approved the engagement of Lazard. Representatives of Sidley Austin reviewed with the Special Committee certain legal matters, including the independence of the directors, and the directors’ duties in transactions such as the one being considered with PELP. The Special Committee also approved the engagement of Venable to serve as Maryland counsel to the Special Committee.

On October 11, 2016, the Special Committee held an in-person meeting at the offices of Lazard in New York, New York, with its financial and legal advisors, with certain advisors joining the meeting telephonically. At the meeting, representatives of PELP, including Messrs. Edison, Murphy, Myers, Addy and John Caulfield, presented to the Special Committee an overview of the PELP August 2016 Proposal. After a discussion with the representatives of PELP, the Special Committee and its advisors then met privately to discuss the PELP August 2016 Proposal and the next steps in the Special Committee’s process.

The Special Committee held a telephonic meeting with its financial and legal advisors on November 4, 2016. The representatives of Lazard discussed with the Special Committee their preliminary financial analysis of the PELP August 2016 Proposal and provided an overview of the Asset Management Business. For purposes of Lazard’s preliminary financial analysis of the PELP August 2016 Proposal, the Special Committee directed Lazard to assign no value to the internalization of the management services provided to PECO I by PELP. The Special Committee and its advisors discussed the next steps in the process, including the financial due diligence work that Lazard would need to undertake.

The Special Committee held a telephonic meeting with its financial and legal advisors on November 9, 2016. The representatives of Lazard reviewed with the Special Committee additional financial analyses regarding the PELP August 2016 Proposal and Lazard’s ongoing financial due diligence of the Asset Management Business. For purposes of Lazard’s additional financial analyses of the PELP August 2016 Proposal, Lazard continued to assign no value to the internalization of the management services provided to PECO I by PELP.

The Special Committee held a telephonic meeting with its financial and legal advisors on November 21, 2016. The representatives of Lazard discussed, among other things, their analyses regarding the Real Estate Portfolio, including both the core properties, certain redevelopment properties and certain properties intended to be disposed of by PELP in the near term. The Special Committee and its advisors also reviewed the next steps in their evaluation of a possible transaction involving PELP.

On November 28, 2016, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed an outline of a response to the PELP August 2016 Proposal and the potential timeline of a possible transaction involving PELP.

The Special Committee held a telephonic meeting with its financial and legal advisors on December 6, 2016. The meeting was also attended by representatives of PELP, including Messrs. Edison, Murphy, Caulfield and Javon Bea, as well as representatives of J.P. Morgan and KeyBanc Capital Markets Inc. (“KeyBanc”). J.P. Morgan and KeyBanc were serving as financial advisors to PELP. The representatives of PELP presented to the Special Committee a valuation analysis of the Asset Management Business prepared by PELP, J.P. Morgan and KeyBanc. After a discussion among the Special Committee and the representatives of PELP, the Special Committee held a private meeting with its advisors. The representatives of Lazard then discussed with the Special Committee: (i) the results of Lazard’s preliminary valuation analysis of each of the Asset Management Business and the Real Estate Portfolio, including a discussion of the various assumptions underlying such preliminary valuations; (ii) a comparison of such preliminary valuations against the valuations of the Asset Management Business and the Real Estate Portfolio that were implied by the PELP August 2016 Proposal; and (iii) certain earn-out considerations and other adjustments affecting such preliminary valuations. Lazard’s preliminary valuation of the Asset Management Business continued to assign no value to the internalization of the management services provided to PECO I by PELP. A discussion among the Special Committee and the representatives of Lazard then ensued. The representatives of Sidley Austin then discussed with the Special Committee a draft term sheet summarizing the material terms of a possible counterproposal to the PELP August 2016 Proposal. The Special Committee and the representatives of Sidley Austin and Lazard then discussed and considered the terms of such a counterproposal and the next steps in the Special Committee’s process.

The Special Committee held a telephonic meeting with its financial and legal advisors on December 11, 2016. The Special Committee and the representatives of Sidley Austin and Lazard continued their discussion regarding the terms of a possible counterproposal to the PELP August 2016 Proposal. Following this discussion, the Special Committee approved the terms of a counterproposal and directed representatives of Lazard to contact PELP to communicate the terms of the counterproposal and deliver a term sheet reflecting such terms.

On December 12, 2016, the representatives of Lazard delivered a revised term sheet to PELP reflecting the Special Committee’s counterproposal. The term sheet contemplated the issuance of 47.9 million OP Units, plus the assumed vesting of the already issued Class B Units of PECO I OP. The Special Committee directed representatives of Lazard to assume that all Class B Units would vest concurrently with the closing of a potential transaction. The term sheet also contemplated an earn-out to acquire up to an additional 11 million OP Units and revisions to certain other terms from the PELP August 2016 Proposal.

On December 15, 2016, Mr. Quazzo had a telephonic meeting with Messrs. Edison and Murphy to discuss the term sheet.

On December 16, 2016, Mr. Quazzo had an additional telephonic meeting with Mr. Edison. On the call, Mr. Edison delivered to Mr. Quazzo PELP’s counterproposal to the Special Committee’s term sheet. PELP’s counterproposal contemplated the issuance of 51.9 million OP Units of PECO I OP to PELP, with an earn-out to acquire up to an additional 12 million OP Units, and revisions to certain other terms.

The Special Committee held a telephonic meeting with its financial and legal advisors on December 21, 2016. The Special Committee and the representatives of Sidley Austin and Lazard discussed PELP’s proposal delivered on December 16, 2016. The representatives of Lazard reviewed with the Special Committee a further analysis of, among other things, the value of the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets. Lazard’s further financial analysis continued to assign no value to the internalization of the management services provided to PECO I by PELP. The representatives of Sidley Austin and Lazard then discussed with the Special Committee the revisions to certain other terms in PELP’s proposal. After a discussion with the representatives of Sidley Austin and Lazard, the Special Committee approved the terms of a counterproposal to PELP’s proposal and the draft of a revised term sheet. The Special Committee directed the representatives of Lazard to contact PELP to communicate the terms of the new proposal and deliver the revised term sheet reflecting such terms.

On December 24, 2016, the representatives of Lazard delivered a revised term sheet to PELP reflecting the Special Committee’s new proposal. The revised term sheet contemplated the issuance of 49.9 million OP Units to PELP, with an earn-out to acquire up to an additional 12 million OP Units, and revisions to certain other terms from PELP’s counterproposal delivered on December 16, 2016.

On December 30, 2016, Mr. Quazzo had a telephonic meeting with Messrs. Edison and Murphy to discuss the Special Committee’s new proposal. Specifically, the parties discussed an additional price increase of one million OP Units of PECO I OP (representing approximately $10.2 million in equity value), a liquidity provision not tied to the $10.20 OP Unit price and credit for incremental Class B Units of PECO I OP earned between January 1, 2017 and the closing date of the proposed transaction.

On December 31, 2016, PELP delivered to the Special Committee a revised term sheet reflecting its counterproposal. PELP’s proposal contemplated the issuance of 51 million OP Units to PELP, with an earn-out to acquire up to an additional 12 million OP Units. PELP’s proposal sought changes to other terms of the possible transaction.

On January 4, 2017, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed PELP’s counterproposal delivered on December 31, 2016.

The Special Committee held a telephonic meeting with its financial and legal advisors on January 6, 2017. The Special Committee reviewed with the representatives of Sidley Austin and Lazard the status of the negotiations with PELP and PELP’s counterproposal delivered on December 31, 2016. The representatives of Lazard presented the Special Committee with a financial analysis of PELP’s businesses, including the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets, as well as the structure and mechanics of the proposed earn-out. Lazard’s financial analysis of PELP’s businesses continued to assign no value to the internalization of the management services provided to PECO I by PELP. The representatives of Sidley Austin and Lazard then discussed with the Special Committee certain other provisions of PELP’s proposal, including a request for a portion of the consideration to be in cash, the terms of the proposed tax protection agreement, certain lock-up arrangements with the principals of PELP, certain potential closing conditions and indemnification terms and the allocation of transaction costs. The Special Committee also reviewed the potential scope of the due diligence to be performed on the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets. A discussion among the Special Committee and the representatives of Sidley Austin and Lazard then ensued regarding the next steps in the Special Committee’s process.

The Special Committee held a telephonic meeting with its financial and legal advisors on January 10, 2017. The Special Committee and the representatives of Sidley Austin and Lazard continued their discussion regarding the terms of a possible counterproposal to PELP’s proposal delivered on December 31, 2016. Following this discussion, the Special Committee approved the terms of a further counterproposal and a revised term sheet. The Special Committee then directed the representatives of Lazard and Sidley Austin to contact PELP and Latham, respectively, to communicate the terms of the revised proposal and deliver the revised term sheet.

On January 13, 2017, the representatives of the Special Committee delivered to PELP a revised term sheet reflecting the Special Committee’s revised proposal. The revised term sheet contemplated the issuance of 50.2 million OP Units, an earn-out opportunity of up to 12 million OP Units and a ten-year tax protection period. The Special Committee proposal also sought a 7.5% escrow to cover potential indemnification claims.

On January 16, 2017, Mr. Quazzo had a telephonic meeting with Messrs. Edison and Murphy to discuss the revised term sheet.

On January 17, 2017, PELP delivered to the Special Committee a further revised term sheet reflecting a counterproposal. PELP’s counterproposal contemplated consideration of 50.2 million OP Units (plus the assumed vesting of approximately 4.7 million Class B Units of PECO I OP already held by PELP) and a 12 million OP Unit earn-out opportunity. The counterproposal also accepted the 7.5% escrow, but PELP sought additional changes to the tax protection provisions.

The Special Committee held a telephonic meeting with its financial and legal advisors on January 19, 2017. The representatives of Sidley Austin and Lazard discussed with the Special Committee revisions to certain terms contemplated by PELP’s counterproposal delivered on January 17, 2017, including: (i) the structure and mechanics of the proposed earn-out; (ii) the parties’ respective responsibilities for certain transaction costs; (iii) proposed tax protection terms, including the duration and scope of merger and acquisition protections for PELP and requirements relating to PECO I’s level of indebtedness; and (iv) PELP’s request for representation on the Board of Directors. Following this discussion, the Special Committee approved the terms of a revised proposal to PELP’s proposal and a revised term sheet reflecting such revised proposal. The Special Committee then directed the representatives of Lazard and Sidley Austin to contact PELP and Latham, respectively, to communicate the terms of the revised proposal.

On January 20, 2017, the representatives of the Special Committee delivered to PELP a revised term sheet reflecting the Special Committee’s counterproposal. The revised term sheet contemplated revisions to, among other things, the structure of the earn-out and certain aspects of the tax protection arrangements.

On January 22, 2017, Mr. Quazzo had a telephonic meeting with Messrs. Edison and Murphy to discuss the revised term sheet. The parties specifically discussed the thresholds related to the earn-out, the lock-up provisions and board nomination rights. Also on that same day, representatives of Sidley Austin and Latham discussed the Special Committee’s revised term sheet, including, among other things, the lock-up provisions, voting power and the duration of the tax protection provisions.

Between January 22 and January 24, 2017, representatives of Sidley Austin and Latham continued to discuss the revised term sheet.

On January 25, 2017, PELP delivered to the Special Committee a revised term sheet reflecting further changes to, among other things, the earn-out structure, tax protection arrangements and lock-up provisions.

On January 26, 2017, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed PELP’s counterproposal.

On January 27, 2017, the representatives of the Special Committee delivered to representatives of PELP a revised term sheet reflecting changes to, among other things, the earn-out structure, tax protection arrangements and board nomination rights.

Between January 28 and 29, 2017, Mr. Quazzo, had a telephonic meeting with Messrs. Edison and Murphy, as well as representatives of Lazard, to discuss the Special Committee’s revised term sheet delivered on January 27, 2017.

The Special Committee held a telephonic meeting with its financial and legal advisors on January 30, 2017. Mr. Quazzo and the representatives of Lazard reported to the Special Committee their discussions with the representatives of PELP. Following this discussion, the Special Committee reviewed and approved the terms of a revised proposal and directed the representatives of Lazard to contact PELP to communicate the terms of the revised proposal and deliver a revised term sheet.

On February 7, 2017, representatives of Sidley Austin delivered a further revised term sheet to PELP. The latest term sheet clarified certain aspects of the earn-out, tax protection arrangements and board nomination rights. Later that day, representatives of Latham responded with a revised draft of the term sheet.

On February 9, 2017, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed the next steps in the legal process, including conducting due diligence, determining whether any third-party consents or approvals were necessary in connection with the possible transaction, the compensation package that PECO I might offer to key employees, terms of asset management services to be provided to properties retained by PELP and preparing transaction documentation. The parties also discussed the submission of a formal due diligence request list, a roll-forward status quo business plan update for PELP and PECO I, the delivery of a fairness opinion, the selection of vendors to initiate due diligence, timing to execute an agreement and the potential desire for a special vote of Stockholders.

Between February 9 and February 13, 2017, representatives of Sidley Austin and Latham continued to negotiate and exchange drafts of the term sheet, with discussions particularly focused on tax protection provisions.

On February 13, 2017, the Special Committee and PELP agreed to the terms of the revised term sheet (the “Term Sheet”) and agreed to move forward with due diligence and the drafting and negotiation of definitive agreements. The representatives of Sidley Austin delivered to representatives of Latham drafts of legal due diligence request lists.

On February 16, 2017, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed the next steps in the process, including the due diligence of the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets and the engagement of various third-party consultants and service providers to assist the Special Committee.

Commencing at the end of February 2017 and continuing through the first few weeks of May 2017, representatives of Sidley Austin engaged in a legal due diligence review of PELP. The due diligence included a review of PELP’s material contracts, organizational documents, employee benefit plans and certain debt agreements (including property level debt documents). In addition, as part of the property level due diligence, representatives of Sidley Austin reviewed: (i) certain material real property leases; (ii) updated title commitments, as well as certain material underlying recorded documents; (iii) existing and, in some instances, new surveys; (iv) updated zoning reports; and (v) certain tenant estoppels provided by PELP. The Special Committee also engaged an environmental consulting firm to perform an initial desktop environmental review with further reports or analysis commissioned where identified as necessary of each of the properties in the Real Estate Portfolio as well as a property condition assessment on certain of the properties. Representatives of Sidley Austin reviewed the environmental consulting firm’s work product with respect to the environmental findings and representatives of Lazard reviewed the property condition assessment reports produced by such environmental consulting firm. The Special Committee engaged a title insurance company to provide the title documents and commitments, and a survey firm to coordinate and provide the surveys and zoning reports.

On March 2, 2017, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed the status of the due diligence review and related outstanding items.

On March 15, 2017, the Special Committee engaged a third-party compensation consultant to provide executive compensation advice to the Special Committee in connection with the management compensation arrangements to be established following the closing of the possible transaction involving PELP.

On March 16, 2017, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed the status of the due diligence review and related outstanding items.

On March 17, 2017, representatives of Latham delivered to representatives of Sidley Austin a document setting forth the series of transaction steps that comprise the possible transaction involving PELP (the “Transaction Steps Memo”).

On March 23, 2017, representatives of Latham delivered to representatives of Sidley Austin a revised Transaction Steps Memo. The representatives of Sidley Austin, Lazard and Latham discussed the Transaction Steps Memo and which real property assets were to be included in the Real Estate Portfolio.

On March 30, 2017, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed a net asset value analysis of the possible transaction involving PELP, as well as the status of the due diligence review and related outstanding items.

The Special Committee held a telephonic meeting with its financial and legal advisors on April 3, 2017. The Special Committee and representatives of Sidley Austin and Lazard discussed the preliminary findings of the due diligence efforts and the overall status and timing of the possible transaction involving PELP. The representatives of Sidley Austin provided the Special Committee with a summary of Sidley Austin’s legal due diligence findings with respect to the Real Estate Portfolio, including the scope of Sidley Austin’s review of the Real Estate Portfolio with respect to environmental reports, title policies, surveys, zoning reports, property condition reports and tenant leases and the timing and number of lender consents and tenant estoppels that would be required in connection with the possible transaction. The representatives of Lazard provided the Special Committee with market updates on the performance of the shopping center REIT sector and fundraising activity of non-traded REITs. The representatives of Lazard then provided the Special Committee with a summary of Lazard’s financial due diligence findings with respect to the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets, including: (i) the amount of net operating income reported by each of PECO I and PELP in 2016; (ii) revisions to the net operating income forecasts for each of PECO I and PELP in 2017; (iii) projected increases to PELP’s general and administrative expenses related to incentive compensation; (iv) PELP’s revised fundraising strategy with respect to PECO III and (v) changes to PELP’s balance sheet since the date of the Term Sheet, including the status of the ten assets targeted for disposition in the Term Sheet. The Special Committee and the representatives of Sidley Austin and Lazard then discussed what impact, if any, Lazard’s financial due diligence findings would have on the amount of consideration to be paid to PELP in connection with the possible transaction. A discussion among the Special Committee and the representatives of Sidley Austin and Lazard then ensued regarding the next steps in the due diligence process and what properties the Special Committee should target for site visits. Finally, the representatives of Sidley Austin discussed the preliminary draft of the Contribution Agreement that Sidley Austin had prepared in connection with the Term Sheet.

On April 7, 2017, representatives of Sidley Austin delivered a draft of the Contribution Agreement to representatives of Latham.

On April 14, 2017, representatives of Latham delivered to representatives of Sidley Austin a draft of the form of Tax Protection Agreement. Commencing in the following days and continuing through May 18, 2017, the Special Committee and representatives of PELP, Sidley Austin and Latham negotiated the terms of the form of Tax Protection Agreement.

On April 20, 2017, representatives of Latham delivered a revised draft of the Contribution Agreement to Sidley Austin.

On April 21, 2017, representatives of Sidley Austin and Latham discussed the revised draft Contribution Agreement. In addition, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed the status of the negotiations regarding the Contribution Agreement, including key outstanding issues.

On April 25, 2017, at the direction of the Special Committee representatives, of the Special Committee’s third-party compensation consultant delivered to representatives of PELP a draft of the Severance Plan Term Sheet (which is referred to as the “Employment Agreement Term Sheet” in the Contribution Agreement). Commencing in the following days and continuing through May 17, 2017, the Special Committee and representatives of PELP, Latham and the Special Committee’s third-party compensation consultant negotiated the terms of the Severance Plan Term Sheet.

On April 26, 2017, representatives of Sidley Austin delivered a revised draft Contribution Agreement to representatives of Latham.

On April 27, 2017, representatives of Sidley Austin and PELP discussed legal due diligence matters and outstanding document requests. In addition, Mr. Quazzo and representatives of Sidley Austin and Lazard discussed the status of the negotiations with Latham, including key outstanding issues.

On May 2, 2017, representatives of Sidley Austin delivered to representatives of Latham a draft of the form of Equityholder Agreement. Commencing later that day and continuing through May 14, 2017, the Special Committee and representatives of PELP, Sidley Austin and Latham negotiated the terms of the form of Equityholder Agreement.

On May 3, 2017, representatives of Latham delivered to representatives of Sidley Austin a draft of the disclosure schedules to the Contribution Agreement. Commencing in the days that followed and continuing through May 17, 2017, representatives of PELP, Sidley Austin and Latham discussed and negotiated various disclosures included in the disclosure schedules to the Contribution Agreement.

On May 4, 2017, representatives of Latham delivered a revised draft Contribution Agreement to representatives of Sidley Austin, which revised, among other things, provisions relating to the earn-out, indemnification and several representations and warranties relating to real property, environmental, indebtedness and insurance matters.

On May 5, 2017, the Special Committee engaged (and subsequently on May 9, 2017 entered into an engagement letter with) a nationally recognized accounting firm (the “Accounting Firm”) to perform a specified review of accounting and tax matters of PELP as part of PECO I’s overall due diligence process.

On May 6, 2017, representatives of Latham delivered a revised Transaction Steps Memo to representatives of Sidley Austin.

On May 7, 2017, representatives of Latham delivered to representatives of Sidley Austin a draft of the PECO I OP Amended and Restated Partnership Agreement. Commencing the following day and continuing through May 18, 2017, representatives of Sidley Austin and Latham negotiated the terms of the draft PECO I OP Amended and Restated Partnership Agreement.

The Special Committee held a telephonic meeting with its financial and legal advisors on May 8, 2017. The Special Committee and representatives of Sidley Austin and Lazard discussed the additional findings of the Special Committee’s advisors’ due diligence efforts, the overall status and timing of the possible transaction involving PELP and the status of the draft Contribution Agreement. The representatives of Sidley Austin discussed with the Special Committee the status of Sidley Austin’s legal due diligence and then presented the material issues remaining in the negotiations of the draft Contribution Agreement, including, among other things the transfer of certain of PELP’s intellectual property rights, provisions relating to certain environmental matters, costs associated with debt consents, title insurance and directors and officers liability insurance, proposed registration rights for certain of PELP’s equity holders and certain provisions relating to the earn-out. The representatives of Lazard then provided the Special Committee with an updated summary of Lazard’s financial due diligence findings with respect to the Real Estate Portfolio, Asset Management Business and certain of PELP’s other related assets, which included the amount of net operating income reported by each of PECO I and PELP in 2016, revisions to the net operating income forecasts for each of PECO I and PELP in 2017, projected increases to PELP’s general and administrative expenses, PELP’s fundraising strategy with respect to PECO III and changes to PELP’s balance sheet since the date of the Term Sheet, including the status of four assets listed in the Term Sheet as targeted for disposition prior to closing. The Special Committee and representatives of Lazard additionally discussed key financial and other assumptions, which the Special Committee approved for use in Lazard’s underwriting. A discussion among the Special Committee and the representatives of Sidley Austin and Lazard then ensued regarding the potential next steps in the process.

On May 9, 2017, the Board of Directors reaffirmed its estimated net asset value per Common Share of $10.20 based on a financial analysis performed by an independent valuation expert. Also on May 9, 2017, representatives of Latham delivered to representatives of Sidley Austin a draft of the form of Services Agreement. Commencing later that day and continuing through May 17, 2017, representatives of Sidley Austin and Latham negotiated the terms of the form of Services Agreement.

The Special Committee held a telephonic meeting with its financial and legal advisors on May 10, 2017. The Special Committee reviewed with its advisors the status of the negotiations with PELP, including the current draft of the Contribution Agreement and updated summary of Lazard’s financial due diligence findings with respect to the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets. The representatives of Lazard discussed with the Special Committee potential adjustments to certain terms of the draft Contribution Agreement based on Lazard’s financial due diligence findings. The representatives of Sidley Austin then provided the Special Committee with an update on the draft Ancillary Agreements to the draft Contribution Agreement. The Special Committee and the representatives of Sidley Austin and Lazard then discussed potential next steps in the process.

On May 12, 2017, representatives of Sidley Austin delivered a revised draft Contribution Agreement to representatives of Latham, which revised, among other things, provisions relating to the earn-out, debt consents, and PELP’s use of the names “PECO” and “Phillips Edison” after the closing of the possible transaction. Representatives of Latham delivered to representatives of Sidley Austin a draft of the form of Escrow Agreement. Over the course of the next several days, representatives of Sidley Austin and Latham negotiated the terms of the form of Escrow Agreement.

On May 13, 2017, Mr. Quazzo and Mr. Edison discussed remaining outstanding issues related to the Contribution Agreement. Later that day, Mr. Quazzo conferred with representatives of Lazard regarding the same.

On May 14, 2017, representatives of Latham delivered a revised draft Contribution Agreement to representatives of Sidley Austin, which, among other things, included dollar thresholds for various representations and warranties, removed references to assets held by PELP that were targeted for disposition and modified language relating to PELP’s use of the names “PECO” and “Phillips Edison” after the closing of the possible transaction.

On May 15, 2017, representatives of Latham delivered to representatives of Sidley Austin a revised draft of the Transaction Steps Memo.

On May 16, 2017, Mr. Quazzo and Mr. Edison discussed a potential downward adjustment to the consideration based on due diligence findings and Lazard’s fairness analysis.

Also on May 16, 2017, the Special Committee held a telephonic meeting at which representatives of Sidley Austin, Lazard and the Accounting Firm were present. The representatives of the Accounting Firm provided a summary of their accounting and tax diligence findings to the Special Committee with respect to the possible transaction involving PELP. The representatives of Lazard then provided updates to its discussion at the meetings of the Special Committee held on May 8, 2017 and May 10, 2017, regarding the possible transaction and an updated summary of Lazard’s financial due diligence findings with respect to the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets. The representatives of Lazard discussed with the Special Committee the status of the potential consideration adjustments to certain terms of the draft Contribution Agreement (as contemplated by the Term Sheet) based on Lazard’s financial diligence findings and the Special Committee’s negotiations with PELP. The representatives of Sidley Austin then provided the Special Committee with an update on the current drafts of the Contribution Agreement, the Ancillary Agreements and the status of the Special Committee’s negotiations with PELP. The Special Committee and the representatives of Sidley Austin and Lazard then discussed potential next steps in the process.

Later that same day, representatives of Sidley Austin delivered a revised draft Contribution Agreement to representatives of Latham, which revised, among other things, provisions relating to the earn-out and PELP’s use of the names, “PECO” and “Phillips Edison” after the closing of the possible transaction.

On May 17, 2017, Mr. Quazzo and Mr. Edison discussed and resolved how to treat the final downward adjustment to the valuation. Following such conversation, representatives of Lazard and PELP discussed and agreed to certain changes in the Contribution Agreement, including a revised consideration amount that included 40,360,504 OP Units of PECO I OP to be issued at closing of the PELP Transaction and an opportunity to earn up to 12,490,196 additional OP Units of PECO I OP if certain milestones are met after the closing. The number of OP Units to be delivered at closing decreased, and the potential earn-out opportunity increased, from the Term Sheet because of certain mechanical adjustments as contemplated by the Term Sheet, a change in the consideration mix to include $50.0 million of cash consideration, the exclusion of certain assets in the Real Estate Portfolio and other assets and a decrease in the valuation of the Real Estate Portfolio, the Asset Management Business and certain of PELP’s other related assets.

Also on May 17, 2017, representatives of Latham delivered revised drafts of the Transaction Steps Memo and the Contribution Agreement to representatives of Sidley Austin, which revised, among other things, PELP’s use of the names, “PECO” and “Phillips Edison” after the closing of the possible transaction. Representatives of Sidley Austin and Latham also negotiated the remaining open issues in the form of Tax Protection Agreement and other Ancillary Agreements. The agreed upon form of Tax Protection Agreement contemplates that, among other things, for a period of ten years following the closing, PECO I OP will (i) indemnify each Contributor for certain tax liabilities resulting from a transaction involving a direct or indirect taxable disposition of all or a portion of the protected property such Contributor contributed to PECO I OP, (ii) maintain and allocate to each Contributor for tax purposes minimum levels of liabilities and, under certain circumstances, permit the Contributors to guarantee certain debt of PECO I OP and (iii) indemnify each Contributor for certain tax liabilities resulting from a failure to comply with certain requirements in connection with certain fundamental transactions (including change of control transactions involving PECO I or PECO I OP).

On May 18, 2017, representatives of Sidley Austin and Latham negotiated the remaining open issues and exchanged a draft of the Contribution Agreement. The Contribution Agreement contemplated PECO I’s acquisition of the Real Estate Portfolio, which included 76 shopping center real estate assets, the Asset Management Business and certain of PELP’s other related assets in exchange for $50.0 million in cash, the issuance by PECO I of 40,360,504 OP Units of PECO I OP (at an assumed value of $10.20 per OP Unit) plus the assumed vesting of the already issued Class B Units of PECO I OP. The consideration also includes an opportunity for PELP to earn up to 12,490,196 additional OP Units if certain milestones are achieved, including a liquidity event for the Stockholders no later than December 31, 2021 or the successful raising of equity capital for PECO III, with the greatest aggregate consideration contingent on achieving a liquidity event for Stockholders by December 31, 2019 at a value per Common Share of $10.20 or greater and the successful raising of $1.5 billion of equity capital by December 31, 2019 for PECO III. Assuming full achievement of the earn-out opportunity and the vesting of the already issued Class B Units of PECO I OP, the OP Unit consideration represents a pro forma ownership of approximately 23.9%. The Contribution Agreement also contemplated the assumption of outstanding PELP debt of approximately $501 million, as of March 31, 2017.

Later that day, the Special Committee held a telephonic meeting at which representatives of Sidley Austin, Lazard and Venable were present. Mr. Massey was unable to attend the meeting. The representatives of Venable provided a reminder briefing to the Special Committee of the duties of members of the Special Committee and the Board of Directors under Maryland law. The representatives of Sidley Austin then provided the Special Committee a summary of the key terms of the Contribution Agreement and the Ancillary Agreements. The representatives of Lazard then reviewed with the Special Committee their financial analysis of the possible transaction involving PELP. The representatives of Lazard then provided the Special Committee with its oral opinion, which representatives of Lazard confirmed by delivery of a written opinion dated May 18, 2017, that, as of such date and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be paid by PECO I OP in the possible transaction was fair, from a financial point of view, to PECO I. The representatives of Lazard also re-confirmed that Lazard had no conflicts of interest with respect to the possible transaction. The members of the Special Committee present at the meeting then unanimously (i) determined that the Contribution Agreement and the Ancillary Agreements, the performance thereof and the consummation of the possible transaction were advisable and in the best interests of PECO I; (ii) recommended and declared it advisable for the Board of Directors to authorize, approve and adopt the draft Contribution Agreement, the draft Ancillary Agreements and the possible transaction; (iii) recommended and declared it advisable for the Board of Directors to direct that the current drafts of the Contribution Agreement and the Ancillary Agreements and the possible transaction be submitted to a vote at a meeting of the Stockholders, and for the Board of Directors to recommend to the Stockholders to approve the Contribution Agreement, the Ancillary Agreements and the possible transaction at such meeting of the Stockholders.

Immediately following the meeting of the Special Committee, the Board of Directors (other than Mr. Massey who was unable to attend) held a telephonic special meeting. Based on the recommendations of the Special Committee, all of the members of the Board of Directors present (excluding Mr. Edison who has a material financial interest in the PELP Transaction and, accordingly, abstained from voting) unanimously approved the Contribution Agreement, the Ancillary Agreements and the possible transaction. Subsequent to the meetings of the Special Committee and the Board of Directors, Mr. Massey affirmed his support of the PELP Transaction.

After the meeting of the Board of Directors, each of PECO I, PECO I OP, PELP and the other parties thereto executed the Contribution Agreement.

On May 19, 2017, PECO I and PELP issued a joint press release announcing the execution of the Contribution Agreement.

Rationale for Recommending the Approval of the PELP Transaction

Rationale for the Recommendation of the Special Committee

The Special Committee recommended that the Board of Directors approve the PELP Transaction based upon a variety of factors. In evaluating the PELP Transaction, the independent directors held dozens of telephonic and in-person meetings over a multi-year period during which they considered various proposals from PELP and consulted with their legal, financial and other advisors as described in greater detail in the section entitled “The PELP Transaction—Background of the PELP Transaction” beginning on page 50.

Expected Strategic Benefits

After carefully evaluating the PELP Transaction, the Special Committee believes it is reasonably likely to create significant operational and financial benefits, including:

●	Maintains Grocery Focus. The combined real estate portfolio will be focused entirely on grocery-anchored shopping centers with an emphasis on necessity-based retailers, which are likely to be more internet and recession resilient.

●	Improved Earnings. The PELP Transaction is expected to be accretive to FFO, as defined by NAREIT.

●	Strengthened Balance Sheet. The post-closing combined enterprise is expected to have an improved capital position on a total debt/EBITDA basis, which positions the company well for attractive future financing opportunities.

●	Better Alignment of Management. An internalized management structure creates better alignment with Stockholders. Through its investment in OP Units, management will be PECO I’s largest equity owner, owning over 19 million OP Units and Common Shares, with a long-term view of Stockholder value and will be subject to traditional and customary lock-ups.

●	Increased Potential for Future Growth and Dividend Coverage. The Real Estate Portfolio has the opportunity for higher net operating income growth. Additionally, potential future fee income from the Asset Management Business is expected to further support PECO I’s dividend as well as other capital allocation strategies.

●	Improved Geographic and Tenant Diversity. The post-closing combined enterprise will own a high-quality portfolio of 230 grocery-anchored shopping centers comprising approximately 25.5 million square feet in established trade areas located in 32 states and will benefit from greater geographic, grocery anchor and tenant diversification.

●	Superior Financial Strength and Flexibility. With enhanced size and scale, the combined enterprise will have additional access to capital, which can be used to support strategic investments to drive future growth opportunities.

●	Cost Savings. As a result of terminating the agreements between PECO I and its external advisor and property manager, PECO I will no longer be obligated to pay asset management, property management, development and other fees, including a disposition fee, to PE-NTR and the Property Manager.

●	Liquidity Opportunities. Given its enhanced size, scale, improved financials and internalized management structure, the post-closing combined enterprise is better positioned to capitalize on capital market opportunities, including certain potential liquidity alternatives.

Consideration of Strategic Alternatives to the PELP Transaction

The Special Committee, with the assistance of its financial advisors, at the outset of the process conducted a strategic review of alternatives for PECO I, which included, in addition to the potential PELP Transaction: (i) continuing to operate PECO I as an externally managed REIT; (ii) pursuing a listing on a national securities exchange; (iii) pursuing an all-stock combination transaction with a publicly traded merger partner; and (iv) pursuing an all-cash sale to third parties.

The Special Committee reviewed the range of possible benefits to PECO I and its Stockholders of the various strategic alternatives and the timing, costs, risks and likelihood of accomplishing the goals of these alternatives. The Special Committee assessed at the outset of the process that none of the above-described strategic alternatives was reasonably likely to present superior opportunities for PECO I, or reasonably likely to create greater value for the Stockholders, than the PELP Transaction.

Aggregate Consideration

The Special Committee also considered the following, with respect to the Aggregate Consideration:

●	that the Aggregate Consideration was the result of extensive, multi-year negotiations with representatives of PELP and many price decreases from PELP’s initial offer;

●	the Special Committee’s belief that the Aggregate Consideration represented the lowest consideration to which PELP was willing to agree;

●	the further alignment of management’s interests with the post-closing success of the combined enterprise by incorporating an earn-out structure such that the Contributors have a right to receive additional consideration if certain milestones are achieved, with the greatest additional consideration contingent on achieving a liquidity event for the Stockholders by December 31, 2019 at a per Common Share value of $10.20 or greater and the successful raising of $1.5 billion of equity capital by December 31, 2019 for PECO III; and

●	the financial analysis presented by representatives of Lazard at the Special Committee meeting held on May 18, 2017, and the oral opinion of Lazard delivered to the Special Committee on that date, which was confirmed by delivery of a written opinion dated May 18, 2017, as to the fairness, as of such date, from a financial point of view, to PECO I of the Aggregate Consideration to be paid by PECO I OP pursuant to the Contribution Agreement, which opinion was based on and subject to the assumptions made, factors considered and qualifications set forth in the opinion, as more fully described below in the section entitled “The PELP Transaction—Opinion of Financial Advisor to the Special Committee” beginning on page 72.

Contribution Agreement and Ancillary Agreements

The Special Committee also considered, among other things, the following, with respect to the Contribution Agreement and the Ancillary Agreements:

●	General. The general terms and conditions of the Contribution Agreement, including the parties’ representations, warranties and covenants set forth therein, together with the material terms of the Ancillary Agreements contemplated thereby, are fair and commercially reasonable and the product of extensive negotiations.

●	Indemnification; Escrow. The provisions of the Contribution Agreement providing for indemnification for breaches of representations, warranties and covenants and certain other matters and the fact that 7.5% of the Closing Consideration will be placed into escrow to satisfy the indemnification obligations of the Contributors.

●	Non-Solicitation. The provisions of the Contribution Agreement generally prohibiting the Contributors’ solicitation of third-party proposals relating to a merger, sale of securities, sale of substantial assets or similar transaction involving the target subsidiaries of PELP and restricting the Contributors’ ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to such transactions, subject to certain limited exceptions.

●	Lock-up Periods. The provisions of the form of Equityholder Agreement contemplating that each of Messrs. Edison, Murphy and Addy will not transfer their OP Units for the following periods of time, subject to certain exceptions set forth therein (i) with respect to Mr. Edison, three years from the Closing; and (ii) with respect to Messrs. Murphy and Addy, two years from the Closing.

●	Restrictive Covenants. The terms of the Severance Plan Term Sheet contemplating that each of Messrs. Edison, Murphy, Addy and Robert F. Myers will be participants in a severance plan of PECO I OP pursuant to which, among other things, each will be subject to customary non-competition and non-solicitation covenants and will be entitled to certain severance payments upon a termination of his employment without cause by PECO I OP or with good reason by such executive.

Potentially Negative Factors

The Special Committee also considered certain risks and other potentially negative factors concerning the PELP Transaction, including:

●	the fact that the form of Tax Protection Agreement contemplates that, for a period of ten years following the Closing, PECO I OP will, among other things, (i) indemnify each Contributor for certain tax liabilities resulting from a transaction involving a direct or indirect taxable disposition of all or a portion of protected property such Contributor contributed to PECO I OP, (ii) maintain and allocate to each Contributor for tax purposes minimum levels of liabilities and, under certain circumstances, permit the Contributors to guarantee certain debt of PECO I OP and (iii) indemnify each Contributor for certain tax liabilities resulting from a failure to comply with certain requirements in connection with certain fundamental transactions (including change of control transactions involving PECO I or PECO I OP);

●	the fact that the form of Equityholder Agreement contemplates that Mr. Edison, or his designee, will be nominated to the Board of Directors for each of the ten succeeding annual meetings following the Closing, subject to certain terminating events including the sale or transfer of more than 35% of the OP Units that he beneficially owns immediately following the Closing;

●	the fact that certain provisions of the Contribution Agreement, the form of Services Agreement and the form of License Agreement grant certain licenses to use the names “PECO” and “Phillips Edison” to certain Contributors and their affiliates after the Closing;

●	the fact that the Contribution Agreement contemplates amending and restating the bylaws of PECO I in connection with the Closing to incorporate a provision providing that Mr. Edison shall continue to serve as Chair of the Board of Directors until the third anniversary of the Closing, subject to certain terminating events including the listing of the Common Shares on a national securities exchange;

●	the fact that the PECO I OP Amended and Restated Partnership Agreement contemplates certain changes, designed to, among other things, grant certain rights and protections to the limited partners, including changes clarifying limited partners’ redemption rights and providing for procedural limited partner protections in connection with certain fundamental transactions (including consent procedures with respect to change of control transactions involving PECO I or PECO I OP);

●	the fact that the PELP Transaction might not be consummated in a timely manner or at all, due to a failure of certain conditions;

●	the fact that PECO I has incurred and will incur substantial expenses related to the PELP Transaction, regardless of whether the PELP Transaction is consummated;

●	the substantial time and effort required to complete the PELP Transaction, which may disrupt PECO I’s business operations; and

●	the risks and contingencies related to the announcement and pendency of the PELP Transaction, including the impact on PECO I’s relationships with existing and prospective tenants and other third parties.

Other

The Special Committee also considered the fact that Mr. Edison (Chair of the Board and Chief Executive Officer of PECO I) and certain of PECO I’s executive officers have material financial interests in the PELP Transaction that are different from, and in addition to, those of the Stockholders.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the wide variety of factors considered in connection with its evaluation of the PELP Transaction and the complexity of these matters, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Special Committee did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Special Committee based its recommendation on the totality of the information presented, including the factors described above.

Rationale for the Recommendation of the Board of Directors

The Board of Directors (excluding Mr. Edison who has a material financial interest in the PELP Transaction and, accordingly, abstained from voting on the Board of Director’s recommendation) approved the Contribution Agreement, the Ancillary Agreements and the PELP Transaction, having determined that they are advisable and in the best interests of PECO I. Accordingly, the Board of Directors (excluding Mr. Edison who has a material financial interest in the PELP Transaction and, accordingly, abstained from voting on the Board of Director’s recommendation) recommends that you vote “FOR” the PELP Proposal.

The Board of Directors based its determination that the PELP Transaction is advisable and in the best interests of PECO I on, among other things:

●	The factors considered and conclusions of the Special Committee (which were adopted by the Board of Directors as its own).

●	The extensive negotiations of the Special Committee with representatives of PELP.

●	The receipt by the Special Committee of the opinion, dated May 18, 2017, of Lazard to the Special Committee as to the fairness as of such date, from a financial point of view, to PECO I of the aggregate consideration to be paid by PECO I OP pursuant to the Contribution Agreement, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken as more fully described below in the section entitled “The PELP Transaction—Opinion of Financial Advisor to the Special Committee” beginning on page 72.

The Board of Directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Opinion of Financial Advisor to the Special Committee

At a meeting of the Special Committee held to evaluate the PELP Transaction on May 18, 2017, Lazard rendered an opinion to the Special Committee to the effect that, as of such date, and subject to the assumptions, limitations and qualifications set forth in the opinion, the Aggregate Consideration, if any, to be paid by PECO I OP in the PELP Transaction was fair, from a financial point of view, to PECO I.

The full text of Lazard’s opinion, dated May 18, 2017, which sets forth the assumptions made, factors considered and limitations and qualifications on the review undertaken by Lazard in connection with its opinion, is attached as Annex I to this proxy statement and is incorporated into this proxy statement by reference.

Lazard’s opinion was directed to and for the benefit of the Special Committee for the information and assistance of the Special Committee in connection with its evaluation of the PELP Transaction and only addressed the fairness, from a financial point of view, to PECO I of the Aggregate Consideration, if any, to be paid by PECO I OP pursuant to the Contribution Agreement as of the date of Lazard’s opinion, and Lazard’s opinion did not address any other aspect of the PELP Transaction. Lazard’s opinion did not address the relative merits of the PELP Transaction as compared to any other transaction or business strategy in which PECO I or PECO I OP might engage or the merits of the underlying decision by PECO I and PECO I OP to engage in the PELP Transaction. Lazard’s opinion was not intended to and does not constitute a recommendation to any holder of securities as to how such holder should vote or act with respect to the PELP Transaction or any matter relating thereto.

Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard’s opinion did not express any opinion as to the prices at which securities of PECO I, PECO I OP or any affiliate thereof may trade at any time after the announcement of the PELP Transaction.

The following is a summary of Lazard’s opinion. The description of Lazard’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex I to this proxy statement. We encourage you to read Lazard’s opinion and this section carefully and in their entirety.

In connection with its opinion, Lazard:

●	reviewed the financial terms and conditions of a draft, dated May 17, 2017, of the Contribution Agreement;

●	reviewed certain historical business and financial information relating to the Contributed Companies, the Contributed Properties, the Contributed Businesses, PECO I and PECO I OP;

●	reviewed various financial forecasts and other data relating to the Contributed Companies, the Contributed Properties and the Contributed Businesses provided to Lazard by management of the Contributors, in its capacity as management of the Contributors, as directed and approved for Lazard’s use by the Special Committee (the “Contributed Businesses Forecasts”);

●	reviewed various financial forecasts and other data relating to the businesses of PECO I and PECO I OP provided to Lazard by management of the Contributors, as management for PECO I and PECO I OP, as directed and approved for Lazard’s use by the Special Committee (the “PECO I Forecasts”);

●	reviewed the projected synergies, cost savings (including the projected cost savings to PECO I and PECO I OP resulting from the elimination of the existing management arrangements between PECO I, PECO I OP and an affiliate of the Contributors) and other benefits, including the amount and timing thereof, anticipated by management of the Contributors, as management of PECO I and PECO I OP, to be realized from the PELP Transaction, as directed and approved for Lazard’s use by the Special Committee (the “Synergies”);

●	reviewed the potential pro forma financial impact of the PELP Transaction on PECO I utilizing pro forma financial forecasts for PECO I and PECO I OP giving effect to the PELP Transaction provided by management of the Contributors, as management of PECO I and PECO I OP and as management of the Contributors, respectively, as directed and approved for Lazard’s use by the Special Committee (the “Pro Forma Projections,” together with the Contributed Businesses Forecasts, the PECO I Forecasts and the Synergies, the “Forecasts”);

●	held discussions with members of management of the Contributors, as management of PECO I and PECO I OP, and as management of the Contributors, respectively, with respect to the businesses and prospects of the Contributed Companies, the Contributed Properties, the Contributed Businesses, PECO I and PECO I OP, and with respect to the Synergies;

●	reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the Contributed Companies, the Contributed Properties, the Contributed Businesses, PECO I and PECO I OP; and

●	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Contributed Companies, the Contributed Properties, the Contributed Businesses, PECO I or PECO I OP or concerning the solvency or fair value of the Contributed Companies, the Contributed Properties, the Contributed Businesses, PECO I or PECO I OP, and Lazard was not furnished with any such valuation or appraisal and, at the direction of the Special Committee, Lazard assumed that there were no material undisclosed liabilities of or relating to the Contributed Companies, the Contributed Properties or the Contributed Businesses for which appropriate reserves, indemnification or other provisions had not been made. With respect to the forecasts utilized in its analyses (the “Forecasts”), Lazard assumed, at the direction of the Special Committee, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Contributed Companies, the Contributed Properties, the Contributed Businesses, PECO I and PECO I OP, respectively. In addition, Lazard assumed, at the direction of the Special Committee, that the Forecasts would be realized in the amounts and at the times contemplated thereby. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based. At the direction of the Special Committee, for purposes of its analyses, Lazard assumed that, in the absence of the PELP Transaction, PECO I and PECO I OP would continue to be managed by management of the Contributors under the terms of their existing management arrangements, and Lazard assumed no responsibility for such assumption. Lazard further assumed for purposes of its analyses, at the direction of the Special Committee, that the Cash Consideration would be paid entirely in cash, and that any restrictions on the Class B Units of PECO I OP would be satisfied at or prior to the consummation of the PELP Transaction and that such Class B Units would be converted into OP Units of PECO I OP as more particularly set forth in the Contribution Agreement. Further, for purposes of its analysis of the Contingent Consideration and the targets set forth in the Contribution Agreement upon which payment of all or a portion of the Contingent Consideration is based, at the direction of the Special Committee, Lazard relied upon the judgments of management of the Contributors regarding the timing and likelihood of the achievement of such targets. Lazard expressed no opinion regarding the likelihood that the targets upon which payment of all or a portion of the Contingent Consideration is based will be achieved or the timing thereof. Lazard noted that, in the absence of precedent transactions believed by Lazard to be sufficiently relevant for purposes of evaluating the PELP Transaction, Lazard did not conduct precedent transactions analyses in connection with its opinion.

In rendering its opinion, Lazard assumed, with the consent of the Special Committee, that the PELP Transaction would be consummated on the terms described in the Contribution Agreement, without any waiver or modification of any material terms or conditions. Representatives of PECO I advised Lazard, and Lazard assumed, with the consent of the Special Committee, that the Contribution Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard further assumed, with the consent of the Special Committee, that adjustments (if any) to the Aggregate Consideration would not be material in any respect to its analyses or opinion. Lazard also assumed, with the consent of the Special Committee, that obtaining the necessary governmental, regulatory or third-party approvals and consents for the PELP Transaction would not have an adverse effect on PECO I, PECO I OP, the Contributors, the Contributed Companies, the Contributed Properties, the Contributed Businesses or the PELP Transaction. Lazard further assumed, with the consent of the Special Committee, that, following the PELP Transaction, PECO I would continue its status as a REIT under the Internal Revenue Code. Lazard did not express any opinion as to any tax or other consequences that might result from the PELP Transaction, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Special Committee obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Aggregate Consideration to the extent expressly specified herein) of the PELP Transaction, including, without limitation, the form or structure of the PELP Transaction, the Plan of Reorganization (as defined in the Contribution Agreement) contemplated by the Contribution Agreement, the allocation of the Aggregate Consideration pursuant to, or any agreements or arrangements entered into in connection with, or contemplated by, the PELP Transaction. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the PELP Transaction or any of their affiliates, or class of such persons, relative to the Aggregate Consideration or otherwise.

For a summary of the material financial analyses presented by Lazard to the Special Committee in connection with delivery of Lazard’s opinion, see “—Summary of Financial Analyses of Lazard” below.

The Special Committee selected Lazard to act as its financial advisor in connection with the PELP Transaction based on Lazard’s qualifications, experience, reputation, and familiarity with PECO I, PECO I OP, the Contributors and their respective businesses. Lazard is an internationally recognized investment banking firm providing a broad range of financial advisory and other services. Lazard, as part of its investment banking business, is continually engaged in valuations of businesses and securities, including in connection with mergers and acquisitions, leveraged buyouts, financings and restructurings.

Summary of Material Financial Analyses

The following is a brief summary of the material financial and comparative analyses that Lazard deemed to be appropriate for this type of transaction and that were reviewed with the Special Committee in connection with rendering Lazard’s opinion. The summary of Lazard’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily able to be summarized. In arriving at its opinion, Lazard did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below without considering the analyses and reviews as a whole could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of PECO I, PECO I OP, and PELP. No company, business or transaction used in Lazard’s analyses and reviews as a comparison is identical to PECO I or PELP or the Contributors, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to understand fully Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Lazard performed the analyses and reviews described below for the purpose of deriving implied equity value reference ranges for PECO I and PELP. In the case of PELP, Lazard assumed, with the consent of the Special Committee, a $1.5 billion capital raise for PECO III (the “$1.5B PECO III Fundraising Plan”) and, for the purposes of evaluating up front consideration contemplated by the PELP Transaction, a $500 million capital raise for PECO III (the “$500MM PECO III Fundraising Plan”) reflective of adjustments made by Lazard to the $1.5B PECO III Fundraising Plan. Lazard used the implied equity value reference ranges for PECO I and PELP derived from its analyses to calculate implied ranges of the number of OP Units to be issued to PELP in the PELP Transaction (and corresponding ranges of implied PELP ownership in PECO I after consummation of the PELP Transaction (“Pro Forma PECO I”)), assuming, with the consent of the Special Committee, that the Cash Consideration will be paid entirely in cash. Lazard compared the implied ranges of OP Units to be issued to PELP assuming the $500MM PECO III Fundraising Plan to (i) the approximately 40 million OP Units which will be issued to PELP in the event that $500 million (or less) is raised for PECO III by December 31, 2019 and no liquidity event is achieved prior to December 31, 2021 and (ii) the approximately 45 million OP Units that will be issued to PELP in the event that $500 million (or less) is raised for PECO III by December 31, 2019 and a liquidity event for Pro Forma PECO I at a share price greater than or equal to $10.20 is achieved prior to December 31, 2019 (the “Liquidity Event Earn Out Only OP Unit Consideration”). Lazard then compared the implied ranges of OP Units to be issued to PELP assuming the $1.5B PECO III Fundraising Plan to the approximately 53 million OP Units that will be issued to PELP in the event that $1.5 billion is raised for PECO III by December 31, 2019 and a liquidity event for Pro Forma PECO I at a share price greater than or equal to $10.20 is achieved prior to December 31, 2019 (the “Maximum Earn Out OP Unit Consideration”).

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 17, 2017 and is not necessarily indicative of current market conditions.

Illustrative Discounted Cash Flow Analysis

Illustrative PECO I Discounted Cash Flow Analysis

Lazard performed a discounted cash flow analysis for the purpose of determining the illustrative equity value of PECO I on a standalone basis. In conducting the discounted cash flow analysis, Lazard utilized projections provided by management of the Contributors, in its capacity as management for PECO I as directed for Lazard’s use and approved by the Special Committee. Lazard arithmetically derived the estimated standalone unlevered free cash flows that PECO I was forecasted to generate from March 31, 2017 through December 31, 2021, based on such projections.

Lazard also calculated a range of illustrative terminal values for PECO I utilizing the EBITDA multiple method by applying a forward multiple of 13.1x to 14.1x to the estimated EBITDA of PECO I in the terminal year ending on December 31, 2022. The range of forward multiples applied was based on Lazard’s professional judgment given the nature of PECO I and its business and industry and informed by an analysis of the following select comparable companies:

Brixmor Property Group Inc.

Cedar Realty Trust, Inc.

Kite Realty Group Trust

Ramco-Gershenson Properties Trust

The unlevered free cash flows and the range of illustrative terminal values were then discounted to present value using a discount rate of 6.4% to 7.4%, based on an estimate of PECO I’s weighted-average cost of capital, to derive a range of illustrative enterprise values for PECO I. Lazard determined the weighted-average cost of capital for PECO I based on the capital asset pricing model. A range of illustrative equity values for PECO I was then calculated by reducing the range of illustrative enterprise values by the amount of PECO I’s mortgages and loans payable and then adding back cash, cash equivalents and other tangible assets as of March 31, 2017. Lazard’s analysis indicated an illustrative equity value reference range for PECO I on a standalone basis of $1.398 billion to $1.644 billion.

Illustrative PELP Sum-of-the-Parts Discounted Cash Flow Analysis

Lazard conducted a sum-of-the-parts discounted cash flow analysis to derive an illustrative equity value reference range for PELP. In carrying out this analysis, PELP’s cash flow sources were divided into three segments: (i) the Real Estate Portfolio; (ii) the in-place business plan for PELP’s Asset Management Business (“PELP In-Place”); and (iii) the Asset Management Business’ PECO III business plan at PELP’s share (under each of the $500MM PECO III Fundraising Plan and the $1.5B PECO III Fundraising Plan) (“PELP PECO III”). At the direction of the Special Committee, Lazard used the $500MM PECO III Fundraising Plan (reflective of adjustments made by Lazard to the $1.5B PECO III Fundraising Plan) in order to evaluate up front consideration contemplated by the PELP Transaction. To derive the illustrative equity value reference range for PELP, Lazard performed a discounted cash flow analysis to calculate a range of values for each of the foregoing segments (adjusting for debt of the Real Estate Portfolio). Lazard then aggregated the illustrative equity values for the Real Estate Portfolio, PELP In-Place and PELP PECO III generated by the discounted cash flow analyses and added the net value of other tangible assets (including cash and cash equivalents) on PELP’s balance sheet, to derive an illustrative equity value reference range for PELP as of March 31, 2017 of (i) $465 million to $573 million assuming the $500MM PECO III Fundraising Plan and (ii) $537 million to $697 million assuming the $1.5B PECO III Fundraising Plan.

Illustrative Adjusted Exchange Ratio / Ownership Analysis

Lazard performed an illustrative adjusted exchange ratio analysis by (1) dividing the low end of the illustrative equity value reference range for PELP (for each of the $500MM PECO III Fundraising Plan and the $1.5B PECO III Fundraising Plan), less the Cash Consideration (assuming fully paid in cash), by the high end of the illustrative equity value reference range for PECO I indicated by the discounted cash flow analyses described above and by dividing the high end of the illustrative equity value reference range for PELP (for each of the $500MM PECO III Fundraising Plan and the $1.5B PECO III Fundraising Plan), less the Cash Consideration (assuming fully paid in cash), by the low end of the illustrative equity value reference range for PECO I indicated by the discounted cash flow analyses described above and (2) multiplying the resulting quotient by PECO I’s total units outstanding (including all OP Units and vested and unvested Class B Units as if converted to OP Units on a one-to-one ratio). These analyses indicated the illustrative reference ranges of OP Units to be issued to PELP and corresponding illustrative reference ranges of PELP ownership of Pro Forma PECO I shown in the table below.

$500MM PECO III Fundraising Plan		$1.5B PECO III Fundraising Plan
OP Units Issued (millions)	PELP Ownership Range	OP Units Issued (millions)	PELP Ownership Range
47.5 – 70.4	22.2% – 29.1%	55.7 – 87.1	24.8% – 33.4%

Lazard then compared (1) the illustrative reference range of OP Units to be issued to PELP under the $500MM PECO III Fundraising Plan to the Base OP Unit Consideration and the Liquidity Event Earn Out Only OP Unit Consideration and (2) the illustrative reference range of OP Units to be issued to PELP under the $1.5B PECO III Fundraising Plan to the Maximum Earn Out OP Unit Consideration.

Selected Publicly Traded Companies Analyses

PECO I Selected Publicly Traded Companies Analysis

In performing a selected publicly traded companies analysis of PECO I, Lazard reviewed publicly available financial and market information for the selected public companies listed in the table below (the “PECO I Selected Public Companies”), which Lazard deemed most relevant to consider in relation to PECO I, based on Lazard’s professional judgment and experience. Lazard reviewed, among other things, equity values of the PECO I Selected Public Companies as a multiple of projected funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) for calendar years 2017 and 2018. The financial data of the PECO I Selected Public Companies used by Lazard for this analysis were based on publicly available research analysts’ estimates and, in the case of PECO I, on projections based on PECO I’s existing management agreement and assuming such agreement remained in effect, as provided by management of the Contributors, in its capacity as management for PECO I, as directed and approved for Lazard’s use by the Special Committee. The 2017E and 2018E FFO and AFFO multiples for each of the PECO I Selected Public Companies are set forth in the table below.

PECO I Selected Public Company	Equity Value / 2017E FFO	Equity Value / 2017E AFFO	Equity Value / 2018E FFO	Equity Value / 2018E AFFO
Ramco-Gershenson Properties Trust	9.2x	11.2x	9.0x	11.1x
Cedar Realty Trust, Inc.	9.2x	11.4x	8.8x	10.9x
Kite Realty Group Trust	9.0x	11.1x	8.6x	9.8x
Brixmor Property Group Inc.	8.5x	10.6x	8.2x	10.1x

Lazard then applied, based on its judgment and review of the PECO I Selected Public Companies (and in particular, the multiples listed in the tables above) and its experience and professional judgment, to the projections provided to Lazard by the management of the Contributors, in its capacity as management of PECO I, as directed and approved for Lazard’s use by the Special Committee, of the projected FFO and AFFO of PECO I for 2017 and 2018, median multiples (and in each case, plus or minus 1x) of (i) 9.1x with respect to the projected 2017 FFO of PECO I; (ii) 11.1x with respect to the projected 2017 AFFO of PECO I; (iii) 8.7x with respect to the projected 2018 FFO of PECO I; and (iv) 10.5x with respect to the projected 2018 AFFO of PECO I. Lazard’s analysis resulted in an indicative implied equity value range of (i) $1,010 - $1,260 million in respect to the projected 2017 FFO of PECO I; (ii) $902 – $1,080 million in respect to the projected 2017 AFFO of PECO I; (iii) $989 – $1,245 million in respect to the projected 2018 FFO of PECO I; and (iv) $923 – $1,116 million in respect to the projected 2018 AFFO of PECO I.

PELP Sum-of-the-Parts Selected Public Companies Analysis

Lazard conducted a sum-of-the-parts selected publicly traded companies analysis to derive an implied equity value reference range for PELP. In carrying out this analysis, Lazard performed separate selected comparable company analyses to derive equity value reference ranges for the Real Estate Portfolio and the Asset Management Business, as described below, and added the incremental value of other net tangible assets on PELP’s balance sheet to the sum of such values to arrive at an aggregate equity value reference range for PELP on a standalone basis.

PELP’s Real Estate Portfolio

In performing a selected publicly traded companies analysis of the Real Estate Portfolio, Lazard reviewed publicly available financial and market information for the selected public companies listed in the table below (the “PELP RE Selected Public Companies”), which Lazard deemed most relevant to consider in relation to the Real Estate Portfolio, based on its professional judgment and experience. Lazard reviewed, among other things, equity values of the PELP RE Selected Public Companies as a multiple of projected FFO and AFFO for calendar years 2017 and 2018. The financial data of the PELP RE Selected Publicly Traded Companies used by Lazard for this analysis was based on publicly available research analysts’ estimates and, in the case of the Real Estate Portfolio, on projections provided by management of the Contributors, in its capacity as management for PELP, as directed and approved for Lazard’s use by the Special Committee. The 2017E and 2018E FFO and AFFO multiples for each of the PELP RE Selected Public Companies are set forth in the table below.

PELP RE Selected Public Company	Equity Value / 2017E FFO	Equity Value / 2017E AFFO	Equity Value / 2018E FFO	Equity Value / 2018E AFFO
Ramco-Gershenson Properties Trust	9.2x	11.2x	9.0x	11.1x
Cedar Realty Trust, Inc.	9.2x	11.4x	8.8x	10.9x
Kite Realty Group Trust	9.0x	11.1x	8.6x	9.8x
Brixmor Property Group Inc.	8.5x	10.6x	8.2x	10.1x
Slate Retail REIT	8.5x	11.4x	8.1x	10.7x

PELP’s Asset Management Business

In performing a selected publicly traded companies analysis of the Asset Management Business, Lazard reviewed publicly available financial and market information for the selected public companies listed in the table below (the “PELP AM Selected Public Companies”), which Lazard deemed most relevant to consider in relation to the Asset Management Business, based on its professional judgment and experience. Lazard reviewed, among other things, enterprise values of the PELP AM Selected Public Companies as a multiple of estimated EBITDA for calendar years 2017 and 2018. The financial data of the PELP AM Selected Public Companies used by Lazard for this analysis were based on publicly available research analysts’ estimates and, in the case of the Asset Management Business, on projections provided by management of the Contributors, in its capacity as management for PELP, as directed and approved for Lazard’s use by the Special Committee. The 2017E and 2018E EBITDA multiples for each of the PELP AM Selected Public Companies are set forth in the table below.

PELP AM Selected Public Company	TEV / 2017E EBITDA	TEV / 2018E EBITDA
Legg Mason, Inc.	7.8x	7.8x
Federated Investors, Inc.	8.3x	N/A
Cohen & Steers, Inc.	10.1x	9.1x
Artisan Partners Asset Management Inc.	7.5x	8.4x
OM Asset Management plc	6.7x	6.2x
Waddell & Reed Financial, Inc.	4.6x	4.9x
Virtus Investment Partners, Inc.	5.5x	7.1x
Manning & Napier, Inc.	5.7x	N/A
CBRE Group, Inc.	7.7x	7.4x
Jones Lang LaSalle, Incorporated	8.1x	7.4x

Sum-of-the-Parts

 Lazard then conducted a sum-of-the-parts analysis to derive a range of indicative implied equity values of PELP for the $500MM PECO III Fundraising Plan and the $1.5B PECO III Fundraising Plan. In carrying out this analysis, Lazard applied, based on its judgment and review of the PELP RE Selected Public Companies and the PELP AM Selected Public Companies (and in particular, the multiples listed in the tables above) and its experience and professional judgment, to the projections provided to Lazard by the management of the Contributors, in its capacity as management of PELP, as directed and approved for Lazard’s use by the Special Committee, of the projected EBITDA, FFO and AFFO of PELP for 2017 and 2018, median multiples of (i) 9.0x (plus or minus 1x) with respect to the projected 2017 FFO of the Real Estate Portfolio; (ii) 11.2x (plus or minus 1x) with respect to the projected 2017 AFFO of the Real Estate Portfolio; (iii) 8.6x (plus or minus 1x) with respect to the projected 2018 FFO of the Real Estate Portfolio; (iv) 10.7x (plus or minus 1x) with respect to the projected 2018 AFFO of the Real Estate Portfolio and a reference range of multiples of 4.6x-10.1x with respect to the projected 2017 EBITDA of the Asset Management Business; and 4.9x-9.1x with respect to the projected 2018 EBITDA of the Asset Management Business. Lazard then combined the equity value ranges of the Real Estate Portfolio and the Asset Management Business implied by the results of this analysis, in each case adjusting for the net value of other tangible assets on PELP’s balance sheet as of March 31, 2017, to derive ranges of indicative implied equity values of PELP. Lazard’s analysis resulted in indicative implied equity value ranges with respect to the $1.5B PECO III Fundraising Plan of (i) $417 – $560 million in respect to the projected 2017 FFO of the Real Estate Portfolio and the projected 2017 EBITDA of the Asset Management Business; (ii) $288 – $390 million in respect to the projected 2017 AFFO of the Real Estate Portfolio and the projected 2017 EBITDA of the Asset Management Business; (iii) $500 – $683 million in respect to the projected 2018 FFO of the Real Estate Portfolio and the projected 2018 EBITDA of the Asset Management Business; and (iv) $431 – $584 million in respect to the projected 2018 AFFO of the Real Estate Portfolio and the projected 2018 EBITDA of the Asset Management Business, and indicative implied equity value ranges with respect to the $500MM PECO III Fundraising Plan of (i) $413 – $550 million in respect to the projected 2017 FFO of the Real Estate Portfolio and the projected 2017 EBITDA of the Asset Management Business; (ii) $283 – $380 million in respect to the projected 2017 AFFO of the Real Estate Portfolio and the projected 2017 EBITDA of the Asset Management Business; (iii) $466 – $621 million in respect to the projected 2018 FFO of the Real Estate Portfolio and the projected 2018 EBITDA of the Asset Management Business; and (iv) $397 – $522 million in respect to the projected 2018 AFFO of the Real Estate Portfolio and the projected 2018 EBITDA of the Asset Management Business.

Implied Adjusted Exchange Ratio / Implied Ownership Analysis

Lazard performed an implied adjusted exchange ratio analysis by (1) dividing the low end of the implied equity value reference range for PELP (for each of the $500MM PECO III Fundraising Plan and the $1.5B PECO III Fundraising Plan), less the Cash Consideration (assuming fully paid in cash), by the high end of the implied equity value reference range for PECO I indicated by the comparable companies analyses described above and by dividing the high end of the implied equity value reference range for PELP (for each of the $500MM PECO III Fundraising Plan and the $1.5B PECO III Fundraising Plan), less the Cash Consideration (assuming fully paid in cash), by the low end of the implied equity value reference range for PECO I indicated by the comparable companies analyses described above and (2) multiplying the resulting quotient by PECO I’s total units outstanding (including all OP Units and vested and unvested Class B Units as if converted to OP Units on a one-to-one ratio). These analyses indicated implied ranges of OP Units to be issued to PELP and corresponding implied ranges of PELP ownership of Pro Forma PECO I shown in the table below.

PELP’s Real Estate Portfolio and PECO I Applied Multiple	PELP’s Asset Management Business Applied Multiple	$500MM PECO III Fundraising Plan		$1.5B PECO III Fundraising Plan
		OP Units Issued (millions)	PELP Ownership Range	OP Units Issued (millions)	PELP Ownership Range
2017 FFO	2017 EBITDA	54.1 – 93.1	24.3% – 34.8%	54.8 – 95.0	24.5% – 35.3%
2017 AFFO	2017 EBITDA	40.6 – 68.8	19.8% – 28.7%	41.4 – 70.9	20.1% – 29.2%
2018 FFO	2018 EBITDA	62.8 – 108.7	27.0% – 38.3%	67.9 – 120.5	28.4% – 40.6%
2018 AFFO	2018 EBITDA	58.4 – 96.3	25.7% – 35.6%	64.2 – 109.0	27.4% – 38.3%

Lazard then compared (1) the implied ranges of OP Units to be issued to PELP under the $500MM PECO III Fundraising Plan to the Base OP Unit Consideration and the Liquidity Event Earn Out Only OP Unit Consideration and (2) the implied ranges of OP Units to be issued to PELP under the $1.5B PECO III Fundraising Plan to the Maximum Earn Out OP Unit Consideration.

Other Analyses

The analyses and data described below were presented to the Special Committee for informational purposes only and they were not considered by Lazard in rendering its opinion.

Illustrative “Has-Gets” Analysis from the Perspective of PECO I Owners

Lazard compared the stand-alone per share value of PECO I to the pro forma per share value of Pro Forma PECO I after giving effect to the PELP Transaction, including (1) PECO I’s illustrative implied 78.1% share of PELP based on the midpoint of the illustrative equity value reference range for PELP derived by the PELP sum-of-the-parts discounted cash flow analysis described above, (2) realization of projected cost savings at PECO I’s illustrative 78.1% share as provided to Lazard by management of the Contributors, (3) avoidance of the PECO I disposition fee pursuant to the termination of the existing PE-NTR Agreement, (4) the impact from differing inputs and assumptions with respect to valuation methodologies for PECO I and Pro Forma PECO I, respectively, (5) a 78.1% / 21.9% ownership split of Pro Forma PECO I by former PECO I owners and former PELP owners, respectively, assuming payment of the Maximum Earn Out OP Unit Consideration, (6) the impact of the Cash Consideration (assuming fully paid in cash), and (7) the inclusion of estimated transaction costs. Lazard used the foregoing assumptions to calculate, utilizing the discounted cash flow methodology described above, an illustrative estimated premium of 19% to PECO I owners from the PELP Transaction.

Illustrative Net Asset Value Analysis

Illustrative PECO I Net Asset Value Analysis

Lazard performed a net asset value analysis for the purpose of determining the illustrative net asset value of PECO I on a standalone basis. In conducting the net asset value analysis, Lazard utilized projections provided by management of the Contributors, in its capacity as management for PECO I as directed for Lazard’s use and approved by the Special Committee.

Lazard calculated a range of illustrative net asset values for PECO I by applying a cap rate of 6.3% to 6.8% to PECO I’s projected 2017 net operating income of $185 million, which reflects PECO I’s in-place portfolio of 151 assets as of March 31, 2017 and excludes any impact from projected 2017 acquisition activity, as adjusted to account for a recent acquisition and two assets currently targeted for disposition, PECO I’s mortgages and loans payable, cash, cash equivalents, other tangible assets and a disposition fee pursuant to the existing PE-NTR Agreement. Lazard’s analysis indicated an illustrative net asset value reference range for PECO I on a standalone basis of $1.673 billion to $1.886 billion.

Illustrative PELP Sum-of-the-Parts Net Asset Value Analysis

Lazard performed a net asset value analysis for the purpose of determining the illustrative net asset value of the Real Estate Portfolio. In conducting the net asset value analysis, Lazard utilized projections provided by management of the Contributors, as directed for Lazard’s use and approved by the Special Committee.

Lazard calculated a range of illustrative net asset values for the Real Estate Portfolio by applying a cap rate of 7.3% to 7.8% to the Real Estate Portfolio’s projected 2017 net operating income of $55 million.

Lazard used the illustrative reference range of net asset values of the Real Estate Portfolio to derive an illustrative net asset value reference range for PELP though a sum-of-the-parts analysis. To carry out this analysis, Lazard aggregated the illustrative reference range of net asset values of the Real Estate Portfolio, as adjusted for debt, with the illustrative equity value reference ranges for PELP In-Place and PELP PECO III generated by the discounted cash flow analyses (discussed above under “Illustrative PELP Sum-of-the-Parts Discounted Cash Flow Analysis”) and added the net value of other tangible assets (including cash and cash equivalents) on PELP’s balance sheet, to derive an illustrative net asset value reference range for PELP as of March 31, 2017 of (i) $410 million to $490 million assuming the $500MM PECO III Fundraising Plan and (ii) $482 million to $614 million assuming the $1.5B PECO III Fundraising Plan.

Illustrative Adjusted Exchange Ratio / Ownership Analysis

Lazard performed an illustrative adjusted exchange ratio analysis by (1) dividing the low end of the illustrative net asset value reference range for PELP (for each of the $500MM PECO III Fundraising Plan and the $1.5B PECO III Fundraising Plan), less the Cash Consideration (assuming fully paid in cash), by the high end of the illustrative net asset value reference range for PECO I as indicated by the net asset value analyses described above and by dividing the high end of the illustrative net asset value reference range for PELP (for each of the $500MM PECO III Fundraising Plan and the $1.5B PECO III Fundraising Plan), less the Cash Consideration (assuming fully paid in cash), by the low end of the illustrative net asset value reference range for PECO I as indicated by the net asset value analyses described above and (2) multiplying the resulting quotient by PECO I’s total units outstanding (including all OP Units and vested and unvested Class B Units as if converted to OP Units on a one-to-one ratio). These analyses indicated the illustrative reference ranges of OP Units to be issued to PELP and corresponding illustrative reference ranges of PELP ownership of Pro Forma PECO I shown in the table below.

$500MM PECO III Fundraising Plan		$1.5B PECO III Fundraising Plan
OP Units Issued (millions)	PELP Ownership Range	OP Units Issued (millions)	PELP Ownership Range
35.9 – 49.4	18.2% – 22.8%	43.1 – 63.4	20.7% – 27.1%

Lazard then compared (1) the illustrative reference range of OP Units to be issued to PELP under the $500MM PECO III Fundraising Plan to the Base OP Unit Consideration and the Liquidity Event Earn Out Only OP Unit Consideration and (2) the illustrative reference range of OP Units to be issued to PELP under the $1.5B PECO III Fundraising Plan to the Maximum Earn Out OP Unit Consideration.

Miscellaneous

In connection with Lazard’s services as financial advisor, the Special Committee has agreed to pay Lazard an aggregate fee of approximately $4.0 million, of which $1.75 million has been paid to date and $2.25 million is payable upon the Closing. In addition, the Special Committee may pay Lazard a discretionary fee (a “Lazard Discretionary Fee”) up to a maximum amount of $1.0 million, determined by the Special Committee in its sole discretion, upon the Closing. The Special Committee also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or relate to Lazard’s engagement.

Lazard has not in the past provided investment banking services to the Contributors (including PELP) or the Contributed Companies. Lazard may in the future provide certain investment banking services to PECO I, PECO I OP and certain of their respective affiliates, for which Lazard may receive compensation. In the past two years, Lazard has received $1.5 million from PECO I as compensation for the provision of investment banking services to the Special Committee in connection with the Special Committee’s consideration of a possible transaction with PELP before the Special Committee terminated its discussions with PELP regarding a possible transaction and Lazard’s engagement relating thereto in 2015. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of PECO I, PECO I OP and certain of their respective affiliates and of certain affiliates of the Contributors for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of PECO I, PECO I OP, and certain of their respective affiliates, the Contributors and certain affiliates of the Contributors, and receive compensation therefor. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as a financial advisor to the Special Committee because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions.

Lazard prepared these analyses solely for purposes of, and the analyses were delivered to the Special Committee in connection with, the provision of its opinion to the Special Committee as to the fairness, from a financial point of view, to PECO I of the Aggregate Consideration to be paid by PECO I OP in the PELP Transaction. The terms of the PELP Transaction, including the consideration, were determined through arm’s-length negotiations among, as applicable, the Special Committee, the Board of Directors and PELP, and the decision to enter into the Contribution Agreement was solely that of the Special Committee and the Board of Directors. Lazard did not recommend any specific consideration to the Special Committee or that any given consideration constituted the only appropriate consideration for the PELP Transaction. Lazard’s opinion was one of many factors considered by the Special Committee, as discussed further in “—Rationale for Recommending the Approval of the PELP Transaction.”

Certain Unaudited Prospective Financial Information Reviewed by PECO I

PECO I is including below certain unaudited prospective financial information of PECO I and PELP that was prepared by PECO I and PELP, as applicable. PECO I and PELP do not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of PECO I and PELP have prepared the prospective financial information set forth below to present the relevant information made available to PECO I and the Special Committee in connection with the evaluation of the PELP Transaction and to Lazard in connection with its respective financial analyses and opinion. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of PECO I and PELP’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of PECO I. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

The inclusion of this information should not be regarded as an indication that any of PECO I, the Board of Directors, the Special Committee, PELP, or their respective affiliates or advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. The unaudited prospective financial information is included in this proxy statement because it was provided to the Special Committee and Lazard in connection with the evaluation of the PELP Transaction not with a view towards public disclosure. Moreover, this unaudited prospective financial information was based on estimates and assumptions made by PECO I and PELP, as applicable, at the time of their preparation and speak only as of such time. Except to the extent required by applicable law, neither PECO I nor PELP has any obligation to update the unaudited prospective financial information included in this proxy statement and has not done so and does not intend to do so.

The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. Accordingly, there can be no assurance that the prospective financial information summarized below will be realized or that actual results will not differ materially from the prospective financial information summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such.

You should review the SEC filings of PECO I for a description of risk factors with respect to the business of PECO I. See “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements” and “Where You Can Find More Information.” The unaudited prospective financial information was not prepared with a view toward public disclosure, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to any similarly titled GAAP measures in PECO I’s historical GAAP financial statements.

Neither PECO I’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared.

PECO I Prospective Financial Information

The following table presents selected unaudited prospective financial data for the years ended December 31, 2017, 2018, 2019, 2020 and 2021 for PECO I, including potential projected acquisitions and dispositions and assuming the existing PE-NTR Agreement remains in place throughout the projection period. It does not give effect to the PELP Transaction. The following selected unaudited prospective financial data speaks only as of the time it was prepared and does not, and will not be updated to, take into account any circumstances or events that have occurred since it was prepared or that may occur in the future and such information is not intended to be used, and should not be used, for purposes of guidance or forecasting.

PECO I ($ in millions)	2017E	2018E	2019E	2020E	2021E
Net Operating Income (“NOI”)	$195	$208	$215	$221	$226

In addition, at the direction of the Special Committee, Lazard calculated, from the financial projections and based on certain assumptions provided by PECO I and PELP, and adjusted for comparability with publicly traded companies, EBITDA for PECO I, Unlevered Cash Flow for PECO I (calculated as EBITDA adjusted for capital expenditures) for use in its discounted cash flow analysis (see above under “ Selected Unaudited Pro Forma Financial Information of PECO I”), as well as Funds from Operations and Adjusted Funds from Operations for use in its multiples analysis, as summarized below:

PECO I ($ in millions)	2017E	2018E	2019E	2020E	2021E
EBITDA	$163	$173	$180	$185	$190
Unlevered Cash Flow	96	138	148	155	164
Funds from Operations	124	128	133	136	140
Adjusted Funds from Operations	89	97	103	107	115

PECO I Post PELP Transaction Prospective Financial Information

The following table presents selected unaudited prospective financial data for the years ended December 31, 2017, 2018, 2019, 2020 and 2021 for PECO I, including potential projected acquisitions and dispositions. It gives effect to the PELP Transaction, including potential projected cost savings and synergies. The following selected unaudited prospective financial data speaks only as of the time it was prepared and does not, and will not be updated to, take into account any circumstances or events that have occurred since it was prepared or that may occur in the future and such information is not intended to be used, and should not be used, for purposes of guidance or forecasting.

PECO I ($ in millions)	2017E	2018E	2019E	2020E	2021E
NOI	$249	$266	$277	$286	$291

In addition, at the direction of the Special Committee, Lazard calculated, from the financial projections and based on certain assumptions provided by PECO I and PELP, and adjusted based on certain allocation methodologies and for comparability with publicly traded companies, EBITDA for PECO I, Unlevered Cash Flow for PECO I (calculated as EBITDA adjusted for capital expenditures) for use in its discounted cash flow analysis (see above under “ Selected Unaudited Pro Forma Financial Information of PECO I”), as summarized below:

PECO I ($ in millions)	2017E	2018E	2019E	2020E	2021E
EBITDA(1)	$238	$272	$299	$374	$295
Unlevered Cash Flow	148	223	254	331	259

(1)	PECO III at $1.5 billion in fundraising.

In preparing the foregoing unaudited prospective financial information, PECO I made a number of assumptions and estimates regarding, among other things, interest rates, corporate financing activities, including PECO I’s ability to finance its operations and investments and refinance certain of its outstanding indebtedness and the terms of any such financing or refinancing and leverage ratios, the amount and timing of investments by PECO I and the yield to be achieved on such investments, the amount and timing of capital expenditures, the amount and timing of asset dispositions and returns achieved on them, distribution rates, occupancy and customer retention levels, changes in rent, timing of portfolio stabilization, the timing with respect to certain liquidity events, the ability to achieve certain fundraising thresholds with respect to sponsored investment vehicles, the amount of income taxes paid and the amount of employee costs and other general and administrative costs.

PELP Prospective Financial Information

The following reflects selected unaudited prospective financial data for the years ended December 31, 2017, 2018, 2019, 2020 and 2021 for PELP. It does not give effect to the PELP Transaction. The following selected unaudited prospective financial data speaks only as of the time it was prepared and does not, and will not be updated to, take into account any circumstances or events that have occurred since it was prepared or that may occur in the future. Lazard calculated, from the financial projections and based on certain assumptions provided by PECO I and PELP, and adjusted based on certain allocation methodologies and for comparability with publicly traded companies, EBITDA for PELP, Unlevered Cash Flow for PELP (calculated as EBITDA adjusted for capital expenditures) for use in its discounted cash flow analysis (see above under “—Selected Unaudited Pro Forma Financial Information of PECO I”), as well as Funds from Operations and Adjusted Funds from Operations for use in its multiples analysis, as summarized below:

PELP Real Estate

PELP ($ in millions)	2017E	2018E	2019E	2020E	2021E
NOI	$55	$58	$62	$65	$65
Unlevered Cash Flow	21	35	42	49	53
Funds from Operations	34	38	43	50	53
Adjusted Funds from Operations	14	23	29	36	43

PELP Asset Management

PELP ($ in millions)	2017E	2018E	2019E	2020E	2021E
EBITDA(1)	$14	$26	$37	$41	$26
(1)	PECO III at $1.5 billion in fundraising.

NOI, EBITDA, Unlevered Cash Flow, FFO and AFFO are non-GAAP financial measures. PECO I and PELP use NOI, EBITDA, Unlevered Cash Flow, FFO and AFFO to measure the operating performance of their businesses.

●	NOI is defined as the sum of base rent, percentage rent, and recoveries from tenants and other income, less operating and maintenance, real estate taxes, ground rent, and provision for doubtful accounts from the properties owned by PECO I / PELP. NOI excludes straight-line rental income and above and below market rent. NOI is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance.

●	EBITDA is defined as NOI (adjusted for certain fee eliminations, where applicable, as contemplated by the PELP Transaction) less corporate general and administrative expenses. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

●	Unlevered Cash Flow is defined as EBITDA less any capital expenditures related to maintenance, development, redevelopment, leasing commissions or net acquisitions or dispositions. Unlevered Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income as a measure of operating performance or cash provided by operating activities as a cash flow measurement.

●	FFO is a non-GAAP financial performance measure defined by NAREIT, and represents net income, computed in accordance with GAAP, excluding gains or losses from sales and impairments of depreciated property, plus depreciation and amortization.

●	AFFO is a non-GAAP financial performance measure that adjusts FFO for straight-line rents, amortization of in-place leases, gain or loss on the extinguishment of debt, tenant improvements, leasing costs and capital expenditure reserves.

General

The assumptions made in preparing the above unaudited prospective financial information may not accurately reflect future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements,” as well as the risks described in the periodic reports of PECO I filed with the SEC, all of which are difficult to predict and many of which are beyond the control of PECO I and PELP and will be beyond the control of PECO I. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the PELP Transaction is completed.

You should not place undue reliance on the unaudited prospective financial information set forth above. No representation is made by PECO I, PELP or any other person to any PECO I Stockholder regarding the ultimate performance of PECO I or PELP compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such. You should review the description of PECO I’s reported results of operations and financial condition and capital resources during 2016 and the first three months of 2017, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PECO I’s periodic reports filed with the SEC.

PECO I DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THEY WERE PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

NONE OF PECO I OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY STOCKHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF PECO I COMPARED TO THE INFORMATION CONTAINED IN THE FINANCIAL PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

Regulatory Approvals Required for the PELP Transaction

The PELP Transaction may be subject to certain regulatory requirements of municipal, state and federal, domestic or foreign, governmental agencies and authorities, including those relating to the offer and sale of securities. PELP and PECO I are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the PELP Transaction. Under the Contribution Agreement, PELP and PECO I have each agreed to use their reasonable best efforts to take all actions necessary, proper or advisable to complete the PELP Transaction and the other transactions contemplated by the Contribution Agreement.

Completion of the PELP Transaction is conditioned on the expiration of the waiting period (and any extension thereof) or the granting of early termination applicable to the completion of the PELP Transaction under the HSR Act. On June 9, 2017, PECO I filed its respective notification and report forms under the HSR Act with the Antitrust Division of the U.S. Department of Justice and the FTC, which triggered the start of the HSR Act 30-day waiting period. On June 16, 2017, the FTC granted early termination of the waiting period under the HSR Act.

We currently expect to obtain all antitrust and other regulatory approvals that are required for the completion of the PELP Transaction during the second half of 2017; however, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Accounting Treatment of the PELP Transaction

The PELP Transaction will be accounted for as a business combination under ASC 805, Business Combinations, with PECO I treated as the accounting acquirer. The assets (including identifiable intangible assets) and liabilities of PELP will be recorded at their respective fair values at the date of acquisition. Any excess purchase price over the net amount of the fair values of the tangible and intangible identified assets and liabilities will be recorded as goodwill. Consolidated financial statements after the acquisition will reflect the fair value adjustments and the combined results of operations from the date of the acquisition. PECO I, with the assistance of independent valuation professionals, has calculated preliminary fair values; however the allocation is based upon a valuation that has not yet been finalized and will not be finalized until the PELP Transaction has closed.

Material U.S. Federal Income Tax Consequences of the PELP Transaction

The following is a discussion of material U.S. federal income tax consequences of the PELP Transaction to us and to Stockholders that are U.S. persons (as defined in the Internal Revenue Code). For purposes of this discussion, references to “we,” “our” and “us” mean only PECO I, and do not include any of its subsidiaries, including PECO I OP, except as otherwise indicated. This discussion is for general information only and is not tax advice. The information in this discussion is based on:

●	the Internal Revenue Code;

●	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

●	the legislative history of the Internal Revenue Code;

●	administrative interpretations and practices of the Internal Revenue Service; and

●	court decisions,

in each case, as of the date of this proxy statement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers that received those rulings. The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the U.S. federal income tax treatment of the matters discussed in this discussion are highly technical and complex. This discussion is qualified in its entirety by the applicable Internal Revenue Code provisions, the Treasury Regulations, and related administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service with respect to the issues addressed in this discussion, and the statements in this discussion are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged. This discussion does not include any state, local or non-U.S. tax consequences associated with the matters discussed herein, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws. This discussion does not address all the tax consequences that may be relevant to us or to particular Stockholders.

Stockholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the PELP Transaction, as well as the effects of U.S. federal tax laws other than income tax laws, and state, local and non-U.S. tax laws, including possible changes in applicable tax laws.

Tax Consequences Relating to the PELP Transaction

As described above, the PELP Transaction involves the contribution of interests in a number of entities that own real property, a management business, an insurance business and certain other assets (collectively, the “Contributed Assets”) to PECO I OP in exchange for OP Units. Assuming PECO I OP is treated as a partnership for U.S. federal income tax purposes, the PELP Transaction is intended to constitute a tax-deferred contribution by the Contributors to PECO I OP for such purposes. As a result, none of the Contributors, PECO I OP or PECO I is expected to recognize any material gain or loss for U.S. federal income tax purposes solely as a result of the PELP Transaction. In addition, the PELP Transaction is not expected to adversely affect our ability to continue to qualify as a REIT.

We expect that PECO I OP’s initial tax basis in each Contributed Asset will be based on the Contributors’ tax basis in the Contributed Asset immediately prior to the PELP Transaction. As a result, PECO I OP’s tax basis in the Contributed Asset is expected to be substantially lower than the Contributed Asset’s fair market value at the time of such acquisition. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated (or depreciated) property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain (or benefits from the unrealized loss) associated with such property at the time of the contribution. The amount of the unrealized gain (or unrealized loss) generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Treasury Regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences.

In connection with the PELP Transaction, the parties will enter into a Tax Protection Agreement that requires, among other things, the use of the “traditional method” for accounting for book-tax differences for properties contributed in the PELP Transaction that are protected under such agreement. Under the traditional method, which is the least favorable method to us, the carryover basis of the Contributed Assets in the hands of PECO I OP (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if such properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of a Contributed Asset in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in PECO I OP. An allocation described in clause (ii) above might cause us to recognize taxable income in excess of our cash proceeds in the event of a sale or other disposition of any such property, which might adversely affect our ability to comply with the REIT distribution requirements or increase the taxable income to our Stockholders. See “The PELP Transaction Documents—The Tax Protection Agreement” on page 115 for a summary of other aspects of the Tax Protection Agreement.

Tax Aspects of PECO I OP

An entity, such as PECO I OP, that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” (“PTP”) and certain other requirements are met. A PTP is any partnership (i) in which interests are traded on an established securities market, or (ii) in which interests are readily tradable on a “secondary market (or the substantial equivalent thereof).” Interests in PECO I OP are not traded on an established securities market. Interests in a partnership such as PECO I OP will not be treated as readily tradable on a secondary market, or the substantial equivalent thereof, if the partnership satisfies one or more safe harbors from such treatment. Failure to satisfy a safe harbor does not mean the interests will be treated as so traded, but instead the facts would need to be reviewed to make such determination. We believe that PECO I OP has previously qualified for one or more safe harbors from treatment as a PTP. One such safe harbor requires that all interests in the partnership were issued in one or more transactions that were not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, taking into account certain ownership attribution and anti-avoidance rules (the “100 Partner Safe Harbor”). We believe that the issuance of OP Units in connection with the PELP Transaction will not cause PECO I OP to cease to qualify for the 100 Partner Safe Harbor. However, there can be no assurance that the Internal Revenue Service will not disagree with such determination or that PECO I OP will continue to qualify for the 100 Partner Safe Harbor in the future. In the event that the 100 Partner Safe Harbor or certain other safe harbor provisions of applicable Treasury Regulations are not available, PECO I OP could be treated as a PTP.

If PECO I OP were to be treated as a PTP, it would be taxable as a corporation unless it qualified for the statutory “90% qualifying income exception.” Under that exception, a PTP is not subject to corporate-level tax if 90% or more of its gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income.

If PECO I OP were to be treated as a PTP taxable as a corporation, such treatment would cause us to cease to qualify as a REIT and have a material adverse impact on an investment in us.

Investment in and Income from Taxable REIT Subsidiaries

As a REIT, we generally will be unable to conduct directly or indirectly (except as described below), in whole or in part, the Asset Management Business and the insurance business that we acquire in connection with the PELP Transaction. Therefore, we generally intend to conduct those operations through one or more TRSs. A TRS is an entity treated as a corporation for U.S. federal income tax purposes, other than a REIT, in which a REIT directly or indirectly holds an ownership interest, and that has made a joint election with such REIT to be treated as a TRS. A TRS is subject to regular corporate income tax on its net income. As a result, the net income generated by those operations generally will be subject to regular corporate income tax.

Stock and other securities of a TRS constitute nonqualifying assets for purposes of the 75% asset test applicable to REITs. Thus, no more than 25% of the value of our total gross assets may be comprised of the stock or other securities of our TRSs and other nonqualifying assets. Furthermore, for taxable years beginning after December 31, 2017, no more than 20% of the value of our total gross assets may be comprised of the stock or other securities of our TRSs. We believe that the aggregate value of the stock or other securities of our TRSs and other nonqualifying assets will not exceed 25% of the value of our total gross assets, and, for taxable years beginning after December 31, 2017, the aggregate value of the stock or other securities of our TRSs will not exceed 20% of the value of our total gross assets. There can be no assurance, however, that the Internal Revenue Service will not disagree with our determinations of value.

Dividends paid by TRSs constitute qualifying income for purposes of the 95% gross income test applicable to REITs, but nonqualifying income for purposes of the 75% gross income test applicable to REITs. We may directly or indirectly provide certain third-party services under a subcontracting arrangement with one or more of our TRSs, which would generate nonqualifying income to us for purposes of the gross income tests. We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Interests of Certain Persons in the PELP Transaction

In considering the recommendation of the Board of Directors to vote for the proposals described in this proxy statement, you should be aware that certain of our current directors and executive officers, including Mr. Edison, who is one of the five directors being nominated for re-election in this proxy statement, have interests in the PELP Transaction that may be different from, or in addition to, the interests of the Stockholders generally and that may create potential conflicts of interest. These interests are described in more detail below.

Mr. Edison is the Chair of our Board of Directors and Chief Executive Officer of PECO I and also the Chief Executive Officer of PELP. Mr. Murphy is the Chief Financial Officer, Treasurer and Secretary of PECO I and is also the Chief Financial Officer of PELP. Mr. Addy is the President and Chief Operating Officer of PECO I and an employee of PELP. Ms. Robison is the Chief Accounting Officer of PECO I and is also the Chief Accounting Officer of PELP. The respective roles of these individuals in PELP may create additional conflicts of interest in respect of the PELP Transaction.

Messrs. Edison, Murphy and Addy are holders of common units and profits interest units and also hold Common Shares. By virtue of the foregoing individuals’ equity ownership in PELP, as a result of the PELP Transaction, such individuals will be distributed after the Closing a portion of the PELP Transaction Consideration, as further described below. In addition, Messrs. Edison, Murphy and Addy and Ms. Robison own RMUs, as further described below. As a result of the PELP Transaction and pursuant to the Contribution Agreement, after the Closing, the foregoing individuals will receive phantom units in PECO I OP.

The Special Committee was aware of each of these interests in reviewing, considering and negotiating the terms of the PELP Transaction and in recommending to the Board to pursue the PELP Transaction. The Board was also aware of these interests in approving the Contribution Agreement, the other transaction documents contemplated thereby and in recommending the approval of the Contribution Agreement, the other transaction documents contemplated thereby and the PELP Transaction to Stockholders.

Interests of Messrs. Edison, Murphy and Addy in the Aggregate Consideration

Payment of the Aggregate Consideration to Contributors

The Contribution Agreement provides that the Contributors will receive as consideration for the Contributed Companies in the PELP Transaction, the Aggregate Consideration, subject to certain adjustments as further described in this proxy statement.

At Closing, the Contributors will receive approximately (i) 40,360,504 OP Units with a total value of approximately $411.7 million based on the Implied Valuation, subject to certain adjustments, and (ii) $50.0 million in cash, subject to certain adjustments, as further described in the Contribution Agreement. In addition, after the Closing, in the event the maximum amounts payable for the Earn-out Consideration pursuant to the terms of the Contribution Agreement are paid by PECO I OP, additional OP Units with a total value of approximately $127.4 million based on the Implied Valuation will be received by the Contributors, subject to certain adjustments. The Contributors (other than PELP) are direct and indirect subsidiaries of PELP. Therefore, by virtue of their ownership interests in PELP, Messrs. Edison, Murphy and Addy will each have an indirect interest in a portion of the PELP Aggregate Consideration received by the Contributors. See “Transaction Documents—Consideration” for a summary of the Aggregate Consideration and Earn-out Consideration.

Allocation of OP Units from the PELP Aggregate Consideration

Messrs. Edison, Murphy and Addy own a combination of common units and profits interest units in PELP. Pursuant to the term of such profits interest units, as the value of the Earn-out Consideration achieved under the Contribution Agreement increases, such executive officer’s allocable share of the Earn-out Consideration will also increase. The estimated value of the amounts attributable to the Aggregate Consideration payable to each executive officer under the Contribution Agreement are set forth below:

Name/Title	Estimated Value of Interest in Closing Consideration (without Earn-out) ($)(1)	Percentage Interest in Closing Consideration (without Earn-out) (%)(2)	Estimated Value of Interest in Potential Total Aggregate Consideration (Assuming Full Earn-out) ($)(3)	Percentage Interest in Potential Total Aggregate Consideration (Assuming Full Earn-out) (%)(4)
Jeffrey S. Edison/Chair of the Board of Directors and Chief Executive Officer	$199,061,955	44.3%	$259,254,256	45.0%
Devin I. Murphy/Chief Financial Officer	$10,495,755	2.3%	$20,873,623	3.6%
R. Mark Addy/President and Chief Operating Officer	$600,623	0.1%	$849,223	0.1%

(1) For the purposes of the presentation in this table, the estimated value of the interest in the Closing Consideration of each applicable executive officer (i) is equal to the product of (A) the Implied Valuation and (B) the estimated total number of OP Units and amount of cash received by the Contributors attributable to the Closing Consideration, net of estimated transaction expenses, that is allocated to the executive officer, which is estimated to be 19,515,878 for Mr. Edison, 1,028,996 for Mr. Murphy and 58,885 for Mr. Addy, (ii) assumes that no closing adjustments or post-closing consideration adjustments are made in respect of the Closing Consideration and (iii) does not include the value of such executive officer’s interest in the amount of any additional OP Units that may become payable to the Contributors as a result of the Earn-out Consideration, which is described in footnote 3 to this table.

(2) For the purposes of the presentation in this table, the estimated percentage interest in the Closing Consideration of each applicable executive officer is (i) equal to (A) product of the Base OP Unit Consideration and the Implied Valuation, net of estimated transaction expenses, assuming that no closing adjustments or post-closing consideration adjustments are made in respect of the Base OP Unit Consideration plus, the Cash Consideration, divided by (B) the estimated value of the Aggregate Consideration that is allocated to the executive officer, as shown in the second column of this table and (ii) does not include the value of such executive officer’s interest in the amount of any additional OP Units which may become payable to the Contributors as a result of the Earn-out Consideration, which is described in footnote 4 to this table.

(3) For the purposes of the presentation in this table, the estimated value of the interest in the potential total Aggregate Consideration of each applicable executive officer is equal to the sum of (i) the estimated value of the interest in the Closing Consideration, net of estimated transaction expenses, of each executive officer, as shown in the left column of this table, and (ii) the product of (A) Implied Valuation and (B) the estimated total number of OP Units allocable to each executive officer in the event the Contributors receive the maximum number of OP Units from the Earn-out Consideration, which is estimated to be 5,901,206 for Mr. Edison, 1,017,438 for Mr. Murphy and 24,373 for Mr. Addy.

(4) For the purposes of the presentation in this table, the estimate percentage interest in the Aggregate Consideration of each applicable executive officer is equal to the sum of (i) the estimated percentage interest in the Closing Consideration, net of estimated transaction expenses, of each executive officer, shown in third column of this table, and (ii) the product of (A) the Implied Valuation and 12,490,196 OP Units, divided by (B) the estimated value of the Aggregate Consideration that is allocated to each executive officer in the fourth column of this table.

The amounts and percentages shown in the above table represent only estimated values. The actual values of the portion of the Aggregate Consideration allocable to each executive officer at or after the Closing may vary subject to certain closing adjustments and post-closing consideration adjustments as further described in the Contribution Agreement. See “Transaction Documents—Consideration” for a summary of the adjustments to the Base OP Unit Consideration.

The amounts and percentages shown in the above table do not reflect the value of any OP Units that may be received by PE-NTR as a result of the ultimate conversion into OP Units of Class B Units held by PE-NTR.

In addition, the amounts and percentages shown in the above table do not include the value of any PECO I OP phantom units such executive officers may receive as a result of the treatment of RMUs, as further described below.

Continued Interests in Legacy PELP

After the Closing, Messrs. Edison, Murphy and Addy will continue to own equity interests in PELP and also serve in their current roles with PECO I. After the Closing, PELP will continue to own and operate certain real properties and legacy funds (the “Legacy Assets”) which are not being contributed to PECO I OP in the PELP Transaction pending the sale of those assets and the winding-down of PELP’s legacy businesses, which may take a number of years. It is expected that after the Closing of the PELP Transaction the Property Manager will continue to provide asset management services for the legacy properties remaining with PELP. As equityholders of PELP, the above named executive officers will benefit from the asset management services that PECO I will indirectly provide (through the Property Manager) to PELP after the Closing and the respective roles of these executive officers in PELP may create potential conflicts of interest with PELP regarding management of the Legacy Assets. See “The Asset Management Business—Legacy PELP” for a summary of the types of asset management services that may be provided and fees that may be payable under such agreements.

Interests of Named Executive Officers in Transaction Documents

Interests of Messrs. Edison, Murphy and Addy in the Third Amended and Restated Limited Partnership Agreement of PECO I OP

In connection with the PELP Transaction and pursuant to the Contribution Agreement, PECO I will enter into the PECO I OP Amended and Restated Partnership Agreement with the various persons receiving OP Units, including Messrs. Edison, Murphy and Addy, our executive officers. As a result, these persons will become limited partners of PECO I OP. Pursuant to the PECO I OP Amended and Restated Partnership Agreement, limited partners of PECO I OP and certain permitted assignees of limited partners will have certain rights, including the right to require PECO I OP to redeem part or all of the OP Units for cash (provided that the general partner of PECO I OP has the right to require PECO I to acquire part or all of such OP Units for Common Shares in lieu of cash) (determined in accordance with the PECO I OP Amended and Restated Partnership Agreement), certain procedural protections and consent rights over fundamental transactions and indemnification rights.

After the Closing, PELP will receive (i) OP Units allocated to PELP as a Contributor under the Contribution Agreement and (ii) OP Units from distributions made by the Contributors that are its subsidiaries. PELP generally expects to make distributions of the OP Units received as Aggregate Consideration under the Contribution Agreement promptly after the Closing, but may retain a substantial portion of the Aggregate Consideration to satisfy potential consideration adjustments, indemnification obligations, certain tax-related requirements and other contingent matters pursuant to the Contribution Agreement.

Pursuant to the Amended and Restated Agreement of Limited Partnership of PELP, Phillips Edison & Company, Inc., an entity that is controlled by Mr. Edison and Mr. Michael Phillips, has the sole authority and control over the voting rights with respect to the OP Units that will be held by PELP after the Closing. Therefore, until the OP Units received by PELP as consideration under the Contribution Agreement are distributed to PELP’s limited partners, Mr. Edison will have significant control over the voting rights with respect to all OP Units held by PELP. The voting rights related to the OP Units are further described in the PECO I OP Amended and Restated Partnership Agreement attached to this proxy statement as Annex D. See “Transaction Documents—The Third Amended and Restated Agreement of Limited Partnership of PECO I OP” for a summary of certain provisions of the PECO I OP Amended and Restated Partnership Agreement.

Interests of Messrs. Edison, Murphy and Addy in the Executive Severance Plan

In connection with the PELP Transaction and pursuant to the terms of the Severance Plan Term Sheet, it is anticipated that PECO I OP will adopt an executive severance plan, effective as of Closing, in which each of (i) Mr. Edison, who is expected to continue to serve as our Chief Executive Officer following the Closing, (ii) Mr. Murphy, who is expected to continue to serve as our Chief Financial Officer following the Closing, and (iii) Mr. Addy, who is expected to continue to serve as our President and Chief Operating Officer, will participate following the Closing. This plan has not yet been adopted and the terms of each executive’s participation in such plan have not yet been finalized.

The foregoing executives are also expected to be eligible to participate in certain of PECO I’s benefit plans and other benefits that the executives received immediately prior to Closing.

The plan will also provide that each executive will be entitled to certain severance payments upon a termination of such executive’s employment without cause by PECO I OP or with good reason by such executive. The amount of the severance is a multiple of the base salary and average cash bonus paid for the three most recent years. The multiple depends upon whether the termination is during the 24 months following, or in connection with, a change in control of PECO I. If the termination is not in connection with a change in control, then the multiple is 2x for Mr. Edison and 1.5x for Messrs. Murphy and Addy. If the termination is in connection with a change in control, then the multiple is 2.5x for Mr. Edison and 2x for Messrs. Murphy and Addy.

In addition, the plan will provide that, upon a qualifying termination of employment that is not in connection with a change in control of PECO I, each of the executives will vest in the phantom PECO I OP units discussed below and any other time-vested long-term incentive awards received that would have otherwise vested over his “severance period.” The executives will also be eligible for vesting in any performance vesting long-term incentive awards earned at the end of a performance period, but prorated based on actual performance achieved and the portion of the performance period during which they were employed. For this purpose, Mr. Edison’s severance period is 24 months and the severance periods for Messrs. Murphy and Addy are 18 months.

The plan will also provide that, upon a qualifying termination of employment during the 24 months following a change in control of PECO I, each of the executives will fully vest in all time vested long-term incentive awards. At the time of such a change in control, the number of performance based long-term incentive awards eligible for vesting will be determined based on the actual performance as determined by the Board of Directors, which will pro rate the performance targets for the shortened performance period. That number of performance awards will then vest based on continued service through the end of the performance period and will become time vesting awards, subject to full acceleration upon a qualifying termination of employment.

The estimated values of the severance payments upon the termination of each executive’s employment with PECO I OP under the anticipated terms of each such executive’s participation in the severance plan are set forth below. For the purposes of presentation in the table below, the estimated values of the severance payments to each executive officer (i) assumes that the base salary and average cash bonus for each executive officer for the three years prior to the date of the severance payment is $716,167 for Mr. Edison, $716,167 for Mr. Murphy and $1,364,229 for Mr. Addy (which is based on each executive’s historical base salary and bonus prior to filing of this proxy statement) and (ii) assumes the vesting of any PECO I OP phantom units or other equity awards in accordance with the severance plan.

Name/Title	Estimated Value of Severance Payment ($)	Estimated Value of Severance Payment Upon a Change in Control ($)
Jeffrey S. Edison/ Chair of the Board of Directors and Chief Executive Officer	$4,473,973	$7,110,227
Devin I. Murphy/ Chief Financial Officer	$3,449,606	$5,892,345
R. Mark Addy/ President and Chief Operating Officer	$2,234,961	$3,025,339

The amounts shown above represent only estimated values. The actual values of the estimated severance payments of the named executive officers may vary subject to the final terms of their participation in the severance plan. See “Transaction Documents—Executive Severance Plan” for a further discussion on the expected terms of each executive’s participation in the severance plan.

Interests of Messrs. Edison, Murphy and Addy and Ms. Robison in the Treatment of RMUs

Pursuant to their current employment arrangements with PELP, Messrs. Edison, Murphy and Addy and Ms. Robison hold RMUs in PELP. Pursuant to the Contribution Agreement, at Closing, PECO I OP will grant PECO I OP phantom units to holders of RMUs, who agree to cancel their RMUs in exchange for PECO I OP phantom units, including Messrs. Edison, Murphy and Addy and Ms. Robison. Each cancelled RMU will be exchanged for three phantom units. The phantom units will pay the holder thereof in cash the value of one OP Unit at the time the phantom unit vests. Phantom units will be subject to the same vesting schedule and terms as the corresponding cancelled RMUs in PELP. In general, RMUs either cliff vest after five years from the date of grant or vest pro rata after four years from the date of grant. See “Transaction Documents—Other Covenants” for a summary of the treatment of RMUs under the Contribution Agreement.

The estimated value of the PECO I OP phantom units each executive will receive at Closing under the Contribution Agreement as a result of the PELP Transaction are set forth below:

Name/Title	Estimated Number of Phantom Units (1)	Estimated Value of Phantom Units ($)(2)
Jeffrey S. Edison/ Chair of the Board of Directors and Chief Executive Officer	521,550	5,319,810
Devin I. Murphy/ Chief Financial Officer	437,256	4,460,011
R. Mark Addy/ President and Chief Operating Officer	29,106	296,881
Ms. Jennifer Robison/ Chief Accounting Officer	32,676	333,295

(1) For the purposes of presentation in this table, the estimated number of PECO I OP phantom units to be received by each executive at Closing is based on the number of RMUs expected to be held by such executive on October 1, 2017 and assumes that each executive will agree to cancel all of his or her RMUs in exchange for the PECO I OP phantom units.

(2) For the purposes of presentation in this table, the estimated value of PECO I OP phantom units held by each applicable executive at Closing is equal to the product of (i) the Implied Valuation and (ii) the estimated number of PECO I phantom units to be received by such executive at Closing, as set forth in the second column of this table.

Interests of Messrs. Edison, Murphy and Addy in the Equityholder Agreement

In connection with the PELP Transaction and pursuant to the Contribution Agreement, it is expected that each of Messrs. Edison, Murphy and Addy will enter into the Equityholder Agreement at Closing with PECO I and PECO I OP, pursuant to which each of the foregoing executives will receive certain information and participation rights upon any listing of the Common Shares on a national securities exchange, pursuant to the terms and conditions of the Equityholder Agreement. See “Transaction Documents—Registration and Rule 144 Information Rights” for a summary of these rights.

In addition, under the terms of the Equityholder Agreement, Mr. Edison or his designee, will receive the right to be nominated to the Board of Directors at each of the ten succeeding annual meetings following the Closing. See “Transaction Documents—Nomination Rights” for a further discussion of Mr. Edison’s director nomination rights.

Interests of Messrs. Edison, Murphy and Addy in the Tax Protection Agreement

In connection with the PELP Transaction and pursuant to the Contribution Agreement, it is expected that each of Messrs. Edison, Murphy and Addy will enter into the Tax Protection Agreement with PECO I, PECO I OP and the other signatories thereto at Closing. Under the Tax Protection Agreement, PECO I OP will indemnify certain limited partners, including the foregoing executives for certain tax liabilities, for a period of ten years commencing on the date of the Closing (the “Closing Date”). See “Transaction Documents—The Tax Protection Agreement” for a summary of the terms and conditions of the Tax Protection Agreement.

Interest of Mr. Edison in the Third Amended and Restated Bylaws of PECO I

In connection with the PELP Transaction and pursuant to the Contribution Agreement, the existing bylaws of PECO I will be amended to provide that Mr. Edison shall continue to serve as Chair of the Board of Directors until the third anniversary of the Closing, subject to certain exceptions. See “Transaction Documents—The Third Amended and Restated Bylaws of PECO I” for a summary of the Third Amended and Restated Bylaws of PECO I.

Indemnification of Directors and Officers

The charter and bylaws of PECO I provide for certain indemnification rights for its directors and officers, procedures for indemnification and advancements by PECO I of certain expenses and costs relating to claims, suits or proceedings arising from their service as officers and directors of PECO I.

In addition, pursuant to the terms of the Contribution Agreement, the directors and officers of PELP, including Messrs. Edison, Murphy and Addy will receive the same rights to indemnification in their capacity as directors and officers of PELP as currently provided under the organizational documents of PELP and will receive coverage under directors’ and officers’ liability insurance after the Closing for a period of six years.

Interests of Named Executive Officers under Equity Incentive Award Plan

In connection with the PELP Transaction and pursuant to the Contribution Agreement, on the Closing Date, PECO I and PECO I OP will adopt an equity incentive plan, pursuant to which OP Units may be granted to employees of the Contributed Companies. The Board of Directors is still in the process of developing, approving and implementing such plan.

THE PELP TRANSACTION DOCUMENTS

The following is a summary of the material terms of the Contribution Agreement and the other transaction documents contemplated thereby. This summary does not purport to describe all of the terms of the Contribution Agreement or the other transaction documents contemplated thereby, and the Contribution Agreement, the form of Escrow Agreement, the form of Tax Protection Agreement, the form of Equityholder Agreement, the Severance Plan Term Sheet, the form of Services Agreement, the form of PECO I OP Amended and Restated Partnership Agreement, the form of Third Amended and Restated Bylaws of PECO I and the form of License Agreement are each attached to this proxy statement as Annexes A through H to this proxy statement and are incorporated by reference in this proxy statement. All Stockholders are urged to read the Contribution Agreement carefully and in its entirety.

The Contribution Agreement is being summarized in this proxy statement and has been included as Annex A to this proxy statement to provide you with information regarding its terms. The Contribution Agreement is not intended to provide you with any factual, financial or other information about PECO I or its affiliates, the Contributors or their affiliates or the Contributed Companies. The Contribution Agreement contains representations and warranties that the parties thereto made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Contribution Agreement and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by PECO I and the Contributors in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Stockholders or may have been used for the purpose of allocating risk among the parties to the Contribution Agreement rather than establishing matters as facts. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of PECO I or its affiliates. PECO I will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Contribution Agreement and will update such disclosure as required by federal securities laws.

The Contribution Agreement

General

The Contribution Agreement generally provides for the contribution to PECO I OP of all the issued and outstanding equity interests of the Contributed Companies, which collectively own the Contributed Properties and the Contributed Businesses, in exchange for a combination of cash and equity consideration, together with the right to receive the earn-out consideration described below. As set forth in the Contribution Agreement, in connection with the PELP Transaction, the Contributors and their affiliates will effect certain transfers and reorganizations prior to the Closing. Furthermore, in connection with the PELP Transaction, at the Closing, PECO I OP will assume certain indebtedness of the Contributed Companies (as further described in the Contribution Agreement).

Consideration

The Closing Consideration to be delivered by PECO I OP to the Contributors for the Contributed Companies at the Closing consists of the following cash and equity consideration:

OP Unit Consideration

The OP Unit consideration will be calculated as follows:

(i) the Base OP Unit Consideration (i.e., 40,360,504 OP Units of PECO I OP);

(ii) minus the number of OP Units which is equal to, the amount of certain assets and liabilities of the Contributed Companies, calculated as of 11:59 pm on the day immediately preceding the Closing (“Closing Specified Net Assets”) minus $27,844,016 (the “Closing Specified Net Assets Adjustment Amount”), divided by the Implied Valuation ($10.20), if such calculation results in a negative number;

(iii) plus the number of OP Units which is equal to, the Closing Specified Net Assets Adjustment Amount divided by the Implied Valuation, if such calculation results in a positive number;

(iv) minus the number of OP Units which is equal to, the amount of outstanding indebtedness of the Contributed Companies calculated as of 11:59 pm on the day immediately preceding the Closing (the “Closing Indebtedness”) minus $501,070,776 (the “Closing Indebtedness Adjustment Amount”) and divided by the Implied Valuation, if such calculation results in a negative number;

(v) plus the number of OP Units which is equal to, the Closing Indebtedness Adjustment Amount divided by the Implied Valuation, if such calculation results in a positive number;

(vi) minus the number of OP Units which is equal to, the amount of certain fees and expenses incurred in connection with the consummation of the PELP Transaction (the “Contribution Transaction Expenses”) divided by the Implied Valuation;

(vii) plus the number of OP Units which is equal to, the value of any real property asset acquired by the Contributed Company after the date of the Contribution Agreement and prior to the Closing (“Stated Value of New Property Acquired”) divided by the Implied Valuation;

(viii) minus the number of OP Units which is equal to, an amount to be mutually agreed between the parties in the event a Contributed Company is excluded from the PELP Transaction due to failure to obtain required lender consents with respect to the real estate asset held by such Contributed Company (the “Debt Consent Adjustment Amount”), if any, divided by the Implied Valuation; and

(ix) plus the number of OP Units which is equal to, the Cash Consideration Adjustment Amount (as defined below), if any, divided by the Implied Valuation.

Cash Consideration

At the Closing, PECO I OP will deliver to the Contributors the Cash Consideration (i.e., $50.0 million in cash). Pursuant to the Contribution Agreement, until 30 days prior to Closing, the Contributors may elect to reduce the amount of the Cash Consideration by an amount not to exceed $5 million (the “Cash Consideration Adjustment Amount”).

Earn-out Consideration

After the Closing, the Contributors will have the right to receive the Earn-out Consideration, pursuant to the terms of the Contribution Agreement (as described below), provided that in no event shall the Earn-out Consideration exceed 12,490,196 OP Units:

PECO III Equity Capital Earn-out

●	If the aggregate amount of capital raised for PECO III by December 31, 2019 is greater than or equal to $1.5 billion, then the Contributors shall have the right to receive up to 8.0 million OP Units. If the aggregate amount of capital raised for PECO III is greater than $500.0 million, but less than $1.5 billion, then the Contributors shall have the right to receive such number of OP Units equal to the quotient obtained by dividing (x) the amount of equity capital raised minus $500.0 million by (y) 125.

Liquidity Event Earn-out

●	The Contributors will have the right to receive up to 5.0 million OP Units if a Liquidity Event (as defined in the Contribution Agreement) is achieved by PECO I by December 31, 2019 at a value per Common Share equal to or greater than the Implied Valuation. If the value per Common Share in such Liquidity Event is less than the Implied Valuation but greater than or equal to $8.80 per share, the Contributors will have the right to receive a minimum of 3.0 million OP Units but less than 5.0 million OP Units. If the value per Common Share in such Liquidity Event is less than $8.80 per share, the Contributors will have the right to receive 3.0 million OP Units, as further described in the Contribution Agreement (the “Liquidity Event Earn-Out Unit Amount”).

●	The Contributors will have the right to receive two-thirds of the Liquidity Event Earn-Out Unit Amount if a liquidity event is achieved by PECO I between January 1, 2020 and December 31, 2020 that would otherwise have been earned if such liquidity event had been achieved prior to December 31, 2019.

●	The Contributors will have the right to receive one-third of the Liquidity Event Earn-Out Unit Amount if a liquidity event is achieved by PECO I between January 1, 2021 and December 31, 2021 that would otherwise have been earned if such liquidity event had been achieved prior to December 31, 2019.

Further, in the event PECO I OP or the Contributors’ Representative determines that any extraordinary transaction involving PECO I or a subsidiary thereof, prior to December 31, 2021 results in a dilution or enlargement of the benefits or potential benefits intended to be made available to the Contributors under the liquidity event earn-out, the parties will negotiate in good faith and equitably adjust the amount of the Liquidity Event Earn-Out Unit Amount.

Treatment of Class B Units of PECO I OP

Subject to the terms and conditions of the PECO I OP Partnership Agreement (including full satisfaction of all performance hurdles set forth therein), the parties anticipate that at the Closing all Restricted Class B Units (within the meaning of the PECO I OP Partnership Agreement) in PECO I OP will become Unrestricted Class B Units (within the meaning of the PECO I OP Partnership Agreement) in PECO I OP and, to the extent the requirements for conversion of such Unrestricted Class B Units to OP Units under the PECO I OP Partnership Agreement are satisfied, such Unrestricted Class B Units will automatically convert to OP Units pursuant to the terms of the PECO I OP Partnership Agreement. The parties agree to, prior to the Closing, work together to determine: (i) whether the requirements set forth in the PECO I OP Partnership Agreement for the Restricted Class B Units becoming Unrestricted Class B Units have been or will be satisfied and, as a result, whether the Restricted Class B Units of PECO I OP will become Unrestricted Class B Units of PECO I OP; and (ii) whether the requirements for conversion of such Unrestricted Class B Units of PECO I OP to OP Units under the PECO I OP Partnership Agreement are satisfied and if so, how many Unrestricted Class B Units will automatically be converted to OP Units pursuant thereto.

Such OP Units (i.e., Unrestricted Class B Units of PECO I OP converted to OP Units) held by PE-NTR, which is not a Contributed Company, are generally expected to be distributed to PE-NTR ’s direct and indirect owners as further described in the Contribution Agreement.

Subject to the terms and conditions of the PECO I OP Partnership Agreement, any remaining Unrestricted Class B Units held by PE-NTR that are not converted to OP Units will be retained by PE-NTR, or distributed to PELP and retained by PELP, until the requirements for conversion of such Unrestricted Class B Units to OP Units under the PECO I OP Partnership Agreement are satisfied, at which time such Unrestricted Class B Units will automatically be converted to OP Units pursuant thereto, and such OP Units are expected to be distributed to PE-NTR ’s or PELP’s (as applicable) direct and indirect owners as further described in the Contribution Agreement. After the Closing, any remaining Class B Units of PECO I OP will be handled in accordance with the terms and conditions of the PECO I OP Partnership Agreement.

Representations and Warranties

The Contribution Agreement contains various customary representations and warranties made by the Contributors, the Contributors’ Representative, PECO I and PECO I OP. The representations and warranties made by the Contributors with respect to the Contributors and the Contributed Companies relate to among, other things:

●	organization, valid existence, qualification to conduct business and delivery of organizational documents;

●	due authorization, execution, delivery and enforceability of the Contribution Agreement and related transaction documents;

●	valid ownership of securities and subsidiaries;

●	capitalization;

●	consents and approvals required as a result of the Contribution Agreement and the PELP Transaction;

●	absence of certain organizational, regulatory and contractual conflicts with respect to the Contribution Agreement and the PELP Transaction;

●	absence of undisclosed liabilities;

●	real property, leases and personal property;

●	indebtedness;

●	intellectual property;

●	information technology, security and privacy;

●	material contracts;

●	insurance policies;

●	permits;

●	tax matters;

●	compliance with laws and environmental matters;

●	transactions with affiliates;

●	tenants, customers and clients;

●	broker fees;

●	absence of legal proceedings or government investigations;

●	employee benefit plans and compensation arrangements; and

●	labor and other employment matters.

The representations and warranties made by PECO I and PECO I OP relate to among, other things:

●	organization, valid existence and qualification to conduct business;

●	due authorization, execution, delivery and enforceability of the Contribution Agreement and related transaction documents;

●	required board approvals for the PELP Transaction;

●	no violation of Securities Act requirements;

●	value issuance of securities;

●	broker fees; and

●	opinion of financial advisor.

Definition of “Contributed Company Material Adverse Effect” and “PECO I OP Material Adverse Effect”

Some of the representations and warranties of the Contributors with respect to the Contributed Companies and PECO I OP are qualified by a “material adverse effect” standard (that is, they will be deemed to be true and correct unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expect to have a material adverse effect). For purposes of the Contribution Agreement, (i) a “Contributed Company Material Adverse Effect” means a material adverse effect (a) on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Contributed Companies and subsidiaries thereof, taken as a whole, or (b) on the ability of the Contributed Companies and the subsidiaries thereof to timely consummate the contributions and to perform their obligations under the Contribution Agreement and other transaction documents; provided, however, that (with respect to clause (a) of the definition of Contributed Company Material Adverse Effect), the term “Contributed Company Material Adverse Effect” shall not include effects to the extent they result from (v) changes in general economic conditions or in the industries in which the Contributed Companies and subsidiaries thereof operate, (w) declaration of war or terrorist attack, (x) changes in law, (y) changes in GAAP or (z) the announcement of the transactions, but any effects resulting from such matters shall be excluded only to the extent such matters occur after the date of the Contribution Agreement; and (ii) a “PECO I OP Material Adverse Effect” means a material adverse effect on the ability of PECO I OP to timely consummate the PELP Transaction and to perform its obligations under the Contribution Agreement and other transaction documents.

Contributors’ Representative

Pursuant to the Contribution Agreement, each Contributor grants to Mr. Edison as Contributors’ Representative, such power, authority, rights, privileges and protections as are necessary to carry out the functions assigned to him under the Contribution Agreement. The Contributors’ Representative shall have full power, authority and discretion to engage in the following in accordance with the Contribution Agreement:

(i) acceptance of any issuance of OP Units under the Contribution Agreement and other transaction documents (net of applicable withholding taxes) and delivery of wire instructions to PECO I OP in connection therewith;

(ii) review of the statements delivered in connection with the matters set forth in the Contribution Agreement and taking any action that may be necessary or desirable, as determined by the Contributors’ Representative in his sole discretion, in connection with such matters, including the payment of any fees or expenses associated therewith;

(iii) delivering any funds or OP Units under the Contribution Agreement or other transaction documents;

(iv) determining whether the conditions to Closing in the Contribution Agreement have been satisfied and supervising the Closing, including waiving any such condition if the Contributors’ Representative, in his sole discretion, determines that such waiver is appropriate;

(v) taking any action that may be necessary or desirable, as determined by the Contributors’ Representative in his sole discretion, in connection with the termination of the Contribution Agreement;

(vi) taking any and all actions that may be necessary or desirable, as determined by the Contributors’ Representative in his sole discretion, in connection with an amendment to the Contribution Agreement;

(vii) accepting notices on behalf of the Contributors;

(viii) taking any and all actions that may be necessary or desirable, as determined by the Contributors’ Representative in his sole discretion, in connection with the payment of the costs and expenses incurred with respect to any Contributed Company or such Contributor;

(ix) delivering or causing to be delivered to PECO I OP at the Closing certificates representing the Contributed Interests to be contributed by each Contributor under the Contribution Agreement;

(x) executing and delivering, in the Contributors’ Representative’s capacity as the representative of such Contributor, any and all notices, documents or certificates to be executed by the Contributors’ Representative, on behalf of such Contributor, in connection with the PELP Transaction;

(xi) granting any consent or approval on behalf of such Contributor; and

(xii) taking any and all other actions and doing any and all other things to be performed by such Contributor or by the Contributors’ Representative on behalf of such Contributor.

The Contributors’ Representative shall be solely responsible for determining the relative allocation among the Contributors of payments to or by the Contributors under the Contribution Agreement and other transaction documents. Any obligation of PECO I OP to make any payment or issue any OP Units to the Contributors shall be fully and completely satisfied and discharged by making such payment (or directing the Escrow Agent (as defined below) to make such payment), or issuing such OP Units to PELP (for the benefit of the Contributors).

In the event the Contributors’ Representative is unwilling or unable to continue to act as the Contributors’ Representative, PELP, or its permitted assigns shall appoint his successor. Each successor Contributors’ Representative shall have all of the power, authority, rights and privileges conferred by the Contribution Agreement upon the initial Contributors’ Representative, and the term “Contributors’ Representative” shall include any interim or successor Contributors’ Representative.

Covenants

The Contributors, PECO I and PECO I OP have each undertaken certain covenants in the Contribution Agreement concerning the conduct of their respective businesses between the date on which the Contribution Agreement was signed and the earlier of the Closing or the termination of the Contribution Agreement (the “Interim Period”), including the following:

Conduct of Business by Contributors Pending the Closing

Subject to certain exceptions, the Contributors have agreed that during the Interim Period, without the prior written consent of PECO I OP (which consent shall not be unreasonably withheld, delayed or conditioned), the Contributors will, and will cause each of the Contributed Companies and subsidiaries thereof to:

●	conduct their respective businesses in the ordinary course of business and use all reasonable efforts to keep intact their respective businesses;

●	keep available services of their current employees and preserve relationships with customers, suppliers, landlords, tenants, creditors, employees and others with whom they deal;

●	comply in all material respects with the terms of material contracts, ground leases, tenant leases and contracts related to indebtedness for borrowed money;

●	maintain their respective assets (including the real property assets) in the ordinary course of business in good operating order and condition, reasonable wear and tear excepted;

●	upon any damage, destruction, taking or loss to any material asset, apply any and all insurance proceeds, awards or other proceeds received with respect thereto to the timely repair, replacement and restoration thereof;

●	promptly advise PECO I OP in writing of the occurrence of any matter or event that is material to the business, assets, condition (financial or otherwise) or results of operations of the Contributed Companies and subsidiaries thereof, taken as a whole;

●	furnish to PECO I OP an unaudited combined balance sheet of PELP as of the last day of such fiscal quarter and unaudited combined statements of operations, cash flows and partners’ equity for such fiscal quarter, including the notes thereto and all related compilations, reviews and other reports issued by PELP’s accountants with respect thereto;

●	furnish to PECO I OP an audited combined balance sheet of PELP as of the last day of such fiscal year and audited combined statements of operations, cash flows and partners’ equity for such fiscal year, including the notes thereto and all related compilations, reviews and other reports issued by PELP’s accountants with respect thereto; and

●	furnish any other information reasonably requested by PECO I OP that is necessary to comply with the requirements of the Securities Act and the Exchange Act.

In addition, subject to certain exceptions, the Contributors have agreed that, during the Interim Period, without the prior written consent of PECO I OP (which consent shall not be unreasonably withheld, delayed or conditioned) they will not, and will not permit any Contributed Company or any subsidiaries thereof to, take any of the following actions (each as more fully described in, and subject to the exceptions set forth in, the Contribution Agreement):

●	amend its certificate of incorporation or by-laws (or comparable documents);

●	declare or pay any dividend or make any other distribution to its equity holders other than quarterly dividends not to exceed $5.0 million per quarter in the ordinary course of business consistent with past practices;

●	redeem or otherwise acquire any shares of its capital stock or other equity interests or any convertible securities or authorize, issue or sell any capital stock or other equity interests or any convertible securities;

●	adopt, amend or terminate any employee benefit plan or enter into, adopt, extend any employee benefit plan, except for administrative amendments that do not materially increase the cost of any employee benefit plan;

●	renew, amend or terminate any collective bargaining agreement or other contract with any labor organization, union or other collective association, except in each case as required by law;

●	issue, deliver, grant or authorize the issuance, delivery, or grant of any RMUs or any rights of any kind to acquire any RMU;

●	grant to any executive officer or employee any increase in compensation or benefits in excess of $50,000 or accelerate the vesting, payment, or funding of any compensation or benefits;

●	hire, promote or terminate the employment of any employee, other than employees below the level of senior management and with total annual compensation less than $350,000 who are hired, promoted or terminated in the ordinary course of business;

●	incur or assume any indebtedness or guarantee any such indebtedness in excess of $20.0 million in the aggregate;

●	permit, allow or suffer any of its assets (including any real property) to become subjected to any lien other than permitted liens;

●	enter into, modify, amend or terminate, other than in the ordinary course of business consistent with past practices, any contract that would have been a material contract if such contract had been in effect on the date of the signing of the Contribution Agreement;

●	cancel any indebtedness in excess of $20.0 million in the aggregate, or settle, compromise, discharge, waive, release or assign any material claim, right or legal proceeding;

●	pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, the Contributors or any of their current or former related persons that will survive the Closing, except for: (i) transactions among such Contributed Companies and the subsidiaries thereof; and (ii) dividends and other distributions permitted under the Contribution Agreement;

●	make any material change in any method of accounting or accounting practice, controls or policy other than as required by changes in law or GAAP that become effective after the date hereof;

●	prepare or file any tax return inconsistent with past practice or, on any such tax return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing or accelerating deductions to periods ending on or before the Closing), settle or otherwise compromise any claim relating to material taxes, enter into any closing agreement or similar agreement relating to material taxes, otherwise settle any dispute relating to material taxes, or request any ruling or similar guidance with respect to taxes;

●	acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material in transactions involving consideration individually in excess of $1.0 million;

●	make or incur any capital expenditures or commitments therefor other than in the ordinary course of business;

●	(i) purchase, lease, license or otherwise acquire any material assets, except in the ordinary course of business for any assets other than real property, and (ii) with respect to real property assets, purchase or otherwise acquire title to any asset in the nature of real property or enter into any contract for any such purchase or acquisition;

●	sell or otherwise dispose of any material assets (including any real property), except inventory sold in the ordinary course of business;

●	enter into any contract that would be a ground lease if such contract was in effect as of the signing date of the Contribution Agreement;

●	enter into any contract that would be a material lease if such contract was in effect as of the date hereof;

●	apply for or agree to any change in zoning affecting any of the real property in any material respect or any modification of the terms of any permit or other approval related to the business of the Contributed Companies in any material respect;

●	terminate, or, in any material respect, modify, amend, permit the lapse of, breach of or failure of performance of any ground lease; terminate, or, in any material respect, modify or amend, any material lease except in the ordinary course of business; enter into, terminate, or in any material respect, modify or amend, any tenant lease, other than a material lease, except in the ordinary course of business;

●	enter into any material settlement contract in connection with any condemnation proceedings affecting or relating to any real property, except in the ordinary course of business consistent with past practice;

●	cancel any of their respective insurance policies or reduce the amount of any insurance coverage provided by such insurance policies; or

●	authorize, or commit or agree to do, whether in writing or otherwise, any of the foregoing actions.

Conduct of Business by PECO I and PECO I OP Pending the Closing

Subject to certain exceptions, PECO I and PECO I OP have agreed that, during the Interim Period, without the prior written consent of the Contributors’ Representative (which consent shall not be unreasonably withheld, delayed or conditioned), PECO I and PECO I OP will not, and will cause each of its subsidiaries not to:

●	amend, repeal or otherwise modify any provision of the charter or bylaws of PECO I or the PECO I OP Partnership Agreement, or effect any amendment, repeal or other modification that would not be adverse to the Contributors or Contributed Companies or those that would not impede PECO I or PECO I OP’s ability to consummate the PELP Transaction;

●	take any action to reclassify, combine, split or subdivide any of PECO I’s capital stock or the OP Units or to alter any Stockholder rights with respect thereto;

●	take any action that would adversely affect PECO I’s status as a REIT under the Internal Revenue Code; or

●	agree to take, make any commitment to take, or cause the Board of Directors to adopt any resolutions in support of, any of the actions described above.

Consultation

During the Interim Period, the Contributors have agreed to use reasonable efforts to consult in good faith, once each calendar month, on a date and time to be mutually agreed between the Contributors’ Representative and PECO I OP, with PECO I OP to report material information regarding operational developments and ongoing operations of the Contributed Companies in response to written requests prepared and submitted by PECO I OP which specify with reasonable detail the subject-matter of such inquiry.

No Solicitation

The Contributors have agreed that, during the Interim Period, it will, and will cause the Contributed Companies to terminate any discussions or negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, any proposal for an Other Bid (as defined below) and shall promptly after the execution of the Contribution Agreement request each person that has executed a confidentiality agreement in connection with its consideration of acquiring any Contributed Company or subsidiary thereof or substantially all the business or assets of any Contributed Company or subsidiary thereof to return all confidential information furnished to such person by or on behalf of any Contributed Company or subsidiary thereof. None of the Contributors shall, nor shall any Contributor authorize or permit any Contributed Company or subsidiary thereof or any of their representatives to: (i) solicit, initiate or encourage any Other Bid; (ii) enter into any contract with respect to any Other Bid; or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action intended to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid. The Contributors shall promptly advise PECO I OP orally and in writing of any Other Bid and the identity of the person making any such Other Bid.

PECO I has agreed that during the Interim Period, it will, and will cause PECO I OP and its subsidiaries to, not directly or indirectly, hire, solicit the employment of, enter into a contract with or otherwise solicit, entice, induce, cause or encourage any person other than PE-NTR and the Property Manager to provide the services provided under (i) the PE-NTR Agreement and (ii) the Amended and Restated Property Management, Leasing and Construction Management Agreement, by and among PECO I, PECO I OP and the Property Manager, dated as of June 1, 2014, as amended (the “PECO I Property Management Agreement”) or take any other action to cause the termination of the PE-NTR Agreement or PECO I Property Management Agreement.

“Other Bid” means any proposal for a merger, sale of securities, sale of substantial assets or similar transaction involving any Contributed Company or Subsidiary thereof, other than the PELP Transaction and the acquisition of inventory in the ordinary course of business.

Access to Information

Subject to the exceptions set forth in the Contribution Agreement, the Contributors shall, and shall cause the Contributed Companies and Subsidiaries thereof to, afford to PECO I OP and its accountants, counsel and other representatives reasonable access, upon reasonable notice during normal business hours during the period before the Closing, to all the personnel, properties, books, contracts, commitments, tax returns, records and financial, operating and other data of the Contributed Companies and subsidiaries thereof, and, during such period shall furnish promptly to PECO I OP any information concerning a Contributed Company or Subsidiary thereof as PECO I OP may reasonably request.

Consents and Approvals

Each of the Contributors, PECO I and PECO I OP are required to use reasonable best efforts to take, or cause to be taken, all actions and to assist and cooperate with the other parties in, all things necessary, proper or advisable under any applicable law or pursuant to any contract or agreement to consummate and make effective the PELP Transaction as promptly as practicable.

Notwithstanding the foregoing, PECO I OP shall not have any obligation: (i) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of PECO I OP, any of its subsidiaries (including the Contributed Companies after the Closing) or their affiliates; or (ii) otherwise to take or commit to take any actions that would limit the ability of PECO I OP, its subsidiaries (including the Contributed Companies after the Closing) or their affiliates to retain, one or more of their businesses, product lines or assets.

Names Following the Closing

Contributors, on behalf of their affiliates and subsidiaries, agreed to assign and transfer to PECO I OP all rights, if any, in and to the names “PHILLIPS EDISON” and “PECO” (together, the “Trade Names”). PECO I OP or certain of its affiliates (including as outlined in the License Agreement described below) agreed to grant licenses back to certain Contributors and their affiliates to use the Trade Names in connection with the continued operation of their business. Subject to certain exceptions outlined in the Contribution Agreement (including with respect to any entities that were expressly granted a license to use the Trade Names), the Contributors agreed, as necessary, to cause their names and the names of their affiliates to be changed to names that do not include the Trade Names, although for clarity Contributors and their affiliates retained the right to use the name “PHILLIPS” or “EDISON” individually and in some cases, “PHILLIPS EDISON” together with other corporation identifiers. The Contributors also agreed that unless expressly permitted by PECO I OP or its affiliates in a separate written agreement, PECO I OP or its affiliates shall have the sole and exclusive right as between PECO I OP and its affiliates on one hand, and Contributors and their affiliates on the other hand, to register the Trade Names with the U.S. Patent and Trademark Office, or any equivalent government agency, worldwide.

Preparation of Proxy Statement and Stockholders’ Meeting

PECO I has agreed to (i) prepare and file this proxy statement with the SEC, (ii) ensure that this proxy statement complies in all material respects with the applicable provisions of the Exchange Act, (iii) consult with the Contributors regarding any comments that may be received from the SEC or its staff with respect to this proxy statement and respond promptly to any such comments made by the SEC or its staff with respect to this proxy statement, (iv) use reasonable best efforts to have this proxy statement cleared by the staff of the SEC as soon as reasonably practicable after its filing and (v) cause this proxy statement to be mailed to Stockholders at the earliest reasonably practicable date after the date of SEC clearance.

In addition, PECO I has agreed, as soon as practicable after this proxy statement is cleared by the SEC for mailing to Stockholders, duly call, give notice of, convene and hold a meeting of its Stockholders for the purpose of seeking the affirmative vote of the Stockholders representing a majority of the votes cast at meeting of the Stockholders at which a quorum is present (the “PECO I Stockholder Approval”), subject to PECO I’s right to make postponements or adjournments of such Stockholders’ meeting under certain circumstances specified in the Contribution Agreement.

Directors’ and Officers’ Liability

Pursuant to the Contribution Agreement, PECO I and PECO I OP have agreed to honor and fulfill following the Closing the rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to Closing in favor of a manager, director, officer, trustee, agent or fiduciary of any Contributed Company or subsidiary (collectively, the “D&O Indemnified Parties” and each, a “D&O Indemnified Party”) contained in (i) the organizational documents of the Contributed Companies and their subsidiaries and (ii) all existing indemnification agreements of the Contributed Companies and their subsidiaries. For six years after the Closing, PECO I and PECO I OP agree not to amend, modify or repeal the organizational documents of the Contributed Companies and their subsidiaries in any way that would adversely affect the rights thereunder of any D&O Indemnified Party.

As required by the Contribution Agreement, PECO I OP will obtain prior to the Closing, a prepaid insurance and indemnification policy with a term of six years covering each D&O Indemnified Party that provides coverage, for matters occurring prior to the Closing, that is no less favorable than the Contributed Company’s or such subsidiary’s existing policy or, if substantial equivalent insurance coverage is not available, the best available coverage.

Other Covenants

The Contribution Agreement also contains certain other covenants, including covenants relating to: (i) confidentiality obligations of the parties and their representatives with respect to information regarding the Contributed Companies and subsidiaries thereof, (ii) obligations of the Contributors and PECO I OP to cover certain expenses associated with the consummation of the PELP Transaction, including (a) filing fees for government consents and (b) transfer taxes, (ii) the responsibility to obtain, and pay for costs associated with, the consents under certain loan documents further described in the Contribution Agreement, (iii) the adoption of an equity incentive plan by PECO I and PECO I OP pursuant to which OP Units may be granted to employees of the Contributed Companies, (iv) the replacement of each RMU that is cancelled in connection with the Closing with the right, subject to the same vesting schedule and terms as the corresponding cancelled RMU, to receive in cash the value of each such cancelled RMU, (v) filing of tax returns, control of tax contests, and cooperation with respect to certain tax matters, (vi) title insurance policies, (vii) termination of intercompany accounts, (viii) certain licenses and permits, (ix) supplemental disclosures and (x) the plan of restructuring which will be effected by the Contributors to facilitate the consummation of the PELP Transaction at Closing.

Closing Timing

Subject to the terms of the Contribution Agreement, the Closing shall take place on the second business day after the date on which each of the conditions of the parties to consummate the PELP Transaction is satisfied or, to the extent permitted by law, waived by the party entitled to waive such condition or at such other time or date as agreed to in writing by the Contributors’ Representative and PECO I OP.

Conditions to Closing

The obligation of PECO I OP and the Contributors to consummate the PELP Transaction is subject to the satisfaction (or waiver by PECO I OP and the Contributors’ Representative) on or before the Closing of the following conditions:

●

Approvals. The expiration of all applicable waiting periods under the HSR Act shall have been terminated or expired. All required governmental filings shall have been made and consents from governmental authorities shall have been obtained. On June 16, 2017, the FTC granted early termination of the waiting period under the HSR Act.

●	Consents. Consents required for the consummation of the contributions shall have been obtained.

●	No Injunctions or Restraints. No law, judgment or other legal restraint of or from any governmental entity or court prohibiting the PELP Transaction shall be in effect.

●	PECO I Stockholder Approval. PECO I OP shall have received the PECO I Stockholder Approval.

The obligation of PECO I OP to consummate the PELP Transaction is subject to the satisfaction (or waiver by PECO I OP) on or before the Closing of the following conditions:

●	Representations and Warranties. The representations and warranties of the Contributors (with respect to themselves and the Contributed Companies) regarding organization, authority, no conflict with organizational documents and judgments, title to securities, securities law matters and capitalization shall be true and correct in all material respects and all other representations and warranties of the Contributors in the Contribution Agreement and the other transaction documents, that are qualified as to materiality shall be true and correct, and each such representation and warranty not so qualified shall be true and correct in all material respects. PECO I OP shall have received a certificate signed by the Contributors’ Representative to the effect of the preceding two sentences.

●	Performance of Obligations of Contributors. Each Contributor and the Contributors’ Representative shall have performed or complied with in all material respects each obligation and covenant required by the Contribution Agreement and the other transaction documents to be performed or complied with by such Contributor and the Contributors’ Representative on or before the Closing Date and PECO I OP shall have received a certificate signed by the Contributors’ Representative to such effect.

●	Closing Deliverables. The Contributors and Contributors’ Representative shall have delivered to PECO I OP, the documents and other items required to be delivered by the Contributors at the Closing pursuant to the Contribution Agreement.

●	Absence of Contributed Company Material Adverse Effect. There shall not have occurred any event since December 31, 2016, and no circumstance shall exist, that constitutes, or could reasonably be expected to result in, a Contributed Company Material Adverse Effect, and PECO I OP shall have received a certificate signed by the Contributors’ Representative to such effect.

●	Consents. PECO I OP shall have received certain written consents required under the Contribution Agreement in form and substance reasonably acceptable to PECO I OP.

●	Indebtedness Amendments. PECO I OP shall have received reasonably acceptable evidence that all applicable lenders under certain loan documents further described in the Contribution Agreement have affirmatively approved the PELP Transaction and any amendments or modifications to such loan documents which are further described in the Contribution Agreement and any and all other amendments, modifications, certifications and instruments reasonably required by PECO I OP in connection with such existing indebtedness in order to effectuate the PELP Transaction in each case, in form and substance reasonably acceptable to PECO I OP.

●	PECO II OP Debt Consents and Amendments. Phillips Edison Grocery Center Operating Partnership II, L.P. (“PECO II OP”) shall have received reasonably acceptable evidence that all applicable lenders under certain loan documents (as further described in the Contribution Agreement) have affirmatively approved the PELP Transaction and any amendments or modifications to such loan documents which are further described in the Contribution Agreement and any and all other amendments, modifications, certifications and instruments reasonably required by PECO II OP in connection with such existing indebtedness in order to effectuate the PELP Transaction in each case, in form and substance reasonably acceptable to PECO II OP.

●	Permits. The permits required by the Contribution Agreement to be transferred to the Contributed Companies prior to Closing shall have been so transferred.

●	Termination of Intercompany Agreements. The intercompany contracts required to be terminated prior to Closing pursuant to the Contribution Agreement shall have been terminated.

●	Title Insurance Policies. PECO I OP shall have received the title policies identified in the Contribution Agreement.

The obligation of the Contributors to consummate the PELP Transaction is subject to the satisfaction (or waiver by the Contributors’ Representative) on or before the Closing of the following conditions:

●	Representations and Warranties. The representations and warranties of PECO I OP regarding organization and authority shall be true and correct in all material respects and all other representations and warranties of PECO I OP in the Contribution Agreement and the other transaction documents, shall be true and correct, in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a PECO I OP Material Adverse Effect.

●	Performance of Obligations of PECO I OP. PECO I OP shall have performed or complied with in all material respects each obligation and covenant required by the Contribution Agreement and the other transaction documents to be performed or complied with by PECO I OP on or before the Closing.

●	Closing Deliverables. PECO I OP shall have delivered to the Contributors’ Representative the documents and other items required to be delivered by PECO I OP at the Closing pursuant to the Contribution Agreement.

●	Absence of PECO I OP Material Adverse Effect. There shall not have occurred and no circumstance shall exist, that constitute, or could reasonably be expected to result in, a PECO I OP Material Adverse Effect.

Indemnification

The Contributors Indemnification of PECO I and PECO I OP

Subject to the qualifications and limitations described below, the Contributors have agreed to indemnify and hold harmless PECO I, PECO I OP and their affiliates and each of their representatives (collectively, the “PECO I Indemnitees” and each, a “PECO I Indemnitee”) from and against any and all losses suffered or incurred by any PECO I Indemnitee arising out of, involving or otherwise in respect of:

●	any breach of any representation or warranty of a Contributor or any Contributed Company or Subsidiary thereof in the Contribution Agreement or in any of the transaction documents (it being agreed and acknowledged by the parties that such representations and warranties shall be deemed not qualified by any references herein to materiality or to whether or not any such breach results or may result in a Contributor Material Adverse Effect or a Contributed Company Material Adverse Effect solely for purposes of calculating the amount of losses, but not for the purpose of determining whether there has been a breach of such representations and warranties);

●	any breach of any covenant of a Contributor or any Contributed Company or Subsidiary thereof contained in the Contribution Agreement or in any other transaction documents;

●	any act or omission of the Contributors’ Representative;

●	the assertion by or on behalf of PELP or any limited partner of PELP (in such capacity) of any claim or demand against PECO I, PECO I OP, any Contributed Company, any Subsidiary of a Contributed Company or any D&O Indemnified Party that arises contemporaneously with or before the Closing Date or arises out of any matter cause or event occurring contemporaneously with or before the Closing Date; and

●	taxes imposed on any Contributed Company or Subsidiary thereof or for which such Contributed Company or such Subsidiary may otherwise be liable, (i) for any taxable year or period that ends on or before the Closing Date, and (ii) as a result of having been a member of any “affiliated group” (as defined in Section 1504(a) of the Internal Revenue Code without regard to the limitations contained in Section 1504(b) of the Internal Revenue Code) that, at any time on or before the Closing Date, includes or has included a Contributed or Subsidiary thereof or any direct or indirect predecessor of such Contributed Company or Subsidiary thereof, or any other group of corporations filing tax returns on a combined, consolidated or unitary basis that, at any time on or before the Closing Date, includes or has included such Contributed Company or Subsidiary thereof or any direct or indirect predecessor of such Contributed Company or Subsidiary thereof.

Limitations to the Contributors Indemnification of PECO I and PECO I OP

The Contributors shall not have any liability with respect to any claim relating to a breach of a representation or warranty:

●	unless the aggregate amount of all losses for which the Contributors would, but for this limitation of liability, be liable under the Contribution Agreement exceeds, on a cumulative basis, an amount equal to $2,800,000 (the “Deductible”), in which event the Contributors shall be liable, solely for all such losses in excess of the Deductible (subject to the other limitations in the Contribution Agreement); and/or

●	in excess of $42.0 million (the “Cap”);

provided, however, that neither the Deductible nor the Cap shall apply to any claims of, or causes of action arising out of, involving or otherwise in respect of certain specified representations or fraud.

PECO I OP Indemnification of the Contributors

Subject to the qualifications and limitations described below, PECO I OP has agreed to indemnify and hold harmless the Contributors and their affiliates and each of their representatives (collectively, the “Contributor Indemnitees” and each, a “Contributor Indemnitee”) from and against any and all losses suffered or incurred by any Contributor Indemnitee arising out of, involving or otherwise in respect of:

●	any breach of any representation or warranty of PECO I OP in the Contribution Agreement or in any of the transaction documents (it being agreed and acknowledged by the parties that such representations and warranties shall be deemed not qualified by any references herein to materiality or to whether or not any such breach results or may result in a PECO I OP Material Adverse Effect solely for purposes of calculating the amount of losses, but not for the purpose of determining whether there has been a breach of such representations and warranties); and

●	any breach of any covenant of such Contributor or any Contributed Company or Subsidiary thereof contained in the Contribution Agreement or in any other transaction documents.

Limitations to PECO I OP Indemnification of the Contributors

PECO I OP shall not have any liability with respect to any claim relating to a breach of a representation or warranty:

●	unless the aggregate amount of all losses for which the Contributors would, but for this limitation of liability, be liable under the Contribution Agreement exceeds, on a cumulative basis, the Deductible, in which event the Contributors shall be liable, solely for all such losses in excess of the Deductible (subject to the other limitations in the Contribution Agreement); and/or

●	in excess of the Cap;

provided, however, that neither the Deductible nor the Cap shall apply to any claims of, or causes of action arising out of, involving or otherwise in respect of certain specified representations or fraud.

Title Claims

From and after the Closing and the issuance of the title policies contemplated by the Contribution Agreement (the “Title Policies”), to the extent that the substance of certain specified real estate representations are also covered by one or more of the Title Policies, PECO I OP agrees that it will not unreasonably curtail the senior management team of PECO I OP from pursuing any claim with respect to a breach or violation of such specified real estate representations first against the title company issuing the Title Policies. To the extent any claim against the title company fails to reasonably compensate PECO I OP for any loss, cost or damage as a result of the matter giving rise to the breach or violation of such specified real estate representations (including a denial of any claim made on a Title Policy (in whole or in part)), then PECO I OP shall have the right to pursue any deficiency in accordance with the indemnification provisions of the Contribution Agreement as a result of the breach or violation of such representation or warranty.

Amendment; Waiver; Assignment

Amendments and Waivers

The Contribution Agreement may not be amended except for a written instrument signed on behalf of each party to the Contribution Agreement or, in the case of each Contributor, by the Contributors’ Representative on behalf of such Contributor. In addition, by an instrument in writing PECO I OP, on the one hand, or the Contributors’ Representative on behalf of the Contributors, on the other hand, may waive compliance by the other with any term or provision of the Contribution Agreement that such other party was or is obligated to comply with or perform.

Assignment

The Contribution Agreement and the rights and obligations thereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties. Upon PECO I OP’s sale, disposition or other transfer, in whole or in part, of the shares of capital stock or other equity interests in, or business or assets or properties of, any Contributed Company or subsidiary thereof, the Contributors hereby agree that PECO I OP may assign, in whole or in part, any indemnification and other rights related thereto set forth in the Contribution Agreement, without the consent of the Contributors, provided that PECO I OP provides reasonable prior notice to the Contributors’ Representative.

Termination

Termination Rights

The Contribution Agreement may be terminated and the PELP Transaction abandoned at any time before the Closing:

●	by mutual written consent of the Contributors’ Representative and PECO I OP;

●	by the Contributors’ Representative if: (i) there have been one or more breaches by PECO I OP of any of its representations, warranties, covenants or agreements contained in the Contribution Agreement that have not been waived by the Contributors’ Representative and would result in the failure to satisfy any of the conditions to the obligations of the parties and the Contributors to consummate the Closing set forth in the Contribution Agreement and such breaches have not been cured within 60 days after written notice thereof has been received by PECO I OP; or (ii) any of the conditions to the obligations of the parties and the Contributors to consummate the Closing set forth in the Contribution Agreement has become incapable of being satisfied on or before February 14, 2018 and has not been waived by the Contributors’ Representative;

●	by PECO I OP if: (i) there have been one or more breaches by the Contributors or the Contributed Companies or subsidiaries thereof of any of their representations, warranties, covenants or agreements contained in the Contribution Agreement that have not been waived by PECO I OP and would result in the failure to satisfy any of the conditions to the obligations of the parties and PECO I OP to consummate the Closing set forth in the Contribution Agreement and such breaches have not been cured within 60 days after written notice thereof has been received by the Contributors’ Representative; or (ii) any of the conditions to the obligations of the parties and PECO I OP to consummate the Closing set forth in the Contribution Agreement has become incapable of being satisfied on or before February 14, 2018 and has not been waived by PECO I OP; or

●	by the Contributors’ Representative or PECO I OP, if the Closing does not occur on or before February 14, 2018.

The Escrow Agreement

At Closing, PECO I OP, the Contributors’ Representative and Wilmington Trust, National Association (the “Escrow Agent”) will enter into the Escrow Agreement. Pursuant to the Contribution Agreement, PECO I OP shall deliver 7.5% of the sum of the Cash Consideration and Base OP Unit Consideration Amount (the “Escrowed Consideration”) at the Closing.

The parties agree that the Escrow Agent shall hold the Escrowed Consideration in its possession until: (i) jointly authorized by PECO I OP and the Contributors’ Representative to release some or all of the Escrowed Consideration; (ii) it receives a final court order instructing the Contributors to pay an indemnification claim to PECO I OP; or (iii) the Escrow Agreement is terminated. The Escrow Agreement shall terminate upon disbursement of all the Escrowed Consideration.

The Parties agree that the Escrow Agent fees will be paid by PECO I OP. PECO I OP and Contributors’ Representative shall, severally, and not jointly, indemnify the Escrow Agent from any expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Consideration and the investment thereof.

The Tax Protection Agreement

At the Closing, PECO I, PECO I OP and the signatories listed on Schedule I thereto will enter into the Tax Protection Agreement, which provides that PECO I OP will provide certain protections with respect to tax matters for the Contributors who are parties to the Tax Protection Agreement (the “Protected Partners”) for a period of ten years commencing on the Closing (the “Tax Protection Period”).

These protections include:

●	Indemnification for Taxable Transfers. For the duration of the Tax Protection Period, PECO I OP agrees not to permit any transfer of all or any portion of a property listed on Exhibit A to the Tax Protection Agreement (each a “Protected Property”) (including any interest therein or in the entity owning, directly or indirectly, any Protected Property), or any merger, combination, consolidation or similar transaction (including a transfer of all or substantially all assets) (a “Fundamental Transaction”) involving PECO I OP, in each case that would result in the recognition of taxable income or gain by any Protected Partner without the written approval of Mr. Edison, as the Partners’ Representative (as defined in the Tax Protection Agreement). In the event of such a transfer or transaction, PECO I OP agrees to pay an amount of cash to the affected Protected Partner equal to the estimated Make Whole Amount (as further described in the Tax Protection Agreement) no later than the 13 days after the end of the quarter in which such transfer took place.

●	Indemnification for Fundamental Transactions. In the event of any Fundamental Transaction in which PECO I or PECO I OP is acquired by or merged with or into certain acquiror entities, each Protected Partner shall be provided with certain choices of consideration for each OP Unit held by such Protected Partner, including (i) the same consideration that is paid with respect to each Common Share in the transaction and (ii) units of partnership interest in certain acquiror partnerships, as further described in the Tax Protection Agreement. For the duration of the Tax Protection Period, if a Protected Partner elects to receive the units described in clause (ii) in the preceding sentence with respect to any Fundamental Transaction and thereafter PECO I, PECO I OP or their successors fail to comply with certain equity, leverage or distribution obligations, then to the extent any Protected Partner elects to, or is required to, receive the consideration payable with respect to the redemption, exchange or other liquidity rights relating to such units, PECO I OP agrees to pay to each Protected Partner an amount of cash equal to the estimated Make Whole Amount applicable to such transaction (as further described in the Tax Protection Agreement).

●	Nonrecourse Liability Maintenance and Debt Guarantee. For the duration of the Tax Protection Period, PECO I OP agrees to (i) use commercially reasonable best efforts to maintain on a continuous basis an amount of nonrecourse liabilities that would be allocated to each Protected Partner under applicable provisions of the Internal Revenue Code and the Treasury Regulations at least equal to a specified amount (the “Required Liability Amount”) with respect to such Protected Partner, which Required Liability Amounts shall not exceed $160 million in aggregate for all Protected Partners, (ii) allocate excess nonrecourse liabilities in a manner that results in the greatest amount of excess nonrecourse liabilities being allocated to the Protected Partners and (iii) provide the Partners’ Representative, promptly on request, with a description of the nature and amount of certain Approved Liabilities (as defined in the Tax Protection Agreement) that are available to be guaranteed by the Protected Partners pursuant to the Tax Protection Agreement. For the duration of the Tax Protection Period, in the event that the amount of nonrecourse liabilities allocated to any Protected Partner is, or is expected to be, less than the Required Liability Amount with respect to such Protected Partner, PECO I OP agrees to provide such Protected Partner with the opportunity to guarantee one or more Approved Liabilities in an amount up to such shortfall. In the event that PECO I OP fails to comply with any of the foregoing provisions, PECO I OP agrees to pay an amount of cash to the affected Protected Partner equal to the estimated Make Whole Amount (as further described in the Tax Protection Agreement).

Notwithstanding any provision of the Tax Protection Agreement to the contrary, PECO I OP will not be required to make an indemnification payment to a Protected Partner pursuant to the Tax Protection Agreement if such obligation arises solely as a result of a change in any provision of the Internal Revenue Code, Treasury Regulations or any other applicable tax law or administrative or judicial interpretation thereof (a “Change in Law”). In the event any Change in Law would result in the recognition of taxable income or gain by any Protected Partner, the parties will reasonably cooperate to minimize or avoid any resulting tax on such Protected Partner. Prior to any anticipated Change in Law (or as soon as reasonably possible following any unanticipated Change in Law), or the consummation of any spin-off transaction, reorganization transaction or other transaction that would affect PECO I OP and the Protected Partners, the parties will cooperate in good faith to amend the Tax Protection Agreement as may be necessary or appropriate to preserve the intent and effect of the agreement.

The Equityholder Agreement

At the Closing, each of Messrs. Edison, Murphy and Addy (collectively, the “Lock-up Equityholders”), PECO I and PECO I OP, will enter into the Equityholder Agreement.

Lock-up of Restricted OP Units

The Equityholder Agreement provides that the Lock-up Equityholders will not transfer their OP Units for the following periods of time, subject to certain exceptions set forth therein:

(i) with respect to Mr. Edison, three years from the Closing; and

(ii) with respect to Messrs. Murphy and Addy, two years from the Closing.

Nomination Rights

Subject to the terms of the Equityholder Agreement, Mr. Edison or his designee will be nominated to the Board of Directors for each of the ten succeeding annual meetings following the Closing. PECO I agrees to use its reasonably best efforts to solicit the vote of Stockholders to elect Mr. Edison or his designee to the Board of Directors.

Subject to certain exceptions in the Equityholder Agreement, Mr. Edison’s nomination rights will automatically terminate in the event that Mr. Edison sells, pledges, donates, gifts or otherwise transfers more than 35% in the aggregate of the OP Units (and any Common Shares he receives in exchange therefor) that he beneficially owns as of the Closing.

Registration and Rule 144 Information Rights

Pursuant to the Equityholder Agreement, following any listing of Common Shares on a national securities exchange, PECO I shall, to the extent it files a shelf registration statement on Form S-3 with the SEC, following the effectiveness of such listing, (i) provide each Lock-up Equityholder the opportunity to be named as a selling securityholder in such shelf registration statement and to register such number of shares of Common Shares held by such Lock-up Equityholder as such Lock-up Equityholder may request.

The Equityholder Agreement provides that as long as any Lock-up Equityholder owns Common Shares or OP Units, and as long as PECO I is required to file reports under Section 13 or 15(d) of the Exchange Act, PECO I shall (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Closing; (ii) use reasonable efforts to file with the SEC in a timely manner all reports and other documents required of PECO I under Section 13 or 15(d) of the Exchange Act at any time after the Closing; and (iii) furnish to any Lock-up Equityholder so long as such Lock-up Equityholder owns Common Shares or OP Units, a written statement by PECO I as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of PECO I, and such other reports and documents so filed or furnished by PECO I as such Lock-up Equityholder may reasonably request.

The Executive Severance Plan

The Severance Plan Term Sheet contemplates that, at Closing, each of the Lock-up Equityholders and Mr. Robert F. Myers (collectively, the “Executives”) will participate in a severance plan that PECO I OP will adopt pursuant to which, among other things, each such Executive be entitled to certain severance payments upon a termination of such Executive’s employment (i) without cause by PECO I OP or with good reason by such Executive and (ii) with the amount of such severance payments varying based on whether the termination is prior to or during the 24 months following a change in control of PECO I. Such term sheet further contemplates that each of the Executives will be subject to customary non-competition and non-solicitation restrictive covenants. If the termination is not in connection with a change in control, then the multiple is 2x for Mr. Edison and 1.5x for Messrs. Murphy and Addy. If the termination is in connection with a change in control, then the multiple is 2.5x for Mr. Edison and 2x for Messrs. Murphy and Addy.

In addition, the plan will provide that, upon a qualifying termination of employment that is not in connection with a change in control of PECO I, each of the executives will vest in all time vested long-term incentive awards that would have otherwise vested over his “severance period.” The executives will also be eligible for vesting in any performance vesting long-term incentive awards earned at the end of a performance period, but prorated based on actual performance achieved and the portion of the performance period during which they were employed. For this purpose, Mr. Edison’s severance period is 24 months and the severance periods for Messrs. Murphy and Addy are 18 months.

The plan will also provide that, upon a qualifying termination of employment during the 24 months following a change in control of PECO I, each of the executives will fully vest in all time vested long-term incentive awards. At the time of such a change in control, the number of performance based long-term incentive awards eligible for vesting will be determined based on the actual performance as determined by the Board of Directors, which will pro rate the performance targets for the shortened performance period. That number of performance awards will then vest based on continued service through the end of the performance period and will become time vesting awards, subject to full acceleration upon a qualifying termination of employment.

See “Interests of Certain Persons in the PELP Transaction—Interests of Messrs. Edison, Murphy and Addy in Executive Severance Plan” for a summary of the estimated values of the severance payments under such plan.

The Services Agreement

At Closing, PELP and a wholly owned subsidiary of PECO I OP (i.e. a TRS) to be formed prior to the Closing (the “Manager”) will enter into the Services Agreement whereby the Manager or its designee will provide certain services to PELP in order to provide for winding down the remaining entities owned by PELP (the “PELP Entities”) as a result of the Contribution Agreement and the PELP Transaction.

PELP and the Manager agree that the Property Manager, a subsidiary of the Manager, shall provide property management and leasing services to certain PELP Entities and their respective real estate assets. Two of the properties owned by the PELP Entities are vacant lots for which the Property Manager does not currently provide such services, but PELP and the Manager have agreed that PELP may request that the Property Manager provide some subset of the services on mutually agreeable terms.

PELP and the Manager agree that the Manager or its designee will provide the following services (the “Services”) to PELP:

●	advising PELP with respect to, and implementing on behalf of PELP, the disposition of any real estate assets and/or the liquidation of any other investment held by any of the PELP Entities;

●	providing finance, accounting and tax services for the PELP Entities;

●	advising and procuring (at PELP’s expense) appropriate insurance coverage for the business and operation of the PELP Entities and handling related communications with the applicable insurance providers, and managing any litigation or threatened litigation relating thereto;

●	maintaining the corporate record books for PELP Entities and preparing all necessary filings with the various states of incorporation/formation (at PELP’s expense);

●	providing and maintaining offices, together with all administrative services, staff and accommodations necessary for the performance of the Manager’s duties under this Agreement (at the Manager’s expense); and

●	any other services reasonably requested by PELP to wind down and liquidate PELP Entities.

In exchange for these Services, PELP and the Manager agree that PELP shall pay the Manager a $200,000 annual fee, payable in quarterly installments. The Services must be rendered by the Manager in a substantially similar manner and quality as were provided to PELP prior to the Closing, but the Manager will not provide the Services or any other services in a scope or frequency outside the ordinary course of business, substantially consistent with past practices, unless the Manager receives the prior approval of the independent directors of PECO I.

The Services Agreement shall remain in effect for five years but may be terminated (i) by PELP for any reason in its sole discretion upon providing the Manager with written notice of the termination ten days in advance, (ii) upon mutual agreement of the parties or (iii) for material breach by the non-breaching party.

PELP and the Manager are not liable for any lost profits or damages arising out of the Services Agreement or any performance or non-performance of any of the Services or the performance or breach of any obligations under the Services Agreement, except for liability arising from breaches of confidentiality, indemnity claims pursuant to the Services Agreement, or gross negligence, fraud or intentional misconduct. Notwithstanding the foregoing, so long as Jeffrey S. Edison is an executive officer of the Manager or an affiliate of the Manager, then none of the Manager, its affiliates or representatives will be liable for any damages arising out of the Services Agreement or the performance or breach of any obligations thereunder, unless such damages result from gross negligence, fraud or intentional misconduct directed by the independent directors of PECO I.

PELP will indemnify the Manager from any liability or expenses arising out of injuries or damages to persons or property by reason of any cause relating to the Services Agreement or any performance or non-performance of any services under the Services Agreement, except to the extent caused by gross negligence, fraud or willful misconduct and which is not otherwise covered by insurance held by PELP.

In order to allow the PELP Entities to continue using their corporate names, the Services Agreement further contemplates that PECO I OP will license, on a non-transferable (without the prior written consent of the other party), non-assignable (without the prior written consent of the other party), non-sublicensable, worldwide, royalty-free basis, the use of the name “Phillips Edison” or “PECO” (the “Licensed Names”) as applicable, to the PELP Entities in connection with the continued operation of their respective businesses (and PECO I OP was joined as a party to the Services Agreement for the limited purposes of making this license grant). For each PELP entity, such license will continue and survive for the earlier of (i) 15 years from the effective date of the Services Agreement, or (ii) the date that the respective PELP Entity has been wound down and liquidated and a certificate of termination or dissolution of such PELP Entity has been filed in its applicable state of formation or incorporation. Further, the Services Agreement contemplates that any additional use of such Licensed Names by a PELP Entity in a manner that deviates from how such Licensed Names were used by such PELP Entity immediately prior to Closing will require the prior written approval of PECO I OP. The PELP entities agreed that all rights and goodwill of the Licensed Names that accrue during the license term shall inure to the benefit of PECO I OP.

The Third Amended and Restated Agreement of Limited Partnership of PECO I OP

At the Closing, Phillips Edison Grocery Center OP GP I, LLC (“PECO I GP”) and PECO I will enter into the PECO I OP Amended and Restated Partnership Agreement to admit additional limited partners, give effect to the rights of certain limited partners and make certain other changes. These changes include clarifying how the exchange ratio of OP Units of PECO I OP to Common Shares will change as a result of certain transactions, clarifying limited partners’ redemption rights, providing for procedural limited partner protections in connection with certain fundamental transactions, including change of control transactions involving PECO I, imposing transfer restrictions on limited partners, expanding the extent to which PECO I OP will indemnify limited partners, creating certain information rights for limited partners and revising the distribution provisions to reflect the elimination of the carried interest of Phillips Edison Special Limited Partner LLC. The following is a description of the material amendments to the PECO I OP Amended and Restated Partnership Agreement that will be implemented upon the execution of such agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the PECO I OP Amended and Restated Partnership Agreement, a form of which is included as Annex E to this proxy statement.

Transfers and Business Combinations

Transfer Restrictions in Business Combinations

PECO I GP may not transfer its partnership interests except: (i) with the consent of the limited partners holding percentage interests in PECO I OP greater than 66 2/3% of the aggregate percentage interests of all limited partners (the “Consent of the Limited Partners”); (ii) if PECO I GP transfers all of its partnership interests to PECO I; or (iii) if the transfer is to an entity wholly owned by PECO I GP or PECO I and is a “qualified REIT subsidiary” (as defined in Section 856(i) of the Internal Revenue Code).

Neither PECO I or PECO I GP may consummate (i) a merger, consolidation or other Change of Control (as defined below) transaction, (ii) any merger involving PECO I OP, (iii) the sale of all or substantially all of the assets of PECO I or PECO I OP to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or (iv) any OP Unit issuance in respect of a transaction (each transaction described in clauses (i), (ii) and (iii) above, a “Partnership Vote Transaction”) required to be submitted for approval of the Stockholders unless:

●	PECO I GP provides the limited partners with advance notice;

●	in connection with such advance notice, PECO I GP provides the limited partners with written materials describing the proposed Partnership Vote Transaction; and

●	the Partnership Vote Transaction is approved by the holders of the partnership interests issued under the PECO I OP Amended and Restated Partnership Agreement at the same level of approval as required for the approval of the holders of Common Shares.

“Change of Control” for purposes of the PECO I OP Amended and Restated Partnership Agreement, means:

●	any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (i) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in a single transaction or series of related transactions, by way of purchase, exchange, merger, consolidation, recapitalization, reorganization, reclassification, business combination or other similar transaction of more than 50% of the total voting power of (a) PECO I or (b) any of PECO I’s direct or indirect parent entities (or its or their successors by merger, consolidation or purchase of all or substantially all of its or their assets); or (ii) becomes entitled, either alone or together with its affiliates or group members, to nominate, designate or elect a majority of the Board of Directors; or

●	the Stockholders (or its successors by merger, consolidation, reorganization, business combination or other similar transaction) adopt a plan or proposal for liquidation or dissolution of PECO I or PECO I OP.

In addition, without the Consent of the Limited Partners, PECO I may not engage in any merger, consolidation or other combination of PECO I or PECO I OP with another person or sale of all or substantially all of PECO I’s or PECO I OP’s assets, or any similar transaction unless: (i) the other limited partners have the right to receive, for each OP Unit an amount of cash, securities or other property or value paid to the holders of Common Shares (provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding Common Shares, the holders of OP Units are also given the option to exchange its OP Units for the greatest amount that a limited partner would have received), or (ii) substantially all of the assets owned by the surviving entity are owned by the limited partnership (the “Surviving Partnership”) or another surviving entity, the limited partners that held OP Units receive a percentage interest of the Surviving Partnership, the rights of the limited partners are as favorable to other limited partners or non-managing members of the Surviving Partnership and the limited partners have a right to redeem their interest in the Surviving Partnership.

Permitted Transfers and Right of First Refusal

Subject to certain exceptions set forth in the PECO I OP Amended and Restated Partnership Agreement, prior to the end of the Initial Holding Period (as defined below), no limited partner may transfer all or any portion of its partnership interest to any transferee without the consent of PECO I GP.

After the Initial Holding Period, other than transfers that are expressly permitted under the PECO I OP Amended and Restated Partnership Agreement, a limited partner (other than PECO I) may, without the consent of PECO I GP, transfer all or any portion of its partnership interest or any of such limited partner’s economic right as a limited partner, subject to the satisfaction of the following conditions:

●	PECO I GP Right of First Refusal. The transferring partner is required to give written notice of the proposed transfer to PECO I GP, upon which PECO I GP may elect to purchase such partnership units on the same terms as the proposed transfer described in the written notice.

●	Qualified Transferee. Transfers of partnership interests shall be made only to an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

●	Opinion of Counsel. The transferring partner shall deliver or cause to be delivered to PECO I GP an opinion of counsel reasonably satisfactory to it that the proposed transfer will not require a registration under the Securities Act or violation any applicable securities laws.

●	Minimum Transfer Restriction. Any transferring partner may not transfer less than the lesser of (i) 500 OP Units or (ii) all of the remaining OP Units owned by such transferring partner.

“Initial Holding Period” means as to any Qualifying Party (as defined below) or any of their successors in interest, a period ending on the day before the first 12-month anniversary of such Qualifying Party’s first becoming a holder of OP Units; provided, however, that PECO I GP may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the Initial Holding Period applicable to such Qualifying Party and its successors-in-interest to a period of shorter or longer than 12 months.

“Qualifying Party” means (i) a limited partner, (ii) an assignee of a limited partner or (iii) a person, including a lending institution as the pledgee of a pledge, who is the transferee of the partnership interest of a limited partner in a transfer expressly permitted under the PECO I OP Amended and Restated Partnership Agreement; provided, however, that a Qualifying Party shall not include PECO I GP.

Redemption Rights

On or after the Initial Holding Period, a Qualifying Party has the right (the “Redemption Right”) to require PECO I OP to redeem all or a portion of its tendered OP Units for the Cash Amount (as defined below).

Pursuant to the terms of the PECO I OP Amended and Restated Partnership Agreement, PECO I GP may elect to require PECO I to acquire some or all of any partnership units tendered for redemption in exchange for Common Shares or the Cash Amount; provided, that no Qualifying Party shall have a Redemption Right that would otherwise be prohibited by the charter of PECO I.

In the event PECO I GP, elects not to require PECO I to acquire any partnership units that are tendered for redemption, PECO I OP may elect to raise funds for the payment of the Cash Amount pursuant to the terms further described in the PECO I Amended and Restated Partnership Agreement.

“Cash Amount” means an amount equal to the product of (i) the value of a Common Share (as further described in the PECO I OP Amended and Restated Partnership Agreement) and (ii) the number of Common Shares equal to the product of (a) the number of tendered units for redemption by a Qualifying Party and (b) the Exchange Factor (as defined below), as determined as of the applicable date of the receipt by PECO I GP of a notice for redemption.

Exchange Ratio of OP Units to Common Shares

Under the PECO I OP Amended and Restated Partnership Agreement, the exchange ratio of OP Units to Common Shares (the “Exchange Factor”) is 1.0, provided, however that the Exchange Factor is subject to change, if PECO I:

(i) (a) declares or pays a dividend on its outstanding Common Shares in Common Shares or makes a distribution to all holders of its outstanding Common Shares in Common Shares; (b) subdivides its outstanding Common Shares; or (c) combines its outstanding Common Shares into a smaller number of shares of Common Shares, the Exchange Factor shall be adjusted by multiplying the Exchange Factor previously in effect by a fraction, the numerator of which shall be the number of shares of Common Shares issued and outstanding on the record date for such dividend, contribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination;

(ii) distributes any rights, options or warrants to all holders of its Common Shares to subscribe for or to purchase or to otherwise acquire shares of Common Shares, or other securities or rights convertible into, exchangeable for or exercisable for Common Shares, at a price per share less than the value of a Common Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Exchange Factor shall be adjusted by multiplying the Exchange Factor previously in effect by a fraction (a) the numerator of which shall be the number of Common Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Common Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Common Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Common Shares purchasable under such Distributed Rights times the minimum purchase price per Common Share under such Distributed Rights and (2) the denominator of which is the value of a Common Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Common Shares or any change in the minimum purchase price for purposes of the above fraction; and

(iii) distributes, by dividend or otherwise, to all holders of its Common Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subparagraphs (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by PECO I pursuant to a pro rata distribution by PECO I OP, then the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (a) the numerator of which shall be such value of a Common Share as of the record date and (b) the denominator of which shall be the value of a Common Share as of the record date less the then fair market value (as determined by PECO I GP, whose determination shall be conclusive except in case of manifest error) of the portion of the evidences of indebtedness or assets so distributed applicable to one Common Share.

Any adjustments to the Exchange Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Exchange Factor are set forth on Exhibit C of the PECO I OP Amended and Restated Partnership Agreement.

The Third Amended and Restated Bylaws of PECO I

At Closing, the existing bylaws of PECO I will be amended. The Third Amended and Restated Bylaws of PECO I will provide that Mr. Edison shall continue to serve as Chair of the Board of PECO I until the third anniversary of the Closing, subject to certain terminating events including the listing of Common Shares on a national securities exchange.

The License Agreement

At Closing, PECO I OP and PECO Real Estate Partners (“PREP”) will enter into a License Agreement whereby PECO I OP agrees to grant PREP a perpetual, non-exclusive, non-transferable (except as to successors and assigns with prior written approval), non-assignable (except as to successors and assigns with prior written approval), non-sublicensable, royalty-free, fully paid up, worldwide, irrevocable limited right and license to use the name “PECO” in connection with the operation of PREP’s business. PECO I OP also agrees, at its cost and expense, to take all actions reasonably necessary to police, protect and maintain any rights it or its affiliates may have in and to the name “PECO.”

PREP will not require PECO I OP’s approval to use PECO in a manner that is materially consistent with how PREP was using PECO immediately prior to May 18, 2017, whereas any use of PECO by PREP in a manner that materially deviates from how PECO was used by PREP immediately prior to May 18, 2017 will require the prior written approval of PECO I OP, not to be unreasonably conditioned, delayed or withheld.

If PECO I OP or its affiliates wish to abandon their rights to use the name “PECO,” then PECO I OP shall give PREP 60 days' notice in writing prior to abandonment, at which time, PREP may be assigned the entire right to the name “PECO.” Furthermore, neither party may assign any of the rights or obligations under the License Agreement without the other party's prior written consent. Further, the License Agreement contemplates that PREP can terminate the License Agreement for any reason upon 30 days written notice, and that each party can terminate the License Agreement if the other party is in material breach of the License Agreement and such material breach has not been cured within 30 days after written notice of such breach is received by the breaching party.

INFORMATION ABOUT THE CONTRIBUTED PROPERTIES AND ASSET MANAGEMENT BUSINESS

General Structure of the Combined Businesses after Closing

The diagram below represents the general structure of PECO I, PECO I OP, their subsidiaries and related entities to which PECO I, PECO I OP or any of their subsidiaries provide services pursuant to applicable agreements after the Closing:

Remaining Partners
Phillips Edison & Company, Inc.
Public Investors
___%
Phillips Edison Grocery Center REIT I, Inc. ("PECO I")
100%
___%
Phillips Edison Grocery Center OP GP I LLC
GP
Continuing Outside Investors Receiving Units in our Operating Partnership
___%
GP
Phillips Edison Limited Partnership ("PELP")
___%
Phillips Edison Grocery Center Operating Partnership I, L.P. ("PECO I OP")
100%
Property Management Agreement
Subsidiaries holding 230 properties
TRS
100%
100%
Phillips Edison & Company Ltd. (1)
100%
Outside Investors
Phillips Edison NTR III LLC
Phillips Edison NTR II LLC
Advisory Agreement
Phillips Edison Grocery Center REIT II, Inc.
25%
75%
Advisory Agreement
PECO-Griffin REIT Advisor LLC
Phillips Edison Grocery Center REIT III, Inc.

(1) The existing property management agreement between Phillips Edison & Company Ltd. and PELP is terminated with respect to any properties contributed by PELP to PECO I OP, but will continue to be in effect with respect to applicable properties retained by PELP. The existing property management agreement between Phillips Edison & Company Ltd. and PECO I OP is terminated with respect to all PECO I assets.

The Portfolio of Contributed Properties

As of March 31, 2017, the portfolio of PELP properties to be contributed consists of a portfolio of 76 shopping centers. The centers are primarily grocery-anchored, and the tenant base consists of national, regional, and local retailers. The following table presents information regarding the geographical location of PELP’s properties by leasable square feet as of March 31, 2017 (dollars and square feet in thousands):

State	GLA(1)	% GLA	ABR(2)	% ABR	ABR/Leased Square Foot	% Leased	Number of Properties
Florida	905	10.4%	$6,614	10.5%	$8.75	83.5%	8
Indiana	899	10.3%	5,265	8.4%	6.28	93.3%	6
South Carolina	803	9.2%	4,691	7.5%	6.42	91.0%	7
Ohio	796	9.1%	6,242	9.9%	8.22	95.4%	8
Texas	742	8.5%	6,003	9.6%	8.83	91.6%	5
North Carolina	634	7.3%	3,241	5.2%	5.35	95.6%	6
Virginia	600	6.9%	3,804	6.1%	6.92	91.7%	6
Tennessee	512	5.9%	4,081	6.5%	8.02	99.4%	5
Pennsylvania	425	4.9%	3,686	5.9%	11.93	72.7%	2
Arizona	290	3.3%	2,629	4.2%	10.00	90.7%	3
Illinois	274	3.1%	1,435	2.3%	5.81	90.1%	1
Georgia	256	2.9%	2,473	3.9%	10.26	94.1%	3
California	220	2.5%	2,079	3.3%	10.45	90.5%	2
Michigan	176	2.0%	991	1.6%	6.70	84.1%	1
Alabama	174	2.0%	991	1.6%	6.61	86.2%	1
Kentucky	147	1.7%	677	1.1%	5.21	88.4%	1
New Mexico	145	1.6%	1,175	1.9%	10.13	80.0%	2
Oregon	135	1.5%	1,104	1.8%	11.87	68.9%	2
Maryland	119	1.4%	2,279	3.6%	19.31	99.2%	1
Missouri	112	1.3%	601	0.9%	5.51	97.3%	1
New Jersey	111	1.3%	562	0.9%	7.70	65.8%	1
Minnesota	83	0.9%	327	0.5%	4.14	95.2%	1
Wisconsin	82	0.9%	1,186	1.9%	15.21	95.1%	1
Kansas	76	0.9%	341	0.5%	5.78	77.6%	1
Utah	15	0.2%	237	0.4%	15.80	100.0%	1
	8,731	100.0%	$62,714	100.0%	$7.98	90.0%	76

(1)	Gross leasable area (“GLA”) is defined as the portion of the total square feet of a building that is available for tenant leasing.

(2)	PELP calculates annualized base rent (“ABR”) as monthly contractual rent as of March 31, 2017, multiplied by 12 months.

Lease Expirations

The following table lists, on an aggregate basis, all of the scheduled lease expirations after March 31, 2017, for each of the next ten years and thereafter for PELP’s 76 shopping centers. The table shows the leased square feet and ABR represented by the applicable lease expirations (dollars and square feet in thousands):

Year	Number of Leases Expiring	Leased Square Feet Expiring	% of Leased Square Feet Expiring	ABR	% of Total Portfolio ABR
Remaining 2017(1)	171	770	9.8%	$5,994	9.6%
2018	198	1,046	13.3%	9,033	14.4%
2019	198	1,225	15.5%	8,349	13.3%
2020	158	1,088	13.8%	7,728	12.3%
2021	150	1,175	15.0%	9,649	15.4%
2022	109	847	10.8%	6,433	10.3%
2023	41	218	2.8%	2,276	3.6%
2024	67	383	4.9%	3,319	5.3%
2025	42	405	5.2%	2,717	4.3%
2026	37	133	1.7%	1,522	2.4%
Thereafter	42	567	7.2%	5,694	9.1%
	1,213	7,857	100.0%	$62,714	100.0%

(1)	Subsequent to March 31, 2017, we renewed 34 leases in April and May 2017, which accounts for 268 thousand square feet and total ABR of $2.5 million.

During the three months ended March 31, 2017 and the year ended December 31, 2016, rent per square foot for renewed leases increased 8.8% and 9.9%, respectively, when compared to rent per square foot prior to renewal. Based on current market base rental rates, PELP believes it will achieve an overall positive increase in its average base rental income for leases expiring in 2017. However, changes in base rental income associated with individual signed leases on comparable spaces may be positive or negative, and PELP can provide no assurance that the base rents on new leases will continue to increase from current levels.

Portfolio Tenancy

Prior to the acquisition of a property, PELP assesses the suitability of the grocery anchor tenant and other tenants in light of its investment objectives, namely, preserving capital and providing stable cash flows for distributions. Generally, PELP assesses the strength of the tenant by consideration of company factors, such as its financial strength and market share in the geographic area of the shopping center, as well as location-specific factors, such as the store’s sales, local competition, and demographics. When assessing the tenancy of the non-anchor space at the shopping center, PELP considers the tenant mix at each shopping center in light of its portfolio, the proportion of national and national franchise tenants, the creditworthiness of specific tenants, and the timing of lease expirations. When evaluating non-national tenancy, PELP attempts to obtain credit enhancements to leases, which typically come in the form of deposits and/or guarantees from one or more individuals.

The following table presents the composition of PELP’s portfolio by tenant type as of March 31, 2017 (dollars and square feet in thousands):

Tenant Type	Leased Square Feet	% of Leased Square Feet	ABR	% of ABR
Grocery anchor	2,217	28.2%	$15,192	24.2%
National & regional(1)	4,134	52.6%	32,503	51.8%
Local	1,506	19.2%	15,019	24.0%
	7,857	100.0%	$62,714	100.0%

(1)	PELP defines national tenants as those tenants that operate in at least three states. Regional tenants are defined as those tenants that have at least three locations.

The following table presents the composition of PELP’s portfolio by tenant industry as of March 31, 2017 (dollars and square feet in thousands):

Tenant Industry	Leased Square Feet	% of Leased Square Feet	ABR	% of ABR
Grocery	2,217	28.2%	$15,192	24.2%
Retail Stores	3,752	47.7%	24,353	38.8%
Services	1,278	16.3%	14,636	23.4%
Restaurant	610	7.8%	8,533	13.6%
	7,857	100.0%	$62,714	100.0%

The following table presents PELP’s grocery-anchor tenants, grouped according to parent company, by leased square feet as of March 31, 2017 (dollars and square feet in thousands):

Tenant	Leased Square Feet	% of Leased Square Feet	ABR	% of ABR	Number of Locations(1)
Kroger	761	9.7%	$5,635	8.9%	15
Ahold Delhaize	299	3.8%	1,850	2.9%	9
Albertsons-Safeway	234	3.0%	1,922	3.1%	5
Winn-Dixie	163	2.1%	1,126	1.8%	4
Giant Eagle	140	1.8%	1,353	2.2%	2
SUPERVALU	98	1.2%	446	0.7%	5
Publix	81	1.0%	583	0.9%	2
Aldi	53	0.7%	298	0.5%	3
Cox’s Foodarama	53	0.7%	193	0.3%	1
Save Mart	50	0.6%	455	0.7%	1
Walmart	43	0.5%	199	0.3%	1
Marsh Supermarkets	42	0.5%	125	0.2%	1
Schnuck’s	38	0.5%	163	0.3%	1
Jackson IGA	36	0.5%	189	0.3%	1
Rowe’s IGA	34	0.4%	121	0.2%	1
Nash Finch Company	33	0.4%	188	0.3%	1
H G Hills	30	0.4%	180	0.3%	1
Holiday Foods & Groceries	29	0.4%	166	0.3%	1
	2,217	28.2%	$15,192	24.2%	55

(1)	Number of locations excludes (a) six auxiliary leases with grocery anchors such as fuel stations, pharmacies, and liquor stores, and (b) 22 locations that have non-grocery anchors. Number of locations also includes one shopping center that has two grocery anchor tenants.

The Asset Management Business

PELP operates a fully integrated, in-house, third-party asset management business led by senior executives with more than two decades of real estate experience and more than ten years together. This platform manages multiple aspects of shopping center operations, including acquisitions, leasing, construction management, property management, finance, marketing and dispositions. Designed to optimize property value and consistently deliver a great shopping experience, PELP currently manages approximately $4.9 billion of third-party real estate, which includes properties owned by PECO I, PECO II, PECO III, Phillips Edison Value Added Grocery Venture, LLC, a value-added joint venture between PECO II and TPG Real Estate, and other third parties.

PECO II

PECO II was formed as a Maryland corporation in June 2013 and qualified as a REIT for the year ended December 31, 2014 and each year thereafter. PECO II invests primarily in well-occupied, grocery-anchored neighborhood and community shopping centers having a mix of creditworthy national and regional retailers selling necessity-based goods and services in diversified markets throughout the United States. In addition, PECO II may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate or real estate-related assets.

As of March 31, 2017, PECO II wholly-owned 78 real estate properties. In addition, PECO II owned a 20% equity interest in a joint venture that owns 12 real estate properties with a similar primary focus.

Advisory Agreement

PECO II’s advisor is Phillips Edison NTR II LLC (“PE-NTR II”), which is directly or indirectly owned by PELP and will be contributed to PECO I OP pursuant to the PELP Transaction. Under the terms of the advisory agreement between PE-NTR II and PECO II (the “PE-NTR II Agreement”), PE-NTR II is responsible for the management of PECO II’s day-to-day activities and the implementation of its investment strategy. The PE-NTR II Agreement has a one-year term, but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties and approval of the independent members of PECO II’s board of directors.

Pursuant to the PE-NTR II Agreement, PE-NTR II is entitled to specified fees for certain services, including managing PECO II’s day-to-day activities and implementing its investment strategy. PE-NTR II must assign 15% of all fees and compensation paid by PECO II to a third party.

Acquisition Fee—PECO II pays PE-NTR II under the PE-NTR II agreement an acquisition fee related to services provided in connection with the selection and purchase or origination of real estate and real estate-related investments. The acquisition fee is equal to 1% of the contract purchase price of each property PECO II acquires, including acquisition or origination expenses and any debt attributable to such investments.

Asset Management Fee and Subordinated Participation—Within 60 days after the end of each calendar quarter (subject to the approval of the board of directors), PECO II pays an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B units to PE-NTR II and a third party equal to: (i) 0.05% multiplied by the lower of the cost of PECO II’s assets and its applicable quarterly net asset value (“NAV”) divided by (ii) PECO II’s per share NAV, which is currently $22.75. The Class B units are issued quarterly in arrears and are subject to forfeiture provisions. PE-NTR II receives 85% of such Class B units.

The Class B units are entitled to distributions at the same rate as distributions are paid to PECO II’s common stockholders. PE-NTR II or one of its affiliates must continue to provide advisory services through the date that an economic hurdle is met in order for the Class B units to vest and no longer be subject to forfeiture. The economic hurdle will be met when (a) the value of the assets held by PECO II OP, plus all distributions made by PECO II OP equal or exceeds (b) the total amount of capital contributed to PECO II by investors, plus a 6% cumulative, pre-tax, non-compounded annual return on the capital contributed.

Disposition Fee—PECO II pays PE-NTR II under the PE-NTR II Agreement for substantial assistance in connection with the sale of properties or other investments up to the lesser of: (i) 2% of the contract sales price of each property or other investment sold; or (ii) one-half of the total brokerage commissions paid if a non-affiliated broker is also involved in the sale, provided that total real estate commissions paid (to PE-NTR II and others) in connection with the sale may not exceed the lesser of a competitive real estate commission or 6% of the contract sales price.

Annual Subordinated Performance Fee—PECO II may pay PE-NTR II or its assignees an annual subordinated performance fee calculated on the basis of PECO II’s total return to stockholders, payable annually in arrears, such that for any year in which the total return on stockholders’ capital exceeds 6% per annum, PE-NTR II will be entitled to 15% of the amount in excess of such 6% per annum, provided that the amount paid to PE-NTR II does not exceed 10% of the aggregate total return for that year.

Subordinated Participation in Net Sales Proceeds—PECO II OP may pay to Phillips Edison Special Limited Partner II LLC (the “Special Limited Partner”) a subordinated participation in the net sales proceeds of the sale of real estate assets equal to 15% of remaining net sales proceeds after return of capital contributions to stockholders plus payment to investors of a 6% cumulative, pre-tax non-compounded annual return on the capital contributed by stockholders. PE-NTR II has an 85% interest in the Special Limited Partner.

Subordinated Incentive Listing Distribution—PECO II OP may pay to the Special Limited Partner a subordinated incentive listing distribution upon the listing of PECO II’s common stock on a national securities exchange. Such incentive listing distribution is equal to 15% of the amount by which the market value of all of PECO II’s issued and outstanding common stock plus distributions exceeds the aggregate capital contributed by stockholders plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to stockholders.

Subordinated Distribution Upon Termination of the Advisor Agreement—Upon termination or non-renewal of the PE-NTR II Agreement, the Special Limited Partner shall be entitled to a subordinated termination distribution in the form of a non-interest bearing promissory note equal to 15% of the amount by which the value of PECO II’s assets owned at the time of such termination or non-renewal plus distributions exceeds the aggregate capital contributed by stockholders plus an amount equal to a 7% cumulative, pre-tax non-compounded annual return to stockholders. In addition, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or a liquidity event occurs.

Property Management Agreement

All of PECO II’s properties are managed and leased by the Property Manager. The Property Manager is wholly owned by PELP and will be contributed to PECO I OP pursuant to the PELP Transaction.

Property Management Fee—PECO II pays to the Property Manager a monthly property management fee of 4% of the monthly gross cash receipts from the properties it manages.

Leasing Commissions—In addition to the property management fee, if the Property Manager provides leasing services with respect to a property, PECO II pays the Property Manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services based on national market rates. The Property Manager shall be paid a leasing fee in connection with a tenant’s exercise of an option to extend an existing lease, and the leasing fees payable to the Property Manager may be increased by up to 50% in the event that the Property Manager engages a co-broker to lease a particular vacancy.

Construction Management Fee—If PECO II engages the Property Manager to provide construction management services with respect to a particular property, PECO II pays a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the property.

Expenses and Reimbursements—The Property Manager hires, directs, and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by PE-NTR II or certain of its affiliates. The Property Manager also directs the purchase of equipment and supplies and supervises all maintenance activity. PECO II reimburses the costs and expenses incurred by the Property Manager on its behalf, including employee compensation, legal, travel, and other out-of-pocket expenses that are directly related to the management of specific properties and corporate matters, as well as fees and expenses of third-party accountants.

PECO III

PECO III was formed as a Maryland corporation on April 15, 2016. Substantially all of its business is expected to be conducted through Phillips Edison Grocery Center Operating Partnership III, L.P. (“PECO III OP”), a Delaware limited partnership formed on July 29, 2016. PECO III is a limited partner of PECO III OP, and its wholly owned subsidiary, Phillips Edison Grocery Center OP GP III LLC, is the sole general partner of PECO III OP. PECO III currently owns one grocery-anchored shopping center located in St. Cloud, Florida

PECO III is currently conducting a private placement offering of its common stock and is seeking to raise up to $220.0 million of shares of common stock on a “reasonable best efforts” basis from accredited investors. As of June 16, 2017, PECO III has sold a total of $13.2 million of common stock in its ongoing private placement offering. PECO III has also filed a Registration Statement on Form S-11 with the SEC to register an initial public offering of up to $1.7 billion in shares of common stock.

PECO III intends to invest primarily in well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based goods and services in diversified markets throughout the United States. In addition, PECO III may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities.

Advisory Agreement

PECO III’s external advisor is PECO-Griffin REIT Advisor, LLC (“PECO-Griffin”), a limited liability company that was formed in the state of Delaware on May 23, 2016, and is jointly owned by PELP and Griffin Capital Company, LLC (“Griffin”). Phillips Edison NTR III LLC, a Contributed Company and a subsidiary of PELP, is the managing member and owns 75% of PECO-Griffin. Griffin owns the remaining 25% of PECO-Griffin. PECO III has entered into an advisory agreement (the “PECO-Griffin Agreement”), which makes PECO-Griffin ultimately responsible for the management of PECO III’s day-to-day activities and the implementation of its investment strategy.

Acquisition Fee—PECO III currently pays PECO-Griffin an acquisition fee related to services provided in connection with the selection and purchase or origination of real estate and real estate-related investments. The acquisition fee is equal to an amount up to 2% of the contract purchase price of each property PECO III acquires or originates, including any debt attributable to such investments.

Asset Management Fee—PECO III currently pays PECO-Griffin a monthly asset management fee in connection with the ongoing management and monitoring of the performance of PECO III’s investments. The asset management fee is paid monthly in an amount of one-twelfth of 1% of the cost of PECO III’s assets, which is equal to the purchase price, acquisition expenses, capital expenditures, and other customarily capitalized costs, but excludes acquisition fees, as of the last day of the preceding monthly period.

Disposition Fee—PECO III will pay PECO-Griffin or any of its affiliates for substantial assistance in connection with the sale of properties or other investments a disposition fee in an amount equal to 2% of the contract sales price of each property or other investment sold. The disposition fee is not paid if the sale of an asset is to an affiliate of PECO-Griffin. The disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total disposition fee and real estate commission together do not exceed an amount equal to the lesser of (i) 6% of the contract sales price of each property sold or (ii) the competitive real estate commission rate.

Subordinated Participation in Net Sales Proceeds—PECO III OP may pay to PECO-Griffin a subordinated participation in the net sales proceeds of the sale of real estate assets equal to 15% of remaining net sales proceeds after return of capital contributions to stockholders plus payment to investors of a 6% cumulative, pre-tax non-compounded annual return on the capital contributed by stockholders.

Subordinated Incentive Listing Distribution—PECO III OP may pay to PECO-Griffin a subordinated incentive listing distribution upon the listing of PECO III’s common stock on a national securities exchange. Such incentive listing distribution is equal to 15% of the amount by which the market value of all of PECO III’s issued and outstanding common stock plus distributions exceeds the aggregate capital contributed by stockholders plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to stockholders.

Subordinated Distribution Upon Termination of the Advisor Agreement—Upon termination or non-renewal of the PECO-Griffin Agreement, PECO -Griffin shall be entitled to a subordinated termination distribution in the form of a non-interest bearing promissory note equal to 15% of the amount by which the PECO III’s market value at the time of such termination or non-renewal plus distributions exceeds the aggregate capital contributed by stockholders plus an amount equal to a 6% cumulative, pre-tax non-compounded annual return to stockholders. In addition, PECO-Griffin may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or a liquidity event occurs.

Property Management Agreement

PECO III’s properties are managed and leased by the Property Manager. The Property Manager will be contributed to PECO I OP pursuant to the PELP Transaction.

Property Management Fee—PECO III pays to the Property Manager a monthly property management fee of 4% of the monthly gross cash receipts from the properties it manages, but not less than $3,000 per month per property.

Leasing Commissions—In addition to the property management fee, if the Property Manager provides leasing services with respect to a property, PECO III pays the Property Manager leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services based on national market rates. The Property Manager shall be paid a leasing fee in connection with a tenant’s exercise of an option to extend an existing lease, and the leasing fees payable to the Property Manager may be increased by up to 50% in the event that the Property Manager engages a co-broker to lease a particular vacancy.

Construction Management Fee—If PECO III engages the Property Manager to provide construction management services with respect to a particular property, PECO III pays a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the property.

Expenses and Reimbursements—The Property Manager hires, directs, and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by certain of affiliates of the Property Manager. The Property Manager also directs the purchase of equipment and supplies and will supervise all maintenance activity. PECO III reimburses the costs and expenses incurred by the Property Manager on its behalf, including employee compensation, legal, travel, and other out-of-pocket expenses that are directly related to the management of specific properties and corporate matters, as well as fees and expenses of third-party accountants.

Legacy PELP

Certain assets and liabilities of PELP are not being acquired by PECO I as part of the PELP Transaction.  These include six real estate assets owned by PELP as of March 31, 2017, the associated mortgages and working capital related to these assets, certain notes and accounts receivable balances from affiliates and PELP’s investment in certain affiliates (collectively “Legacy PELP”).  PECO I will receive an annual fee of $200,000 to provide advisory services for Legacy PELP, including but not limited to disposition oversight, corporate accounting, tax, and legal for these assets and liabilities. In addition, the Property Manager will perform services, including property management, leasing, and construction, for Legacy PELP at similar rates to those charged to the Property Manager’s other managed funds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PELP

Management’s discussion and analysis of financial condition and results of operations consists of analyses and comparisons of the operating results of Phillips Edison Limited Partnership (“PELP,” “it,” or “its”) for the three months ended March 31, 2017 and 2016, and the years ended December 31, 2016, 2015, and 2014.

The following discussion and analysis of PELP’s financial condition and results of operations should be read in conjunction with selected financial data and the audited and unaudited combined financial statements and notes thereto. This discussion and analysis contains certain forward-looking statements. When used in this discussion and analysis, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “intend,” “believe,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. There are various factors that could cause actual results to differ materially from those which are expressed in, or implied by, such forward-looking statements. Such factors include, but are not limited to, changes in general economic conditions, changes in real estate conditions, changes in our ability to acquire and lease properties on favorable terms, and changes in our ability to satisfy fees and expense reimbursements due to PELP. Readers of this report are cautioned to consider these uncertainties in connection with all forward-looking statements.

Overview

PELP is engaged in the business of acquiring, developing, redeveloping, owning, leasing, and managing neighborhood shopping centers. As of March 31, 2017, PELP had a portfolio of 82 shopping centers. The centers are primarily grocery-anchored, and the tenant base consists of national, regional, and local retailers. These centers are usually leased to tenants that provide consumers with convenient access to everyday necessity items, such as food and pharmacy items; therefore, PELP believes that the economic performance of these centers is less affected by downturns compared to other retail property types. PELP’s credit risk is concentrated in the retail industry.

Critical Accounting Policies

General

Below is a discussion of PELP’s critical accounting policies and estimates. These accounting policies have been established to conform to GAAP. PELP considers these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain, and are important for understanding and evaluating PELP’s reported financial results. These judgments affect the reported amounts of assets and liabilities and PELP’s disclosure of contingent assets and liabilities at the dates of the combined financial statements, as well as the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in PELP’s combined financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of PELP’s results of operations to those of companies in similar businesses.

Real Estate Assets

Real Estate Acquisition Accounting— In accordance with ASC 805, Business Combinations, PELP records real estate, consisting of land, buildings, and improvements, at fair value. PELP allocates the cost of an acquisition to the acquired tangible assets, identifiable intangibles, and assumed liabilities based on their estimated acquisition date fair values. Previously, ASC 805 required that acquisition costs be expensed as incurred. However, with the adoption of ASU 2017-01 on January 1, 2017, most acquisition expenses related to an asset purchase are now capitalized and will be amortized over the life of the related assets. Expenses related to a business combination will still be expensed as incurred.

PELP assesses the acquisition-date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis and replacement cost) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant.

Impairment of Real Estate and Related Intangible Assets—PELP monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may be impaired. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may be greater than fair value, PELP will assess the recoverability, considering recent operating results, expected net operating cash flow, and plans for future operations. If, based on this analysis of undiscounted cash flows, PELP does not believe that it will be able to recover the carrying value of the real estate and related intangible assets, it would record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets as defined by ASC 360, Property, Plant, and Equipment. Particular examples of events and changes in circumstances that could indicate potential impairments are significant decreases in occupancy, rental income, operating income, and market values.

Revenue Recognition

PELP recognizes minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the terms of the related leases, and PELP includes amounts expected to be received in later years in deferred rents receivable. PELP’s policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved.

PELP records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred. PELP makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. PELP does not expect the actual results to differ materially from the estimated reimbursement.

Revenues from management, leasing, and other fees charged, based on the various management agreements executed, are recognized in the period in which the services have been provided and the earnings process is complete.

Results of Operations

Comparison of the Three Months Ended March 31, 2017 to the Three Months Ended March 31, 2016

For the three months ended March 31, 2017, PELP had an increase of $1.8 million in net income compared to the same period in 2016. This improvement primarily resulted from an increase of $1.4 million in total revenue and a decrease of $0.8 million in interest expense.

The $1.4 million increase in total revenue was attributable to a $2.1 million increase in fee income, offset by a decrease of $0.5 million in tenant recovery income. The increase in the fee income was mainly related to a $1.3 million increase in asset management fees from the non-traded REITs, and a $0.7 million increase in property management fees, both the result of portfolio growth.

The $0.8 million decrease in interest expense was primarily attributable to a reduction in fixed-rate mortgage loan balances due to the payoffs of these loans.

Comparison of the Year Ended December 31, 2016 to the Year Ended December 31, 2015

For the year ended December 31, 2016, PELP had an increase of $44.2 million in net income compared to 2015. The improvement was mainly driven by an increase of $23.6 million in total revenue, a decrease of $14.8 million in general and administrative expenses, an increase of $8.4 million in gains on disposition of properties, and a decrease of $3.2 million in interest expense, offset by a $4.4 million increase in acquisition expense and impairment of real estate assets.

The $23.6 million increase in total revenue was driven by a $23.9 million increase in fee income, which was primarily attributed to a $21.3 million increase in asset management fees from PECO I and PECO II, along with growth in property management fees from additional assets under management. The asset management fee structure changed in October 2015 for PECO I and January 2016 for PECO II, which resulted in 80% of the fee being paid in cash rather than deferred via the issuance of Class B units of the operating partnerships.

The $14.8 million decrease in general and administrative expenses was due to a one-time, non-cash equity compensation expense of $22.4 million in 2015, which was partially offset by a $7.6 million increase to support the growth in PELP’s asset management business.

Interest expense decreased $3.2 million as a result of a lower weighted-average interest rate on PELP’s corporate debt, which was refinanced in March 2016, in addition to a reduction in overall debt outstanding.

Comparison of the Year Ended December 31, 2015 to the Year Ended December 31, 2014

For the year ended December 31, 2015, PELP had a decrease of $29.9 million in net income compared to 2014. The decrease primarily resulted from a decrease of $19.8 million in total revenue, an increase of $18.5 million in general and administrative expenses, a decrease of $13.9 million in distribution income, offset by a decrease of $18.9 million in loss on or impairment of investment in affiliates, and a $2.9 million decrease in interest expense.

The $19.8 million decrease in total revenue primarily resulted from $23.7 million in revenue recognized in 2014 for the Class B Units that vested as a result of the advisory agreement for PECO I terminating in late 2014. This decrease was offset by an increase of $4.6 million in asset management fees from PECO I as a result of the change to our advisory fee structure in October 2015. Additionally rental income improved $1.6 million in 2015 over 2014.

The $18.5 million in general and administrative expenses was mainly due to a $22.4 million one-time, non-cash equity compensation charge in 2015.

The $2.9 million decrease in interest expense was primarily attributable to reduced fixed-rate mortgage balances, offset by increased borrowings on the credit facilities.

PELP also had a decrease of $13.9 million in distribution income, among which $10.9 million was related to a change in the accounting treatment of distributions on investments in 2014, as well as an $18.9 million decrease in loss on or impairment of investment in affiliates that resulted from an impairment of one of PELP’s subsidiaries due to the performance of this fund in 2014.

Liquidity and Capital Resources

PELP’s principal demands for funds are operating expenses, capital expenditures, distributions to partners, and the principal and interest on indebtedness. PELP intends to use its cash on hand, operating cash flows, and proceeds from debt financings as its primary sources of immediate and long-term liquidity.

Cash Flows for the Three Months Ended March 31, 2017

PELP generated operating cash flows of approximately $6.7 million during the three months ended March 31, 2017, due to strong operating results, as further explained in the Results of Operations section above for this period.

Net cash used in investing activities was $26.5 million during the three months ended March 31, 2017, primarily resulting from the acquisition of two properties with a total cash outlay of $22.9 million.

Net cash provided by financing activities was $14.5 million, as a result of increased borrowings on the credit facility, offset by distributions paid to the partners.

Cash Flows for the Year Ended December 31, 2016

PELP generated operating cash flows of approximately $59.6 million during the year ended December 31, 2016, due to strong operating results, as further explained in the Results of Operations section above for this period.

Net cash used in investing activities was $20.9 million during the year ended December 31, 2016, mainly due to the issuance of notes receivable to affiliates and acquisitions of real estate.

Net cash used in financing activities was $36.1 million, resulting from net debt principal payments of $12.7 million, related deferred financing costs of $3.8 million and cash distributions of $19.6 million.

Cash Flows for the Year Ended December 31, 2015

PELP generated operating cash flows of approximately $35.3 million during the year ended December 31, 2015, due to the operating results, as further explained in the Results of Operations section above for this period.

Net cash used in investing activities was $21.0 million during the year ended December 31, 2015, mainly due to capital expenditures.

Net cash used in financing activities was $19.9 million, mainly due to distributions paid to partners.

Cash Flows for the Year Ended December 31, 2014

PELP generated operating cash flows of approximately $63.3 million during the year ended December 31, 2014, due to strong operating results, as further explained in the Results of Operations section above for this period.

Net cash used in investing activities was $5.0 million during the year ended December 31, 2014, mainly due to capital expenditures, offset by proceeds from the sale of real estate.

Net cash used in financing activities was $62.2 million, mainly due to mortgage repayments, distributions paid to partners, and cash used to redeem certain partners.

PER SHARE DATA OF PECO I

The following table reflects the historical net income (loss), distributions, and book value per diluted Common Share in comparison with the pro forma net loss, distributions, and book value per diluted Common Share after giving effect to the PELP Transaction. The information presented in this table should be read in conjunction with the pro forma consolidated financial statements and our periodic reports filed with the SEC.

	As of and for the Three Months Ended March 31, 2017	As of and for the Year Ended December 31, 2016
Net income (loss):
Historical PECO I	$0.01	$0.05
Pro forma	$(0.00)	$(0.05)
Distributions:
Historical PECO I	$0.17	$0.67
Pro forma	$0.17	$0.67
Book value:
Historical PECO I	$6.29	$6.56
Pro forma(1)	$6.76	n/a

(1)	As the pro forma adjustments to give effect to our acquisition of PELP on our consolidated balance sheet is as if the acquisition closed on March 31, 2017, the pro forma book value per diluted share as of December 31, 2016 is not applicable.

Book value is calculated as the cost of assets held on the balance sheet minus the accumulated depreciation. The estimated net asset value per Common Share of $10.20, which was determined by the Board of Directors based on a financial analysis performed by an independent valuation expert, takes into consideration a range of estimated net asset values per Common Share of $9.97 to $11.24 based substantially on the market values of PECO I’s portfolio of real estate properties as of March 31, 2017. As such, the estimated per Common Share data presented in the table above and valuation analyses presented in other sections of this proxy statement were calculated using different financial metrics than used in the valuation analyses reviewed by the Board of Directors in determining an estimated net asset value per Common Share of $10.20, and are not necessarily indicative of PECO I’s net asset value.  As is customary in net asset value analyses, and consistent with the analyses reviewed by the Board of Directors in determining estimated net asset value per Common Share in the past, net asset value analyses do not include general and administrative expenses or transaction costs as part of the valuation and do not consider market trading values of public companies relative to the net asset values of those companies.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF PECO I

As of and For the Three Months Ended March 31, 2017 and For the Year Ended December 31, 2016

The following unaudited pro forma condensed consolidated financial information sets forth:

●	The historical consolidated financial information as of and for the three months ended March 31, 2017, derived from our unaudited consolidated financial statements, and the historical consolidated statement of operations for the year ended December 31, 2016, derived from our audited consolidated financial statements;

●	Pro forma adjustments to give effect to our acquisitions during 2016 and through March 31, 2017, and other investments, dispositions and significant debt activity on our consolidated statement of operations for the three months ended March 31, 2017 and the year ended December 31, 2016, as if these transactions occurred on January 1, 2016;

●	The historical financial information of PELP as of and for the three months ended March 31, 2017, derived from PELP’s unaudited combined financial statements, and the historical combined statement of income for the year ended December 31, 2016, derived from PELP’s audited combined financial statements;

●	Pro forma adjustments to give effect to PELP’s acquisitions during 2016 and through March 31, 2017, and other investments, dispositions, and significant debt activity on PELP’s combined statements of income for the three months ended March 31, 2017 and for the year ended December 31, 2016, as if these transactions occurred on January 1, 2016;

●	Pro forma adjustments to give effect to our acquisition of PELP on our consolidated balance sheet as of March 31, 2017, as if the acquisition closed on March 31, 2017; and

●	Pro forma adjustments to give effect to our acquisition of PELP on our consolidated statements of income for the three months ended March 31, 2017 and for the year ended December 31, 2016, as if the acquisition closed on January 1, 2016.

Certain assets and liabilities of PELP included in the historical combined financial information, consisting primarily of certain working capital, investment in real estate assets, and investments in subsidiaries, will not be acquired and have been so reflected in the pro forma adjustments.  Also, intercompany activity between PELP and us has been eliminated in the pro forma adjustments.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by our management; however, they are not necessarily indicative of what our consolidated financial condition or results of operations actually would have been assuming the PELP Transaction had been consummated as of the date indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies that may be achieved in the PELP Transaction nor any strategies that management may consider in order to continue to efficiently manage our operations.  This pro forma condensed consolidated financial information should be read in conjunction with:

●	Our unaudited consolidated financial statements and the related notes thereto as of March 31, 2017 and for the three months ended March 31, 2017 included in the Company’s Quarterly Report on Form 10-Q for the quarter then ended, filed with the SEC on May 11, 2017;

●	Our audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2016 included in our Annual Report on Form 10-K for the year then ended, filed with the SEC on March 9, 2017;

●	PELP’s unaudited combined financial statements and the related notes thereto as of March 31, 2017 and for the three months ended March 31, 2017 included herein; and

●	PELP’s audited combined financial statements and the related notes thereto for the year ended December 31, 2016 included herein.

The PELP Transaction will be accounted for as a business combination under ASC 805. The total purchase price of approximately $1 billion will be allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocations of the purchase prices reflected in these unaudited pro forma condensed consolidated financial statements have not been finalized and are based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the assets and liabilities, which cannot be made prior to the close of the PELP Transaction, and which is expected to occur during 2017, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the dates of completion of the acquisitions. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

The completion of the valuations, the allocations of purchase price, the impact of ongoing integration activities, the timing of completion of the acquisitions and other changes in tangible and intangible assets and liabilities that occur prior to completion of the acquisitions could cause material differences in the information presented.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2017

(In thousands)

	PECO I Historical	PELP Historical (A)	PELP Adjustments (B)	PELP Pro Forma as Adjusted	PECO I and PELP Transaction Adjustments (C)		Total Pro Forma
ASSETS
Total investment in real estate assets, net	$2,241,009	$387,630	$(35,621)	$352,009	$555,279	(D)	$3,148,297
Cash and cash equivalents	5,894	8,272	—	8,272	—		14,166
Restricted cash	5,065	15,278	(1,507)	13,771	—		18,836
Other assets, net	89,542	96,832	(17,017)	79,815	91,244	(E)	260,601
Total assets	$2,341,510	$508,012	$(54,145)	$453,867	$646,523		$3,441,900
LIABILITIES AND EQUITY
Liabilities:
Mortgages and loans payable, net	$1,075,247	$521,817	$(20,747)	$501,070	$72,427	(F)	$1,648,744
Acquired below market lease intangibles, net	42,069	3,702	—	3,702	48,441	(D)	94,212
Accounts payable – affiliates	4,805	658	(117)	541	(4,276)	(G)	1,070
Accounts payable and other liabilities	49,060	36,470	(626)	35,844	63,949	(H)	148,853
Total liabilities	1,171,181	562,647	(21,490)	541,157	180,541		1,892,879
Equity:
Total stockholders’ equity	1,147,360	(55,419)	(32,655)	(88,074)	20,137	(I)	1,079,423
Noncontrolling interests	22,969	784	—	784	445,845	(J)	469,598
Total equity	1,170,329	(54,635)	(32,655)	(87,290)	465,982		1,549,021
Total liabilities and equity	$2,341,510	$508,012	$(54,145)	$453,867	$646,523		$3,441,900

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2017

(In thousands, except per share amounts)

	PECO I Historical	PECO I Adjustments (K)	PECO I Pro Forma as Adjusted	PELP Historical (L)	PELP Adjustments (M)	PELP Pro Forma as Adjusted	PECO I and PELP Transaction Adjustments (N)		Total Pro Forma
Revenues:
Rental income	$51,093	$132	$51,225	$16,585	$(1,141)	$15,444	$1,081	(O)	$67,750
Tenant recovery income	16,936	591	17,527	4,661	(305)	4,356	—		21,883
Fees and management income	—	—	—	18,710	(177)	18,533	(11,227)	(P)	7,306
Other property income	274	(2)	272	407	34	441	—		713
Total revenues	68,303	721	69,024	40,363	(1,589)	38,774	(10,146)		97,652
Expenses:
Property operating	11,432	31	11,463	9,101	(155)	8,946	(3,681)	(Q)	16,728
Real estate taxes	10,258	25	10,283	2,832	(194)	2,638	—		12,921
General and administrative	7,830	(6)	7,824	10,157	(1,114)	9,043	(5,477)	(R)	11,390
Depreciation and amortization	27,624	42	27,666	7,227	(644)	6,583	8,831	(S)	43,080
Total expenses	57,144	92	57,236	29,317	(2,107)	27,210	(327)		84,119
Other:
Interest expense, net	(8,390)	—	(8,390)	(4,760)	278	(4,482)	(1,321)	(T)	(14,193)
Other (expense) income, net	(1,635)	—	(1,635)	175	(147)	28	1,714	(U)	107
Net income (loss)	1,134	629	1,763	6,461	649	7,110	(9,426)		(553)
Net (income) loss attributable to noncontrolling interests	(28)	2	(26)	(96)	(10)	(106)	243	(V)	111
Net income (loss) attributable to stockholders	$1,106	$631	$1,737	$6,365	$639	$7,004	$(9,183)		$(442)
Earnings per common share:
Net income (loss) per share - basic and diluted	$0.01	n/a	$0.01	n/a	n/a	n/a	n/a		$(0.00)
Weighted-average common shares outstanding:
Basic	183,230	n/a	183,230	n/a	n/a	n/a	n/a		183,230
Diluted	186,022	n/a	186,022	n/a	n/a	n/a	43,254	(W)	229,276

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2016

(In thousands, except per share amounts)

	PECO I Historical	PECO I Adjustments (K)	PECO I Pro Forma as Adjusted	PELP Historical (L)	PELP Adjustments (M)	PELP Pro Forma as Adjusted	PECO I and PELP Transaction Adjustments (N)		Total Pro Forma
Revenues:
Rental income	$193,561	$10,486	$204,047	$68,768	$(6,869)	$61,899	$4,708	(O)	$270,654
Tenant recovery income	63,131	5,321	68,452	19,850	(2,225)	17,625	—		86,077
Fees and management income	—	—	—	75,190	(1,196)	73,994	(42,996)	(P)	30,998
Other property income	1,038	(94)	944	549	(133)	416	—		1,360
Total revenues	257,730	15,713	273,443	164,357	(10,423)	153,934	(38,288)		389,089
Expenses:
Property operating	41,890	3,698	45,588	36,781	(2,607)	34,174	(14,107)	(Q)	65,655
Real estate taxes	36,627	2,737	39,364	11,160	(983)	10,177	—		49,541
General and administrative	31,804	109	31,913	37,837	(3,893)	33,944	(20,292)	(R)	45,565
Acquisition expenses	5,803	(1,490)	4,313	400	(156)	244	(4,381)	(U)	176
Impairment of real estate assets	—	—	—	4,044	(4,044)	—	—		—
Depreciation and amortization	106,095	6,974	113,069	28,389	(3,465)	24,924	35,870	(S)	173,863
Total expenses	222,219	12,028	234,247	118,611	(15,148)	103,463	(2,910)		334,800
Other:
Interest expense, net	(32,458)	(4,657)	(37,115)	(19,558)	1,603	(17,955)	(10,735)	(T)	(65,805)
Gain on disposition of properties	4,732	(4,732)	—	15,233	(15,233)	—	—		—
Other income (expense), net	1,258	—	1,258	353	(978)	(625)	(344)	(U)	289
Net income (loss)	9,043	(5,704)	3,339	41,774	(9,883)	31,891	(46,457)		(11,227)
Net (income) loss attributable to noncontrolling interests	(111)	61	(50)	(550)	72	(478)	2,785	(V)	2,257
Net income (loss) attributable to stockholders	$8,932	$(5,643)	$3,289	$41,224	$(9,811)	$31,413	$(43,672)		$(8,970)
Earnings per common share:
Net income (loss) per share - basic and diluted	$0.05	n/a	$0.02	n/a	n/a	n/a	n/a		$(0.05)
Weighted-average common shares outstanding:
Basic	183,876	n/a	183,876	n/a	n/a	n/a	n/a		183,876
Diluted	186,665	n/a	186,665	n/a	n/a	n/a	43,254	(W)	229,919

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

Phillips Edison Grocery Center REIT I, Inc. (“PECO I,” the “Company,” “we,” “our,” or “us”) is a real estate investment trust (“REIT”) that invests primarily in well-occupied, grocery-anchored, neighborhood and community shopping centers that have a mix of creditworthy national and regional retailers that sell necessity-based goods and services in diversified markets throughout the United States.

On May 19, 2017, we announced that we had entered into a definitive agreement on May 18, 2017, to acquire real estate assets, the third-party asset management business and certain other assets of our sponsor and external advisor, Phillips Edison Limited Partnership (“PELP”), in a stock and cash transaction valued at approximately $1 billion, subject to closing costs. Under the terms of the agreement, PELP will receive approximately 40.4 million operating partnership units (“OP Units”) in PECO I’s operating partnership, Phillips Edison Grocery Center Operating Partnership I, L.P. (“PECO I OP”), excluding the 4.8 million OP Units and Class B Units of PECO I OP already outstanding, and $50 million in cash in exchange for the contribution of PELP’s ownership interests in 76 shopping centers, its third-party asset management business and certain other assets.

NOTE 2 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

(A)	Reflects the historical financial condition as reflected in the combined financial statements of PELP as of March 31, 2017.

(B)	Adjustments reflect the exclusion of certain PELP properties, investments in certain entities, and working capital that are not being acquired by PECO I in the PELP Transaction.

(C)	Represents adjustments to record the acquisition of PELP by us based upon the estimated purchase price of approximately $1 billion. Additionally, intercompany activity between PELP and us has been eliminated. The calculation of the estimated purchase price to be allocated is as follows (in millions, except per share amounts):

Equity consideration(1)	$461
Assumption of debt(2)	501
Cash	50
Estimated purchase price	$1,012

(1)	Includes the issuance of 40.4 million OP Units in addition to the 4.8 million OP Units and Class B Units in PECO I OP already outstanding and held by PELP or its subsidiaries, at $10.20 per share.

(2)	The amount of debt assumed reflects PELP’s principal debt balance as of March 31, 2017 that is being assumed in the PELP Transaction.

(D)	Reflects adjustments to record the estimated increase over PELP’s historical investment in real estate, as reflected in the PELP pro forma as adjusted column of the unaudited pro forma condensed consolidated balance sheet, based upon the preliminary estimated fair value for the tangible and intangible real estate assets and liabilities to be acquired. These preliminary estimated fair values are as follows (in thousands):

Land and improvements	$265,770
Buildings and improvements	549,503
Acquired in-place lease assets	80,761
Acquired above-market lease assets	11,254
Total investment in real estate assets	$907,288
Acquired below-market lease liabilities	(52,143)
Fair value adjustment for assumed debt	(2,853)
Estimated fair value of net real estate investments	$852,292

(E)	Reflects the (a) recording of acquired intangible assets, including approximately $60 million of management contracts and $85 million of goodwill, (b) elimination of approximately $31 million of intercompany activity between PECO I and PELP, (c) write-off of approximately $18 million of PELP’s prepaid commissions and tenant allowance, and (d) reduction to PELP’s straight line rent receivable of approximately $6 million.

(F)	Represents the following adjustments (in thousands):

PELP debt retired as part of the acquisition:(1)
PELP unsecured term loans	$(330,000)
PELP unsecured revolver	(68,291)
Write-off of PELP unamortized deferred financing expense and market debt adjustment	2,833
New PECO I debt acquired as part of refinancing:(1)(2)
New PECO I secured, non-recourse loan(3)	270,000
New PECO I term loan(3)	225,000
Deferred financing expense associated with new debt	(4,000)
Other:(2)
Reduction in PECO I unsecured revolving credit facility	(25,968)
Fair value adjustment of PELP debt assumed by PECO I	2,853
Pro forma adjustment to debt	$72,427

(1)	Assumes that PELP’s debt at March 31, 2017, except for the mortgages assumed by PECO I as part of the PELP Transaction, was retired and replaced by new, long-term debt instruments under current market conditions.

(2)	Aside from retiring PELP’s corporate-level debt outstanding at March 31, 2017, new debt was used to fund cash requirements associated with the acquisition, as well as to reduce the PECO I revolver balance.

(3)	The assumed interest rate on the $270 million non-recourse loan and the $225 million term loan is 3.9% and 3.4%, respectively.

(G)	Reflects the elimination of intercompany activity between PELP and us.

(H)	Represents the addition of an estimated $63 million earn-out liability, recorded at fair value, which is payable to PELP shareholders contingent upon meeting certain operational metrics (as defined in the Contribution Agreement), As disclosed previously in this proxy statement, the maximum payout is approximately $127.4 million, and the liability will be adjusted quarterly through earnings. Additional adjustments include an increase in the value of Restricted Membership Units (“RMUs”), partially offset by an adjustment to remove PELP’s historical straight-line rent liability.

(I)	Represents the write-off of PELP’s historical equity, with various adjustments to reflect the purchase price allocation as well as the adjustments to PELP’s debt assumed in the PELP Transaction.

(J)	Reflects the adjustment to record the 40.4 million OP Units issued to PELP, in addition to the vesting of the unvested Class B units currently outstanding, which are considered noncontrolling interests, as consideration for the transaction.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(K)	Reflects adjustments for properties acquired and sold by PECO I during the three months ended March 31, 2017, and the year ended December 31, 2016, to reflect their results as if they had been acquired or sold on January 1, 2016.

(L)	Reflects the historical results of operations of PELP for the three months ended March 31, 2017, or for the year ended December 31, 2016.

(M)	Adjustments reflect the exclusion of PELP properties that (a) are not being acquired in the PELP Transaction and (b) were disposed of prior to March 31, 2017. Additionally, adjustments were made for properties acquired during the three months ended March 31, 2017, and throughout the year ended December 31, 2016, to reflect their results as if they had been acquired on January 1, 2016.

(N)	Represents adjustments related to the acquisition of PELP by PECO I as though the PELP Transaction had occurred as of January 1, 2016. Additionally, intercompany activity between PELP and PECO I has been eliminated.

(O)	Represents the following adjustments (in thousands):

	For the Three Months Ended March 31, 2017	For the Year Ended December 31, 2016
Net increase in above- and below-market lease amortization(1)	$377	$1,572
Increase in straight-line rent	490	2,254
Write off of PELP’s tenant allowance adjustments	214	882
Pro forma adjustment to rental income	$1,081	$4,708

(1)	Based on the preliminary purchase price allocation, we expect to allocate $11 million to above-market leases and $52 million to below-market leases. The adjustment to rental income is calculated on a straight-line basis based on a five-year useful life for above-market leases and a 14-year useful life for below-market leases.

(P)	Reflects adjustments to eliminate PELP’s fees and management income earned from PECO I.

(Q)	Represents the following adjustments (in thousands):

	For the Three Months Ended March 31, 2017	For the Year Ended December 31, 2016
Eliminate PECO I expenses paid to PELP	$(3,266)	$(12,488)
Capitalization of PECO I leasing costs	(534)	(2,162)
Revalue PELP’s RMUs from exchange	102	584
Write off PELP’s straight-line rent bad debt	17	(41)
Pro forma adjustment to property operating	$(3,681)	$(14,107)

(R)	Primarily reflects adjustments to eliminate intercompany activity between PECO I and PELP in the amounts of $5.4 million and $19.4 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively. Also reflects straight-line rent adjustments related to PELP’s office leases, as well as incentive compensation adjustments in the amount of $0.1 million and $0.9 million for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively.

(S)	Adjustment reflects the difference between PELP historical depreciation and amortization and the estimated depreciation and amortization for real estate investments, in-place leases, and other assets. Based on the preliminary purchase price allocation, we expect to allocate $196 million to land and $620 million to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on our purchase price allocation and using a 28-year life for buildings, a four-year life for tenant improvements, and a seven-year life for land improvements. Additionally, our purchase price allocation includes $81 million of acquired in-place lease intangibles and $60 million of acquired management contract intangibles, which will be amortized using a six-year life and seven-year life, respectively.

The table below reflects the adjustments that were made to depreciation and amortization (in thousands):

	For the Three Months Ended March 31, 2017	For the Year Ended December 31, 2016
Depreciation of buildings and improvements	$4,238	$18,850
Amortization of in-place leases	3,493	14,055
Amortization of management contracts	2,143	8,571
Amortization of other assets	(1,043)	(5,606)
Pro forma adjustment to depreciation and amortization	$8,831	$35,870

(T)	Represents the following adjustments (in thousands):

	For the Three Months Ended March 31, 2017	For the Year Ended December 31, 2016
Interest expense eliminated on PELP debt retired as part of the acquisition(1)	$2,793	$12,899
Interest expense charged on new debt as part of refinancing(1)	(4,467)	(23,606)
Interest expense charged on additional unsecured revolving credit facility borrowings	—	(1,642)
Amortization expense eliminated on financing costs associated with PELP debt retired as part of the acquisition	372	1,703
Amortization expense charged on financing costs associated with new debt as part of refinancing	(197)	(800)
Amortization expense on the fair value adjustment of PELP debt assumed by PECO I	178	711
Pro forma adjustment to interest	$(1,321)	$(10,735)

(1)	Assumes that PELP’s debt at March 31, 2017, except for the mortgages assumed by PECO I as part of the acquisition, was retired and replaced by new, long-term debt instruments under current market conditions.

The impact of a 0.125% increase in our projected interest rates, as discussed in item (F) of Note 2, for the three months ended March 31, 2017, and the year ended December 31, 2016, would result in approximately $0.7 million and $2.9 million of additional interest expense, respectively.

(U)	Reflects the removal of historical expenses related to the PELP Transaction, as well as distribution income to PELP from PECO I and from other PELP investments that are not being acquired by PECO I.

(V)	Reflects the adjustment to income attributable to noncontrolling interests related to the 40.4 million OP units issued to PELP as consideration for the transaction in addition to vesting of the unvested Class B units previously issued.

(W)

Reflects the increase in weighted-average dilutive shares related to the issuance of 40.4 million OP units issued to PELP as consideration for the transaction in addition to vesting of the unvested Class B units previously issued, assuming the PELP Transaction closed on January 1, 2016.

NOTE 4 — FUNDS FROM OPERATIONS (UNAUDITED)

PECO I’s historical and pro forma funds from operations (“FFO”) for the three months ended March 31, 2017 are summarized as follows (in thousands, except per share amounts):

	PECO I Historical	PECO I Adjustments (K)	PECO I Pro Forma as Adjusted	PELP Historical (L)	PELP Adjustments (M)	PELP Pro Forma as Adjusted	PECO I and PELP Transaction Adjustments (N)	Total Pro Forma
Net income (loss)	$1,134	$629	$1,763	$6,461	$649	$7,110	$(9,426)	$(553)
Adjustments:
Depreciation and amortization of real estate assets	27,624	42	27,666	7,227	(644)	6,583	6,688	40,937
Gain on sale of property	—	—	—	(2)	2	—	—	—
FFO	$28,758	$671	$29,429	$13,686	$7	$13,693	$(2,738)	$40,384
Weighted-average common shares outstanding:
Diluted	186,022	n/a	186,022	n/a	n/a	n/a	43,254	229,276
Earnings per common share:
Net income (loss) per share - basic and diluted	$0.01	n/a	$0.01	n/a	n/a	n/a	n/a	$(0.00)
FFO per share - basic and diluted	$0.15	n/a	$0.16	n/a	n/a	n/a	n/a	$0.18

PECO I’s historical and pro forma FFO for the year ended December 31, 2016 are summarized as follows (in thousands, except per share amounts):

	PECO I Historical	PECO I Adjustments (K)	PECO I Pro Forma as Adjusted	PELP Historical (L)	PELP Adjustments (M)	PELP Pro Forma as Adjusted	PECO I and PELP Transaction Adjustments (N)	Total Pro Forma
Net income (loss)	$9,043	$(5,704)	$3,339	$41,774	$(9,883)	$31,891	$(46,457)	$(11,227)
Adjustments:
Depreciation and amortization of real estate assets	106,095	6,974	113,069	28,389	(3,465)	24,924	27,299	165,292
Impairment of real estate assets	—	—	—	4,044	(4,044)	—	—	—
Gain on sale of property	(4,732)	4,732	—	(15,233)	15,233	—	—	—
FFO	$110,406	$6,002	$116,408	$58,974	$(2,159)	$56,815	$(19,158)	$154,065
Weighted-average common shares outstanding:
Diluted	186,665	n/a	186,665	n/a	n/a	n/a	43,254	229,919
Earnings per common share:
Net income (loss) per share - basic and diluted	$0.05	n/a	$0.02	n/a	n/a	n/a	n/a	$(0.05)
FFO per share - basic and diluted	$0.59	n/a	$0.62	n/a	n/a	n/a	n/a	$0.67

Pro forma FFO is presented for information purposes only, and is based on available information and assumptions that the Company’s management believes to be reasonable; however, it is not necessarily indicative of what PECO I’s FFO actually would have been assuming the PELP Transaction had occurred as of the dates indicated.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values, instead, have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  To overcome this problem, PECO I considers FFO an appropriate measure of operating performance of an equity REIT. PECO I uses the NAREIT definition of FFO.  NAREIT defines FFO as to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures, and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

FFO presented herein is not necessarily identical to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indicator of PECO I’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP), as measures of PECO I’s liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of PECO I’s needs.  PECO I believes that in order to facilitate a clear understanding of PECO I’s consolidated historical operating results, FFO should be examined in conjunction with net income as presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of June 1, 2017, the amount of our Common Shares beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors and director nominees, (3) our executive officers and (4) all of our directors, director nominees and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage
Jeffrey S. Edison	343,454	(3)(4)(5)	*
Leslie T. Chao	28,391		*
Paul J. Massey, Jr.	5,208		*
Stephen R. Quazzo	64,843		*
Gregory S. Wood	613		*
R. Mark Addy	14,845	(5)	*
Devin I. Murphy	31,331		*
Jennifer L. Robison	—		*
All officers, directors, and director nominees as a group	488,685		*

*	Less than 1.0%

(1)	Address of each named beneficial owner is c/o Phillips Edison Grocery Center REIT I, Inc., 11501 Northlake Drive, Cincinnati, Ohio 45249.

(2)	None of the shares are pledged as security.

(3)	PE-NTR has acquired 176,509 Common Shares from us. Mr. Edison indirectly owns and controls PE-NTR, and therefore has voting and dispositive control of the shares held by PE-NTR.

(4)	PELP holds 55,556 Common Shares. Mr. Edison is the Chair and Chief Executive Officer of the general partner of PELP, and therefore has voting and dispositive control of the shares held by PELP.

(5)	Excludes 2,367,540 OP Units held by PE-NTR. Mr. Edison indirectly owns and controls PE-NTR. It is anticipated that Mr. Addy will be assigned 142,052 of these OP Units in connection with the PELP Transaction. In accordance with the terms of the PECO I OP Partnership Agreement, OP Units are exchangeable for cash or, at the option of PECO I OP, Common Shares. However, under the PE-NTR Agreement, PE-NTR is prohibited from exercising any rights it may have to exchange any OP Units for cash or our Common Shares until the occurrence of a listing or a liquidity event for our Stockholders. We expect to terminate the PE-NTR Agreement in connection with the closing of the PELP Transaction. As a result, PE-NTR will no longer be prohibited from exercising its rights to exchange its OP Units for cash or Common Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers and any persons beneficially owning more than 10% of our Common Shares are required to report their initial ownership of the Common Shares and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to these reporting requirements filed the reports on a timely basis in 2016.

STOCKHOLDER PROPOSALS

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2018 may do so by following the procedures prescribed in Section 2.12 of our bylaws and in Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). To be eligible for presentation to and action by the stockholders at the 2018 annual meeting and to also be eligible for inclusion in our proxy statement for the 2018 annual meeting, director nominations and other stockholder proposals must be received by our secretary no earlier than [•], 2018 and no later than [•], 2018 (subject to change as noted below). The mailing address of our executive offices is 11501 Northlake Drive, Cincinnati, Ohio 45249. To be timely, a stockholder’s notice must include all information required under our bylaws and delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day, nor later than 5:00 p.m. Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting, as originally convened, and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is made less than 130 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made.

STOCKHOLDERS SHARING AN ADDRESS

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by contacting us at 11501 Northlake Drive, Cincinnati, Ohio 45249, Attention: Investor Relations; or by calling us at 1 (800) 875-6585 and asking for Investor Relations. We will promptly send additional copies of the proxy statement or annual report. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by Stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies. The information that we later file with the SEC may update and supersede the information in this proxy statement.

Annex A
Contribution Agreement

CONTRIBUTION AGREEMENT

by and among

THE CONTRIBUTORS LISTED ON EXHIBIT A HERETO,

PHILLIPS EDISON GROCERY CENTER REIT I, INC.,

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.,

and

Jeffrey S. Edison,

as Contributors’ Representative

Dated as of May 18, 2017

TABLE OF CONTENTS

Exhibits

Exhibit A	Contributors and Contributed Interests
Exhibit B	Contributed Companies
Exhibit C	Form of Escrow Agreement
Exhibit D	Form of Tax Protection Agreement
Exhibit E	Form of Equityholder Agreement
Exhibit F	Employment Agreement Term Sheets
Exhibit G	Form of Services Agreement
Exhibit H	PEGC I OP Amended and Restated Partnership Agreement
Exhibit I	Form of Bylaw Amendment
Exhibit J	Example Specified Net Assets Calculation
Exhibit K	Knowledge
Exhibit L	PECO Name License Agreement

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT, dated as of May 18, 2017 (this “Agreement”), among the Persons named on Exhibit A hereto (each, a “Contributor” and, collectively, the “Contributors”), Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (“PEGC I”), Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (“PEGC I OP”) and Jeffrey S. Edison, an individual (the “Contributors’ Representative“).

WHEREAS, the entities named on Exhibit B hereto (each, a “Contributed Company” and, collectively, the “Contributed Companies”) collectively own or lease the Real Property and operate (i) an investment management business (the “Investment Management Business”) and (ii) a captive insurance business (the “Insurance Business” and, together with the Real Property and the Investment Management Business, the “Contributed Businesses”) in connection with the operation of the Real Property and certain other real estate assets owned by third parties;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Contributors desire to contribute, directly or indirectly, to PEGC I OP in exchange for the Closing Consideration and the right to receive the Contingent Consideration, if any, all of the issued and outstanding equity interests set forth on Exhibit A hereto (collectively, the “Contributed Interests”) of the Contributed Companies (the “Contributions”);

WHEREAS, (a) Phillips Edison NTR LLC, a Delaware limited liability company (“NTR I LLC”), owns Class B Units (the “PEGC I Class B Units“) of PEGC I OP, and will continue to earn and be issued additional PEGC I Class B Units, in the amounts and at the times set forth in the PEGC I OP Partnership Agreement, in connection with the provision of management and advisory services to PEGC I and PEGC I OP through the Closing, and (b) Phillips Edison NTR II LLC, a Delaware limited liability company and a Contributed Company, owns Class B Units (“PEGC II Class B Units”) of Phillips Edison Grocery Center Operating Partnership II, L.P., a Delaware limited partnership (“PEGC II OP”), and expects to continue to be issued additional PEGC II Class B Units in connection with the ongoing provision of management and advisory services to PEGC II OP and its parent company, Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation (“PEGC II”);

WHEREAS, subject to the terms and conditions of the PEGC I OP Second Amended and Restated Agreement of Limited Partnership, dated as of December 1, 2014, as amended (the “PEGC I OP Partnership Agreement”), including full satisfaction of all performance hurdles set forth therein, the parties anticipate that at the Closing (i) all PEGC I Class B Units that are “Restricted Class B Units” within the meaning of the PEGC I OP Partnership Agreement will become “Unrestricted Class B Units” within the meaning of such agreement, (ii) to the extent the requirements for conversion of such Unrestricted Class B Units to OP Units under the PEGC I OP Partnership Agreement are satisfied, such Unrestricted Class B Units will automatically convert to OP Units pursuant to the terms of the PEGC I OP Partnership Agreement, and (iii) all of such OP Units and any remaining Unrestricted Class B Units will be retained by NTR I LLC or distributed to NTR I LLC’s direct and indirect owners, in each case as contemplated in Section 1.08 hereof; and

WHEREAS, in connection with, and prior to, the consummation of the Contributions and the other transactions contemplated by this Agreement and the Ancillary Agreements (the “Transactions”), the Contributors shall, and shall cause their Affiliates and Subsidiaries to, effect the transfers and reorganizations contemplated by Schedule 6.21 (the “Plan of Reorganization”).

NOW, THEREFORE, the parties acknowledge the adequacy and receipt of the consideration provided to each through their respective representations, warranties, conditions, rights and promises contained in this Agreement, and other good and valuable consideration, and intending to be legally bound hereby, agree as provided below.

A-1

Article I.

Contribution of the Contributed Interests; Closing

Section 1.01

Contribution of the Contributed Interests. On the terms and subject to the conditions hereof, at the Closing, the Contributors shall contribute, transfer, convey and deliver, or cause to be contributed, transferred, conveyed and delivered, to PEGC I OP, free and clear of any Liens (other than Permitted Liens and liens arising out of acts of PEGC I OP or its Affiliates), and PEGC I OP shall accept from the Contributors, the Contributed Interests in exchange for: (a) a number of newly issued OP Units, payable as set forth below in Section 1.03 and subject to adjustment as provided in Section 1.05 or the definition of Cash Consideration (the “OP Unit Consideration”); (b) the Cash Consideration (together with the OP Unit Consideration, the “Closing Consideration”); and (c) the right to receive the Contingent Consideration, if any, as provided in Section 1.06.

Section 1.02

Closing Date. The closing of the Contributions (the “Closing”) shall take place at the offices of Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603, (a) at 10:00 a.m., Chicago time, on the second Business Day after the date on which each of the conditions set forth in Article VII is satisfied or, to the extent permitted by Law, waived by the party entitled to waive such condition (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party(ies) entitled to waive such conditions) or (b) at such other time or date as agreed to in writing by the Contributors’ Representative and PEGC I OP. The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 1.03

Transactions to Be Effected at the Closing. At the Closing:

(a)

Each Contributor shall deliver, or cause to be delivered by the Contributors’ Representative, to PEGC I OP:

(i)

instruments of transfer, in form and substance reasonably satisfactory to PEGC I OP, sufficient to transfer ownership of the Contributed Interests set forth opposite the name of such Contributor on Exhibit A hereto, to PEGC I OP, free and clear of all Liens other than Permitted Liens, duly executed by such Contributor;

(ii)

if such Contributor is not an individual, a certificate of good standing of such Contributor certified by the Secretary of State of the jurisdiction of organization of such entity, dated as of a date within ten (10) Business Days before the Closing Date;

(iii)

if such Contributor is not an individual, a certificate of the secretary, general partner or manager, as applicable, of such Contributor, dated as of the Closing Date, in form and substance reasonably satisfactory to PEGC I OP, as to the resolutions of the directors, general partner or managers, as applicable, of such Contributor authorizing the execution and performance of this Agreement, the Ancillary Agreements and the Transactions;

(iv)

copies of each Ancillary Agreement to which such Contributor is a party, duly executed by such Contributor; and

(v)

all other documents required to be delivered by such Contributor pursuant to Article VII, duly executed by such Contributor.

(b)

The Contributors’ Representative shall (on behalf of the Contributors) deliver to PEGC I OP:

(i)

a certificate of good standing for each Contributed Company, and a copy of the certificate of incorporation (or comparable document) and all amendments thereto of each Contributed Company, in each case certified by the Secretary of State of the jurisdiction of organization of such entity, each dated as of a date within ten (10) Business Days before the Closing Date;

A-2

(ii)

a certificate of the secretary, general partner or manager, as applicable, of each Contributed Company, dated as of the Closing Date, in form and substance reasonably satisfactory to PEGC I OP, as to: (A) no amendments to the certificate of incorporation (or comparable document) of such Contributed Company since the date of the certificate delivered to PEGC I OP pursuant to Section 1.03(b)(i); (B) the by-laws (or comparable document) of such Contributed Company in effect as of the Closing Date; and (C) if applicable, the resolutions of the directors or managers, as applicable, of such Contributed Company authorizing the execution and performance of this Agreement and the Ancillary Agreements and the Transactions;

(iii)

either (A) (1) a statement of each Contributed Company, dated not earlier than twenty (20) days prior to the Closing Date, in accordance with Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h), certifying that such Contributed Company is not, and has not been, a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code; (2) the notification to the IRS described in Treasury Regulation Section 1.897-2(h)(2) regarding delivery of the statement referred to in the preceding sentence, signed by a responsible corporate officer of such Contributed Company; and (3) an acknowledgment that PEGC I OP may cause such Contributed Company to file such notification with the IRS on or after the Closing Date; or (B) a certification of non-foreign status of each Contributor, in form and substance reasonably satisfactory to PEGC I OP, in accordance with Treasury Regulation Section 1.1445-2(b);

(iv)

a copy of an escrow agreement, in substantially the form attached hereto as Exhibit C (the “Escrow Agreement”), duly executed by the Contributors’ Representative;

(v)

a copy of a tax protection agreement, in substantially the form attached hereto as Exhibit D (the “Tax Protection Agreement”), duly executed by the Contributors’ Representative;

(vi)

copies of equityholder agreements, in substantially the form attached hereto as Exhibit E (the “Equityholder Agreements”), duly executed by the individuals set forth on Schedule 1.03(b)(vi) (the “Lockup Parties”), as applicable;

(vii)

copies of employment agreements, which substantially reflect the terms in the term sheets attached hereto as Exhibit F (the “Employment Agreements”), duly executed by the individual employees contemplated therein (each, an “Executive”), as applicable;

(viii)

a copy of an asset management agreement, in substantially the form attached hereto as Exhibit G (the “Services Agreement”), duly executed by the parties thereto;

(ix)

a copy of a PEGC I OP Amended and Restated Partnership Agreement, in substantially the form attached hereto as Exhibit H (the “PEGC I OP Amended and Restated Partnership Agreement”), duly executed by the Contributors and Contributed Companies party thereto;

(x)

a copy of the Legacy Agreements Termination, duly executed by Phillips Edison NTR LLC, a Delaware limited liability company, and Phillips Edison & Company, Ltd., an Ohio limited liability company;

(xi)

copies of each other Ancillary Agreement, duly executed by the Contributors’ Representative and other applicable parties thereto;

(xii)

the certificate of the Contributors’ Representative contemplated by Sections 7.02(a) and (b), in form and substance reasonably satisfactory to PEGC I OP, duly executed by the Contributors’ Representative;

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(xiii)

evidence, in a form reasonably satisfactory to PEGC I OP, of the assignment of the Intercompany Notes;

(xiv)

evidence, in a form reasonably satisfactory to PEGC I OP, that the pre-closing restructuring according to the steps set forth in the Plan of Reorganization has been completed;

(xv)

each of the documents and certificates required to be delivered pursuant to Section 6.17 in connection with the issuance of the Title Policies;

(xvi)

each of the Debt Consents and Amendments on Schedule 1.03(b)(xvi);

(xvii)

a copy of a license agreement, in substantially the form attached hereto as Exhibit L (the “PECO Name License Agreement”), duly executed by PECO Real Estate Partners; and

(xviii)

the other documents required to be delivered by the Contributors’ Representative pursuant to Article VII, duly executed by the Contributors’ Representative and other applicable parties thereto.

(c)

PEGC I OP shall deliver to the Contributors’ Representative (or to PELP as noted below):

(i)

to PELP, the Cash Consideration;

(ii)

to PELP, the Estimated Adjusted OP Unit Consideration, less the Escrowed Consideration;

(iii)

a copy of the Escrow Agreement, duly executed by PEGC I OP and the Escrow Agent;

(iv)

a copy of the Tax Protection Agreement, duly executed by PEGC I and PEGC I OP;

(v)

copies of the Equityholder Agreements, duly executed by PEGC I OP and/or an Affiliate of PEGC I OP;

(vi)

copies of the Employment Agreements, duly executed by PEGC I OP and the subsidiary of PEGC I OP which will be the employer of the Executive;

(vii)

a copy of the Services Agreement, duly executed by the parties thereto;

(viii)

a copy of the PEGC I OP Amended and Restated Partnership Agreement, duly executed by PEGC I and PEGC I OP;

(ix)

a copy of an amendment to PEGC I’s bylaws, in substantially the form attached hereto as Exhibit I (the “Bylaw Amendment”), duly authorized by the PEGC I Board;

(x)

a copy of the Legacy Agreements Termination, duly executed by PEGC I and PEGC I OP;

(xi)

a copy of each other Ancillary Agreement to which it is a party, duly executed by PEGC I OP;

(xii)

the certificate of PEGC I OP contemplated by Sections 7.03(a) and (b), in form and substance reasonably satisfactory to the Contributors’ Representative, duly executed by PEGC I OP;

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(xiii)

evidence reasonably satisfactory to the Contributors’ Representative that at Closing PEGC I OP shall have assumed the Closing Indebtedness on Schedule 1.03(c)(xiii);

(xiv)

a copy of the PECO Name License Agreement, duly executed by PEGC I; and

(xv)

the other documents required to be delivered by PEGC I OP pursuant to Article VII, duly executed by PEGC I OP.

(d)

PEGC I OP shall also (x) deliver to the Escrow Agent the Escrowed Consideration and (y) pay the Estimated Contribution Transaction Expenses at Closing in accordance with instructions provided by the Contributor Representative together with the Closing OP Unit Consideration Estimate.

Section 1.04

Escrow. At the Closing, PEGC I OP shall cause the Escrowed Consideration to be deposited into an escrow account (the “Escrow Account”) established pursuant to the Escrow Agreement, with such Escrowed Consideration to be held in the Escrow Account as a source of funds for any amounts owing to any PEGC I Indemnitees under (and subject to the limitations in) Article X and Section 8.01(a). (a) On the first (1st) anniversary of the Closing Date (the “Termination Date”), the Escrow Agent shall deliver to PELP (for the benefit of the Contributors) all OP Units then held by the Escrow Agent in the Escrow Account in excess of the Statute of Limitations Escrow Amount and (b) on the date that is thirty (30) days after the expiration of the applicable statute of limitations for the representations and warranties relating to Taxes contained in Section 3.15 and Section 3.25 (the “Statute of Limitations Termination Date”), the Escrow Agent shall deliver to PELP (for the benefit of the Contributors) all OP Units then held by the Escrow Agent in the Escrow Account; provided, however, that if prior to the Termination Date or, as applicable, the Statute of Limitations Termination Date, PEGC I OP notifies the Escrow Agent in writing that all or a portion of the OP Units then remaining in the Escrow Account are subject to claims for indemnification properly made in accordance with this Agreement that have not been finally determined as of such date (including any potential Third-Party Claim referred to in Section 10.05, whether or not such claim has actually been made or threatened against the Indemnified Party) (the “Outstanding Claims”), the number of OP Units delivered to PELP (for the benefit of the Contributors) upon the Termination Date shall be equal to the number of OP Units then held by the Escrow Agent in the Escrow Account, less the number of OP Units equal to the sum of any amounts subject to the Outstanding Claims divided by the Implied Valuation (rounded up to the nearest whole number). If at any time after the Termination Date or Statute of Limitations Termination Date, as applicable, the number of OP Units then held by the Escrow Agent in the Escrow Account exceeds the number of OP Units equal to the sum of any amounts subject to the Outstanding Claims divided by the Implied Valuation (rounded up to the nearest whole number), the Contributors’ Representative and PEGC I OP shall execute and deliver a certificate requesting the Escrow Agent to deliver such excess number of OP Units to PELP (for the benefit of the Contributors) and the Escrow Agent shall deliver to PELP (for the benefit of the Contributors) such excess number of OP Units.

Section 1.05

OP Unit Consideration Adjustments.

(a)

Calculation of Estimates. At least two (2) Business Days prior to the close of business on the Closing Date, the Contributors’ Representative shall cause to be prepared and delivered to PEGC I OP an unaudited balance sheet of the Contributed Companies, their Subsidiaries and the Contributed Businesses as of 11:59 p.m. (New York City time) on the day before the Closing Date, which shall include a statement (the “Closing OP Unit Consideration Estimate”) setting forth (i) the Contributors’ Representative’s estimate of (x) the Closing Specified Net Assets (the “Estimated Closing Specified Net Assets”), (y) the estimated amount of Closing Indebtedness (the “Estimated Closing Indebtedness Amount”) and (z) the Contribution Transaction Expenses (the “Estimated Contribution Transaction Expenses”) and (ii) the Stated Value of New Properties Acquired and the Debt Consent Adjustment Amount as mutually agreed to by the parties hereto. The Closing OP Unit Consideration Estimate shall reflect the Contributors’ Representative’s good faith estimate (based on reasonable assumptions) of the Estimated Adjusted OP Unit Consideration, calculated consistent with each of (1) the applicable definitions set forth in this Agreement and (2) the Agreed Principles.

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(b)

Calculation of Actual Adjusted OP Unit Consideration Amount.

(i)

Within ten (10) days following the Closing Date, PEGC I OP and the Contributors’ Representative shall appoint FTI Consulting, Inc. or, if such firm refuses such assignment, a nationally recognized accounting firm that has not performed work for, and is otherwise independent of, each of PEGC I OP, the Contributed Companies, the Contributors and the Contributors’ Representative and that is reasonably acceptable to PEGC I OP and the Contributors’ Representative (the “Independent Accounting Firm”), to prepare and deliver to PEGC I OP and the Contributors’ Representative within sixty (60) days following the Closing Date a statement (the “Actual Adjusted OP Unit Consideration Statement”) setting forth the Independent Accounting Firm’s calculation of (x) (1) the Closing Specified Net Assets, (2) the actual Closing Indebtedness (the “Actual Closing Indebtedness”) and (3) the Actual Contribution Transaction Expenses, (y) the Actual Adjusted OP Unit Consideration Amount derived from such calculations and (z) the Stated Value of New Properties Acquired and the Debt Consent Adjustment Amount set forth on the Closing OP Unit Consideration Estimate. The Actual Adjusted OP Unit Consideration Statement shall be calculated as of 11:59 p.m. (New York City time) on the day before the Closing Date, consistent with each of (1) the applicable definitions set forth in this Agreement, (2) the calculation of the Stated Value of New Properties Acquired set forth on the Closing OP Unit Consideration Estimate and (3) the Agreed Principles.

(ii)

Each of the parties to this Agreement shall, and shall cause their respective Affiliates and Representatives to, provide full cooperation to the Independent Accounting Firm, including providing the Independent Accounting Firm with all relevant information, books and records and any work papers relating to the preparation of the Actual Adjusted OP Unit Consideration Statement and all other items reasonably requested by the Independent Accounting Firm.

(iii)

The engagement letter with the Independent Accounting Firm shall stipulate that (w) prior to the delivery of the Actual Adjusted OP Unit Consideration Statement, each of the Contributors’ Representative and PEGC I OP shall be entitled, upon reasonable notice to the Independent Accounting Firm and the other party, to meet with the Independent Accounting Firm on one or more occasions to present information or analysis that it deems relevant to the calculation of the Actual Adjusted OP Unit Consideration Amount, (x) the Independent Accounting Firm shall consider such information and analysis in good faith prior to the delivery of the Actual Adjusted OP Unit Consideration Statement, and if the Independent Accounting Firm elects not to follow any such information and analysis, the Actual Adjusted OP Unit Consideration Statement, or accompanying materials delivered concurrently therewith, shall explain in reasonable detail the reasons the Independent Accounting Firm so elected, (y) Representatives of the Contributors’ Representative and PEGC I OP shall be entitled to attend any such meeting and (z) the calculation of the Actual Adjusted OP Unit Consideration Amount shall be in all respects consistent with the requirements therefor set forth in the last sentence of Section 1.05(b)(i).

(iv)

If either the Contributors’ Representative or PEGC I OP disagrees with the Independent Accounting Firm’s calculations in the Actual Adjusted OP Unit Consideration Statement, it shall notify the other party and the Independent Accounting Firm of such disagreement in writing (the “Notice of Disagreement”), setting forth in reasonable detail the particulars of such disagreement, within thirty (30) days after its receipt of the Actual Adjusted OP Unit Consideration Statement. Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on assertions that the Independent Accounting Firm’s calculation of the Actual Adjusted OP Unit Consideration Amount is inconsistent with the requirements set forth in the last sentence of Section 1.05(b)(i). If neither the Contributors’ Representative nor PEGC I OP provides a Notice of Disagreement within such thirty (30)-day period, the parties hereto shall be deemed to have agreed with all calculations set forth on the Actual Adjusted OP Unit Consideration Statement, which shall be final and binding on the parties hereto.

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(v)

If a Notice of Disagreement is timely provided, PEGC I OP (and/or its Representatives) and the Contributors’ Representative shall use their reasonable best efforts for a period of ten (10) days (or such longer period as they may mutually agree in writing) to resolve any disagreements set forth on the Notice of Disagreement. If, at the end of such period, they are unable to resolve all disagreements, then any remaining disagreements shall be resolved by a nationally recognized accounting firm that has not performed work for, and is otherwise independent of, each of PEGC I OP, the Contributed Companies, the Contributors and the Contributors’ Representative and that is reasonably acceptable to PEGC I OP and the Contributors’ Representative (the “Reviewing Accounting Firm“).

(vi)

Each of PEGC I OP and the Contributors’ Representative shall promptly provide their respective assertions regarding the Actual Adjusted OP Unit Consideration Statement and, to the extent relevant thereto, supporting materials, in writing to the Reviewing Accounting Firm and to each other. The Reviewing Accounting Firm shall be instructed to render its determination with respect to all disagreements as soon as reasonably possible, but in any event within sixty (60) days following the day on which the disagreement is referred to the Reviewing Accounting Firm. The Reviewing Accounting Firm shall base its determination solely on the written submissions of PEGC I OP and the Contributors’ Representative, and shall not conduct an independent investigation. In resolving any disputed item, the Reviewing Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by PEGC I OP or the Contributors’ Representative, or less than the smallest value for such item claimed by either PEGC I OP or the Contributors’ Representative (except as necessary in the Reviewing Accounting Firm’s judgment to reflect the Reviewing Accounting Firm’s resolution of another disputed item). The determination of the Reviewing Accounting Firm shall be final and binding on the parties hereto. PEGC I OP and the Contributors’ Representative shall reflect those determinations in a revised Actual Adjusted OP Unit Consideration Statement, and such statement, as revised, shall thereafter be for all purposes under this Agreement the “Actual Adjusted OP Unit Consideration Statement” and the Actual Adjusted OP Unit Consideration Amount set forth thereon shall thereafter be for all purposes under this Agreement the “Actual Adjusted OP Unit Consideration Amount.”

(vii)

All expenses relating to the engagement of the Independent Accounting Firm and the Reviewing Accounting Firm in connection with this Section 1.05 shall be paid by PEGC I OP, but borne equally by PEGC I OP and the Contributors (as provided in clause (c) below).

(c)

Promptly following the determination of the Actual Adjusted OP Unit Consideration Amount, in the event that the Actual Adjusted OP Unit Consideration Amount is: (i) less than the Estimated Adjusted OP Unit Consideration Amount (such difference, a “Shortfall Amount”), PELP (on behalf of the Contributors) shall deliver to PEGC I OP an aggregate number of OP Units (rounded up to the nearest whole number) equal to (x) the sum of the Shortfall Amount plus the expenses of the Contributors contemplated in Section 1.05(b)(vii), divided by (y) the Implied Valuation (rounded up to the nearest whole number), together with an amount in cash equal to any distributions paid on such number of OP Units from the Closing through the date the Shortfall Amount is so delivered; or (ii) greater than the Estimated Adjusted OP Unit Consideration Amount (such excess, an “Excess Amount”), PEGC I OP or its agent shall deliver to PELP (for the benefit of the Contributors) an aggregate number of OP Units (rounded up to the nearest whole number) as is equal to (A) the difference of (x) the Excess Amount, less the expenses of the Contributors contemplated in Section 1.05(b)(vii), divided by (B) the Implied Valuation, together with an amount in cash equal to any distributions paid on such amount of OP Units from the Closing through the date the Excess Amount is so delivered.

Section 1.06

Earn-Out. In addition to the Closing Consideration received pursuant to Sections 1.03 and 1.05, the Contributors shall be entitled to receive additional OP Units in accordance with the terms set forth in this Section 1.06 (the “Contingent Consideration”).

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(a)

Contingent Consideration. PEGC I OP shall issue and deliver to PELP (for the benefit of the Contributors) Contingent Consideration in connection with: (x) equity capital raised by PEGC III (the “PEGC III Earn-Out”); and (y) a Liquidity Event (the “Liquidity Event Earn-Out”); provided, however, that in no event shall the number of OP Units issued in connection with the PEGC III Earn-Out and the Liquidity Event Earn-Out exceed twelve million four hundred ninety thousand (12,490,196) OP Units in the aggregate (the “Contingent Consideration Cap”). The parties hereto acknowledge and agree that the Contingent Consideration is, or will be issued, for the benefit of the Contributors in exchange for the contribution of tangible and intangible assets by the Contributors to PEGC I OP at the Closing, the full value of which assets cannot be determined at the time of the Closing.

(i)

PEGC III Earn-Out.

(A)

The Contributors shall earn Contingent Consideration in connection with the PEGC III Earn-Out (the “PEGC III Earn-Out Unit Amount”) as follows:

(1)

If the aggregate amount of equity capital (calculated on a gross basis) received prior to December 31, 2019 by PEGC III through its issuance of PEGC III Common Stock (the “PEGC III Aggregate Equity Capital Amount”) is greater than or equal to one billion, five hundred million dollars ($1,500,000,000), then the Contributors shall earn, subject to the Contingent Consideration Cap, a PEGC III Earn-Out Unit Amount equal to eight million (8,000,000) OP Units;

(2)

If the PEGC III Aggregate Equity Capital Amount is greater than or equal to five hundred million dollars ($500,000,000) but less than one billion, five hundred million dollars ($1,500,000,000), then the Contributors shall earn, subject to the Contingent Consideration Cap, a PEGC III Earn-Out Unit Amount equal to such number of OP Units (rounded up to the nearest whole number) as is equal to the quotient obtained by dividing the PEGC III Qualifying Equity Capital Amount by one-hundred and twenty-five (125); or

(3)

If the PEGC III Aggregate Equity Capital Amount is less than five hundred million dollars ($500,000,000), then the Contributors shall earn no PEGC III Earn-Out Unit Amount.

For the avoidance of doubt, notwithstanding the foregoing, in the event that the PEGC III Advisory Agreement is terminated or otherwise amended in any manner which would cause PEGC I and its Subsidiaries to no longer provide PEGC III Services to PEGC III, the Contributors shall earn no PEGC III Earn-Out Unit Amount with respect to any amounts of equity capital received by PEGC III through its issuance of PEGC III Common Stock following such termination or amendment.

(B)

PEGC I OP shall issue and deliver to the Contributors’ Representative (for the benefit of the Contributors) annual consideration in connection with the portions of the PEGC III Earn-Out Unit Amount earned in accordance with this Section 1.06(a)(i) during the calendar years 2017, 2018 and 2019; provided, however, that if the PEGC III Aggregate Equity Capital Amount reaches one billion, five hundred million dollars ($1,500,000,000) on a date prior to December 31, 2019 (the “PEGC III Earn-Out Completion Date”), a final delivery will be made as promptly as practicable thereafter for any earned but undelivered portions of the PEGC III Earn-Out Unit Amount (each annual delivery and the final delivery, if any, a “PEGC III Earn-Out Unit Delivery”). As promptly as practicable following each of December 31, 2017, December 31, 2018 and December 31, 2019, or the PEGC III Earn-Out Completion Date, if any, the Contributors’ Representative shall prepare and deliver to PEGC I OP a statement (each, a “PEGC III Earn-Out Statement”) setting forth in writing and in reasonable detail the number of OP Units comprising the applicable PEGC III Earn-Out Unit Delivery, if any, deliverable to the Contributors; provided, however, that PEGC I OP shall have the right, in its sole and absolute discretion, to engage the Independent Accounting Firm to review the accuracy of such statements in accordance with Section 1.06(c).

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(C)

At all times prior to December 31, 2019, in the event Jeffrey S. Edison is not the Chief Executive Officer of PEGC I, PEGC I OP shall, and shall cause PEGC I and its Subsidiaries and their respective officers, managers and employees (i) to comply with the terms of the PEGC III Advisory Agreement and use commercially reasonable efforts to perform the PEGC III Services in good faith and in an economically rational manner that is consistent with (x) reasonable business practices (including with respect to capital expenditures and employee hires) and (y) the historical provision of similar services by NTR I LLC under the Advisory Agreement, and (ii) not to take any actions or fail to take any actions that are intended, or that have the principal effect, of artificially decreasing the PEGC III Earnout.

(D)

As a condition to consummating any Sale Event or M&A Event prior to December 31, 2019, PEGC I OP shall require the terms of such Sale Event or M&A Event to contain proper provisions such that the purchaser or surviving entity, as applicable, of such Sale Event or M&A Event shall: (x) assume all of PEGC I OP’s remaining obligations with respect to the PEGC III Earn-Out under this Section 1.06(a)(i); and (y) permit the Contributors to continue their efforts to raise equity capital for PEGC III in order to achieve the PEGC III Earn-Out for the period of time between the closing of such Sale Event or M&A Event through December 31, 2019 in accordance with the provisions of this Section 1.06(a)(i).

(E)

Notwithstanding the payment mechanics set forth in Section 1.06(a)(i)(B), if a Sale Event or M&A Event shall occur prior to December 31, 2019, the Contributors’ Representative and PEGC I OP shall each use their reasonable best efforts to (x) agree, in good faith, on an amount of OP Units of the PEGC III Earn-Out earned by the Contributors through the closing date of such Sale Event or M&A Event, and (y) take all actions necessary to ensure that the Contributors (or their designees) will be issued and delivered such OP Units, with a view toward ensuring that such OP Units will be given the opportunity to participate in the benefits of such Sale Event or M&A Event to the same extent as other holders of OP Units.

(F)

Subject to the approval of PEGC I OP in its sole and absolute discretion, PEGC I OP may, at the request of the Contributors’ Representative, substitute an alternative earn-out (the “Substituted Earn-Out”) for the PEGC III Earn-Out if the economics to the Contributed Companies, their Subsidiaries and the Contributed Businesses of the Substituted Earn-Out are the same as, or better than, the economics to the Contributed Companies, their Subsidiaries and the Contributed Businesses of the PEGC III Earn-Out; provided, however, that PEGC I OP and PEGC I OP shall have no obligation to consider such a substitution request and can reject such a substitution request for any or no reason in PEGC I OP’s sole and absolute discretion. For the avoidance of doubt, any Substituted Earn-Out shall also be subject to the Contingent Consideration Cap on the same terms and in the same manner as the PEGC III Earn-Out.

(ii)

Liquidity Event Earn-Out.

(A)

The Contributors shall earn Contingent Consideration in connection with the Liquidity Event Earn-Out (the “Liquidity Event Earn-Out Unit Amount”) as follows:

(1)

If PEGC I achieves a Liquidity Event prior to December 31, 2019, then the Contributors shall earn, subject to the Contingent Consideration Cap, a Liquidity Event Earn-Out Unit Amount equal to:

a.

Five million (5,000,000) OP Units, if the Liquidity Event involves a Liquidity Event Price Per Share greater than or equal to ten dollars and twenty cents ($10.20);

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b.

Such number of OP Units (rounded up to the nearest whole number) as is equal to three million (3,000,000) plus the product of (x) the quotient obtained by dividing the Liquidity Event Price Per Share Spread by one dollar and forty cents ($1.40) and (y) two million (2,000,000), if the Liquidity Event involves a Liquidity Event Price Per Share greater than or equal to eight dollars and eighty cents ($8.80) but less than ten dollars and twenty cents ($10.20); or

c.

Three million (3,000,000) OP Units if the Liquidity Event involves a Liquidity Event Price Per Share of less than eight dollars and eighty cents ($8.80);

(2)

If PEGC I achieves a Liquidity Event between January 1, 2020 and December 31, 2020, then the Contributors shall earn, subject to the Contingent Consideration Cap, a Liquidity Event Earn-Out Unit Amount equal to two-thirds (2/3) of the Liquidity Event Earn-Out Unit Amount that would otherwise have been earned if the Liquidity Event had been achieved prior to December 31, 2019 in accordance with Section 1.06(a)(ii)(A)(1) above (rounded up to the nearest whole number);

(3)

If PEGC I achieves a Liquidity Event between January 1, 2021 and December 31, 2021, then the Contributors shall earn, subject to the Contingent Consideration Cap, a Liquidity Event Earn-Out Unit Amount equal to one-third (1/3) of the Liquidity Event Earn-Out Unit Amount that would otherwise have been earned if the Liquidity Event had been achieved prior to December 31, 2019 in accordance with Section 1.06(a)(ii)(A)(1) above (rounded up to the nearest whole number); or

(4)

If PEGC I achieves a Liquidity Event after December 31, 2021, then the Contributors shall earn no Liquidity Event Earn-Out Unit Amount.

(B)

PEGC I OP shall issue and deliver to the Contributors’ Representative (for the benefit of the Contributors) consideration in connection with the Liquidity Event Earn-Out Unit Amount earned in accordance with this Section 1.06(a)(ii) (the “Liquidity Event Earn-Out Unit Delivery” and, together with the PEGC III Earn-Out Unit Delivery, the “Earn-Out Unit Deliveries”). As promptly as practicable following a Liquidity Event, the Contributors’ Representative shall prepare and deliver to PEGC I OP a statement (the “Liquidity Event Earn-Out Statement” and, together with the PEGC III Earn-Out Statements, the “Earn-Out Statements”) setting forth in writing and in reasonable detail the number of OP Units comprising the Liquidity Event Earn-Out Unit Delivery, if any, deliverable to the Contributors; provided, however, that PEGC I OP shall have the right, in its sole and absolute discretion, to engage the Independent Accounting Firm to review the accuracy of such statement in accordance with Section 1.06(c). Notwithstanding the payment mechanics set forth in this Section 1.06(a)(ii)(B), if the Liquidity Event giving rise to the Liquidity Event Earn-Out is a Sale Event or an M&A Event, the Contributors’ Representative and PEGC I OP each shall use their reasonable best efforts to take all actions necessary to ensure that the Contributors (or their designees) will be issued and delivered the OP Units payable in connection with such Sale Event or M&A Event as of immediately prior to the consummation of such Sale Event or M&A Event (but expressly conditioned on the closing thereof), with a view toward ensuring that such OP Units will be given the opportunity to participate in the benefits of the Sale Event or M&A Event to the same extent as other holders of OP Units.

(C)

In the event PEGC I OP or the Contributors’ Representative determines that any Extraordinary Transaction prior to December 31, 2021 results in a dilution or enlargement of the benefits or potential benefits intended to be made available to the Contributors under the Liquidity Event Earn-Out, the parties agree to negotiate in good faith and consider such factors as may be reasonably appropriate to equitably adjust the Liquidity Event Earn-Out to take into account the effects of such Extraordinary Transaction.

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(b)

Access to Information. Upon or prior to the delivery of an Earn-Out Statement, the Contributors’ Representative and the Independent Accounting Firm (if engaged by PEGC I OP in accordance with Section 1.06(c)) shall be entitled to, and PEGC I OP shall, and shall cause its respective Affiliates and Representatives to, provide full cooperation to the Contributors’ Representative and the Independent Accounting Firm, including providing the Contributors’ Representative and the Independent Accounting Firm with all relevant information, books and records and any work papers relating to the preparation of such Earn-Out Statement and all other items reasonably requested by the Contributors’ Representative or the Independent Accounting Firm.

(c)

Disputes of Earn-Out Statements.

(i)

Within fifteen (15) days following the delivery of an Earn-Out Statement by the Contributors’ Representative, PEGC I OP may deliver to the Contributors’ Representative a written notice (a “Notice of Review”) setting forth, in reasonable detail and to the extent practicable, specific amounts in the Earn-Out Statement that PEGC I OP would like the Independent Accounting Firm to review and revise (to the extent that the Independent Accounting Firm deems such revisions necessary to comply with the provisions of this Section 1.06) (the “Disputed Earn-Out Amount”). PEGC I OP shall instruct the Independent Accounting Firm to reach its conclusions regarding the Disputed Earn-Out Amount and, based thereon, the amount of Contingent Consideration, within sixty (60) days after its appointment and provide a written explanation of its decision (the “Disputed Earn-Out Statement”).

(ii)

The engagement letter with the Independent Accounting Firm shall stipulate that (w) prior to the delivery of the Disputed Earn-Out Statement, the Contributors’ Representative and PEGC I OP shall be entitled, upon reasonable notice to the Independent Accounting Firm and the other party, to meet with the Independent Accounting Firm on one or more occasions to present information or analysis that it deems relevant to the calculation of the Disputed Earn-Out Amount, (x) the Independent Accounting Firm shall consider such information and analysis in good faith prior to the delivery of the Disputed Earn-Out Statement, and if the Independent Accounting Firm elects not to follow any such information and analysis, the Disputed Earn-Out Statement, or accompanying materials delivered concurrently therewith, shall explain in reasonable detail the reasons the Independent Accounting Firm so elected, (y) Representatives of the Contributors’ Representative and PEGC I OP shall be entitled to attend any such meeting and (z) the calculation of the Disputed Earn-Out Amount shall be in all respects consistent with the requirements in this Section 1.06.

(iii)

If either the Contributors’ Representative or PEGC I OP disagrees with the Independent Accounting Firm’s calculations in the Disputed Earn-Out Statement, it shall notify the other party and the Independent Accounting Firm of such disagreement in writing (“Notice of Earn-Out Disagreement”), setting forth in reasonable detail the particulars of such disagreement, within fifteen (15) days after its receipt of the Disputed Earn-Out Statement. Any Notice of Earn-Out Disagreement may reference only disagreements based on mathematical errors or based on assertions that the Independent Accounting Firm’s calculation of the Disputed Earn-Out Amount is inconsistent with the requirements set forth in this Section 1.06. If neither the Contributors’ Representative nor PEGC I OP provides a Notice of Earn-Out Disagreement within such fifteen (15)-day period, the parties hereto shall be deemed to have agreed with all calculations set forth on the Disputed Earn-Out Statement, which shall be final and binding on the parties hereto.

(iv)

If a Notice of Earn-Out Disagreement is timely provided, all remaining disagreements shall be resolved by the Reviewing Accounting Firm.

(v)

Each of the Contributors’ Representative and PEGC I OP shall promptly, provide their respective assertions regarding the Disputed Earn-Out Statement and, to the extent relevant thereto, supporting materials, in writing to the Reviewing Accounting Firm and to each other. The Reviewing Accounting Firm shall be instructed to render its determination with respect to all disagreements as soon as reasonably possible, but in any event within thirty (30) days following the day on which the disagreement is referred to the Reviewing Accounting Firm. The Reviewing Accounting Firm shall base its determination solely on the written submissions of PEGC I OP and the Contributors’ Representative, and shall not conduct an independent investigation. In resolving any disputed item, the Reviewing Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either PEGC I OP or the Contributors’ Representative, or less than the smallest value for such item claimed by either PEGC I OP or the Contributors’ Representative (except as necessary in the Reviewing Accounting Firm’s judgment to reflect the Reviewing Accounting Firm’s resolution of another disputed item). The determination of the Reviewing Accounting Firm shall be final and binding on the parties hereto. PEGC I OP and the Contributors’ Representative shall reflect those determinations in a revised Disputed Earn-Out Statement, and such statement, as revised, shall thereafter be for all purposes under this Agreement the “Disputed Earn-Out Statement” and the Contingent Consideration set forth thereon shall be thereafter be for all purposes under this Agreement the “Contingent Consideration.”

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(vi)

All expenses relating to the engagement of the Independent Accounting Firm and the Reviewing Accounting Firm in connection with this Section 1.06 shall be paid by PEGC I OP, but borne equally by PEGC I OP and the Contributors (as provided in clause (d) below).

(d)

Earn-Out Unit Deliveries. Within fifteen (15) days following the delivery of an Earn-Out Statement by the Contributors’ Representative, PEGC I OP shall issue and deliver to PELP (for the benefit of the Contributors) the Earn-Out Unit Delivery, if any, set forth on the Earn-Out Statement with respect to all amounts that are not under review by the Independent Accounting Firm in accordance with Section 1.06(c) (an “Undisputed Earn-Out Amount”). In addition, in the event a Notice of Review is timely delivered pursuant to Section 1.06(c), then, within five (5) days after the date that the calculation of an Earn-Out Unit Delivery becomes final pursuant to Section 1.06(c), (i) PEGC I OP shall deliver to PELP (for the benefit of the Contributors) the Earn-Out Unit Delivery less any Undisputed Earn-Out Amount previously delivered by PEGC I OP to PELP (for the benefit of the Contributors). The Contributors’ Representative shall cause the Contributors’ share of the Independent Accounting Firm’s and the Reviewing Accounting Firm’s expenses contemplated in Section 1.06(c)(vi) to be satisfied by delivery of a number of OP Units equal to (x) such expenses divided by the Implied Valuation (rounded up to the nearest whole number). With each Earn-Out Unit Delivery, PEGC I OP shall also deliver an amount in cash equal to any distributions paid on such amount of OP Units from the date of the Earn-Out Statement relating to such OP Units through the date such OP Units are so delivered.

(e)

No Security. The parties hereto understand and agree that: (i) the contingent rights to receive any Earn-Out Unit Delivery shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in PEGC I or PEGC I OP; (ii) the Contributors shall not have any rights as a securityholder of PEGC I or PEGC I OP as a result of the Contributors’ contingent right to receive any Earn-Out Unit Delivery hereunder; and (iii) no interest is payable with respect to any Earn-Out Unit Delivery.

Section 1.07

Treatment of New Properties Acquired. If, prior to the Closing, PELP or any of its Subsidiaries acquires real estate assets constituting New Properties Acquired, including through an exchange transaction qualifying under Section 1031 (or any successor statute) of the Code (a “1031 Exchange”), subject to Section 6.01(a)(xvii), then at the Closing such properties will be deemed Owned Real Property or Ground Leased Real Property (as applicable), any entity owning such properties at the Closing shall be a Contributed Company, and the aggregate Stated Value of New Properties Acquired on the Closing OP Unit Consideration Estimate will reflect an increase equal to the Stated Value of such New Properties Acquired. For the avoidance of doubt, any Indebtedness incurred in connection with New Properties Acquired will be included in Closing Indebtedness.

Section 1.08

Treatment of PEGC I Class B Units.

(a)

Subject to the terms and conditions of the PEGC I OP Partnership Agreement (including full satisfaction of all performance hurdles set forth therein), the parties anticipate that at the Closing all Restricted Class B Units in PEGC I OP will become Unrestricted Class B Units in PEGC I OP and, to the extent the requirements for conversion of such Unrestricted Class B Units to OP Units under the PEGC I OP Partnership Agreement are satisfied, such Unrestricted Class B Units will automatically convert to OP Units pursuant to the terms of the PEGC I OP Partnership Agreement. The parties agree to, prior to the Closing, work together to determine; (i) whether the requirements set forth in the PEGC I OP Partnership Agreement (including those in Section 16.2(a) thereof) for the Restricted Class B Units’ becoming Unrestricted Class B Units have been or will be satisfied and, as a result, whether the Restricted Class B Units in PEGC I OP will become Unrestricted Class B Units in PEGC I OP; and (ii) whether the requirements for conversion of such Unrestricted Class B Units in PEGC I OP to OP Units under the PEGC I OP Partnership Agreement (including those in Section 16.4 thereof) are satisfied and if so, how many Unrestricted Class B Units will automatically be converted to OP Units pursuant thereto.

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(b)

Such OP Units (i.e., Unrestricted Class B Units in PEGC I OP converted to OP Units pursuant to Section 1.08(a)) held by NTR I LLC, which is not a Contributed Company, are expected to be distributed to NTR I LLC’s direct and indirect owners in accordance with the Plan of Reorganization.

(c)

Subject to the terms and conditions of the PEGC I OP Partnership Agreement, any remaining Unrestricted Class B Units held by NTR I LLC that are not converted to OP Units will be retained by NTR I LLC, or distributed to PELP and retained by PELP, until the requirements for conversion of such Unrestricted Class B Units to OP Units under the PEGC I OP Partnership Agreement (including those in Section 16.4 thereof) are satisfied, at which time such Unrestricted Class B Units will automatically be converted to OP Units pursuant thereto, and such OP Units are expected to be distributed to NTR I LLC’s or PELP’s (as applicable) direct and indirect owners in accordance with the Plan of Reorganization. Notwithstanding the foregoing, the parties hereto acknowledge and agree that after the Closing, any remaining PEGC I Class B Units shall be handled in accordance with the terms and conditions of the PEGC I OP Partnership Agreement.

Section 1.09

Relationship among Contributors.

(a)

The Contributors’ Representative shall have, and each Contributor hereby grants to the Contributors’ Representative, such power, authority, rights, privileges and protections as are necessary to carry out the functions assigned to him under this Agreement; provided, however, that the Contributors’ Representative shall have no obligation to act, except as expressly provided in this Agreement. Without limiting the generality of the foregoing, the Contributors’ Representative shall have full power, authority and discretion to engage in the following: (i) acceptance of any issuance of OP Units hereunder or payments hereunder or under any Ancillary Agreement (net of applicable withholding Taxes) and delivery of wire instructions to PEGC I OP in connection therewith; (ii) review of the statements delivered in connection with the matters set forth in Sections 1.05 and 1.06 and taking any action that may be necessary or desirable, as determined by the Contributors’ Representative in his sole discretion, in connection with such matters, including the payment of any fees or expenses associated therewith; (iii) delivering any funds or OP Units hereunder or under any Ancillary Agreement; (iv) determining whether the conditions to Closing in Article VII have been satisfied and supervising the Closing, including waiving any such condition if the Contributors’ Representative, in his sole discretion, determines that such waiver is appropriate; (v) taking any action that may be necessary or desirable, as determined by the Contributors’ Representative in his sole discretion, in connection with the termination hereof in accordance with Article IX; (vi) taking any and all actions that may be necessary or desirable, as determined by the Contributors’ Representative in his sole discretion, in connection with the amendment hereof in accordance with Section 9.03; (vii) accepting notices on behalf of such Contributor in accordance with Section 11.03; (viii) taking any and all actions that may be necessary or desirable, as determined by the Contributors’ Representative in his sole discretion, in connection with the payment of the costs and expenses incurred with respect to any Contributed Company or such Contributor in accordance with Section 6.07; (ix) delivering or causing to be delivered to PEGC I OP at the Closing certificates representing the Contributed Interests to be contributed by such Contributor hereunder; (x) executing and delivering, in the Contributors’ Representative’s capacity as the representative of such Contributor, any and all notices, documents or certificates to be executed by the Contributors’ Representative, on behalf of such Contributor, in connection with this Agreement, the Ancillary Agreements and the Transactions; (xi) granting any consent or approval on behalf of such Contributor under this Agreement; and (xii) taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement or any Ancillary Agreement to be performed by such Contributor or by the Contributors’ Representative on behalf of such Contributor. As the representative of the Contributors, the Contributors’ Representative shall act as the agent for all Contributors and shall have authority to bind each Contributor in accordance with this Agreement, and PEGC I OP may rely on such appointment and authority until the receipt of notice of the appointment of a successor upon five (5) Business Days’ prior written notice to PEGC I OP.

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(b)

Each Contributor agrees that (i) this Agreement is not intended to, and does not, create or impose any fiduciary or other similar duty on the Contributors’ Representative, (ii) such Contributor hereby disclaims and waives any and all duties owed to such Contributor by the Contributors’ Representative (including those duties that, absent such waiver, may be implied by Law), (iii) the only duties and obligations of the Contributors’ Representative (in such capacity) to any Person are as expressly set forth in this Agreement, (iv) actions taken (or elected not to be taken) by the Contributors’ Representative that are consistent with the authority and discretion granted in this Agreement shall be deemed to satisfy any covenant or good faith and/or fair dealing implied by Law, (v) the Contributors’ Representative shall have no liability to such Contributors with respect to actions taken or omitted to be taken in his capacity as the Contributors’ Representative that are consistent with the grant of authority made under this Agreement, (vi) the Contributors’ Representative shall at all times be entitled to rely on any directions received from the Contributors or any other party hereto (provided, however, that the Contributors’ Representative shall not be required to follow any such direction), (vii) the Contributors’ Representative shall have no liability for any actions (or elections not to act) taken under this Agreement, and shall be indemnified by the Contributors for and shall be held harmless against any loss, liability or expense incurred by the Contributors’ Representative relating to the Contributors’ Representative’s conduct as Contributors’ Representative, in each case, other than losses, liabilities or expenses resulting from the bad faith or fraud of the Contributors’ Representative resulting in material harm to the Contributors as a whole, it being agreed that such indemnification shall survive the termination of this Agreement, (viii) the Contributors’ Representative shall be entitled to engage counsel, experts, accountants and advisors as he shall deem necessary in connection with exercising his powers and performing his functions or duties hereunder and shall be entitled to rely conclusively on the opinions and advice of such Persons and shall have no liability for any actions (or elections not to act) taken after consultation with such counsel, experts, accountants and/or advisors and (ix) such Contributor expressly disclaims any right to bring any legal or regulatory action and agrees for itself and its successors and assigns that such Contributor will not bring any such legal or regulatory action against any representative, employee, partner, affiliate or other agent of the Contributors’ Representative.

(c)

Each Contributor hereby appoints the Contributors’ Representative as such Contributor’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in such Contributor’s name, place and stead, in any and all capacities, in connection with the Transactions, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the contribution of such Contributor’s Contributed Interests and the other Transactions as fully to all intents and purposes as such Contributor might or could do in person.

(d)

The Contributors’ Representative shall be solely responsible for determining the relative allocation among the Contributors of payments to or by the Contributors under this Agreement and any Ancillary Agreement. Any obligation of PEGC I OP to make any payment or issue any OP Units to the Contributors shall be fully and completely satisfied and discharged by making such payment (or directing the Escrow Agent to make such payment) or issuing such OP Units to PELP (for the benefit of the Contributors). PEGC I OP and its Affiliates shall have no liability to any party arising from or in connection with, the Contributors’ Representative’s determination of the relative allocation among the Contributors of payments to or by the Contributors under this Agreement and any Ancillary Agreement, or any failure by the Contributors’ Representative to fulfill his obligations to the Contributors.

(e)

In the event the Contributors’ Representative is unwilling or unable to continue to act as the Contributors’ Representative, PELP, or its permitted assigns shall appoint his successor. Each successor Contributors’ Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the initial Contributors’ Representative, and the term “Contributors’ Representative” shall include any interim or successor Contributors’ Representative.

Section 1.10

Intended Tax Treatment. Except to the extent reasonably agreed upon by the Contributors’ Representative and PEGC I OP, the parties intend that (a) the Contributions shall be treated and reported for federal income tax purposes as a tax-free contribution of property in exchange for OP Units (including Contingent Consideration) under Section 721(a) of the Code (to which the “traditional method” (without curative allocations) as set forth in Treasury Regulations Section 1.704-3(b) shall be applied in respect of each asset contributed in the Contributions) and, (b) to the extent any cash is being paid by PEGC I OP to, directly or indirectly, the Contributors, such cash payment shall be treated as a reimbursement of preformation capital expenditures within the meaning of Treasury Regulations Section 1.707-4(d). In addition, the parties agree that all liabilities to be repaid by PEGC I OP at the Closing in connection with the Contributions are “qualified liabilities” within the meaning of Treasury Regulations Section 1.707-5 and will be assumed (or taken subject to) by PEGC I OP prior to such repayment. The parties agree to report the Contributions consistent with this intended Tax treatment on all applicable income Tax returns, and no party shall take a position on any applicable income Tax return that would be inconsistent with the intended Tax treatment described in this Section 1.10 unless otherwise required by a final determination within the meaning of Section 1313 of the Code.

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Article II.

Representations and Warranties Relating to Each Contributor
and the Contributed Interests

Except as set forth in the Schedules, each Contributor hereby represents and warrants to PEGC I OP, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date), as follows:

Section 2.01

Organization, Standing and Power. Such Contributor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to enable it to own, lease or otherwise hold its properties and assets, including the Contributed Interests, and to conduct its businesses as presently conducted. Such Contributor has made available to PEGC I OP true and complete copies of its certificate of incorporation and by-laws (or comparable documents), in each case as amended through the date hereof.

Section 2.02

Authority; Execution and Delivery; Enforceability. Such Contributor has the requisite power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by such Contributor of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by such Contributor of the Transactions have been duly authorized by all necessary limited liability company or partnership actions by such Contributor. Such Contributor has duly executed and delivered this Agreement and, at or before the Closing, such Contributor will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, assuming due and valid authorization, execution and delivery hereof and thereof by PEGC I OP, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other applicable Laws, now or hereafter in effect, affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 2.03

No Conflicts; Consents. Except as set forth on Schedule 2.03, the execution and delivery by such Contributor of this Agreement do not, the execution and delivery by such Contributor of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance by such Contributor with the terms hereof and thereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or require any Consent of any Person under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Contributor under, any provision of: (a) the certificate of incorporation or by-laws (or comparable documents) of such Contributor; (b) any Material Contract to which such Contributor is a party; or (c) any Judgment or Law applicable to such Contributor. No material Consent or Judgment of, or Filing with, any Governmental Entity is required to be obtained or made by or with respect to such Contributor in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Transactions or the ownership by PEGC I OP of any Contributed Company following the Closing, other than: (x) Filings and Consents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”); (y) such Filings and Consents as may be required in connection with the contribution of the Insurance Business as set forth on Schedule 7.01(a); and (z) such Filings and Consents as may be required in connection with the Taxes described in Section 6.07.

Section 2.04

The Contributed Interests. Other than as contemplated by the Plan of Reorganization, such Contributor, directly or through one or more wholly owned Subsidiaries, has good and valid title to the Contributed Interests set forth next to such Contributor’s name on Exhibit A, free and clear of all Liens other than Permitted Liens. Assuming PEGC I OP has the requisite power and authority to be the lawful owner of such Contributed Interests, at Closing, upon Contributor’s receipt of the Closing Consideration, good and valid title to the Contributed Interests will pass to PEGC I OP, free and clear of any Liens (other than Permitted Liens and liens arising out of acts of PEGC I OP or its Affiliates). Other than this Agreement, such Contributed Interests are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting dividend rights or disposition of such Contributed Interests.

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Section 2.05

Concentration of Ownership. No Contributor, nor any Person to which such Contributor may distribute OP Units as part of a post-Closing distribution set forth on Schedule 2.05 (the “Post-Closing Distributions”), shall collectively beneficially own greater than fifteen percent (15%) of the fully diluted number of shares outstanding of PEGC I Common Stock immediately following the Closing and the completion of the Post-Closing Distributions.

Section 2.06

Accredited Investor; Investment Decision. As of the Closing, no Contributor, nor any Person to which such Contributor may distribute OP Units, is a Non-Accredited Investor. Such Contributor acknowledges that it has received such information as such Contributor deems necessary in order to make an investment decision with regard to the OP Units.

Section 2.07

U.S. Investor. Such Contributor is a United States person (as defined in Section 7701(a)(30) of the Code).

Section 2.08

Restricted Securities. Such Contributor understands that the OP Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Contributor’s representations as expressed in this Agreement. Such Contributor understands that the OP Units are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, such Contributor must hold the OP Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Contributor acknowledges that PEGC I OP has no obligation to register or qualify the OP Units for resale. Such Contributor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the OP Units, and on requirements relating to PEGC I OP, which are outside of such Contributor’s control, and which PEGC I OP is under no obligation, and may not be able, to satisfy. Such Contributor acknowledges that the OP Units are subject to the terms of the PEGC I OP Partnership Agreement, which has been filed with the SEC by PEGC I.

Section 2.09

No Public Market. Such Contributor understands that no public market now exists for the OP Units, and that neither PEGC nor PEGC I OP has made any representation that a public market will ever exist for the OP Units.

Section 2.10

Legends. Such Contributor understands that any certificate representing the OP Units may bear any legend set forth in, or expressly required by, the Ancillary Agreements or required by the PEGC I OP Partnership Agreement or the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

Section 2.11

No Additional Representations or Warranties. Except as provided in this Article II and in Article III, no Contributor nor any of its Affiliates (other than the Contributors’ Representative with respect to Article IV), nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to PEGC I or PEGC I OP or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives in connection with the Transactions.

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Article III.

Representations and Warranties Relating to the Contributed Companies

Except as set forth in the Schedules, the Contributors, jointly and severally, represent and warrant to PEGC I OP, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date), as follows:

Section 3.01

Organization, Standing and Power; Books and Records.

(a)

Each of the Contributed Companies and Subsidiaries thereof is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized. Each of the Contributed Companies and Subsidiaries thereof has the requisite power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Each of the Contributed Companies and Subsidiaries thereof is duly qualified and in good standing to do business in each jurisdiction (with respect to jurisdictions which recognize such concept) in which the conduct or nature of its business, or the ownership, leasing or holding of its properties, makes such qualification necessary; except as would not reasonably be expected to have, individually or in the aggregate, a significant impact on the business or operations of the Contributed Companies, considered as a whole.

(b)

The Contributors, on behalf of each Contributed Company, have delivered to PEGC I OP true and complete copies of the certificate of incorporation and by-laws (or comparable documents), each as amended to date, of such Contributed Company and each Subsidiary thereof.

(c)

At Closing, the stock certificate or interest certificate, if any, and transfer books and the minute books of each Contributed Company and Subsidiary thereof will be in the possession of the applicable Contributed Company or Subsidiary thereof.

Section 3.02

Equity Securities of the Contributed Companies and Subsidiaries.

(a)

Except for the minority interests set forth on Schedule 3.02(a) and the Contributed Interests, there are no shares of capital stock or other equity interests of any Contributed Company or Subsidiary thereof issued, reserved for issuance or outstanding.

(b)

Schedule 3.02(b) sets forth, for each Contributed Company and Subsidiary thereof the amount of its authorized capital stock or other equity interests, the amount of its outstanding shares of capital stock or other equity interests and the record owners of its outstanding shares of capital stock or other equity interests, and there are no other shares of capital stock or other equity interests of any Subsidiary thereof issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock and other securities of each Subsidiary thereof are owned of record by one or more Contributed Companies or Subsidiaries thereof, free and clear of all Liens other than Permitted Liens. No legend or other reference to any purported Lien appears upon any certificate representing the Contributed Interests or any equity interests or other securities of any Subsidiary thereof. The Contributed Interests and all the outstanding shares of capital stock of each Contributed Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the certificate of incorporation or by-laws (or comparable documents) of any Contributed Company or Subsidiary thereof or any Contract to which any Contributed Company or Subsidiary thereof is a party or otherwise bound. There is no Voting Debt of any Contributed Company or Subsidiary thereof. There are no Convertible Securities of any Contributed Company or Subsidiary thereof. Except as set forth on Schedule 3.02(b), there are not any outstanding contractual obligations of any Contributed Company or Subsidiary thereof to repurchase, redeem or otherwise acquire any shares of capital stock, membership interests, partnership interests, joint venture interests or other equity interests of any Contributed Company or Subsidiary thereof.

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(c)

Schedule 3.02(c) sets forth, a true and complete list of all capital stock, membership interests, partnership interests, joint venture interests and other equity interests in any Person (other than a Subsidiary thereof) owned, directly or indirectly, by any Contributed Company or Subsidiary thereof.

Section 3.03

Authority; Execution and Delivery; Enforceability. Each Contributed Company has the requisite power and authority to execute and deliver the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Transactions to which it is, or is specified to be, a party. The execution and delivery by each Contributed Company of the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by such Contributed Company of the Transactions to which it is, or is specified to be, a party have been duly authorized by all necessary corporate, limited liability company or partnership actions by such Contributed Company. Each Contributed Company at or before the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, assuming due and valid authorization, execution and delivery thereof by PEGC I OP and other parties thereto, such Contributed Company’s legal, valid and binding obligation, enforceable against such Contributed Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 3.04

No Conflicts; Consents. Except as set forth on Schedule 3.04, the execution and delivery by each Contributed Company of each Ancillary Agreement to which such Contributed Company is, or is specified to be, a party will not, and the consummation of the Transactions to which such Contributed Company is a party and compliance by such Contributed Company with the terms thereof will not contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or require any Consent of any Person under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Contributed Company or Subsidiary thereof under, any provision of: (a) the certificate of incorporation or by-laws (or comparable documents) of any Contributed Company or Subsidiary thereof; (b) any Contract or Benefit Plan to which any Contributed Company or Subsidiary thereof is a party or by which any of their respective properties or assets is bound; or (c) any Permit, Judgment or Law applicable to any Contributed Company or Subsidiary thereof or their respective properties or assets; except in each of clauses (b) and (c) as would not reasonably be expected to have, individually or in the aggregate, a material effect on the business or operations of any individual Contributed Company. No material Consent of, or Filing with, any Governmental Entity is required to be obtained or made by or with respect to any Contributed Company or Subsidiary thereof in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Transactions or the ownership by PEGC I OP of any Contributed Company following the Closing, other than: (x) Filings and Consents under the HSR Act; (y) such Filings and Consents as may be required in connection with the contribution of the Insurance Business as set forth on Schedule 7.01(a); and (z) such Filings and Consents as may be required in connection with the Taxes described in Section 6.07.

Section 3.05

Financial Statements.

(a)

Schedule 3.05(a) sets forth: (i) an audited combined balance sheet of PELP as of December 31, 2016 (the “Audited Balance Sheet”); (ii) audited combined statements of operations, cash flows and partners’ equity of the PELP for the year ended December 31, 2016; (iii) an unaudited combined balance sheet of PELP as of March 31, 2017 (the “Interim Balance Sheet”); and (iv) unaudited combined statements of operations, cash flows and partners’ equity of PELP for the three (3) months ended March 31, 2017 (the foregoing financial statements, together with any additional financial statements provided after the date hereof pursuant hereto, including the notes thereto and all related compilations, reviews and other reports issued by PELP’s accountants with respect thereto, the “Financial Statements”). The Financial Statements: have been prepared from the books and records of PELP and fairly present in all material respects in accordance with GAAP consistently applied during the periods covered thereby (except as otherwise disclosed therein); the combined financial condition and the results of operations, cash flows and changes in partners’ equity of PELP (on a combined basis) as of the respective dates of and for the periods referred to in the Financial Statements, subject, in the case of the interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the most recent year-end Financial Statements). No financial statements of any Person other than PELP and its Subsidiaries are required by GAAP to be included in the combined financial statements of the Contributors’ Representative.

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(b)

As of the date hereof, the Contributed Companies and Subsidiaries thereof do not have any material liabilities or obligations of any nature of a type required to be reflected on a balance sheet in accordance with GAAP, except: (i) as disclosed, reflected or reserved against in the Audited Balance Sheet; (ii) for liabilities and obligations incurred in the Ordinary Course of Business since the date of the Audited Balance Sheet; or (iii) incurred under this Agreement or in connection with the transactions contemplated hereby.

(c)

The Contributed Companies and Subsidiaries thereof maintain internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

(d)

Schedule 3.05(d) sets forth: (i) as of the date hereof, the budgets of capital, payroll and other expenditures of the Contributed Companies, their Subsidiaries and the Contributed Businesses prepared in the Ordinary Course of Business for the fiscal year ending December 31, 2017; and (ii) the total capital expenditures through December 31, 2017 for each capital expenditure project for which funds, as of the date hereof, are proposed to be expended during 2017 (the “Capital Expenditures Budget”).

(e)

Without limiting the rest of this Section 3.05, with respect to the Insurance Business as reflected in the Financial Statements, all reserves and other liabilities for benefits, claims, losses (including incurred but not reported losses), loss adjustment expenses (whether allocated or unallocated) and unearned premium, if any, (i) were determined in accordance with generally accepted actuarial standards, (ii) are in compliance with the requirements of Laws applicable to captive insurers domiciled in Utah and (iii) except as otherwise noted in the Financial Statements and notes thereto, have been computed on the basis of accounting methodologies consistent in all material respects with those used in computing the corresponding reserves in the prior fiscal year. No facts or circumstances exist which would necessitate any material adverse change in the required reserves of such Contributed Company or Subsidiary above those reflected in the most recent balance sheet included in the Financial Statements. For the avoidance of doubt, no representation or warranty contained in this Section 3.05(e) shall be deemed to constitute a representation or warranty as to the ultimate adequacy or sufficiency of the reserves.

Section 3.06

Absence of Changes or Events. Since the date of the Audited Balance Sheet to the date of this Agreement, there has not occurred any event, and no circumstances exist that constitute, or could reasonably be expected to result in, a Contributed Company Material Adverse Effect. Since the date of the Audited Balance Sheet to the date of this Agreement, the business of each Contributed Company and Subsidiary thereof has been conducted in the Ordinary Course of Business.

Section 3.07

Title to Assets/Sufficiency. (a) Each Contributed Company or Subsidiary thereof has good and valid title (other than as contemplated by the Plan of Reorganization) to all the material assets reflected on the Audited Balance Sheet or thereafter acquired, other than assets disposed of in the Ordinary Course of Business since the date of the Audited Balance Sheet and not in violation hereof, in each case free and clear of all Liens other than Permitted Liens. (b) The assets of the Contributed Companies and Subsidiaries thereof (after giving effect to the Plan of Reorganization), together with any third party rights and assets licensed or leased to the Contributed Companies and Subsidiaries thereof, are sufficient for the continued conduct of the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses in substantially the same manner as conducted before the date hereof.

Section 3.08

Real Property.

(a)

Schedule 3.08(a) sets forth a true and complete list, as of the date hereof, of the address of each parcel of real property owned in fee simple title (or the equivalent thereof in the respective jurisdiction) by the Contributed Companies (collectively, the “Owned Real Property”) and the name of the record owner thereof. To the Knowledge of each Contributor, no Contributed Company or Subsidiary thereof is obligated or bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any real property. To the Knowledge of each Contributor, there are no material defaults, violations or breaches by such Contributor under any non-monetary Liens recorded against the Owned Real Property and which constitute Permitted Liens under subsection (viii) of such definition. To the Knowledge of each Contributor, each Owned Real Property has, in all material respects, permanent vehicular access to a public road.

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(b)

Schedule 3.08(b) sets forth a true and complete list, as of the date hereof, of the address of each parcel of real property (or space thereon) leased, licensed, subleased or occupied by the Contributed Companies as lessee or occupant (collectively, the “Ground Leased Real Property”) and brief description of each ground lease, lease, license, sublease or similar occupancy Contract (collectively, the “Ground Leases”) showing the title of the Ground Lease, date of the Ground Lease, the parties thereto, and including a description of any amendments, supplements and separate agreements, that comprise such lease, license, sublease or similar occupancy agreement. To the Knowledge of each Contributor, there are no material defaults, violations or breaches by such Contributor under any non-monetary Liens recorded against the Ground Leased Real Property and which constitute Permitted Liens under subsection (viii) of such definition. Each Ground Lease is in full force and effect, is the valid and legally binding obligation of the applicable Contributed Company or Subsidiary thereof and is enforceable against the applicable Contributed Company or Subsidiary thereof. No Ground Lease has been terminated or cancelled, and leasehold interest of the applicable Contributed Company or Subsidiary thereof in each Ground Lease has not been assigned or encumbered, except for Permitted Liens. No Contributed Company nor Subsidiary, and to the Knowledge of each Contributor, no other party to a Ground Lease is in default under such Ground Lease. No notice of default under such Ground Lease has been sent or received by the Contributed Companies or their Subsidiaries which is not currently resolved. To the Knowledge of each Contributor, no condition exists which, but for the giving of notice or the passage of time, or both, would constitute a breach or default, by any Contributed Company or Subsidiary thereof or any other party pursuant to any Ground Lease. To the Knowledge of each Contributor, each Ground Leased Real Property has, in all material respects, permanent vehicular access to a public road.

(c)

True, complete and correct copies of all Ground Leases have heretofore been delivered by the Contributors, on behalf of the Contributed Companies and Subsidiaries thereof, to PEGC I OP.

(d)

Other than as set forth on Schedule 3.08(b), as of the date hereof, no Contributed Company or Subsidiary thereof is a party to any lease, license, sublease or similar occupancy Contract under which any of the Contributed Companies or Subsidiary thereof is lessee, sublessee or licensee of, or holds, uses or operates, any real property owned by any third Person.

(e)

To the Knowledge of each Contributor, no written notice from any Governmental Entity has been received by any Contributor or Contributed Company or Subsidiary thereof concerning the possible imposition of any material special assessments on the Real Property. To the Knowledge of each Contributor, true and complete copies, in all material respects, of the most recent title commitments, surveys, appraisals and policies of title insurance or the equivalent in the possession or control of the Contributed Companies or Subsidiaries thereof with respect to the Real Property have been made available to PEGC I OP. To the Knowledge of each Contributor, there are no encroachments relating to any Real Property, which are reasonably likely to result in a material adverse impact on the use and operation of any such Real Property.

(f)

Schedule 3.08(f) sets forth a true, correct and complete rent roll as of the date hereof reflecting each lease, sublease, license or similar occupancy Contract with any Person under which a Contributed Company or Subsidiary thereof is a lessor or sublessor of, or makes available for use to any Person (other than a Contributed Company or Subsidiary thereof), any Real Property (collectively, the “Tenant Leases”).

(g)

With respect to each Material Lease set forth on Schedule 11.04(b)(I) and to the Knowledge of each Contributor with respect to each other Tenant Lease, and except as set forth on Schedule 3.08(g):

(i)

each Tenant Lease is in full force and effect and there are no material defaults thereunder by Contributor, nor to the Knowledge of Contributor, by the other party thereto, beyond any applicable notice or cure period;

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(ii)

no rent (other than security deposits or first month’s rent) has been paid more than one (1) month in advance of its due date;

(iii)

no tenant under any Tenant Lease has any right or option for additional space in the Improvements, except for any rights or options expressly set forth in such Tenant Lease;

(iv)

no tenant has assigned its Tenant Lease or sublet (in any material respect) all or any portion of the premises demised thereby, except as may be provided in such Tenant Lease or with the consent of the lessor thereunder;

(v)

no tenant under any Tenant Lease has a right or option pursuant to such Tenant Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part; except in the case of Material Leases as expressly set forth in such Material Lease; and

(vi)

true, complete and correct copies of all Material Leases have heretofore been delivered by the Contributors, on behalf of the Contributed Companies and Subsidiaries thereof, to PEGC I OP.

Section 3.09

Indebtedness.

(a)

Schedule 3.09(a) sets forth a true and complete list, as of the date hereof, of each loan or other Indebtedness secured by any Real Property that will continue to be secured by any Real Property after the Closing, including the outstanding principal balance as of March 31, 2017 and the maturity date of each loan or other Indebtedness, address of the Real Property subject to such loan or other Indebtedness, and the current lender or servicer thereunder (the “Real Property Debt”). True, complete and correct copies of all Real Property Debt Loan Documents and all other material instruments and material documents evidencing the Real Property Debt have been heretofore delivered by the Contributors, on behalf of the Contributed Companies and Subsidiaries thereof, to PEGC I OP. Except as set forth on Schedule 3.09, to the Knowledge of each Contributor, there is no default under any Real Property Debt in any material respect and neither Contributor or the Contributed Companies have received any written notice of any uncured default under any Real Property Debt. None of the Real Property Debt is crossed collateralized or cross defaulted with any other loan which is not Real Property Debt other than customary cross defaults of a general nature with respect to judgments or defaults under other obligations of Contributors, and none of the material terms or provisions of any of the loan documents of the Real Property Debt is in the process of being modified, amended or restructured (other than pursuant to the PELP Debt Consents and Amendments).

(b)

Schedule 3.09(b) sets forth a true and complete list as of the date hereof of each loan or other Indebtedness with an outstanding principal balance exceeding $250,000, that is unsecured or secured by property other than Real Property that will remain in effect or continue to be secured by such property after the Closing, including the current lender thereunder and the outstanding principal balance of such loan or other Indebtedness (the “Corporate Debt”). True, complete and correct copies of all instruments and documents evidencing the Corporate Debt have been heretofore delivered by the Contributors, on behalf of the Contributed Companies and Subsidiaries thereof, to PEGC I OP. To the Knowledge of each Contributor, there is no default under any Corporate Debt in any material respect and neither Contributor or the Contributed Companies have received any written notice of any uncured default under any Corporate Debt. None of the Corporate Debt is crossed collateralized or cross defaulted with any Real Property Debt other than customary cross defaults of a general nature with respect to judgments or defaults under other obligations of Contributors. Except as provided on Schedule 3.09(b), none of the material terms or provisions of any of the loan documents of the Corporate Debt is in the process of being modified, amended or restructured (other than pursuant to the Corporate Debt Consents and Amendments).

.

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Section 3.10

Intellectual Property.

(a)

Schedule 3.10 sets forth a true and complete list, as of the date hereof, of all (i) patents and patent applications, (ii) trademark and service mark registrations and applications for registration thereof, (iii) copyright registrations and applications for registration thereof, (iv) internet domain name registrations, in each case that are owned by a Contributed Company or their Subsidiaries and registered or subject to an application for registration with a Governmental Authority or domain name registrar (the “Registered Contributed Company Intellectual Property”) and (v) unregistered Trade Names and Trademarks. The Intellectual Property that is owned by the Contributed Companies and their Subsidiaries (including the Trade Names and Trademarks) is referred to herein as the “Contributed Company Intellectual Property”. With respect to all Registered Contributed Company Intellectual Property, Schedule 3.10(a) sets forth a list, as of the date hereof, of all jurisdictions in which such Contributed Company Intellectual Property is registered or in which registrations have been applied for and all registration and application numbers. Except with respect to rights in the Trade Names and Trademarks prior to the consummation of the Transactions, a Contributed Company or Subsidiary thereof is the sole and exclusive owner of, and the Contributed Companies and Subsidiaries thereof have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and license, without payment to any other Person, all the Contributed Company Intellectual Property and the execution and delivery of this Agreement and the Ancillary Agreements and, except as specifically contemplated in this Agreement or the Ancillary Agreements, the consummation of the Transactions do not and will not contravene, conflict with, alter or impair any such rights. Since January 1, 2016 (the “Relevant Date”), no Contributor or Contributed Company or Subsidiary thereof has received any written communication from any Person asserting any ownership interest in any Contributed Company Intellectual Property.

(b)

Schedule 3.10(b) sets forth a true and complete list, as of the date hereof, of all contracts and agreements under which any (a) Contributor or Contributed Company or Subsidiary thereof has granted any license of any kind relating to any Contributed Company Intellectual Property, or (b) any Contributed Company or Subsidiary thereof is bound by or a party to any option, license or similar Contract relating to the Intellectual Property of any other Person and that is material to the conduct of the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses, except for license agreements relating to standard, generally commercially available, “off-the-shelf” Software (including software-as-a-service agreements) licensed to a Contributed Company or Subsidiary thereof in the Ordinary Course of Business (such contracts and agreements set forth in Schedule 3.10(b), the “IP Contracts”). To the Knowledge of the Contributors, the conduct of the Contributed Businesses by the Contributed Companies and their Subsidiaries as presently conducted does not violate, conflict with or infringe in any material respect the Intellectual Property of any other Person. To the Knowledge of the Contributors, no written claims are pending or threatened against a Contributed Company or Subsidiary thereof by any Person with respect to the ownership, validity, enforceability, effectiveness or use in the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses of any Contributed Company Intellectual Property. Since the Relevant Date, no Contributor or Contributed Company or Subsidiary thereof has received any written communication alleging that a Contributed Company or Subsidiary thereof has violated any rights in any material respect relating to Intellectual Property of any Person. No settlement or consents, covenants not to sue, nonassertion assurances, or releases, have been entered into by the Contributed Company and their Subsidiaries or to which the Contributed Company or their Subsidiaries is bound that adversely affects its rights to own or use any material Contributed Company Intellectual Property.

(c)

All material trade secrets and source code included in the Contributed Company Intellectual Property has been maintained in confidence in accordance with commercially reasonable protection procedures customarily used in the same industry as the business of the Contributed Companies and Subsidiaries and Contributed Businesses to protect trade secrets and source code of like importance. To the Knowledge of the Contributors, no former and current members of management and key personnel of the Contributed Companies and Subsidiaries thereof, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Contributed Company Intellectual Property that is material to the Contributed Businesses (collectively, “Development Personnel”), have made or filed any written claim against any Contributor or any Contributed Company or Subsidiary thereof claiming ownership, royalties, or other rights in any Contributed Company Intellectual Property and no such claim has been asserted or, to the Knowledge of the Contributors, threatened. No Development Personnel has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by any Contributed Company or Subsidiary thereof in the furtherance of the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses, which patents or applications have not been assigned to a Contributed Company or Subsidiary thereof with such assignment duly recorded in the United States Patent and Trademark Office.

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Section 3.11

Information Technology; Security and Privacy.

(a)

To the Knowledge of the Contributors, all information technology and computer systems, including Software, hardware, networks, interfaces, and related systems, relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, material to the conduct of the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses (collectively, “Contributed Company IT Systems”) are in good working condition to effectively perform all information technology operations necessary to conduct the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses in all material respects. The Contributed Companies and Subsidiaries thereof have in place a commercially reasonable disaster recovery program consistent with commercially reasonable protection disaster recovery program customarily used in the same industry as the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses.

(b)

Each Contributed Company has implemented commercially reasonable security measures consistent with measures customarily used in the same industry as the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses that are designed to protect against unauthorized use, access, interruption, modification or corruption of the Contributed Company IT Systems.

(c)

To the Knowledge of the Contributors, the Contributed Company IT Systems are sufficient for the immediate needs of the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses. To the Knowledge of the Contributors, since the Relevant Date, there has not been any: (i) material outage affecting any Contributed Company IT System; or (ii) material data security breach or other unauthorized use, access, interruption, modification or corruption of any Contributed Company IT System, or written complaint, written notice to, or audit, proceeding or investigation conducted or claim asserted by any Person against any Contributed Company or Subsidiary thereof regarding any actual or alleged security breach or other unauthorized use, access, interruption, modification or corruption of any Contributed Company IT System.

Section 3.12

Contracts.

(a)

Schedule 3.12(a) sets forth a true and complete list of each of the following Contracts (excluding Tenant Leases and Ground Leases) to which any Contributed Company or Subsidiary thereof is a party or by which any Contributed Company or Subsidiary thereof or any of their assets or businesses are bound as of the date hereof:

(i)

Contract of employment which provides for severance, a specified term or an annual salary in excess of $200,000;

(ii)

collective bargaining agreement or other Contract with any labor organization, union or association;

(iii)

Contract or covenant not to compete or other Contract restricting the development, lease, manufacture, marketing or distribution of the assets, products or services of any Contributed Company or Subsidiary thereof;

(iv)

Contract pursuant to which any Contributed Company or Subsidiary thereof is granted by any Person other than a Contributed Company or Subsidiary thereof an option to purchase or right of first refusal or offer relating to property of the Contributed Businesses;

(v)

Contract with any Contributor or any Related Person of any Contributor (other than a Contributed Company or Subsidiary thereof);

(vi)

lease, sublease or similar Contract with any Person (other than a Contributed Company or Subsidiary thereof) under which: (A) a Contributed Company or Subsidiary thereof is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person which involves consideration in excess of $250,000 annually; or (B) a Contributed Company or Subsidiary thereof is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by a Contributed Company or Subsidiary thereof, in any such case that has an aggregate future liability or receivable, as the case may be, in excess of $250,000;

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(vii)

continuing Contract where any Contributed Company or Subsidiary thereof is obligated to purchase materials, supplies or equipment involving payments by any Contributed Company or Subsidiary thereof in excess of $250,000 annually;

(viii)

other than Real Property Debt and Corporate Debt, Contract under which a Contributed Company or Subsidiary thereof has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness, other than surety bonds and notary bonds issued in the Ordinary Course of Business, to, any Person (other than a Contributed Company or Subsidiary thereof) or any other note, bond, debenture or other evidence of Indebtedness of a Contributed Company or Subsidiary thereof (other than in favor of a Contributed Company or Subsidiary thereof);

(ix)

Contract under which a Contributed Company or Subsidiary thereof has, directly or indirectly, made any material advance, loan, extension of credit, guaranty, pledge, performance or completion bond or indemnity, surety, or obligation to make in the future any capital contribution to, or other investment in, any Person (other than a Contributed Company or Subsidiary thereof);

(x)

(A) continuing Contract for the future purchase of materials, supplies or equipment; (B) management, marketing, service, operations, consulting or other similar Contract; or (C) advertising Contract, in any such case that has an aggregate future liability to any Person (other than a Contributed Company or Subsidiary thereof) in excess of $150,000 and is not terminable by such Contributed Company or Subsidiary thereof by notice of not more than sixty (60) days for a cost of less than $150,000;

(xi)

Contract granting or creating a Lien other than a Permitted Lien upon any Real Property or any other asset;

(xii)

Contract outside of the Ordinary Course of Business (other than organizational documents of the Contributed Companies or their respective Subsidiaries) providing for indemnification of any Person with respect to liabilities relating to any current business of a Contributed Company or Subsidiary thereof;

(xiii)

a power of attorney outside of the Ordinary Course of Business that will continue in effect after the Closing and is not revocable;

(xiv)

a Contract for the sale of any material asset of a Contributed Company or Subsidiary thereof (including any Real Property) or the grant of any preferential rights to purchase any such material asset or requiring the Consent of any party to the transfer thereof;

(xv)

a Contract for the purchase of any asset by a Contributed Company or Subsidiary thereof or other transfer of any asset to a Contributed Company or Subsidiary thereof that, in either case, would be required to be disclosed on Schedule 3.08(a), if such asset was owned on the date hereof or a Contract for the lease of any asset by a Contributed Company or Subsidiary thereof that would be required to be disclosed on Schedule 3.08(b) if such asset was leased on the date hereof; other than any Contracts or arrangements with respect to the transactions contemplated by the Plan of Reorganization;

(xvi)

a Contract with or license or material Permit by or from any Governmental Entity;

(xvii)

a Contract for any joint venture or partnership, or any Contract involving a sharing of profits, losses, costs or liabilities by any Contributed Company or Subsidiary thereof with any other Person other than Tenant Leases;

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(xviii)

a Contract providing for property management services or the services of any dealer, distributor, sales representative, franchisee, broker or similar representative involving the payment or receipt in excess of $250,000 annually (other than intercompany Contracts);

(xix)

other Contract that has an aggregate future liability to any Person in excess of $250,000 (determined in accordance with GAAP) and is not terminable by a Contributed Company or Subsidiary thereof by notice of not more than sixty (60) days for a cost of less than $250,000; or

(xx)

Insurance Contract.

(b)

Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Contributed Company Material Adverse Effect, as of the date hereof (i) all Contracts set forth or required to be set forth in Schedule 3.12(a) (together with the IP Contracts, the “Contributed Company Contracts”) are valid, binding and to the Knowledge of the Contributors, in full force and effect and are enforceable by the applicable Contributed Company or Subsidiary thereof in accordance with their terms and (ii) to the Knowledge of the Contributors, the applicable Contributed Company or Subsidiary thereof has performed all material obligations required to be performed by it under the Contributed Company Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder and, to the Knowledge of the Contributors, no other party to any Contributed Company Contract is (with or without notice or lapse of time, or both) in breach or default in any material respect thereunder. No Contributor or Contributed Company or Subsidiary thereof has received any written notice of any actual, alleged, possible or potential material violation of, or failure to comply in any material respect with, any term or requirement of any Contributed Company Contract. No circumstances exist that (with or without notice or lapse of time, or both) would materially contravene, conflict with, or result in a violation or breach of, or give a Contributed Company or Subsidiary thereof or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contributed Company Contract. As of the date hereof, no Contributor or Contributed Company or Subsidiary thereof has received any notice of the intention of any party to terminate any Contributed Company Contract. As of the date hereof, true and complete copies of all Contributed Company Contracts, together with all amendments, supplements and modifications thereto, have been made available to PEGC I OP before the date hereof.

Section 3.13

Permits. Schedule 3.13 sets forth all material certificates, licenses, permits, authorizations and approvals (“Permits”) issued or granted to a Contributed Company or Subsidiary thereof as of the date hereof. All Permits set forth or required to be set forth in Schedule 3.13 are (i) validly held by a Contributed Company or Subsidiary thereof, (ii) the applicable Contributed Company or Subsidiary thereof is in compliance, in all material respects, with all terms and conditions thereof and (iii) since the Relevant Date or which notice remains unresolved in any material respect, no Contributor or Contributed Company or Subsidiary thereof has received written notice of any Proceeding relating to: (a) any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any such Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination, nonrenewal or modification of any such Permit; except in each case above for such non-compliance that has not had and would not reasonably be expected to result, individually or in the aggregate, in a material liability to any Contributed Company. None of such Permits will be subject to revocation, withdrawal, suspension, termination, nonrenewal or modification as a result of the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the Transactions. The Contributed Companies and Subsidiaries thereof possess all material Permits required to own or hold under lease and operate their respective assets and to conduct the business of Contributed Companies, their Subsidiaries and the Contributed Businesses as currently conducted. Notwithstanding anything to the contrary in this Section 3.13, the provisions of this Section 3.13 shall not apply to the matters discussed in Section 3.17 and Section 3.19.

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Section 3.14

Insurance. Schedule 3.14 sets forth a true and complete list of the insurance policies (except insurance policies issued by or for the Insurance Business) maintained as of the date hereof with respect to the Contributed Companies and Subsidiaries thereof, their respective assets and properties and their directors, officers or employees. True and complete copies of all such insurance policies and all related applications, together with all modifications and amendments thereto, have been made available to PEGC I OP before the date hereof. As such policies are in full force and effect, all premiums due and payable as of the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy that has not been replaced on substantially similar before the date of such cancellation. All insurance policies required to be listed on Schedule 3.14: (i) are issued by a reputable insurer with an AM Best rating greater than B-; (ii) taken together, are for amounts and against such losses and risks as are consistent with industry practice and are adequate for the conduct of the business in substantially the same manner as conducted immediately prior to the date hereof; (iii) are sufficient for compliance with all Law and Contracts to which any Contributed Company or Subsidiary thereof is a party or by which any of them is bound; (iv) except for as set forth on Schedule 3.14(iv) will continue in full force and effect following the Closing; and (v) do not provide for any retrospective premium adjustment or other experience-based liability on the part of any Contributed Company or Subsidiary thereof.

Section 3.15

Taxes.

(a)

Except as set forth on Schedule 3.15(a) (and after taking into account the consummation of the Plan of Reorganization):

(i)

all federal and state income Taxes and other material Taxes (whether or not shown on any Tax Return) for which any Contributed Company or Subsidiary is liable have been timely paid;

(ii)

all federal and state income Tax Returns and other material Tax Returns required to have been filed by or with respect to each Contributed Company and Subsidiary thereof have been timely filed, taking into account all extensions properly obtained;

(iii)

all Tax Returns referred to in clause (ii) are complete and accurate in all material respects;

(iv)

no extension of time within which to file any Tax Return referred to in clause (ii) is currently in effect;

(v)

no waiver of any statute of limitations relating to Taxes for which any Contributed Company or Subsidiary thereof may be liable is in effect, and no written request for such a waiver is outstanding;

(vi)

Schedule 3.15(a)(vi) sets forth, as of the date hereof, a schedule of the Tax Returns referred to in clause (ii) with respect to which neither the appropriate Governmental Entity has completed its examination (with all issues finally resolved) nor the period for assessment of the associated Taxes (taking into account all applicable extensions and waivers) has expired;

(vii)

there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes for which any Contributed Company or Subsidiary thereof may be liable, as to which any Contributor, Contributed Company or Subsidiary thereof has received notice in writing, or to the Knowledge of the Contributors;

(viii)

no claim has ever been made in writing, or to the Knowledge of the Contributors, by a Governmental Entity in a jurisdiction where any Contributed Company or Subsidiary thereof has never paid Taxes or filed Tax Returns asserting that such Contributed Company or Subsidiary thereof, respectively, is or may be subject to Taxes assessed by such jurisdiction;

(ix)

all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in Section 3.15(a)(ii) have been paid or otherwise finally resolved;

(x)

there are no Tax rulings, requests for rulings or closing agreements relating to Taxes for which any Contributed Company or Subsidiary thereof may be liable that could affect such Contributed Company’s or Subsidiary’s liability for Taxes for any taxable period ending after the Closing Date;

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(xi)

no Contributed Company nor any Subsidiary thereof will be required to include or accelerate the recognition of any item in income, or exclude or defer any deduction or other tax benefit, in each case in any taxable period (or portion thereof) after the Closing, as a result of any change in method of accounting, closing agreement, intercompany transaction, instalment sale, election under Section 108(i) of the Code or the receipt of any prepaid amount, in each case prior to Closing;

(xii)

all Tax Sharing Arrangements and Tax indemnity arrangements relating to any Contributed Company or Subsidiary thereof (other than this Agreement) will terminate prior to the Closing Date and no Contributed Company nor any Subsidiary thereof will have any liability thereunder on or after the Closing Date;

(xiii)

there are no liens for Taxes upon the assets of any Contributed Company or Subsidiary thereof except Permitted Liens;

(xiv)

all Taxes which any Contributed Company or Subsidiary thereof is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity;

(xv)

no Contributed Company nor any Subsidiary thereof has been a member of any Contributed Company Group other than any Contributed Company Group of which it is presently a member, and other than as set forth on Schedule 3.15(a)(xv) no Contributed Company nor any Subsidiary thereof presently has or has had any direct or indirect ownership interest in any corporation, partnership, joint venture or other entity;

(xvi)

no Contributed Company nor any Subsidiary thereof has any liability for Taxes of another Person (other than the Contributed Companies and their Subsidiaries and members of any Contributed Company Group of which such Contributed Company or Subsidiary thereof is presently a member) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), under any agreement or arrangement, as a transferee or successor, or by contract or otherwise (excluding customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes);

(xvii)

no Contributed Company nor any Subsidiary thereof has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) and, with respect to each transaction in which any Contributed Company or Subsidiary thereof has participated that is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other law;

(xviii)

any powers of attorney granted by any Contributed Company or Subsidiary thereof prior to the Closing relating to Taxes will terminate and be of no effect following the Closing;

(xix)

there are no Tax credits, grants or similar amounts that are or could be subject to clawback or recapture as a result of (1) the Transactions or (2) a failure by any Contributed Company or Subsidiary thereof to satisfy one or more requirements on which the credit, grant or similar amount is or was conditioned; and

(xx)

no Transaction is subject to withholding under Section 1445 of the Code (relating to “FIRPTA”).

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Section 3.16

Proceedings. Schedule 3.16 sets forth a list of each pending or, to the Knowledge of the Contributors, threatened Proceeding (whether brought by a third party or a Governmental Entity) against or affecting any Contributed Company or Subsidiary thereof or any of their assets or businesses, or to which any Contributed Company or Subsidiary thereof is a party and that: (a) relates to or involves more than $250,000; (b) seeks any material injunctive relief; (c) relates to, challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Transactions; (d) relates to the ownership of any capital stock or other securities of any of the Contributed Companies or Subsidiaries thereof, or any option or other right to the capital stock or other securities of any Contributed Company or Subsidiary thereof, or right to receive consideration as a result of this Agreement; or (e) has had or could reasonably be expected to have, individually or in the aggregate, a Contributed Company Material Adverse Effect. No Contributed Company or Subsidiary thereof is a party or subject to or in default under any material Judgment. To the Knowledge of the Contributors, no officer, director, agent or employee of any Contributed Company or Subsidiary thereof is subject to any Judgment that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of any Contributed Company or Subsidiary thereof.

Section 3.17

Compliance with Laws; Environmental Matters.

(a)

(i) The Contributed Companies and Subsidiaries thereof are, and at all times since the Relevant Date have been, in material compliance with all Laws, including those relating to occupational health and safety, and all Judgments applicable to any Contributed Company or Subsidiary thereof or any assets owned or used by any of them; and (ii) to the Knowledge of the Contributors, no circumstances exist, and since the Relevant Date no event has occurred, that (with or without notice or lapse of time, or both) would constitute or result in a violation by any Contributed Company or Subsidiary thereof of, or a failure on the part of any Contributed Company or Subsidiary thereof to materially comply with, any Law, or any Judgment applicable to any Contributed Company or Subsidiary thereof or any assets owned or used by any of them, or would give rise to any material obligation on the part of any Contributed Company or Subsidiary thereof to undertake, or to bear all or any material portion of the cost of, any remedial action of any nature. To Contributors’ Knowledge, no Contributor or Contributed Company or Subsidiary thereof has received any communication since the Relevant Date seeking any Judgment or alleging that a Contributed Company or Subsidiary thereof is not in compliance in any material respect with any Law or any Judgment. There are no Judgements applicable to any Contributed Company or Subsidiary thereof or any assets owned or used by any of them. The Contributors and the Contributed Companies have made available for inspection by PEGC I OP before the date hereof all material Filings made by the Contributors, with respect to their ownership or operation of the Contributed Companies, or by any Contributed Company or Subsidiary thereof with any Governmental Entity since the Relevant Date to the date of this Agreement. All such Filings were timely filed and were in compliance in all material respects with all Laws when filed. No material deficiencies have been asserted by any such Governmental Entity with respect to such Filings that have not been cured or satisfied.

(b)

Except as set forth on Schedule 3.17(b): (i) no Contributor or Contributed Company or Subsidiary thereof has, with respect to the Real Property, received any written notice prior to or since the Relevant Date that alleges that any Contributed Company or Subsidiary thereof or any Real Property is not or was not in compliance in any material respect with any Environmental Law or is subject to material liability or remedial obligations under any Environmental Law, that in each case that remains outstanding in any material respect; (ii) the Contributed Companies and Subsidiaries thereof hold, and are in compliance in all materials respects with, all Permits required on the part of the Contributed Companies, the Subsidiaries thereof or the Contributed Businesses in respect of the Real Property under Environmental Laws, and are in compliance in all material respects with all applicable Environmental Laws; (iii) the Contributors have made available all material reports relating to any environmental investigation or cleanup in their reasonable possession or control relating to the Real Property (the “Environmental Reports”); (iv) the Contributed Companies and Subsidiaries thereof have not entered into or agreed to any Judgment and are not subject to any Proceeding or Judgment relating to alleged non-compliance with any Environmental Law or to investigation or cleanup of Hazardous Materials either since the Relevant Date or prior to the Relevant Date but which remain outstanding in any material respect as of the date hereof; (v) to the Knowledge of Contributors, no Contributed Company or Subsidiary thereof has any liabilities in connection with any Hazardous Materials or arising under any Environmental Laws in connection with the Real Property, that, individually or in the aggregate, have had or would reasonably be expected to have a Contributed Company Material Adverse Effect; (vi) to Contributors’ Knowledge, except as disclosed in the Environmental Reports, there are no friable asbestos-containing materials or equipment or light fixtures containing polychlorinated biphenyls in damaged condition in violation of applicable Environmental Laws and there is no ongoing cleanup of Hazardous Materials occurring at, any Real Property; (vii) to Contributors’ Knowledge, no Contributor or Contributed Company or Subsidiary thereof has received any written notice from a Governmental Entity that it is a potentially responsible party under applicable Environmental Laws, or received any written request for information under Environmental Laws, relating to Hazardous Materials sent off-site for treatment or disposal by any Contributor, Contributed Company or Subsidiary thereof; and (viii) since the Relevant Date, or to Contributors’ Knowledge, prior to the Relevant Date, there have been no Releases of Hazardous Materials on, at or under any of the Real Property that has had or would reasonably be expected to result in a Contributed Company Material Adverse Effect. Notwithstanding anything herein to the contrary, the representations and warranties in Section 3.05(b) and this Section 3.17(b) are the exclusive representations and warranties concerning environmental matters, including, without limitation, any matters arising under Environmental Laws.

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(c)

No Contributed Company or Subsidiary thereof, nor any joint venture to which any Contributed Company or Subsidiary thereof is a party, nor any of their respective directors, officers, employees or agents or any other Person authorized to act, or acting, on behalf of any Contributed Company or Subsidiary thereof, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or for the benefit of any government official, candidate for public office, political party, political campaign or other Person, private or public, regardless of form, whether in money, property, or services (i) for the purpose of (A) influencing any act or decision of such government official, candidate, party, campaign or other Person, (B) inducing such government official, candidate, party, campaign or other Person to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature or (E) otherwise securing any improper advantage or (ii) in violation of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. Sections 78dd-1, et seq. or other Law.

Section 3.18

Benefit Plans.

(a)

Schedule 3.18(a) contains a list, as of the date hereof, of each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (a “Pension Plan”), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (a “Welfare Plan”), and each other plan, arrangement, agreement or policy (written or oral) relating to equity, compensation, deferred compensation, severance, fringe or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by any Contributed Company or any ERISA Affiliate for the benefit of any present or former officers, employees, agents, directors or independent contractors of any Contributed Company or Subsidiary thereof (all the foregoing being herein called “Benefit Plans”). The Contributors Representative, on behalf of the Contributed Companies, has made available to PEGC I OP true and complete copies of: (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, a description thereof); (ii) the three (3) most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the IRS with respect to each Benefit Plan (if any such report was required by Law); (iii) the most recent summary plan description (or similar document) for each Benefit Plan for which such a summary plan description is required by Law or was otherwise provided to plan participants or beneficiaries; and (iv) each trust agreement and insurance or annuity Contract or other funding or financing arrangement relating to any Benefit Plan.

(b)

Except as set forth on Schedule 3.18(b): (i) Each Benefit Plan has been administered in all material respects in accordance with its terms, and is in compliance in all material respects with the applicable provisions of ERISA, the Code, all other Laws and the terms of all applicable Contracts, and (ii) all material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed There are no investigations by any Governmental Entity, Proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan, and to the Knowledge of the Contributed Companies there are not any facts or circumstances that could give rise to any liability in the event of any such investigation, claim or Proceeding.

(c)

No Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code and none of the Contributed Companies, the Subsidiaries or any of their respective ERISA Affiliates has any liability or contingent liability, directly or indirectly, with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Sections 4063, 4064 or 4069 of ERISA or Section 413(c) of the Code.

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(d)

Each Benefit Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the IRS to the effect that such Benefit Plan and related trust is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked or revocation threatened; no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Benefit Plan and such Benefit Plan has not been amended since the effective date of its most recent determination letter in any respect that could reasonably be expected to adversely affect its qualification. The Contributors’ Representative, on behalf of the Contributed Companies, has delivered to PEGC I OP a true and complete copy of the most recent determination letter received with respect to each Benefit Plan for which such a letter has been issued, as well as a true and complete copy of any pending application for a determination letter.

(e)

No non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that could subject any Contributed Company or Subsidiary thereof, any of their employees, or, to the Knowledge of the Contributors, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to any material tax or sanctions on prohibited transactions imposed by Section 4975 of the Code or Title I of ERISA. No Contributed Company or Subsidiary thereof or, to the Knowledge of the Contributors, any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted, or failed to act, in a manner that could subject any Contributed Company or Subsidiary thereof to any material liability for breach of fiduciary duty under ERISA or any other Law.

(f)

None of the Contributed Companies is a party to any plan or arrangement that provides for post-employment medical, life insurance or other welfare-type benefits (other than health continuation coverage required by Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, as otherwise required by Law or for which the recipient pays the full premium). The Contributed Companies and Subsidiaries thereof have complied in all material respects with the applicable requirements of Section 4980B(f) of the Code.

(g)

No employee of any Contributed Company or Subsidiary thereof will be entitled to any additional benefits or any acceleration of the time of payment, vesting or funding of any benefits under any Benefit Plan as a result of the Transactions, either alone or together with any other event.

(h)

No amounts payable under a Benefit Plans or otherwise will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and no Benefit Plan provides for the gross-up or reimbursement of taxes under Section 409A or Section 4999 of the Code.

(i)

Each Benefit Plan and other arrangement with respect to which any Contributed Company or Subsidiary thereof has any liability that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been administered, operated and maintained in all material respects according to the requirements of Section 409A of the Code.

Section 3.19

Employee and Labor Matters.

(a)

(i) There is not, and since the Relevant Date there has not been, any labor strike, dispute, work stoppage or lockout pending, or, to the Knowledge of the Contributors, threatened, against or affecting any Contributed Company or Subsidiary thereof; (ii) to the Knowledge of the Contributors, no union organizational campaign is in progress with respect to the employees of any Contributed Company or Subsidiary thereof and no question concerning representation of such employees exists; (iii)  no Contributed Company or Subsidiary thereof is engaged in any unfair labor practice; (iv) there are no unfair labor practice charges or complaints against any Contributed Company or Subsidiary thereof pending, or, to the Knowledge of the Contributors, threatened, before the National Labor Relations Board; (v) there are no pending, or, to the Knowledge of the Contributors, threatened, union grievances against any Contributed Company or Subsidiary thereof as to which there is a reasonable possibility of adverse determination, and that, if so determined, individually or in the aggregate, could reasonably be expected to have a Contributed Company Material Adverse Effect; (vi) there are no pending, or, to the Knowledge of the Contributors, threatened, charges against any Contributed Company or Subsidiary thereof or any of their current or former employees before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices that could reasonably be expected to have a Contributed Company Material Adverse Effect; (vii) no Contributor or Contributed Company or Subsidiary thereof has received any communication since the Relevant Date of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation of or affecting any Contributed Company or Subsidiary thereof and, to the Knowledge of the Contributors, no such investigation is in progress; and (viii) each Contributed Company and Subsidiary thereof is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, worker classification, wages, hours of work, withholding and occupational safety and health.

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(b)

PELP has provided PEGC I OP a list of each employee of the Contributed Companies and Subsidiaries thereof as of the date of this Agreement, by position, together with (i) full- or part-time status, (ii) date of commencement of service, (iii) base salary or wages, and (iv) the 2017 annual incentive opportunity, and the amount of annual incentive paid for 2016 for each such Person. PEGC I OP agrees to keep such list confidential and to make it available only to those individuals at PEGC I OP and its advisors who need such information for economic modeling or human resource purposes.

(c)

To the Knowledge of the Contributors, no activity of any employee of any Contributed Company or Subsidiary thereof as or while an employee of any Contributed Company or Subsidiary thereof has caused a violation of any employment Contract, confidentiality agreement, patent disclosure agreement or other Contract to which such employee was a party. To the Knowledge of the Contributors, neither the execution and delivery of this Agreement, nor the consummation of the Transactions, will contravene, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any such employee is obligated.

Section 3.20

Transactions with Affiliates. Except as set forth in Schedule 3.20, none of the Contracts set forth in Schedule 3.12(a) between any Contributed Company or Subsidiary thereof, on the one hand, and any Contributor or any of its current Related Persons, on the other hand, will continue in effect after the Closing. After the Closing, none of the Contributors or any of their current or former Related Persons will have any interest in any property (real or personal, tangible or intangible) or Contract of any Contributed Company or Subsidiary thereof or used in or pertaining to their business. None of the Contributors or any of their current or former Related Persons provide material services to any Contributed Company or Subsidiary thereof.

Section 3.21

Tenants, Customers and Clients. Schedule 3.21 sets forth a true and complete list of each tenant, customer or client from whom the Contributed Companies or their Subsidiaries, on a combined basis, received more than five percent (5%) of their total aggregate revenues during the most recent full fiscal year. Since the date of the Audited Balance Sheet, there has not been: (i) any material adverse change in the business relationship of any Contributed Company or Subsidiary thereof with any tenant, customer or client set forth or required to be set forth in Schedule 3.21; or (ii) any adverse change in any material term (including payment terms) of the advisory agreements or related agreements with any such tenant, customer or client. Since the Relevant Date, the Contributed Companies and Subsidiaries thereof have not received any tenant, customer or client complaint concerning their services other than complaints and returns in the Ordinary Course of Business that, individually or in the aggregate, have not had and could not reasonably be expected to have a Contributed Company Material Adverse Effect.

Section 3.22

Accounts; Safe Deposit Boxes; Powers of Attorney; Officers, Directors and Managers. Schedule 3.22 sets forth, as of the date hereof: (i) a true and complete list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Contributed Companies and Subsidiaries thereof and those Persons authorized to sign thereon; (ii) a true and complete list as of the date of this Agreement of all powers of attorney granted by the Contributed Companies and Subsidiaries thereof and those Persons authorized to act thereunder in each case that will remain in effect after the Closing; and (iii) a true and complete list as of the date of this Agreement of all officers, directors and managers of the Contributed Companies and Subsidiaries thereof.

Section 3.23

Corporate Name. The Contributed Companies and Subsidiaries thereof have not received any notice of conflict since the Relevant Date with respect to the rights of others regarding the names of the Contributed Companies and Subsidiaries thereof. Except with respect to (i) PECO Real Estate Partners’ use of “PECO”, (ii) the Persons that are being granted a right and license to use the Trade Names and Trademarks under the Services Agreement (including Phillips Edison Strategic Investment Fund LLC, Phillips Edison Strategic Investment Fund II LLC, and PECO Net Lease Income Fund) use of such Trade Names and Trademarks, or (iii) Phillips Edison Stategic Investment Fund III LLC’s use of “Phillips Edison”, no Person is presently authorized by any Contributor or any Contributed Company or Subsidiary thereof to use the Trade Names and Trademarks.

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Section 3.24

Private Offering. None of the Contributors, the Contributed Companies, their Related Persons and their Representatives has issued, sold or offered, or solicited any offers to acquire, any security of any Contributed Company to or from any Person under circumstances that would cause the contribution of the Contributed Interests, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. Assuming the representations of PEGC I OP contained in Section 5.04 are true and correct, the contribution and delivery of the Contributed Interests hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.25

REIT Qualification. Except as set forth on Schedule 3.25, the Contributed Businesses, other than the Investment Management Business and the Insurance Business, meet the gross asset tests contained in Section 856(c)(4) of the Code, as of the Closing Date (as if the Closing Date were the closing of a quarter), and the gross income tests contained in Section 856(c)(2) and (3) of the Code for the twelve (12)-month period ending as of the Closing Date (as if such twelve-month period were a taxable year) if the Contributed Businesses, other than the Investment Management Business and the Insurance Business, were treated as the only assets of a REIT that has the same shareholders as PEGC I, not taking into account any cure or mitigation provision relating to Section 856(c)(4) of the Code and assuming that the Investment Management Business and the Insurance Business were owned by such REIT through a taxable REIT subsidiary and any incidental services that would cause such REIT to derive “impermissible tenant service income” (as defined in Section 856(d)(7) of the Code) were provided by a taxable REIT subsidiary.

Section 3.26

Insurance Regulatory. The Contributors, on behalf of each Contributed Company and Subsidiary thereof, has delivered to PEGC I OP true and complete copies of (i) all material registration, Filings, correspondence and submissions (including business plans) made or received since December 22, 2015 to or from any Insurance Department, (ii) any reports on financial examination and other reports issued since December 22, 2015 by any Insurance Department with respect to the Insurance Business and (iii) any actuarial reports prepared by independent actuaries with respect to reserve adequacy of any Contributed Company or Subsidiary thereof with respect to the Insurance Business since December 22, 2015, including all attachments, addenda, supplements and modifications thereto (the “Actuarial Reports”). The information and data furnished by any Contributed Company or Subsidiary thereof to its independent actuaries in connection with the Actuarial Reports were accurate in all material respects, and no information necessary to make the information provided therein not materially misleading was omitted.

Section 3.27

Brokers. Except as set forth on Schedule 3.27, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any of the Contributors, Contributed Companies or Subsidiaries thereof.

Section 3.28

No Additional Representations or Warranties. Except as provided in Article II and in this Article III, no Contributed Company nor any of their Affiliates (other than the Contributors’ Representative with respect to Article IV), nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to PEGC I or PEGC I OP or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives in connection with the Transactions.

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Article IV.

Representations and Warranties of the Contributors’ Representative

Except as set forth in the Schedules, the Contributors’ Representative hereby represents and warrants to PEGC I OP, solely in his capacity as the Contributors’ Representative, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date), as follows:

Section 4.01

Authority; Execution and Delivery; Enforceability. The Contributors’ Representative has the requisite power and authority to execute this Agreement and the Ancillary Agreements to which he is, or is specified to be, a party and to consummate the Transactions. The Contributors’ Representative has duly executed and delivered this Agreement and, at or before the Closing, will have duly executed and delivered each Ancillary Agreement to which he is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which he is, or is specified to be, a party will after the Closing constitute, assuming due and valid authorization, execution and delivery hereof and thereof by PEGC I and PEGC I OP, his legal, valid and binding obligation, enforceable against him in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 4.02

No Conflicts; Consents. The execution and delivery by the Contributors’ Representative of this Agreement do not, and the consummation of the Transactions and compliance by the Contributors’ Representative with the terms hereof and thereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, any Judgment or Law applicable to the Contributors’ Representative; except as would not reasonably be expected to have, individually or in the aggregate, a Contributors’ Representative Material Adverse Effect.

Section 4.03

No Additional Representations or Warranties. Except as provided in this Article IV, neither the Contributors’ Representative nor any of his Affiliates (other than the Contributors and the Contributed Companies with respect to Article II and Article III), has made, or is making, any representation or warranty whatsoever to PEGC I or PEGC I OP or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives in connection with the Transactions.

Article V.

Representations and Warranties of PEGC I and PEGC I OP

Except as set forth in the Schedules, PEGC I and PEGC I OP hereby represent and warrant to each Contributor, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to another date (in which case as of such other date), as follows:

Section 5.01

Organization, Standing and Power. PEGC I OP is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

Section 5.02

Authority; Execution and Delivery; Enforceability. PEGC I OP has the requisite power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by PEGC I OP hereof and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by PEGC I OP of the Transactions have been duly authorized by all necessary limited liability company or partnership actions by PEGC I OP. PEGC I OP has duly executed and delivered this Agreement and, at or before the Closing, will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, assuming due and valid authorization, execution and delivery hereof and thereof by Contributors and Contributors’ Representative, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 5.03

PEGC I Board Approvals. Each of the PEGC I Board and the Special Committee at a duly held meeting or by written consent, has (a) duly authorized the execution and delivery of this Agreement and approved the issuance of OP Unit Consideration and the other transactions contemplated by this Agreement and each Ancillary Agreement, (b) directed that the issuance of the OP Unit Consideration be submitted for consideration at the PEGC I Stockholders’ Meeting, and (c) resolved to recommend that PEGC I’s stockholders vote in favor of the approval of all transactions contemplated by this Agreement and each Ancillary Agreement and to include such recommendation in the Proxy Statement.

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Section 5.04

Securities Act. The Contributed Interests purchased by PEGC I OP pursuant hereto are being acquired for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act.

Section 5.05

Issuance of the OP Units. The issuance of the OP Units hereunder has been duly authorized and, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, such OP units will be validly issued and the Contributors shall acquire good and valid title to such OP Units, free and clear of any Liens, other than: (a) those imposed under the PEGC I OP Partnership Agreement; or (b) restrictions on transfer under federal and state securities Laws. Assuming the accuracy of the representations of the Contributors set forth in Article II of this Agreement, the OP Units will be issued in compliance with all applicable federal securities Laws.

Section 5.06

Brokers. Except as set forth on Schedule 5.06, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of PEGC I OP.

Section 5.07

Opinion of Financial Advisor. The Special Committee has received an  opinion of Lazard Frères & Co. LLC, as financial advisor to the Special Committee, to the effect that, as of the date of such opinion, and subject to the assumptions, limitations and qualifications set forth in the opinion, the Closing Consideration and the Contingent Consideration, if any, to be paid by PEGC I OP in the Transaction is fair, from a financial point of view, to PEGC I.

Section 5.08

No Additional Representations or Warranties. Except as provided in this Article V, neither PEGC I OP nor any of its Affiliates, nor any of its respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to any Contributor, Contributed Company or the Contributors’ Representative or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives in connection with the Transactions.

Section 5.09

No Outside Reliance. Notwithstanding anything contained in this Agreement or the Ancillary Agreements to the contrary, each of PEGC I and PEGC I OP acknowledges and agrees that none of the Contributors’ Representative, the Contributors nor any of their Affiliates, nor any of its or their respective directors, officers, employees, stockholders, partners, members, agents or representatives, has made, or is making, any representation or warranty whatsoever, express or implied (and neither PEGC I nor PEGC I OP has relied on any representation, warranty or statement of any kind by the Contributors’ Representative, the Contributors or any of their Affiliates or any of their respective agents or representatives), beyond those expressly given in Article II, Article III and this Article V, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Contributed Companies or any of their respective Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” or reviewed by PEGC I or PEGC I OP or any of their Affiliates, agents or representatives pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to PEGC I or PEGC I OP or any of their Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Contributors’ Representative or the Contributors, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing in each case, except as may be expressly set forth in Article II, Article III, this Article V, or any Ancillary Agreement. Except as otherwise expressly set forth in this Agreement, each of PEGC I and PEGC I OP understands and agrees that any inventory, equipment, vehicles, assets, properties and business of the Contributed Companies and their Subsidiaries are furnished “as is”, “where is” and, subject only to the representations and warranties contained in Article II, Article III, this Article V, or any Ancillary Agreement, with all faults and without any other representation or warranty of any nature whatsoever.

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Article VI.

Covenants

Section 6.01

Covenants Relating to Conduct of Business by Contributors.

(a)

Except for matters set forth in Schedule 6.01(a) or otherwise expressly permitted hereby (including the Plan of Reorganization and the Capital Expenditures Budget), from the date hereof to the earlier of (i) Closing Date or (ii) the date (if any) on which this Agreement is terminated pursuant to Section 9.01(a), the Contributors shall, and shall cause the Contributed Companies and Subsidiaries thereof to, conduct their respective businesses in the Ordinary Course of Business (including with respect to capital expenditures) and shall use all reasonable efforts to keep intact their respective businesses, keep available the services of their current employees and preserve their relationships with customers, suppliers, landlords, tenants, creditors, employees and others with whom they deal; provided, that the foregoing shall not impose any obligation on any Contributor to undertake any new capital improvement projects after the date hereof, except to the extent such capital improvement projects are required to be undertaken under the terms of the Real Property Debt or the failure to perform such new capital improvement projects would be reasonably expected to result in a default or breach under any Real Property Debt loan documents. The Contributors shall not, and shall not permit any Contributed Company or Subsidiary thereof to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the contribution of the Contributed Interests set forth in Article VII not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth in Schedule 6.01(a) or otherwise expressly permitted or required by the terms hereof (including the Plan of Reorganization and the Capital Expenditures Budget), the Contributors shall cause each Contributed Company and Subsidiary thereof not to do any of the following without the prior written consent of PEGC I OP (which consent shall not be unreasonably withheld, delayed or conditioned):

(i)

amend its certificate of incorporation or by-laws (or comparable documents);

(ii)

declare or pay any dividend or make any other distribution to its equity holders other than quarterly dividends not to exceed $5,000,000 per quarter in the Ordinary Course of Business consistent with past practice, whether or not upon or in respect of any shares of its capital stock or other equity interests; provided, however, that dividends and other distributions may continue to be made by the Subsidiaries thereof to a Contributed Company or to other wholly-owned Subsidiaries thereof;

(iii)

except as contemplated in the Plan of Reorganization, redeem or otherwise acquire any shares of its capital stock or other equity interests or any Convertible Securities or authorize, issue or sell any capital stock or other equity interests or any Convertible Securities;

(iv)

except as permitted elsewhere in this Section 6.01(a), adopt, amend or terminate any Benefit Plan (or any plan that would be a Benefit Plan if adopted) or enter into, adopt, extend (beyond the Closing Date), except for administrative amendments that do not materially increase the cost of any Benefit Plan;

(v)

renew, amend or terminate any collective bargaining agreement or other Contract with any labor organization, union or other collective association, except in each case as required by Law;

(vi)

issue, deliver, grant or authorize the issuance, delivery, or grant of any RMU (as defined in Section 6.08(b) below), or any rights of any kind to acquire any RMU; provided that if the Closing Date has not occurred prior to January 2, 2018, PELP or a Contributed Company or its Subsidiary may grant up to 246,598 RMUs in the ordinary course of business consistent with past practice.

(vii)

grant to any executive officer or employee any increase in compensation or benefits in excess of $50,000 (other than merit-based increases in base compensation in the Ordinary Course of Business, and not exceeding 25% for any employee or 5% for all employees in the aggregate) or accelerate the vesting, payment, or funding of any compensation or benefits, except as may be required under existing written Contracts set forth on Schedule 3.12(a);

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(viii)

hire, promote or terminate, other than for cause, the employment of any employee, other than employees below the level of senior management and with total annual compensation less than $350,000 who are hired, promoted or terminated in the Ordinary Course of Business;

(ix)

incur or assume any Indebtedness or guarantee any such Indebtedness in excess of $20,000,000 in the aggregate;

(x)

permit, allow or suffer any of its assets (including any Real Property) to become subjected to any Lien other than Permitted Liens;

(xi)

enter into, modify, amend or terminate, other than in the Ordinary Course of Business consistent with past practices, any Contract that would have been required to be set forth in Schedule 3.09(a), Schedule 3.09(b) or Schedule 3.12(a) if it were in effect on the date hereof;

(xii)

cancel any Indebtedness in excess of $20,000,000 in the aggregate, or settle, compromise, discharge, waive, release or assign any material claim, right or Proceeding;

(xiii)

pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, the Contributors or any of their current or former Related Persons that will survive the Closing, except for: (A) transactions among such Contributed Companies and the Subsidiaries thereof; and (B) dividends and other distributions permitted under clause (ii) above;

(xiv)

make any material change in any method of accounting or accounting practice, controls or policy other than as required by changes in Law or GAAP that become effective after the date hereof;

(xv)

prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date), settle or otherwise compromise any claim relating to material Taxes, enter into any closing agreement or similar agreement relating to material Taxes, otherwise settle any dispute relating to material Taxes, or request any ruling or similar guidance with respect to Taxes;

(xvi)

acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material in transactions involving consideration individually in excess of $1,000,000;

(xvii)

make or incur any capital expenditures or commitments therefor other than in the Ordinary Course of Business in a manner consistent with the Capital Expenditures Budget to address obligations under existing contracts, or in connection with emergency repairs;

(xviii)

(A) purchase, lease, license or otherwise acquire any material assets, except in the Ordinary Course of Business for any assets other than real property, and (B) with respect to real property assets, purchase or otherwise acquire title to any asset in the nature of real property or enter into any Contract with a Person for any such purchase or acquisition;

(xix)

sell or otherwise dispose of any material assets (including any Real Property), except inventory sold in the Ordinary Course of Business and the properties listed on Schedule 6.01(a)(xviii);

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(xx)

enter into any Contract with a Person that would be a Ground Lease if such Contract was in effect as of the date hereof;

(xxi)

enter into any Contract with a Person that would be a Material Lease if such Contract was in effect as of the date hereof;

(xxii)

apply for or agree to any change in zoning affecting any of the Real Property in any material respect or any modification of the terms of any permit or other approval related to the Contributed Businesses in any material respect;

(xxiii)

terminate, or, in any material respect, modify, amend, permit the lapse of, breach of or failure of performance of any Ground Lease; terminate, or, in any material respect, modify or amend, any Material Lease except in the Ordinary Course of Business; enter into, terminate, or in any material respect, modify or amend, any Tenant Lease, other than a Material Lease, except in the Ordinary Course of Business;

(xxiv)

enter into any material settlement Contract in connection with any condemnation proceedings affecting or relating to any Real Property, except in the Ordinary Course of Business consistent with past practice;

(xxv)

cancel any of their respective insurance policies identified in Schedule 3.14 or reduce the amount of any insurance coverage provided by such insurance policies; or

(xxvi)

authorize, or commit or agree to do, whether in writing or otherwise, any of the foregoing actions.

(b)

Affirmative Covenants. Until the Closing, the Contributors shall, and shall cause the Contributed Companies and Subsidiaries thereof to:

(i)

comply in all material respects with the terms of all Contributed Company Contracts, all Ground Leases, all Tenant Leases, all Contracts with respect to the Real Property Debt and all Contracts with respect to the Corporate Debt;

(ii)

maintain their respective assets (including the Real Property) in the Ordinary Course of Business in good operating order and condition, reasonable wear and tear excepted;

(iii)

upon any damage, destruction, taking or loss to any material asset, unless otherwise consented to by PEGC I OP, apply any and all insurance proceeds, awards or other proceeds received with respect thereto to the timely repair, replacement and restoration thereof to the condition of such asset before such event or, if required, to such better condition as may be required by Law; provided, however, that any excess insurance proceeds, awards or other proceeds remaining after any such repair, replacement and restoration shall remain an asset of and be held by the applicable Contributed Company;

(iv)

promptly advise PEGC I OP in writing of the occurrence of any matter or event that is material to the business, assets, condition (financial or otherwise) or results of operations of the Contributed Companies and Subsidiaries thereof, taken as a whole;

(v)

as soon as reasonably practicable after they become available, but in any event not later than sixty (60) days after the last day of each fiscal quarter ending after the date of the Interim Balance Sheet, furnish to PEGC I OP: an unaudited combined balance sheet of PELP as of the last day of such fiscal quarter and unaudited combined statements of operations, cash flows and partners’ equity for such fiscal quarter, including the notes thereto and all related compilations, reviews and other reports issued by PELP’s accountants with respect thereto;

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(vi)

as soon as reasonably practicable after they become available, but in any event not later than ninety (90) days after the last day of each fiscal year ending after the date of the Audited Balance Sheet, furnish to PEGC I OP: an audited combined balance sheet of PELP as of the last day of such fiscal year and audited combined statements of operations, cash flows and partners’ equity for such fiscal year, including the notes thereto and all related compilations, reviews and other reports issued by PELP’s accountants with respect thereto; and

(vii)

furnish any other information reasonably requested by PEGC I OP that is necessary to comply with the requirements of the Securities Act and the Exchange Act.

(c)

Consultation. In connection with the continuing operation of the business of the Contributed Companies, their Subsidiaries and the Contributed Businesses between the date hereof and earlier of (i) the Closing Date or (ii) the date (if any) on which this Agreement is terminated pursuant to Section 9.01(a), with no less than two (2) weeks prior notice from PEGC I OP (or its designated Representative) the Contributors shall use all reasonable efforts to consult in good faith, once each calendar month, on a date and time to be mutually agreed between the Contributors’ Representative and PEGC I OP, with the Representatives for PEGC I OP to report material information regarding operational developments and ongoing operations in response to written requests which shall be prepared and submitted by PEGC I OP (or its designated Representative) which specify with reasonable detail the subject matter of such inquiry; provided, that the Contributors shall have the right to be represented by and rely on the advice of counsel at each consultation meeting which is held pursuant to this Section 6.01(c).

(d)

Insurance. The Contributors shall keep, or cause to be kept, all insurance policies set forth in Schedule 3.14, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. As of the Closing, each Contributor shall assign to PEGC I OP and to the Contributed Companies and Subsidiaries thereof any and all assignable rights that such Contributor may have under such insurance policies covering claims relating to the period on or before the Closing Date.

Section 6.02

Covenants Relating to the Conduct of Business by PEGC and PEGC I OP. Except for matters set forth in Schedule 6.02, or otherwise expressly permitted hereby, from the date hereof to the earlier of (i) Closing Date or (ii) the date (if any) on which this Agreement is terminated pursuant to Section 9.01(a), PEGC and PEGC I OP shall not, and shall cause their Subsidiaries not to, without the prior written consent of the Contributors’ Representative (which consent shall not be unreasonably withheld, delayed or conditioned):

(a)

amend, repeal or otherwise modify any provision of (i) the charter or bylaws of PEGC I or (ii) the PEGC I OP Partnership Agreement, other than, in each case, as specifically contemplated by this Agreement or any amendment, repeal or other modification that would not be adverse to the Contributors or Contributed Companies or those that would not impede PEGC I or PEGC I OP’s ability to consummate the transactions contemplated hereby;

(b)

take any action to reclassify, combine, split or subdivide any of PEGC I’s capital stock or the OP Units or to alter any stockholder rights with respect thereto;

(c)

take any action that would adversely affect PEGC I’s status as a “real estate investment trust” under the Code; or

(d)

agree to take, make any commitment to take, or cause the PEGC I Board to adopt any resolutions in support of, any of the actions prohibited by this Section 6.02.

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Section 6.03

No Solicitation.

(a)

The Contributors shall, and shall cause the Contributed Companies to, effective upon the execution hereof, terminate any discussions or negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid, and shall promptly after the execution hereof request each Person that has executed a confidentiality agreement in connection with its consideration of acquiring any Contributed Company or Subsidiary thereof or substantially all the business or assets of any Contributed Company or Subsidiary thereof to return all confidential information furnished to such Person by or on behalf of any Contributed Company or Subsidiary thereof. None of the Contributors shall, nor shall any Contributor authorize or permit any Contributed Company or Subsidiary thereof or any of their Representatives to: (i) solicit, initiate or encourage any Other Bid; (ii) enter into any Contract with respect to any Other Bid; or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action intended to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid. The Contributors shall promptly advise PEGC I OP orally and in writing of any Other Bid and the identity of the Person making any such Other Bid.

(b)

PEGC I shall, and shall cause PEGC I OP and its Subsidiaries to, effective upon the execution hereof, not directly or indirectly, hire, solicit the employment of, enter into a contract with or otherwise solicit, entice, induce, cause or encourage any Person other than NTR I LLC and Phillips Edison & Company, Ltd. to provide the services provided under (i) the Advisory Agreement, by and among PEGC I, PEGC I OP and NTR I LLC, dated as of December 3, 2014, as amended (the “PEGC I Advisory Agreement”) and (ii) the Amended and Restated Property Management, Leasing and Construction Management Agreement, by and among PEGC I, PEGC I OP and Phillips Edison & Company, Ltd., dated as of June 1, 2014, as amended (the “PEGC I Property Management Agreement”) or take any other action to cause the termination of the PEGC I Advisory Agreement or PEGC I Property Management Agreement.

Section 6.04

Access to Information. The Contributors shall, and shall cause the Contributed Companies and Subsidiaries thereof to afford to PEGC I OP and its accountants, counsel and other Representatives reasonable access, upon reasonable notice during normal business hours during the period before the Closing, to all the personnel, properties, books, Contracts, commitments, Tax Returns, records and financial, operating and other data of the Contributed Companies and Subsidiaries thereof, and, during such period shall furnish promptly to PEGC I OP any information concerning a Contributed Company or Subsidiary thereof as PEGC I OP may reasonably request; provided, that none of the Contributors, Contributed Companies or any Subsidiaries thereof shall be required to provide access to any of its properties if such access would result in material damage to such property; provided, further that nothing herein will obligate any of the Contributors, Contributed Companies or any Subsidiaries thereof to take or permit any actions that would result in any waiver of attorney-client or attorney work product privilege. The Contributors and PEGC I OP will use its reasonable best efforts to minimize any disruption to the businesses of the other party that may result from the request for access and information hereunder. The Contributors shall be given a reasonable opportunity to have their Representatives present at all times during any inspections, investigations or onsite procedures.

Section 6.05

Confidentiality.

(a)

Following the Closing, each Contributor shall keep confidential, and cause its Related Persons and its and their Representatives to keep confidential, all information relating to the Contributed Companies and Subsidiaries thereof, except (i) as required by Law or administrative process and (ii) for information that is available to the public on the date hereof or thereafter becomes available to the public other than as a result of a breach of this Section 6.05(a).

(b)

Each Contributor hereby assigns, effective at the Closing, to PEGC I OP its rights under all confidentiality agreements entered into by such Contributor with any Person in connection with the proposed contribution of the Contributed Companies to the extent such rights relate to the Contributed Companies and Subsidiaries thereof and are assignable. The Contributors shall, upon the request of PEGC I OP, hold, maintain and enforce any such rights that are not assignable. Copies of all confidentiality agreements entered into by such Contributor with any Person in connection with the proposed contribution of the Contributed Companies shall be provided to PEGC I OP on the Closing Date.

.

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Section 6.06

Reasonable Efforts.

(a)

Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall promptly use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Contributions and the other Transactions, including using all reasonable efforts to obtain all necessary actions, nonactions and Consents from Governmental Entities and to make all necessary Filings and to take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Entity. Notwithstanding the foregoing, PEGC I OP shall not have any obligation: (a) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of PEGC I OP, any of its Subsidiaries (including the Contributed Companies after the Closing) or their Affiliates; or (b) otherwise to take or commit to take any actions that would limit the ability of PEGC I OP, its Subsidiaries (including the Contributed Companies after the Closing) or their Affiliates to retain, one or more of their businesses, product lines or assets.

(b)

Before the Closing, each party hereto shall, and shall cause its controlled Affiliates to, use reasonable best efforts to obtain, and to cooperate in obtaining, all Consents from third parties necessary or appropriate to permit the consummation of the Contributions; provided, however, that, except as provided in subsections (c), (d) and (e), below, the parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than customary filing fees payable to Governmental Entities and nominal filing or application fees payable to other third parties) and no party shall agree to any conditions or restrictions imposed by any third party that, individually or in the aggregate, would materially impair (or could reasonably be expected to materially impair) the ability of such party to consummate the Transactions or could reasonably be expected to have a material adverse effect on the economic benefits to PEGC I OP arising therefrom.

(c)

Notwithstanding the foregoing in clauses (a) and (b) above, with respect to obtaining the PELP Debt Consents and Amendments, (i) the Contributors shall be responsible for seeking to obtain the PELP Debt Consents and Amendments, (ii) the Contributors shall use reasonable best efforts (subject to cooperation by PEGC I and PEGC I OP) to obtain the PELP Debt Consents and Amendments and PEGC I and PEGC I OP shall use reasonable best efforts to cooperate with the Contributors obtaining the PELP Debt Consents and Amendments (including providing replacement guarantors and indemnitors and entering amendments and/or modifications to the loan documents which are reasonably acceptable to PEGC I and PEGC I OP), (iii) in no event shall any Contributor agree to any conditions or terms of any consent (including, without limitation, any fee, premium, cash deposits or additional reserves or any material changes to the existing terms of such Indebtedness) without the prior written consent of PEGC I and PEGC I OP, which consent shall not be unreasonably withheld, conditioned or delayed, (iv) each party shall give the other no less than ten (10) Business Days upon receipt to review and comment on all materials or documents with respect to the PELP Debt Consents and Amendments and any such materials or documents shall be revised to reflect the reasonable comments of such other party, (v) neither party, nor any of their respective Representatives, shall engage or participate in any material meeting or discussion or proposed material discussion or communication with, and communications from, any lender or any loan servicer with respect to the PELP Debt Consents and Amendments without providing representatives of the other party reasonable opportunity to participate, and (vi) except pursuant to clause (i) above, neither the Contributors, nor PEGC I, nor PEGC I OP shall, nor shall permit their respective Representatives to, agree to, amend, modify, supplement or waive the terms and conditions of the outstanding Indebtedness or guarantees thereof for which the PELP Debt Consents and Amendments of such lenders or servicers are required, without the prior consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed). If, despite the reasonable best efforts of the parties, a particular PELP Debt Consent and Amendment has not been obtained with respect to any Real Property, at the election of the Contributors, on the one hand, and PEGC I and PEGC I OP, on the other hand, the parties may mutually agree that such Real Property that is subject to the Indebtedness for which the Debt Consent and Amendment cannot be obtained and the corresponding Contributed Interests shall be excluded from the Transaction and the Closing Consideration shall be reduced by an amount mutually agreeable to the parties (such amount, the “Debt Consent Adjustment Amount”).

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(d)

Notwithstanding the foregoing in clauses (a) and (b) above, with respect to obtaining the PEGC I Debt Consents and Amendments, (i) the Contributors shall be responsible for seeking to obtain the PEGC I Debt Consents and Amendments and (ii) the Contributors shall use reasonable best efforts (subject to cooperation by PEGC I and PEGC I OP) to obtain the PEGC I Debt Consents and Amendments and PEGC I and PEGC I OP shall use reasonable best efforts to cooperate with the Contributors obtaining the PEGC I Debt Consents and Amendments (including entering amendments and/or modifications to the loan documents which are reasonably acceptable to PEGC I and PEGC I OP), (iii) in no event shall any Contributor agree to any conditions or terms of any consent (including, without limitation, any fee, premium, cash deposits or additional reserves or any material changes to the existing terms of such Indebtedness) without the prior written consent of PEGC I and PEGC I OP, which consent shall not be unreasonably withheld, conditioned or delayed, (iv) each party shall give the other no less than ten (10) Business Days upon receipt to review and comment on all materials or documents with respect to the PEGC I Debt Consents and Amendments and any such materials or documents shall be revised to reflect the reasonable comments of such other party, (v) the Contributor shall not engage or participate in any material meeting or discussion or proposed material discussion or communication with, and communications from, any lender or any loan servicer with respect to the PEGC I Debt Consents and Amendments without providing representatives of PEGC I and PEGC I OP reasonable opportunity to participate, and (vi) except pursuant to clause (i) the Contributors shall not agree to, amend, modify, supplement or waive any term or condition of the outstanding Indebtedness or guarantees thereof for which the PEGC I Debt Consents and Amendments of such lenders or servicers are required, without the prior consent of PEGC I and PEGC I OP (which consent shall not be unreasonably withheld, conditioned or delayed).

(e)

Notwithstanding the foregoing in clauses (a) and (b) above, with respect to obtaining the PEGC II Debt Consents and Amendments, (i) the Contributors shall be responsible for seeking to obtain the PEGC II Debt Consents and Amendments and (ii) the Contributors shall use reasonable best efforts (subject to cooperation by PEGC II) to obtain the PEGC II Debt Consents and Amendments and PEGC I and PEGC I OP shall use reasonable best efforts to cooperate with the Contributors obtaining the PEGC II Debt Consents and Amendments.

(f)

Notwithstanding the foregoing in clauses (a) and (b) above, with respect to obtaining the Corporate Debt Consents and Amendments, (i) the Contributors shall be responsible for seeking to obtain the Corporate Debt Consents and Amendments, (ii) the Contributors shall use reasonable best efforts to obtain the Corporate Debt Consents and Amendments and PEGC I and PEGC I OP shall use reasonable best efforts to cooperate with the Contributors obtaining the Corporate Debt Consents and Amendments, (iii) in no event shall any Contributor agree to any conditions or terms of any consent (including, without limitation, any fee, premium, cash deposits or additional reserves or any material changes to the existing terms of such Indebtedness) without the prior written consent of PEGC I and PEGC I OP, which consent shall not be unreasonably withheld, conditioned or delayed, (iv) each party shall give the other no less than ten (10) Business Days upon receipt to review and comment on all materials or documents with respect to the Corporate Debt Consents and Amendments and any such materials or documents shall be revised to reflect the reasonable comments of such other party, (v) the Contributor shall not engage or participate in any material meeting or discussion or proposed material discussion or communication with, and communications from, any lender or any loan servicer with respect to the Corporate Debt Consents and Amendments without providing representatives of PEGC I and PEGC I OP reasonable opportunity to participate, and (vi) except pursuant to clause (i) the Contributors shall not agree to, amend, modify, supplement or waive any term or condition of the outstanding Indebtedness or guarantees thereof for which the Corporate Debt Consents and Amendments of such lenders or servicers are required, without the prior consent of PEGC I and PEGC I OP (which consent shall not be unreasonably withheld, conditioned or delayed).

(g)

Without limiting the generality of the foregoing, each of the Contributors, the Contributed Companies and PEGC I OP shall as promptly as practicable, but in no event later than fifteen (15) Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) the notification and report form, if any, required for the Transactions. Any such notification and report form and other Filings shall be in substantial compliance with the requirements of the HSR Act. Each of the Contributors, the Contributed Companies and PEGC I OP shall furnish to the others such necessary information and reasonable assistance as the other may request in connection with its preparation of any Filing that is necessary under the HSR Act. The Contributors, the Contributed Companies and PEGC I OP shall keep each other apprised of the status of any communications with and any inquiries or requests for additional information from the FTC, the DOJ and any other Governmental Entity and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the Filings made hereunder pursuant to the HSR Act. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act.

(h)

Without limiting the generality of the foregoing, as soon as reasonably practicable after the date hereof, the parties shall make all Filings with all Governmental Entities that may be or may become reasonably necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Transactions, including (i) PEGC I OP causing “Form A” or similar change of control applications to be filed in each jurisdiction where required by applicable Insurance Laws with respect to the Transactions or (ii) an application for an exemption from such requirements.

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(i)

Subject to Laws relating to the sharing of information, each of the Contributors, the Contributed Companies and PEGC I OP shall have the right to review in advance, and to the extent practicable each will consult the others on, all the information relating to the Contributors, PEGC I OP or the Contributed Companies, as the case may be, and any of their respective Related Persons, that appear in any Filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions.

(j)

Notwithstanding the express terms of this Agreement, in the event that a party (the “Requesting Party”) determines that a structure change is necessary, advisable or desirable, the other party (the “Responding Party”) agrees to use reasonable efforts to accommodate any request of the Requesting Party to modify the structure of the Transactions in a mutually agreeable manner prior to the Closing, including with respect to any amendments to, this Agreement, the Ancillary Agreements, the Plan of Restructuring or Capital Expenditures Budget; provided, however, that the Responding Party shall not be required to agree to such modification if (A) such modification would materially delay the Closing or (B)(1) such modification would have an adverse economic effect on the Responding Party, as reasonably determined by the Responding Party, and (2) the Contributors do not indemnify PEGC I OP for such adverse economic effect.

Section 6.07

Expenses; Transfer Taxes.

(a)

Whether or not the Closing takes place, and except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the Transactions shall be paid by the party incurring such expense.

(b)

PEGC I OP shall pay one hundred percent (100%) of the HSR Act filing fee and any other filing fees relating to regulatory Filings and Consents required in connection with the Transactions (including fees relating to any filings required under Section 6.06(g)) (the “Regulatory Filing Expenses”).

(c)

All transfer Taxes applicable to the transfer of the Contributed Interests (the “Contribution Transfer Taxes”) shall be paid by PEGC I OP, provided that 50% of the Contribution Transfer Taxes be included in the Contribution Transaction Expenses. Each party shall use all reasonable efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

(d)

(i) PEGC I OP shall pay for all costs, fees and expenses necessary (A) to obtain each of the Debt Consents and Amendments, and (B) to refinance the Corporate Debt or other Indebtedness agreed upon by PEGC I OP and Contributors (in each case, including, without limitation, attorneys’ fees, diligence reports and customary fees payable to lenders under the Indebtedness) (collectively, the “Debt Expenses”) up to the Debt Consents and Amendments Cost Cap; and (ii) each of PEGC I OP on the one hand and the Contributors on the other shall split equally any additional Debt Expenses above the Debt Consents and Amendments Cost Cap.

Section 6.08

Employee Matters.

(a)

Effective on the Closing Date, PEGC I and PEGC I OP will adopt an equity incentive plan pursuant to which OP units may be granted to employees of the Contributed Companies.

(b)

At the Closing Date, PEGC I OP will grant Phantom Units (as defined below) to each RMU Holder (as defined below) equal to the number of Cancelled RMUs (as defined below) held by such RMU Holder multiplied by three (3). The Phantom Units will vest and be subject to the same vesting schedule and terms as the corresponding Cancelled RMU. “Cancelled RMU” means each restricted unit granted pursuant to the Phillips Edison Limited Partnership Restricted Unit Award Plan (each an “RMU”), which an RMU Holder has agreed to forfeit and cancel upon the Closing. “Phantom Unit” means the right to receive in cash the value of one OP Unit. “RMU Holder” means each holder of an RMU immediately prior to the Closing. PELP has provided PEGC I OP a list of all RMU awards that are outstanding as of the date of this Agreement, including the name of the RMU Holder, the number of RMUs subject to such RMU award and the applicable vesting schedule. PEGC I OP agrees to keep such list confidential and to make it available only to those individuals at PEGC I OP and its advisors who need such information for economic modeling or human resource purposes.

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Section 6.09

Notice of Developments; Supplemental Disclosure. Without limiting the remainder of this Section 6.09, the Contributors shall have the right, but not the obligation, to supplement or amend the Schedules with respect to any matter hereafter arising after that if existing at the date hereof, would have been required, or otherwise could have been required, to be set forth or described in the Schedules if such matter had occurred as of the date hereof; provided, however, that (i) no such supplement or amendment to the Schedules shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 7.02, but (ii) each such supplement or amendment shall otherwise be deemed for all purposes under this Agreement, including for purposes of determining whether any Person is entitled to indemnification pursuant to Article X or Article VIII, to fully and completely amend the Schedules such that each such supplement and amendment will be deemed to have been included in the Schedules as of the time this Agreement was executed by the parties. From and after the date of this Agreement until the Closing, the Contributors, on the one hand, and PEGC I and PEGC I OP, on the other hand, shall promptly, upon having or gaining knowledge of any event, condition or fact that would cause any of the conditions in this Agreement not to be fulfilled, notify the other thereof, and furnish the other with any information it (or they) may reasonably request with respect thereto.

Section 6.10

Publicity. From the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued by any party hereto without the prior written consent of PEGC I OP and the Contributors’ Representative, except such release or announcement as may be required by Law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow PEGC I OP and the Contributors’ Representative reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of the Contributors and the Contributed Companies may make internal announcements to their respective employees that are consistent with the parties’ prior public disclosures regarding the Transactions after reasonable prior notice to and consultation with PEGC I OP.

Section 6.11

Records. On the Closing Date, each Contributor shall deliver, or cause to be delivered, to PEGC I OP all agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, “Records”), if any, in the possession of such Contributor relating to the business and operations of the Contributed Companies and Subsidiaries thereof.

Section 6.12

[Reserved].

Section 6.13

Certain Licenses and Permits. Each Contributor agrees that all Permits which are held in the name of any Contributor, any of their Related Persons or any of their Representatives on behalf of a Contributed Company or Subsidiary thereof shall be duly and validly transferred to such Contributed Company or Subsidiary thereof without consideration before the Closing and that the warranties, representations, covenants and conditions contained herein shall apply to the same as if held by such Contributed Company or Subsidiary thereof as of the date hereof.

Section 6.14

Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 6.06) as such other party may reasonably deem necessary or desirable to consummate the Transactions, including, in the case of the Contributors, executing and delivering to PEGC I OP such assignments, deeds, bills of sale, Consents and other instruments as PEGC I OP or its counsel may reasonably request as necessary or desirable for such purpose. If the parties determine that any assets primarily used in the Contributed Businesses were not transferred to or retained in the Contributed Companies or their Subsidiaries at or prior to Closing or otherwise were not transferred to PEGC I OP or one of its Affiliates at Closing, the Contributors shall promptly transfer and deliver any and all of such assets to PEGC I OP or one of its Affiliates (including, from and after the Closing, the Contributed Companies and their Subsidiaries) without the payment by PEGC I OP of any further consideration therefor.

.

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Section 6.15

Names Following Closing.

(a)

The Contributors agree that they have or may have a proprietary interest in the names “PHILLIPS EDISON” and “PECO” (the “Trade Names and Trademarks”). The Contributors, do hereby, on behalf of themselves and their Affiliates and Subsidiaries, whether now in existence or after the Closing Date hereby sell, assign, convey and transfer to PEGC I OP, and PEGC I OP hereby accepts, all right, title and interest in and to the Trade Names and Trademarks, together with the goodwill of the business thereto, including all rights of any kind whatsoever accruing under the applicable laws of any jurisdiction, including by international treaty or convention, and otherwise throughout the world; such assignment to include rights to royalties, fees, income, payments, and other proceeds now or hereafter acquired, due or payable, and any and all claims and causes of action together with damages, restitution, and injunctive relief and other legal and equitable relief with respect to the foregoing, whether having accrued before, on, or after the Closing Date, the same to be held and enjoyed by PEGC I OP for its own use and benefit, and for the use and benefit of its successors and assigns, to the extent Contributors have any proprietary right, title and interest in and to the Trade Names and Trademarks. Unless expressly permitted by PEGC I OP or its Affiliates in a separate written agreement, PEGC I OP or its Affiliates shall have the sole and exclusive right as between PEGC I OP and its Affiliates on one hand, and Contributors and their Affiliates on the other hand, to register the Trade Names and Trademarks, with the U.S. Patent and Trademark Office, or any equivalent government agency, worldwide, in connection with the business of the Contributed Companies and their Subsidiaries, or any other businesses PEGC I, OP shall enter. The Contributors and their Affiliates, whether acting alone or with or through other Persons, will not object to, sue, challenge, or otherwise oppose the use of such names by PEGC I OP or its Affiliates.

(b)

Immediately before the Closing, the Contributors shall, as necessary, cause their names and the names of their Affiliates to be changed to names that do not include the words “PHILLIPS EDISON” or “PECO”, except, that: (i) PEGC I OP hereby grants to PELP a license to use the trade name and trademark “PHILLIPS EDISON” in the form of “PHILLIPS EDISON LIMITED PARTNERSHIP” for a period equal to the earlier of (x) 15 years from the Closing Date, or (y) until such time as PELP has been fully wound-down and liquidated and a certificate of termination or dissolution of PELP has been filed in its applicable state of formation; (ii) PEGC I OP hereby grants to Phillips Edison Strategic Investment Fund III LLC a license to use the trade name and trademark “PHILLIPS EDISON” in the form of “PHILLIPS EDISON STRATEGIC INVESTMENT FUND III LLC” for a period equal to the earlier of (x) 15 years from the Closing Date, or (y) until such time as Phillips Edison Strategic Investment Fund III LLC has been fully wound-down and liquidated and a certificate of termination or dissolution of Phillips Edison Strategic Investment Fund III LLC has been filed in its applicable state of formation; (iii) Contributors shall have the right to use the name “PHILLIPS” or “EDISON” individually, but in any case not “PHILLIPS EDISON” together, in the names of Contributors or their Affiliates and their related domain names and trademarks; and (iv) any Contributors or their Affiliates or Related Persons that have been granted a specific right and license to use the name “PHILLIPS EDISON” or “PECO” as set forth in the Services Agreement or the PECO Name License Agreement, in each case with PEGC I OP or any of its Subsidiaries, shall not be required to change their names until after the termination of the license grant in such agreements (collectively the “Permitted Name Uses”). From and after the Closing Date, PEGC I OP hereby agrees and consents, on behalf of itself and its Affiliates, that the Contributors and their Affiliates and Related Persons contemplated in sub-section (v) of the previous sentence may use such names for the Permitted Name Uses, and PEGC I OP, whether acting alone or with or through other Persons, hereby agrees that it will not object to, sue, challenge, or otherwise oppose the use of such names by Contributors or their Affiliates and Related Persons for the Permitted Name Uses.

Section 6.16

Intercompany Accounts; Termination of Intercompany Agreements. Except for the Services Agreement and any Contract that has been identified as continuing in effect subsequent to the Closing in Schedule 3.20, the Contributors shall take all actions necessary to terminate before or concurrent with the Closing all Contracts between any Contributed Company or Subsidiary thereof, on the one hand, and the Contributors or any of their Related Persons, on the other hand, such that the applicable Contributed Company or Subsidiary thereof shall have no monetary or other obligation or liability thereunder following the Closing. From and after the date hereof, the Contributors and their Related Persons shall conduct all transactions with any Contributed Company or Subsidiary thereof only on an arm’s-length basis.

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Section 6.17

Title Insurance Policies. The Contributors’ Representative acknowledges and agrees that, for each parcel of Real Property, PEGC I OP may obtain 2006 form ALTA owner’s or leasehold owner’s policies, as applicable (with extended coverage), covering such Real Property, issued to the applicable Contributed Company by First American Insurance Company (“Title Company”), in each case which may, at the option of PEGC I: (a) have an effective date as of the Closing Date; (b) be in amount, form and substance reasonably satisfactory to PEGC I OP; (c) insure that such Contributed Company has valid title to the Real Property, free and clear of all Liens other than Permitted Liens; and (d) include, to the extent available in the applicable jurisdiction, the endorsements that are listed on Schedule 6.17 for each parcel of Real Property (herein collectively referred to as the “Title Policies”). In order to obtain the Title Policies, only if requested by the Title Company, the Contributors shall deliver on, or prior to, the Closing Date the following documents to the Title Company, in customary form and substance reasonably acceptable to the Title Company and Contributors’ Representative: (u) customary owner’s affidavit; (v) no change to survey affidavit; (w) GAP indemnity; (x) non-imputation affidavit; (y) financial information and information regarding on-going construction; and (z) such other customary and reasonable certificates and documents requested by the Title Company in connection with the issuance of the Title Policies contemplated above. In addition, the Contributors agree to provide to PEGC I OP and its Representatives, access and documents reasonably necessary to produce the Title Policies. The Contributors shall be responsible for the cost of and premiums for the Title Policies (excluding the cost of and premiums for the endorsements other than any extended coverage endorsements) and PEGC I OP shall be responsible for the cost of and premiums for the endorsements to such Title Policies (other than any extended coverage endorsements).

Section 6.18

Surveys; Zoning Reports, Property Condition Reports and Environmental Reports. The Contributors acknowledge and agree that, at PEGC I OP’s sole cost, PEGC I OP may obtain certified ALTA surveys (each, a “Survey”), zoning reports (each, a “Zoning Report”), and property condition reports (each, a “Property Condition Report”) and conduct a commercially reasonable environmental review (each, a “New Environmental Report”), in each case with respect to some or all of the Real Properties. The Contributors agree to reasonably cooperate and provide to PEGC I OP and its Representatives access and documents in their possession reasonably necessary to produce the Surveys, the Zoning Reports, the Property Condition Reports and the New Environmental Report and perform any additional testing recommended pursuant to such New Environmental Reports if requested, provided, that PEGC I OP and its Representatives shall request authorization from the Contributors before conducting any intrusive soil sampling (which authorization will not be unreasonably withheld or delayed) and use reasonable efforts to minimize disruptions to the operations conducted on the Real Properties in connection therewith.

Section 6.19

Preparation of the Proxy Statement; PEGC I Stockholders’ Meeting.

(a)

As soon as practicable following the date of this Agreement, PEGC I shall prepare and file with the SEC the Proxy Statement in preliminary form. PEGC I shall ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Exchange Act. The Contributors shall, and shall cause the Contributed Companies and Subsidiaries thereof, to cooperate with PEGC I in the preparation of the Proxy Statement, and shall furnish all information concerning them and the Contributed Companies, their Subsidiaries and the Contributed Businesses that is necessary or appropriate in connection with the preparation of the Proxy Statement. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions. Each party shall give each other party an opportunity to participate in any discussions or meetings such party has with the SEC or its staff in connection with the Proxy Statement or the Transactions. PEGC I shall use all reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and have the Proxy Statement cleared by the SEC as soon as reasonably practicable after such filing. PEGC I shall use all reasonable best efforts to cause the Proxy Statement to be mailed to PEGC I’s stockholders as promptly as practicable after the date hereof.

(b)

Prior to the filing of the Proxy Statement (including any amendment or supplement thereto) with the SEC or dissemination thereof to PEGC I’s stockholders, or responding to any comments of the SEC with respect to the Proxy Statement, PEGC I shall provide PELP and its counsel a reasonable opportunity to review and comment on such Proxy Statement, amendment, supplement or response and PEGC I shall consider in good faith any comments by PELP and its counsel.

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(c)

If before the Closing, any event occurs with respect to PELP, the Contributors or the Contributed Companies or Subsidiaries thereof, or any change occurs with respect to other information supplied by PELP, the Contributors, or the Contributed Companies or Subsidiaries thereof for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, PELP shall promptly notify PEGC I of such event, and PELP and PEGC I shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to PEGC I’s stockholders.

(d)

PEGC I shall, as soon as practicable after the Proxy Statement is cleared by the SEC for mailing to PEGC I’s stockholders, duly call, give notice of, convene and hold a meeting of its stockholders (the “PEGC I Stockholders’ Meeting“) for the purpose of seeking the PEGC I Stockholder Approval.

(e)

Notwithstanding any provision of this Agreement to the contrary, PEGC I may, in its sole discretion, adjourn or postpone the PEGC I Stockholders’ Meeting, and may change the record date thereof: (i) to the extent necessary, in the judgment of the PEGC I Board to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of PEGC I a reasonable amount of time in advance of the PEGC I Stockholders’ Meeting; (ii) if as of the time for which the PEGC I Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of PEGC I Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the PEGC I Stockholders’ Meeting or to the extent that at such time PEGC I has not received proxies sufficient to allow the receipt of the PEGC I Stockholder Approval at the PEGC I Stockholders’ Meeting; or (iii) to the extent required by applicable Law; provided, that the PEGC I Stockholders’ Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the PEGC I Stockholders’ Meeting was originally scheduled. PEGC I shall keep the Contributors’ Representative informed with respect to proxy solicitation results as reasonably requested by the Contributors, Contributors’ Representative or their Representatives. PEGC I shall, subject to the fiduciary duties of the PEGC I Board under applicable Law, use its reasonable best efforts to obtain the PEGC I Stockholder Approval.

Section 6.20

Directors’ and Officers’ Liability.

(a)

PEGC I and PEGC I OP (the “D&O Indemnifying Parties“) agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing now existing in favor of a manager, director, officer, trustee, agent or fiduciary of any Contributed Company or any of its Subsidiaries and acting in its capacity as such (collectively, the “D&O Indemnified Parties“) as provided in under any charter, bylaws, limited liability company agreement, partnership agreement or other similar organizational documents or agreements of the Contributed Companies and their Subsidiaries (collectively, the “Contributed Company Organizational Documents”) and indemnification agreements of the Contributed Companies and/or their Subsidiaries shall survive the Closing and shall continue in full force and effect in accordance with their terms. For a period of six (6) years from the Closing, PEGC I and PEGC I OP agree that the Contributed Company Organizational Documents shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of D&O Indemnified Party, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.

(b)

PEGC I OP has obtained or shall obtain, prior to the Closing, a prepaid insurance and indemnification policy (i.e., tail coverage) with a term of six (6) years covering each D&O Indemnified Party that provides coverage, subject to such policy’s terms and conditions, for matters occurring prior to the Closing (the “D&O Tail Policy“) that is no less favorable than the Contributed Company’s or such Subsidiary’s existing policy (true and complete copies which have been previously provided to PEGC I OP) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, that (i) the premium for such D&O Tail Policy shall not exceed 300% of the last annual premium paid prior to the date of this Agreement unless the Contributors agree to bear the incremental cost in excess thereof, and (ii) PEGC I OP and the Contributors (through an increase to Contribution Transaction Expenses) shall each bear 50% of the cost of the D&O Tail Policy.

(c)

If any of PEGC I or the PEGC I OP or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of PEGC I or the PEGC I OP, as applicable, assume the obligations set forth in this Section 6.20.

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(d)

The provisions of this Section 6.20 are intended to be for the express benefit of, and shall be enforceable by, each D&O Indemnified Party (who are intended to be third party beneficiaries of this Section 6.20), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of PEGC I, PEGC I OP and the Contributed Companies and their Subsidiaries and shall not be amended in a manner that is adverse to the D&O Indemnified Parties (including their successors, assigns and heirs) without the prior written consent of the D&O Indemnified Party (including the successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 6.20 shall not be deemed to be exclusive of any other rights to which a D&O Indemnified Party is entitled, whether pursuant to applicable Law, contract or otherwise.

(e)

Notwithstanding anything to the contrary in this Section 6.20, PEGC I and PEGC I OP shall have no obligation under this Agreement to indemnify or hold harmless any D&O Indemnified Party (i) in respect of any claim made by any Contributor Indemnitee against PEGC I OP under Article X hereof, or (ii) against obligations of such D&O Indemnifying Party to bear its portion of any indemnification obligations to the PEGC I Indemnitees under Article X hereof.

Section 6.21

Plan of Reorganization. Notwithstanding anything to the contrary set forth herein, prior to or concurrently with the Closing, the Contributors shall, and shall cause their applicable Affiliates and Subsidiaries to, effect and carry out the pre-closing restructuring according to the steps set forth in the Plan of Reorganization. Following the date of this Agreement, the Contributors may amend, or cause to be amended, the Plan of Reorganization; provided, however, that any such amendment shall not result in an adverse economic effect on PEGC I OP (or, if such amendment would result in an adverse economic effect on PEGC I OP, the Contributors shall indemnify PEGC I OP for such adverse economic effect) and shall not delay the Closing to any material extent.

Article VII.

Conditions Precedent

Section 7.01

Conditions to Each Party’s Obligation. The obligation of PEGC I OP and the Contributors to consummate the Transactions is subject to the satisfaction (or waiver by PEGC I OP and the Contributors’ Representative) on or before the Closing Date of the following conditions:

(a)

Approvals. Any waiting period (and any extension thereof) applicable to the Contributions under the HSR Act shall have been terminated or shall have expired. All Filings and Consents necessary for the consummation of the Contributions, including those required in connection with the contribution of the Insurance Business as set forth on Schedule 7.01(a), shall have been made or obtained, in each case without any conditions, restrictions, undertakings or limitations that, individually or in the aggregate, in the reasonable judgment of PEGC I OP, would materially impair (or could reasonably be expected to materially impair) the ability of PEGC I OP to consummate the Transactions or could reasonably be expected to have a material adverse effect on the economic benefits to PEGC I OP arising therefrom.

(b)

No Injunctions or Restraints. No Law, Judgment or other legal restraint preventing the consummation of the Contributions shall be in effect.

(c)

PEGC I Stockholder Approval. PEGC I OP shall have received the PEGC I Stockholder Approval.

Section 7.02

Conditions to Obligation of PEGC I OP. The obligation of PEGC I OP to consummate the Transactions is subject to the satisfaction (or waiver by PEGC I OP) on or before the Closing Date of the following conditions:

(a)

Representations and Warranties. Each Fundamental Representation of the Contributors shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such Fundamental Representation expressly relates to another date (in which case as of such other date). Each representation and warranty of the Contributors herein and in the Ancillary Agreements (other than any Fundamental Representations) that is qualified as to materiality shall be true and correct, and each such representation and warranty not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representation and warranty expressly relates to another date (in which case as of such other date). PEGC I OP shall have received a certificate signed by the Contributors’ Representative to the effect of the preceding two (2) sentences.

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(b)

Performance of Obligations of the Contributors. Each Contributor and the Contributors’ Representative shall have performed or complied with in all material respects each obligation and covenant required by this Agreement and the Ancillary Agreements to be performed or complied with by such Contributor and the Contributors’ Representative on or before the Closing Date and PEGC I OP shall have received a certificate signed by the Contributors’ Representative to such effect.

(c)

Closing Deliverables. The Contributors and the Contributors’ Representative shall have delivered to PEGC I OP the items set forth in Sections 1.03(a) and 1.03(b).

(d)

Absence of Contributed Company Material Adverse Effect. There shall not have occurred any event since the date of the Audited Balance Sheet, and no circumstance shall exist, that constitute, or could reasonably be expected to result in, a Contributed Company Material Adverse Effect, and PEGC I OP shall have received a certificate signed by the Contributors’ Representative to such effect.

(e)

Consents. PEGC I OP shall have received the written Consents identified on Schedule 7.02(e) in form and substance reasonably acceptable to PEGC I OP.

(f)

Indebtedness Amendments. PEGC I OP shall have received the PELP Debt Consents and Amendments, the PEGC I Debt Consents and Amendments, the Corporate Debt Consent and Amendments and any and all other amendments, modifications, certifications and instruments reasonably required by PEGC I OP in connection with the existing Indebtedness in order to effectuate the Transactions in each case, in form and substance reasonably acceptable to PEGC I OP.

(g)

PEGC II OP Debt Consents and Amendments. PEGC II OP shall have received the PEGC II Debt Consents and Amendments, in form and substance acceptable to PEGC II OP.

(h)

Permits. The Permits required by Section 6.13 to be transferred to the Contributed Companies prior to Closing shall have been so transferred.

(i)

Termination of Intercompany Agreements. The Contracts required by Section 6.16 to be terminated prior to Closing shall have been terminated.

(j)

Title Insurance Policies. PEGC I OP shall have received the Title Policies.

Section 7.03

Conditions to Obligation of the Contributors. The obligation of the Contributors to consummate the Transactions is subject to the satisfaction (or waiver by the Contributors’ Representative) on or before the Closing Date of the following conditions:

(a)

Representations and Warranties. Each Fundamental Representation of PEGC I OP shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such Fundamental Representation expressly relates to another date (in which case as of such other date). Each representation and warranty of PEGC I OP made herein and in the Ancillary Agreements shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representation and warranty expressly relate to another date (in which case as of such other date) in each case except for breaches as to matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a PEGC I OP Material Adverse Effect.

(b)

Performance of Obligations of PEGC I OP. PEGC I OP shall have performed or complied with in all material respects each obligation and covenant required by this Agreement and the Ancillary Agreements to be performed or complied with by PEGC I OP on or before the Closing Date.

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(c)

Closing Deliverables. PEGC I OP shall have delivered to the Contributors’ Representative the items set forth in Section 1.03(c).

(d)

Absence of PEGC I OP Material Adverse Effect. There shall not have occurred and no circumstance shall exist, that constitute, or could reasonably be expected to result in, a PEGC I OP Material Adverse Effect.

Section 7.04

Frustration of Closing Conditions. Neither PEGC I OP nor any Contributor may rely, either as a basis for not consummating the Contributions or the other Transactions or terminating this Agreement and abandoning the Contributions, on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

Article VIII.

Certain Tax Matters

Section 8.01

Liability for Taxes.

(a)

Each Contributor shall be liable for and pay, and shall indemnify and hold harmless each PEGC I Indemnitee (as defined in Section 10.01 below) from and against any and all Losses suffered or incurred by such PEGC I Indemnitee in connection with or arising from (i) Taxes imposed on any Contributed Company or Subsidiary thereof or for which such Contributed Company or such Subsidiary may otherwise be liable, as a result of having been a member of a Contributed Company Group (including Taxes for which the Contributed Company or any Subsidiary thereof may be liable pursuant to Treasury Regulation Section 1.1502-6 or similar provisions of state, local or foreign Law as a result of having been a member of a Contributed Company Group and any Taxes resulting from the Contributed Company or any Subsidiary thereof ceasing to be a member of any Contributed Company Group), (ii) Taxes imposed on any Contributed Company or Subsidiary thereof, or for which any Contributor or Contributed Company or Subsidiary thereof may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, (iii) any breach of any representation or warranty of such Contributor or any Contributed Company or Subsidiary thereof contained herein relating to Taxes, in any Ancillary Agreement or any certificate or supplemental disclosures delivered pursuant hereto or thereto (it being agreed and acknowledged by the parties that such representations and warranties shall be deemed not qualified by any references therein to materiality or to whether or not such breach results or may result in a Contributor Material Adverse Effect or a Contributed Company Material Adverse Effect solely for the purpose of calculating the amount of Losses, but not for the purpose of determining whether there has been a breach of such representations and warranties), and (iv) any breach of any covenant of such Contributor or any Contributed Company or Subsidiary thereof contained herein or in any Ancillary Agreement (other than the Tax Protection Agreement) relating to Taxes; provided, that (1) the Contributors shall have no liability under this Section 8.01(a) for Taxes to the extent included or reflected in a contra-asset, liability or obligation accrued or reserved for in the Audited Balance Sheet or included in the determination of the Actual Adjusted OP Unit Consideration or Contingent Consideration, as finally determined pursuant to Section 1.05(b)(vi) or Section 1.06(c)(v) and (2) the first (but not the sole) source of recovery under this Section 8.01(a) shall be the Escrow Account.

(b)

For purposes of Section 8.01(a), whenever it is necessary to determine the liability for Taxes of a Contributed Company or any Subsidiary thereof for a Straddle Period, the determination of the Taxes of such Contributed Company or Subsidiary thereof for the portion of the Straddle Period ending on and including the Closing Date shall be determined by assuming that the Straddle Period consisted of two (2) taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date and items of income, gain, deduction, loss or credit of such Contributed Company or Subsidiary thereof for the Straddle Period shall be allocated between such two (2) taxable years or periods on a “closing of the books basis” by assuming that the books of such Contributed Company or Subsidiary thereof were closed at the close of the Closing Date; provided, however, that exemptions, allowances, deductions or Taxes that are calculated on an annual basis, such as property Taxes and depreciation deductions, shall be apportioned between such two taxable years or periods on a daily basis.

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(c)

The obligations of the Contributors under this Section 8.01(a) shall be: (i) joint and several among the Contributors that are wholly-owned, directly or indirectly, by PELP and (ii) otherwise individual and several with respect to those Contributors listed on Schedule 10.01(d).

(d)

PEGC I OP shall be liable for and pay, and shall indemnify and hold harmless each Contributor Indemnitee from and against any and all Losses suffered or incurred by such Contributor Indemnitee in connection with or arising from any breach of any covenant of PEGC I OP relating to Taxes contained herein.

Section 8.02

Tax Returns; Tax Refunds.

(a)

The Contributors shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to each Contributed Company and Subsidiary thereof on or prior to the Closing Date and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. PEGC I OP shall file or cause to be filed when due (taking into account all extensions properly obtained) all other Tax Returns that are required to be filed by or with respect to each Contributed Company and Subsidiary thereof after the Closing Date and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns; provided, however, that if any such Tax Return relates to a taxable period ending on or before the Closing Date or to any Straddle Period, PEGC I OP shall deliver a copy of such Tax Return to the Contributors’ Representative for the Contributors’ Representative’s review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) at least twenty (20) Business Days prior to the due date (taking into account any extension) for the filing of such Tax Return.

(b)

All Tax Returns that the Contributors are required to file or cause to be filed in accordance with Section 8.02(a) shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date).

(c)

PEGC I OP and its Affiliates shall promptly pay to the Contributors any refunds received by PEGC I OP or any of its Affiliates for Taxes of the Contributed Companies and their Subsidiaries attributable to any taxable year or period that ends on or before the Closing Date or, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

Section 8.03

Contest Provisions.

(a)

For so long as the Contributors’ Representative remains a member of PEGC I’s management team, the Contributors’ Representative shall notify PEGC I OP in writing upon receipt by the Contributors’ Representative or any of its Affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to any taxable period ending on or before the Closing Date or to any Straddle Period relating to a Tax liability for which the Contributors would be required to indemnify PEGC I OP pursuant to Section 8.01.  If the Contributors’ Representative is not a member of PEGC I’s management team, each of the Contributors’ Representative and PEGC I OP, as applicable, shall notify the other party in writing upon receipt by the applicable party or any of its Affiliates (including, in the case of PEGC I OP after the Closing Date, any Contributed Company or Subsidiary thereof) of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments relating to any taxable period ending on or before the Closing Date or to any Straddle Period relating to a Tax liability for which the Contributors would be required to indemnify PEGC I OP pursuant to Section 8.01.

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(b)

The Contributors shall have the sole right to represent the Contributed Companies’ and each Subsidiary thereof’s interests in any Tax audit or administrative or court proceeding relating to a Tax liability for which the Contributors would be required to indemnify PEGC I OP pursuant to Section 8.01 or that relates to a taxable year or period ending on or before the Closing Date, and to employ counsel of the Contributors’ choice at the Contributors’ expense; provided, however, that the Contributors shall have no right to represent a Contributed Company’s or Subsidiary thereof’s interests in any such Tax audit or administrative or court proceeding except to the extent the Contributors’ Representative shall have first notified PEGC I OP in writing of Contributors’ intention to do so and of the identity of counsel, if any, chosen by the Contributors in connection therewith; provided, further, that PEGC I OP and its representatives shall be permitted, at PEGC I OP’s expense, to be present at, and participate in, any such audit or proceeding. Notwithstanding the foregoing, neither the Contributors nor any Contributor Affiliate shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which could adversely affect the liability for Taxes of any Contributed Company, Subsidiary thereof or Affiliate thereof for any period after the Closing Date to any extent unless the Contributors have indemnified each PEGC I Indemnitee against the effects of any such settlement (including the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards) and the Contributors have obtained the prior written consent of PEGC I OP, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)

PEGC I OP shall have the sole right to represent the Contributed Companies’ and each Subsidiary thereof’s interests in any Tax audit or administrative or court proceeding relating to Tax liabilities other than those for which the Contributors have exercised such right pursuant to Section 8.03(b) and to employ counsel of PEGC I OP’s choice at PEGC I OP’s expense; provided, however, that to the extent such Tax audit or administrative or court proceeding relates to a Tax liability for which the Contributors would be required to indemnify PEGC I OP pursuant to Section 8.01 or that relates to a taxable year or period ending on or before the Closing Date, PEGC I OP shall keep the Contributors’ Representative reasonably informed of the progress of such Tax audit or administrative or court proceeding and shall not effect any settlement or compromise with respect to which any Contributor is liable without obtaining the Contributors’ Representative’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)

Nothing herein shall be construed to impose on PEGC I OP any obligation to defend a Contributed Company or Subsidiary thereof in any Tax audit or administrative or court proceeding.

Section 8.04

Assistance and Cooperation. After the Closing Date, each Contributor and PEGC I OP shall (and shall cause their respective Affiliates to):

(a)

timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 6.07(c) (relating to sales, transfer and similar Taxes);

(b)

assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 8.02, and in connection therewith, provide the other party with any necessary powers of attorney;

(c)

cooperate fully in preparing for and defending any audits of, or disputes with taxing authorities regarding, any Tax Returns of each Contributed Company and Subsidiary thereof;

(d)

make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of each Contributed Company and Subsidiary thereof; and

(e)

furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any Taxes or Tax Returns of each Contributed Company and Subsidiary thereof; provided, however, that PEGC I OP shall only be obligated to furnish copies of such correspondence to the Contributors’ Representative to the extent such audit or information request relates to Taxes for which the Contributors may be liable under the terms of this Agreement.

Section 8.05

Termination of Tax Allocation Agreements. Any Tax Sharing Arrangement entered into by any Contributor or Contributor Affiliate, on the one hand, and any Contributed Company or Subsidiary thereof, on the other hand, shall be terminated as to such Contributed Company or Subsidiary on or prior to the Closing, and after the Closing neither such Contributed Company nor any Subsidiary thereof shall have any liability thereunder.

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Article IX.

Termination, Amendment and Waiver

Section 9.01

Termination.

(a)

Notwithstanding anything to the contrary herein, this Agreement may be terminated and the Transactions abandoned at any time before the Closing:

(i)

by mutual written consent of the Contributors’ Representative and PEGC I OP;

(ii)

by the Contributors’ Representative if: (A) there have been one or more breaches by PEGC I OP of any of its representations, warranties, covenants or agreements contained herein that have not been waived by the Contributors’ Representative and would result in the failure to satisfy any of the conditions set forth in Section 7.01 or Section 7.03 and such breaches have not been cured within sixty (60) days after written notice thereof has been received by PEGC I OP; or (B) any of the conditions set forth in Section 7.01 or Section 7.03 has become incapable of being satisfied on or before February 14, 2018 (the “Outside Date”) and has not been waived by the Contributors’ Representative;

(iii)

by PEGC I OP if: (A) there have been one or more breaches by the Contributors or the Contributed Companies or Subsidiaries thereof of any of their representations, warranties, covenants or agreements contained herein that have not been waived by PEGC I OP and would result in the failure to satisfy any of the conditions set forth in Section 7.01 or Section 7.02 and such breaches have not been cured within sixty (60) days after written notice thereof has been received by the Contributors’ Representative; or (B) any of the conditions set forth in Section 7.01 or Section 7.02 has become incapable of being satisfied on or before the Outside Date and has not been waived by PEGC I OP; or

(iv)

by the Contributors’ Representative or PEGC I OP, if the Closing does not occur on or before the Outside Date.

In the event of termination by the Contributors’ Representative or PEGC I OP pursuant to this Section 9.01, written notice thereof shall forthwith be given to the other and the Transactions shall be terminated, without further action by any party.

Section 9.02

Effect of Termination. If this Agreement is terminated and the Transactions are abandoned as described in Section 9.01, then this Agreement shall become null and void and of no further force and effect, and all further obligations of the parties under this Agreement will terminate, except as otherwise set forth in this Section 9.02 and except for Section 6.05 (Confidentiality), Section 6.07 (Expenses; Transfer Taxes), Section 6.10 (Publicity), Section 9.01 (Termination), this Section 9.02 and Article XI (General Provisions), which shall survive such termination.

Section 9.03

Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto or, in the case of each Contributor, by the Contributors’ Representative on behalf of such Contributor. By an instrument in writing PEGC I OP, on the one hand, or the Contributors’ Representative on behalf of the Contributors, on the other hand, may waive compliance by the other with any term or provision hereof that such other party was or is obligated to comply with or perform. No delay or omission by any party hereto to exercise any right or power under this Agreement or pursuant to Law shall impair such right or power or be construed as a waiver thereof. A waiver by either party of any representation, warranty, covenant or condition shall not be construed to be a waiver of any succeeding breach or of any other representation, warranty, covenant or condition.

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Article X.

Indemnification

Section 10.01

Indemnification by the Contributors.

(a)

From and after the Closing, each Contributor shall be liable for, and shall indemnify PEGC I, PEGC I OP and their Affiliates and each of their Representatives (each, a “PEGC I Indemnitee” and, collectively, the “PEGC I Indemnitees“) against and hold them harmless from, any Losses suffered or incurred by such PEGC I Indemnitees (other than any Loss relating to Taxes, for which indemnification provisions are set forth in Article VIII) arising out of, involving or otherwise in respect of:

(i)

any breach of any representation or warranty of such Contributor or any Contributed Company or Subsidiary thereof contained herein, in any Ancillary Agreement or any certificate delivered pursuant hereto or thereto (it being agreed and acknowledged by the parties that such representations and warranties shall be deemed not qualified by any references therein to materiality or to whether or not any such breach results or may result in a Contributor Material Adverse Effect or a Contributed Company Material Adverse Effect solely for the purpose of calculating the amount of Losses, but not for the purpose of determining whether there has been a breach of such representations and warranties);

(ii)

any breach of any covenant of such Contributor or any Contributed Company or Subsidiary thereof contained herein or in any Ancillary Agreement;

(iii)

any act or omission of the Contributors’ Representative; and

(iv)

the assertion by or on behalf of PELP or any limited partner of PELP (in such capacity) of any claim or demand against PEGC I, PEGC I OP, any Contributed Company, any Subsidiary of a Contributed Company or any D&O Indemnified Party that arises, contemporaneously with or before the Closing Date or arises out of any matter, cause or event occurring contemporaneously with or before the Closing Date.

(b)

The Contributors shall not have any liability under Section 10.01(a)(i):

(i)

unless the aggregate of all Losses for which the Contributors would, but for this clause (i), be liable thereunder exceeds, on a cumulative basis, an amount equal to the Deductible, in which event the Contributors shall be liable, solely for all such Losses in excess the Deductible (subject to the other limitations in this clause (b) and this Article X); and/or

(ii)

in excess of the Cap;

provided, however, that neither the Deductible nor the Cap shall apply to any claims of, or causes of action arising out of, involving or otherwise in respect of (i) any Fundamental Representation or (ii) Fraud.

(c)

The Contributors shall not have any liability under Section 10.01(a) or Section 8.01(a) for Losses to the extent included or reflected in a contra-asset, liability or obligation accrued or reserved for in the Audited Balance Sheet or included in the determination of the Actual Adjusted OP Unit Consideration Amount or Contingent Consideration, as finally determined pursuant to Section 1.05(b)(vi) or Section 1.06(c)(v).

(d)

The obligations of the Contributors under Section 10.01(a) shall be: (i) joint and several among the Contributors that are wholly-owned, directly or indirectly, by PELP and (ii) otherwise individual and several with respect to those Contributors listed on Schedule 10.01(d). No Contributor shall have any right to obtain damages (whether through an action for contribution or otherwise) from any of the Contributed Companies or Subsidiaries thereof or their Representatives to recoup Losses paid to the PEGC I Indemnitees under this Agreement, and each Contributor hereby releases, waives and discharges any such rights against the Contributed Companies and Subsidiaries thereof and their Representatives (other than with respect to obligations of the Contributed Companies hereunder to be performed after the Closing).

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Section 10.02

Indemnification by PEGC I OP.

(a)

PEGC I OP shall be liable for and shall indemnify each of the Contributors and their Affiliates and each of their respective Representatives (the “Contributor Indemnitees”) against and hold them harmless from any Loss suffered or incurred by such Contributor Indemnitees (other than relating to Taxes, for which indemnification provisions are set forth in Article VIII) arising out of, involving or otherwise in respect of:

(i)

any breach of any representation or warranty of PEGC I OP contained herein, in any Ancillary Agreement or in any certificate delivered pursuant hereto or thereto (it being agreed and acknowledged by the parties that the representations and warranties of PEGC I OP contained herein shall be deemed not qualified by any references therein to materiality or to whether or not any such breach results or may result in a PEGC I OP Material Adverse Effect solely for the purpose of calculating the amount of Losses, but not for the purpose of determining whether there has been a breach of such representations and warranties); and

(ii)

any breach of any covenant of PEGC I OP contained herein or in any Ancillary Agreement.

(b)

PEGC I OP shall not have any liability under Section 10.02(a)(i):

(i)

unless the aggregate of all Losses for which PEGC I OP would, but for this clause (i), be liable thereunder exceeds, on a cumulative basis, an amount equal to the Deductible, in which event PEGC I OP shall be liable for all such Losses in excess of the Deductible (subject to the other limitations in this clause (b) and this Article X); or

(ii)

in excess of an amount equal to the Cap;

provided, however, that neither the Deductible nor the Cap shall apply to any claims of, or causes of action arising out of, involving or otherwise in respect of (i) any Fundamental Representation or (ii) Fraud.

Section 10.03

Calculation of Losses. The amount of any Loss for which indemnification is provided under Article VIII or this Article X shall be net of (i) any amounts recovered and actually received by the Indemnified Party under any insurance policy with respect to such Loss, and (ii) any amounts actually recovered from other third parties with respect to such Loss. In the event any Indemnified Party is entitled to any insurance proceeds, indemnity payments or any third-party recoveries in respect of any Losses for which such Indemnified Party is entitled to indemnification pursuant to Article VIII or this Article X, such Indemnified Party shall use commercially reasonable efforts to obtain, receive or realize such proceeds, payments or recoveries. In the event that any such insurance proceeds, indemnity payments or other third-party recoveries are realized by an Indemnified Party subsequent to receipt by such Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds, indemnity payments or other third-party recoveries relate, appropriate refunds shall be made promptly by the relevant Indemnified Parties of all or the relevant portion of such indemnification payment, net of costs incurred by such indemnified Party to obtain such insurance proceeds, indemnity payments or other third-party recoveries.

Section 10.04

PEGC Disclosure Committee. (a) On the last day of each quarter following the Closing Date, (b) on the date that is ten (10) Business Days prior to the Termination Date and (c) on the date that is ten (10) Business Days prior to the Statute of Limitations Termination Date, the PEGC Disclosure Committee shall convene to discuss any potential indemnification claims by any PEGC I Indemnitee under this Article X or Section 8.01(a) and the senior management of PEGC I shall promptly (and in any event within one (1) Business Day of each such meeting) inform the Special Committee of any Losses reasonably determined by the PEGC Disclosure Committee in good faith to have been suffered by a PEGC I Indemnitee for which indemnification is available under this Article X or Section 8.01(a). For the avoidance of doubt, the PEGC Disclosure Committee shall continue to meet until no claims for indemnification may be made under Section 10.01(a) or Section 8.01(a)(i), (ii) or (iii).

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Section 10.05

Survival of Representations, Warranties, Covenants and Agreements; Termination of Indemnification. The representations, warranties, covenants and agreements contained herein, in the Ancillary Agreements and in any certificate delivered pursuant hereto or thereto shall survive the Closing as follows: (a) the Fundamental Representations shall survive until the six (6) year anniversary of the Closing; (b) all other representations and warranties shall survive through the Termination Date (except that the representations and warranties relating to Taxes contained in Section 3.15 and Section 3.25 shall survive through the Statute of Limitations Termination Date); (c) the covenants to be performed at or before the Closing shall survive until one hundred thirty-five (135) days after the Closing; and (d) all other covenants shall survive for one hundred thirty-five (135) days following the time at which such covenants are required to be performed. The rights of each PEGC I Indemnitee under Section 10.01(a), and the rights of each Contributor Indemnitee under Section 10.02(a), after the Closing shall not be affected by any knowledge at or before the execution hereof or at or before the Closing of any breach of representation, warranty, covenant or agreement, whether such knowledge came from any Contributor, PEGC I OP or any other Person, or any waiver of condition set forth in Article VII. The obligations to indemnify and hold harmless any party: (w) pursuant to Sections 8.01(a)(i), (ii) or (iii) shall terminate on the Statute of Limitations Termination Date; (x) pursuant to Section 10.01(a)(i) or Section 10.02(a)(i) shall terminate when the applicable representation or warranty terminates in accordance with this Section 10.05; (y) pursuant to Section 8.01(a)(iv), Section 8.01(d), Section 10.01(a)(ii), Section 10.01(a)(iii) or Section 10.02(a)(ii) shall terminate when the applicable covenant terminates in accordance with this Section 10.05; and (z) pursuant to the other clauses of Section 10.01(a) and Section 10.02(a) shall terminate on the Termination Date; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which (1) the PEGC Disclosure Committee has determined a claim may be made, but such claim has not been communicated to the Special Committee pursuant to Section 10.04, (2) the Indemnified Party shall have, before the expiration of the applicable period, made a claim by delivering a notice of such claim in accordance with Section 10.06 to the Indemnifying Party specifying, the basis of the claim and, to the extent practical, the Losses incurred prior to the expiration of the applicable period or (3) to the extent arising out of a Third-Party Claim (including any claim by any Governmental Entity), (x) such Losses were asserted in writing prior to the expiration of the applicable period, (y) such claim is made in respect of a reasonably estimated amount of Losses (if then known or estimable) reasonably expected to arise in connection with such Third-Party Claim and (z) such Third-Party Claim has been actually commenced or threatened.

Section 10.06

Procedures.

(a)

Third-Party Claims. In order for a Person (the “Indemnified Party”) to be entitled to any indemnification provided for under Section 10.01 or Section 10.02 in respect of, arising out of or involving a claim made by any Person not a party hereto against the Indemnified Party (a “Third-Party Claim”), such Indemnified Party must, within thirty (30) days after receipt by such Indemnified Party of written notice of the commencement of a Third-Party Claim or the threat of a Third-Party Claim, notify the indemnifying party (the “Indemnifying Party”) in writing of such actual or threatened Third-Party Claim (such notice, a “Third-Party Claim Notice“); provided, however, that failure to timely give a Third-Party Claim Notice shall not affect the indemnification provided hereunder except to the extent that (i) the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure or (ii) the Indemnified Party fails to provide such Third-Party Claim Notice in accordance with this Section 10.06 prior to the expiration of the applicable period set forth in Section 10.05. For the avoidance of doubt, in instances where PEGC I OP is the Indemnified Party, the aforementioned thirty (30) day period shall not begin with respect to a potential Third-Party Claim until such time as the Special Committee has been informed of such Claim pursuant to Section 10.04.

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(b)

Assumption. If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and (unless the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its willingness and financial capacity to defend such Third-Party Claim), if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party by providing the Indemnified Party with written notice of such election within thirty (30) days after its receipt of the applicable Third-Party Claim Notice; provided, however, that such counsel is not reasonably objected to by the Indemnified Party. If the Indemnifying Party assumes the defense of a Third-Party Claim in accordance with this Section 10.06(b), the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (which, for the sake of clarity, will not be Losses indemnifiable under this Article X). Any such participation or assumption shall not constitute a waiver by any party of any attorney-client privilege in connection with such Third-Party Claim. If the Indemnifying Party assumes the defense of a Third-Party Claim in accordance with this Section 10.06(b), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable (subject to Section 10.06 below) for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available at such times and places as may be reasonably necessary to defend against such Third-Party Claim for the purpose of providing additional information, explanation or testimony in connection with such Third-Party Claim. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party shall not agree to the entry of any Judgment or enter into any settlement or compromise with respect to such Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, delayed or conditioned) unless such settlement: (xx) does not involve any finding or admission of any violation of Law; (yy) does not involve any relief other than monetary damages that are satisfied in full out of the Escrowed Consideration in the Escrow Account (in accordance with Section 10.08 below); and (zz) completely, finally and unconditionally releases the Indemnified Party in connection with such Third-Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third-Party Claim) if: (yyy) the Third-Party Claim seeks an injunction or other equitable relief or relief other than monetary damages for which the Indemnified Party could be entitled to indemnification under this Agreement; or (zzz) the Third-Party Claim is a criminal Proceeding, or relates to such a Proceeding, or the underlying facts or circumstances of which would reasonably be expected to give rise to such a Proceeding. If the Indemnified Party assumes the defense of a Third-Party Claim, the Indemnified Party shall not agree to the entry of any judgment or enter into any settlement or compromise with respect to such Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, delayed or conditioned).

(c)

Regardless of whether the defense of a Third-Party Claim is controlled by the Indemnified Party or the Indemnifying Party, the controlling party shall not, without the prior written consent of the non-controlling party (which consent shall not be unreasonably withheld, conditioned or delayed) cause, or agree to, the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of an Indemnified Party (the “Subject Materials”) relating to such Third-Party Claim. Each party hereto mutually acknowledges and agrees, on behalf of itself and its Affiliates, that (i) each shares a common legal interest in preparing for the defense of legal proceedings, or potential legal proceedings, arising out of, relating to or in respect of any actual or threatened Third-Party Claim or any related claim or counterclaim, (ii) the sharing of Subject Materials will further such common legal interest, and (iii) by disclosing any Subject Materials to and/or sharing any Subject Materials with the Indemnifying Party, the Indemnified Party shall not waive the attorney-client privilege, attorney work-product immunity or any other privilege or protection. The Indemnified Party shall not be required to make available to the Indemnifying Party any information that is subject to an attorney-client or other applicable legal privilege that based on the advice of outside counsel would be impaired by such disclosure or any confidentiality restriction under applicable Law.

(d)

Direct Claims. In the event any Indemnified Party has a claim against any Indemnifying Party under Section 10.01 or Section 10.02 that does not involve a Third-Party Claim (such claim, a “Direct Claim“), the Indemnified Party shall deliver notice of such Direct Claim to the Indemnifying Party (such notice, a “Direct Claim Notice”); provided, however, that failure to timely give a Direct Claim Notice shall not affect the indemnification provided hereunder except to the extent that (i) the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure or (ii) the Indemnified Party fails to provide such Direct Claim Notice in accordance with this Section 10.06 prior to the expiration of the applicable period set forth in Section 10.05. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such Direct Claim Notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.01(a) or Section 10.02(a), such Direct Claim shall be conclusively deemed a Loss indemnifiable under this Agreement (subject to the limitations in this Article X).

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(e)

At any time after delivery of a Direct Claim Notice, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records, employees and properties of such Indemnified Party to the extent reasonably related to the matters to which the applicable Direct Claim relates; provided, however, that no Indemnified Party shall be obligated to grant access to, disclose or otherwise provide any information the disclosure of which, in the reasonable judgment of the Indemnified Party is subject to attorney-client privilege or attorney-work product doctrine that would be waived if provided to the Indemnifying Party in the manner requested (provided, that if information is withheld pursuant to this proviso the Indemnified Party shall provide a list or other reasonable description to the Indemnifying Party of the information withheld without any requirement to disclose or include any privileged material in any such list or description). All such access shall be granted during normal business hours and shall be granted under the conditions which shall not unreasonably interfere with the business and operations of such Indemnified Party.

(f)

Coordination with Tax Contests. If there shall be any conflicts between the provisions of this Section 10.06 and Article VIII, the provisions of Article VIII shall control with respect to Tax contests.

Section 10.07

Mitigation of Losses. An Indemnified Party shall use its reasonable best efforts to mitigate any Losses for which it is entitled to indemnification pursuant to Article VIII and this Article X. The Indemnifying Party(ies) shall have the right, but not the obligation, and shall be afforded the opportunity by the Indemnified Party to the extent reasonably possible, to take all available steps to minimize Losses for which the Indemnified Party is entitled to indemnification before such Losses actually are incurred by the Indemnified Party.

Section 10.08

Claims Against the Escrow Account; Payment of Defense Costs and Settlements.

(a)

Subject to Section 10.01(b)(ii) and Section 8.01(a), the first (but not the sole) source of recovery for all Claims for Losses by PEGC I Indemnitees under Article VIII and this Article X shall be the Escrowed Consideration in the Escrow Account; provided, that in no event shall the Contributors have any liability under Section 10.01(a)(i) (other than with respect to claims of, or causes of action arising out of, involving or otherwise in respect of any Fundamental Representation or Fraud) in excess of the Cap. PEGC I OP shall have the right to notify the Escrow Agent of any claim for indemnification made by any PEGC I Indemnitee pursuant to Article VIII or this Article X. Promptly following the final determination of any claim for indemnification made by any PEGC I Indemnitee pursuant to Article VIII or this Article X, upon request by PEGC I OP, the Contributors’ Representative shall execute and deliver a certificate requesting the Escrow Agent to deliver to PEGC I OP the number of OP Units (not to exceed the number of OP Units in the Escrow Account) equal to the amount of such claim as finally determined in accordance with Article VIII or this Article X divided by the Implied Valuation (rounded up to the nearest whole number).

(b)

If the Contributors’ Representative or any Contributor assumes the defense of any Third-Party Claim for which the PEGC I Indemnitees have or may seek indemnification under this Article X, reasonable expenses incurred by the Contributors’ Representative or any Contributor in connection therewith, including reasonable legal costs and expenses, shall be paid to the Contributors’ Representative or such Contributor(s), as applicable, in cash by PEGC I OP from time to time upon request. Concurrently with such payment, PEGC I OP and the Contributors’ Representative shall execute and deliver a certificate requesting the Escrow Agent to deliver to PEGC I OP the number of OP Units (not to exceed the number of OP Units in the Escrow Account) equal to the amount of such payment divided by the Implied Valuation (rounded up to the nearest whole number).

(c)

If one or more of the Contributors is an Indemnifying Party in connection with a Third-Party Claim, any obligation to pay settlements, penalties, fines or other similar amounts to the applicable third party(ies) shall be made or satisfied in cash by PEGC I OP. Concurrently with such payment, PEGC I OP and the Contributors’ Representative shall execute and deliver a certificate requesting the Escrow Agent to deliver to PEGC I OP the number of OP Units (not to exceed the number of OP Units in the Escrow Account) equal to the amount of such payment divided by the Implied Valuation (rounded up to the nearest whole number).

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Section 10.09

Indemnification Sole and Exclusive Remedy. Except with respect to Fraud, Willful Misconduct and for claims for specific performance of covenants and agreements, and subject to Section 10.12 hereof, following the Closing, indemnification pursuant to this Article X shall be the sole and exclusive remedy of the parties and any parties claiming by or through any party (including the Indemnified Parties) related to or arising from any breach of any representation, warranty, covenant or agreement contained in, or otherwise pursuant to, this Agreement and the Ancillary Agreements, and none of PEGC I, PEGC OP, the Contributors, any Contributed Company or the Contributors’ Representative (or, for the sake of clarity, any of their respective partners, members, shareholders, control Persons or employees) shall have any other rights or remedies in connection with any breach of this Agreement or any Ancillary Agreement or any other liability arising out of the negotiation, entry into or consummation of the Transactions, whether based on contract, tort, strict liability, other Laws or otherwise. All representations and warranties set forth in this Agreement and the Ancillary Agreements are contractual in nature only and subject to the sole and exclusive remedies set forth in this Article X. Furthermore, each of PEGC I, PEGC OP, the Contributors and the Contributors’ Representative acknowledge and agree that:

(i)

the parties have voluntarily agreed to define their rights, liabilities and obligations respecting the Transactions exclusively in contract pursuant to the express terms and provisions of this Agreement and, except for Fraud, hereby waive any statutory and common law remedies, including remedies that may be available under Environmental Laws, with respect to matters relating to the transactions contemplated by this Agreement (including with respect to any environmental, health or safety matters);

(ii)

the sole and exclusive remedies for any breach of the terms and provisions of this Agreement and/or the Ancillary Agreements (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement), or any Action otherwise arising out of or related to the Transactions, shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement, and excepting Fraud); and

(iii)

the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and the parties specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

For the avoidance of doubt, any adjustments made to the Closing Consideration pursuant to Section 1.05 shall not be considered “remedies” for purposes of this Section 10.09 and shall not be limited by the terms of this Section 10.09.

Section 10.10

Tax Treatment. All amounts paid or settled in OP Units with respect to Losses under this Agreement shall be treated by the parties hereto for all federal and applicable state income Tax purposes as adjustments to the total consideration payable for the Contributions unless otherwise required by Law.

Section 10.11

Release. Effective as of, and expressly conditioned upon, the Closing, each Contributor, on behalf of such Contributor and each of such Contributor’s Subsidiaries, general partners, managing members and its and their respective Related Persons (collectively, the “Releasors”), releases and forever discharges PEGC I, PEGC I OP, each Contributed Company and each Subsidiary thereof, and each of their respective individual, joint or mutual, past, present and future Representatives, successors and assigns (individually, a “Releasee” and collectively, “Releasees”), from any and all claims, demands, Proceedings, causes of action and Judgments that such Releasor now has, has ever had or may hereafter have against the respective Releasees, in each case of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), arising contemporaneously with or before the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or before the Closing Date (collectively, the “Released Claims”). Notwithstanding the foregoing, the term “Released Claims” shall not include claims brought by Releasors with respect to (a) the obligations or PEGC I, PEGC I OP or their respective Subsidiaries under this Agreement or any Ancillary Agreement, (b) any claim related to employment with PEGC I, PEGC I OP, the Contributors, the Contributed Companies or any of their Subsidiaries or (c) any rights to indemnification or reimbursement from any Contributed Company or Subsidiary thereof, whether pursuant to their respective certificate of incorporation or by-laws (or comparable documents), Contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date. Each Contributor, on behalf of itself and each of its Subsidiaries and executive officers, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Releasee, based upon any Released Claim.

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Section 10.12

Title Claims. The parties hereto acknowledge and agree that, from and after the Closing and the issuance of the Title Policies herein described, to the extent that the substance of the Real Estate Title Representations are also covered by one or more of the Title Policies, PEGC I OP agrees that it will not unreasonably curtail the senior management team of PEGC I OP from pursuing any claim with respect to a breach or violation of such Real Estate Title Representations first against the Title Company. To the extent any claim against the Title Company fails to reasonably compensate PEGC I OP for any loss, cost or damage as a result of the matter giving rise to the breach or violation of such Real Estate Title Representation (including a denial of any claim made on a Title Policy (in whole or in part)), then PEGC I OP shall have the right to pursue any deficiency in accordance with the terms and provisions hereof as a result of the breach or violation of such representation or warranty. In no event shall any recovery under the Title Policies reduce or otherwise affect either the Cap or Deductible described herein. Furthermore, in the event that PEGC 1 OP makes a claim against a Title Policy (a “Subject Title Claim”) with respect to any matter that is covered by a Real Estate Title Representation, and such Subject Title Claim is made prior to the expiration of the applicable survival period for such representation and warranty as provided for herein (“RE Title Survival Period”), then PEGC 1 OP shall have the right to deliver written notice of such Subject Title Claim to the Contributors’ Representative (a “Subject Title Claim Notice”).  In the event that PEGC 1 OP delivers a Subject Title Claim Notice to Contributors’ Representative, and the Subject Title Claim described therein is thereafter denied (in whole or in part) by the Title Company which issued the Title Policy under which such Subject Title Claim was made, then the RE Title Survival Period of the Real Estate Title Representation which is covered by such Subject Title Claim shall be deemed to have automatically been extended with respect to such Subject Title Claim by a number of days equal to the number of days falling within the period that commences on the date on which the Subject Title Claim Notice was delivered to the Contributors’ Representative and ends on the date on which written notice of the Title Company’s denial (in whole or in part) of the Subject Title Claim was delivered to PEGC 1 OP. For clarity, the terms and provisions of this Section 10.12 shall in no way limit or impair the rights of PEGC I OP under the terms and provisions of Section 7.02 hereof.

Article XI.

General Provisions

Section 11.01

Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 11.01 shall be void. Upon PEGC I OP’s sale, disposition or other transfer, in whole or in part, of the shares of capital stock or other equity interests in, or business or assets or properties of, any Contributed Company or Subsidiary thereof, the Contributors hereby agree that PEGC I OP may assign, in whole or in part, any indemnification and other rights related thereto set forth herein, without the consent of the Contributors, provided it provides reasonable prior notice to the Contributors’ Representative.

Section 11.02

No Third-Party Beneficiaries. Except as provided in Article X and Section 6.20, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. This Agreement does not constitute an amendment of any Benefit Plan and does not impose any obligations on PEGC I OP under any Benefit Plan.

Section 11.03

Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received as follows:

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(i)	if to PEGC I or PEGC I OP,

11501 Northlake Drive
Cincinnati, Ohio 45249
Attention: Special Committee of the Board of Directors

with a copy, which shall not constitute notice, to:

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention: Paul L. Choi
E-mail: pchoi@sidley.com

(ii)	if to any Contributor or to the Contributors’ Representative,

222 South Main Street, Suite 1730
Salt Lake City, UT 84101
Attention: Jeffrey S. Edison
E-mail: jedison@phillipsedison.com

with a copy, which shall not constitute notice, to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention: Julian Kleindorfer/Bradley A. Helms
E-mail: julian.kleindorfer@lw.com / bradley.helms@lw.com

Section 11.04

Interpretation; Exhibits and Schedules; Certain Definitions.

(a)

The headings contained herein and in any Exhibit or Schedule hereto, the table of contents hereto and the index of defined terms are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. Any disclosure set forth in any Schedule shall be deemed set forth for purposes of any other Schedule to which such disclosure is relevant, but only to the extent that it is readily apparent that such disclosure is relevant to such other Schedule. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part hereof as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined herein. When a reference is made herein to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. For all purposes of this Agreement, unless otherwise specified herein, (i) ”or” shall be construed in the inclusive sense of “and/or”; (ii) words (including capitalized terms defined herein) in the singular shall be construed to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be construed to include the other gender as the context requires; (iii) the terms “hereof” and “herein” and words of similar import shall be construed to refer to this Agreement as a whole (including all the Exhibits and Schedules) and not to any particular provision of this Agreement; and (iv) all references herein to “$” or dollars shall refer to United States dollars. Each representation, warranty, covenant and agreement contained herein shall have independent significance. Accordingly, if any representation, warranty, covenant or agreement contained herein is breached, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) shall not detract from or mitigate the breach of the first representation, warranty, covenant or agreement. Whenever this Agreement requires any Contributed Company or Subsidiary thereof to take any action prior to the Closing, such requirement shall be deemed to involve an undertaking on the part of the Contributors to cause such Contributed Company or Subsidiary thereof to take such action. Except to the extent a shorter time period is expressly set forth herein for a particular cause of action, actions hereunder may be brought at any time prior to the expiration of the longest time period permitted by Section 8106(c) of Title 10 of the Delaware Code. Any cause of action for breach of any representation, warranty or covenant contained herein shall accrue, and the statute of limitations period shall begin to run, upon the date of this Agreement.

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(b)

For all purposes hereof:

“1031 Exchange” has the meaning set forth in Section 1.07.

“Actual Adjusted OP Unit Consideration Amount” means the Estimated Adjusted OP Unit Consideration Amount, adjusted to reflect the following:

(i)

If the Actual Closing Specified Net Assets is (a) greater than the Estimated Closing Specified Net Assets, then the Estimated Adjusted OP Unit Consideration Amount shall be increased by the amount by which the Actual Closing Specified Net Assets is greater than the Estimated Closing Specified Net Assets, or (b) less than the Estimated Closing Specified Net Assets, then the Estimated Adjusted OP Unit Consideration Amount shall be decreased by the amount by which the Actual Closing Specified Net Assets is less than the Estimated Closing Specified Net Assets.

(ii)

If the Actual Closing Indebtedness is (a) greater than the Estimated Closing Indebtedness Amount, then the Estimated Adjusted OP Unit Consideration Amount shall be decreased by the amount by which the Actual Closing Indebtedness is greater than the Estimated Closing Indebtedness Amount, or (b) less than the Estimated Closing Indebtedness Amount, then the Estimated Adjusted OP Unit Consideration Amount shall be increased by the amount by which the Actual Closing Indebtedness is less than the Estimated Closing Indebtedness Amount.

(iii)

If the Actual Contribution Transaction Expenses is (a) greater than the Estimated Contribution Transaction Expenses, then the Estimated Adjusted OP Unit Consideration Amount shall be decreased by the amount by which the Actual Contribution Transaction Expenses is greater than the Estimated Contribution Transaction Expenses, or (b) less than the Estimated Contribution Transaction Expenses, then the Estimated Adjusted OP Unit Consideration Amount shall be increased by the amount by which the Actual Contribution Transaction Expenses is less than the Estimated Contribution Transaction Expenses.

“Actual Adjusted OP Unit Consideration Statement” has the meaning set forth in Section 1.05(b)(i).

“Actual Closing Indebtedness” means the Closing Indebtedness as finally determined pursuant to Section 1.05(b)(i).

“Actual Closing Specified Net Assets” means the Closing Specified Net Assets as finally determined pursuant to Section 1.05(b)(i).

“Actual Contribution Transaction Expenses” means the Contribution Transaction Expenses as finally determined pursuant to Section 1.05(b).

“Actuarial Reports” has the meaning set forth in Section 3.26.

“Acquisition Closing Consideration” means the Closing Consideration, minus the number of OP Units issued to the Contributors as a result of a conversion of the Contributors’ PEGC I Class B Units in connection with the Closing.

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“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, the term “control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreed Principles” means the specific accounting methods, policies, practices, judgments and procedures, including classification and estimation methodologies, used in the preparation of the audited combined financial statements of PELP as of December 31, 2016, whether or not consistent with GAAP; provided, however, that the Stated Value of any New Property Acquired in all cases shall be calculated as set forth in the definition of “Stated Value.”

“Agreement” has the meaning set forth in the Preamble hereto.

“Ancillary Agreements” means the Escrow Agreement, the Tax Protection Agreement, the Equityholder Agreements, the Services Agreement, the PEGC I OP Amended and Restated Partnership Agreement, the Bylaw Amendment, the Legacy Agreements Termination, the Debt Consents and Amendments and the other agreements and instruments executed and delivered in connection with this Agreement.

“Audited Balance Sheet” has the meaning set forth in Section 3.05(a).

“Base OP Unit Consideration” means 40,360,504 OP Units.

“Base OP Unit Consideration Amount” means the product of (i) the Base OP Unit Consideration and (ii) the Implied Valuation (rounded up to the nearest whole number).

“Benefit Plans” has the meaning set forth in Section 3.18(a).

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by Law to close in Chicago, Illinois.

“Bylaw Amendment” has the meaning set forth in Section 1.03(c)(ix).

“Cap” means $42,000,000.

“Capital Expenditures Budget” has the meaning set forth in Section 3.05(d).

“Cash Consideration” means fifty million dollars ($50,000,000); provided, that until thirty (30) days prior to the Closing, with prior written notice by the Contributors’ Representative to PEGC I and PEGC I OP, the Contributors may, in their sole discretion, elect to reduce the amount of Cash Consideration by the Cash Consideration Adjustment Amount, in which case the OP Unit Consideration will be increased by the number of OP Units equal to the Cash Consideration Adjustment Amount divided by the Implied Valuation (rounded up to the nearest whole number).

“Cash Consideration Adjustment Amount” means an amount not to exceed five million dollars ($5,000,000).

“Change of Control Payment” means any bonus, severance or other payment or other form of compensation that is created, accelerated, accrues or becomes payable by any Contributed Company or Subsidiary thereof to any present or former director, stockholder, employee or consultant thereof (including pursuant to any employment agreement, benefit plan or any other Contract), in each case, as a result of, or in connection with, the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the Transactions, including any Taxes payable on or triggered by any such payment.

“Closing” has the meaning set forth in Section 1.02.

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“Closing Consideration” has the meaning set forth in Section 1.01.

“Closing Date” has the meaning set forth in Section 1.02.

“Closing Indebtedness” means an amount equal to the Indebtedness of the Contributed Companies, calculated as of 11:59 p.m. (New York City time) on the day immediately preceding the Closing Date, in accordance with the Agreed Principles; provided, however, that Closing Indebtedness (i) shall not reflect any liability for which PEGC I or PEGC I OP is responsible under this Agreement, (ii) shall not include any redemption premium, prepayment penalty or similar payment with respect to leases, or for mortgages, credit facilities or other indebtedness for borrowed money, in each case, included in Indebtedness but that are not required by their terms to be repaid in full at the Closing and (iii) shall not include any amounts included in Closing Specified Net Assets or the Contribution Transaction Expenses or otherwise taken into account in the Actual Adjusted OP Unit Consideration Amount.

“Closing OP Unit Consideration Estimate” has the meaning set forth in Section 1.05(a).

“Closing Specified Net Assets” means an amount equal to the sum, which maybe a positive or negative number, of certain assets and liabilities of the Contributed Companies and the Contributed Businesses as set forth on the specific line items on Exhibit J hereto, calculated as of 11:59 p.m. (New York City time) on the day immediately preceding the Closing Date in accordance with the Agreed Principles; provided, however, that Closing Specified Net Assets (i) shall not reflect any liability for which PEGC I or PEGC I OP is responsible under this Agreement, (ii) shall not give effect to the consummation of the Transactions and (iii) shall not include any amounts included in Closing Indebtedness or the Contribution Transaction Expenses or otherwise taken into account in the Actual Adjusted OP Unit Consideration Amount.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent” means any consent, notice, approval, ratification, permission, waiver, license, permit, franchise or authorization of any Person.

“Contingent Consideration” has the meaning set forth in Section 1.06.

“Contingent Consideration Cap” has the meaning set forth in Section 1.06(a).

“Contract” means any written agreement (including “click-through” agreement), contract, license, sublicense, subcontract, settlement agreement, lease, understanding, arrangement, instrument, note, purchase order, warranty, insurance policy, benefit plan or legally binding commitment between parties or by one party in favor of another party.

“Contributed Businesses” has the meaning set forth in the Recitals hereto.

“Contributed Company” and “Contributed Companies” have the meanings set forth in the Recitals hereto.

“Contributed Company Contracts” has the meaning set forth in Section 3.12(b).

“Contributed Company Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included a Contributed Company or Subsidiary thereof or any direct or indirect predecessor of such Contributed Company or Subsidiary thereof, or any other group of corporations filing Tax Returns on a combined, consolidated or unitary basis that, at any time on or before the Closing Date, includes or has included such Contributed Company or Subsidiary thereof or any direct or indirect predecessor of such Contributed Company or Subsidiary thereof.

“Contributed Company Intellectual Property” has the meaning set forth in Section 3.10(a).

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“Contributed Company IT Systems” has the meaning set forth in Section 3.11(a).

“Contributed Company Material Adverse Effect” means a material adverse effect (i) on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Contributed Companies and Subsidiaries thereof, taken as a whole, or (ii) on the ability of the Contributed Companies and the Subsidiaries thereof to timely consummate the Contributions and to perform their obligations under this Agreement and the Ancillary Agreements; provided, however, that (with respect to clause (i) of this definition) for purposes of Section 3.06 and Section 7.02(d) the term “Contributed Company Material Adverse Effect” shall not include effects to the extent they result from (v) changes in general economic conditions or in the industries in which the Contributed Companies and Subsidiaries thereof operate, (w) declaration of war or terrorist attack, (x) changes in Law, (y) changes in GAAP or (z) the announcement of the Contributions, but any effects resulting from the matters referred to in this proviso shall be excluded only to the extent such matters occur after the date hereof.

“Contributed Company Organizational Documents” has the meaning set forth in Section 6.20(a).

“Contributed Interests” has the meaning set forth in the Recitals hereto.

“Contribution Transaction Expenses” means all costs, fees and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the Transactions, to the extent such costs, fees and expenses are payable or reimbursable by any Contributed Company or Subsidiary thereof and remain unpaid as of the Closing, including (a) all fees and expenses payable to the brokers listed on Schedule 3.27 and all other brokerage fees, commissions, finders’ fees or financial advisory fees so incurred, (b) the fees and expenses of Deloitte & Touche LLP, Duff & Phelps LLC, Latham & Watkins LLP and all other fees and expenses of legal counsel, accountants, consultants and other experts and advisors so incurred, (c) all Change of Control Payments, (d) an amount equal to 50% of the Contribution Transfer Taxes, (e) an amount equal to 50% of the cost of the D&O Tail Policy and (f) an amount equal to 50% of all fees payable to the Escrow Agent pursuant to the Escrow Agreement; provided, however, that the Contribution Transaction Expenses (i) shall not reflect any liability for which PEGC I or PEGC I OP is responsible under this Agreement, including the Regulatory Filing Expenses, the Debt Expenses and the Contribution Transfer Taxes (other than as contemplated by clause (d)), (ii) shall not include any intercompany Liabilities or Indebtedness between or among the Contributed Companies and one or more of their Subsidiaries, and (iii) shall not include any amounts included in Closing Specified Net Assets or Closing Indebtedness or otherwise taken into account in the Actual Adjusted OP Unit Consideration Amount.

“Contribution Transfer Taxes” has the meaning set forth in Section 6.07(c).

“Contributions” has the meaning set forth in the Recitals hereto.

“Contributor” and “Contributors” have the meanings set forth in the Preamble hereto.

“Contributor Indemnitees” has the meaning set forth in Section 10.02(a).

“Contributor Material Adverse Effect” means with respect to any Contributor a material adverse effect on the ability of such Contributor to timely consummate the Contributions and to perform its obligations under this Agreement and the Ancillary Agreements.

“Contributors’ Representative” has the meaning set forth in the Preamble hereto.

“Contributors’ Representative Material Adverse Effect” means a material adverse effect on the ability of the Contributors’ Representative (solely in his capacity as the Contributors’ Representative) to perform his obligations under this Agreement and the Ancillary Agreements.

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“Convertible Securities” of any Person means any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any such Person or any of its Subsidiaries is a party or by which such Person or any of its assets is bound: (i) obligating such Person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, such Person or into any Voting Debt of such Person; (ii) obligating such Person to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking; or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of shares or other equity interests in such Person.

“Corporate Debt” has the meaning set forth in Section 3.09(b).

“Corporate Debt Consents and Amendments” means (i) reasonably acceptable evidence that all applicable lender(s), administrative agents, rating agencies, and/or servicers with respect to the Corporate Debt have affirmatively approved or consented to the Transaction (or waived their right to approve or consent to the Transaction) and (ii) any amendments and/or modifications to the loan documents set forth on Schedule 1.03(b)(xvi)(D), in each case, to be entered into in accordance with Section 6.06(f).

“Covered Claim” has the meaning set forth in Section 11.10.

“D&O Indemnified Parties” has the meaning set forth in Section 6.20(a).

“D&O Indemnifying Parties” has the meaning set forth in Section 6.20(a).

“D&O Tail Policy” has the meaning set forth in Section 6.20(b).

“Debt Consent Adjustment Amount” has the meaning set forth in Section 6.06(c).

“Debt Consents and Amendments” means, individually and collectively, the PELP Debt Consents and Amendments, the PEGC I Debt Consents and Amendments, the PEGC II Debt Consents and Amendments and/or the Corporate Debt Consents and Amendments.

“Debt Consents and Amendments Cost Cap” means an amount equal to Four Million One Hundred Thousand Dollars ($4,100,000).

“Debt Expenses” has the meaning set forth in Section 6.07(d).

“Deductible” means $2,800,000.

“Development Personnel” has the meaning set forth in Section 3.10(c).

“Direct Claim” has the meaning set forth in Section 10.06(d).

“Direct Claim Notice” has the meaning set forth in Section 10.06(d).

“Disputed Earn-Out Amount” has the meaning set forth in Section 1.06(c)(i).

“Disputed Earn-Out Statement” has the meaning set forth in Section 1.06(c)(i).

“DOJ” has the meaning set forth in Section 6.06(c).

“Earn-Out Statements” has the meaning set forth in Section 1.06(a)(ii)(B).

“Earn-Out Unit Deliveries” has the meaning set forth in Section 1.06(a)(ii)(B).

“Employment Agreements” has the meaning set forth in Section 1.03(b)(vii).

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“Environment” includes: ambient air (including indoor air), building surfaces or interiors (to the extent impacted by Hazardous Materials), land surface, sub-surface strata, soil, surface water, ground water, river sediment, marshes, wet lands, flora and fauna.

“Environmental Laws” means any and all Laws, and any binding Judgments and Permits issued, promulgated or entered into by or with any Governmental Entity, in each case relating to pollution or protection of the Environment, natural resources, or human health (solely as it relates to the Environment), including Laws relating to the management, Release or threatened Release of Hazardous Materials.

“Environmental Reports” has the meaning set forth in Section 3.17(b).

“ERISA” has the meaning set forth in Section 3.18(a).

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any of the Contributed Companies is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. Any trade or business that would have previously been considered to have been an ERISA Affiliate shall continue to be considered an ERISA Affiliate with respect to liabilities for which any Contributed Company could incur any liability on account of such trade or business.

“Escrow Account” has the meaning set forth in Section 1.04.

“Escrow Agent” means Wilmington Trust, N.A.

“Escrow Agreement” has the meaning set forth in Section 1.03(b)(iv).

“Escrowed Consideration” means the number of OP Units equal to the quotient obtained by dividing (i) the Escrowed Consideration Amount by (ii) the Implied Valuation (rounded up to the nearest whole number).

“Escrowed Consideration Amount” means the product of (i) seven and one half percent (7.5%) and (ii) the Total Base Consideration Amount.

“Estimated Adjusted OP Unit Consideration” means the number of OP Units equal to the quotient obtained by dividing (i) the Estimated Adjusted OP Unit Consideration Amount by (ii) the Implied Valuation (rounded up to the nearest whole number).

“Estimated Adjusted OP Unit Consideration Amount” means the Base OP Unit Consideration Amount: (i) plus the Estimated Closing Specified Net Assets Adjustment Amount; (ii) plus the Estimated Closing Indebtedness Adjustment Amount; (iii) minus the Estimated Contribution Transaction Expenses; (iv) minus, if any, the Debt Consent Adjustment Amount.

“Estimated Closing Indebtedness Adjustment Amount” means the amount, which may be positive or negative, equal to the Estimated Closing Indebtedness Amount minus $501,070,776.

“Estimated Closing Indebtedness Amount” has the meaning set forth in Section 1.05(a).

“Estimated Closing Specified Net Assets” has the meaning set forth in Section 1.05(a).

“Estimated Closing Specified Net Assets Adjustment Amount” means an amount, which may be positive or negative, equal to the Estimated Closing Specified Net Assets minus $27,844,016.

“Estimated Contribution Transaction Expenses” has the meaning has the meaning set forth in Section 1.05(a).

“Equityholder Agreements” has the meaning set forth in Section 1.03(b)(vi).

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“Excess Amount” has the meaning set forth in Section 1.05(c).

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Executive” has the meaning set forth in Section 1.03(b)(vii).

“Existing Representation” has the meaning set forth in Section 11.13.

“Extraordinary Transaction” means any extraordinary transaction involving PEGC I or a Subsidiary thereof, including a stock split of PEGC I Common Stock, a dividend or other distribution of PEGC I Common Stock, an extraordinary cash dividend or a corporate transaction, such as a merger, consolidation, reorganization or partial liquidation of PEGC I or any Subsidiary thereof.

“Family” means, with respect to an individual, (i) the individual’s spouse and (ii) any other relation by blood or marriage that resides with such individual.

“Filing” means any registration, declaration, notice, report, submission or other filing with any Governmental Entity.

“Financial Statements” has the meaning set forth in Section 3.05(a).

“Fraud” means, with respect to the making of any representation or warranty set forth in this Agreement or any Ancillary Agreement, or in any certificate delivered pursuant to this Agreement or any Ancillary Agreement, an act, committed by a party hereto, with intent to deceive another party hereto, or to induce that party to enter into this Agreement or the other Ancillary Agreements and requires (i) a false representation of material fact made in this Agreement, an Ancillary Agreement or any such certificate; (ii) with knowledge that such representation is false; (iii) with an intention to induce the party to whom such representation is made to act or refrain from acting in reliance upon it; (iv) causing that party, in justifiable reliance upon such false representation and with ignorance to the falsity of such representation, to take or refrain from taking action; and (v) causing such party to suffer damage by reason of such reliance.

“FTC” has the meaning set forth in Section 6.06(c).

“Fundamental Representations” means the representations and warranties set forth in Section 2.01 (Organization, Standing and Power), Section 2.02 (Authority; Execution and Delivery; Enforceability), clauses (a) and (c) (solely relating to the Judgments) of Section 2.03 (No Conflict), Section 2.04 (The Contributed Interests), Section 2.05 (Concentration of Ownership), Section 2.06 (Accredited Investor; Investment Decision), Section 2.07 (U.S. Investor), Section 3.01(a) and Section 3.01(b) (Organization, Standing and Power; Books and Records), Section 3.02 (Equity Securities of the Contributed Companies and Subsidiaries), Section 3.03 (Authority; Execution and Delivery; Enforceability), clauses (a) and (c) (solely relating to the Judgments) of Section 3.04 (No Conflict), Section 4.01 (Authority; Execution and Delivery; Enforceability), Section 4.02 (No Conflict), Section 5.01 (Organization, Standing and Power), and Section 5.02 (Authority; Execution and Delivery; Enforceability).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency, department or commission or other governmental authority or instrumentality (in each case whether Federal, state, local, foreign, international or multinational).

“Ground Leased Real Property” has the meaning set forth in Section 3.08(b).

“Ground Leased Real Property Title Representations” has the meaning set forth in Section 3.08(b).

“Ground Leases” has the meaning set forth in Section 3.08(b).

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“Hazardous Materials” means (i) any and all radioactive materials or wastes, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials and urea formaldehyde foam and (ii) any other material, substance, chemical, gas, liquid, waste, effluent, pollutant or contaminant which, either separately or in combination with any substance or substances, is regulated by or pursuant to any Environmental Laws or for which, in the event of a Release to the Environment, liability is imposed by Environmental Laws.

“HSR Act” has the meaning set forth in Section 2.03.

“Implied Valuation” means an agreed valuation of ten dollars and twenty cents ($10.20) per OP Unit.

“Improvements” has the meaning set forth in Section 3.08(e).

“including” means “including, without limiting the generality of the foregoing”.

“Indebtedness” means, with respect to a Person, without duplication, (i) all indebtedness for borrowed money, (ii) all indebtedness for the deferred purchase price of property or services, excluding trade payables and other current liabilities incurred in the Ordinary Course of Business, (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vi) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, or letter of credit, in each case to the extent drawn, and (vii) any liability of others described in clauses (i) through (vi) above that the Person has guaranteed or that is otherwise its legal liability, and including in clauses (i) through (vii) above any accrued and unpaid interest or penalties thereon; provided, however, that with respect to the Contributed Companies and their Subsidiaries, Indebtedness shall not include any intercompany Liabilities to the extent between or among the Contributed Companies and one or more of their Subsidiaries.

“Indemnified Party” has the meaning set forth in Section 10.06(a).

“Indemnifying Party” has the meaning set forth in Section 10.06(a).

“Independent Accounting Firm” has the meaning set forth in Section 1.05(b)(i).

“Insurance Business” has the meaning set forth in the Recitals hereto.

“Insurance Contract” means, except for title insurance policies currently in place for the Contributed Companies and those set forth on Schedule 3.14, all policies, binders, slips, certificates, annuity contracts, reinsurance agreements or novations thereof (assumed or ceded) and participation agreements and other agreements or evidence of insurance or reinsurance (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) issued by, to, or on behalf of, Silver Rock Insurance, Inc.

“Insurance Department” means the regulatory body responsible for administering the Insurance Laws.

“Insurance Laws” means all Laws applicable to the conduct or operation of the Insurance Business.

“Intellectual Property” means any patent (including any reissue, division, continuation or extension thereof), patent application, patent right, trademark, trademark registration, trademark application, servicemark, trade name, business name, brand name, copyright, copyright registration, design or design registration, or any right to any of the foregoing.

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“Intercompany Notes” means (a) the Promissory Note, by and between Aegis Realty Operating Partnership, L.P. and PELP, dated as of March 9, 2016, as amended, (b) the Promissory Note by and between St. Cloud Station LLC and PELP dated December 19, 2016, as amended, and (c) the Promissory Note by and between PELP and Silver Rock Insurance, Inc., as amended .

“Interim Balance Sheet” has the meaning set forth in Section 3.05(a).

“Investment Management Business” has the meaning set forth in the Recitals hereto.

“IP Contracts” has the meaning set forth in Section 3.10(b).

“IRS” means the United States Internal Revenue Service.

“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by, or any consent agreement, memorandum of understanding or other Contract with, any Governmental Entity (in each case whether temporary, preliminary or permanent).

“Knowledge” when used with respect to (i) a Contributor, means the actual knowledge of any fact, circumstance or condition of those officers of such Contributor set forth on Exhibit L, (ii) the Contributed Companies, means the actual knowledge of any fact, circumstance or condition of those officers of the Contributors’ Representative set forth on Exhibit L, and (iii) the Contributors’ Representative, means the actual knowledge of any fact, circumstance or condition of Jeffrey S. Edison; and, in the case of clauses (i) and (ii) above, the knowledge that such officers would have if such officers had conducted a reasonable due inquiry of the Person having primary responsibility for such matters.

“Law” means any federal, state, local, municipal, foreign, supranational or other law, statute, constitution, treaty, principle of common law, directive, resolution, ordinance, code, edict, writ, decree, rule, regulation, Judgment, ruling, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, and any rule, regulation or operating or technical standard or guidance issued, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any payment system in which any Contributed Company or Subsidiary thereof processes transactions.

“Legacy Agreements” means (i) the Advisory Agreement, by and among PEGC I, PEGC I OP and NTR I LLC, dated as of December 3, 2014, as amended; and (ii) the Amended and Restated Property Management, Leasing and Construction Management Agreement, by and among PEGC I, PEGC I OP and Phillips Edison & Company, Ltd., dated as of June 1, 2014.

“Legacy Agreements Termination” means an acknowledgement of the termination of the Legacy Agreements, providing that the Legacy Agreements, following such termination, shall be void and shall have no effect, and no party thereto shall have any liability to the other party or parties thereto or their respective Affiliates, or their respective directors, officers or employees (including with respect to any disposition, exit fee or any payment or obligation relating to the “Special Limited Partner Interest”), except as expressly contemplated herein, except that nothing therein shall relieve any party from liability for any fees or expenses accrued through such termination or for any breach of the Legacy Agreements that arose prior to such termination.

“Lien” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, easement, lease, exclusive license, right to occupy, intangible property right, title defect, survey defect, title retention agreement, claim, encroachment, covenant, restriction, right of way, infringement, option, right of first offer or refusal, conditional sale or other retention agreement, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security or restriction on the transfer, use or ownership of any security or other asset).

“Liquidity Event” means (i) a Sale Event, (ii) an M&A Event or (iii) a Listing Event.

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“Liquidity Event Earn-Out” has the meaning set forth in Section 1.06(a).

“Liquidity Event Earn-Out Statement” has the meaning set forth in Section 1.06(a)(ii)(B).

“Liquidity Event Earn-Out Unit Amount” has the meaning set forth in Section 1.06(a)(ii)(A).

“Liquidity Event Earn-Out Unit Delivery” has the meaning set forth in Section 1.06(a)(ii)(B).

“Liquidity Event Price Per Share” means, (i) with respect to a Sale Event, the implied net equity value per share of PEGC I Common Stock, (ii) with respect to an M&A Event, the price per share of PEGC I Common Stock and (iii) with respect to a Listing Event, the highest volume weighted average price per share of PEGC I Common Stock over any thirty (30) consecutive trading day period during the one-hundred and eighty (180) days after the Listing Event.

“Liquidity Event Price Per Share Spread” means the result of the Liquidity Event Price Per Share minus eight dollars and eighty cents ($8.80).

“Listing Event” means the approval and listing for trading of PEGC I Common Stock on any securities exchange registered as a national securities exchange under Section 6 of the Exchange Act.

“Lockup Parties” has the meaning set forth in Section 1.03(b)(vi).

“Loss” means any loss, liability, claim, damage, cost or expense, including Taxes and reasonable fees and expenses of outside legal and accounting advisors, whether involving a Third-Party Claim or a claim solely between the parties; provided, however, that Loss shall not include (i) special, punitive or exemplary damages, except to the extent finally awarded and actually paid by an Indemnified Party to a third-party in a Third-Party Claim or (ii) damages calculated based on a multiple of profits, revenue or other financial metric or any lost profits or consequential, indirect or incidental damages, except, in each case, to the extent that such Loss is a reasonably foreseeable consequence of the matter giving rise to the applicable Loss.

“M&A Event” means a sale or merger of PEGC I, following which (a) greater than fifty percent (50%) of the equity interests of PEGC I are owned by a holder or a group of holders who did not own, in the aggregate, greater than fifty (50%) of the equity interests of PEGC I or PEGC I OP prior to the closing of such transaction and/or (b) the equity holders of the acquiring or merging entity, or of the parent of the acquiring or merging entity, before the transaction, will own greater than fifty percent (50%) of the equity interests of PEGC I or the combined entity after the transaction.

“Material Lease” shall mean any Tenant Lease (i) set forth on Schedule 11.04(b)(I), (ii) which has either an annual base rent of $50,000 or more or provides for a tenant improvement allowance or costs to be incurred by landlord to build-out the tenant space of $250,000 or more, (iii) which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of a given Owned Real Property or Ground Leased Real Property, or (iv) under which the Tenant is an Affiliate of any Contributor.

“New Environmental Report” has the meaning set forth in Section 6.18.

“New Property Acquired” means a real property asset acquired by a Contributor or a Contributed Company after the date of this Agreement and prior to the Closing and in accordance with Section 6.01(a)(xvii). Schedule 3.08(a) and Schedule 3.08(b) indicate by footnote any Owned Real Property or Ground Lease Real Property, respectively, that is also a New Property Acquired. For the avoidance of doubt, the Owned Real Property known as Delafield Station, Everson Pointe and Riverplace Station are not considered New Property Acquired.

“Non-Accredited Investor” means a Person who is not an “accredited investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act.

“Notice of Disagreement” has the meaning set forth in Section 1.05(b)(iv).

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“Notice of Earn-Out Disagreement” has the meaning set forth in Section 1.06(c)(iii).

“Notice of Review” has the meaning set forth in Section 1.06(c)(i).

“NTR I LLC” has the meaning set forth in the Recitals.

“OP Unit Consideration” has the meaning set forth in Section 1.01.

“OP Units” means the operating partnership units of PEGC I OP.

“Ordinary Course of Business” means, with respect to an action taken by any Person, an action that (i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of the business of such Person; (ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) or the holders of the capital stock or other equity interests of such Person; and (iii) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Other Bid” means any proposal for a merger, sale of securities, sale of substantial assets or similar transaction involving any Contributed Company or Subsidiary thereof, other than the Transactions and the acquisition of inventory in the Ordinary Course of Business.

“Outside Date” has the meaning set forth in Section 9.01(a)(ii).

“Outstanding Claims” has the meaning set forth in Section 1.04.

“Owned Real Property” has the meaning set forth in Section 3.08(a).

“Owned Real Property Title Representations” has the meaning set forth in Section 3.08(a).

“PECO Name License Agreement” has the meaning set forth in Section 1.03(xviii).

“PEGC Disclosure Committee” means the disclosure committee formed by PEGC I to maintain its disclosure controls and procedures in accordance with the Exchange Act.

“PEGC I” has the meaning set forth in the Preamble hereto.

“PEGC I Advisory Agreement” has the meaning set forth in Section 6.03(b).

“PEGC I Board” means the board of directors of PEGC I.

“PEGC I Class B Units” has the meaning set forth in the Recitals.

“PEGC I Common Stock” means the common stock, par value $0.01 per share, of PEGC I.

“PEGC I Debt Consents and Amendments” means (i) reasonably acceptable evidence that all applicable lender(s), administrative agents, rating agencies, and/or servicers with respect to the loan documents set forth on Schedule 1.03(b)(xvi)(B) have affirmatively approved or consented to the Transaction (or waived their right to approve or consent to the Transaction) and (ii) any amendments and/or modifications to the loan documents set forth on Schedule 1.03(b)(xvi)(B), in each case, to be entered into in accordance with Section 6.06(d).

“PEGC I Indemnitee” has the meaning set forth in Section 10.01(a).

“PEGC I OP” has the meaning set forth in the Preamble hereto.

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“PEGC I OP Amended and Restated Partnership Agreement” has the meaning set forth in Section 1.03(b)(ix).

“PEGC I OP Material Adverse Effect” means a material adverse effect on the ability of PEGC I OP to timely consummate the Contributions and to perform its obligations under this Agreement and the Ancillary Agreements.

“PEGC I OP Partnership Agreement” has the meaning set forth in the Recitals.

“PEGC I Property Management Agreement” has the meaning set forth in Section 6.03(b).

“PEGC I Stockholder Approval” means the affirmative vote of the holders of shares of PEGC I Common Stock representing a majority of the votes cast at a meeting of the stockholders of PEGC I at which a quorum is present.

“PEGC I Stockholders’ Meeting” has the meaning set forth in Section 6.19(d).

“PEGC II” has the meaning set forth in the Recitals.

“PEGC II Class B Units” has the meaning set forth in the Recitals.

“PEGC II Debt Consents and Amendments” means (i) all applicable lender(s), administrative agents, rating agencies, and/or servicers with respect to the loan documents set forth on Schedule 1.03(b)(xvi)(C) have affirmatively approved or consented to the Transaction (or waived their right to approve or consent to the Transaction) in a form acceptable to PEGC II and (ii) any amendments and/or modifications to the loan documents set forth on Schedule 1.03(b)(xvi)(C), in each case, to be entered into in accordance with Section 6.06(e).

“PEGC II OP” has the meaning set forth in the Recitals.

“PEGC III” means Phillips Edison Grocery Center REIT III, Inc.

“PEGC III Advisory Agreement” means the Advisory Agreement, dated as of October 5, 2016, among Phillips Edison Grocery Center REIT III, Inc., a Maryland corporation, Phillips Edison Grocery Center Operating Partnership III, L.P., a Delaware limited partnership, and PECO-Griffin REIT Advisor, LLC, a Delaware limited liability company.

“PEGC III Aggregate Equity Capital Amount” has the meaning set forth in Section 1.06(a)(i)(A)(1).

“PEGC III Common Stock” means the common stock, par value $0.01 per share, of PEGC III.

“PEGC III Earn-Out” has the meaning set forth in Section 1.06(a).

“PEGC III Earn-Out Completion Date” has the meaning set forth in Section 1.06(a)(i)(B).

“PEGC III Earn-Out Statement” has the meaning set forth in Section 1.06(a)(i)(B).

“PEGC III Earn-Out Unit Amount” has the meaning set forth in Section 1.06(a)(i)(A).

“PEGC III Earn-Out Unit Delivery” has the meaning set forth in Section 1.06(a)(i)(B).

“PEGC III Qualifying Equity Capital Amount” means the difference of the PEGC III Aggregate Equity Capital Amount less five hundred million dollars ($500,000,000).

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“PEGC III Services” means the organizational and offering services that PEGC I and its Subsidiaries will provide to PEGC III (including from and after the Closing) pursuant to the terms of the PEGC III Advisory Agreement.

“PELP” means Phillips Edison Limited Partnership, a Delaware limited partnership.

“PELP Debt Consents and Amendments” means (i) reasonably acceptable evidence that all applicable lender(s), administrative agents, rating agencies, and/or servicers with respect to the loan documents set forth on Schedule 1.03(b)(xvi)(A) have affirmatively approved or consented to the Transaction (or waived their right to approve or consent to the Transaction) and (ii) any amendments and/or modifications to the loan documents set forth on Schedule 1.03(b)(xvi)(A), in each case, to be entered into in accordance with Section 6.06(c).

“Pension Plan” has the meaning set forth in Section 3.18(a).

“Permits” has the meaning set forth in Section 3.13.

“Permitted Lien” means (i) liens for Taxes, assessments or other governmental charges not yet due and payable or that are contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the Ordinary Course of Business consistent with past practices if the underlying obligations are not past due, (iii) zoning, entitlement or other land use regulations that, in the reasonable discretion of PEGC I OP, do not materially adversely impact the intended use of the Real Property for the business purposes conducted thereon, (iv) liens which will be released or terminated at Closing, (v) liens evidencing the Real Property Debt and the Corporate Debt, (vi) standard printed title exceptions, other than those that may be removed by endorsement or deletion or by the execution and delivery of customary affidavits of Contributors or their Subsidiaries (in forms reasonably acceptable to the Title Company and Contributors) in favor of the Title Company, provided that PEGC I obtains Title Policies with respect to the Real Property that does not contain standard printed title exceptions, (vii) liens against tenant leasehold interests created by tenants under tenant leases, and (viii) other non-monetary liens, including but not limited to, easements, covenants, conditions, restrictions, encroachments, or licenses that would, with respect to each parcel of Real Property as well as all of the Real Property in the aggregate, not reasonably be expected to materially adversely and materially or unreasonably affect the access, use, or operation of such Real Property or to impair or interfere with the business following the Closing in all material and commercially reasonably respects as it is currently being conducted (which liens for clarification shall not include any mortgages (or similar liens) or security interests other than as set forth in this definition of Permitted Liens).

“Permitted Name Uses” has the meaning set forth in Section 6.15.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Plan of Reorganization” has the meaning set forth in the Preamble hereto.

“Post-Closing Distributions” has the meaning set forth in Section 2.05.

“Post-Closing Management Team” has the meaning set forth in Section 10.04.

“Post-Closing Matter” has the meaning set forth in Section 11.13(a).

“Post-Closing Representations” has the meaning set forth in Section 11.13(a).

“Pre-Closing Privileges” has the meaning set forth in Section 11.13(b).

“Prior Counsel” has the meaning set forth in Section 11.13(a).

“Privileged Materials” has the meaning set forth in Section 11.13(c).

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“Proceeding” means any suit, action, proceeding, condemnation, assessment, arbitration, audit, hearing, or investigation (in each case, whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Property Condition Report” has the meaning set forth in Section 6.18.

“Proxy Statement” means a proxy or information statement relating to the approval of this Agreement by PEGC I’s stockholders.

“RE Title Survival Period” has the meaning set forth in Section 10.12.

“Real Estate Title Representations” means the representations made by Contributors solely in Sections with respect to any Real Property under Section 3.08(a), Section 3.08(b), Section 3.08(e), Section 3.16 or Section 3.17.

“Real Property” means the Owned Real Property and the Ground Leased Real Property.

“Real Property Debt” has the meaning set forth in Section 3.09(a).

“Real Property Debt Loan Documents” means the promissory notes, the deeds of trust, mortgages or deeds to secure debt, security agreements, UCC financing statements, guaranties, letters of credit, pledges, loan agreements, and/or other instruments creating a security interest in, and/or a lien or encumbrance upon any collateral for any Real Property Debt or other documents related thereto or evidencing such Real Property Debt, together with all subsequent amendments, modifications, extensions, renewals and supplements thereto.

“Records” has the meaning set forth in Section 6.11.

“Registered Contributed Company Intellectual Property” has the meaning set forth in Section 3.10(a).

“Regulatory Filing Expenses” has the meaning set forth in Section 6.07(a).

“REIT” means a real estate investment trust, as described in Section 856 of the Code.

“Related Person” means: (i) with respect to any Person that is not an individual, (A) any Affiliate of such Person (other than PEGC I, PEGC II and PEGC III or their Subsidiaries) and (B) any Person that serves as a director, officer, general partner, or managing member of such Person; and (i) with respect to any Person that is an individual (A) each other member of such individual’s Family and (B) any Affiliate of such Person or a member of such individual’s Family (other than PEGC I, PEGC II and PEGC III or their Subsidiaries).

“Release” means with respect any Hazardous Materials, any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, dumping, pouring, emanation or migration in, into, onto or through the Environment.

“Released Claims” has the meaning set forth in Section 10.11.

“Releasee” has the meaning set forth in Section 10.11.

“Releasors” has the meaning set forth in Section 10.11.

“Relevant Date” has the meaning set forth in Section 3.10(a).

“Representative” means, with respect to any Person, any director, officer, partner, member, stockholder, Affiliate, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

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“Requesting Party” has the meaning set forth in Section 6.06(j).

“Responding Party” has the meaning set forth in Section 6.06(j).

“Restricted Class B Units” has the meaning set forth in the Recitals.

“Reviewing Accounting Firm” has the meaning set forth in Section 1.05(b)(v).

“Rules” has the meaning set forth in Section 11.11.

“Sale Event” means a sale of all or substantially all of the assets of PEGC I.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Services Agreement” has the meaning set forth in Section 1.03(b)(viii).

“Shortfall Amount” has the meaning set forth in Section 1.05(c).

“Software” means computer and other software, including source code, object code, firmware, middleware, tools, data, databases and related documentation.

“Special Committee” means the Special Committee of the PEGC I Board that has been formed by the PEGC I Board in connection with the Transactions.

“Stated Value” means with respect to each New Property Acquired, the total purchase price paid for such property, including all transaction costs, as calculated from (x) the closing statement for the acquisition of such New Property Acquired and (y) if applicable, and without duplication, invoices for third-party transaction costs of such acquisition which are not reflected on such closing statement. For sake of clarity, for purposes of determining the consideration payable under this Agreement, the Stated Value of New Property Acquired can only increase from the zero dollar ($0) value reflected on Exhibit J, with the acquisition of each New Property Acquired increasing such total by the Stated Value thereof.

“Statute of Limitations Escrow Amount” means the number of OP Units equal to the quotient obtained by dividing (i) the Statute of Limitations Escrowed Consideration Amount by (ii) the Implied Valuation (rounded up to the nearest whole number).

“Statute of Limitations Escrowed Consideration Amount” means the product of (i) one percent (1.0%) and (ii) the Total Base Consideration Amount.

“Statute of Limitations Termination Date” has the meaning set forth in Section 1.04.

“Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date.

“Subject Materials” has the meaning set forth in Section 10.06(c).

“Subject Title Claim” has the meaning set forth in Section 10.12.

“Subject Title Claim Notice” has the meaning set forth in Section 10.12.

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“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing body of which (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

“Substituted Earn-Out” has the meaning set forth in Section 1.06(a)(i)(E).

“Survey” has the meaning set forth in Section 6.18.

“Tax” (and, with correlative meaning, “Taxes”) means: any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), escheat payments or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

“Tax Protection Agreement” has the meaning set forth in Section 1.03(b)(v).

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Sharing Arrangement” means any written or unwritten agreement or arrangement providing for the allocation or payment of Tax liabilities or payment for Tax benefits between or among members of any group of corporations filing Tax Returns that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis.

“Technology” means all trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how of the Contributed Companies and Subsidiaries thereof.

“Tenant Leases” has the meaning set forth in Section 3.08(f).

“Termination Date” has the meaning set forth in Section 1.04.

“Third-Party Claim” has the meaning set forth in Section 10.06(a).

“Third-Party Claim Notice” has the meaning set forth in Section 10.06(a).

“Title Company” has the meaning set forth in Section 6.17.

“Title Policies” has the meaning set forth in Section 6.17.

“Total Base Consideration Amount” means the Cash Consideration plus the Base OP Unit Consideration Amount.

“Trade Names and Trademarks” has the meaning set forth in Section 6.15(a).

“Transactions” has the meaning set forth in the Recitals hereto.

“Undisputed Earn-Out Amount” has the meaning set forth in Section 1.06(d).

“Unrestricted Class B Units” has the meaning set forth in the Recitals.

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“Voting Debt” of any Person, means any bonds, debentures, notes or other Indebtedness of such Person or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares in the capital stock of such Person or holders of equity interests in such Person may vote.

“Welfare Plan” has the meaning set forth in Section 3.18(a).

“Willful Breach” means a material breach of any covenant or other agreement set forth in this Agreement or an Ancillary Agreement that is a consequence of an act or failure to act by the breaching party (which, in the case of the Contributors, shall include an act or failure to act by the Persons identified on Exhibit L, but no other Person) with the actual knowledge that the taking of such act or failure to act would cause such breach.

“Zoning Report” has the meaning set forth in Section 6.18.

Section 11.05

Actions of PEGC I and PEGC I OP. The parties agree that in connection with this Agreement, the Ancillary Agreements and the Transactions, PEGC I and PEGC I OP shall act at the sole direction of the Special Committee with respect to any actions to be taken, conditions to be satisfied or waivers or consents to be granted.

Section 11.06

Counterparts. This Agreement may be executed in one or more counterparts, including electronically in Adobe Portable Document Format (.pdf), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

Section 11.07

Entire Agreement. This Agreement and the Ancillary Agreements, along with the Schedules and Exhibits hereto and thereto, contain the entire agreement of the parties with respect to the contribution of the Contributed Interests and supersede all prior agreements among the parties with respect to the contribution of the Contributed Interests.

Section 11.08

Severability. If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 11.09

Enforcement. The parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement or any Ancillary Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Ancillary Agreement and to enforce specifically the terms and provisions of this Agreement or any Ancillary Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 11.10

GOVERNING LAW. THIS AGREEMENT, THE ANCILLARY AGREEMENTS, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THE TRANSACTIONS, THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE ANCILLARY AGREEMENTS (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT OR THE ANCILLARY AGREEMENTS) (EACH, A “COVERED CLAIM”), SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

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Section 11.11

Dispute Resolution. Except as otherwise provided in Section 1.05 and Section 1.06, any Covered Claim, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally resolved by binding arbitration in New York, New York under JAMS Comprehensive Arbitration Rules and Procedures as those rules exist on the effective date of this Agreement (the “Rules”) and in accordance with the Expedited Procedures set forth in those Rules, including Rules 16.1 and 16.2 of those Rules, except as modified by this Agreement. Each party hereto hereby waives any right it may otherwise have to resolution of any Covered Claim by any means other than arbitration pursuant to this Section 11.11. As a minimum set of rules in the arbitration, the parties agree as follows:

(a)

The arbitration will be held before a panel of three (3) arbitrators. Within fifteen (15) days after the commencement of arbitration, each party shall select one person to act as arbitrator, and the two so selected shall select a third arbitrator within thirty (30) days of the commencement of the arbitration. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within the allotted time, the third arbitrator shall be appointed by JAMS in accordance with the Rules. All arbitrators serve as neutral, independent and impartial arbitrators, and each party shall communicate its choice of a party-appointed arbitrator only to the JAMS Case Manager in charge of the filing. Neither party is to inform any of the arbitrators as to which of the parties may have appointed them.

(b)

The parties shall maintain the confidential nature of the arbitration proceeding and the award, including the hearing, except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an Award or its enforcement, or unless otherwise required by any Law or Judgment.

(c)

In any arbitration arising out of or related to this Agreement, the arbitrators are not empowered to award punitive or exemplary damages, except where permitted by statute, and the parties waive any right to recover any such damages.

(d)

In any arbitration arising out of or related to this Agreement, the arbitrators shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration. If the arbitrators determine a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the arbitrators may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration.

Section 11.12

Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of each Contributor, Contributed Company, the Contributors’ Representative, PEGC I or PEGC I OP under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

A-78

Section 11.13

Waiver of Conflicts Regarding Representations.

(a)

PEGC I and PEGC I OP acknowledge that Latham & Watkins LLP and other legal counsel (“Prior Counsel”) have, on or prior to the Closing Date, represented one or more of the Contributors, Contributed Companies, and the Contributors’ Representative and their respective Subsidiaries and other Affiliates, and their respective officers, employees and directors in one or more matters relating to this Agreement or any other agreements or transactions contemplated hereby (including any matter that may be related to a litigation, claim or dispute arising under or related to this Agreement or such other agreements or in connection with such transactions) (each, an “Existing Representation”), and that, in the event of any post-Closing matters (x) relating to this Agreement or any other agreements or transactions contemplated hereby (including any matter that may be related to a litigation, claim or dispute arising under or related to this Agreement or such other agreements or in connection with such transactions) and (y) in which PEGC I or PEGC I OP or any of their respective Affiliates (including the Contributed Companies and their respective Subsidiaries), on the one hand, and one or more Contributor or the Contributors’ Representative, on the other hand, are or may be adverse to each other (each, a “Post-Closing Matter”), that each Contributor and the Contributors’ Representative reasonably anticipate that Prior Counsel will represent them in connection with such matters. Accordingly, each of PEGC I, PEGC I OP and the Contributed Companies hereby (i) waives and shall not assert, and agrees after the Closing to cause its Affiliates to waive and to not assert, any conflict of interest arising out of or relating to the representation by one or more Prior Counsel of one or more Contributor or the Contributors’ Representative in connection with one or more Post-Closing Matters (the “Post-Closing Representations”), and (ii) agrees that, in the event that a Post-Closing Matter arises, Prior Counsel may represent one or more Contributor or the Contributors’ Representative in a Post-Closing Matter even though the interests of such Person(s) may be directly adverse to PEGC I, PEGC I OP, any of the Contributed Companies or any of their respective Affiliates, and even though Prior Counsel may (i) have represented any of the Contributed Companies or their respective Subsidiaries in a matter substantially related to such dispute or (ii) be currently representing any of the Contributors or the Contributors’ Representative or any of their respective Affiliates. Without limiting the foregoing, each of PEGC I, PEGC I OP and the Contributed Companies (on behalf of itself and its Affiliates) consents to the disclosure by Prior Counsel, in connection with one or more Post-Closing Representations, to the Contributors or Contributors’ Representative of any information learned by Prior Counsel in the course of one or more Existing Representations, whether or not such information is subject to the attorney-client privilege of the Contributed Companies or any of their Subsidiaries and/or Prior Counsel’s duty of confidentiality as to the Contributed Companies or any of their Subsidiaries and whether or not such disclosure is made before or after the Closing.

(b)

Each of PEGC I and PEGC I OP, and the Contributors’ Representative (on behalf of itself and its Affiliates) waives and shall not assert, and agrees after the Closing to cause its Affiliates to waive and to not assert, any attorney-client privilege, attorney work-product protection or expectation of client confidence with respect to any communication between Prior Counsel, on the one hand, and any Contributed Company, on the other hand, or any advice given to any Contributed Company by Prior Counsel, occurring during one or more Existing Representations (the “Pre-Closing Privileges”) in connection with any Post-Closing Representation, including in connection with a dispute between any Contributed Company and one or more of the Contributors or the Contributors’ Representative and their respective Affiliates. Furthermore, each of PEGC I and PEGC I OP, and the Contributors’ Representative (on behalf of itself and its Affiliates) acknowledges and agrees that with respect to any Post-Closing Matters, any advice given to or communication with any of the Contributed Companies shall not be subject to any joint privilege (whether or not the Contributors’ Representative or one more of its Subsidiaries also received such advice or communication) and shall be owned solely by such Contributed Company. Notwithstanding the foregoing, in the event that a dispute arises between PEGC I or PEGC I OP, or the Contributors’ Representative or any of their respective Subsidiaries, on the one hand, and a third party other than a Contributed Company, on the other hand, the Contributors’ Representative shall (and shall cause his Affiliates to) assert the Pre-Closing Privileges on behalf of the Contributed Companies to prevent disclosure of Privileged Materials to such third party.

(c)

All such Pre-Closing Privileges, and the portion of any books and records and other documents of the Contributors’ Representative containing any advice or communication that is subject to any Pre-Closing Privilege (“Privileged Materials”), shall be distributed to the applicable Contributed Company immediately prior to the Closing with (in the case of such books and records) no copies retained by the Contributors’ Representative.

(d)

PEGC I and PEGC I OP hereby acknowledge that each has had the opportunity (including on behalf of its Affiliates) to discuss and obtain adequate information concerning the significance and material risks of, and reasonable available alternatives to, the waivers, permissions and other provisions of this Agreement, including the opportunity to consult with counsel other than Prior Counsel. This Section 11.13 shall be irrevocable, and no term of this Section 11.13 may be amended, waived or modified, without the prior written consent of the PEGC I, PEGC I OP and the Contributors’ Representative and Prior Counsel affected thereby.

[Remainder of Page Left Blank Intentionally]

A-79

IN WITNESS WHEREOF, the Contributors, PEGC I, PEGC I OP and the Contributors’ Representative have duly executed this Agreement under seal as of the date first written above.

CONTRIBUTORS:

PHILLIPS EDISON LIMITED PARTNERSHIP,
A Delaware limited partnership

By:	Phillips Edison & Company, Inc.,
a Maryland corporation,
its General Partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

DOUBLEDAY STATION LLC

By:	Doubleday Station Member LLC, its sole member
By:	Phillips Edison Limited Partnership, its sole member
By:	Phillips Edison & Company, Inc., its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

[Signature Page to Contribution Agreement]

AEGIS REALTY OPERATING PARTNERSHIP, L.P.

By:	Doubleday Station LLC, its general partner
By:	Doubleday Station Member LLC, its sole member
By:	Phillips Edison Limited Partnership, its sole member
By:	Phillips Edison & Company, Inc., its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

WG STATION HOLDING COMPANY LLC

By:	Phillips Edison Limited Partnership, its Managing Member
By:	Phillips Edison & Company, Inc., its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

EAST POINTE STATION II HOLDCO LLC

By:	Phillips Edison Limited Partnership, its Manager
By:	Phillips Edison & Company, Inc., its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

[Signature Page to Contribution Agreement]

WG STATION IX LLC

By:	Phillips Edison Limited Partnership, its managing member
By:	Phillips Edison & Company, Inc., its general partner

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

PECO II INC.

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chief Executive Officer and President

[Signature Page to Contribution Agreement]

CONTRIBUTORS’ REPRESENTATIVE:

By:	/s/ Jeffrey S. Edison
Name: Jeffrey S. Edison

[Signature Page to Contribution Agreement]

PEGC I:

PHILLIPS EDISON GROCERY CENTER REIT I, INC., a Maryland corporation

By:	/s/ Devin I. Murphy
Name: Devin I. Murphy
Title: Chief Financial Officer, Treasurer and Secretary

PEGC I OP:

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership

By:	Phillips Edison Grocery Center OP GP I LLC, a Delaware limited liability company and its general partner

By:	Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation and its sole member

By:	/s/ Devin I. Murphy
Name: Devin I. Murphy
Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page to Contribution Agreement]

EXHIBIT A

Contributors and Contributed Interests

	CONTRIBUTOR	CONTRIBUTED INTEREST
1.	Phillips Edison Limited Partnership	B. & O., Ltd. (also known as Town & Country)	100%
		Buckingham Station LLC	100%
		Civic Center Station LLC	100%
		Commerce GP LLC	100%
		Commerce Station LP	8.9%
		Countryside Station Limited Liability Company	100%
		Crossroads Asheboro Station LLC	100%
		Delafield Station LLC	100%
		East Pointe Station HoldCo LLC	100%
		Eastland Station LLC	100%
		Everson Pointe Station LLC	100%
		Gateway Station LLC	100%
		Guadalupe Station LLC	100%
		Hillside – West LLC	100%
		Jasper Station LLC	9%
		LaPlata IV LLC	100%
		LaPlata North LLC	100%
		Melbourne Station LLC (formerly C. & A. Ltd. L.C.)	100%
		Nordan Station LLC	100%
		Northlake Station LLC	100%

A-1

	CONTRIBUTOR	CONTRIBUTED INTEREST
	Phillips Edison Limited Partnership (continued)	Northside Station LLC	100%
		Orchard Plaza Station LLC	100%
		Park Place Station LLC (formerly O. & F. Ltd. L.C.)	100%
		PECO Value Added Grocery Manager, LLC	100%
		Phillips Edison & Company Ltd.	99.9%
		Phillips Edison Grocery Center REIT III, Inc.	6.34%
		Phillips Edison HoldCo LLC	100%
		Phillips Edison HoldCo Manager LLC	100%
		Phillips Edison NTR II LLC	100%
		Phillips Edison NTR III LLC	100%
		Pipestone Station LLC	100%
		Powell Villa Station LLC	100%
		Riverplace Station LLC	100%
		Silver Rock Insurance Inc.	100%
		The Phillips Edison Group LLC	100%
		Timberlake Station LLC	100%
		Upper Deerfield Station LLC	100%
		Vaughns Station LLC	100%
2.	Doubleday Station LLC	Barclay/Aegis LLC	100%
3.	Aegis Realty Operating Partnership, L.P.	Aegis Waterford L.L.C.	100%
		Barclay/Aegis Limited Partnership	99%
		Birdneck Station LLC	100%
		Cactus Station LLC	100%
		Centre Stage Station LLC	100%
		Dunlop Station LLC	100%
		Emporia Station LLC	100%

A-2

	CONTRIBUTOR	CONTRIBUTED INTEREST
	Aegis Realty Operating Partnership, L.P. (continued)	Forest Park Station LLC	100%
		Forest Park Station II LLC	100%
		Governor’s Square Station LLC	100%
		Hickory Station LLC	100%
		Highland Fair Station LLC	100%
		Marion Station LLC	100%
		Mountain Park Station LLC	100%
		PECO Winery LLC	100%
		Rolling Hills Station LLC	100%
		Southgate/Aegis LLC	100%
		Southgate Partners Limited Partnership	99.9%
		Winery Square Station L.P.	99.9%
		White Oaks Station LLC	100%
		Willowbrook Commons Station LLC	100%
4.	WG Station Holding Company LLC	Jasper Station LLC	91%
		Commerce Station LP	91%
5.	East Pointe Station II HoldCo LLC	East Pointe Station II Intermediate HoldCo	100%
6.	WG Station IX LLC	Rio Rancho Station LLC	100%
7.	PECO II Inc.	Phillips Edison & Company Ltd.	0.1%

A-3

EXHIBIT B

Contributed Companies

1.	Aegis Waterford L.L.C.
2.	B. & O., Ltd.
3.	Barclay/Aegis LLC
4.	Barclay/Aegis Limited Partnership
5.	Birdneck Station LLC
6.	Buckingham Station LLC
7.	Cactus Station LLC
8.	Centre Stage Station LLC
9.	Civic Center Station LLC
10.	Commerce GP LLC
11.	Commerce Station LP
12.	Countryside Station Limited Liability Company
13.	Crossroads Asheboro Station LLC
14.	Delafield Station LLC
15.	Dunlop Station LLC
16.	East Pointe Station HoldCo LLC
17.	East Pointe Station II Intermediate HoldCo LLC
18.	Eastland Station LLC
19.	Emporia Station LLC
20.	Everson Pointe Station LLC
21.	Forest Park Station LLC
22.	Forest Park Station II LLC
23.	Gateway Station LLC
24.	Governor’s Square Station LLC
25.	Guadalupe Station LLC

B-1

26.	Hickory Station LLC
27.	Highland Fair Station LLC
28.	Hillside – West LLC
29.	Jasper Station LLC
30.	LaPlata IV LLC
31.	LaPlata North LLC
32.	Marion Station LLC
33.	Melbourne Station LLC
34.	Mountain Park Station LLC
35.	Nordan Station LLC
36.	Northlake Station LLC
37.	Northside Station LLC
38.	Orchard Plaza Station LLC
39.	Park Place Station LLC
40.	PECO Value Added Grocery Manager, LLC
41.	PECO Winery LLC
42.	Phillips Edison & Company Ltd.
43.	Phillips Edison HoldCo LLC
44.	Phillips Edison HoldCo Manager LLC
45.	Phillips Edison NTR II LLC
46.	Phillips Edison NTR III LLC
47.	Pipestone Station LLC
48.	Powell Villa Station LLC
49.	Rio Rancho Station LLC
50.	Riverplace Station LLC
51.	Rolling Hills Station LLC
52.	Silver Rock Insurance Inc.

B-2

53.	Southgate/Aegis LLC
54.	Southgate Partners Limited Partnership
55.	The Phillips Edison Group LLC
56.	Timberlake Station LLC
57.	Upper Deerfield Station LLC
58.	Vaughns Station LLC
59.	White Oaks Station LLC
60.	Willowbrook Commons Station LLC
61.	Winery Square Station L.P.

B-3

EXHIBIT C

Form of Escrow Agreement

(Attached)

C-1

EXHIBIT D

Form of Tax Protection Agreement

(Attached)

D-1

EXHIBIT E

Form of Equityholder Agreement

(Attached)

E-1

EXHIBIT F

Employment Agreement Term Sheets

(Attached)

F-1

EXHIBIT G

Form of Services Agreement

(Attached)

G-1

EXHIBIT H

Form of PEGC I OP Amended and Restated Partnership Agreement

(Attached)

H-1

EXHIBIT I

Form of Bylaw Amendment

(Attached)

I-1

EXHIBIT J

Example Specified Net Assets Calculation

PELP ADJUSTED BALANCE SHEET - 3/31/2017
Other Assets
Cash & Cash Equivalents	$8,210,856
Restricted Cash	14,596,126
Accounts Receivable – Net	13,910,825
Accounts/Notes Receivable, Affiliates	20,794,893
Prepaid Expenses	2,892,952
Investment in Affiliates – Other	3,200,387
Deposits & Miscellaneous AR	549,127
Stated Value of New Properties Acquired	0
Total Specified Assets	$64,155,166

Other Liabilities
Accounts Payable – Affiliates	$627,311
Accounts Payable & Accrued Liabilities	4,049,431
Accrued Interest	1,297,493
Accrued Real Estate Taxes	5,046,793
Deferred Income	4,568,701
Accrued Insurance	3,397,869
Accrued Compensation	5,162,462
Accrued Equity Compensation	10,338,057
Security Deposits	1,823,033
Total Specified Liabilities	$36,311,150

Specified Net Assets	$27,844,016

J-1

EXHIBIT K

Knowledge

Contributors

Jeff Edison

Devin Murphy

Bob Myers

Mark Addy

Tanya Brady

Contributed Companies

Jeff Edison

Devin Murphy

Bob Myers

Mark Addy

Tanya Brady

K-1

EXHIBIT L

PECO Name License Agreement

L-1

Annex B
Form of Equityholder Agreement

FORM OF

EQUITYHOLDER AGREEMENT

This EQUITYHOLDER AGREEMENT (this “Agreement”) is entered into as of [ ● ], 2017, by and among Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (the “REIT”), Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Operating Partnership”), and each of the individuals signatory hereto (each, an “Equity Holder” and, collectively, the “Equity Holders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Operating Partnership will acquire a portfolio of properties currently owned, directly or indirectly, by Phillips Edison Limited Partnership, a Delaware limited partnership (“PELP”), pursuant to that certain Contribution Agreement, dated as of May 18, 2017 (the “Contribution Agreement”), by and among the REIT, the Operating Partnership, PELP and certain other contributors listed on Exhibit A thereto (collectively, “Contributors”) and Jeffrey S. Edison (“JSE”) as Contributors’ Representative (as defined therein), in exchange for consideration that includes cash, common units of limited partnership interest in the Operating Partnership (“OP Units”) and contingent rights to receive additional OP Units pursuant to certain earn-out provisions in the Contribution Agreement;

WHEREAS, PELP and the other Contributors anticipate that, concurrently with or immediately after the closing of the transactions contemplated by the Contribution Agreement (the “Closing”), they will distribute a substantial portion of the OP Units received at the Closing to their partners and members, including the Equity Holders, who will then become direct limited partners in the Operating Partnership and hold a significant portion of the fully diluted equity of the REIT; and

WHEREAS, as a condition to the Closing, the parties hereto are entering into this Agreement to (i) limit Transfers of certain OP Units by the Equity Holders for certain periods, (ii) provide JSE with certain Board rights and (iii) provide the Equity Holders with certain registration and information rights, in each case, subject in all cases to the exceptions and other terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

B-1

ARTICLE I

DEFINED TERMS

Unless otherwise defined in this Agreement, capitalized terms have the meanings given to them in that certain Third Amended and Restated Agreement of Limited Partnership of the REIT, dated as of the Closing Date (the “OP Agreement”). Without otherwise limiting the foregoing, for purposes of this Agreement the following terms shall apply:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Beneficial Ownership” has the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the term “Beneficially Own” has a meaning correlative to the foregoing.

“Board” means the board of directors of the REIT.

“Cause” means, with respect to an Equity Holder, the meaning given to such term in the Executive Severance and Employment Agreement between such Equity Holder and [ ● ].

“Closing Date” has the meaning assigned to it in the Contribution Agreement.

“Consent of the REIT” means the prior written consent of the REIT, as the general partner of the Operating Partnership, pursuant to a resolution duly adopted by the Special Committee (as defined in the Contribution Agreement) or any other committee of independent and disinterested directors on the Board that is delegated with the authority to provide such consent by the Board.

“Escrowed Consideration” has the meaning assigned to it in the Contribution Agreement.

“Fundamental Transaction” means either (i) a “Transaction,” as defined in the OP Agreement, or (ii) a “Business Combination,” as defined in the OP Agreement, that, in the case of this clause (ii), results in a change in the Beneficial Ownership of more than fifty percent (50%) of the outstanding voting equity interests of the Operating Partnership.

“Good Reason” means, with respect to an Equity Holder, the meaning given to such term in the Executive Severance and Change in Control Plan of the REIT.

“Governmental Entity” means any government or any arbitrator, tribunal or court of competent jurisdiction, administrative agency, department or commission or other governmental authority or instrumentality (in each case whether Federal, state, local, foreign, international or multinational).

“Immediate Family” means any family relationship by blood, marriage or adoption, not more remote than first cousin.

“Incapacity” has the meaning assigned to it in Section 4.4(a) of the OP Agreement.

B-2

“Judgment” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by, or any consent agreement, memorandum of understanding or other contract with, any Governmental Entity (in each case whether temporary, preliminary or permanent).

“Law” means any federal, state, local, municipal, foreign, supranational or other law, statute, constitution, treaty, principle of common law, directive, resolution, ordinance, code, edict, writ, decree, rule, regulation, Judgment, ruling, injunction or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Lock-up Period” means the period beginning on the date of this Agreement and ending (i) with respect to JSE, on the three (3) year anniversary of the Closing Date, and (ii) with respect to each other Equity Holder, on the two (2) year anniversary of the Closing Date.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Restricted OP Units” means, with respect to an Equity Holder: (i) all OP Units distributed to such Equity Holder at or substantially around the time of the Closing, plus (ii) such Equity Holder’s ratable interest in (x) any OP Units held by PELP or any of its Affiliates (including the other Contributors) on the date of this Agreement, (y) the Class B Units held by PELP or its Affiliates (including the other Contributors) on the date of this Agreement and which are eligible to convert to OP Units pursuant to the OP Agreement after the date of this Agreement, and (z) the OP Units included in the Escrowed Consideration (in each case, as adjusted (if applicable) for any unit split, combination, distribution on units made in units or other recapitalization or reclassification of units effected after the date of this Agreement, as such adjustment may be deemed necessary and appropriate in the reasonable, good faith judgment of the Board).

ARTICLE II

Lock-up of restricted op units

Section 2.1

Lock-up. Subject to Section 2.2 below, but without otherwise limiting or affecting the limitations on Transfers otherwise set forth in the OP Agreement, each Equity Holder agrees not to Transfer any Restricted OP Unit until the expiration of his applicable Lock-up Period without the Consent of the REIT.

Section 2.2

Qualified Exceptions. Notwithstanding Section 2.1, but subject to the proviso at the end of this Section 2.2, each Equity Holder shall be entitled to make the following Transfers of Restricted OP Units:

(a)

pledges as collateral by such Equity Holder or any of its Affiliates in connection with a bona fide borrowing or hedging transaction, and Transfers of such Restricted OP Units that result from the bona fide exercise of lender remedies in connection with any such borrowing or hedging transaction;

B-3

(b)

Transfers to one or more members of such Equity Holder’s Immediate Family or to any trust for the direct or indirect benefit of such Equity Holder or one or more members of his Immediate Family, provided that such Equity Holder and/or one or more members of his Immediate Family continue to Beneficially Own such Restricted OP Units throughout the applicable Lock-up Period;

(c)

Transfers to Affiliates of such Equity Holder, provided that such Equity Holder or one or more members of his Immediate Family continue to Beneficially Own such Restricted OP Units throughout the applicable Lock-up Period;

(d)

Transfers that are bona fide gifts or charitable donations; and/or

(e)

Transfers to raise cash for the settlement of, or in settlement of, tax obligations in respect of phantom income solely attributable to the ownership of the Restricted OP Units;

provided, however, that the aggregate amount of any such Transfers by such Equity Holder described in clauses (a) through (e) above shall not exceed 50% of such Equity Holder’s Restricted OP Units.

Section 2.3

Other Exceptions. Notwithstanding Section 2.1, the REIT and the Operating Partnership agree that each Equity Holder shall also be entitled to make the following Transfers of Restricted OP Units:

(a)

Transfers required by Law or any Judgment, including pursuant to a qualified domestic order or in connection with a divorce settlement, or pursuant to will or intestate succession upon the death of such Equity Holder;

(b)

with the Consent of the REIT, Transfers to the REIT, the Operating Partnership or one or more of their wholly-owned subsidiaries; and/or

(c)

Transfers pursuant to or in connection with any Fundamental Transaction approved by the Board.

Section 2.4

Early Termination Upon Specified Events. Notwithstanding anything to the contrary in this Agreement, an Equity Holder’s Lock-up Period shall terminate upon any of the following events:

(a)

the Incapacity (including death) of such Equity Holder;

(b)

termination of such Equity Holder’s employment with the REIT, Operating Partnership and their subsidiaries (as applicable) either (i) without Cause by the REIT, Operating Partnership or such subsidiary, or (ii) by such Equity Holder for Good Reason; and/or

(c)

the consummation of any Fundamental Transaction.

B-4

ARTICLE III

OTHER RIGHTS

Section 3.1

Nomination Rights.

(a)

Subject to Section 3.1(b) below, the Board (or a duly authorized committee thereof) shall continue to include JSE or, subject to Section 3.1(c) below, his designee as a nominee in its slate of directors for election by the REIT’s stockholders at each of the ten (10) succeeding annual meetings following the Closing (or at each special meeting of the REIT’s stockholders called for the purpose of electing directors of the REIT during such time period), and at any adjournment or postponement thereof. The REIT agrees to use its reasonably best efforts to solicit the vote of stockholders of the REIT to elect JSE or, subject to Section 3.1(c) below, his designee to the Board (which efforts shall, to the fullest extent permitted by applicable law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the REIT to solicit the vote of its stockholders in connection with any such meeting the recommendation of the Board that the stockholders of the REIT vote in favor of nominating JSE or, subject to Section 3.1(c) below, his designee to the Board).

(b)

This nomination right shall automatically terminate in the event that JSE sells, pledges, donates, gifts or otherwise transfers more than thirty-five percent (35%) in the aggregate of the OP Units (and any shares of the common stock of the REIT (“Common Stock”) he receives in exchange therefor) that he beneficially owns as of the Closing (other than to Affiliates; provided, however, that beneficial ownership of the OP Units continues to be held by JSE, his family or estate-planning entities controlled by JSE).

(c)

Any designee of JSE entitled to be nominated for election to the Board as provided in this Section 3.1 shall be subject to approval by the Special Committee, which approval shall not be unreasonably withheld, conditioned or delayed.

B-5

Section 3.2

Registration and Rule 144 Information Rights.

(a)

Following any listing of the Common Stock on a national securities exchange, the REIT shall, to the extent it files a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) following the effectiveness of such listing, (i) provide each Equity Holder the opportunity to be named as a selling securityholder in such shelf registration statement (or in a separate “resale” shelf registration statement on Form S-3) (the “Registration Statement”) and to register such number of shares of Common Stock held by (or receivable upon the exchange of OP Units held by) such Equity Holder as such Equity Holder may request and (ii) use reasonable efforts to cause such Registration Statement to become and remain effective, until the earliest of (y) such time as no Equity Holder is an Affiliate of the REIT, or (z) the date on which all shares of Common Stock held by (or receivable upon the exchange of OP Units held by) each Equity Holder and covered by such Registration Statement have been sold. Notwithstanding the foregoing, if the filing, initial effectiveness or continued use of such Registration Statement would require the REIT to make a public disclosure of material non-public information, which disclosure in the good faith determination of the REIT (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or (iii) would reasonably be expected to adversely affect in any material respect the REIT or its business or the REIT’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the REIT may, upon giving written notice to each Equity Holder participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (and any related prospectus), provided that the REIT shall not be permitted to do so for any single period of time in excess of 90 days, or for periods exceeding, in the aggregate, 120 days during any 12-month period. In the event that the REIT exercises its rights under the preceding sentence, each Equity Holder agrees to suspend, promptly upon receipt of the written notice referred to above, the use of the Registration Statement (and any related prospectus) in connection with any sale or offer to sell shares of Common Stock held by (or receivable upon the exchange of OP Units held by) such Equity Holder until such Equity Holder is advised in writing by the REIT that the use of such Registration Statement (and any related prospectus) may be resumed.

(b)

As long as any Equity Holder owns shares of Common Stock or OP Units, and as long as the REIT is required to file reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the REIT shall (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), at all times after the Closing; (ii) use reasonable efforts to file with the Commission in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of the REIT under Section 13 or 15(d) of the Exchange Act at any time after the Closing; and (iii) furnish to any Equity Holder so long as such Equity Holder owns shares of Common Stock or OP Units, promptly upon request by such Equity Holder, a written statement by the REIT as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of the REIT, and such other reports and documents so filed or furnished by the REIT as such Equity Holder may reasonably request.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1

GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

Section 4.2

Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith) shall be governed by the dispute resolution provisions set forth in Section 11.11 of the Contribution Agreement.

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Section 4.3

Enforcement. The parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an inunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 4.4

Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.

Section 4.5

Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 4.6

Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 4.7

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 4.8

Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of (i) the REIT (with the Consent of the REIT) and (ii) JSE; provided, that any amendment of this Agreement that would disproportionately and adversely affect an Equity Holder relative to the Equity Holders in the aggregate shall not be effective against any such adversely affected Equity Holder without his written consent. No delay or omission by any party hereto to exercise any right or power under this Agreement or pursuant to Law shall impair such right or power or be construed as a waiver thereof. A waiver by or for the benefit of party any provision of this Agreement shall not be construed to be a waiver of any other provision of this Agreement or a waiver for the benefit or any other party hereto.

Section 4.9

No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 4.10

Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

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Section 4.11

Severability. If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

Section 4.12

Entire Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 4.13

Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of each Equity Holder, the REIT or the Operating Partnership under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REIT:

PHILLIPS EDISON GROCERY CENTER REIT I, INC.,
a Maryland corporation

By:
Name:
Title:

OPERATING PARTNERSHIP:

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership

By:	PHILLIPS EDISON GROCERY CENTER OP GP I LLC,
a Delaware limited liability company,
its general partner

	By:	PHILLIPS EDISON GROCERY CENTER REIT I, INC.,
a Maryland corporation,
its sole member

By:
Name:
Title :

[Lock-Up Partners - Signature Page to Lock-Up Agreement]

EQUITY HOLDERS:

JEFFREY S. EDISON

DEVIN MURPHY

BOB MYERS

ROBERT MARK ADDY

[Lock-Up Partners - Signature Page to Lock-Up Agreement]

Annex C
Form of Services Agreement

FORM OF SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”) dated as of ____________, 2017, (the “Effective Date”) is entered into by and between Phillips Edison Limited Partnership, a Delaware limited partnership (“PELP”), and [TRS ENTITY] (“Manager”). Manager and PELP are referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Operating Partnership (as defined below) hereby joins this Agreement for purposes of Section 3 hereof.

WHEREAS, pursuant to that certain Contribution Agreement, dated as of May 18, 2017 (the “Contribution Agreement”), by and among the Contributors (as defined therein), Phillips Edison Grocery Center REIT I, Inc. (the “REIT”), Phillips Edison Grocery Center Operating Partnership I, L.P. (“Operating Partnership”) and Jeffrey S. Edison, pursuant to which PELP and each Contributor transferred substantially all of their respective assets to Operating Partnership;

WHEREAS, the transactions contemplated in the Contribution Agreement are being consummated contemporaneously herewith (the “Closing”);

WHEREAS, the corporate organizational chart set forth on Annex A hereto represents the remaining entities owned by PELP as of the Closing (PELP, together with such remaining entities, the “PELP Entities”); and

WHEREAS, PELP and Manager desire to enter into this Agreement pursuant to which Manager shall provide certain services to the PELP Entities in order to provide for the wind-down of the PELP Entities pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.                  Appointment of Manager; Services.

(a)               The PELP Entities set forth on Annex B hereto (the “Real Property Entities”) own the real estate assets identified opposite their respective names (the “Real Properties”). A subsidiary of Manager, Phillips Edison & Company, Ltd, (“Property Manager”), provides property management and leasing services to the applicable Real Property Entities with respect to the Real Properties pursuant to the terms of the property management agreements identified on Annex B (the “Property Management Agreements”). The Parties acknowledge that two of the Real Properties identified on Annex B (i.e., Smoketown & Veronica and Cedar Hills – West) (the “Vacant Lots”) are vacant, unimproved parcels of land, and are not subject to the Property Management Agreements. Manager agrees that PELP shall have the right to request that Property Manager provide some subset of the services set forth in the Property Management Agreements with respect to the Vacant Lots on terms and conditions to be mutually agreed upon by the Parties. In such event, the Parties will enter into a separate property management agreement reflecting the agreement with respect to such additional services.

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(b)               In connection with the Closing, PELP desires to engage Manager to provide the following services to the PELP Entities (the “Services”) with respect to the operation of the businesses of the PELP Entities and the eventual wind-down, liquidation and termination of the PELP Entities:

(i)                 advising PELP with respect to, and implementing on behalf of PELP, the disposition of any Real Property and/or the liquidation of any other investment held by any of the PELP Entities;

(ii)              providing finance, accounting and tax services for the PELP Entities, including (A) tax return preparation, (B) sales tax, personal property tax, and other tax compliance services, (C) responding to notices from taxing jurisdictions including audits, (D) calculating and making distributions and dividends to investors in the PELP Entities, (E) treasury services relating to the PELP Entities’ bank accounts, (F) preparing and managing a budget for PELP, and (G) preparing and maintaining routine and customary financial and business books and records for the PELP Entities in a manner substantially similar to the books and records currently maintained by the PELP Entities;

(iii)            advising and procuring (at PELP’s expense) appropriate insurance coverage for the business and operation of the PELP Entities and handling related communications with the applicable insurance providers, and managing any litigation or threatened litigation relating thereto;

(iv)             maintaining the corporate record books for the PELP Entities and preparing all necessary filings with the various states of incorporation/formation (with the costs of all such filings being at PELP’s expense);

(v)               providing and maintaining, at Manager’s expense, offices, together with all administrative services, staff and accommodations reasonably required for the performance of its duties under this Agreement; and

(vi)             any other services reasonably requested by PELP to effectuate an orderly wind-down and liquidation of the PELP Entities; provided that all filing and third party costs related thereto (including legal and accounting fees and expenses) are at PELP’s expense.

All Services shall be subject to the prior approval and direction of PELP. For the avoidance of doubt, the Services are intended to manage entity-level matters of the PELP Entities and not to duplicate any services being provided under the Property Management Agreements. In the event of a conflict between the Property Management Agreements and this Agreement, the Property Management Agreements shall govern.

(c)               PELP hereby appoints Manager to perform the services described in Section 2(b) above, and Manager hereby accepts such appointment on the terms and conditions set forth in this Agreement. PELP acknowledges and agrees that Manager shall have the right to delegate the performance of the Services to any affiliate under Manager’s control or that is controlled by or is under common control with Manager.

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(d)               PELP shall have the right, from time to time and at its sole discretion, to limit the scope of any of the Services, and/or to engage a third-party provider (at PELP’s expense) to perform such Services for any of the PELP Entities.

2.                  Standard; Third Party Providers.

(a)               Manager shall provide the Services in a substantially similar manner and quality as such Services were provided to PELP prior to the Closing. Notwithstanding anything to the contrary in this Agreement, the Parties agree that the Manager will not provide the Services or any other services in a scope or frequency outside the ordinary course of business, substantially consistent with past practices, unless the Manager receives the prior approval of the independent directors of the REIT (such services, the “REIT Approved Extraneous Services”).

(b)               Manager shall have the right to engage an independent, third party provider (a “Third Party Provider”) to perform any portion of the Services subject to the following conditions. Any such Third Party Provider shall be subject to the prior written approval of PELP. In seeking such approval, Manager shall provide PELP with a budget or fixed cost arrangement, together with the engagement and payment terms, for such Third Party Provider. Any fees or expenses charged by such Third Party Provider in excess of an approved budget amount, or any change to the engagement and payment terms thereof, shall require the prior written approval of PELP. PELP shall be responsible for the timely payment of any invoice from an approved Third Party Provider. Notwithstanding anything to contrary herein, neither Manager nor any of its affiliates shall be liable to such a Third Party Provider, PELP or any other PELP entity for any fees, expenses or other costs related to a Third Party Provider’s provision of any portion of the Services.

(c)               Manager may rely on such Third Party Provider and will not be liable for any act or omission of any Third Party Provider unrelated to Manager. To the extent the provision of any Services by a Third Party Provider do not conform to the standards set forth in this Agreement or under the terms of such Third Party Provider’s engagement letter and Manager becomes aware of such nonconformance, Manager shall use reasonable efforts to cause such Third Party Provider to either (i) timely correct the relevant deficiencies or (ii) cause such Services to be timely re-performed in a conforming manner.

3.                  License of Intellectual Property. Pursuant to the terms of the Contribution Agreement, at Closing, PELP transferred to the Operating Partnership any right, title and interest PELP may have had to the names “Phillips Edison” and “PECO” (the “Licensed Names”). In connection with such transfer, PELP and the Operating Partnership agreed that PELP and any applicable PELP Entity using the Licensed Names (a “Licensee”) would have the right to use such names in connection with the continued operation of its respective businesses for the duration of the applicable Licensee’s License Term (as defined below). Accordingly, Operating Partnership hereby grants to each Licensee a non-transferable (except in connection with a permitted assignment under Section 10(e)), non-assignable (except in connection with a permitted assignment under Section 10(e)), non-sublicensable, royalty-free, fully paid up, worldwide, limited right and license to use, reproduce, and exploit the Licensed Names in its corporate name and in connection with the continued operation of such Licensee’s business (e.g., in its corporate names, marketing materials, websites, domain names, stationery, and similar uses). For each Licensee, this license shall survive and continue until the earlier of (x) 15 years from the Effective Date, or (y) such time as such Licensee’s business has been fully wound-down and liquidated and a certificate of termination or dissolution of such Licensee has been filed in its applicable state of formation or incorporation (the “License Term”). Licensee agrees that all rights and goodwill in the Licensed Name that accrue during the license shall inure to the benefit of the Operating Partnership. Operating Partnership joins in the execution of this Agreement for the purposes of effectuating the foregoing license. Any additional use of the Licensed Names by a Licensee in a manner that deviates from how such Licensed Names were used by such Licensee immediately prior to the Effective Date will require the prior written approval of Operating Partnership. PELP shall (and shall cause the Licensees to) do such things as Operating Partnership may reasonably request, at Operating Partnership’s cost and expense, in order for Operating Partnership to retain the ownership and benefit of the Licensed Names. Operating Partnership shall take all actions reasonably necessary to maintain any rights it may have in and to the Licensed Names. For the avoidance of doubt, this license will survive any expiration or earlier termination of this Agreement; it being the express intent of the Parties that this license shall remain in place for each Licensee’s applicable License Term.

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4.                  Payments, Fees and Costs.

(a)               PELP shall pay Manager, and Manager shall accept, as compensation for providing the Services an annual fee of Two Hundred Thousand and 00/100 Dollars ($200,000.00). Such fee will be payable in quarterly installments equal to Fifty Thousand and 00/100 Dollars ($50,000.00), in arrears on or before the tenth (10th) Business Day of each calendar quarter during the Term, and shall be prorated for any partial quarter. If the Manager provides any REIT Approved Extraneous Services to PELP, PELP shall pay the Manager a separate fee for such services as mutually agreed by PELP and the independent directors of the REIT.

(b)               All other expenses, charges, fees, taxes, personnel charges and costs relating to the Services shall be the sole expense and responsibility of Manager, except as otherwise contemplated by Section 1(b) or Section 2(b) above.

5.                  Confidentiality.

(a)               During the Term of this Agreement, each Party (“Recipient”) may have access to, or have disclosed to it, certain confidential information, data, records, files, archives and other proprietary information, whether oral or written, concerning, among other things, third party materials, inventions, know-how, customer lists, supplier lists, pricing, patent and trade secrets, software, and other general business information (collectively, the “Proprietary Information”) that is owned by the other Party (“Discloser”). All Proprietary Information of Discloser or its affiliates, customers, suppliers or independent contractors generated, produced or stored by Recipient in connection with the provision of Services or the performance of this Agreement shall be the Proprietary Information of Discloser. Proprietary Information shall remain the sole property of Discloser and Recipient shall have no interest in or rights with respect to such Proprietary Information.

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(b)               During the Term of this Agreement and for a period of one (1) year thereafter, each Party agrees, and shall cause its respective affiliates, to protect the confidentiality of Discloser’s Proprietary Information with at least the same degree of care that it utilizes with respect to its own similar confidential and proprietary information, but in any event, no less than reasonable care, including:

(i)                 not to disclose or copy, display, publish, transfer (whether by sale, operation of law or otherwise) or otherwise disseminate or allow access to the Proprietary Information, in whole or in part, in any form whatsoever, to or by any third party without the prior written consent of Discloser, except that such disclosure or access shall be permitted with respect to an employee or independent contractor of Recipient requiring access to the Proprietary Information in the course of his or her employment or provision of Services hereunder; provided, however, that such employee or independent contractor is subject to confidentiality obligations substantially similar and in no event less restrictive than as set forth in this Section 5 and such Recipient shall enforce such obligations;

(ii)              to immediately notify Discloser promptly and in writing of the circumstances surrounding any suspected possession, use, disclosure or knowledge of the Proprietary Information or any part thereof at any location or by any person other than those authorized by this Agreement and to take further steps as may reasonably be requested by Discloser to remedy any such possession, use or disclosure; and

(iii)            upon Discloser’s request, to promptly return to Discloser, or at Recipient’s request destroy, all documents and materials in tangible form, and permanently erase all data in electronic form (other than back-ups and archived data, so long as such data continues to be bound by the confidentiality obligations of this Section 5), containing any Proprietary Information, and certify in writing signed by an officer of Recipient that Recipient has fully complied with this obligation (except that the Recipient’s legal counsel may retain one copy of such information in their offices for record-keeping purposes only).

(c)               Nothing in this Section 5 shall restrict the Parties with respect to data, records, files, archives or other proprietary or confidential information, whether or not identical or similar to that contained in the Proprietary Information, if such data, records, files, archives or other proprietary or confidential information: (i) are independently developed by Recipient without reference to Discloser’s Proprietary Information; (ii) are or become generally available to the public other than as a result of any act or default of, or disclosure by, Recipient; (iii) become available to Recipient on a non-confidential basis from a source other than Discloser, provided the Recipient believes in good faith that such source is entitled to disclose such information to the Recipient on a non-confidential basis; or (iv) were known by Recipient on a non-confidential basis prior to the disclosure thereof to the Recipient by Discloser. In addition, to the extent that Proprietary Information is required by law to be disclosed, such Proprietary Information may be disclosed; provided that as soon as is reasonably practicable after receiving notice of any such required disclosure and to the extent that it may legally do so, Recipient advises Discloser of the same, and prior to making any such disclosure, takes commercially reasonable actions to assure the confidential handling of the Proprietary Information, including, to the extent permissible and practicable, affording Discloser a reasonable period of time to seek a protective order prohibiting the disclosure of the Proprietary Information, if allowed by applicable law and cooperates with Discloser, at Discloser’s reasonable request and sole expense, in any lawful action to contest or limit the scope of such required disclosure.

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(d)               Each Party acknowledges and agrees that the other Party may suffer irreparable harm for which monetary damages may be an inadequate remedy if there were a breach by such Party of obligations under this Section 5. Each Party further acknowledges and agrees that equitable relief, including injunctive relief, may be appropriate to protect the non-breaching Party’s rights and interests if such a breach were to arise, be threatened, or be asserted, and the non-breaching Party will be entitled to seek the entry of an order for immediate injunctive relief without the necessity of posting a bond or other security.

6.                  Disclaimer of Warranties. EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES AND SUBJECT TO THE STANDARD OF CARE THAT ARE EXPRESSLY SET FORTH HEREIN, (A) THE SERVICES ARE PROVIDED TO PELP “AS-IS” AND (B) NEITHER PARTY, NOR ANY OF THEIR AFFILIATES, MAKES ANY REPRESENTATION, WARRANTY OR CONDITION OF ANY KIND, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE SERVICES IT PROVIDES. SUBJECT TO THE PRECEDING SENTENCE, THE MANAGER SPECIFICALLY DISCLAIMS THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY AND ALL WARRANTIES AGAINST INFRINGEMENT, TO THE MAXIMUM EXTENT PERMISSIBLE BY LAW.

7.                  Term and Termination.

(a)               Term. Unless terminated earlier in accordance with Section 7(b), the term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire on the last day of the calendar month that is the fifth (5th) anniversary of the Effective Date.

(b)               Termination. This Agreement, or any specific Services provided hereunder, may be terminated before the completion of the Term:

(i)                 by mutual agreement of the Parties;

(ii)              by either Party who is not in material breach of this Agreement for material breach by the other Party of any of the terms hereof if such material breach is not cured within thirty (30) days after written notice of such breach is delivered to the breaching Party; or

(iii)            by PELP for any reason in its sole and absolute discretion with respect to any or all Service(s) to be effective upon the date specified in such notice (provided that such date may not be less than ten (10) days after written notice of such termination is received by Manager).

(c)               Upon termination or expiration of this Agreement, or particular Services hereunder, Manager shall have no further obligation hereunder to provide such Service(s); provided, however, that, notwithstanding any other provision of this Agreement, no obligation of a Party accruing hereunder prior to such expiration or termination shall be terminated or otherwise relieved and the rights and obligations of the Parties under Sections 2, 3, 5, 6, and 7 through 10, and all of PELP’s or Manager’s payment obligations with respect to any accrued but unpaid amounts owed hereunder subject to the terms and conditions of this Agreement shall survive any expiration or termination hereof.

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8.                  Limitation of Liability.

(a)               EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9, NEITHER MANAGER, ITS AFFILIATES OR ITS REPRESENTATIVES, ON THE ONE HAND, NOR PELP, ITS AFFILIATES OR ITS REPRESENTATIVES, ON THE OTHER HAND, SHALL BE LIABLE FOR ANY LOST PROFITS OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES HEREUNDER OR THE PERFORMANCE OR BREACH OF ANY OBLIGATIONS HEREUNDER OR OTHERWISE, EVEN IF THE APPLICABLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)               THE WAIVER OF DAMAGES AND LIMITATION OF LIABILITY SET FORTH IN CLAUSE (a) ABOVE EXPRESSLY EXCLUDE ALL LIABILITY ARISING FROM (1) BREACHES OF ANY COVENANTS OF NON-USE AND NON-DISCLOSURE OF PROPRIETARY INFORMATION, (2) CLAIMS FOR INDEMNITY UNDER SECTION 9(a)(ii), OR (3) CLAIMS RELATED TO GROSS NEGLIGENCE, FRAUD OR INTENTIONAL MISCONDUCT.

(c)               NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT (INCLUDING THE FOREGOING CLAUSES (a) AND (b)), FOR SO LONG AS JEFFREY S. EDISON IS AN EXECUTIVE OFFICER OF THE MANAGER OR AN AFFILIATE OF THE MANAGER, NONE OF THE MANAGER, ITS AFFILIATES OR ITS REPRESENTATIVES SHALL BE LIABLE FOR ANY DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES HEREUNDER OR THE PERFORMANCE OR BREACH OF ANY OBLIGATIONS HEREUNDER OR OTHERWISE, UNLESS SUCH DAMAGES RESULT FROM GROSS NEGLIGENCE, FRAUD OR INTENTIONAL MISCONDUCT DIRECTED BY THE INDEPENDENT DIRECTORS OF THE REIT.

9.                  Indemnification. PELP shall indemnify the Manager and its managers, employees and officers against and agrees to defend, protect, hold and save them free and harmless from any liability or expenses (including reasonable attorney’s fees and court costs) arising out of injuries or damages to persons or property by reason of any cause relating to this Agreement or any performance or non-performance of any services hereunder, except to the extent caused by gross negligence, fraud or willful misconduct and which is not otherwise covered by insurance held by PELP. PELP shall name the Manager as an “additional insured” or “co-insured” on each liability insurance policy maintained by PELP. The Manager shall indemnify PELP and its employees and officers against and agrees to defend, protect, hold and save them free and harmless from any liability or expenses (including reasonable attorney’s fees and court costs) arising out of injuries or damages to persons or property by reason of any cause relating to this Agreement or any performance or non-performance of any services hereunder caused by the gross negligence, fraud or willful misconduct of the Manager, which is not otherwise covered by insurance held by PELP.

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10.              Miscellaneous.

(a)               Business Day. For purposes of this Agreement, “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Ohio or a federal holiday in the United States.

(b)               Independent Contractor. Manager is acting pursuant to this Agreement solely as an independent contractor. Nothing contained in this Agreement shall be deemed to constitute a single employer, joint employer, co-employer, alter-ego, agency, partnership, joint venture or similar relationship between Manager and its affiliates, on the one hand, and any of the PELP Entities, on the other hand.

(c)               Interpretation. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All Annexes or Schedules attached hereto are hereby incorporated in and made a part of this Agreement. For all purposes of and under this Agreement, (i) the word “including” shall be deemed to be immediately followed by the words “without limitation”; (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa; (iii) words of one gender shall be deemed to include the other gender as the context requires; (iv) “or” is not exclusive; and (v) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Annexes and Schedules hereto) and not to any particular term or provision of this Agreement, unless otherwise specified.

(d)               Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by overnight courier service and shall be deemed given when received as follows:

To Manager:

11501 Northlake Drive
Cincinnati, Ohio 45249
Attention: Special Committee of the Board of Directors

with mandatory copies (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention: Paul L. Choi

To PELP:

Phillips Edison Limited Partnership
11501 Northlake Drive
Cincinnati, Ohio 45249
Attention:  Jeffrey S. Edison

  Tanya E. Brady

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(e)               Successors and Assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Party without the prior written consent of the other Party and any attempted assignment without the required consent shall be null and void and without any legal effect. Upon any such permitted assignment, the references in this Agreement to Manager or PELP (as applicable) shall also apply to any such assignee. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

(f)                Rights of Third Parties. Except for the indemnification provisions of this Agreement which are intended to be enforceable by the persons respectively referred to therein, nothing expressed or implied in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement.

(g)               Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby whether or not such transactions shall be consummated.

(h)               Counterparts. This Agreement may be executed in one or more counterparts, including electronically in Adobe Portable Document Format (.pdf), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

(i)                 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective affiliates relating to the subject matter hereof. The Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and all Parties to this Agreement specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller of services in an arm's-length transaction.

(j)                 Amendments; Waiver. This Agreement may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each of PELP and Manager and specific reference to this Agreement is made in such writing. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Party or Parties against whom enforcement of any such waiver is sought and specific reference to this Agreement is made in such writing. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

C-9

(k)               Severability. If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any Party or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Parties or circumstances.

(l)                 Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and, if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(m)             Governing Law. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(n)               WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

(o)         Remedies Cumulative. The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, and no single or partial exercise by a Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that Party may be entitled.

(p)         Further Assurances. If any further action is necessary, proper or desirable to carry out any purpose of this Agreement, then each Party hereto will take such further action (including the execution and delivery of further documents) as the other Party hereto reasonably requests to carry out such purpose. The foregoing will be at the expense of such requesting Party, except to the extent such requesting Party is entitled to indemnification therefor or to the extent this Agreement otherwise allocates such expense to the other Party.

[Remainder of page intentionally left blank;
Signatures on following pages]

C-10

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.

MANAGER

[TRS]

By:
Name:
Title:

OPERATING PARTNERSHIP

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.
A Delaware limited partnership

By: Phillips Edison Grocery Center OP GP I LLC,
A Delaware limited liability company, its general partner

By: Phillips Edison Grocery Center REIT I, Inc.,
A Maryland corporation, its sole member

By:
Name:
Title:

PELP

PHILLIPS EDISON LIMITED PARTNERSHIP,
A Delaware limited partnership

By: Phillips Edison & Company, Inc.,
A Maryland corporation,
Its sole member

By:
Name:
Title:

ANNEX A

PELP CORPORATE ORGANIZATIONAL CHART

ANNEX B

REAL PROPERTY ENTITY	REAL PROPERTIES	PROPERTY MANAGEMENT AGREEMENTS
Mountain View Station LLC	Mountain View Village Shopping Center, Snellville, Georgia	Amended and Restated Management Agreement, dated December 1, 2012, between Mountain View Station LLC and Phillips Edison & Company Ltd.
Rt. 24 & Marketplace LLC	Rt. 24 & Marketplace Walgreens SEC Rt. 24 & Marketplace Drive Bel Air, Maryland	Amended and Restated Master Property Management, Leasing and Construction Management Agreement, Dated March 9, 2016, between Phillips Edison Limited Partnership, as assigned to Operating Partnership, and Phillips Edison & Company Ltd.; Addendum #000149
Stations West – Saratoga LLC	Saratoga Springs S.R. 73 and Redwood Road Saratoga Springs, Utah 84043	Amended and Restated Master Property Management, Leasing and Construction Management Agreement, Dated March 9, 2016, between Phillips Edison Limited Partnership, as assigned to Operating Partnership, and Phillips Edison & Company Ltd.; Addendum #000117
Smoketown & Veronica LLC	Virginia	VACANT LOT
Cedar Hills – West LLC	Cedar Hills, Utah	VACANT LOT
[Belvedere Station LLC] [1]	Belvedere Plaza Shopping Center Anderson, South Carolina	Amended and Restated Management Agreement, dated January 1, 2015, between Belvedere Station LLC and Phillips Edison & Company Ltd.
[Lassen Station LP]	Lassen Shopping Center 2545 Main Street Susanville, California 96130	Amended and Restated Master Property Management, Leasing and Construction Management Agreement, Dated March 9, 2016, between Phillips Edison Limited Partnership, as assigned to Operating Partnership, and Phillips Edison & Company Ltd.; Addendum #000140
[New Market Station LLC]	New Market Madison 102-152 New Market Madison, North Carolina 27025	Amended and Restated Master Property Management, Leasing and Construction Management Agreement, Dated March 9, 2016, between Phillips Edison Limited Partnership, as assigned to Operating Partnership, and Phillips Edison & Company Ltd.; Addendum #000143
[Marketplace Station LLC]	Marketplace Center 2725 Northwest Blvd Newton, North Carolina 28658	Amended and Restated Master Property Management, Leasing and Construction Management Agreement, Dated March 9, 2016, between Phillips Edison Limited Partnership, as assigned to Operating Partnership, and Phillips Edison & Company Ltd.; Addendum #000142

1 Note to Draft: Bracketed properties to be deleted if sold prior to Closing.

Annex D
Form of Third Amended and Restated Agreement of Limited

Partnership of Phillips Edison Grocery Center Operating

Partnership I, L.P.

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

 THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE

PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE

EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER

APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Dated as of [ ● ], 2017

i

7.6	Indemnification	45
7.7	Liability of the General Partner and the Initial Limited Partner	47
7.8	Other Matters Concerning the General Partner	49
7.9	Title to Partnership Assets	49
7.10	Reliance by Third Parties	50
7.11	Loans By Third Parties	51

ARTICLE 8 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS		51
8.1	Limitation of Liability	51
8.2	Management of Business	51
8.3	Outside Activities of Limited Partners	51
8.4	Return of Capital	52
8.5	Rights of Limited Partners Relating to the Partnership	52
8.6	Partnership Right to Call Limited Partner Interests	52
8.7	Not Applicable to Initial Limited Partner	53

ARTICLE 9 BOOKS, RECORDS, ACCOUNTING AND REPORTS		53
9.1	Records and Accounting	53
9.2	Fiscal Year	53
9.3	Reports	53

ARTICLE 10 TAX MATTERS		54
10.1	Preparation of Tax Returns	54
10.2	Tax Elections	55
10.3	Tax Matters Partner; Partnership Representative	56
10.4	Organizational Expenses	57
10.5	Withholding	58

ARTICLE 11 TRANSFERS; WITHDRAWALS; BUSINESS COMBINATIONS		59
11.1	Transfers in General	59
11.2	Transfer Restrictions in Business Combinations	59
11.3	Permitted Transfers; Right of First Refusal	63
11.4	Substituted Limited Partners	65
11.5	Assignees	66
11.6	General Provisions	66

ARTICLE 12 ADMISSION OF PARTNERS		68
12.1	Admission of Successor General Partner	68
12.2	Admission of Additional Limited Partners	69
12.3	Amendment of Agreement and Certificate of Limited Partnership	70

ARTICLE 13 DISSOLUTION, LIQUIDATION AND TERMINATION		71
13.1	Dissolution	71
13.2	Winding Up	72
13.3	Negative Capital Account	73
13.4	Rights of Limited Partners	73
13.5	Notice of Dissolution	74

ii

13.6	Termination of Partnership and Cancellation of Certificate of Limited Partnership	74
13.7	Reasonable Time for Winding-Up	74
13.8	Waiver of Partition	74

ARTICLE 14 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS		74
14.1	Amendments	74
14.2	Meetings of the Partners	75

ARTICLE 15 GENERAL PROVISIONS		77
15.1	Redemption Rights of Qualifying Parties	77
15.2	Addresses and Notice	81
15.3	Titles and Captions	81
15.4	Pronouns and Plurals	81
15.5	Further Action	81
15.6	Binding Effect	81
15.7	Creditors	81
15.8	Waiver	82
15.9	Counterparts	82
15.10	Applicable Law	82
15.11	Invalidity of Provisions	82
15.12	Entire Agreement	82
15.13	No Rights as Stockholders	82
15.14	Limitation to Preserve REIT Status.	82

ARTICLE 16 CLASS B UNITS		83
16.1	Designation and Number	83
16.2	Special Provisions.	84
16.3	Voting	85
16.4	Conversion of Class B Units	85
16.5	Profits Interests	87

EXHIBITS

Exhibit A	–	Allocations
Exhibit B	–	Examples Regarding Exchange Factor
Exhibit C	–	Notice of Redemption
Exhibit D	–	Certificate of Limited Partnership

iii

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP, L.P. (this “Agreement”) dated as of [ ● ], 2017, is entered into among PHILLIPS EDISON GROCERY CENTER OP GP I, LLC, a Delaware limited liability company, as general partner (the “General Partner”), PHILLIPS EDISON GROCERY CENTER REIT I, INC., a Maryland corporation, as Limited Partner (the “Initial Limited Partner) and the Limited Partners party hereto from time to time.

RECITALS

WHEREAS, the General Partner and the Initial Limited Partner formed the Partnership as a limited partnership on December 3, 2009 pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware and filed a certificate of limited partnership with the Secretary of State of the State of Delaware (the “Certificate”).

WHEREAS, the General Partner and the Initial Limited Partner entered into the Agreement of Limited Partnership of the Partnership, dated as of December 3, 2009, including any amendments thereto through the date hereof (the “Original Agreement”).

WHEREAS, the General Partner, the Initial Limited Partner and certain other Limited Partners entered into the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 4, 2013 (the “First Amended Agreement”).

WHEREAS, the First Amended Agreement was amended and restated in its entirety when the General Partner, the Initial Limited Partner and certain other Limited Partners entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 1, 2014, which was amended by that certain First Amendment to Second Amended and Restated Agreement of Limited Partnership (as so amended, the “Amended Agreement”).

WHEREAS, the General Partner, the Initial Limited Partner and certain other Limited Partners signatory hereto wish to amend and restate the Amended Agreement as set forth herein and to admit additional Persons as Limited Partners by entering into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree that the Amended Agreement hereby is amended and restated in its entirety to read as follows:

D-1

Article 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such statute.

“Action” has the meaning set forth in Section 7.6(a)(i).

“Additional Limited Partner” means a Person that has executed and delivered an additional limited partner signature page in the form attached hereto, has been admitted to the Partnership as a Limited Partner pursuant to Section 4.3 hereof and that is shown as such on the books and records of the Partnership.

“Adjusted Capital Account Deficit” means with respect to any Partner, the negative balance, if any, in such Partner’s Capital Account as of the end of any relevant Partnership Year or other applicable period, determined after giving effect to the following adjustments:

(a)           credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b)          debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Adjustment Event” has the meaning set forth in Section 16.1.

“Affected Gain” has the meaning set forth in subparagraph 4(b) of Exhibit A.

“Affiliate” means,

(a)           with respect to any individual Person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or

(b)          with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity. For purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

D-2

“Agreement” means this Third Amended and Restated Agreement of Limited Partnership, as originally executed and as amended, supplemented or restated from time to time, as the context requires.

“Amended Agreement” has the meaning set forth in the Recitals.

“Applicable Percentage” has the meaning set forth in Section 15.1(b).

“Articles of Incorporation” means the Initial Limited Partner’s Fourth Articles of Amendment and Restatement, filed with the Maryland State Department of Assessments and Taxation, or other organizational document governing the Initial Limited Partner, as amended, supplemented or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to the applicable period of measurement (i.e., any period (other than the first period in which this calculation of Available Cash is being made) beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of

(a)           the gross cash receipts of the Partnership for such period from all sources whatsoever, including the following:

(i)            all rents, revenues, income and proceeds derived by the Partnership from its operations, including distributions received by the Partnership from any Entity in which the Partnership has an interest;

(ii)           all proceeds and revenues received by the Partnership on account of any sales of any Partnership property or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership;

(iii)          the amount of any insurance proceeds and condemnation awards received by the Partnership;

(iv)          all capital contributions and loans received by the Partnership from its Partners;

(v)          all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and

D-3

(vi)         the proceeds of liquidation of the Partnership’s property in accordance with this Agreement;

over

(b)          the sum of the following:

(i)            all operating costs and expenses, including taxes and other expenses of the properties directly and indirectly held by the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in clause (viii) below);

(ii)           all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of the property directly or indirectly held by the Partnership or the recovery of insurance or condemnation proceeds;

(iii)          all fees provided for under this Agreement;

(iv)          all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;

(v)           all capital contributions, advances, reimbursements, loans or similar payments made to any Person in which the Partnership has an interest;

(vi)          all loans made by the Partnership in accordance with the terms of this Agreement;

(vii)         all reimbursements to the General Partner or its Affiliates during such period; and

(viii)        the amount of any new reserve or reserves or increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“BBA Rules” means Subchapter C of Chapter 63 of the Code (Sections 6221 et seq.), as enacted by the Bipartisan Budget Act of 2015, and any Regulations or other guidance issued thereunder, and any similar state or local legislation, regulations or guidance.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors (or a duly authorized committee thereof) of such Person, (ii) in the case of any limited liability company, the managing member or members or any controlling committee of managing members thereof or board of directors (or a duly authorized committee thereof) of such Person, as the case may be, (iii) in the case of any partnership, the board of directors (or a duly authorized committee thereof) of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

D-4

“Business Combination” has the meaning set forth in Section 7.1(a)(iii)(D).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means with respect to any Partner, the capital account maintained for such Partner in accordance with the following provisions:

(a)           to each Partner’s Capital Account there shall be credited;

(i)            such Partner’s Capital Contributions;

(ii)           such Partner’s distributive share of Net Income and any items in the nature of income or gain which are specially allocated to such Partner pursuant to paragraphs 1 and 2 of Exhibit A; and

(iii)          the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;

(b)          to each Partner’s Capital Account there shall be debited;

(i)            the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement;

(ii)           such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to paragraphs 1 and 2 of Exhibit A; and

(iii)          the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership (except to the extent such liabilities were excluded in determining such Partner’s Capital Contributions);

(c)           if all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest; and

(d)          in determining the amount of any liability for purposes of paragraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.

D-5

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided, that, all allocations of Partnership income, gain, loss and deduction continue to have “substantial economic effect” within the meaning of Section 704(b) of the Code and that no Limited Partner is materially adversely affected by any such modification.

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Gross Asset Value of property (net of any liabilities secured by contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

“Capital Transaction” means any sale, or other disposition (other than a deemed disposition pursuant to Section 708(b)(1)(B) of the Code and the Regulations thereunder) of all or substantially all of the assets and properties of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets and properties of the Partnership.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a share of Common Stock and (ii) the Common Stock Amount determined as of the applicable Valuation Date.

“Certificate” has the meaning set forth in the Recitals.

“Change of Control” means:

(a)          any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (x) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in a single transaction or series of related transactions, by way of purchase, exchange, merger, consolidation, recapitalization, reorganization, reclassification, business combination or other similar transaction of more than 50% of the total voting power of the Voting Stock of (1) the Initial Limited Partner or (2) any of the Initial Limited Partner’s direct or indirect parent entities (or its or their successors by merger, consolidation or purchase of all or substantially all of its or their assets); or (y) becomes entitled, either alone or together with its Affiliates or group members, to nominate, designate or elect a majority of the Board of Directors; or

(b)           the stockholders of the Initial Limited Partner (or its successors by merger, consolidation, reorganization, business combination or other similar transaction) adopt a plan or proposal for liquidation or dissolution of the Initial Limited Partner or the Partnership.

D-6

“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.

“Class B Unit” means a Partnership Unit which is designated as a Class B Unit of the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Stock” means the common stock of the Initial Limited Partner, $0.01 par value per share. Common Stock may be issued in one or more classes or series in accordance with the terms of the Articles of Incorporation. If, at any time, there is more than one class or series of Common Stock, the term “Common Stock” shall, as the context requires, be deemed to refer to the class or series of Common Stock that correspond to the class or series of Partnership Interests for which the reference to Common Stock is made.

“Common Stock Amount” means a number of shares of Common Stock equal to the product of (a) the number of Tendered Units and (b) the Exchange Factor; provided, however, that, in the event that the Initial Limited Partner issues to all holders of Common Stock as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Initial Limited Partner’s stockholders to subscribe for or purchase Common Stock, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Common Stock Amount shall also include such Rights that a holder of that number of shares of Common Stock would be entitled to receive, expressed, where relevant hereunder, in a number of shares of Common Stock determined by the General Partner.

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

“Consent of the Limited Partners” means the Consent of Limited Partners (excluding for this purpose any Partnership Interests held by the General Partner, any other Person of which the General Partner owns or controls more than fifty percent (50%) of the voting interests and any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the General Partner) holding Percentage Interests that are greater than sixty six and two-thirds percent (66 2/3%) of the aggregate Percentage Interests of all Limited Partners who are not excluded for the purposes hereof.

“Constituent Person” has the meaning set forth in Section 16.4(d) hereof.

“Contributed Property” means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner, including any interest in any successor partnership occurring as a result of a termination of the Partnership pursuant to Section 708 of Code.

D-7

“Controlled Entity” means as to any Partner, (a) any corporation one hundred percent (100%) of the outstanding Voting Stock of which is owned by such Partner or such Partner’s members of its Immediate Family or Affiliates, (b) any trust, whether or not revocable, of which such Partner or such Partner’s members of its Immediate Family or Affiliates are the sole beneficiaries, (c) any partnership of which such Partner or its Affiliates are the sole managing partners and in which such Partner, such Partner’s members of its Immediate Family or Affiliates hold partnership interests representing at least seventy-five percent (75%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s members of its Immediate Family or Affiliates hold membership interests representing at least seventy-five percent (75%) of such limited liability company’s capital and profits.

“Conversion Date” has the meaning set forth in Section 16.4(a) hereof.

“Cut-Off Date” means the third (3rd) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, with respect to any asset of the Partnership for any Partnership Year or other applicable period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such year or other period; provided, however, that except as otherwise provided in Section 1.704-2 of the Regulations, if there is a difference between the Gross Asset Value (including the Gross Asset Value, as increased pursuant to paragraph (d) of the definition of Gross Asset Value) and the adjusted tax basis of such asset at the beginning of such year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such year or other period bears to the beginning adjusted tax basis of such asset; provided further, however, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the General Partner.

“Disregarded Entity” means, with respect to any Person, (i) any Qualified REIT Subsidiary of such Person, (ii) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.

D-8

“Distributed Right” shall have the meaning set forth in the definition of “Exchange Factor”.

“Distribution Date” has the meaning set forth in Section 5.1(a).

“Entity” means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, limited liability partnership, cooperative or association.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding any debt securities convertible or exchangeable into such equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Factor” means 1.0; provided, however, that if the Initial Limited Partner:

(i) (a) declares or pays a dividend on its outstanding Common Stock in Common Stock or makes a distribution to all holders of its outstanding Common Stock in Common Stock; (b) subdivides its outstanding Common Stock; or (c) combines its outstanding Common Stock into a smaller number of shares of Common Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor previously in effect by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination;

(ii) distributes any rights, options or warrants to all holders of its Common Stock to subscribe for or to purchase or to otherwise acquire shares of Common Stock, or other securities or rights convertible into, exchangeable for or exercisable for shares of Common Stock (other than shares of Common Stock issuable pursuant to a Qualified DRIP / COPP), at a price per share less than the Value of a share of Common Stock on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Exchange Factor shall be adjusted by multiplying the Exchange Factor previously in effect by a fraction (a) the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of shares of Common Stock purchasable under such Distributed Rights and (b) the denominator of which shall be the number of shares of Common Stock issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of shares of Common Stock purchasable under such Distributed Rights times the minimum purchase price per share of Common Stock under such Distributed Rights and (2) the denominator of which is the Value of a share of Common Stock as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Exchange Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of shares of Common Stock or any change in the minimum purchase price for the purposes of the above fraction; and

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(iii) distributes, by dividend or otherwise, to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the Initial Limited Partner pursuant to a pro rata distribution by the Partnership, then the Exchange Factor shall be adjusted to equal the amount determined by multiplying the Exchange Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (a) the numerator of which shall be such Value of a share of Common Stock as of the record date and (b) the denominator of which shall be the Value of a share of Common Stock as of the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive except in case of manifest error) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock.

Notwithstanding the foregoing, no adjustments to the Exchange Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Exchange Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Exchange Factor are set forth on Exhibit C attached hereto

“First Amended Agreement” has the meaning set forth in the Recitals.

“Funding Debt” means any Debt incurred by or on behalf of the Initial Limited Partner for the purpose of providing funds to the Partnership.

“General Partner” means Phillips Edison Grocery Center OP GP I, LLC, a Delaware limited liability company, and any successor as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of GP Units.

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“GP Unit” means a Partnership Unit which is designated as a GP Unit of the Partnership.

“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)           the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;

(b)           if the General Partner determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

(i)            a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

(ii)           the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the repurchase or redemption of a Partnership Interest;

(iii)          the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

(iv)          the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner; and

(v)           at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations;

(c)           the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as determined by the General Partner as of the date of distribution; and

(d)           the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (as set forth in Exhibit A); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

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At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.

“Immediate Family” means as to a Person that is an individual, any of such Person’s family relationship by blood, marriage or adoption, not more remote than first cousin and inter vivos or testamentary trusts of which only such Person and his Immediate Family are beneficiaries.

“Incapacity” or “Incapacitated” means,

(a)           as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate;

(b)           as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

(c)           as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership;

(d)           as to any limited liability company which is a Partner, the dissolution and commencement of winding up of the limited liability company;

(e)           as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership;

(f)            as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or

(g)           as to any Partner, the bankruptcy of such Partner, which shall be deemed to have occurred when:

(i)            the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(ii)           the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner;

(iii)          the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors;

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(iv)          the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above;

(v)           the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties;

(vi)          any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof;

(vii)         the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or

(viii)       an appointment referred to in clause (vii) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

“Include”, “includes” and “including” shall be construed as if followed by the phrase “without limitation”.

“Indemnitee” means

(a)           any Person made a party to a proceeding by reason of:

(i)            its status as the General Partner,

(ii)           its status as a Limited Partner,

(iii)          its status as an investment advisor to the General Partner or the Initial Limited Partner,

(iv)          its status as a trustee, director or officer of the Partnership, the General Partner, the Initial Limited Partner, or the investment advisor to the Initial Limited Partner,

(v)           its status as a director, trustee, member, officer , investment advisor or agent of any other Entity, each Person serving in such capacity at the request of the Partnership, the General Partner, the Initial Limited Partner or any of its Subsidiaries,

(vi)          its status as the Tax Matters Partner or the Partnership Representative, or

(vii)         his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and

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(b)           such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Holding Period” means, as to any Qualifying Party or any of their successors in interest, a period ending on the day before the first twelve-month anniversary of such Qualifying Party’s first becoming a holder of Limited Partnership Interests; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the Initial Holding Period applicable to such Qualifying Party and its successors-in-interest to a period of shorter or longer than twelve months.

“Initial Limited Partner” means Phillips Edison Grocery Center REIT I Inc.

“Investment” or “Investments” means any investment or investments by the Partnership, directly or indirectly, in Properties, Loans or other Permitted Investments.

“IRS” means the Internal Revenue Service of the United States (or any successor organization).

“Liability Shortfall” has the meaning set forth in subparagraph 4(d) of Exhibit A.

“Lien” means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

“Limited Partner” means any Person named as a Limited Partner in the Register, as may be updated from time to time, upon the execution and delivery by such Person of an additional limited partner signature page, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units (other than GP Units).

“Liquidating Event” has the meaning set forth in Section 13.1(b) hereof.

“Liquidating Gain” means net capital gain realized in connection with an actual or hypothetical Capital Transaction, including the amount of any adjustment of the Gross Asset Value of any Real Estate Asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations.

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“Liquidator” has the meaning set forth in Section 13.2(a)(iii) hereof.

“Listing” means the listing of the shares of Common Stock on a national securities exchange.

“Listing Date” means the first date on which a Listing occurs.

“Loans” means mortgage loans and other types of debt financing investments made by the Partnership, either directly or indirectly, including through ownership interests in a joint venture or other entity and including mezzanine loans, B-notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participations in such loans.

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

(a)           by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss;

(b)           by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;

(c)           by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

(d)           by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

(e)           if an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Exhibit A;

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(f)            To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)           by not taking into account in computing Net Income or Net Loss items separately allocated to the Partners pursuant to paragraphs 1(c), 2 and 3 of Exhibit A.

“Net Property Gain” or “Net Property Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable gain or loss for such year or period from Sales, including the amount of any adjustment of the Gross Asset Value of any Real Estate Asset which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of Common Stock or Preferred Shares, excluding grants under any equity incentive plans, or (ii) any Debt issued by the Initial Limited Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

“Nonrecourse Liabilities” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

“Offer” has the meaning set forth in Section 11.2(c)(i).

“Offering” means any issuance of additional shares of Common Stock, Preferred Stock, Funding Debt or New Securities for consideration.

“OP Unit” means a Partnership Unit which is designated as an OP Unit of the Partnership.

“OP Unit Economic Balance” has the meaning set forth in subparagraph 1(c)(ii) of Exhibit A.

“OP Unit Transaction” means, in connection with a Class B Unit, a transaction to which the Partnership or the Initial Limited Partner shall be a party, including a merger, consolidation, unit exchange, self-tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets (but excluding any transaction which constitutes an Adjustment Event and any merger in which the Initial Limited Partner is the surviving entity) in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.

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“Original Agreement” has the meaning set forth in the Recitals.

“Ownership Limit” means, with respect to any Person, the applicable restriction or restrictions on the ownership and transfer of stock of the Initial Limited Partner imposed under the Articles of Incorporation, as such restrictions may be modified for any Excepted Holder (as such term is defined in the Articles of Incorporation) pursuant to an Excepted Holder Limit (as such term is defined in the Articles of Incorporation).

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Partner Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Regulations, and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Section 1.704-2(i)(2) of the Regulations.

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(b)(2) of the Regulations, and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Section 1.704-2(d) of the Regulations.

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1(a) hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

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“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. Partnership Units consist of GP Units, OP Units, Class B Units and any classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in the Register, as may be updated from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for Partnership Units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

“Partnership Vote” has the meaning set forth in Section 11.2(e).

“Partnership Vote Transaction” has the meaning set forth in Section 11.2(e).

“Partnership Year” means the fiscal year of the Partnership, as set forth in Section 9.2 hereof.

“Percentage Interest” means, as to a Partner, the fractional part of the Partnership Interests owned by such Partner and expressed as a percentage as specified in the Register, as may be updated from time to time.

“Permitted Investments” means all investments (other than Properties and Loans) in which the Partnership acquires an interest, either directly or indirectly, including through ownership interests in a joint venture or other entity, pursuant to the Certificate, this Agreement and the investment objectives and policies adopted by the Initial Limited Partner from time to time, other than short-term investments acquired for purposes of cash management, and that allow the Initial Limited Partner to meet the REIT Requirements.

“Permitted Transfer” shall have the meaning set forth in Section 11.3(a).

“Permitted Transferee” means any person to whom Partnership Units are Transferred in accordance with Section 11.3.

“Person” means an individual or Entity.

“Pledge” shall have the meaning set forth in Section 11.3(a).

“Precontribution Gain” has the meaning set forth in subparagraph 4(c) of Exhibit A.

“Preferred Share” means a share of preferred stock of the Initial Limited Partner of any class or series now or hereafter authorized that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Stock.

“Property” or “Properties” means any Real Property or properties transferred or conveyed to the Partnership or any subsidiary of the Partnership, either directly or indirectly, and/or any Real Property or properties transferred or conveyed to a joint venture or partnership in which the Partnership is, directly or indirectly, a co-venturer or partner.

“PTP Safe Harbors” has the meaning set forth in Section 11.6(e).

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“Qualified DRIP / COPP” means a dividend reinvestment plan or a cash option purchase plan of the Initial Limited Partner that permits participants to acquire shares of Common Stock using the proceeds of dividends paid by the Initial Limited Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must be designed to pass along to the stockholders of the Initial Limited Partner the savings enjoyed by the Initial Limited Partner in connection with the avoidance of stock issuance costs.

“Qualified REIT Subsidiary” means a “qualified REIT subsidiary” (as defined in Section 856(i) of the Code).

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee of a Limited Partner or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner.

“Redemption” has the meaning set forth in Section 15.1(a).

“Redemption Right” has the meaning set forth in Section 15.1(a).

“Real Estate Assets” means any investment by the Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries or through a joint venture (net of any interest held in such investment by a partner or member of a joint venture unaffiliated with the Partnership).

“Real Property” means (i) land, (ii) rights in land (including leasehold interests), (iii) any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land and (iv) any other real property within the meaning of Section 856 of the Code and the Regulations promulgated thereunder.

“Register” has the meaning set forth in Section 4.1(f).

“Regulations” means the final, temporary or proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” means the allocations set forth in paragraph 2 of Exhibit A.

“REIT” means a real estate investment trust as defined in Section 856 of the Code.

“REIT Requirements” has the meaning set forth in Section 5.2.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of the Initial Limited Partner’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

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“Rights” shall have the meaning set forth in the definition of “Common Stock Amount”.

“Safe Harbor” has the meaning set forth in Section 10.2(d).

“Safe Harbor Election” has the meaning set forth in Section 10.2(d).

“Safe Harbor Interests” has the meaning set forth in Section 10.2(d).

“Sales” means (i) any transaction or series of transactions whereby: (A) the Initial Limited Partner or the Partnership sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Investment or portion thereof, including the transfer of any Property that is the subject of a ground lease, and including any event with respect to any Investment that gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Initial Limited Partner or the Partnership sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the direct or indirect interest of the Initial Limited Partner or the Partnership in any joint venture or partnership in which it is, directly or indirectly, a co-venturer or partner; or (C) any joint venture or partnership (in which the Initial Limited Partner or the Partnership is, directly or indirectly, a co-venturer or partner) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Investment or portion thereof, including any event with respect to any Investment that gives rise to insurance claims or condemnation awards, but (ii) not including any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Investments within 180 days thereafter.

“Securities” has the meaning set forth in Section 4.2(b).

“Special Redemption” has the meaning set forth in Section 15.1(a).

“Specified Redemption Date” means the sixth (6th) Business after the receipt by the General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the Initial Holding Period (except pursuant to a Special Redemption).

“Stockholder” means a holder of Common Stock or Preferred Stock.

“Stockholder Distributions” means any distributions of money or other property by the Initial Limited Partner to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes, with the exception of distributions paid on shares of Common Stock repurchased or redeemed by the Initial Limited Partner.

“Stockholder Vote” has the meaning set forth in Section 11.2(d).

“Stockholder Vote Transaction” has the meaning set forth in Section 11.2(d).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which a majority of (a) the voting power of the voting equity securities; or (b) the outstanding equity interests (whether or not voting), is owned, directly or indirectly, by such Person.

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“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Surviving Partnership” has the meaning set forth in Section 11.2(d)(i).

“Tax Allocations” means the allocations set forth in paragraph 4 of Exhibit A.

“Tax Items” has the meaning set forth in subparagraph 4(a) of Exhibit A.

“Tax Protection Agreement” means that certain Tax Protection Agreement, by and among the Initial Limited Partner, the Partnership and each Protected Partner (as such term is defined therein), dated as of [ ● ], 2017.

“TEFRA Rules” means Subchapter C of Chapter 63 of the Code (Section 6221 et seq.) as in effect for any period to which the BBA Rules do not apply, and any Regulations or other guidance issued thereunder, and any similar state or local legislation, regulations or guidance.

“Tendered Units” has the meaning set forth in Section 15.1(a).

“Tendering Party” has the meaning set forth in Section 15.1(a).

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

“Transaction” has the meaning set forth in Section 11.2(c).

“Transfer” as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means (i) prior to the Listing Date, the most recent Offering price for a share of Common Stock less any selling commissions and dealer manager fee that would be payable with respect to the sale of a share of Common Stock or (ii) on or following the Listing Date, the Market Price of a share of Common Stock on the Valuation Date. The term “Market Price” on any date means, with respect to any class or series of outstanding shares of Common Stock, the last sale price for such shares of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares of Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of Common Stock are listed or admitted to trading or, if such shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares of Common Stock selected by the Board of Directors or, in the event that no trading price is available for such shares of Common Stock, the fair market value of the shares of Common Stock, as determined in good faith by the Board of Directors. In the event that the Common Stock Amount includes rights that a holder of shares of Common Stock would be entitled to receive, then the Value of such rights shall be determined by the Initial Limited Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

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“Voting Stock” with respect to any Person, means securities entitling the holders thereof to vote or consent in connection with the election of members of the Board of Directors of such Person.

Certain additional terms and phrases have the meanings set forth in Exhibit A.

Article 2
ORGANIZATIONAL MATTERS

2.1	Formation

The General Partner and the Initial Limited Partner have formed the Partnership by filing the Certificate on December 3, 2009 in the office of the Delaware Secretary of State. The Partnership is a limited partnership organized pursuant to the provision of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

2.2	Name

The name of the Partnership is Phillips Edison Grocery Center Operating Partnership I, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the Initial Limited Partner or any Affiliate thereof. The words “Limited Partnership”, “LP”, “Ltd.” or similar words, phrases or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

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2.3	Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be 11501 Northlake Drive, Cincinnati, Ohio 45249, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

2.4	Power of Attorney

(a)           Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)            execute, swear to, acknowledge, deliver, file and record in the appropriate public offices

(A)          all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, including any documents necessary or advisable to convey any Contributed Property to the Partnership;

(B)          all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;

(C)          all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation;

(D)          all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner;

(E)           all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Partnership Interest; and

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(F)           amendments to this Agreement as provided in Article 14 hereof; and

(ii)         execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

(b)          (i)          The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Limited Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.

(ii)         Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.

(iii)        Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefore, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Notwithstanding anything else set forth in this Section 2.4, no Limited Partner shall incur any personal liability for any action of the General Partner or any Liquidator taken under such power of attorney.

2.5	Term

The term of the Partnership commenced on the date of the Original Agreement and shall continue unless the Partnership is dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

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Article 3
PURPOSE

3.1	Purpose and Business

(a)           The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act including to engage in the following activities:

(i)            to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with Real Property and Real Property-related loans and assets;

(ii)           to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds;

(iii)          to enter into any partnership, joint venture, corporation, limited liability company, trust or other similar arrangement to engage in any of the foregoing;

(iv)          to conduct the business of providing property and asset management and brokerage services and other advisory services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements;

(v)           to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership;

(vi)          to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes;

provided, however, that such activities shall be limited to and conducted in such a manner as to permit the Initial Limited Partner at all times to be classified as a REIT, unless the Initial Limited Partner voluntarily revokes its election to be a REIT.

(b)           The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated.

3.2	Powers

(a)           The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to acquire, own, improve, develop and construct Real Property, and lease, sell, transfer and dispose of Real Property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion,

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(i)            could adversely affect the ability of the Initial Limited Partner to continue to qualify as a REIT, unless the Initial Limited Partner otherwise ceases to qualify as a REIT;

(ii)           could subject the Initial Limited Partner to any additional taxes under Section 857 or Section 4981 of the Code; or

(iii)          could violate any law or regulation of any governmental body or agency having jurisdiction over the Initial Limited Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the Initial Limited Partner in writing.

(b)           The General Partner also is empowered to do any and all acts and things necessary, appropriate or advisable to ensure that the Partnership will not be classified as a “publicly traded partnership” for the purposes of Section 7704 of the Code, including but not limited to imposing restrictions on exchanges of Partnership Units.

3.3	Representations and Warranties by the Partners

(a)           Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with (severally, and not jointly or jointly and severally with any other Person), each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the Initial Limited Partner or any Disregarded Entity with respect to the Initial Limited Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the Initial Limited Partner, any Disregarded Entity with respect to the Initial Limited Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the Initial Limited Partner or any Disregarded Entity with respect to the Initial Limited Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the Initial Limited Partner, any Disregarded Entity with respect to the Initial Limited Partner, or the Partnership is a direct or indirect member, (iii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Partner obtains the written consent of the General Partner prior to violating any such restrictions, which consent the General Partner may give, withhold or condition in its sole and absolute discretion. Each Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

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(b)           Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with (severally, and not jointly or jointly and severally with any other Person), each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the Initial Limited Partner or any Disregarded Entity with respect to the Initial Limited Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the Initial Limited Partner, any Disregarded Entity with respect to the Initial Limited Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the Initial Limited Partner, or any Disregarded Entity with respect to the Initial Limited Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the Initial Limited Partner, any Disregarded Entity with respect to the Initial Limited Partner, or the Partnership is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written consent of the General Partner prior to violating any such restrictions, which consent the General Partner may give, withhold or condition in its sole and absolute discretion. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

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(c)           Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws, (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment, and (iii) without the consent of the General Partner, which consent may be given, withheld or conditioned in the General Partner’s sole discretion, it shall not take any action that would cause (a) the Partnership at any time to have more than 100 partners, including for these purposes as partners those Persons (“Flow-Through Partners”) indirectly owning an interest in the Partnership through an entity treated as a partnership, Disregarded Entity or S corporation (each such entity, a “Flow-Through Entity”), but only if substantially all of the value of such Person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Partnership; or (b) the Partnership Interest initially issued by the Partnership to such Partner or its predecessors to be held by more than three (3) partners, including as partners any Flow-Through Partners.

(d)          The representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(e)           Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the Initial Limited Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(f)            Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Partnership and the General Partner.

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Article 4
CAPITAL CONTRIBUTIONS

4.1	Capital Contributions of the Partners

(a)           The Partners have made the Capital Contributions as set forth in the Register.

(b)           To the extent the Partnership acquires any property by the merger of any other Person into the Partnership or the contribution of assets by any other Person, Persons who receive Partnership Interests in exchange for their interests in the Person merging into or contributing assets to the Partnership shall become Limited Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement or contribution agreement and as set forth in the Register, as updated to reflect such deemed Capital Contributions.

(c)           As of the effective date of this Agreement, the Partnership shall have three classes of Partnership Units, entitled “GP Units”, “OP Units” and “Class B Units”, respectively. Any Partnership Units representing Limited Partner Interests previously issued hereunder are redesignated as OP Units, and any Partnership Units representing General Partner Interests previously issued hereunder are redesignated as GP Units. The Class B Units shall have the same rights, privileges and preferences as the OP Units, except as set forth in Article 16. Each Partner shall own Partnership Units in the amounts set forth for such Partner in the Register and shall have a Percentage Interest in the Partnership as set forth in the Register, which Percentage Interest shall be adjusted in the Register from time to time by the General Partner to the extent necessary to reflect accurately exchanges, additional Capital Contributions, the issuance of additional Partnership Units, transfers of Partnership Units or similar events having an effect on any Partner’s Percentage Interest.

(d)           The number of Partnership Units held by the General Partner, in its capacity as general partner, as evidenced by GP Units, shall be deemed to be the General Partner Interest.

(e)           Except as otherwise may be expressly provided herein or as agreed to in writing by any Partner, (i) no such Partner shall have an obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise) and (ii) no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

(f)            The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number, class and series of Partnership Interests of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Interests. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

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4.2	Additional Funds; Restrictions on the General Partner

(a)          (i)          The sums of money required to finance the business and affairs of the Partnership shall be derived from the Capital Contributions made to the Partnership by the Partners as set forth in Section 4.1 and from funds generated from the operation and business of the Partnership, including rents and distributions directly or indirectly received by the Partnership from any Subsidiary.

(ii)         If additional financing is needed from sources other than as set forth in Section 4.2(a)(i) for any reason, the General Partner may, in its sole and absolute discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate,

(A)         cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3;

(B)          make additional Capital Contributions to the Partnership (subject to the provisions of Section 4.2(b));

(C)          cause the Partnership to borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis;

(D)          make a loan or loans to the Partnership (subject to Section 4.2(b)); or

(E)          sell any assets or properties directly or indirectly owned by the Partnership.

(iii)        In no event shall any Limited Partners be required to make any additional Capital Contributions or any loan to, or otherwise provide any financial accommodation for the benefit of, the Partnership.

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(b)          The Initial Limited Partner shall not issue any debt securities, any preferred stock or any common stock (including additional Common Stock (other than (i) as payment of the Common Stock Amount, (ii) in connection with the conversion or exchange of securities of the Initial Limited Partner solely in conversion or exchange for other securities of the Initial Limited Partner or (iii) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the Initial Limited Partner if the General Partner determines that such acquisition is in the best interests of the Partnership)) or rights, options, warrants or convertible, exercisable or exchangeable securities containing the right to subscribe for or purchase any of the foregoing (collectively, “Securities”), other than to all holders of Common Stock, unless the Initial Limited Partner shall:

(i)            in the case of debt Securities, lend to the Partnership the proceeds of or consideration received for such Securities on the same terms and conditions, including interest rate and repayment schedule, as shall be applicable with respect to or incurred in connection with the issuance of such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable);

(ii)           in the case of equity Securities senior or junior to the Common Stock as to dividends and distributions on liquidation, contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership, interests in the Partnership in consideration therefor with the same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to such Securities; and

(iii)          in the case of Common Stock or other equity Securities on a parity with the Common Stock as to dividends and distributions on liquidation (including Common Stock or other Securities granted as a stock award to directors and officers of the Initial Limited Partner or directors, officers or employees of its Affiliates in consideration for services or future services, and Common Stock issued pursuant to a dividend reinvestment plan or issued to enable the Initial Limited Partner to make distributions to satisfy the REIT Requirements), contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets, including services) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership a number of additional Partnership Units in consideration therefor equal to the product of

(A)          the number of shares of Common Stock or other equity Securities issued by the Initial Limited Partner, multiplied by

(B)          a fraction the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such contribution.

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4.3	Issuance of Additional Partnership Interests; Admission of Additional Limited Partners

(a)           In addition to any Partnership Interests issuable by the Partnership pursuant to Section 4.2, the General Partner is authorized to cause the Partnership to issue additional Partnership Interests (or options therefore) in the form of Partnership Units or other Partnership Interests in one or more series or classes, or in one or more series of any such class senior, on a parity with, or junior to the Partnership Units to any Persons at any time or from time to time, on such terms and conditions, as the General Partner shall establish in each case in its sole and absolute discretion subject to Delaware law, including (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each class or series of Partnership Interests, (ii) the right of each class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each class or series of Partnership Interest upon dissolution and liquidation of the Partnership; provided, however, that, no such Partnership Interests shall be issued to the General Partner or the Initial Limited Partner unless either (A) the Partnership Interests are issued in connection with the grant, award, or issuance of Common Stock or other equity interests in the Initial Limited Partner having designations, preferences and other rights such that the economic interests attributable to such Common Stock or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the Initial Limited Partner in accordance with this Section 4.3(a) or (B) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class, without any approval being required from any Limited Partner or any other Person; provided further, however, that:

(i)            such issuance does not cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); and

(ii)           such issuance would not cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor as modified by Section 3(42) of ERISA.

(b)           Subject to the limitations set forth in Section 4.3(a), the General Partner may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any Person as a Limited Partner of the Partnership or to issue any Partnership Interests, including amending the Certificate, the Register or any other provision of this Agreement.

4.4	Contribution of Proceeds of Issuance of Common Stock

In connection with any Offering, grant, award, or issuance of Common Stock or securities, rights, options, warrants or convertible or exchangeable securities pursuant to Section 4.2, the Initial Limited Partner shall make aggregate Capital Contributions to the Partnership of the proceeds raised in connection with such Offering, grant, award, or issuance, including any property acquired by the Initial Limited Partner pursuant to a merger or contribution agreement in exchange for Common Stock; provided, however, that if the proceeds actually received by the Initial Limited Partner are less than the gross proceeds of such Offering, grant, award, or issuance as a result of any underwriter’s discount, commission, or fee or other expenses paid or incurred in connection with such Offering, grant, award, or issuance, then the Initial Limited Partner shall make a Capital Contribution to the Partnership in the amount equal to the sum of (i) the net proceeds of such issuance plus (ii) an intangible asset in an amount equal to the capitalized costs of the Initial Limited Partner relating to such issuance of Common Stock. Upon any such Capital Contribution by the Initial Limited Partner, the Capital Account of the Initial Limited Partner shall be increased by the amount of its Capital Contribution as described in the previous sentence.

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4.5	Equity Incentive Plans

Nothing in this Agreement shall be construed or applied to preclude or restrain the Initial Limited Partner or the General Partner from adopting, modifying or terminating equity incentive plans for the benefit of employees, directors or other business associates of the Initial Limited Partner, the Partnership or any of their Affiliates or from issuing Common Stock, any other class or series of stock of the Initial Limited Partner or New Securities pursuant to any such plans. The General Partner or the Initial Limited Partner, as applicable, may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire Common Stock, or the issuance of restricted Common Stock), whether taken with respect to or by an employee or other service provider of the Initial Limited Partner, the Partnership or its Subsidiaries, in a manner determined by the General Partner or Initial Limited Partner, as applicable, which may be set forth in plan implementation guidelines that the General Partner or Initial Limited Partner, as applicable, may establish or amend from time to time. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner or the Initial Limited Partner, or for any other reason as determined by the General Partner, amendments to this Section 4.5 may become necessary or advisable, any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners. The Partnership is expressly authorized to issue Partnership Units (i) in accordance with the terms of any such equity incentive plans, or (ii) in an amount equal to the number of shares of Common Stock or other class or series of stock of the Initial Limited Partner or New Securities issued pursuant to any such equity incentive plans, without any further act, approval or vote of any Partner or any other Persons.

4.6	Repurchase of Common Stock

(a)           If the Initial Limited Partner shall elect to purchase from its stockholders Common Stock for the purpose of delivering such Common Stock to satisfy an obligation under any dividend reinvestment plan adopted by the Initial Limited Partner, any employee stock purchase plan adopted by the Initial Limited Partner, or for any other purpose, the purchase price paid by the Initial Limited Partner for such Common Stock and any other expenses incurred by the Initial Limited Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the Initial Limited Partner, subject to the condition that:

(i)            if such Common Stock subsequently is to be sold by the Initial Limited Partner, the Initial Limited Partner shall pay to the Partnership any proceeds received by the Initial Limited Partner from the sale of such Common Stock (provided that an exchange of Common Stock for Partnership Units pursuant to Section 15.1(b) would not be considered a sale for such purposes); and

(ii)           if such Common Stock is not re-transferred by the Initial Limited Partner within 30 days after the purchase thereof, the Initial Limited Partner shall cause the Partnership to cancel a number of Partnership Units held by the Initial Limited Partner (as applicable) equal to the product of

(A)          the number of shares of such Common Stock, multiplied by

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(B)           a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such cancellation.

(b)           If the Initial Limited Partner purchases shares of Common Stock from the Trust (as from time to time defined in the Articles of Incorporation), the Partnership will purchase from the Initial Limited Partner a number of Partnership Units, at a price per Partnership Unit equal to the price per share of Common Stock paid by the Initial Limited Partner, equal to the product of

(i) the number of shares of Common Stock purchased by the Initial Limited Partner from the Trust, multiplied by

(ii) a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such purchase.

4.7	No Third-Party Beneficiary

No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligations of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

4.8	No Interest; No Return

(a)           No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account.

(b)           Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

4.9	No Preemptive Rights.

Subject to any preemptive rights that may be granted pursuant to Section 4.3 hereof, no Person shall have any preemptive or other similar right with respect to

(a)           additional Capital Contributions or loans to the Partnership; or

(b)           issuance or sale of any Partnership Units or other Partnership Interests.

Article 5
DISTRIBUTIONS

5.1	Distributions

(a)           Subject to the provisions of Sections 5.3, 5.4, 12.2(c) and 13.2, the General Partner shall cause the Partnership to distribute, at such times as the General Partner shall determine (each a “Distribution Date”), an amount of Available Cash, determined by the General Partner in its sole discretion to the Partners holding GP Units, OP Units and/or Class B Units who are Partners on the applicable Partnership Record Date, in accordance with each such Partner’s respective Percentage Interest.

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(b)           In no event may any Partner receive a distribution pursuant to Section 5.1(a) with respect to a Partnership Unit if such Partner is entitled to receive a distribution with respect to Common Stock for which such a Partnership Unit has been exchanged.

5.2	Qualification of the Initial Limited Partner as a REIT

The General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts under this Article 5 to enable the Initial Limited Partner to pay dividends to the Stockholders that will enable the Initial Limited Partner to

(a)          satisfy the requirements for qualification as a REIT under the Code and Regulations (“REIT Requirements”), and

(b)          minimize any federal income or excise tax liability;

provided, however, that the General Partner shall not be bound to comply with this covenant to the extent such distributions would violate applicable Delaware law.

5.3	Withholding

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

5.4	Additional Partnership Interests

If the Partnership issues Partnership Interests in accordance with Section 4.2, 4.3 or 4.5, the distribution priorities set forth in Section 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of Exhibit A.

5.5	Distributions in Kind

Except as expressly provided herein, no right is given to any Partner to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to cause the Partnership to make a distribution in kind of Partnership assets to the Partners, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof; provided, however, that the General Partner shall not cause the Partnership to make a distribution in kind to any Partner unless the Partner has been given 90 days prior written notice of such distribution.

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5.6	Distributions Upon Liquidation

Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Holders in accordance with Section 13.2 hereof.

Article 6
ALLOCATIONS

6.1	Allocations

The Net Income, Net Loss and other Partnership items shall be allocated pursuant to the provisions of Exhibit A.

6.2	Revisions to Allocations to Reflect Issuance of Partnership Interests

If the Partnership issues Partnership Interests to the General Partner, the Initial Limited Partner or any additional Limited Partner pursuant to Article 4, the General Partner shall make such revisions to this Article 6 and Exhibit A as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

Article 7
MANAGEMENT AND OPERATIONS OF BUSINESS

7.1	Management

(a)           (i)            Except as otherwise expressly provided in this Agreement, full, complete and exclusive discretion to manage and control the business and affairs of the Partnership are and shall be vested in the General Partner, and no Limited Partner (in its capacity as such) shall have any right or obligation to participate in or exercise control or management power over the business and affairs of the Partnership or any liability in connection with the General Partner’s exercise of such control or management power.

(ii)           The General Partner may not be removed by the Limited Partners with or without cause.

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(iii)          In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.11 and Article 11 (as applicable), shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including:

(A)          (1)          the making of any expenditures, the lending or borrowing of money, including making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Initial Limited Partner (so long as the Initial Limited Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its Stockholders in amounts sufficient to permit the Initial Limited Partner to maintain REIT status,

(2)           the assumption or guarantee of, or other contracting for, indebtedness and other liabilities,

(3)           the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets), and

(4)           the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, including the payment of all expenses associated with the General Partner;

(B)          the acquisition, purchase, ownership, operating, leasing and disposition of any Real Property and any other property or assets, including mortgages and real estate-related notes, whether directly or indirectly;

(C)          the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership or the General Partner;

(D)          subject to Article 11, the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of all or substantially all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation or other combination (each a “Business Combination”) of the Partnership with or into another Entity on such terms as the General Partner deems proper;

(E)          the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including,

(1)           the financing of the conduct of the operations of the Initial Limited Partner, the Partnership or any of the Partnership’s Subsidiaries,

(2)           the lending of funds to other Persons (including the Subsidiaries of the Partnership and/or the Initial Limited Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and

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(3)           the making of capital contributions to its Subsidiaries;

(F)          the expansion, development, redevelopment, construction, leasing, repair, rehabilitation, repositioning, alteration, demolition or improvement of any property in which the Partnership or any Subsidiary of the Partnership owns an interest;

(G)          the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(H)          the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(I)            holding, managing, investing and reinvesting cash and other assets of the Partnership;

(J)           the collection and receipt of revenues and income of the Partnership;

(K)          the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including employees having titles such as “president”, “vice president”, “secretary” and “treasurer” of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or engagement;

(L)           the maintenance of such insurance for the benefit of the Partnership and the Partners and directors and officers thereof as it deems necessary or appropriate;

(M)         the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further Entities or other relationships that it deems desirable, including the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons; provided, however, that as long as the Initial Limited Partner has determined to elect to qualify as a REIT or to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the Initial Limited Partner to fail to qualify as a REIT;

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(N)          the control of any matters affecting the rights and obligations of the Partnership, including

(1)          the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership,

(2)          the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and

(3)          the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expenses, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(O)          the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including the contribution or loan of funds by the Partnership to such Persons);

(P)           the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(Q)          the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(R)          the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(S)          the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(T)          the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the foregoing;

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(U)          the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(V)          the authorization, issuance, sale, redemption or purchase of any Partnership Units or any securities of the Partnership;

(W)         the opening of bank accounts on behalf of, and in the name of, the Partnership and its Subsidiaries;

(X)          the updating of the Register to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which updating, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement; and

(Y)          the amendment of this Agreement to reflect such changes as are reasonably necessary or appropriate for the General Partner or the Partnership to comply with, or reasonably allocate the burden of any Partnership-level assessments under the BBA Rules.

(b)          Each of the Limited Partners agree that, subject to Article 7 and Article 11, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement to the fullest extent permitted under the Act or other applicable law, rule or regulation.

(c)           At all times from and after the date hereof, the General Partner at the expense of the Partnership, may or may not, cause the Partnership to obtain and maintain

(i)            casualty, liability and other insurance on the properties of the Partnership;

(ii)           liability insurance for the Indemnitees hereunder; and

(iii)          such other insurance as the General Partner, in its sole and absolute discretion, determines to be appropriate and reasonable.

(d)           The General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amount as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

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(e)           (i)            Except as otherwise required by the Tax Protection Agreement or any other written agreement between the General Partner or the Partnership and any Partner, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. Except as otherwise required by the Tax Protection Agreement or any other written agreement between the General Partner or the Partnership and any Partner, the General Partner and the Partnership shall not have liability to any Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions; provided, that the General Partner has acted in good faith pursuant to its authority under this Agreement.

(ii)           Except as otherwise required by the Tax Protection Agreement or any other written agreement between the General Partner or the Partnership and any Partner, the General Partner and the Partnership shall not have liability to any Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under and in accordance with this Agreement.

7.2	Certificate of Limited Partnership

(a)           The General Partner and the Initial Limited Partner have previously filed the Certificate with the Secretary of State of Delaware as required by the Act.

(b)          (i)            The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

(ii)           To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

(iii)          The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

7.3	Reimbursement of the General Partner

(a)           Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

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(b)          (i)            The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations. Subject to Section 15.14, the General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs on behalf of the Partnership relating to the ownership and operation of the Partnership’s assets, or for the benefit of the Partnership, including (i) all expenses associated with compliance by the General Partner and the Initial Limited Partner, with laws, rules and regulations promulgated by any regulatory body, (ii) expenses related to the operations of the General Partner and the Initial Limited Partner and to the management and administration of any Subsidiaries of the General Partner, the Initial Limited Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees and any and all salaries, compensation and expenses of officers and employees of the General Partner and the Initial Limited Partner (including, without limitation, payments under future compensation plans, of the General Partner or the Initial Limited Partner that may provide for stock units, or phantom stock, pursuant to which employees of the General Partner, the Initial Limited Partner or the Partnership will receive payments based upon dividends or on the value of share of Common Stock), (iii) director or manager fees and expenses of the General Partner, the Initial Limited Partner or their Affiliates, or (iv) all costs and expenses of the Initial Limited Partner being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders; provided, however, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it in its name.

(ii)           Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.6 hereof.

(iii)          The General Partner shall determine in good faith the amount of expenses incurred by it and the Initial Limited Partner related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner and/or the Initial Limited Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its reasonable discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner or the Initial Limited Partner.

(c)          (i)            Expenses incurred by the General Partner relating to the organization or reorganization of the Partnership, the General Partner and the Initial Limited Partner, the issuance of Common Stock, Preferred Stock, Funding Debt or New Securities in connection with an Offering and any issuance of additional Partnership Interests, Common Stock or rights, options, warrants, or convertible or exchangeable securities pursuant to Section 4.2 hereof and all costs and expenses associated with the preparation and filing of any periodic reports by the General Partner or the Initial Limited Partner under federal, state or local laws or regulations (including all costs, expenses, damages, and other payments resulting from or arising in connection with litigation related to any of the foregoing) are primarily obligations of the Partnership.

(ii)           Subject to Section 15.14, to the extent the General Partner pays or incurs such expenses, the General Partner shall be reimbursed for such expenses.

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(d)           If and to the extent any reimbursements to the General Partner pursuant to this Section 7.3 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

7.4	Outside Activities of the General Partner and the Initial Limited Partner

(a)           Neither the General Partner nor the Initial Limited Partner shall directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b) with respect to the General Partner, the management of the business and affairs of the Partnership, (c) with respect to the Initial Limited Partner, the operation of the Initial Limited Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) with respect to the Initial Limited Partner, its operations as a REIT, (e) with respect to the Initial Limited Partner, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the Initial Limited Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further that each of the General Partner and the Initial Limited Partner may, in its sole and absolute discretion, from time to time hold or acquire Properties in its own name or otherwise other than through the Partnership so long as the General Partner or the Initial Limited Partner, as applicable, takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Exchange Factor,” to reflect such activities and the direct ownership of assets by the General Partner or the Initial Limited Partner, as applicable. Nothing contained herein shall be deemed to prohibit the General Partner or the Initial Partner from executing guarantees of the Partnership’s Debt. Notwithstanding the foregoing, the General Partner or the Initial Limited Partner may acquire Properties in exchange for shares of Common Stock, other shares of capital stock or New Securities, or cash, in each case solely to the extent such Properties (or interests therein) are contributed by the General Partner or the Initial Limited Partner, as applicable, to the Partnership, pursuant to the terms described in Section 4.3, except no such contribution shall be required to the extent the Properties acquired by the General Partner or the Initial Limited Partner, as applicable, are direct or indirect interests in Partnership Interests. If, at any time, the General Partner or the Initial Limited Partner acquires material assets (other than on behalf of the Partnership), to the extent reasonably determined by the General Partner to be necessary, the definition of “Exchange Factor” shall be adjusted, as reasonably agreed to by the General Partner and the other Limited Partners, to reflect such acquisition of material assets by the General Partner or the Initial Limited Partner, as applicable. The General Partner’s General Partner Interest in the Partnership, the Initial Limited Partner’s Limited Partner Interest in the Partnership, a minority interest in any Subsidiary of the Partnership that the General Partner or the Initial Limited Partner holds in order to maintain such Subsidiary’s status as a partnership for federal income tax purposes or otherwise, Properties that meet the requirements of this Section 7.5(a) (and prior to their contribution to the Partnership pursuant to Section 4.3), interests in such short-term liquid investments, bank accounts or similar instruments as the General Partner deems necessary to carry out the General Partner’s and the Initial Limited Partner’s responsibilities contemplated under this Agreement and the Articles of Incorporation, and interests in Disregarded Entities with respect to the General Partner or the Initial Limited Partner which hold any of the foregoing, are interests which the General Partner and the Initial Limited Partner are permitted to acquire and hold for purposes of this Section 7.5(a). Nothing in this Agreement shall limit, or be deemed to limit, the ability of the Initial Limited Partner or its Subsidiaries to act as an advisor to, or manage the day-to-day activities and investment strategy of, Phillips Edison Grocery Center REIT II, Inc., Phillips Edison Grocery Center REIT III, Inc. or their respective Affiliates, or to provide similar services to other Persons from time to time in the sole discretion of the Initial Limited Partner.

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(b)               The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

7.5	Contracts with Affiliates

(a)          (i)            The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Subsidiaries and Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.

(ii)           The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)          Except as provided in Section 7.4, the Partnership may Transfer assets to Entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, may determine.

(c)          Except as expressly permitted by this Agreement, neither the Initial Limited Partner nor any of its Affiliates shall sell, Transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

(d)          The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the Partnership, the Initial Limited Partner, any Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the Initial Limited Partner, any Subsidiaries of the Partnership or any Affiliate of any of them.

(e)          The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a “right of first opportunity” or “right of first offer” arrangement, non-competition agreements and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

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7.6	Indemnification

(a)           (i)Subject to Section 15.14, to the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, whether by or in the right of the Partnership or otherwise (subject to (y) below) that relate to the operations of the Partnership or the Initial Limited Partner (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any loss resulting from any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services or otherwise in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership (x) to indemnify or advance expenses to any Indemnitee with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, (y) to advance expenses in connection with one or more Actions or claims brought by or in the right of the Partnership or (z) to indemnify an Indemnitee in connection with one or more Actions involving such Indemnitee if such Indemnitee is found liable to the Partnership with respect to such claim or Action. If Indemnitee is entitled to indemnification hereunder with respect to one or more but less than all claims, issues or matters in any Action, the Partnership shall provide indemnification hereunder in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis.

(ii)           Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, in its sole and absolute discretion on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.6(a) that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.6(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other holder shall have any obligation to pay or otherwise satisfy such indemnification obligation or to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.6.

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(iii)          Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

(b)          Subject to Section 15.14, to the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7(b) has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)          The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)          The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)          Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or the Initial Limited Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.6, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

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(f)           In no event may an Indemnitee subject any of the Partners (other than the General Partner) to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)         (i)             The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(ii)           Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)           If and to the extent any payments to the Initial Limited Partner pursuant to this Section 7.6 constitute gross income to the Initial Limited Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

(j)           Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

(k)          To the fullest extent permitted by applicable law, no Indemnitee shall be liable to the Partnership, any Partner or any other Person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee by this Agreement, except that an Indemnitee shall be liable for any such loss, damage or claim incurred by reason of such Indemnitee’s intentional harm or gross negligence.

7.7	Liability of the General Partner and the Initial Limited Partner

(a)          (i)           The Limited Partners (other than the Initial Limited Partner) expressly acknowledge that, in discharging its fiduciary duties to the Partnership and the Limited Partners, the General Partner is acting on behalf of the Partnership and the Stockholders of the Initial Limited Partner collectively; accordingly, subject to the provisions of Section 7.1(e) and the remainder of this Section 7.7, the General Partner is under no obligation to consider the separate interest of the Limited Partners (including the tax consequences to any Limited Partner or any Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions and (ii) shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided that the General Partner has acted in good faith and otherwise in compliance with this Agreement.

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(ii)           With respect to any indebtedness of the Partnership which any Limited Partner may have guaranteed, the General Partner shall have no duty to keep such indebtedness outstanding.

(b)         The Limited Partners expressly acknowledge that if any conflict in the fiduciary duties owed by the Initial Limited Partner (as the sole member of the General Partner) to its Stockholders and by the General Partner, in its capacity as a general partner of the Partnership, to the Limited Partners (other than the Initial Limited Partner), the General Partner will endeavor in good faith to resolve the conflict in a manner not adverse to either the Stockholders of the Initial Limited Partner or the Limited Partners (other than the Initial Limited Partner), provided that, to the extent that any such conflict cannot be resolved in a manner not adverse to either the Stockholders of the Initial Limited Partner or the Limited Partners (other than the Initial Limited Partner), the General Partner shall be entitled to resolve such conflict in favor of the Stockholders of the Initial Limited Partner. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Limited Partners in connection with any action (or election not to act) in accordance with this Section 7.7(b) so long as the General Partner has complied with its obligations under this Section 7.7(b) and not otherwise violated this Agreement. The Initial Limited Partner shall guarantee all liabilities and obligations of the General Partner to the Limited Partners (other than the Initial Limited Partner) arising from any breach or violation of this Agreement or the General Partner’s duties to the Limited Partners.

(c)          Notwithstanding anything to the contrary in this Agreement, under no circumstances will the fiduciary duties of the General Partner require the General Partner to breach the Tax Protection Agreement.

(d)         Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner or the members, managers or agents of the General Partner, the Initial Limited Partner, or of the directors, officers, stockholders, employees or agents of the Initial Limited Partner, or the Indemnitees, to the Partnership, the Partners or any other Person bound by this Agreement under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(e)          Nothing in this Agreement shall limit or otherwise affect the rights, obligations or remedies of any party to the Tax Protection Agreement or any other written agreement between the General Partner or the Partnership and any Partner.

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7.8	Other Matters Concerning the General Partner

(a)          The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)          The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon and in accordance with the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be presumed to have been done or omitted in good faith.

(c)          (i)          The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact.

(ii)          Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

(d)          Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order

(i)           to protect the ability of the Initial Limited Partner to continue to qualify as a REIT; or

(ii)          to minimize the incurrence by the Initial Limited Partner of any taxes under Section 857 or Section 4981 of the Code,

is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

7.9	Title to Partnership Assets

(a)          Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.

(b)          (i)          Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.

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(ii)          The General Partner hereby declares and warrants that any Partnership asset for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.

(iii)         All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

7.10	Reliance by Third Parties

(a)          Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.

(b)          Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.

(c)          In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives.

(d)          Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that

(i)           at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect;

(ii)          the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and

(iii)         such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

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7.11	Loans By Third Parties

The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including in connection with any acquisition of property) with any Person upon such terms as the General Partner determines appropriate.

Article 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1	Limitation of Liability

No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

8.2	Management of Business

(a)          No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.

(b)          The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

8.3	Outside Activities of Limited Partners

(a)          Subject to Section 7.7 and any agreements entered into pursuant to Section 7.5 hereof and any other agreements entered into by a Limited Partner, or any of its Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner, and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership.

(b)          Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner, any Assignee or any of their Affiliates.

(c)          No Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

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8.4	Return of Capital

(a)          Except pursuant to the rights of Redemption set forth in Section 15.1, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.

(b)          Except as provided in Articles 5, 6 and 13 hereof, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

8.5	Rights of Limited Partners Relating to the Partnership

(a)          In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Person’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Person’s own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time):

(i)           to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Initial Limited Partner pursuant to the Exchange Act; and

(ii)          to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year.

(b)          Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that:

(i)           the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or

(ii)          the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

8.6	Partnership Right to Call Limited Partner Interests

Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of OP Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.6, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 15.1(e)(ii) and 15.1(e)(iii) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

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8.7	Not Applicable to Initial Limited Partner

As used in this Article 8, “Limited Partner” refers to Limited Partners other than the Initial Limited Partner or its successors.

Article 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1	Records and Accounting

(a)          The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including all books and records necessary for the Initial Limited Partner to comply with applicable REIT Requirements and to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5(a) and 9.3 hereof.

(b)          Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(c)          The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

9.2	Fiscal Year

The fiscal year of the Partnership shall be the calendar year, unless otherwise required by the Code and the Regulations.

9.3	Reports

(a)          As soon as practicable, but in no event later than the date on which the Initial Limited Partner mails its annual report to its Stockholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Initial Limited Partner, if such statements are prepared on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with the standards of the Public Accounting Oversight Board (United States), such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner in its sole discretion.

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(b)          If and to the extent that the Initial Limited Partner mails quarterly reports to its Stockholders, then as soon as practicable, but in no event later than the date such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements as of the last day of the calendar quarter of the Partnership, or of the Initial Limited Partner, if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

(c)          Notwithstanding the foregoing, for so long as Jeffrey S. Edison or any of his Affiliates hold OP Units, the General Partner shall furnish to all holders of OP Units all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K, as applicable, if the Initial Limited Partner or the Partnership were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the certified public accountants of the Initial Limited Partner or the Partnership, as applicable; provided, however, that to the extent such information is filed with the Securities and Exchange Commission and is publicly available, no additional copies need be furnished to holders of OP Units. This Section 9.3(c) may not be amended without the consent of holders of at least 50% of the Partnership Interest held by Jeffrey S. Edison and his Affiliates.

(d)          Notwithstanding the foregoing, the General Partner may deliver to the Limited Partners each of the reports described above, as well as any other communications that it may provide hereunder, by e-mail or by any other electronic means.

Article 10
TAX MATTERS

10.1	Preparation of Tax Returns

(a)          The General Partner shall arrange for the preparation and timely filing (taking into account extensions) of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, (i) within ninety (90) days of the close of each taxable year, preliminary tax information (which information shall be an estimate based on information available to the Partnership at such time) reasonably required by the Limited Partners for federal and state income tax reporting purposes and (ii) no later than thirty (30) days prior to the due date of the Partnership federal income tax return (taking into account extensions), a final version of such information, which may include information that is different from the information previously provided under clause (i). The federal income tax return of the Partnership shall be filed annually on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required.

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(b)          If required under the Code or applicable state or local income tax law, the General Partner shall also arrange for the preparation and timely filing (taking into account extensions) of all returns of income, gains, deductions, losses and other items required of the Subsidiaries of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, (i) within ninety (90) days of the close of each taxable year, preliminary tax information (which information shall be an estimate based on information available to the Partnership at such time) reasonably required by the Limited Partners for federal and state income tax reporting purposes and (ii) no later than thirty (30) days prior to the due date of the applicable federal income tax returns (taking into account extensions), a final version of such information, which may include information that is different from the information previously provided under clause (i).

10.2	Tax Elections

(a)          Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code and the Regulations, including any election under the BBA Rules and the election under Section 754 of the Code.

(b)          Except as otherwise required by the Tax Protection Agreement or by any other agreement between the General Partner or the Partnership and any Partner, the General Partner shall elect a permissible method (which need not be the same method for each item or property) of eliminating the disparity between the Gross Asset Value and the tax basis for each item of property contributed to the Partnership or to a Subsidiary of the Partnership pursuant to the Regulations promulgated under the provisions of Section 704(c) of the Code.

(c)          The General Partner shall have the right to seek to revoke any tax election it makes, including any election under the BBA Rules and the election under Section 754 of the Code, upon the General Partner’s determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

(d)          The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in proposed Regulations Section 1.83-3(1) and the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The General Partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners if and when the Safe Harbor Election becomes available. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The General Partner is authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under proposed Regulations Section 1.83-3, including amending this Agreement.

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10.3	Tax Matters Partner; Partnership Representative

(a)          (i)           The General Partner shall be the “tax matters partner,” within the meaning of Section 6231 of the TEFRA Rules (the “Tax Matters Partner”), and the “partnership representative,” within the meaning of Section 6223 of the BBA Rules (the “Partnership Representative”), of the Partnership for federal income tax purposes.

(ii)          Pursuant to Section 6230(e) of the TEFRA Rules, upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the Tax Matters Partner shall furnish the Internal Revenue Service with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees, and the TEFRA Rules apply to such proceeding.

(iii)         The Tax Matters Partner or the Partnership Representative, as applicable, is authorized, but not required:

(A)          to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Tax Matters Partner or the Partnership Representative may expressly state that such agreement shall bind all Partners, except that if the TEFRA Rules apply to such proceeding, such settlement agreement shall not bind any Partner

(1)          who (within the time prescribed pursuant to the Code and Regulations) files a statement with the Internal Revenue Service providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or

(2)          who is a “notice partner” (as defined in Section 6231(a)(8) of the TEFRA Rules) or a member of a “notice group” (as defined in Section 6223(b)(2) of the TEFRA Rules);

(B)          if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner or the Partnership Representative, as applicable, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

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(C)          to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(D)          to file a request for an administrative adjustment with the Internal Revenue Service and, if any part of such request is not allowed by the Internal Revenue Service, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(E)          to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

(F)          to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Tax Matters Partner or the Partnership Representative in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner or the Partnership Representative, as applicable.

(b)          (i)           The Tax Matters Partner or the Partnership Representative, as applicable, shall receive no compensation for its services.

(ii)          All third party costs and expenses incurred by the Tax Matters Partner or the Partnership Representative, as applicable, in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.

(iii)         Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the Tax Matters Partner or the Partnership Representative, as applicable, in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

10.4	Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a one hundred eighty (180) month period as provided in Section 709 of the Code.

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10.5	Withholding

(a)          Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. For purposes of this Section 10.5, any tax (including interest and penalties) assessed against or otherwise required to be paid by the Partnership on behalf of or with respect to any Partner or otherwise as a result of a Partner’s interest in the Partnership (including any assessment under the BBA Rules) shall be treated as a withholding tax subject to the provisions of this Section 10.5, which tax shall be allocated among the Partners (including, in the case of assessments under the BBA Rules or otherwise, any Person that was a Partner during the taxable year or other period to which such assessment relates, even if such Person is not a Partner at the time the assessment is made or actually paid by the Partnership) as determined in good faith by the General Partner.

(b)          (i)           Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner as the case may be within fifteen (15) days after notice from the General Partner that such payment must be made unless

(A)          the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or

(B)          the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner.

(ii)          Any amounts withheld pursuant to the foregoing clauses (i)(A) or (B) shall be treated as having been distributed to the Limited Partner (except that, with respect to assessments under the BBA Rules, such amounts shall (x) be treated as expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, (y) be specially allocated to the Partners to whom such amounts are attributable, as determined in good faith by the General Partner, and (z) reduce the amounts otherwise distributable to such Partners under this Agreement, as if such amounts were distributed to them, as determined in good faith by the General Partner).

(c)          (i)           Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5.

(ii)          (A)        If a Limited Partner fails to pay when due any amounts owed to the Partnership pursuant to this Section 10.5, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner.

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(B)          Without limitation, in such event, the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan.

(iii)         Any amount payable by a Limited Partner hereunder shall bear interest at the highest base or prime rate of interest published from time to time by The Wall Street Journal but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.

(iv)         Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

Article 11
TRANSFERS; WITHDRAWALS; BUSINESS COMBINATIONS

11.1	Transfers in General

(a)         (i)           The term “Transfer,” when used in this Article 11 with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person, or a Limited Partner (including the Initial Limited Partner) purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, merger, consolidation, reclassification, reorganization, liquidation or any other disposition by law or otherwise.

(ii)          The term “Transfer” when used in this Article 11 does not include any exchange of Partnership Units for cash or Common Stock pursuant to Section 15.1.

(b)          (i)           No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.

(ii)          Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

11.2	Transfer Restrictions in Business Combinations

(a)          The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, or Transfer any of its Limited Partner Interest, except

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(i)           with the Consent of the Limited Partners to such Transfer or withdrawal;

(ii)          if the General Partner Transfers all of its General Partner Interest to the Initial Limited Partner; or

(iii)         if such Transfer is to an entity which is wholly owned by the General Partner or the Initial Limited Partner and is a Qualified REIT Subsidiary.

It is a condition to any Transfer of the General Partner’s General Partner Interest otherwise permitted hereunder (including any transfer permitted under this Section 11.2(a)) that: (x) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred General Partner Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the General Partner Interest so acquired and the admission of such transferee as a General Partner.

(b)          If the General Partner withdraws as general partner of the Partnership in accordance with Section 11.2(a), the General Partner’s General Partner Interest shall immediately be converted into a Limited Partner Interest.

(c)          In addition to the requirements of Section 11.2(d), without the Consent of the Limited Partners, the Initial Limited Partner shall not engage in any merger, consolidation or other combination of the Initial Limited Partner or the Partnership with or into another Person or sale of all or substantially all of its or the Partnership’s assets, or any reclassification, recapitalization or change of any outstanding shares of the Initial Limited Partner’s stock or other equity interests (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of Common Stock) (a “Transaction”), unless

(i)           in connection with the Transaction all Limited Partners (other than the Initial Limited Partner) will either receive, or will have the right to elect to receive on substantially identical terms as holders of Common Stock, for each OP Unit an amount of cash, securities, or other property equal to the product of the Exchange Factor and the greatest amount of cash, securities or other property or value paid in the Transaction (as applicable based on the consideration payable to holders of Common Stock) to or received by a holder of one share of Common Stock in consideration of one share of Common Stock pursuant to such Transaction or, if greater, at any time during the period from and after the date on which the Transaction is consummated; provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of the outstanding Common Stock, each holder of OP Units also shall be given the option to exchange its OP Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it:

(A)          exercised its Redemption Right pursuant to Section 15.1 and

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(B)          sold, tendered or exchanged pursuant to the Offer the Common Stock received upon exercise of its Redemption Right pursuant to Section 15.1 immediately prior to the expiration of the Offer.

The foregoing is not intended to, and does not, affect the ability of (i) a Stockholder of the Initial Limited Partner to sell its stock in the Initial Limited Partner or (ii) the Initial Limited Partner to perform its obligations (under agreement or otherwise) to such Stockholders (including the fulfillment of any obligations with respect to registering the sale of stock under applicable securities laws); or

(ii)          all the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) the Limited Partners that held OP Units immediately prior to the Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges of such Limited Partners in the Surviving Partnership are at least as favorable as those in this Agreement and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) the rights of the such Limited Partners include at least the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2(c)(i) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms equivalent to those in effect with respect to their OP Units in this Agreement, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the Common Stock.

(iii)         The above provisions of this Section 11.2(c)(i) or (ii), as the case may be, shall similarly apply to successive mergers or consolidations permitted hereunder.

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(d)          Neither the Initial Limited Partner nor the General Partner, as applicable, shall consummate (v) a merger, consolidation or other combination involving a Change of Control, (w) any merger involving the Partnership, (x) the sale of all or substantially all of the assets of the Initial Limited Partner or the Partnership to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), (y) any OP Unit issuance in respect of a transaction (a “Stockholder Vote Transaction,” and each Stockholder Vote Transaction or other transaction described in subclauses (v), (w), and (x) of this Section 11.2(d), a “Partnership Vote Transaction”) required to be submitted for the approval of the holders of Common Stock (a “Stockholder Vote”) unless: (i) the General Partner first provides the Limited Partners with advance notice at least equal in time to the advance notice given to holders of Common Stock in connection with such Stockholder Vote (or if no Stockholder Vote is required, advance notice at least equal in time to the advance notice that would be given to holders of Common Stock if a Stockholder Vote were required), (ii) in connection with such advance notice, the General Partner provides the Limited Partners with written materials describing the proposed Partnership Vote Transaction (which may consist of the proxy statement or registration statement used in connection with a Stockholder Vote, if applicable) and (iii) the Partnership Vote Transaction is approved by the holders of the Partnership Units (the “Partnership Vote”) at the same level of approval as required for the Stockholder Vote (or if no Stockholder Vote is required, the level of approval that would be required if a Stockholder Vote were required) (for example, (x) if the approval of holders of outstanding shares of Common Stock entitled to cast a majority of the votes entitled to be cast on the matter is required to approve the Stockholder Vote Transaction in the Stockholder Vote, then the approval of holders of outstanding Partnership Units (including votes deemed to be cast by the General Partner) entitled to cast a majority of votes entitled to be cast on the matter will be required to approve the Partnership Vote Transaction in the Partnership Vote or (y) if the approval of a majority of the votes cast by holders of outstanding shares of Common Stock present at a meeting of such holders at which a quorum is present is required to approve the Stockholder Vote Transaction in the Stockholder Vote, then the approval of a majority of the votes cast (including votes deemed to be cast by the General Partner) by holders of outstanding Partnership Units present at a meeting of such holders at which a quorum is present will be required to approve the Partnership Vote Transaction in the Partnership Vote). For purposes of the Partnership Vote, (i) each Partner holding Partnership Units (other than the Initial Limited Partner or any of its Subsidiaries) shall be entitled to cast a number of votes equal to the total number of Partnership Units held by such Partner as of the record date for the Stockholder Meeting, and (ii) the Initial Limited Partner and its Subsidiaries shall not be entitled to vote thereon and shall instead be deemed to have cast a number of votes equal to the sum of (x) the total number of Partnership Units held by the Initial Limited Partner and its Subsidiaries as of the Record Date for the Stockholder Meeting plus (y) the total number of shares of unvested restricted shares of Common Stock with respect to which the General Partner does not hold back-to-back OP Units as of the Record Date for the Stockholder Meeting, in proportion to the manner in which all outstanding shares of Common Stock were voted in the Stockholder Vote (for example, “For,” “Against,” “Abstain” and “Not Present”). Any such Partnership Vote will be taken in accordance with Section 14.2 below (including Section 14.2(b) thereof permitting actions to be taken by written consent without a meeting), mutatis mutandis to give effect to the foregoing provisions of this Section 11.2(d), except that, solely for purposes of determining whether a quorum is present at any meeting of the Partners at which a Partnership Vote will occur, the Initial Limited Partner and its Subsidiaries shall be considered to be entitled to cast at such meeting all votes that the Initial Limited Partner and its Subsidiaries will be deemed to have cast in such Partnership Vote as provided in this Section 11.2(d). For sake of greater clarity, notwithstanding anything in this Agreement to the contrary (including, but not limited to, Section 13.1(b), Section 14.1 and Section 16.3), no Limited Partner shall have voting or consent rights in connection with any transaction described in Section 11.2(c) other than those set forth in Section 11.2(c) or in this Section 11.2(d).

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11.3	Permitted Transfers; Right of First Refusal

(a)          Prior to the end of the Initial Holding Period, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner, (i) Transfer all or part of its Partnership Interest to any member of its Immediate Family, any Charity, any Controlled Entity or any Affiliate, or (ii) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution that is not an Affiliate of such Limited Partner as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After the Initial Holding Period, subject to the provisions of Sections 11.3(c), 11.3(d), 11.3(e), 11.4 and 11.6, a Limited Partner (other than the Initial Limited Partner) may, without the consent of the General Partner, Transfer all or any portion of its Limited Partner Interest, or any of such Limited Partner’s economic right as a Limited Partner, subject to satisfaction of each of the following conditions:

(i)           General Partner Right of First Refusal. The transferring Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have two (2) Business Days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within three (3) Business Days after giving notice of such election; provided, however, that such closing may be deferred for up to forty-five (45) days to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(ii)          Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a Qualified Transferee.

(iii)         Opinion of Counsel. The Transferor shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the Transferor.

(iv)         Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) five hundred (500) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner, unless, in each case, otherwise agreed to by the General Partner in its sole and absolute discretion; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(v)         Exception for Permitted Transfers. The conditions of Sections 11.3(a)(i) through 11.3(a)(iv) hereof shall not apply in the case of a Permitted Transfer.

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In order to effect such transfer, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all restrictions on ownership or transfer of stock of the Initial Limited Partner contained in the Articles of Incorporation that may limit or restrict such transferee’s ability to exercise its redemption rights, including, without limitation, any Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(b)          (i)           If a Limited Partner is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his or its interest in the Partnership.

(ii)          The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c)          The General Partner may prohibit any Transfer by a Limited Partner of its Partnership Units if it reasonably believes (based on the advice of counsel) such Transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

(d)          No Transfer by a Limited Partner of its Partnership Units may be made to any Person if

(i)           it could adversely affect the ability of the Initial Limited Partner to continue to qualify as a REIT or would subject the Initial Limited Partner to any additional taxes under Section 857 or Section 4981 of the Code;

(ii)          it could result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes;

(iii)         such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code);

(iv)         such Transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

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(v)          such Transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

(vi)         such Transfer is a sale or exchange, and such sale or exchange would, when aggregated with all other sales and exchanges during the 12-month period ending on the date of the proposed Transfer, result in 50% or more of the interests in Partnership capital and profits being sold or exchanged during such 12-month period without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; or

(vii)        such Transfer could be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(e)          No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Section 1.752-1(a)(2) of the Regulations), without the consent of the General Partner, which may be withheld in its sole and absolute discretion; provided, however, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(f)          Any Transfer in contravention of any of the provisions of this Section 11.3 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

11.4	Substituted Limited Partners

(a)          (i)           No Limited Partner shall have the right to substitute a Permitted Transferee for a Limited Partner in its place.

(ii)          The General Partner shall, however, have the right to consent to the admission of a Permitted Transferee of the Partnership Interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.

(iii)         The General Partner’s failure or refusal to permit such transferee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

(b)          A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

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(c)          (i)           No Permitted Transferee will be admitted as a Substituted Limited Partner, unless such transferee has furnished to the General Partner evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.4 hereof.

(ii)          Upon the admission of a Substituted Limited Partner, the General Partner shall update the Register to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner, and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

11.5	Assignees

(a)          If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 11.4(a), such transferee shall be considered an Assignee for purposes of this Agreement.

(b)          An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, and any other items of gain, loss, deduction or credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners, for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted).

(c)          If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

11.6	General Provisions

(a)          No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 or, as it relates to the Limited Partners, pursuant to exchange of all of its Partnership Units pursuant to Section 15.1.

(b)          (i)          Any Limited Partner which shall Transfer all of its Partnership Units in a Transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substituted Limited Partners.

(ii)          Similarly, any Limited Partner which shall Transfer all of its Partnership Units pursuant to an exchange of all of its Partnership Units pursuant to Section 15.1 shall cease to be a Limited Partner.

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(c)          Other than pursuant to Section 15.1 or with the consent of the General Partner, transfers pursuant to this Article 11 may only be made as of the first day of a fiscal quarter of the Partnership.

(d)         (i)           If any Partnership Interest is transferred or assigned during the Partnership Year in compliance with the provisions of this Article 11 or exchanged pursuant to Section 15.1 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code and Section 1.706-4 of the Regulations, using the interim closing of the books method or such other method permitted by the Code and the Regulations as the General Partner may select, which selection shall be set forth in a dated, written statement maintained with the Partnership’s books and records. The Partners hereby agree that any such selection by the General Partner is made by “agreement of the partners” within the meaning of Section 1.706-4(f) of the Regulations.

(ii)          Solely for purposes of making such allocations, each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which an exchange occurs shall be allocated to the exchanging Partner, provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate.

(iii)         All distributions pursuant to Section 5.1(a) attributable to Partnership Units, with respect to which the Partnership Record Date is before the date of such Transfer, assignment, or exchange of such Partnership Units, shall be made to the transferor Partner or the exchanging Partner, as the case may be, and in the case of a Transfer or assignment other than an exchange, all distributions pursuant to Section 5.1(a) thereafter attributable to such Partnership Units shall be made to the transferee Partner.

(e)           In addition to any other restrictions on transfer herein contained, including the provisions of this Article 11, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 15.1) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the exchange for Common Stock of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership, there would be a significant risk that such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the exchange for Common Stock of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (vi) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, such transfer would result in the Partnership being unable to qualify for one or more (as selected by the General Partner) of the “safe harbors” set forth in Section 1.7704-1 of the Regulations (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “PTP Safe Harbors”), or such transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided, however, that this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 15.1 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (viii) such transfer could adversely affect the ability of the Initial Limited Partner to remain qualified as a REIT; or (ix) if in the opinion of legal counsel of the transferring Partner (which opinion and counsel are reasonably satisfactory to the Partnership), or legal counsel of the Partnership, such transfer could adversely affect the ability of the Initial Limited Partner to continue to qualify as a REIT or subject the Initial Limited Partner to any additional taxes under Section 857 or Section 4981 of the Code, if the Initial Limited Partner has elected to be qualified as a REIT.

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(f)          The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for one or more (as selected by the General Partner) of the PTP Safe Harbors. The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to ensure that one or more (as selected by the General Partner) of the PTP Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Unit to exercise the Redemption Right in accordance with Section 15.1 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.

Article 12
ADMISSION OF PARTNERS

12.1	Admission of Successor General Partner

(a)         (i)           A successor to all of the General Partner Interest pursuant to Article 11 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately following such transfer and the admission of such successor General Partner as a general partner of the Partnership upon the satisfaction of the terms and conditions set forth in Section 12.1(b).

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(ii)          Any such transferee shall carry on the business of the Partnership without dissolution.

(b)          A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

(i)           the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner;

(ii)          if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(iii)         counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause

(A)          the Partnership to be classified other than as a partnership for federal income tax purposes, or

(B)          the loss of any Limited Partner’s limited liability.

(c)          In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(d) hereof.

(d)          The admission of any Person as a substitute or successor General Partner of the Partnership must comply with the terms of Article 11.

12.2	Admission of Additional Limited Partners

(a)          A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

(i)           evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.4 hereof, and

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(ii)          such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

(b)          (i)          Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.

(ii)          The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

(c)          (i)          If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code and Section 1.706-4 of the Regulations, using the interim closing of the books method or such other method permitted by the Code and the Regulations as the General Partner may select, which selection shall be set forth in a dated, written statement maintained with the Partnership’s books and records. The Partners hereby agree that any such selection by the General Partner is made by “agreement of the partners” within the meaning of Section 1.706-4(f) of the Regulations.

(ii)          (A)          Solely for purposes of making such allocations, unless the General Partner decides to use another method permitted under the Code or the Regulations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner.

(B)          distributions pursuant to Section 5.1(a) with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions pursuant to Section 5.1(a) thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

12.3	Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (or any update of the Register) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

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Article 13
DISSOLUTION, LIQUIDATION AND TERMINATION

13.1	Dissolution

(a)          The Partnership shall not be dissolved by the admission of Substituted Limited Partners, Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.

(b)          The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (each, a “Liquidating Event”):

(i)           the expiration of its term as provided in Section 2.5 hereof;

(ii)          an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal, a “majority in interest” (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

(iii)         an election to dissolve the Partnership made by the General Partner, with the consent of the Limited Partners holding at least a majority of the Percentage Interest of the Limited Partners (including Limited Partner Interests held by the General Partner);

(iv)         entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(v)          a Capital Transaction;

(vi)         a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that each of the General Partner and the Initial Limited Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against each of the General Partner and the Initial Limited Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment a “majority in interest” (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

As used herein, a “majority in interest” shall refer to Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.

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13.2	Winding Up

(a)          (i)          Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.

(ii)         No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.

(iii)        The General Partner, or, if there is no remaining General Partner, any Person elected by the Limited Partners holding at least a “majority in interest” (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock or other securities of the General Partner) shall be applied and distributed in the following order:

(A)          First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(B)          Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(C)          Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(D)          the balance, if any, shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances after giving effect to all allocations in Exhibit A and all prior distributions under Section 5.1.

(iv)         The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

(v)          Any distributions pursuant to this Section 13.2(a) shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

(b)          (i)          Notwithstanding the provisions of Section 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.

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(ii)          Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.

(iii)        The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)          In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner, the Limited Partners pursuant to this Article 13 may be:

(A)          distributed to a trust established for the benefit of the General Partner and the Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership; the assets of any such trust shall be distributed to the General Partner and the Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

(B)          withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and the Limited Partners in the manner and order of priority set forth in Section 13.2(a), as soon as practicable.

13.3	Negative Capital Account

Except as otherwise agreed to in writing by any Partner, if any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

13.4	Rights of Limited Partners

(a)          Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.

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(b)          Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

13.5	Notice of Dissolution

If a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

13.6	Termination of Partnership and Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership’s assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the state of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

13.7	Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

13.8	Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Article 14
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

14.1	Amendments

(a)          The General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement except as set forth in Section 14.1(b) hereof. The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1(a) is taken in the next regular communication to the Limited Partners.

(b)          Notwithstanding Section 14.1(a) hereof, this Agreement shall not be amended with respect to:

(i)           any Partner adversely affected without the Consent of such Partner adversely affected if such amendment would:

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(A)         convert a Limited Partner’s interest in the Partnership into a General Partner Interest;

(B)          modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; or

(C)          amend this Section 14.1(b)(i);

(ii)          any Limited Partner adversely affected without the Consent of Limited Partners if such amendment would:

(A)          alter or change Section 15.1 or any defined terms used therein to the extent such alteration or change would affect the provisions of Section 15.1;

(B)          create an obligation to make Capital Contributions not contemplated in this Agreement;

(C)          alter or change the terms of this Agreement regarding the rights of the limited partners with respect to Business Combinations, Transactions or transactions giving rise to voting or consent rights under Article 11 or alter or change any defined term used in any provision of this Agreement relating thereto;

(D)          amend Section 7.1(e), Section 7.7 or Section 7.8 or otherwise alter or change the fiduciary duties of the General Partner to the Limited Partners;

(E)          alter or change the distribution and liquidation rights provided in Section 5 and 13 hereto, or the allocations provisions of Article 6 or Exhibit A except as permitted under Section 5.4, Section 6.2 and Section 7.1(a)(iii)(Y) of this Agreement; or

(F)          amend this Section 14.1(b)(ii).

(c)          Section 14.1(b)(i) does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.

(d)          The restrictions on amendments in this Agreement, including in this Section 14.1, shall apply regardless of how an amendment may be affected, whether directly, by supplement or separate agreement, or whether by or in connection with a merger, consolidation or by an amendment to the Certificate.

14.2	Meetings of the Partners

(a)          (i)           Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Interests.

(ii)          The request shall state the nature of the business to be transacted.

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(iii)         Except as set forth in Section 11.2(d), notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.

(iv)         Partners may vote in person or by proxy at such meeting.

(v)          Whenever the vote or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1(a).

(vi)         Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Partners (including the General Partner) shall control.

(b)          (i)           Subject to Section 14.2(a)(vi), any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).

(ii)          Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).

(iii)         Such Consent shall be filed with the General Partner.

(iv)         An action so taken shall be deemed to have been taken at a meeting held on the effective date of the Consent as certified by the General Partner.

(c)          (i)           Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.

(ii)          Every proxy must be signed by the Partner or an attorney-in-fact and a copy thereof delivered to the Partnership.

(iii)          No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.

(iv)         Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the General Partner’s receipt of written notice of such revocation from the Partner executing such proxy.

(d)          (i)           Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

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(ii)          Meetings of Partners may be conducted in the same manner as meetings of the Stockholders of the General Partner and may be held at the same time, and as part of, meetings of the Stockholders of the General Partner.

Article 15
GENERAL PROVISIONS

15.1	Redemption Rights of Qualifying Parties

(a)          After the applicable Initial Holding Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) (the “Redemption Right”) to require the Partnership to redeem all or a portion of the applicable OP Units held by such Tendering Party (OP Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the holder thereof prior to the end of the applicable Initial Holding Period (subject to the terms and conditions set forth herein) (a “Special Redemption”). Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption Right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i) the date the General Partner notifies the Tendering Party that the General Partner declines to require the Initial Limited Partner to acquire some or all of the Tendered Units under Section 15.1(b) hereof following receipt of a Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date.

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(b)          Notwithstanding the provisions of Section 15.1(a) hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in the General Partner’s sole and absolute discretion but subject to the Ownership Limit, elect to require the Initial Limited Partner to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the Tendered Units from the Tendering Party in exchange for shares of Common Stock or the Cash Amount payable on the Specified Redemption Date. If the General Partner elects to require the Initial Limited Partner to acquire some or all of the Tendered Units pursuant to this Section 15.1(b), the General Partner shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date. If the General Partner elects to require the Initial Limited Partner to acquire any of the Tendered Units for shares of Common Stock, the Initial Limited Partner shall issue and deliver such Common Stock to the Tendering Party pursuant to the terms of this Section 15.1(b), in which case (1) the Initial Limited Partner shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right with respect to such Tendered Units and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Initial Limited Partner in exchange for the Common Stock Amount. If the General Partner so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Initial Limited Partner in exchange for a number of shares of Common Stock equal to the product of the Common Stock Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the Initial Limited Partner may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the Initial Limited Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the Initial Limited Partner pursuant to this Section 15.1(b), the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date that the General Partner has elected to require the Initial Limited Partner to acquire some or all of the Tendered Units pursuant to this Section 15.1(b), the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of shares of Common Stock equal to the product of the Applicable Percentage and the Common Stock Amount, if applicable, shall be delivered by the Initial Limited Partner as duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Initial Limited Partner pursuant to this Section 15.1(b), any Partner, any Assignee nor any other interested Person shall have any right to require or cause the Initial Limited Partner to register, qualify or list any Common Stock owned or held by such Person, whether or not such shares of Common Stock are issued pursuant to this Section 15.1(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Initial Limited Partner and any such Person. Shares of Common Stock issued upon an acquisition of the Tendered Units by the Initial Limited Partner pursuant to this Section 15.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.

(c)          Notwithstanding the provisions of Section 15.1(a) and 15.1(b) hereof, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Articles of Incorporation and shall have no rights to require the Partnership to redeem OP Units if the acquisition of such OP Units by the Initial Limited Partner pursuant to Section 15.1(b) hereof would cause any Person to violate the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the Initial Limited Partner pursuant to Section 15.1(b) hereof would be in violation of this Section 15.1(c), it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in the shares of Common Stock otherwise issuable by the Initial Limited Partner under Section 15.1(b) hereof or cash otherwise payable under Section 15.1(a) hereof.

(d)          If the General Partner does not elect to require the Initial Limited Partner to acquire the Tendered Units pursuant to Section 15.1(b) hereof:

(i)           The Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the Initial Limited Partner contribute to the Partnership funds from the proceeds of a registered public Offering by the Initial Limited Partner of shares of Common Stock sufficient to purchase the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership. The Initial Limited Partner shall make a Capital Contribution of any such amounts to the Partnership for an additional Partnership Interest consistent with the provisions of Article 4. Any such contribution shall entitle the Initial Limited Partner to an equitable Percentage Interest adjustment.

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(ii)          If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

(e)          Notwithstanding anything herein to the contrary (but subject to Section 15.1(c) hereof), with respect to any Redemption (or any tender of OP Units for Redemption if the Tendered Units are acquired by the Initial Limited Partner pursuant to Section 15.1(b) hereof) pursuant to this Section 15.1:

(i)           All OP Units acquired by the Initial Limited Partner pursuant to Section 15.1(b) hereof shall automatically, and without further action required, be converted into and deemed to be an Initial Limited Partner Partnership Interest comprised of the same number of OP Units.

(ii)          Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) OP Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) OP Units, all of the OP Units held by such Tendering Party, without, in each case, the Consent of the General Partner.

(iii)          If (i) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Initial Limited Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution, and (ii) the General Partner elects to require the Initial Limited Partner to acquire any of such Tendered Units in exchange for shares of Common Stock pursuant to Section 15.1(b), such Tendering Party shall pay to the Initial Limited Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for shares of Common Stock, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such shares of Common Stock.

(iv)         The consummation of such Redemption (or an acquisition of Tendered Units by the Initial Limited Partner pursuant to Section 15.1(b) hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

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(v)          The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all OP Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such OP Units for all purposes of this Agreement, until such OP Units are either paid for by the Partnership pursuant to Section 15.1(a) hereof or transferred to the Initial Limited Partner and paid for, by the issuance of the Common Stock, pursuant to Section 15.1(b) hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Initial Limited Partner pursuant to Section 15.1(b) hereof, the Tendering Party shall have no rights as a stockholder of the Initial Limited Partner with respect to the shares of Common Stock issuable in connection with such acquisition.

(f)          In connection with an exercise of Redemption Rights pursuant to this Section 15.1, except as otherwise Consented to by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(i)           A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of shares of Common Stock by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the Initial Limited Partner pursuant to Section 15.1(b) hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own shares of Common Stock in violation of the Ownership Limit;

(ii)          A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional shares of Common Stock prior to the closing of the Redemption or an acquisition of the Tendered Units by the Initial Limited Partner pursuant to Section 15.1(b) hereof on the Specified Redemption Date;

(iii)          An undertaking to certify, at and as a condition of the closing of (i) the Redemption or (ii) the acquisition of Tendered Units by the Initial Limited Partner pursuant to Section 15.1(b) hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of shares of Common Stock by the Tendering Party and to the best of its knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1(f)(i) or (b) after giving effect to the Redemption or the acquisition of Tendered Units by the Initial Limited Partner pursuant to Section 15.1(b) hereof, neither the Tendering Party nor, to the best of its knowledge, any other Person shall own shares of Common Stock in violation of the Ownership Limit; and

(iv)         In connection with any Special Redemption, the Initial Limited Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership, the General Partner or the Initial Limited Partner to violate any federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of Shares of Common Stock to the Tendering Party pursuant to Section 15.1(b) of this Agreement.

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(g)          The Qualifying Party shall be solely responsible for the payment of any real estate transfer taxes imposed in connection with any Redemption.

15.2	Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner, Indemnitee or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or five days after being sent by first class United States mail or by overnight delivery or via facsimile to the Partner or Assignee at the address set forth in the Register or such other address of which the Partner shall notify the General Partner in writing. Notwithstanding the foregoing, the General Partner may elect to deliver any such notice, demand, request or report by E-mail or by any other electronic means, in which case such communication shall be deemed given or made one day after being sent.

15.3	Titles and Captions

All article or section titles or captions in this Agreement are for convenience of reference only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

15.4	Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

15.5	Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.6	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.7	Creditors

Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

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15.8	Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.9	Counterparts

This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

15.10	Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

15.11	Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.12	Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

15.13	No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as stockholders of the Initial Limited Partner or the General Partner, including any right to receive dividends or other distributions made to Stockholders or to vote or to consent or receive notice as Stockholders in respect to any meeting of Stockholders for the election of directors of the Initial Limited Partner or the General Partner or any other matter.

15.14	Limitation to Preserve REIT Status.

Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to the Initial Limited Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the Initial Limited Partner for purposes of Section 856(c)(2) or 856(c)(3) of the Code, then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to the Initial Limited Partner shall not exceed the lesser of:

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(i)      an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the Initial Limited Partner’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the Initial Limited Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(2) of the Code (but not including the amount of any REIT Payments); or

(ii)     an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the Initial Limited Partner’s total gross income (but excluding the amount of any REIT Payments) for the Partnership Year that is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the Initial Limited Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the Initial Limited Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.14, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the Initial Limited Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.14 is to prevent the Initial Limited Partner from failing to qualify as a REIT under the Code by reason of the Initial Limited Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.14 shall be interpreted and applied to effectuate such purpose.

Article 16
CLASS B UNITS

16.1	Designation and Number

(a)          Except as set forth in this Article 16, Class B Units shall have the same rights, privileges and preferences as the OP Units. Subject to the provisions of this Article 16 and the special provisions of subparagraph 1(c)(ii) of Exhibit A, Class B Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto.

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(b)          It is intended that the Partnership shall maintain at all times a one-to-one correspondence between Class B Units and OP Units for conversion and other purposes. If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the Class B Units to maintain a one-for-one conversion and economic equivalence ratio between OP Units and Class B Units. The following shall be “Adjustment Events:” (A) the Partnership makes a distribution on all outstanding OP Units in Partnership Units, (B) the Partnership subdivides the outstanding OP Units into a greater number of units or combines the outstanding OP Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units. If more than one Adjustment Event occurs, the adjustment to the Class B Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following events shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or dividend reinvestment plan, or (z) the issuance of any Partnership Units in respect of a capital contribution to the Partnership, including a contribution by the Initial Limited Partner of proceeds from the sale of securities by the Initial Limited Partner. If the Partnership takes an action affecting the OP Units other than actions specifically described above as Adjustment Events and, in the opinion of the General Partner such action would require an adjustment to the Class B Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the Class B Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the Class B Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each holder of Class B Units setting forth the adjustment to his, her or its Class B Units and the effective date of such adjustment.

16.2	Special Provisions.

Class B Units shall be subject to the following special provisions:

(a)          Distributions. The holders of Class B Units shall be entitled to (i) current distributions of Available Cash pursuant to Section 5.1(a); and (ii) distributions in liquidation of the Partnership pursuant to Section 13.2.

(b)          Allocations. Holders of Class B Units shall be entitled to certain special allocations of gain under subparagraph 1(c)(ii) of Exhibit A.

(c)          Exchange Right. The right to exchange all or a portion of Partnership Units for cash or, at the option of the Partnership, for shares of Common Stock provided to Limited Partners under Section 15.1 hereof shall not apply with respect to Class B Units unless and until the Class B Units are converted to OP Units as provided in clause (d) below and Section 16.4 hereof.

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(d)          Conversion to OP Units. Class B Units are eligible to be converted into OP Units in accordance with Section 16.4 hereof.

16.3	Voting

(a)          Holders of Class B Units shall (a) have the same voting rights as the Limited Partners, with the Class B Units voting as a single class with the OP Units and having one vote per Class B Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any Class B Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Class B Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to Class B Units so as to materially and adversely affect any right, privilege or voting power of the Class B Units or the holders of Class B Units as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the Limited Partners; but subject, in any event, to the following provisions:

(i)           With respect to any OP Unit Transaction, so long as the Class B Units are treated in accordance with Section 16.4(d) hereof, the consummation of such OP Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Class B Units or the holders of Class B Units as such; and

(ii)          Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including additional OP Units or Class B Units whether ranking senior to, junior to, or on a parity with the Class B Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Class B Units or the holders of Class B Units as such.

(b)          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding Class B Units shall have been converted into OP Units.

16.4	Conversion of Class B Units

(a)          Conversion. At such time as the Economic Capital Account Balance attributable to a Class B Unit is equal to the OP Unit Economic Balance, each such balance determined on a per unit basis as of the effective date of conversion (the “Conversion Date”), such Class B Unit shall automatically convert into one fully paid and non-assessable OP Unit, giving effect to all adjustments (if any) made pursuant to Section 16.1 hereof; provided, that a Class B Unit shall not be convertible into OP Units if the Economic Capital Account Balance attributable to such Class B Unit is negative. Each holder of Class B Units covenants and agrees with the Partnership that all Class B Units to be converted pursuant to this Section 16.4 shall be free and clear of all liens. The conversion of Class B Units shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of Class B Units, as of which time such holder of Class B Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion. For purposes of determining the Economic Capital Account Balance attributable to a Class B Unit, allocations pursuant to subparagraph 1(c)(ii) of Exhibit A shall be made in such a manner so as to allow the greatest number of Class B Units to convert pursuant to this Section 16.4 at any time.

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(b)          Adjustment to Gross Asset Value.

(i)           The General Partner shall provide the holders of Class B Units the opportunity but not the obligation to make Capital Contributions to the Partnership in exchange for OP Units in order to cause an adjustment to the Gross Asset Value of the Partnership’s assets within the meaning of paragraph (b)(i) of the definition of Gross Asset Value up to two (2) times each Partnership Year including:

(A)          if the Partnership or the General Partner shall be a party to any OP Unit Transaction; provided, that the General Partner shall give each holder of Class B Units written notice of such OP Unit Transaction at least thirty (30) days prior to entering into any definitive agreement pursuant to which the OP Unit Transaction would be consummated; or

(B)          upon a Listing; provided, that the General Partner shall give each holder of Class B Units written notice of such Listing at least thirty (30) days prior to such Listing.

(ii)          For purposes of clause (i) of this Section 16.4(b), the value of each OP Unit issued in order to cause an adjustment to the Gross Asset Value of the Partnership’s assets shall be an amount equal to the product of (y) the Value of a share of Common Stock as of the date the holder of Class B Units makes a Capital Contribution to the Partnership multiplied by (z) the Exchange Factor.

(iii)          For the avoidance of doubt, the issuance of Class B Units shall be treated as an event allowing for an adjustment to the Gross Asset Value of the Partnership’s assets within the meaning of paragraph (b)(iv) of the definition of Gross Asset Value.

(c)          Impact of Conversion for Purposes of Subparagraph 1(c)(ii) of Exhibit A. For purposes of making future allocations under subparagraph 1(c)(ii) of Exhibit A, the portion of the Economic Capital Account Balance of the applicable holder of Class B Units that is treated as attributable to his, her or its Class B Units shall be reduced, as of the date of conversion, by the product of the number of Class B Units converted and the OP Unit Economic Balance.

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(d)          OP Unit Transactions. Immediately prior to or concurrent with an OP Unit Transaction the maximum number of Class B Units then eligible for conversion (in accordance with the provisions of Section 16.4(a)) shall automatically be converted into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 16.1 hereof, taking into account any allocations that occur in connection with the OP Unit Transaction or that would occur in connection with the OP Unit Transaction if the assets of the Partnership were sold at the OP Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the OP Unit Transaction (in which case the Conversion Date shall be the effective date of the OP Unit Transaction). In anticipation of such OP Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of Class B Units to be afforded the right to receive in connection with such OP Unit Transaction in consideration for the OP Units into which his, her or its Class B Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such OP Unit Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the OP Unit Transaction, prior to such OP Unit Transaction the General Partner shall give prompt written notice to each holder of Class B Units of such election, and shall use commercially reasonable efforts to afford the holders of Class B Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Class B Unit held by such holder into OP Units in connection with such OP Unit Transaction. If a holder of Class B Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Class B Unit held by him, her or it (or by any of his, her or its transferees) the same kind and amount of consideration that a holder of an OP Unit would receive if such OP Unit holder failed to make such an election. The Partnership shall use commercially reasonable effort to cause the terms of any OP Unit Transaction to be consistent with the provisions of this Section 16.4(d) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of Class B Units whose Class B Units will not be converted into OP Units in connection with the OP Unit Transaction that will (i) contain provisions enabling the holders of Class B Units that remain outstanding after such OP Unit Transaction to convert their Class B Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the holders of Class B Units.

16.5	Profits Interests

(a)          Class B Units are intended to qualify as a “profits interest” in the Partnership issued to a new or existing Partner in a partner capacity for services performed or to be performed to or for the benefit of the Partnership within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191, the Code, the Regulations, and other future guidance provided by the IRS with respect thereto, and the allocations under subparagraph 1(c)(ii) of Exhibit A shall be interpreted in a manner that is consistent therewith.

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(b)          The Partners agree that the General Partner may make a Safe Harbor Election (if and when the Safe Harbor Election becomes available), on behalf of itself and of all Partners, to have the Safe Harbor apply irrevocably with respect to Class B Units transferred in connection with the performance of services by a Partner in a partner capacity. The Safe Harbor Election (if and when the Safe Harbor Election becomes available) shall be effective as of the date of issuance of such Class B Units. If such election is made, (i) the Partnership and each Partner agree to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services by a Partner in a partner capacity, whether such Partner was admitted as a Partner or as the transferee of a previous Partner, and (ii) the General Partner shall cause the Partnership to comply with all record-keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto.

(c)          The Partners agree that if a Safe Harbor Election is made by the General Partner, (A) each Class B Unit issued hereunder with respect to which the Safe Harbor Election is available is a Safe Harbor Interest, (B) each Class B Unit represents a profits interest received for services rendered or to be rendered to or for the benefit of the Partnership by such holder of Class B Units in his, her or its capacity as a Partner or in anticipation of becoming a Partner, and (C) the fair market value of each Class B Unit issued by the Partnership upon receipt by such holder of Class B Units as of the date of issuance is zero (plus the amount, if any, of any Capital Contributions made to the Partnership by such holder of Class B Units in connection with the issuance of such Class B Unit), representing the liquidation value of such interest upon receipt (with such valuation being consented to and hereby approved by all Partners).

(d)          Each Partner, by signing this Agreement or by accepting such transfer, hereby agrees (A) to comply with all requirements of any Safe Harbor Election made by the General Partner with respect to each holder of Class B Units’ Safe Harbor Interest, (B) that each holder of Class B Units shall take into account all items of income, gain, loss, deduction and credit associated with its Class B Units, (C) that neither the Partnership nor any Partner shall claim a deduction (as wages, compensation or otherwise) for the fair market value of such Class B Units issued to a holder of such Class B Units, and (D) that to the extent that such profits interest is forfeited after the date hereof, the Partnership shall make special forfeiture allocations of gross items of income, deduction or loss (including, as may be permitted by or under Regulations (or other rules promulgated) to be adopted, notional items of income, deduction or loss) in accordance with the Regulations to be adopted under Sections 704(b) and 83 of the Code.

(e)          The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required, as reasonably determined by the General Partner, to perfect and maintain any Safe Harbor Election made by the General Partner with respect to granting of each holder of Class B Units’ Safe Harbor Interest.

(f)          The General Partner is hereby authorized and empowered, without further vote or action of the Partners, to amend this Agreement to the extent necessary or helpful in accordance with the advice of Partnership tax counsel or accountants to sustain the Partnership’s position that (A) it has complied with the Safe Harbor requirements in order to provide for a Safe Harbor Election and it has ability to maintain the same, or (B) the issuance of the Class B Units is not a taxable event with respect to the holders of Class B Units, and the General Partner shall have the authority to execute any such amendment by and on behalf of each Partner pursuant to the power of attorney granted by this Agreement. Any undertaking by any Partner necessary or desirable to (A) enable or preserve a Safe Harbor Election or (B) otherwise to prevent the issuance of Class B Units from being a taxable event with respect to the holders of Class B Units may be reflected in such amendments and, to the extent so reflected, shall be binding on each Partner.

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(g)         Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner, at the expense of the Partnership.

(h)         No Transfer of any interest in the Partnership by a Partner shall be effective unless prior to such Transfer, the assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of Section 10.2(d) and this Section 16.5, in a form reasonably satisfactory to the General Partner.

(i)          The provisions of this Section 16.5 shall apply regardless of whether or not a holder of Class B Units files an election pursuant to Section 83(b) of the Code.

(j)          The General Partner may amend this Section 16.5 as it deems necessary or appropriate to maximize the tax benefit of the issuance of Class B Units to any holder of Class B Units if there are changes in the law or Regulations concerning the issuance of partnership interests for services.

[SIGNATURE PAGE FOLLOWS]

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Signature Page to Third Amended and Restated Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership I, L.P., among the undersigned and the other parties thereto.

GENERAL PARTNER:

PHILLIPS EDISON GROCERY CENTER OP GP I, LLC

By: Phillips Edison Grocery Center REIT I Inc., its sole member

By:
Name:
Title:

INITIAL LIMITED PARTNER:

PHILLIPS EDISON GROCERY CENTER REIT I INC.

By:
Name:
Title:

PHILLIPS EDISON NTR LLC

By:
Name:
Title:

Exhibit A

Allocations

1.           Allocations.

(a)          [Intentionally omitted.]

(b)          Allocations of Net Income and Net Loss. Except as otherwise provided in this Agreement, after giving effect to the special allocations in subparagraphs 1(c) and paragraph 2, Net Income, Net Loss and, to the extent necessary, individual items of income, gain, credit, loss and deduction comprising Net Income and Net Loss of the Partnership for each Partnership Year or other applicable period shall be allocated among the Partners in a manner determined in the reasonable discretion of the General Partner that will, as nearly as possible cause the Capital Account balance of each Partner at the end of such Partnership Year or other applicable period to equal (i) the amount of the distributions that would be made to such Partner pursuant to Section 5.1(a) of the Agreement if the Partnership were dissolved, its affairs wound up and its assets were sold for cash equal to their Gross Asset Value, taking into account any adjustments thereto for such period, all Partnership liabilities were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net proceeds (after satisfaction of such liabilities) were distributed in full in accordance with Section 5.1(a) of the Agreement to the Partners immediately after making such allocations, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed immediately prior to the hypothetical sale of assets.

(c)          Special Allocations.

(i)           General Partner Gross Income Allocation. After giving effect to the special allocations in paragraph 2 but prior to any allocations under subparagraph 1(b), there shall be specially allocated to the General Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each Partnership Year or other applicable period in an amount equal to the excess, if any, of (A) the cumulative distributions made to the General Partner under Section 7.3(b) of the Agreement, other than distributions which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be either deductible by the Partnership or added to the tax basis of any Partnership asset, over (B) the cumulative allocations of Partnership income and gain to the General Partner under this subparagraph 1(c)(i).

(ii)          Special Allocations Regarding Class B Units. After giving effect to the special allocations in subparagraph 1(c)(i) and paragraph 2 but prior to any allocations under subparagraph 1(b), Net Property Gain, Net Property Loss or Liquidating Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain and Liquidating Gain of the Partnership shall be allocated to the holders of Class B Units until their Economic Capital Account Balances are equal to (A) the OP Unit Economic Balance, multiplied by (B) the number of their Class B Units; provided, that no such Net Property Gain, Net Property Loss or Liquidating Gain or individual items of income and gain comprising Net Property Gain or Liquidating Gain will be allocated with respect to any particular Class B Unit unless and to the extent that the OP Unit Economic Balance exceeds the OP Unit Economic Balance in existence at the time such Class B Unit was issued. The “Economic Capital Account Balances” of the Class B Unit holders will be equal to their Capital Account balances to the extent attributable to their ownership of Class B Units. The “OP Unit Economic Balance” shall mean (Y) the aggregate Capital Account balance attributable to the OP Units outstanding, plus the amount of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this subparagraph 1(c)(ii), divided by (Z) the number of OP Units outstanding. Any allocations made pursuant to the first sentence of this subparagraph 1(c)(ii) shall be made among the holders of Class B Units in proportion to the amounts required to be allocated to each under this subparagraph 1(c)(ii). The parties agree that the intent of this subparagraph 1(c)(ii) is to make the Capital Account balance associated with each Class B Unit to be economically equivalent to the Capital Account balance associated with the OP Units outstanding (on a per-Unit basis), but only if and to the extent that the Capital Account balance associated with the OP Units outstanding, without regard to the allocations under this subparagraph 1(c)(ii), has increased on a per-Unit basis since the issuance of the relevant Class B Unit. Any remaining Net Property Gain, Net Property Loss or Liquidating Gain not allocated pursuant to this subparagraph 1(c)(ii) shall be included in the calculation of Net Income and Net Loss and will be allocated pursuant to subparagraph 1(b).

2.            Regulatory Allocations. Notwithstanding any provisions of paragraph 1 of this Exhibit A, the following special allocations shall be made.

(a)          Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain to the extent required by Section 1.704-2(f) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This subparagraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(b)          Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Partner Nonrecourse Debt Minimum Gain to the extent and in the manner required by Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(c)          Qualified Income Offset. If a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(d)          Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

(e)          Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Partnership Year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

(f)          Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

(g)          Gross Income Allocation. If any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year or other applicable period which is in excess of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, such Partner shall be specially allocated items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subparagraph 2(g) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for under this Agreement have been tentatively made as if subparagraph 2(c) and this subparagraph 2(g) were not in this Agreement.

3.           Curative Allocations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this paragraph 3. Therefore, notwithstanding any other provision of this Exhibit A (other than the Regulatory Allocations and Tax Allocations), the General Partner shall make such offsetting allocations of Partnership income, gain, loss or deduction in whatever manner the General Partner determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement.

4.           Tax Allocations.

(a)          Items of Income or Loss. Except as is otherwise provided in this Exhibit A, an allocation of Partnership Net Income, Net Loss, Net Property Gain, Net Property Loss or Liquidating Gain to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) that is taken into account in computing Net Income, Net Loss, Net Property Gain, Net Property Loss or Liquidating Gain. Except as otherwise provided in this paragraph 4, items of income, gain, loss and deduction of the Partnership to be allocated for income tax purposes (“Tax Items”) shall be allocated among the Partners on the same basis as the corresponding book items are allocated under paragraphs 1 through 3 of this Exhibit A.

(b)          Section 1245/1250 Recapture. Subject to subparagraph 4(c) below, if any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code or is gain described in Section 1(h)(1)(D) of the Code (“Affected Gain”), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subparagraph 4(b) shall not alter the amount of Net Income, Net Property Gain or Liquidating Gain (or items thereof) allocated among the Partners, but merely the character of such Net Income, Net Property Gain or Liquidating Gain (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each Partnership Year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income, Net Loss, Net Property Gain, Net Property Loss and Liquidating Gain for such respective period.

(c)          Precontribution Gain, Revaluations. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution (“Precontribution Gain”). Each Partner hereby agrees to report income, gain, loss and deduction on such Partner’s federal income tax return in a manner consistent with the method used by the Partnership. If any asset has a Gross Asset Value which is different from the Partnership’s adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this subparagraph 4(c) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This subparagraph 4(c) is to be interpreted consistently with such intent.

(d)          Excess Nonrecourse Liability Safe Harbor. Pursuant to Section 1.752-3(a)(3) of the Regulations, solely for purposes of determining each Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership (as defined in Section 1.752-3(a)(3) of the Regulations), the Partners’ respective interests in Partnership profits shall be determined under any permissible method reasonably determined by the General Partner.

(e)          References to Regulations. Any reference in this Exhibit A or the Agreement to a provision of proposed and/or temporary Regulations shall, if such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.

(f)          Successor Partners. For purposes of this Exhibit A, a transferee of a Partnership Interest shall be deemed to have been allocated the Net Income, Net Loss, Net Property Gain, Net Property Loss and other items of Partnership income, gain, loss, deduction and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this Agreement.

Exhibit B

Examples Regarding Exchange Factor

For purposes of the following examples, it is assumed that (a) the Exchange Factor in effect on ________ is 1.0 and (b) on _______ (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 shares of Common Stock issued and outstanding.

Example 1

On the Partnership Record Date, the Initial Limited Partner declares a dividend on its outstanding Common Stock in shares of Common Stock. The amount of the dividend is one share of Common Stock paid in respect of each share of Common Stock owned. Pursuant to Paragraph (i) of the definition of “Exchange Factor,” the Exchange Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Exchange Factor after the stock dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the Initial Limited Partner distributes options to purchase Common Stock to all holders of its Common Stock. The amount of the distribution is one option to acquire one share of Common Stock in respect of each share of Common Stock owned. The strike price is $4.00 a share. The Value of a share of Common Stock on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Exchange Factor,” the Exchange Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Exchange Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Exchange Factor” shall apply.

Example 3

On the Partnership Record Date, the Initial Limited Partner distributes assets to all holders of its Common Stock. The amount of the distribution is one asset with a fair market value (as determined by the Initial Limited Partner) of $1.00 in respect of each share of Common Stock owned. It is also assumed that the assets do not relate to assets received by the Initial Limited Partner pursuant to a pro rata distribution by the Partnership. The Value of a share of Common Stock on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Exchange Factor,” the Exchange Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Exchange Factor after the assets are distributed is 1.25.

Exhibit C

Notice of Redemption

To:	[_________]
[_________]
[_________]

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption OP Units in Philips Edison Grocery Center Operating Partnership I, L.P. in accordance with the terms of the Philips Edison Grocery Center Operating Partnership I, L.P., dated as of [________], as amended (the “Agreement”), and the Redemption Rights referred to therein. The undersigned Limited Partner or Assignee:

(a)          undertakes (i) to surrender such Partnership OP Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1(f) of the Agreement;

(b)          directs that the certified check representing the Cash Amount, or the Common Stock Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)          represents, warrants, certifies and agrees that:

(i)           the undersigned Limited Partner or Assignee is a Qualifying Party,

(ii)          the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such OP Units, free and clear of the rights or interests of any other person or entity,

(iii)         the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such OP Units as provided herein, and

(iv)         the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)          acknowledges that he will continue to own such OP Units until and unless either (1) such OP Units are acquired by the Initial Limited Partner pursuant to Section 15.1(b) of the Agreement or (2) such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:	Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

Exhibit D

Certificate of Limited Partnership

Annex E
Form of Third Amended and Restated Bylaws of Phillips Edison

Grocery Center REIT I Inc.

THIRD AMENDED

AND RESTATED BYLAWS

OF

PHILLIPS EDISON GROCERY CENTER REIT I INC.

ARTICLE I

OFFICES

Section 1.01. PRINCIPAL OFFICES. The principal office of Phillips Edison Grocery Center REIT I Inc. (the “Corporation”) shall be located at such place or places as the board of directors may designate from time to time.

Section 1.02. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the board of directors may from time to time determine or otherwise as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the board of directors and stated in the notice of the meeting.

Section 2.02. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the board of directors, beginning in the year 2011.

Section 2.03. SPECIAL MEETINGS. Special meetings of the stockholders may be called by: (i) the president; (ii) the chief executive officer; (iii) the board of directors or (iv) a majority of the Independent Directors, as defined in the Corporation’s charter (the “Charter”), and must be called by the secretary of the Corporation upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting whereby such written request states the purpose of the meeting and the matters proposed to be acted upon at such meeting. In the event of a stockholders’ meeting called by the secretary as required above, the secretary of the Corporation shall, within ten days of his or her receipt of the written request, notify, in the manner proscribed herein, each stockholder entitled to vote at the meeting. Notwithstanding anything to the contrary herein, such meeting shall be held not less than 15 days nor more than 60 days after the secretary’s delivery of such notice. Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, the meeting shall be held at such time and place convenient to the stockholders. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

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Section 2.04. NOTICE FOR MEETINGS. Except as provided otherwise in Section 2.03 of this Article II, the secretary shall, not less than ten nor more than 90 days before each meeting of stockholders, give to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise required by the Maryland General Corporation Law (the “MGCL”), the purpose of the meeting. Notice shall be deemed delivered to a stockholder upon being: (i) personally delivered to the stockholder; (ii) left at the stockholder’s residence or usual place of business; (iii) mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when deposited in the United States mail with postage prepaid thereon; or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. A single notice to all stockholders who share an address shall be effective as to any stockholder at such address who consents to such notice or after having been notified of the Corporation’s intent to give a single notice fails to object in writing to such single notice within 60 days. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.12(c)(3)) of such postponement or cancellation prior to the meeting. Notice of the date to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 2.04.

Section 2.05. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except as otherwise set forth in Section 2.12(a) of this Article II and except for such business as is required by the MGCL or any other relevant statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 2.06. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the board of directors to be chairman of the meeting or, in the absence of such appointment, by the chairman or co-chairmen of the board, as applicable, or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence or the secretary’s appointment as chairman of the meeting, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the board of directors or, in the absence of such appointment, an individual appointed by the chairman or co-chairmen of the meeting, as applicable, shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of an assistant secretary, an individual appointed by the secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman or co-chairmen of the meeting, as applicable. The chairman or co-chairmen of the meeting, as applicable, may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman or co-chairmen and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman or co-chairmen of the meeting, as applicable, may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman or co-chairmen of the meeting, as applicable, may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman or co-chairmen of the meeting, as applicable; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman or co-chairmen of the meeting, as applicable, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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Section 2.07. QUORUM; ADJOURNMENT. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at such meeting shall constitute a quorum except as otherwise provided by law, the Charter or these bylaws. If a quorum shall not be present at any meeting of the stockholders, the chairman or co-chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave fewer than required to establish a quorum.

Section 2.08. VOTING. The holders of a majority of the shares of stock entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the board of directors, vote to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Except as otherwise required by law, the Charter or these bylaws, a majority of the votes cast at a meeting of the stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders.

Section 2.09. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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Section 2.10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name in his capacity as such fiduciary, either in person or by proxy.

Shares of the Corporation’s stock owned directly or indirectly by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case, subject to the terms of the Charter, they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The board of directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the board of directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 2.11. INSPECTORS.

(a)       The board of directors or the chairman or co-chairmen of the meeting, as applicable, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the chairman or co-chairmen of the meeting, as applicable.

(b)       The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote fairly. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

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Section 2.12. NOMINATIONS AND STOCKHOLDER BUSINESS.

(a)       Annual Meetings of Stockholders.

(1)       Nominations of individuals for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of such meeting; (B) by or at the direction of the board of directors; or (C) by any stockholder of the Corporation who (i) was a stockholder of record both at the time of giving of notice provided for in this Section 2.12(a) and at the time of the annual meeting in question; (ii) is entitled to vote at such meeting in the election of each individual so nominated or on any such other business; and (iii) has complied with the notice procedures set forth in this Section 2.12(a) as to such business or nomination (clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of the meeting) before an annual meeting of stockholders).

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 (2)       Without qualification, for any nominations or other business to be properly brought at an annual meeting by a stockholder pursuant to this paragraph (a)(2) or paragraph (a)(1) of this Section 2.12, the stockholder must give timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting nor later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is made less than 130 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the postponement or adjournment of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.12(a)(2) or Section 2.12(b)) must: (a) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address, and residence address of such person; the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such person; and all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (b) with respect to each nominee for election or re-election to the board of directors, include a completed and signed questionnaire, representation and agreement required by Section 2.13; (c) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, on whose behalf the proposal is made, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (d) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder as they appear on the Corporation’s books, and of such beneficial owner, if any; (ii) (A) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 2.12 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (e) set forth, to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice. In addition, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

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(3)       Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased board of directors made by the Corporation at least 130 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation no later than 5:00 p.m., Eastern Time, on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)       Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of said meeting. Nominations of individuals for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of said meeting (i) by or at the direction of the board of directors or (ii) provided that such special meeting has been called in accordance with Section 2.03 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who (A) is a stockholder of record both at the time of giving of notice provided for in this Section 2.12(b) and at the time of the special meeting; (B) is entitled to vote at the meeting in the election of each individual so nominated; and (C) complied with the notice procedures set forth in this Section 2.12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate an individual or individuals (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing the information required by paragraph (a)(2) of this Section 2.12 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.13) shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting nor later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is made less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the postponement or adjournment of a special meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

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(c)       General.

(1)       If information submitted pursuant to this Section 2.12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.12. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the board of directors, any such stockholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the board of directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.12 and (ii) a written update of any information submitted by the stockholder pursuant to this Section 2.12 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.12.

(2)       Only such individuals who are nominated in accordance with this Section 2.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.12. The chairman or co-chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.12, and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective nomination or proposal, if any, be disregarded.

(3)       For purposes of this Section 2.12, the “date of mailing of the notice” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

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(4)       Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.12; provided, however, that any references in this Section 2.12 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.12(a)(1)(C) or Section 2.12(b). Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.12 shall require disclosure of revocable proxies received by the stockholder pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder under Section 14(a) of the Exchange Act.

Section 2.13. SUBMISSION OF QUESTIONNAIRE; REPRESENTATION AND AGREEMENT. To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to Section 2.12(a)(1)(C), a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.12) to the secretary of the Corporation at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 2.14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order, or any stockholder shall demand, that voting be by ballot.

Section 2.15. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of the Charter or these bylaws or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, Subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any acquisition of shares of stock of the Corporation by any person. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

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ARTICLE III

DIRECTORS

Section 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its board of directors.

Section 3.02. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the board of directors may establish, increase, or decrease the number of directors, provided that, except as otherwise provided in the Charter, the number thereof shall never be less than the minimum number required by the MGCL or the Charter (whichever is greater), nor more than the maximum number of directors set forth in the Charter, and further provided that, except as may be provided in the terms of any preferred stock issued by the Corporation, the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the board of directors, either co-chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.03. ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors. The board of directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the board of directors without other notice than such resolution.

Section 3.04. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of either co-chairman of the board or the president or by a majority of the board of directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the board of directors called by them. The board of directors may provide, by resolution, the time and place for the holding of special meetings of the board of directors without other notice than such resolution.

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Section 3.05. NOTICE. Notice of any special meeting of the board of directors shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the director or his agent is personally given such notice in a telephone call to which he or his agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be stated in the notice, unless specifically required by statute or these bylaws.

Section 3.06. QUORUM. A majority of the directors then serving shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that, if pursuant to the Charter or these bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave fewer than required to establish a quorum.

Section 3.07. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by the MGCL or the Charter. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the board of directors, unless the concurrence of a greater proportion is required for such action by the MGCL or the Charter.

Section 3.08. ORGANIZATION. At each meeting of the board of directors, the co-chairmen of the board or, in the absence of the co-chairmen, the vice chairman of the board, if any, shall act as chairmen or chairman, as applicable. In the absence of each of the co-chairmen and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the co-chairmen or chairman, as applicable, shall act as secretary of the meeting.

Section 3.09. ACTION BY WRITTEN CONSENT OR BY ELECTRONIC TRANSMISSION; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each director, and such consent is filed in paper or electronic form with the minutes of proceedings of the board of directors.

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Section 3.10. TELEPHONE MEETINGS. Directors may participate in a meeting of the board of directors by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.11. REMOVAL. At any meeting of stockholders called expressly, but not necessarily solely, for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

Section 3.12. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these bylaws or the powers of the remaining directors hereunder (even if fewer than the statutory minimum remain). Until such time as the Corporation becomes subject to Section 3-804(c) of the MGCL, a successor to fill a vacancy on the board of directors that results from the removal of a director may be elected by either (a) the stockholders or (b) a majority of the remaining directors, even if such majority is less than a quorum; any vacancy on the board of directors for any other cause shall be filled by a majority of the remaining directors, even if such majority is less than a quorum; and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. At such time as the Corporation becomes subject to Section 3-804(c) of the MGCL and except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. The Conflicts Committee (as defined and created by the Charter) shall nominate replacements for vacancies among the Independent Directors positions.

Section 3.13. COMPENSATION. The directors may, in the discretion of the board of directors, receive annual or monthly salary for their services as directors, fixed sums per meeting and/or per visit to real property or other facilities owned or leased by the Corporation, and/or for any service or activity performed or engaged in as directors on behalf of the Corporation. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the board of directors or of any committee thereof and for their reasonable out-of-pocket expenses, if any, in connection with each such meeting, property visit, and/or other service or activity they performed or engaged in as directors on behalf of the Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom monies or stock have been deposited.

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Section 3.15. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 3.16. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. For so long as the Corporation is externally advised, no officer or employee of the Corporation who is affiliated with the advisor shall be expected to devote his full time to the efforts of the Corporation unless he agrees in writing to do so. Any director or officer of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Corporation, subject to the provisions of the Charter.

Section 3.17. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the board of directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.18. RATIFICATION. The board of directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the board of directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the board of directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.19. EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these bylaws, this Section 3.19 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the board of directors under Article III of these bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the board of directors, (a) a meeting of the board of directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the board of directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire board of directors.

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ARTICLE IV

COMMITTEES

Section 4.01.  NUMBER, TENURE AND QUALIFICATIONS. The board of directors may designate an Executive Committee, an Audit Committee, a Conflicts Committee and other committees composed of at least one director.

Section 4.02. COMPOSITION. Except as provided in the Charter, such committees shall serve at the pleasure of the board of directors. The members of the Conflicts Committee and Audit Committee shall at all times consist solely of Independent Directors, and the majority of the members of all committees shall be Independent Directors.

Section 4.03. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special or regular meetings of the board of directors. Proper notice of any meeting of the board of directors shall also constitute notice of a meeting of the Conflicts Committee that may be held contemporaneously and/or immediately following the board meeting. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. Except as provided in these bylaws, the act of a majority of the committee members present at a meeting shall be the act of such committee. The board of directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee may fix the time and place of its meeting unless the board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4.04. TELEPHONE MEETINGS. Members of a committee of the board of directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.05. ACTION BY WRITTEN CONSENT OR BY ELECTRONIC TRANSMISSION; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and such consent is filed in paper or electronic form with the minutes of proceedings of such committee.

Section 4.06. VACANCIES. Subject to the provisions hereof, and the Charter, the board of directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

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ARTICLE V

OFFICERS

Section 5.01. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include co-chairmen of the board, a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the board of directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders, except that the president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death or his resignation or removal in the manner hereinafter provided. Any two or more offices, except president and vice president, may be held by the same person. In its discretion, the board of directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 5.02. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the board of directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his resignation to the board of directors, the chairman or either co-chairman of the board, as applicable, the president or the secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 5.03.  VACANCIES. A vacancy in any office may be filled by the board of directors or, to the extent permitted in Section 5.01, the president for the balance of the term.

Section 5.04.  CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the board of directors, and for the management of the business and affairs of the Corporation. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

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Section 5.05.  CHIEF OPERATING OFFICER. The board of directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the board of directors or the chief executive officer.

Section 5.06.  CHIEF FINANCIAL OFFICER. The board of directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the board of directors or the chief executive officer.

Section 5.07. CHAIRMAN OR CO-CHAIRMEN OF THE BOARD.

(a)       The board of directors may designate a chairman or co-chairmen of the board. The chairman or co-chairmen of the board, as applicable, shall preside over the meetings of the board of directors and, unless the board of directors designates another officer to so preside, meetings of the stockholders at which he or they shall be present. The chairman or co-chairman of the board, as applicable, shall perform such other duties as may be assigned to him or them by the board of directors.

(b)       Unless and until a Chairman Right Termination Event occurs, Jeffrey S. Edison shall serve as the chairman of the board of directors until the third (3rd) anniversary of [date of bylaw amendment], 2017. “Chairman Right Termination Event” shall mean any of (i) the death or total physical disability of Jeffrey S. Edison or the entry by a court of competent jurisdiction adjudicating Jeffrey S. Edison incompetent to manage his person or his estate, (ii) Jeffrey S. Edison’s termination for “Cause” as defined in that certain [Executive Severance Agreement, dated [ ● ], by and between Jeffrey S. Edison and [ ● ]], (iii) Jeffrey S. Edison has sold, pledged, donated, gifted or otherwise transferred more than thirty-five percent (35%) in the aggregate of the OP Units of Phillips Edison Grocery Center Operating Partnership I, L.P. (and any shares of the Corporation’s common stock he receives in exchange therefor) that he beneficially owned as of [date of closing], 2017 (other than to his affiliates; provided, however, that beneficial ownership of the OP Units continues to be held by Jeffrey S. Edison, his family or estate-planning entities controlled by Jeffrey S. Edison), (iv) the listing of shares of the Corporation’s common stock on a national securities exchange, or (v) Jeffrey S. Edison no longer serves as a member of the board of directors.

(c)       Notwithstanding Article XIII or any other provision of these bylaws, Section 5.07 of these bylaws may not be amended, altered, repealed or replaced for so long as Jeffrey S. Edison remains a member of the board of directors of the Corporation without the affirmative vote of Jeffrey S. Edison.

Section 5.08. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the board of directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

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Section 5.09.  VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or the board of directors. The board of directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.

Section 5.10.  SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the board of directors and committees of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or the board of directors.

Section 5.11.  TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. In the absence of a designation of a chief financial officer by the board of directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and board of directors, at the regular meetings of the board of directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 5.12.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the board of directors.

Section 5.13.  COMPENSATION. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director.

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ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.01. CONTRACTS. The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the board of directors and executed by an authorized person.

Section 6.02. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the board of directors.

Section 6.03. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation as the board of directors, the chief executive officer, the chief financial officer or any other officer designated by the board of directors may determine.

ARTICLE VII

STOCK

Section 7.01. CERTIFICATES. Unless otherwise provided by the board of directors, the Corporation shall not issue stock certificates. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the board of directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is uncertificated, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the board of directors and then only upon written request by such stockholder to the secretary of the Corporation.

Section 7.02. TRANSFERS; REGISTERED STOCKHOLDERS. Transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his attorney, in such manner as the board of directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the board of directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

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Section 7.03. REPLACEMENT CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following requirements:

(a)       Claim. The registered owner makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, stolen or mutilated;

(b)       Timely Request. The registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)       Bond. Unless otherwise determined by an officer of the Corporation, the registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)       Other Requirements. The registered owner satisfies any other reasonable requirements imposed by the board of directors.

When a certificate has been lost, destroyed, stolen or mutilated and the stockholder of record fails to notify the Corporation within a reasonable time after he has notice of it, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate. In addition, if the shares represented by the certificate have ceased to be certificated, no new certificate shall be issued unless requested in writing by the stockholder of record and the board of directors has determined that such certificates may be issued.

Section 7.04. FIXING OF RECORD DATE. The board of directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken).

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When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 7.05. STOCK LEDGER. The Corporation shall maintain at one or more of its principal offices or at the office of its counsel, accountants, or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 7.06. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Corporation may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as the board of directors may determine. Notwithstanding any other provision of the Charter or these bylaws, the board of directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the board of directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The board of directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 9.01. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the board of directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 9.02. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the board of directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the board of directors shall determine, and the board of directors may modify or abolish any such reserve.

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ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the board of directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 11.01. SEAL. The board of directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 11.02. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place “[SEAL]” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII

AMENDMENT OF BYLAWS

Subject to Section 5.07(c), the board of directors shall have the exclusive power to adopt, alter or repeal any provision of these bylaws and to make new bylaws.

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Annex F
Form of License Agreement

FORM OF LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) dated as of ____________, 2017, (the “Effective Date”) is entered into by and between PECO Real Estate Partners (“Licensee”) and Phillips Edison Grocery Center Operating Partnership I, L.P. (“Licensor”). Licensee and Licensor shall each be referred to as a “Party” and collectively the “Parties”.

WHEREAS, pursuant to that certain Contribution Agreement, dated as of May 18, 2017 (the “Signing Date”) (such agreement, the “Contribution Agreement”), by and among the Contributors listed on Exhibit A thereto (each, a “Contributor”), Licensor, Jeffrey S. Edison, and the other parties set forth therein, each Contributor transferred substantially all of their respective assets to Licensor;

WHEREAS, pursuant to the terms of the Contribution Agreement, Contributors agreed to transferred and assigned to Licensor any right, title and interest that Contributors may have in and to the name “PECO” (the “Licensed Name”), subject to Licensor agreeing to grant a royalty-free, fully-paid up, perpetual license in the Licensed Name back to Licensee hereunder;

WHEREAS, Licensee has been using the Licensed Name in connection with the operation of its business prior to the Effective Date;

WHEREAS, in connection with such assignment of the Licensed Name as contemplated in the Contribution Agreement, Licensor agreed to grant to Licensee the right to use the Licensed Name as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.                  License Grant. Licensor, on behalf of itself and any of its affiliates that may have any rights in and to the Licensed Names, hereby grants to Licensee a perpetual, non-exclusive, non-transferable (except as permitted in Section 5(d)), non-assignable (except as permitted in Section 5(d)), non-sublicensable, royalty-free, fully paid up, worldwide, irrevocable limited right and license to use, reproduce and commercially exploit the Licensed Name in connection with the operation of its business (e.g., in its corporate names, marketing and promotional materials, websites, domain names, social media pages, stationery, and similar uses) (the “Licensed Use”).

2.                  Protection and Ownership of Licensed Name Uses.

(a)               Licensee acknowledges that certain goodwill and reputation may be associated with the Licensed Name and agrees to use the Licensed Name only in a manner that maintains and promotes such goodwill and reputation, which use otherwise shall be a material breach of this Agreement. Licensee shall cooperate with Licensor in facilitating the Licensor’s control of the nature and quality of the products and other uses of the Licensed Name, provided however that Licensor agrees that Licensee shall not require Licensor’s approval to use the Licensed Name for the Licensed Use in a manner that is materially consistent with how Licensee was using the Licensed Name immediately prior to the Signing Date. Further, Licensee agrees that any use of the Licensed Name in a manner that materially deviates from how such Licensed Name was used by Licensee immediately prior to the Signing Date will require the prior written approval of Licensor, not to be unreasonably conditioned, delayed or withheld.

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 (b)               Subject to Section 2(c) below, Licensor shall, at its cost and expense, take all actions reasonably necessary to police, protect and maintain any rights it or its affiliates may have in and to the Licensed Name. Licensees agree to reasonably cooperate with Licensor, at Licensor’s costs and expense, for purposes of securing and preserving Licensor’s or its affiliates’ rights in and the Licensed Name.

(c)               In the event that Licensor or its affiliates wish to abandon or cease using the Licensed Name, Licensor shall first provide 60 days’ written notice to Licensee before commencing such action (an “Abandonment Notice”). Thereafter, Licensee shall have the right to receive an assignment of such Licensed Name as the new owner, which right may be exercised in Licensee’s sole discretion upon written notice to Licensor sent within 60 days after Licensee’s receipt of the Abandonment Notice.

3.                  Term and Termination.

(a)               This Agreement shall commence as of the Effective Date and continue in perpetuity, except if terminated pursuant to Section 3(b) or 3(c) below.

(b)               Licensee will have the right to terminate this Agreement, for any reason or no reason, upon 30 days written notice to Licensor. Upon delivery of such written notice by Licensee to Licensor, all rights granted herein shall terminate.

(c)               Each Party will have the right to terminate this Agreement if the other Party is in material breach of this Agreement and such material breach has not been cured within thirty (30) days after written notice of such breach is received by the breaching Party.

(d)               The Parties rights and obligations under Sections 4 and 5 of this Agreement shall survive the termination of this Agreement.

4.                  LIMITATION OF LIABILITY. NO PARTY WILL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND WHETHER OR NOT SUCH DAMAGE IS CAUSED BY NEGLIGENCE OF THE OTHER PARTY.

5.                  Miscellaneous.

(a)               Independent Contractor. The Parties are and at all times shall be and remain independent contractors as to each other, and at no time shall either be deemed to be the agent or employee of the other. Nothing contained in this Agreement shall be deemed to constitute a single employer, joint employer, co-employer, alter-ego, agency, partnership, joint venture or similar relationship between the Parties. Further, neither Party will have the authority to, and will not, enter into any contract on behalf of the other Party or any of its affiliates, or commit them to any obligation.

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(b)               Interpretation. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All Exhibits attached hereto are hereby incorporated in and made a part of this Agreement. For all purposes of and under this Agreement, (i) the word “including” shall be deemed to be immediately followed by the words “without limitation”; (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa; (iii) words of one gender shall be deemed to include the other gender as the context requires; (iv) ”or” is not exclusive; and (v) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Annexes and Schedules hereto) and not to any particular term or provision of this Agreement, unless otherwise specified.

(c)               Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by overnight courier service and shall be deemed given when received as follows:

To Licensor:

Phillips Edison Grocery Center Operating Partnership I, L.P.

11501 Northlake Drive

Cincinnati, Ohio 45249

Attention: General Counsel

To Licensee:

PECO Real Estate Partners

1790 BONANZA DRIVE, SUITE 201

PARK CITY, UTAH 84060

Attention: Chief Operating Officer

(d)               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties hereunder and their respective legal representatives, heirs, successors and permitted assigns and delegates, and neither this Agreement nor any of the rights or obligations hereunder may be assigned by a Party without the other Party’s prior written consent, which consent will not be unreasonably conditioned, withheld or delayed, and provided further that failure by the non-assigning Party to provide a written response within five (5) business days from the date of receipt of a request from the other Party for consent to assign hereunder shall be deemed consent. Any attempted assignment in violation of this Agreement shall be null and void.

(e)               Counterparts. This Agreement may be executed in one or more counterparts, including electronically in Adobe Portable Document Format (.pdf), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

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(f)                Further Assurances. Each Party must do, sign, execute, deliver and otherwise ensure that each of its employees and agents does, signs, executes and delivers all Agreements, documents, instruments and acts reasonably required of it or them by notice from another party effectively, to carry out and give full effect to this Agreement and the rights and obligations of the parties under it.

(g)               Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective affiliates relating to the subject matter hereof. The Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and all Parties to this Agreement specifically acknowledge that no Party has any special relationship with another Party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller of services in an arm's-length transaction.

(h)               Amendments; Waiver. This Agreement may be amended, supplemented or modified in whole or in part if, but only if, such amendment, supplement or modification is in writing and is signed by each Party and specific reference to this Agreement is made in such writing. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Party or Parties against whom enforcement of any such waiver is sought and specific reference to this Agreement is made in such writing. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(i)                 Severability. If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any Party or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Parties or circumstances.

(j)                 Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and, if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(k)               Governing Law. THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

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(l)                 WAIVER OF TRIAL BY JURY.

(m)               EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

(n)               Remedies Cumulative. The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, and no single or partial exercise by a Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that Party may be entitled.

(o)               Further Assurances. If any further action is necessary, proper or desirable to carry out any purpose of this Agreement, then each Party hereto will take such further action (including the execution and delivery of further documents) as the other Party hereto reasonably requests to carry out such purpose. The foregoing will be at the expense of such requesting Party, except to the extent such requesting Party is entitled to indemnification therefor or to the extent this Agreement otherwise allocates such expense to the other Party.

[Remainder of page intentionally left blank;
Signatures on following pages]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.

LICENSOR

Phillips Edison Grocery Center Operating Partnership I, L.P.

By: Phillips Edison Grocery Center OP GP I LLC, its general partner

By: Phillips Edison Grocery Center REIT I, Inc., its sole member

By:
Name:
Title:

LICENSEE

PECO Real Estate Partners

By:
Name:
Title:

Annex G
Form of Escrow Agreement

FORM OF ESCROW AGREEMENT

This Escrow Agreement dated this ___ day of _________________, 2017 (the “Escrow Agreement”), is entered into by and among Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “OP”), and Jeffrey S. Edison, an individual, (the ”Contributors’ Representative” on behalf of the Contributors (as such term is defined in the Contribution Agreement)) and together with the OP, the “Parties,” and each individually, a “Party”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as escrow agent (the “Escrow Agent”).

RECITALS

A.       This Escrow Agreement is the Escrow Agreement referred to in that certain Contribution Agreement (the “Contribution Agreement”), dated as of May 18, 2017, by and among the OP, Phillips Edison Grocery Center REIT I, Inc., the Contributors listed on Exhibit A thereto and the Contributors’ Representative.

B.        The OP agrees to place in escrow the Escrowed Consideration and the Escrow Agent agrees to hold and distribute such Escrowed Consideration in accordance with the terms of this Escrow Agreement.

C.       Capitalized terms used in this Escrow Agreement, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Contribution Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE
ESCROW DEPOSIT

Section 1.1. Receipt of Escrowed Consideration. Upon execution hereof, the OP shall deliver to the Escrow Agent the amount of [ ● ] OP Units (the “Escrowed Consideration”).

Section 1.2. Disbursements.

(a)       The Escrow Agent shall hold the Escrowed Consideration in its possession until (i) instructed hereunder to deliver the Escrowed Consideration, or any specified portion thereof, in accordance with a written release notice executed jointly by an Authorized Representative (as defined below) of each the OP and the Contributors’ Representative directing the Escrow Agent as to payment of all or part of the Escrowed Consideration (a “Joint Instruction”), (ii) it receives an Order pursuant to clause (f) hereof directing the Escrow Agent to release the Escrowed Consideration in accordance with such Order or (iii) this Escrow Agreement is terminated pursuant to Section 1.6 hereof.

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(b)       No fractional shares of Escrowed Consideration shall be retained in or released from the Escrow Account pursuant to this Agreement.

(c)       Any amount disbursed or released in accordance with the terms hereof shall no longer be deemed a part of the Escrowed Consideration or otherwise be subject to the provisions of this Escrow Agreement.

(d)       The Escrow Agent shall promptly, but in any event within three (3) Business Days after receipt of a Joint Instruction, disburse all or part of the Escrowed Consideration from the Escrow Account in accordance with the transfer instructions set forth on Schedule I hereto or as otherwise specified in such Joint Instruction.

(e)       In the event that the Escrow Agent makes any disbursement to any other party pursuant to this Escrow Agreement and for any reason such disbursement (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, in each case pursuant to a final, non-appealable decision of any court of competent jurisdiction, then the recipient shall repay to the Escrow Agent upon written request the amount so disbursed to it.

(f)       If at any time either of the Parties receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of all or part of the Escrowed Consideration (an “Order”), then the receiving Party shall promptly deliver a copy of such Order to the other Party and the Escrow Agent and, upon receipt by the Escrow Agent of a copy of such Order, the Escrow Agent shall, on the third (3rd) Business Day following delivery of such notice to the applicable Party from the Escrow Agent of the Order, disburse to the OP and/or the Contributors’ Representative (on behalf of the Contributors), as applicable, part or all of the Escrowed Consideration in accordance with such Order.

(g)       The Escrow Agent shall comply with judgments or orders issued or process entered by any court with respect to the Escrowed Consideration, including without limitation any attachment, levy or garnishment, without any obligation to determine such court's jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

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(h)       The Escrow Agent shall furnish monthly statements to the Parties setting forth the activity in the Escrow Account.

Section 1.3. Income Tax Allocation and Reporting.

(a)       The Parties agree that, for tax reporting purposes, all income from or with respect to the Escrowed Consideration shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Contributors, whether or not such income was disbursed during such calendar year.

(b)       Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may reasonably request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any income earned on or with respect to the Escrowed Consideration.

(c)       The Parties, severally, and not jointly (i.e., 50% by the OP and 50% by the Contributors’ Representative on behalf of the Contributors) shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Consideration and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence, fraud or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.3(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

(d)       The Parties agree that the Escrow Agent will not be responsible for any tax reporting related to the Escrowed Consideration.

Section 1.4. Distributions. As between the Parties, for so long as any of the Escrowed Consideration is held by the Escrow Agent pursuant to the terms hereof, any ordinary distributions that may be paid in respect of such Escrowed Consideration shall be paid in accordance with that certain Third Amended and Restated Agreement of Limited Partnership of the OP, dated as of the date hereof, to the Contributors’ Representative (for further distribution to the Contributors).

Section 1.5. Voting. The Contributors’ Representative shall be entitled to exercise all voting rights with respect to the Escrowed Consideration.

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Section 1.6. Termination. Upon the disbursement of all of the Escrowed Consideration in accordance with Section 1.04 of the Contribution Agreement, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.3(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement (other than capitalized terms used herein but not defined herein to which meanings have been given in the Contribution Agreement), instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3. Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Authorized Representatives or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

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Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties, unless otherwise expressly provided herein.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification.

(a)       The Parties hereby agree, severally and not jointly (i.e. 50% by the OP and 50% by the Contributors’ Representative on behalf of the Contributors), to indemnify the Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other reasonable out-of-pocket expenses, fees or charges of any character or nature, including, without limitation, reasonable out-of-pocket outside attorney's fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent's gross negligence, fraud or willful misconduct. The terms of this paragraph shall survive termination of this Agreement.

(b)       The Parties agree that if any claim in accordance with Section 3.1(a) is caused by or through one of the Parties, such Party will indemnify the other Party for any liability of such other Party to the Escrow Agent.

Section 3.2. Limitation of Liability. the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the escrow agent’s gross negligence, fraud or willful misconduct or (ii) special, Indirect or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrowed Consideration and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

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Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the OP. The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof (other than as a result of the Escrow Agent’s gross negligence, fraud or willful misconduct), then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) calendar days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrowed Consideration until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrowed Consideration, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrowed Consideration, in which event the Escrow Agent shall be authorized to disburse the Escrowed Consideration in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrowed Consideration and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

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Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Escrowed Consideration; Compliance with Legal Orders. In the event that any Escrowed Consideration shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Consideration, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9 Compliance with Legal Orders. Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

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Section 3.10 Disagreements. In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of Escrow Agent.

Section 3.11 No Financial Obligation. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers and shall not be required to take any action (other than the actions expressly contemplated by this Escrow Agreement) which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 4
MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld); provided, that Contributors’ Representative may assign this Escrow Agreement without the prior written consent of Escrow Agent or any other Party to any Affiliate of Contributors’ Representative. The Contributors’ Representative will provide prior notice of any such assignment to the Escrow Agent and provide Know Your Customer documentation as needed.

Section 4.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrowed Consideration escheat by operation of law.

Section 4.3. Notices. All notices, account statements, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail, email or other electronic transmission or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five Business Days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

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If to the OP:

Phillips Edison Grocery Center Operating Partnership I, L.P.

11501 Northlake Drive

Cincinnati, Ohio 45249

Attention: Special Committee of the Board of Directors

With a copy, which shall not constitute notice, to:

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attention: Paul L. Choi

Facsimile: (312) 853-7036

E-mail: pchoi@sidley.com

If to the Contributors’ Representative:

Jeffrey S. Edison

222 South Main Street, Suite 1730

Salt Lake City, UT 84101

Facsimile: (801) 521-6952

E-mail: jedison@phillipsedison.com

With a copy, which shall not constitute notice, to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Julian Kleindorfer/Bradley A. Helms

Facsimile: (213) 891-8763

E-mail: julian.kleindorfer@lw.com / bradley.helms@lw.com

If to the Escrow Agent:

Wilmington Trust, National Association

650 Town Center Drive, Suite 600

Costa Mesa, CA 92626

Attn: Jane Snyder

Tel: (714) 384-4162

E-mail: jmsnyder@wilmingtontrust.com

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Section 4.4. Governing Law. This Escrow Agreement shall be governed by the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

Section 4.5. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrowed Consideration. As between the OP and the Contributors’ Representative, in the event of conflict between this Escrow Agreement and the Contribution Agreement, the Contribution Agreement shall prevail.

Section 4.6. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement. Except as otherwise expressly set forth herein, references to “Articles,” “Exhibits,” or “Sections” shall be to Articles, Exhibits or Sections of or to this Escrow Agreement.

Section 4.9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 4.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

Jeffrey S. Edison, as Contributors' Representative

By:
Name:
Title:

Phillips Edison Grocery Center Operating Partnership I, L.P., as the OP

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

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EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF the OP

Phillips Edison Grocery Center Operating Partnership I, L.P. (the “OP”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Exhibit A-1 is attached, on behalf of the OP.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Notice to Escrow Agent:

Email 1: __________________

Email 2: __________________

Email 3: __________________

COMPLETE BELOW TO UPDATE EXHIBIT A-1

If the OP wishes to update this Exhibit A-1, the OP must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-1 with such changes. Any updated Exhibit A-1 shall be effective once signed by the OP and Escrow Agent and shall entirely supersede and replace any prior Exhibit A-1 to this Agreement.

Phillips Edison Grocery Center Operating Partnership I, L.P.

By:_________________________

Name:

Title:

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:_________________________

Name:

Title:

Date:

OP Remittance Instructions:

EXHIBIT A-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF CONTRIBUTORS’ REPRESENTATIVE

Jeffrey S. Edison, as the Contributors’ Representative (the “Contributors’ Representative”) designates each of the following persons as its Authorized Representatives for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Agreement to which this Exhibit A-2 is attached, on behalf of the Contributors’ Representative.

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Order Notice to Escrow Agent:

Email 1: __________________

Email 2: __________________

Email 3: __________________

COMPLETE BELOW TO UPDATE EXHIBIT B-2

If the Contributors’ Representative wishes to update this Exhibit A-2, the Contributors’ Representative must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-2 with such changes. Any updated Exhibit A-2 shall be effective once signed by the Contributors’ Representative and Escrow Agent and shall entirely supersede and replace any prior Exhibit A-2 to this Agreement.

Contributors’ Representative

By:_________________________

Name: Jeffrey S. Edison

Title:

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:_________________________

Name:

Title:

Date:

Contributors’ Representative Remittance Instructions:

Exhibit C

Fees of Escrow Agent

Acceptance Fee:	$0

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s). Acceptance Fee payable at time of Escrow Agreement execution

Escrow Agent Administration Fee:	$2,500

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Out-of-Pocket Expenses:	Billed At Cost

Annex H
Form of Tax Protection Agreement

FORM OF TAX PROTECTION AGREEMENT

This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of [ ● ], 2017, by and among Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (the “REIT”), Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Operating Partnership”), and each Protected Partner identified as a signatory on Schedule I, as amended from time to time.

RECITALS

WHEREAS, the REIT is a real estate investment trust within the meaning of Section 856 of the Code;

WHEREAS, the REIT is the sole member of Phillips Edison Grocery Center OP GP I LLC, a Delaware limited liability company and general partner of the Operating Partnership, and a limited partner of the Operating Partnership;

WHEREAS, the REIT desires to cause the Operating Partnership to acquire a portfolio of properties currently owned, directly or indirectly, by certain entities, as set forth in the Contribution Agreement; and

WHEREAS, as a condition to engaging in the Contribution Transactions, and as an inducement to do so, the parties hereto are entering into this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

For purposes of this Agreement the following terms shall apply:

Section 1.1            “50% Termination” has the meaning set forth in the definition of “Tax Protection Period.”

Section 1.2            “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Section 1.3            “Allocation Shortfall” has the meaning set forth in Section 2.4(b).

Section 1.4            “Agreement” has the meaning set forth in the preamble.

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Section 1.5            “Approval of the Partners’ Representative” means the written approval of the Partners’ Representative with respect to any matter or transaction (for the avoidance of doubt, no vote in favor of any transaction by the Partners’ Representative or any of its Affiliates in its capacity as owner of shares of the REIT or OP Units shall constitute such approval).

Section 1.6            “Approved Liability” means:

(a)               A liability of the Operating Partnership (or of an entity whose separate existence from the Operating Partnership is disregarded for U.S. federal income tax purposes) with respect to which all of the following requirements are satisfied:

(i)                 the liability is secured by real property or other assets (the “Collateral”) owned directly by the Operating Partnership or by an entity whose separate existence from the Operating Partnership is disregarded for U.S. federal income tax purposes;

(ii)              on the date on which the Operating Partnership designated such liability as an Approved Liability, the outstanding principal amount (and any accrued and unpaid interest) of the liability and any other Approved Liabilities secured by such Collateral at such time was no more than 65% of the fair market value (as reasonably determined in good faith by the Operating Partnership) of the Collateral at such time, provided that if interest on such liability is “pay in kind” or otherwise not required to be paid (in cash) at least annually or if the documents evidencing such liability permit the borrower to borrow additional amounts that are secured by the Collateral, the outstanding principal amount of such liability shall include the maximum amount that could be so added to the principal amount of such liability without a default;

(iii)            no other Person has executed any guarantees with respect to such liability other than: (A) guarantees by the Protected Partners; (B) guarantees by Affiliates of the Operating Partnership, provided that each applicable Protected Partner indemnifies each such Affiliate against any liability of such Affiliate (to the extent such liability does not exceed such Protected Partner’s Required Liability Amount) arising solely from the existence or performance of such guarantee; and (C) non-recourse carve out guarantees (i.e., bad-boy guarantees);

(iv)             the Collateral does not provide security for another liability (other than another Approved Liability) that ranks senior to, or pari passu with, the liability described in clause (i) above; and

(v)               the liability is a Guarantee Permissible Liability.

For purposes of determining whether clause (ii) has been satisfied in situations where one or more potential Approved Liabilities are secured by more than one item of Collateral, the Operating Partnership shall allocate such liabilities among such items of Collateral in proportion to their relative fair market values (as reasonably determined in good faith by the Operating Partnership); or

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(b)               Any other indebtedness approved by the Partners’ Representative (or its successor or designee) in its sole and absolute discretion.

Section 1.7            “Closing Date” has the meaning assigned to it in the Contribution Agreement.

Section 1.8            “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.9            “Collateral” has the meaning set forth in the definition of “Approved Liability.”

Section 1.10        “Contribution Agreement” means the Contribution Agreement by and among the REIT, the Operating Partnership, PELP and certain other parties, dated as of May 18, 2017, pursuant to which the Operating Partnership will acquire, among other things, a portfolio of properties currently owned, directly or indirectly, by certain entities as set forth in such agreement.

Section 1.11        “Contribution Transactions” means the acquisition of a portfolio of properties pursuant to the Contribution Agreement.

Section 1.12        “Debt Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

Section 1.13        “Debt Notification Event” means, with respect to a Nonrecourse Liability or an Approved Liability, any transaction (a) in which such liability shall be refinanced, otherwise repaid, or guaranteed by any of the REIT, the Operating Partnership, or one or more of their Affiliates, or guaranteed by one or more partners of the Operating Partnership, or (b) that would otherwise result in any reduction in the amount of Nonrecourse Liabilities or Approved Liabilities allocated to a Protected Partner; in each case other than fixed scheduled payments of principal occurring prior to the maturity date of such liability.

Section 1.14        “DownREIT OP Units” has the meaning set forth in Section 3.2(a)(ii).

Section 1.15        “Exchange” has the meaning set forth in Section 2.1(b).

Section 1.16        “Fundamental Transaction” means, with respect to any entity, a merger, combination, consolidation or similar transaction (including a transfer of all or substantially all of the assets of such entity).

Section 1.17        “Fundamental Transaction Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

Section 1.18        “Gain Transaction” has the meaning set forth in Section 2.1(a).

Section 1.19        “Gross Up Amount” has the meaning set forth in definition of “Make Whole Amount.”

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Section 1.20        “Guarantee” has the meaning set forth in Section 2.4(b).

Section 1.21        “Guarantee Opportunity” has the meaning set forth in Section 2.4(b).

Section 1.22        “Guarantee Permissible Liability” means a liability with respect to which the lender permits a guarantee.

Section 1.23        “Make Whole Amount” means:

(a)               with respect to any Protected Partner that recognizes income or gain under Section 704(c) of the Code as a result of a Tax Protection Period Transfer, the sum of (i) the product of (A) the amount of income or gain recognized by such Protected Partner under Section 704(c) of the Code in respect of such Tax Protection Period Transfer (taking into account any adjustments under Section 743 of the Code to which such Protected Partner is entitled) multiplied by (B) the Make Whole Tax Rate, plus (ii) an amount equal to the combined U.S. federal and applicable state income taxes (calculated using the Make Whole Tax Rate) imposed on such Protected Partner as a result of the receipt by such Protected Partner of a payment under Section 2.2 (the “Gross Up Amount”);

(b)               with respect to any Protected Partner that recognizes income or gain as a result of a breach by the Operating Partnership of the provisions of Section 2.4 hereof, the sum of (i) the product of (A) the amount of income or gain recognized by such Protected Partner by reason of such breach, multiplied by (B) the Make Whole Tax Rate, plus (ii) an amount equal to the combined U.S. federal and applicable state income taxes (calculated using the Make Whole Tax Rate) imposed on such Protected Partner as a result of the receipt by such Protected Partner of a payment under Section 2.4 (the “Debt Gross Up Amount”); and

(c)               with respect to any Protected Partner that recognizes income or gain as a result of a Fundamental Transaction described in clause (ii) of Section 2.1(a) or as a result of the receipt of consideration payable pursuant to Section 3.5, the sum of (i) the product of (A) the amount of income or gain recognized by such Protected Partner in respect of such transaction, multiplied by (B) the Make Whole Tax Rate, plus (ii) an amount equal to the combined U.S. federal and applicable state income taxes (calculated using the Make Whole Tax Rate) imposed on such Protected Partner as a result of the receipt by such Protected Partner of a payment under Section 2.2 or Section 3.5, as applicable (the “Fundamental Transaction Gross Up Amount”).

For the avoidance of doubt, each Make Whole Amount shall be calculated pursuant to the formula set forth above, and the actual taxes or tax attributes of the Protected Partners shall not be taken into account. For purposes of calculating the amount of Section 704(c) gain that is allocated to a Protected Partner, (i) subject to clause (ii) below, any “reverse Section 704(c) gain” allocated to such Protected Partner pursuant to Treasury Regulations Section 1.704-3(a)(6) shall not be taken into account, provided, however, that (ii) if, as a result of adjustments to the Gross Asset Value (as defined in the OP Agreement) of the Protected Properties pursuant to clause (b) of the definition of Gross Asset Value as set forth in the OP Agreement, all or a portion of the gain recognized by the Operating Partnership that would have been Section 704(c) gain without regard to such adjustments becomes or is treated as “reverse Section 704(c) gain” or Section 704(b) gain under Section 704 of the Code, then such gain shall continue to be treated as Section 704(c) gain.

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Section 1.24        “Make Whole Tax Rate” means, with respect to a Protected Partner who is entitled to receive a payment under Section 2.2, Section 2.4 or Section 3.5, the highest combined statutory U.S. federal and state tax rate in respect of the income or gain that gave rise to such payment, taking into account the character of the income and gain in the hands of such Protected Partner, for the taxable year in which such gain or income is recognized.

Section 1.25        “Nonrecourse Liability” means a liability that is a “nonrecourse liability” for purposes of Section 752 of the Code and the Treasury Regulations thereunder and “qualified nonrecourse financing” as defined in Section 465(b)(6) of the Code.

Section 1.26        “OP Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.

Section 1.27        “OP Units” means common units of partnership interest in the Operating Partnership.

Section 1.28        “Operating Partnership” has the meaning set forth in the preamble.

Section 1.29        “Partners’ Representative” means any Person designated as the “Partners’ Representative” pursuant to Section 4.16(a).

Section 1.30        “Partners’ Representative Expenses” has the meaning set forth in Section 4.16(c).

Section 1.31        “Pass Through Entity” means an entity treated as a partnership, grantor trust, or S corporation for U.S. federal income tax purposes.

Section 1.32        “PELP” means Phillips Edison Limited Partnership, a Delaware limited partnership, or its permitted assigns.

Section 1.33        “Permitted Disposition” means a sale, exchange or other disposition of OP Units (a) by a Protected Partner: (i) to such Protected Partner’s children, spouse or issue; (ii) to a trust solely for the benefit of (A) such Protected Partner, (B) such Protected Partner’s children, spouse or issue, and/or (C) a spouse of any of such Protected Partner’s children; (iii) in the case of a trust which is a Protected Partner, solely to its beneficiaries, or any of them, whether current or remainder beneficiaries; (iv) to an inter vivos or testamentary trust of which such Protected Partner and/or the spouse or child of such Protected Partner is the trustee; (v) in the case of any partnership or limited liability company which is a Protected Partner, solely to its direct partners or members; and/or (vi) in the case of any corporation which is a Protected Partner, to its shareholders, and (b) by a party described in clauses (i), (ii), (iii) or (iv) to a partnership, limited liability company or corporation of which the only partners, members or shareholders, as applicable, are parties described in clauses (i), (ii), (iii) or (iv); provided, that for purposes of a 50% Termination (as defined in the definition of Tax Protection Period), such Protected Partner shall be treated as continuing to own any OP Units which were subject to a Permitted Disposition unless and until there has been a sale, exchange or other disposition of such OP Units by a permitted transferee which is not another Permitted Disposition.

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Section 1.34        “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

Section 1.35        “Protected Partner” means: (a)  each signatory on Schedule I attached hereto, as amended from time to time; (b) any Person who holds OP Units and who acquired such OP Units from another Protected Partner in a Permitted Disposition in which such Person’s adjusted basis in such OP Units, as determined for U.S. federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such OP Units; and (c) with respect to a Protected Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.2, Section 2.4 or Section 3.5, as applicable, with respect to such Protected Partner, any Person who (i) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (ii) is required to include all or a portion of the income of such Protected Partner in its own gross income.

Section 1.36        “Protected Property” means each property identified on Exhibit A hereto and each property and/or interest acquired in Exchange for a Protected Property as set forth in Section 2.1(b).

Section 1.37        “Public DownREIT” means a real estate investment trust (within the meaning of Section 856 of the Code) (a) that holds some, but not substantially all, of its assets through a single subsidiary operating partnership that is treated as a partnership for U.S. federal income tax purposes and (b) whose common equity interests are listed on the New York Stock Exchange or another national securities exchange.

Section 1.38        “Public UPREIT” means a real estate investment trust (within the meaning of Section 856 of the Code) (a) that holds all or substantially all of its assets through a single subsidiary operating partnership that is treated as a partnership for U.S. federal income tax purposes and (b) whose common equity interests are listed on the New York Stock Exchange or another national securities exchange.

Section 1.39        “Required Liability Amount” means, with respect to each Protected Partner, 142% of the amount of such Protected Partner’s actual “negative tax capital account” determined as of the Closing Date; provided however, that with respect to any OP Units that PELP distributes to its partners who are Protected Partners, such amount shall be determined as of the date of such distribution, taking into account such distribution; provided, further, that the aggregate Required Liability Amount for all Protected Partners shall be no greater than $160,000,000 (the “Required Liability Amount Cap”). A current estimate of the Required Liability Amount for each Protected Partner is set forth on Exhibit C hereto. In the event the aggregate Required Liability Amount for all Protected Partners exceeds the Required Liability Amount Cap, the Required Liability Amount for each Protected Partner shall be reduced proportionately based on the Protected Partners’ relative Required Liability Amounts, such that the aggregate Required Liability Amount for all Protected Partners shall not exceed the Required Liability Amount Cap.

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Section 1.40        “Required Liability Amount Cap” has the meaning set forth in the definition of “Required Liability Amount.”

Section 1.41        “REIT” has the meaning set forth in the preamble.

Section 1.42        “Section 2.4 Notice” has the meaning set forth in Section 2.4(c).

Section 1.43        “Tax Protection Period” means the period commencing on the Closing Date and ending on the tenth (10th) anniversary of the Closing Date; provided, however, that (a) such period shall end with respect to any Protected Partner (i) if such Person owns less than fifty percent (50%) of the OP Units received by the Protected Partner in the Contribution Transactions on the Closing Date, disregarding Permitted Dispositions (such an event, a “50% Termination”) or (ii) with respect to any OP Units acquired by such Protected Partner as a result of the death of another Protected Partner, if such death results in a step-up in the adjusted basis in such OP Units, and (b) such period shall end with respect to all Protected Partners other than Michael C. Phillips (and any Protected Partners to the extent they acquired OP Units from Michael C. Phillips) if there is a 50% Termination with respect to Jeffrey S. Edison and his affiliates.

Section 1.44        “Tax Protection Period Transfer” has the meaning set forth in Section 2.1(a).

Section 1.45        “Transfer” means any direct or indirect sale, exchange, transfer or other disposition, whether voluntary or involuntary.

Section 1.46        “Treasury Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE II

TAX MATTERS

Section 2.1            Taxable Transfers.

(a)               Unless the Operating Partnership receives the Approval of the Partners’ Representative with respect to a Tax Protection Period Transfer or an applicable Fundamental Transaction, during the Tax Protection Period, if the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest shall cause or permit or suffer to occur (i) any Transfer of all or any portion of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property) in a transaction that would result in the recognition of taxable income or gain by any Protected Partner under Section 704(c) of the Code (a “Tax Protection Period Transfer”), or (ii) any Fundamental Transaction with respect to the Operating Partnership that would result in the recognition of taxable income or gain by any Protected Partner (a “Gain Transaction”), then subject to ARTICLE III below, the Operating Partnership shall make a payment to each applicable Protected Partner as required under Section 2.2.

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(b)               Subject to ARTICLE III below, Section 2.1(a) shall not apply to any Tax Protection Period Transfer of a Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property) or any Fundamental Transaction with respect to the Operating Partnership, in each case in a transaction in which no income or gain is required to be recognized by a Protected Partner (an “Exchange”), including a transaction qualifying under Section 1031 or Section 721 (or any successor statutes) of the Code; provided, however, that any property and/or interests acquired by the Operating Partnership in any Exchange shall remain subject to the provisions of this ARTICLE II in place of the exchanged Protected Property for the remainder of the Tax Protection Period.

(c)               Any successor to the Operating Partnership must expressly assume the obligations of the Operating Partnership under this ARTICLE II as a condition to becoming a successor to the Operating Partnership.

Section 2.2            Indemnification for Taxable Transfers.

(a)               Subject to ARTICLE III below, in the event of a Tax Protection Period Transfer or Fundamental Transaction described in Section 2.1(a), the Operating Partnership shall pay an amount of cash equal to the estimated Make Whole Amount to each Protected Partner (i) in the case of a Tax Protection Period Transfer, no later than the thirteenth (13th) day after the end of the quarter in which such Tax Protection Period Transfer took place, and (ii) in the case of a Fundamental Transaction, within ten (10) business days after the closing of such Fundamental Transaction. If it is later determined that the true Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount applicable to such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within ten (10) business days after the date of such determination, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Protected Partner shall pay such excess to the Operating Partnership within ten (10) business days after the date of such determination, but only to the extent such excess was actually received by such Protected Partner.

(b)               For the avoidance of doubt, a vote in favor of a Tax Protection Period Transfer or Fundamental Transaction by a Protected Partner or the Partners’ Representative in its capacity as, or acting for, an owner of OP Units or shares of the REIT shall not constitute a waiver of such Protected Partner’s right to indemnification pursuant to this Section 2.2 as a result of such Tax Protection Period Transfer or Fundamental Transaction.

Section 2.3            Section 704(c) Methodology. The Operating Partnership shall use the traditional method (without curative allocations) as set forth in Treasury Regulations Section 1.704-3(b) with respect to the Protected Properties. A good faith estimate of the initial amount of Section 704(c) gain allocable to each Protected Property as of the Closing Date of the Contribution Transactions is set forth on Exhibit B hereto. The parties acknowledge that the initial amount of such Section 704(c) gain may be adjusted over time, including as required by Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

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Section 2.4            Nonrecourse Liability Maintenance and Debt Guarantee.

(a)               During the Tax Protection Period, the Operating Partnership shall: (i) use its commercially reasonable best efforts to maintain on a continuous basis an amount of Nonrecourse Liabilities that would be allocated to each Protected Partner under Treasury Regulations Section 1.752-3 and for purposes of Section 465(b)(6) of the Code at least equal to the Required Liability Amount with respect to such Protected Partner; (ii) allocate excess nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) in a manner that results in the greatest amount of excess nonrecourse liabilities being allocated to the Protected Partners; and (iii) provide the Partners’ Representative, promptly upon request, with a description of the nature and amount of any Approved Liabilities that are available to be guaranteed by the Protected Partners pursuant to Section 2.4(b) of this Agreement.

(b)               During the Tax Protection Period, in the event that the amount of Nonrecourse Liabilities allocated to any Protected Partner is, or is expected to be, less than the Required Liability Amount with respect to such Protected Partner (such shortfall, an “Allocation Shortfall”), the Operating Partnership shall provide such Protected Partner with (i) written notice of such Allocation Shortfall, which notice shall be provided no later than thirty (30) days prior to the occurrence of such Allocation Shortfall, and (ii) the opportunity to execute an enforceable guarantee (a “Guarantee”) on a form provided by the Partners’ Representative and approved by the Operating Partnership (which approval shall not be unreasonably withheld), of one or more Approved Liabilities in an amount up to such Allocation Shortfall (each such opportunity, a “Guarantee Opportunity”). The Guarantee provided by any Protected Partner shall not be subordinated (i.e., have relatively higher economic risk) to any other guarantees of the same debt covered by such Protected Partner’s Guarantee. The Operating Partnership shall have the discretion to identify the Approved Liability or Approved Liabilities that shall be made available for guarantee by each Protected Partner. Each Protected Partner that is a Pass Through Entity and its indirect owners may allocate the Guarantee Opportunity afforded to such Protected Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any debt subject to a Guarantee to the applicable Protected Partners without disclosure (relating to the avoidance of penalties), except to the extent that the Operating Partnership is required to do otherwise as a result of (i) a final determination to the contrary within the meaning of Section 1313(a) of the Code (or comparable applicable state law) or (ii) a change in applicable tax law after the date this Agreement is executed. Each Protected Partner shall bear the costs incurred by it in connection with the execution of any Guarantee to which it is a party. To the extent a Protected Partner executes a Guarantee, the Operating Partnership shall deliver a copy of such Guarantee to the applicable lender promptly after receiving such copy from the relevant Protected Partner.

(c)               During the Tax Protection Period, the Operating Partnership shall not allow a Debt Notification Event to occur unless the Operating Partnership provides at least thirty (30) days’ written notice (a “Section 2.4 Notice”) to each Protected Partner that may be affected thereby. The Section 2.4 Notice shall describe the Debt Notification Event and designate one or more Approved Liabilities that may be guaranteed by the Protected Partners pursuant to Section 2.4(b) of this Agreement. The Section 2.4 Notice shall be deemed to have been provided when delivered to the Protected Partner in accordance with Section 15.2 of the OP Agreement. Any Protected Partner that desires to execute a Guarantee following the receipt of a Section 2.4 Notice shall provide the Operating Partnership with notice thereof within ten (10) days after the date of the Section 2.4 Notice.

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(d)               If the Operating Partnership fails to comply with any provision of this Section 2.4 (and the Operating Partnership does not receive the Approval of the Partners’ Representative with respect to such failure), the Operating Partnership shall pay an amount of cash equal to the estimated Make Whole Amount to each Protected Partner no later than the thirteenth (13th) day after the end of the quarter in which in which such failure took place. If it is later determined that the true Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount applicable to such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within ten (10) business days after the date of such determination, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Protected Partner shall pay such excess to the Operating Partnership within ten (10) business days after the date of such determination, but only to the extent such excess was actually received by such Protected Partner.

ARTICLE III

Fundamental Transaction Matters

Section 3.1            Public UPREIT Surviving Company.

(a)               In the case of any Fundamental Transaction in which the REIT or the Operating Partnership is acquired by or merged with or into a Public UPREIT, each Protected Partner shall be provided with at least the following choices of consideration for each OP Unit held by such Protected Partner immediately prior to the transaction:

(i)                 the same consideration that is paid with respect to each share of the REIT’s common stock in the transaction in accordance with Section 11.2(c)(i) of the OP Agreement; and

(ii)              common units of partnership interest in the operating partnership of such Public UPREIT, with terms that are at least as favorable as the terms of the OP Units and otherwise in accordance with Section 11.2(c)(ii) of the OP Agreement.

(b)               For the avoidance of doubt, subject to compliance with the ongoing terms of this Agreement by the Public UPREIT, if the consideration choices described in Section 3.1(a) are offered to the Protected Partners and, in the case of clause (a)(ii) above, in a transaction that is not a Gain Transaction, the Operating Partnership shall not be required to pay any Make Whole Amount pursuant to Section 2.2 or Section 3.5, and no consent of OP Unit holders shall be required for the consummation of the Fundamental Transaction other than the consent described in Article 11 of the OP Agreement.

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Section 3.2            Public DownREIT Surviving Company.

(a)               In the case of any Fundamental Transaction in which the REIT or the Operating Partnership is acquired by or merged with or into a Public DownREIT, each Protected Partner shall be provided with at least the following choices of consideration for each OP Unit held by such Protected Partner immediately prior to the transaction:

(i)                 the same consideration that is paid with respect to each share of the REIT’s common stock in the transaction in accordance with Section 11.2(c)(i) of the OP Agreement; and

(ii)              common units of partnership interest in the operating partnership of such Public DownREIT (“DownREIT OP Units”), with terms that are at least as favorable as the terms of the OP Units and otherwise in accordance with Section 11.2(c)(ii) of the OP Agreement; provided that such partnership must (A) have and maintain at all times subordinate units of partnership interest (e.g., owned by the Public DownREIT) with a value equal to at least 100% of the value of the OP Units exchanged for DownREIT OP Units; and (B) not have at closing, or thereafter incur, debt (including debt-like preferred or senior units) that would, at the time incurred, cause such partnership to have aggregate leverage on a consolidated basis in excess of 65% of the fair market value of such partnership’s assets; provided, further, that no distribution may be made by such partnership with respect to such subordinate units of partnership interest to the extent the requirement described in clause (B) of the preceding proviso would not be met immediately after such distribution.

(b)               For the avoidance of doubt, subject to compliance with the ongoing terms of this Agreement by the Public DownREIT, if the consideration choices described in Section 3.2(a) are offered to the Protected Partners and, in the case of clause (a)(ii) above, in a transaction that is not a Gain Transaction, and the leverage and distribution limitations described in Section 3.2(a) are complied with, the Operating Partnership shall not be required to pay any Make Whole Amount pursuant to Section 2.2 or Section 3.5, and no consent of OP Unit holders shall be required for the consummation of the Fundamental Transaction other than the consent described in Article 11 of the OP Agreement.

Section 3.3            Other Surviving Company.

(a)               In the case of any Fundamental Transaction (1) in which the REIT or the Operating Partnership is acquired by or merged with or into an entity other than a Public UPREIT or Public DownREIT or (2) after which the REIT’s common stock will not be listed on the New York Stock Exchange or other national securities exchange, each Protected Partner shall be provided with at least the following choices of consideration for each OP Unit held by such Protected Partner immediately prior to the transaction:

(i)                 the same consideration that is paid with respect to each share of the REIT’s common stock in the transaction in accordance with Section 11.2(c)(i) of the OP Agreement;

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(ii)              common units in an acquiror partnership that initially acquires all or substantially all of the assets of the Operating Partnership with the following terms and conditions:

(A)             the Protected Partner(s) must receive common units based on a value per unit equal to the value of the consideration paid by the acquiror for each share of the REIT’s common stock;

(B)              the terms of such common units are at least as favorable as the terms of the OP Units and otherwise in accordance with Section 11.2(c)(ii) of the OP Agreement;

(C)              the acquiror partnership must (x) not have at closing, or thereafter incur, debt (including debt-like preferred or senior units) that would, at the time incurred, cause such partnership to have aggregate leverage on a consolidated basis in excess of 65% of the fair market value of such partnership’s assets, and (y) not make any distribution to the extent the leverage limitation described in clause (x) would not be met immediately after such distribution; and

(D)             until the second anniversary of the expiration of the Tax Protection Period, upon the earlier of (x) the fifth anniversary of the consummation of the relevant Fundamental Transaction or (y) the expiration of the Tax Protection Period, the holder must have a put right to the acquiror partnership for cash in an amount equal to the fair market value of such common units at the time of the exercise of the put right (without liquidity discount or minority interest discount); provided, however, that the exercise of such put right during the Tax Protection Period will not trigger the payment of any Make Whole Amount pursuant to Section 2.2 or Section 3.5, unless the acquiror partnership is in breach of the covenants set forth in clause (C) above, the Partners’ Representative provides to the acquiror partnership written notice of such breach, and such breach has not been cured within ten (10) days of the date of such notice; provided, further, that after the expiration of the Tax Protection Period, the exercise of such put right will not trigger any payment of any Make Whole Amount pursuant to Section 2.2 or Section 3.5; and

(iii)            preferred units in an acquiror partnership that initially acquires all or substantially all of the assets of the Operating Partnership with the following terms and conditions:

(A)          the liquidation preference of each preferred unit must be equal to the value of the consideration paid by the acquiror for each share of the REIT’s common stock;

(B)           the distribution rate on the preferred units will be set at market for the terms of the units and the acquiror partnership;

(C)           the partnership that issues the preferred units must (x) have and maintain at all times subordinate or common units with a value equal to at least 100% of the value of the OP Units exchanged for preferred units; (y) not have at closing, or thereafter incur, debt (including debt-like preferred or senior units) that would, at the time incurred, cause it to have aggregate leverage on a consolidated basis in excess of 65% of the fair market value of the issuing partnership’s assets; and (z) not make any distribution with respect to subordinate or common partnership interests to the extent the leverage limitation described in clause (y) would not be met immediately after such distribution; and

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(D)          until the second anniversary of the expiration of the Tax Protection Period, upon the earlier of (x) the fifth anniversary of the consummation of the relevant Fundamental Transaction or (y) the expiration of the Tax Protection Period, the holder must have a put right to the acquiror partnership for cash in an amount equal to the liquidation preference of such preferred units plus any accrued and unpaid distributions; provided, however, that the exercise of such put right during the Tax Protection Period will not trigger the payment of any Make Whole Amount pursuant to Section 2.2 or Section 3.5, unless the acquiror partnership is in breach of the covenants set forth in clause (C) above, the Partners’ Representative provides to the acquiror partnership written notice of such breach, and such breach has not been cured within ten (10) days of the date of such notice; provided, further, that after the expiration of the Tax Protection Period, the exercise of such put right will not trigger any payment of any Make Whole Amount pursuant to Section 2.2 or Section 3.5.

(b)               For the avoidance of doubt, subject to compliance with the ongoing terms of this Agreement by the surviving entities, if the consideration choices described in Section 3.3(a) are offered to the Protected Partners and, in the case of clauses (a)(ii) and (a)(iii) above, as applicable, in a transaction that is not a Gain Transaction, and the leverage and distribution limitations described in Section 3.3(a) are complied with, the Operating Partnership shall not be required to pay any Make Whole Amount pursuant to Section 2.2 or Section 3.5, and no consent of OP Unit holders shall be required for the consummation of the Fundamental Transaction other than the consent described in Article 11 of the OP Agreement.

Section 3.4            Continuation of Protections. If a Protected Partner elects to receive the units described in Section 3.1(a)(ii), Section 3.2(a)(ii), Section 3.3(a)(ii) or Section 3.3(a)(iii) with respect to a Fundamental Transaction, such Protected Holder shall be entitled to the continuation of the protections set forth in this Agreement with respect to the equity interests received in the acquiror partnership, including with respect to the covenants set forth in ARTICLE II and this ARTICLE III. Any successor to the Operating Partnership must expressly assume the obligations of the Operating Partnership under this ARTICLE III as a condition to becoming a successor to the Operating Partnership.

Section 3.5            Indemnification. During the Tax Protection Period, if a Protected Partner elects to receive the units described in Section 3.1(a)(ii), Section 3.2(a)(ii), Section 3.3(a)(ii) or Section 3.3(a)(iii) with respect to a Fundamental Transaction and thereafter the REIT, the Operating Partnership or their successors fail to comply with their equity, leverage or distribution obligations set forth in this ARTICLE III (after taking into account applicable cure periods set forth in this ARTICLE III) (and the Operating Partnership does not receive the Approval of the Partners’ Representative with respect to such failure), then to the extent any Protected Partner elects to, or is required to, receive the consideration payable with respect to the redemption, exchange or other liquidity rights relating to such units, the Operating Partnership shall pay, within ten (10) business days after the expiration of the applicable cure periods, to each Protected Partner an amount of cash equal to the estimated Make Whole Amount applicable to such transaction. If it is later determined that the true Make Whole Amount applicable to a Protected Partner exceeds the estimated Make Whole Amount applicable to such Protected Partner, then the Operating Partnership shall pay such excess to such Protected Partner within ten (10) business days after the date of such determination, and if such estimated Make Whole Amount exceeds the true Make Whole Amount, then such Protected Partner shall pay such excess to the Operating Partnership within ten (10) business days after the date of such determination, but only to the extent such excess was actually received by such Protected Partner. For the avoidance of doubt, a vote in favor of a Fundamental Transaction by a Protected Partner or the Partners’ Representative in its capacity as, or acting for, an owner of OP Units or shares of the REIT shall not constitute a waiver of such Protected Partner’s right to indemnification pursuant to this Section 3.5 as a result of such Fundamental Transaction.

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ARTICLE IV

GENERAL PROVISIONS

Section 4.1            Changes in Law; Voluntary Redemptions.

(a)               Notwithstanding any provision of this Agreement to the contrary, the Operating Partnership shall not be required to make an indemnification payment to a Protected Partner pursuant to this Agreement if such obligation arises solely as a result of a change in any provision of the Code, the Treasury Regulations or any other applicable tax law or any administrative or judicial interpretation thereof (and not, for example, as a result of any Tax Protection Period Transfer or Fundamental Transaction, or any change with respect to Operating Partnership liabilities allocated to any Protected Partner if such change is attributable to any act or omission by the Operating Partnership).

(b)               For the avoidance of doubt, a Protected Partner shall not be entitled to the protections set forth in ARTICLE II and ARTICLE III in the event of a full or partial redemption of the Protected Partner’s interest in the Operating Partnership pursuant to Section 15.1 of the OP Agreement; provided, however, that the foregoing limitation in this Section 4.1(b) shall not apply to such Protected Partner, and such Protected Partner shall be entitled to any Make Whole Amount payable to such Protected Partner in an amount determined under Section 3.5, in the event the REIT or the Operating Partnership engages in a Fundamental Transaction described in Section 3.1(a), Section 3.2(a) or Section 3.3(a) and either a Protected Partner is not offered the consideration described in such provisions, as applicable, or one or more compliance failures described in Section 3.5 occurs.

Section 4.2            Cooperation. The Operating Partnership and the Partners’ Representative agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance as is reasonably necessary to effectuate the provisions of this Agreement. In the event any change in any applicable provision of the Code, the Treasury Regulations or any other applicable tax law or any administrative or judicial interpretation thereof would result in the recognition of taxable income or gain by any Protected Partner, the parties shall reasonably cooperate to minimize or avoid any resulting tax on such Protected Partner. Prior to any anticipated change (or as soon as reasonably possible following any unanticipated change) in any applicable provision of the Code, the Treasury Regulations or any other applicable tax law or any administrative or judicial interpretation thereof, or the consummation of any spin-off transaction, reorganization transaction or other transaction that would affect the Operating Partnership and the Protected Partners, the parties shall cooperate in good faith to amend this Agreement as may be necessary or appropriate to preserve the intent and effect of this Agreement.

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Section 4.3            Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith) shall be governed by the dispute resolution provisions set forth in Section 11.11 of the Contribution Agreement.

Section 4.4            Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.

Section 4.5            Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 4.6            Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 4.7            Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 4.8            Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 4.9            Creditors. Other than as expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Operating Partnership.

Section 4.10        Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

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Section 4.11        Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 4.12        Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 4.13        Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.

Section 4.14        Entire Agreement; Coordination with OP Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto. The parties hereto agree that, to the extent of any conflict between the provisions of the OP Agreement and the provisions of this Agreement with respect to the rights, obligations or remedies of any such party under this Agreement, the provisions of this Agreement shall control.

Section 4.15        No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

Section 4.16        Partners’ Representative Matters.

(a)               The Protected Partners agree that it is desirable to designate a Person to act as the Partners’ Representative for purposes of this Agreement with all powers, authority, rights, privileges and protections set forth in this Agreement. Each Protected Partner hereby grants to PELP (which, as used in this Section 4.16, shall include any designee or successor of PELP) the full power and authority, on behalf of such Protected Partner, to appoint the Partners’ Representative in PELP’s sole and absolute discretion, and any such Person so chosen shall be deemed for all purposes under this Agreement or otherwise as having been designated by each such Protected Partner. PELP hereby designates Jeffrey S. Edison as the initial Partners’ Representative, and each Protected Partner acknowledges such designation. In the event the Partners’ Representative is unwilling or unable to continue to act as Partners’ Representative, PELP shall appoint his successor. Each successor Partners’ Representative shall have all of the power, authority, rights, privileges and protections conferred by this Agreement upon the initial Partners’ Representative, and the term “Partners’ Representative” shall include any interim or successor representative.

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(b)               The Partners’ Representative shall have, and each Protected Partner hereby grants to the Partners’ Representative, such power, authority, rights, privileges and protections as are necessary to carry out the functions assigned to it under this Agreement; provided, however that the Partners’ Representative shall have no obligation to act, except as expressly provided in this Agreement. Without limiting the generality of the foregoing, the Partners’ Representative shall have full power, authority and discretion to (i) submit any Approval of the Partners’ Representative with respect to the matters specified in this Agreement, (ii) estimate and determine the amounts of Partners’ Representative Expenses and to pay such Partners’ Representative Expenses in accordance with Section 4.16(c) and (iii) take any and all actions, or elect not to take actions, that it believes are necessary under or contemplated by this Agreement, irrespective of whether such actions or election not to take actions may result in disparate outcomes for each Protected Partner, it being expressly agreed by each Protected Partner that, when exercising its authority under this Agreement, the Partners’ Representative shall have no obligation to take into consideration the specific tax or other attributes of any single Protected Partner or group of Protected Partners, but may take into consideration only such facts, circumstances and considerations (including its own interests) as it determines in its sole and absolute discretion are relevant to such exercise of authority. All actions taken by the Partners’ Representative under this Agreement shall be binding on the Protected Partners and their respective successors and assigns as if expressly confirmed and ratified in writing by each of them. The parties hereto may rely upon any decision, act, consent or instruction of the Partners’ Representative as being the decision, act, consent or instruction of each of the Protected Partners.

(c)               From time to time, the Partners’ Representative shall be entitled to submit to PELP an estimate of any costs, fees and expenses incurred, or that may be in the future incurred, by the Partners’ Representative in connection with exercising its powers and performing its function hereunder in its capacity as the Partners’ Representative (the “Partners’ Representative Expenses”). PELP shall promptly pay to the Partners’ Representative and/or to such other persons (and in such amounts) as may be designated in writing to PELP by the Partners’ Representative, by wire transfer to an account or accounts designated by the Partners’ Representative to PELP in writing, of immediately available funds in the amount of such Partners’ Representative Expenses.

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(d)               Each Protected Partner agrees that (i) this Agreement is not intended to, and does not, create or impose any fiduciary or other similar duty on the Partners’ Representative (or PELP in exercising its authority to designate the Partners’ Representative), (ii) such Protected Partner hereby disclaims and waives any and all duties owed to such Protected Partner by the Partners’ Representative (including those duties that, absent such waiver, may be implied by law), (iii) the only duties and obligations of the Partners’ Representative (in such capacity) to any Person are only as expressly set forth in this Agreement, (iv) actions taken (or elected not to be taken) by the Partners’ Representative that are consistent with the authority and discretion granted in this Agreement shall be deemed to satisfy any covenant or good faith and/or fair dealing implied by law, (v) the Partners’ Representative shall have no liability to such Protected Partner or any other party hereto with respect to actions taken or omitted to be taken in its capacity as the Partners’ Representative that are consistent with the grant of authority made under this Agreement, (vi) the Partners’ Representative shall at all times be entitled to rely on any directions received from the Protected Partners or any other party hereto; provided, however, that the Partners’ Representative shall not be required to follow any such direction, (vii) the Partners’ Representative shall have no liability for any actions (or elections not to act) taken under this Agreement, and shall be indemnified by the Protected Partners for and shall be held harmless against any loss, liability or expense incurred by the Partners’ Representative relating to the Partners’ Representative’s conduct as Partners’ Representative, in each case, other than losses, liabilities or expenses resulting from the bad faith or fraud of the Partners’ Representative resulting in material harm to the Protected Partners as a whole, it being agreed that such exculpation indemnification shall survive the termination of this Agreement, (viii) the Partners’ Representative shall be entitled to engage counsel, experts, accountants and advisors as it shall deem necessary in connection with exercising its powers and performing its function hereunder and shall be entitled to rely conclusively on the opinions and advice of such Persons and shall have no liability for any actions (or elections not to act) taken after consultation with such counsel, experts, accountants and/or advisors and (ix) such Protected Partner expressly disclaims any right to bring any legal or regulatory action, and agrees for itself and its successors and assigns that such Protected Partner will not bring any such legal or regulatory action against, any representative, member, shareholder, employee, partner, affiliate, controller, officer or other agent of the Partners’ Representative.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REIT:

PHILLIPS EDISON GROCERY CENTER REIT I, INC., a Maryland corporation

By:
Name:
Title:

OPERATING PARTNERSHIP

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership

By:	PHILLIPS EDISON GROCERY CENTER OP GP I LLC, a Delaware limited liability company, its general partner

	By:	PHILLIPS EDISON GROCERY CENTER REIT I, INC., a Maryland corporation, its sole member

By:
Name:
Title:

Signature Page to Tax Protection Agreement

PROTECTED PARTNERS LISTED ON SCHEDULE I HERETO:

By:	PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership As attorney-in-fact acting on behalf of the Protected Partners named on Schedule I hereto

By:
Name:
Title:

Signature Page to Tax Protection Agreement

SCHEDULE I

PROTECTED PARTNERS

[Attached]

I-1

EXHIBIT A

PROTECTED PROPERTIES

[Attached]

A-1

EXHIBIT B

ESTIMATED ALLOCATIONS OF SECTION 704(c) GAIN

[Attached]

B-1

EXHIBIT C

ESTIMATED REQUIRED LIABILITY AMOUNT

[Attached]

C-1

Annex I
Lazard Opinion

May 18, 2017

Special Committee of the Board of Directors (the “Special Committee”)

Phillips Edison Grocery Center REIT I, Inc.

11501 Northlake Drive

Cincinnati, OH 45249

Dear Members of the Special Committee:

We understand that Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (“PEGC I”), proposes to enter into a Contribution Agreement (the “Agreement”) by and among the Contributors (as defined in the Agreement) listed on Exhibit A to the Agreement, PEGC I, Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (“PEGC I OP”), and Jeffrey S. Edison, an individual, as the Contributors’ Representative (as defined in the Agreement), pursuant to which PEGC I will acquire the Contributed Businesses (as defined in the Agreement) (the “Transaction”). Pursuant to the Agreement, the Contributors will contribute all of the issued and outstanding equity interests of the Contributed Companies (as defined in the Agreement) set forth in Exhibit A to the Agreement, directly or indirectly, to PEGC I OP in exchange for (a) the Closing Consideration, consisting of (i) the OP Unit Consideration (as defined in the Agreement) and (ii) the Cash Consideration (as defined in the Agreement), in each case, subject to certain adjustments as more fully described in the Agreement, and (b) the Contingent Consideration (as defined in the Agreement), if any (collectively, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to PEGC I of the Consideration to be paid by PEGC I OP in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft, dated May 17, 2017, of the Agreement;

(ii)	Reviewed certain historical business and financial information relating to the Contributed Companies, the Contributed Businesses, PEGC I and PEGC I OP;

(iii)	Reviewed various financial forecasts and other data relating to the Contributed Companies and the Contributed Businesses provided to us by management of the Contributors, as management of the Contributors, as directed and approved for our use by the Special Committee (the “Contributed Businesses Forecasts”);

(iv)	Reviewed various financial forecasts and other data relating to the businesses of PEGC I and PEGC I OP provided to us by management of the Contributors, as management for PEGC I and PEGC I OP, as directed and approved for our use by the Special Committee (the “PEGC I Forecasts”);

(v)	Reviewed the projected synergies, cost savings (including the projected cost savings to PEGC I and PEGC I OP resulting from the elimination of the existing management arrangements between PEGC I, PEGC I OP and an affiliate of the Contributors) and other benefits, including the amount and timing thereof, anticipated by management of the Contributors, as management of PEGC I and PEGC I OP, to be realized from the Transaction, as directed and approved for our use by the Special Committee (the “Synergies”);

(vi)	Reviewed the potential pro forma financial impact of the Transaction on PEGC I utilizing pro forma financial forecasts for PEGC I and PEGC I OP giving effect to the Transaction provided by management of the Contributors, as management of PEGC I and PEGC I OP and as management of the Contributors, respectively, as directed and approved for our use by the Special Committee (the “Pro Forma Projections,” together with the Contributed Businesses Forecasts, the PEGC I Forecasts and the Synergies, the “Forecasts”);

(vii)	Held discussions with members of management of the Contributors, as management of PEGC I and PEGC I OP, and as management of the Contributors, respectively, with respect to the businesses and prospects of the Contributed Companies, the Contributed Businesses, PEGC I and PEGC I OP, and with respect to the Synergies;

(viii)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the Contributed Companies, the Contributed Businesses, PEGC I and PEGC I OP; and

(ix)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Contributed Companies, the Contributed Businesses, PEGC I or PEGC I OP or concerning the solvency or fair value of the Contributed Companies, the Contributed Businesses, PEGC I or PEGC I OP, and we have not been furnished with any such valuation or appraisal and, at the direction of the Special Committee, we have assumed that there are no material undisclosed liabilities of or relating to the Contributed Companies or the Contributed Businesses for which appropriate reserves, indemnification or other provisions have not been made. With respect to the Forecasts utilized in our analyses, we have assumed, at the direction of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Contributed Companies, the Contributed Businesses, PEGC I and PEGC I OP, respectively. In addition, we have assumed, at the direction of the Special Committee, that the Forecasts will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based. At the direction of the Special Committee, for purposes of our analyses, we have assumed that, in the absence of the Transaction, PEGC I and PEGC I OP would continue to be managed by management of the Contributors under the terms of their existing management arrangements, and we assume no responsibility for such assumption. We have further assumed for purposes of our analyses, at the direction of the Special Committee, that the Cash Consideration will be paid entirely in cash, and that any restrictions on the Class B Units of PEGC I will be satisfied at or prior to the consummation of the Transaction and that such Class B Units will be converted into OP Units of PEGC I OP as more particularly set forth in the Agreement. Further, for purposes of our analysis of the Contingent Consideration and the targets set forth in the Agreement upon which payment of all or a portion of the Contingent Consideration is based, at the direction of the Special Committee, we have relied upon the judgments of management of the Contributors regarding the timing and likelihood of the achievement of such targets. We express no opinion regarding the likelihood that the targets upon which payment of all or a portion of the Contingent Consideration is based will be achieved or the timing thereof. We note that, in the absence of precedent transactions believed by us to be sufficiently relevant for purposes of evaluating the Transaction, we have not conducted precedent transactions analyses in connection with this opinion.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which securities of PEGC I, PEGC I OP or any affiliate thereof may trade at any time subsequent to the announcement of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which PEGC I or PEGC I OP might engage or the merits of the underlying decision by PEGC I and PEGC I OP to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Special Committee, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of PEGC I have advised us, and we have assumed, with the consent of the Special Committee, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We further have assumed, with the consent of the Special Committee, that adjustments (if any) to the Consideration will not be material in any respect to our analyses or opinion. We also have assumed, with the consent of the Special Committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on PEGC I, PEGC I OP, the Contributors, the Contributed Companies, the Contributed Businesses or the Transaction. We further have assumed, with the consent of the Special Committee, that, following the Transaction, PEGC I will continue its status as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Special Committee obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction, the Plan of Reorganization (as defined in the Agreement) contemplated by the Agreement, the allocation of the Consideration pursuant to, or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction or any of their affiliates, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for such services, a portion of which has previously been paid to Lazard, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the future may provide certain investment banking services to PEGC I and PEGC I OP and the Contributors and certain of their respective affiliates, for which we may receive compensation. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of PEGC I, PEGC I OP and certain of their respective affiliates and of certain affiliates of the Contributors for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of PEGC I, PEGC I OP, and certain of their respective affiliates, the Contributors and certain affiliates of the Contributors. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Special Committee (in its capacity as such) and our opinion is rendered to the Special Committee in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any holder of securities as to how such holder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by PEGC I OP in the Transaction is fair, from a financial point of view, to PEGC I.

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ Alan Riffkin
Alan Riffkin Managing Director

Annex J
Historical Combined Financials of PELP

Phillips Edison Limited Partnership

Combined Financial Statements as of December 31, 2016 and 2015, and for the Years Ended December 31, 2016, 2015, and 2014, and

Independent Auditors’ Report

PHILLIPS EDISON LIMITED PARTNERSHIP

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Phillips Edison Limited Partnership

Cincinnati, Ohio

We have audited the accompanying combined financial statements of Phillips Edison Limited Partnership (the “Company”), which is comprised of certain legal entities that hold real estate assets and operations, a real estate management company, and other related legal entities, as defined in Note 1 to the combined financial statements, all of which are under common ownership and common management, which comprise the combined balance sheets as of December 31, 2016 and 2015, and the related combined statements of operations and comprehensive income (loss), statements of deficit and cash flows for each of the three years in the period ended December 31, 2016 , and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the combined entities of Phillips Edison Limited Partnership as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

June 20, 2017

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2016 AND 2015

(In thousands)

	2016	2015
ASSETS
Investment in real estate:
Land and improvements	$187,064	$192,334
Building and improvements	419,847	446,795
Acquired intangible lease assets	2,164	—
Total investment in real estate assets	609,075	639,129
Accumulated depreciation and amortization	(244,125)	(261,884)
Investment in real estate, net	364,950	377,245
Cash and cash equivalents	13,520	10,912
Restricted cash	15,198	14,540
Accounts receivable, net	7,884	9,712
Accounts receivable - affiliates	11,516	8,607
Notes receivable - affiliates	19,574	8,064
Investment in affiliates	31,115	31,806
Other assets, net	27,377	31,114
Total assets	$491,134	$492,000

LIABILITIES AND DEFICIT
Liabilities:
Mortgages and loans payable, net	$493,724	$518,327
Deferred income	3,007	6,200
Acquired intangible lease liabilities, net	2,291	—
Accounts payable - affiliates	268	6
Accounts payable and other liabilities	47,577	37,899
Total liabilities	546,867	562,432

Deficit:
Accumulated other comprehensive income	664	664
Accumulated deficit	(57,092)	(71,193)
Total partnership deficit	(56,428)	(70,529)
Noncontrolling interests	695	97
Total deficit	(55,733)	(70,432)
Total liabilities and deficit	$491,134	$492,000

See notes to combined financial statements.

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014

(In thousands)

	2016	2015	2014
REVENUES:
Rental income	$68,768	$68,635	$66,997
Tenant recovery income	19,850	19,877	19,341
Fees and management income	75,190	51,297	73,569
Other property income	549	961	621
Total revenues	164,357	140,770	160,528
EXPENSES:
Property operating	36,781	33,992	28,041
Real estate taxes	11,160	11,077	10,859
General and administrative	37,837	52,618	34,131
Acquisition expenses	400	—	—
Impairment of real estate assets	4,044	—	697
Depreciation and amortization	28,389	30,219	30,012
Total expenses	118,611	127,906	103,740
OTHER:
Interest expense	(19,558)	(22,796)	(25,658)
Gain on disposition of properties	15,233	6,886	—
Loss on or impairment of investment in affiliates	(1,304)	(810)	(19,724)
Distribution income	344	1,254	15,123
Other income, net	1,313	191	995
Income (loss) before discontinued operations	41,774	(2,411)	27,524
DISCONTINUED OPERATIONS:
Gain on disposition of properties	—	—	5,369
Loss from operations	—	—	(207)
Net income (loss)	41,774	(2,411)	32,686
Net income attributable to noncontrolling interests	(550)	(242)	(315)
Net income (loss) attributable to partners	$41,224	$(2,653)	$32,371

COMPREHENSIVE INCOME (LOSS):
Net income (loss)	$41,774	$(2,411)	$32,686
Other comprehensive income:
Change in unrealized gain on investment	—	664	—
Comprehensive income (loss)	41,774	(1,747)	32,686
Comprehensive income attributable to noncontrolling interests	(550)	(242)	(315)
Comprehensive income (loss) attributable to partners	$41,224	$(1,989)	$32,371

See notes to combined financial statements.

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED STATEMENTS OF DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014

(In thousands)

	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Partnership Deficit	Noncontrolling Interests	Total Deficit
BALANCE — January 1, 2014	$—	$(71,960)	$(71,960)	$4,183	$(67,777)
Distributions	—	(18,549)	(18,549)	(4)	(18,553)
Redeemed partners	—	(12,055)	(12,055)	—	(12,055)
Acquisition of non-controlling interest	—	(437)	(437)	(154)	(591)
Net income	—	32,371	32,371	315	32,686
BALANCE — December 31, 2014	$—	$(70,630)	$(70,630)	$4,340	$(66,290)
Change in unrealized gain on investments	664	—	664	—	664
Equity-based compensation expense	—	22,385	22,385	—	22,385
Distributions	—	(20,518)	(20,518)	(4,262)	(24,780)
Acquisition of non-controlling interest	—	223	223	(223)	—
Net (loss) income	—	(2,653)	(2,653)	242	(2,411)
BALANCE — December 31, 2015	$664	$(71,193)	$(70,529)	$97	$(70,432)
Equity-based compensation expense	—	266	266	—	266
Distributions	—	(27,389)	(27,389)	(2)	(27,391)
Contribution from noncontrolling interest	—	—	—	50	50
Net income	—	41,224	41,224	550	41,774
BALANCE — December 31, 2016	$664	$(57,092)	$(56,428)	$695	$(55,733)

See notes to combined financial statements.

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

(In thousands)

	2016	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$41,774	$(2,411)	$32,686
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,608	29,424	29,124
Amortization of deferred financing expense	1,534	1,854	1,894
Gain on vesting of Class B units	—	—	(23,675)
Net gain on sale or disposal of real estate assets	(14,667)	(5,481)	(3,622)
Loss on write-off of unamortized tenant allowances, deferred financing expense, and capitalized leasing commissions	431	569	954
Impairment of real estate assets	4,044	—	697
Impairment of investment in affiliates	—	810	19,724
Equity-based compensation	266	22,385	—
Net loss in investment in affiliates	1,304	—	—
Straight-line rent	654	(177)	(172)
Other	43	—	(91)
Changes in operating assets and liabilities:
Accounts receivable, net	1,828	(1,131)	(1,098)
Accounts receivable - affiliates	(2,909)	(1,760)	(2,294)
Other assets, net	(3,533)	(1,325)	(6,382)
Accounts payable and other liabilities	3,157	(8,878)	13,444
Accounts payable - affiliates	262	(49)	55
Deferred income	(3,193)	1,517	2,070
Net cash provided by operating activities	59,603	35,347	63,314
CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate acquisitions	(10,175)	—	—
Capital expenditures	(21,088)	(17,696)	(18,196)
Net proceeds from sale or disposal of real estate assets	20,344	552	10,406
Change in restricted cash and investments	2,172	(2,615)	(1,146)
Change in investment in affiliates	(613)	2,033	3,971
Principal disbursements on notes receivable - affiliates	(11,510)	(3,779)	—
Principal receipts on notes receivable - affiliates	—	500	—
Net cash used in investing activities	(20,870)	(21,005)	(4,965)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in credit facility borrowings	31,002	—	2,278
Proceeds from mortgages and loans payable	330,000	81,545	74,151
Repayments of mortgages and loans payable	(373,753)	(79,228)	(106,360)
Distributions paid to partners	(19,553)	(20,518)	(18,549)
Redeemed partners	—	—	(12,055)
Payments of deferred financing costs	(3,784)	(438)	(1,028)
Other	(37)	(1,219)	(595)
Net cash used in financing activities	(36,125)	(19,858)	(62,158)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,608	(5,516)	(3,809)
CASH AND CASH EQUIVALENTS:
Beginning of year	10,912	16,428	20,237
End of year	$13,520	$10,912	$16,428

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016, 2015 AND 2014

(In thousands)

	2016	2015	2014
SUPPLEMENTAL CASH FLOW DISCLOSURE, INCLUDING NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for interest during the year	$18,032	$19,387	$23,856
Capital expenditures in accounts payable	1,129	2,444	2,211
Change in distributions payable	7,836	—	—
Settlement of debt through transfer of real estate assets	—	11,427	—
Distributions to noncontrolling interests through settlement of receivable	—	3,043	—
Receipt of vested shares of affiliate	—	3,440	—
Change in fair value of investment in affiliates	—	664	—
Like-kind exchanges of real estate
Proceeds from sale of real estate assets	20,204	—	—
Repayment of fees and related debt	(10,211)	—	—
Utilization of funds held for acquisitions	(7,163)	—	—
Net restricted cash activity — like-kind exchanges	$2,830	$—	$—

See notes to combined financial statements.

PHILLIPS EDISON LIMITED PARTNERSHIP

NOTES TO COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2016 AND 2015,

AND FOR THE YEARS ENDED DECEMBER 31, 2016, 2015, AND 2014

(Amounts in thousands)

1. ORGANIZATION

Phillips Edison Limited Partnership (“PELP” or the “Company”) is engaged in the business of acquiring, developing, redeveloping, owning, leasing, and managing neighborhood shopping centers. As of December 31, 2016, the Company had a portfolio of 80 shopping centers. The centers are primarily grocery-anchored, and the tenant base consists of national, regional, and local retailers. These centers are usually leased to tenants that provide consumers with convenient access to everyday necessity items, such as food and pharmacy items; therefore, the Company believes that the economic performance of these centers is less affected by downturns compared to other retail property types. The Company’s credit risk is concentrated in the retail industry.

2. BASIS OF PRESENTATION

For purposes of these financial statements, PELP does not represent a legal entity but rather a combination of certain legal entities that hold real estate assets and a real estate management company, along with other related legal entities, all of which are under common ownership and common management. Income from noncontrolling interests is allocated to outside shareholders based on ownership. The combined financial statements are prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As discussed in Note 5, the Company has presented certain operations on a discontinued basis. All intercompany balances and transactions have been eliminated in the combined financial statements. The combined financial statements of PELP include the financial position as of December 31, 2016 and 2015, and results of operations and cash flows for the years ended December 31, 2016, 2015, and 2014, of the following entities:

Entity Name
12 West Station LLC	Melbourne Station LLC
Aegis Realty Operating Partnership, LP and Subsidiaries	Miramar Station LLC(1)
Aegis Waterford, LLC	Monfort Heights Station Ltd.
Amelia Station LLC(2)	Monfort Heights Station II LLC
Ashland Junction LLC	Mountain Park Station LLC
Ashland Junction II LLC	Mountain View Station LLC
B. & O., Ltd.	New Market Station LP
Barclay/Aegis Limited Partnership	Nordan Station LP
Barnwell Station LLC	Northlake Station LLC
Belvedere Station LLC	Northside Station LLC
Birdneck Station LLC	Orchard Plaza Station LLC
Buckingham Station LLC	Page Station LLC
Cactus Station LLC	Palmetto Station LLC
Catawba Station LLC(1)	Park Place Station LLC
Cedar Hills - West LLC	Parkway Station LLC

Cell 2007-6 of Global Re SCC (Captive)	Parsons Village Station LLC
Centre Stage Station LLC	PECO II Inc.
Civic Center Station Ltd.	PECO-Griffin REIT Advisor LLC(4)
Commerce GP LLC	PECO Lassen, Inc.
Commerce Station LP	Phillips Edison & Co NTR LLC
Countryside Station LLC	Phillips Edison & Co NTR II LLC
Crossroads Asheboro Station LLC	Phillips Edison & Co NTR III LLC
Doubleday Station Member LLC	Phillips Edison & Company Shopping Center Opportunity Fund Managing Member LLC and Subsidiary
Dunlop Station LLC	Phillips Edison & Company, Ltd. and Subsidiaries
Dutch Square LLC(1)	Phillips Edison HoldCo LLC
Dutch Square II LLC	Phillips Edison Limited Partnership
East Pointe Station II LLC	Pipestone Station LLC
East Pointe Station LLC	Plaza of the Oaks Station LLC
Eastland Station LLC	Portland Station LLC
Edgecombe Station LLC	Powell Villa Station LLC
Edgewood Station LLC	Promenade Station LLC
Emporia Station LLC	Quail Valley Station LLC
Fairview Station LLC	Quincy Station LLC(1)
Forest Park Station LLC	Renton WA Walgreens
Gateway Station LLC	Rio Rancho Station LLC
Geist Station LLC	Riverplace Station LLC(4)
GlenEagles Station LLC	River Road - Northwest LLC
Goshen Station Ltd	Rolling Hills Station LLC
Governor’s Square Station LLC	Rt. 24 & Marketplace LLC
Greenwood Station LLC	SCB II Management CO.
Guadalupe Station LLC	Silver Rock Insurance, Inc.
Heritage Oaks Station L.P.	Smoketown & Veronica LLC
Hickory Station LLC	South Oaks Station LLC
High Point Village Station LLC	Southaven Station LLC(1)
Highland Fair Station LLC	Southgate Partners Limited Partnership
Hillside - West LLC	Stations West - Downtown, LLC
Jackson Junction Ltd.	Stations West - Shelley, LLC(1)
Jasper Station LLC	Stations West Developments LLC
Kokomo Station LLC(1)	Stations West-Saratoga, LLC
Lafayette Station LLC	Summerville Station LLC
Lake Stevens - Northwest LLC	The Phillips Edison Group LLC
Lakeside Center Station LLC(1)	Timberlake Station LLC
Lakeside Square Station LLC	Towne Crossing Station Limited Partnership
Landen Station LLC	Upper Deerfield Station LP
LaPlata IV LLC	Vaughns Station LLC
LaPlata North LLC	Village Mooresville Station LLC

LaPlata Plaza LLC	Western Square Station LLC
LaPlata South LLC	WG Station Holding Company LLC
Lassen Station L.P.	WG Station VI LLC
Lemon Bay Station LLC(2)	WG Station IX LLC
Lilburn Corners Ltd(3)	White Oaks Station LLC
Louisa Junction Ltd(1)	Willowbrook Commons LLC(4)
Marion Station LLC	Windsor Station LLC
Marketplace Station LLC	Winery Square Station L.P.
Mayfair Station LLC

(1)	Entities disposed in 2016.

(2)	Entities disposed in 2015.

(3)	Entities disposed in 2014.

(4)	Entities Acquired or established in 2016.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting periods. For example, significant estimates and assumptions have been made with respect to the useful lives of assets, recoverable amounts of receivables, deferred costs, and other fair value measurement assessments required for the preparation of the combined financial statements. Actual results could differ from those estimates.

Credit Risk — The Company operates in one industry, which includes the acquiring, developing, redeveloping, owning, leasing, and managing of real estate. No single tenant accounts for more than 10% of annualized base rent in any of the periods presented. Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of (1) cash and cash equivalent instruments, which are held at financial institutions of high credit quality, and (2) tenant receivables, whose credit risk is distributed among numerous tenants in different industries and across several geographical areas.

Investment in Real Estate — Real estate assets are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 5-7 years for furniture, fixtures, and equipment, 15 years for land improvements, and 30 years for buildings and building improvements. Tenant improvements are amortized over the shorter of the respective lease term or the expected useful life of the asset. Major replacements that extend the useful lives of the assets are capitalized, and maintenance and repair costs are expensed as incurred. For the years ended December 31, 2016, 2015, and 2014, depreciation expense was $21,415, $21,181, and $20,530, amortization expense was $6,227, $6,887, and $6,834, and the loss on write-off of unamortized assets was $747, $2,151, and $2,871, respectively. There was no capitalized interest for the years ended December 31, 2016, 2015, and 2014. Depreciation, amortization and the loss on write-off of unamortized assets related to 2014 discontinued operations was $169, $15, and $39, respectively.

Real estate assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable, or at least annually. In such an event, a comparison will be made of the projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. The Company recorded an impairment on real estate assets of $4,044 and $697 for the years ended December 31, 2016 and 2014. There was no impairment on real estate assets recorded in 2015.

The results of operations of acquired properties are included in the Company’s results of operations from their respective dates of acquisition. The Company assesses the acquisition-date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis and replacement cost) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant. Acquisition-related costs are expensed as incurred. The fair values of buildings and improvements are determined on an as-if-vacant basis. The estimated fair value of acquired in-place leases is the cost the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include leasing commissions, legal costs, and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company evaluates the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance, and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the weighted-average remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using interest rates that reflect the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining terms of the respective leases. The Company also considers fixed-rate renewal options in its calculation of the fair value of below-market leases and the periods over which such leases are amortized. If a tenant has a unilateral option to renew a below-market lease and the Company determines that the tenant has a financial incentive to exercise such option, the Company includes such an option in the calculation of the fair value of such lease and the period over which the lease is amortized.

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, management includes real estate taxes, insurance, other operating expenses, and estimates of lost rentals at market rates during the expected lease-up periods.

Cash and Cash Equivalents — The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. The cash and cash equivalent balances at one or more of the Company’s financial institutions exceeds the Federal Depository Insurance Corporation (FDIC) insurance coverage.

Restricted Cash and Investments — Restricted cash and investments primarily consists of cash restricted for the purposes of facilitating Internal Revenue Code §1031 tax-free exchanges (“§1031 exchanges” or “like-kind exchanges”), escrowed tenant improvement funds, real estate taxes, capital improvement funds, insurance premiums, other amounts required to be escrowed pursuant to loan agreements, and other investments.

Accounts Receivable, Net — The Company continuously monitors the collectability of its accounts receivable (billed and unbilled, including straight-line rent) from specific tenants and analyzes historical bad debts, customer creditworthiness, current economic trends, and changes in tenant payment terms when evaluating the adequacy of the allowance for bad debts. When tenants are in bankruptcy, the Company makes estimates of the expected recovery of pre- and post-petition claims. The period to resolve these claims can exceed one year. Management believes the allowance is adequate to absorb currently estimated bad debts. However, if the Company experiences bad debts in excess of the allowance management has established, its operating income would be reduced. Accounts receivable in the accompanying combined balance sheets are shown net of an allowance for doubtful accounts of $1,061 and $765 as of December 31, 2016 and 2015, respectively.

Investment in Affiliates — The Company accounts for its investments in Phillips Edison Grocery Center REIT I, Inc. (“NTR I”) and Phillips Edison Grocery Center REIT II, Inc. (“NTR II”) as available-for-sale securities. The investments in NTR I and NTR II are adjusted as their share prices are revalued. The Company’s cost basis for these investments as of December 31, 2016 and 2015 was $25,985. The balance in Accumulated Other Comprehensive Income was $664 as of December 31, 2016 and 2015, as a result of an increase in net asset value for NTR I in 2015. The fair value of these investments as of December 31, 2016 and 2015 was $26,649. All other affiliates the Company has investments in are accounted for under the equity method or the cost method of accounting (see Note 11) and their related income (loss) is recorded in Loss on or Impairment of Investment in Affiliates on the Company’s combined statements of operations and comprehensive income (loss).

On a periodic basis, the Company evaluates its investments in affiliates for impairment in accordance with Accounting Standards Codification (“ASC”) Topic 320, Investments – Debt and Equity Securities. The Company assesses whether there are any indicators that the value of its investments in affiliates may be impaired. An investment in an affiliate is considered impaired only if the Company determines that its estimated fair value is less than the net carrying value on an other-than-temporary basis. The Company considers various qualitative and quantitative factors to determine if there are indicators of impairment, including, but not limited to, significant deterioration in the operating performance of the investee, significant adverse changes in the operating environment, and losses on sale transactions with respect to underlying assets. The Company considers various qualitative factors to determine if a decrease in the value of its investment is other-than-temporary. These factors include the Company’s intent and ability to retain its investment in the entity as well as financial condition and long-term prospects of the entity. If the Company believes that the decline in the fair value of the investment is temporary, no impairment charge is recorded. If the analysis indicates that there is an other-than-temporary impairment related to the investment in a particular entity, the carrying value of the investment will be adjusted to an amount that reflects the estimated fair value of the investment (see Note 13).

Other Assets, Net — Other Assets, Net consists primarily of prepaid expenses, deposits, deferred financing costs related to the Company’s revolving credit facility, tenant allowance, and leasing costs, which are amortized using the straight-line method over the terms of the respective agreements (see Note 4).

ASU 2015-03, Interest - Imputation of Interest (Topic 835): Simplifying the Presentation of Debt Issuance Costs amended existing guidance to require the presentation of certain debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of a deferred charge. ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, provided guidance regarding the presentation and subsequent measurement of debt issuance costs related to line-of-credit arrangements. The Company adopted ASU 2015-03 and ASU 2015-15 on January 1, 2016, and retrospectively applied the guidance for all periods presented.

Deferred financing expenses are capitalized and amortized on a straight-line basis over the term of the related financing arrangement, which approximates the effective interest method. Certain unamortized debt issuance costs on the Company’s combined balance sheets as of December 31, 2015, were reclassified from Other Assets, Net to Mortgages and Loans Payable, Net. The adoption did not have an impact on the Company’s results of operations.

Revenue Recognition — The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner of the tenant improvements, for accounting purposes, determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner of the tenant improvements, for accounting purposes, then the leased asset is the finished space, and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If the Company concludes that it is not the owner of the tenant improvements (the lessee is the owner) for accounting purposes, then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. The Company considers a number of different factors in evaluating whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:

●	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

●	whether the tenant or landlord retains legal title to the improvements;

●	the uniqueness of the improvements;

●	the expected economic life of the tenant improvements relative to the length of the lease; and

●	who constructs or directs the construction of the improvements.

The Company recognizes rental income on a straight-line basis over the term of each lease, including those that include periodic and determinable adjustments to rent. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of Other Assets, Net. Due to the impact of the straight-line adjustments, rental income generally will be greater than the cash collected in the early years and will be less than the cash collected in the later years of a lease. The Company’s policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. Percentage revenues were $739, $499, and $443 for the years ended December 31, 2016, 2015, and 2014, respectively.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period in which the applicable expenses are incurred. The Company makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. The Company does not expect the actual results to materially differ from the estimated reimbursements.

The Company periodically reviews the collectability of outstanding receivables. Allowances will be taken for those balances that it deems to be uncollectible, including any amounts relating to straight-line rent receivables and/or receivables for recoverable expenses. For the years ended December 31, 2016, 2015, and 2014, $951, $722, and $44, respectively, was reserved for uncollectible amounts and is included as a component of Property Operating in the combined statements of operations and comprehensive income (loss). Of the $44 reserved for uncollectible amounts in 2014, $33 related to discontinued operations.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, collectability is reasonably assured, and the tenant is no longer occupying the property. Upon early lease termination, the Company provides for losses related to unrecovered tenant-specific assets as Depreciation and Amortization in the combined statements of operations and comprehensive income (loss).

Revenues from management, leasing, and other fees charged, based on the various management agreements executed, are recognized in the period in which the services have been provided and the earnings process is complete (see Note 13).

Gain on Disposition of Properties — The Company recognizes sales of assets only upon the closing of the transaction with the purchaser, and if the collectability of the sales price is reasonably assured, it is not obligated to perform any significant activities after the sale to earn the profit, it has received adequate initial investment from the purchaser, and other profit recognition criteria have been satisfied. The Company may defer recognition of gains in whole or in part until: (i) the profit is determinable, meaning that the collectability of the sales price is reasonably assured or the amount that will not be collectible can be estimated; and (ii) the earnings process is virtually complete, meaning that the Company is not obliged to perform any significant activities after the sale to earn the profit.

Fair Value Measurements — ASC 820, Fair Value Measurement (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement. Fair value is defined by ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

Level 3—Unobservable inputs, only used to the extent that observable inputs are not available, reflect the Company’s assumptions about the pricing of an asset or liability.

Income Tax — The Company is comprised of partnerships, limited liability companies, and subchapter S corporations, which file tax returns for which the partners/members and shareholders are responsible for their respective shares of entity income.

The Company’s captive insurance company, Silver Rock Insurance, Inc., which was formed in December of 2015, is a subchapter C corporation subject to federal income tax on income earned through its business activities. Income taxes have been provided for on the asset and liability method as required by GAAP. Under the asset and liability method, deferred income taxes are recognized for the temporary differences between the financial reporting basis and the tax basis of taxable assets and liabilities.

As of December 31, 2016 and 2015, the Company had net deferred tax assets of $270 and $492, respectively, comprised of differences between the basis of accounting for federal income tax reporting and GAAP reporting on insurance premium income, deductibility of loss reserves, and the amortization of organizational startup costs. In assessing whether the deferred tax assets are realizable, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Net deferred tax assets are included in Other Assets, Net on the accompanying combined balance sheets as of December 31, 2016 and 2015.

There are no permanent differences that would cause the 2016, 2015, and 2014 effective tax rate to differ from the U.S. statutory rate of 34%. As of December 31, 2016, 2015, and 2014, there were no significant uncertain tax positions.

Advertising — Costs related to advertising are expensed as incurred. The Company expensed $608, $567, and $542 for the years ended December 31, 2016, 2015, and 2014, respectively, which is included as a component of Property Operating in the combined statements of operations and comprehensive income (loss).

New Accounting Pronouncements — The following table provides a brief description of recent accounting pronouncements that could have a material effect on the Company’s financial statements:

Standard	Description	Date of Adoption	Effect on the Financial Statements or Other Significant Matters
ASU 2014-09, Revenue from Contracts with Customers	This update outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. ASU 2014-09 states that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” While ASU 2014-09 specifically references contracts with customers, it may apply to certain other transactions such as the sale of real estate or equipment. In 2015, the FASB provided for a one-year deferral of the effective date for ASU 2014-09, making it effective for annual reporting periods beginning after December 15, 2018.	January 1, 2019, except for Tenant Recovery Income, which will follow the adoption date of ASU 2016-02 on January 1, 2020

Our revenue-producing contracts are primarily leases that are not within the scope of this standard. As a result, we do not expect the adoption of this standard to have a material impact on our rental income. We continue to evaluate the effect of this standard on our other sources of revenue. These include fees and management income and reimbursement amounts we receive from tenants for operating expenses such as real estate taxes, insurance, and other common area maintenance. However, we currently do not believe the adoption of this standard will significantly affect the timing of the recognition of our fees and management income and reimbursement revenue. We currently plan to adopt this guidance on a modified retrospective basis.

ASU 2016-01, Financial Instruments	This update amends existing guidance by measuring equity securities, except those accounted for under the equity method or result in consolidation, at fair value with changes in fair value recognized through net income. It is effective for annual reporting periods beginning after December 15, 2018, but early adoption is permitted.	January 1, 2019	The Company is currently evaluating the impact the adoption of this standard will have on its combined financial statements.

ASU 2016-02, Leases (Topic 842)	This update amends existing guidance by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. It is effective for annual reporting periods beginning after December 15, 2019, but early adoption is permitted.	January 1, 2020	The Company is currently evaluating the impact the adoption of this standard will have on its combined financial statements. The Company has identified areas within its accounting policies it believes could be impacted by the new standard. The Company may have a change in presentation on its combined statement of operations with regards to Tenant Recovery Income, which includes reimbursement amounts it receives from tenants for operating expenses such as real estate taxes, insurance, and other common area maintenance. Additionally, this standard impacts the lessor’s ability to capitalize certain costs related to the leasing of vacant space.

ASU 2016-15, Statement of Cash Flows (Topic 230)	This update addresses the presentation of eight specific cash receipts and cash payments on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018, but early adoption is permitted.	January 1, 2018	The Company is currently evaluating the impact the adoption of this standard will have on its combined financial statements. Of the eight specific cash receipts and cash payments listed within this guidance, the Company believes only three would be applicable to its business as it stands currently: debt prepayment or debt extinguishment costs, proceeds from settlement of insurance claims, and distributions received from equity method investees. The Company will continue to evaluate the impact that adoption of the standard will have on its presentation of these and any other applicable cash receipts and cash payments.

ASU 2016-18, Statement of Cash Flows (Topic 230)	This update amends existing guidance in order to clarify the classification and presentation of restricted cash on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018, but early adoption is permitted.	January 1, 2018	Upon adoption, the Company will include amounts generally described as restricted cash within the beginning-of-period, change, and end-of-period total amounts on the statement of cash flows rather than within an activity on the statement of cash flows. The Company anticipates an early adoption as of January 1, 2018.

ASU 2017-01, Business Combinations (Topic 805)	This update amends existing guidance in order to clarify when an integrated set of assets and activities is considered a business. It is effective for annual reporting periods beginning after December 15, 2018, but early adoption is permitted.	January 1, 2017	On January 1, 2017, the Company adopted this standard. The Company expects that most of its acquisition activity will no longer be considered a business combination under the new guidance and will instead be classified as an asset acquisition. As a result, most acquisition-related expenses that would have been recorded on its combined statements of operations and comprehensive income (loss) as Acquisition Expense will be capitalized and amortized over the life of the related assets. This change is only applicable to acquisitions after January 1, 2017.

4. OTHER ASSETS, NET

The summary of Other Assets, Net as of December 31, 2016 and 2015, is as follows:

	2016	2015
Deferred leasing commissions and costs	$45,784	$42,354
Tenant allowances	12,254	12,953
Deferred financing costs(1)	1,005	4,965
Accumulated amortization(1)	(41,775)	(39,933)
Net long-term amortizable assets	17,268	20,339
Deferred rent receivable, net	6,668	7,587
Prepaid expenses	2,212	2,890
Deposits and miscellaneous receivables	1,229	298
Total	$27,377	$31,114

(1)	Due to the adoption of ASU 2015-03 and ASU 2015-15, $1,381 of unamortized debt issuance costs, net of $2,588 of accumulated amortization, on the Company’s combined balance sheets as of December 31, 2015, was reclassified from Other Assets, Net to Mortgages and Loans Payable, Net.

5. ACQUISITIONS AND DISPOSITIONS

Acquisitions — During the year ended December 31, 2016, the Company acquired two grocery-anchored shopping centers for a combined purchase price of approximately $16,740. During the year ended December 31, 2015, the Company did not have any acquisitions. The following tables present certain additional information regarding the Company’s property acquisitions in the aggregate.

For the year ended December 31, 2016, the Company allocated the purchase price of acquisitions to the fair value of the assets acquired and liabilities assumed as follows:

2016
Land and improvements	$6,194
Building and improvements	10,702
Acquired in-place leases	2,094
Acquired above-market leases	70
Acquired below-market leases	(2,320)
Total assets and lease liabilities acquired	$16,740

The weighted-average amortization periods for in-place, above-market, and below-market lease intangibles acquired during the year ended December 31, 2016, are as follows (in years):

2016
Acquired in-place leases	17
Acquired above-market leases	8
Acquired below-market leases	24

The amounts recognized for revenues, acquisition expenses, and net income recorded during the year of acquisition related to the operating activities of the Company’s acquisitions were as follows:

2016
Revenue	$606
Acquisition expenses	157
Net Income	17

Dispositions — During the year ended December 31, 2016, the Company completed the sale of nine operating properties and two non-operating properties (land). During the year ended December 31, 2015, the Company completed the sale of one non-operating property (land). During the year ended December 31, 2014, the Company completed the sale of one operating property and one non-operating property (land). The amounts recognized from the sale of these properties are as follows:

	2016	2015	2014
Operating properties
Net sales proceeds	$38,870	$—	$10,197
Gain on disposition, net(1)	13,075	—	5,369
Non-operating properties
Net sales proceeds	1,678	606	225
Gain on disposition(2)	588	197	222

(1)	The net gain on disposition of operating properties is recorded in Gain on Disposition of Properties and Impairment of Real Estate Assets on the combined statements of operations and comprehensive income (loss). For the year ended December 31, 2014, such gain is recorded in discontinued operations in the combined statements of operations and comprehensive income (loss).

(2)	The gain on disposition of non-operating properties is recorded in Other Income, Net on the combined statements of operations and comprehensive income (loss).

For the year ended December 31, 2015, the Company disposed of two operating properties by settling the outstanding mortgage loans secured by each property, conveying ownership of the property to the lender. The gain on disposal was included in Gain on Disposition of Properties in the combined statements of operations and comprehensive income (loss).

2015
Loan balance at time of settlement	$11,427
Net disposal costs	54
Gain on disposal of real estate assets	6,886

Like-Kind Exchanges — Of the nine operating properties sold in 2016, six were part of §1031 exchanges, which entails selling a property and reinvesting the proceeds in one or more properties that are similar in nature, character, or class within 180 days in order to defer the taxable gain on the sold property. As of December 31, 2016, proceeds from four of these properties remained open for future purchases. Subsequent to December 31, 2016, proceeds from three properties were applied to properties purchased in January 2017, and the one remaining property was removed from the §1031 exchange program.

Discontinued Operations — For the year ended December 31, 2014, discontinued operations included the income of the property sold in 2014. A summary of revenues and loss from operations included in discontinued operations is as follows:

2014
Total revenue	$460
Total expenses	(458)
Other expense	(209)
Loss from operations	$(207)

6. ACQUIRED INTANGIBLE LEASES

There were no acquired intangible leases recorded as of December 31, 2015 and 2014. Acquired intangible leases consisted of the following as of December 31, 2016:

2016
Acquired in-place leases	$2,094
Acquired above-market leases	70
Acquired intangible lease assets	2,164
Accumulated amortization	(43)
Acquired intangible lease assets, net	$2,121

Acquired below-market lease liabilities	$2,320
Accumulated amortization	(29)
Acquired intangible lease liabilities, net	$2,291

Summarized below is the amortization recorded on acquired intangible leases for the year ended December 31, 2016:

2016
In-place leases	$39
Above-market leases	4
Total intangible lease asset amortization	$43

Below-market lease liability amortization	$29

Estimated future amortization of the respective acquired intangible leases as of December 31, 2016, for each of the next five years is as follows:

	In-Place Leases	Above-Market Leases	Below-Market Leases
2017	$125	$9	$95
2018	125	9	95
2019	125	9	95
2020	125	9	95
2021	125	9	95

7. MORTGAGES AND LOANS PAYABLE

The following is a summary of the outstanding principal balances of the Company’s debt obligations as of December 31, 2016 and 2015:

	Interest Rate	2016	2015
Term loans due 2019(1)	2.77%-4.67%	$330,000	$47,000
Revolving credit facility(1)(2)	2.77%	44,791	24,000
Mortgages payable(3)	3.00%-7.21%	122,157	446,259
Note payable		—	2,651
Assumed market debt adjustments, net(4)		(174)	(202)
Deferred financing costs(5)		(3,050)	(1,381)
Total		$493,724	$518,327

(1)	As of December 31, 2016, the LIBOR portion of the interest rate on $315 million of the Company’s outstanding variable-rate debt was, effectively, capped at 2.5% by four interest rate cap agreements maturing in July 2018.

(2)	The gross borrowings under our revolving credit facility were $140 million and $8 million, and gross payments were $119 million and $18 million during the years ended December 31, 2016 and 2014, respectively. There was no net activity on our revolving credit facility during the year ended December 31, 2015.

(3)	Due to the non-recourse nature of the Company’s fixed-rate mortgages, the assets and liabilities of the related properties are neither available to pay the debts of the combined property-holding limited liability companies nor constitute obligations of such consolidated limited liability companies as of December 31, 2016.

(4)	Net of accumulated amortization of $255 and $226 as of December 31, 2016 and 2015, respectively.

(5)	Net of accumulated amortization of $2,210 and $2,588 as of December 31, 2016 and 2015, respectively. Deferred financing costs related to the revolving credit facility are recorded in Other Assets, Net, and were $726 and $514, as of December 31, 2016 and 2015, respectively, which is net of accumulated amortization of $279 and $4,450, respectively.

In March 2016, the Company entered into two loan agreements. The first loan agreement is for a secured senior credit facility in the amount of $420 million, of which $300 million is a term loan and $120 million is a revolving credit facility. The interest rate, currently LIBOR + 2.05%, on the secured credit facility is a variable rate based on the Company’s leverage ratio. This loan agreement is secured by equity interest in 61 properties. The second loan agreement is for an unsecured senior term loan credit facility in the amount of $30 million. The interest rate on the unsecured credit facility is variable, based on the prime rate, one-month LIBOR, or the federal funds rate. The maturity date for both agreements is March 9, 2019. As of December 31, 2016 and 2015, the weighted-average interest rate for all of the Company’s mortgages and loans payable was 3.46% and 3.75%, respectively.

The allocation of total debt between fixed- and variable-rate as well as between secured and unsecured, excluding market debt adjustments and deferred financing costs, as of December 31, 2016 and 2015, is summarized below:

	2016	2015
As to interest rate:
Fixed-rate debt	$122,157	$166,770
Variable-rate debt	374,791	353,140
Total	$496,948	$519,910
As to collateralization:
Unsecured debt	$30,000	$49,651
Secured debt	466,948	470,259
Total	$496,948	$519,910

Below is a listing of the Company’s maturity schedule with the respective principal payment obligations, excluding market debt adjustments and deferred financing costs:

	2017	2018	2019	2020	2021	Thereafter	Total
Term loans(1)	$—	$—	$330,000	$—	$—	$—	$330,000
Revolving credit facility(1)	—	—	44,791	—	—	—	44,791
Mortgages payable	42,686	1,942	3,939	2,055	2,170	69,365	122,157
Total maturing debt	$42,686	$1,942	$378,730	$2,055	$2,170	$69,365	$496,948

(1)	The unsecured and secured credit facilities have options to extend their maturities to 2020 and 2021, respectively. A maturity date extension for the unsecured credit facility requires the payment of an extension fee of 0.25% of the outstanding principal amount. The secured credit facility may extend for two twelve-month periods, requiring an extension fee of 0.15% of the outstanding principal amount for each extension.

8. LEASES

Approximate future rentals to be received under noncancelable operating leases, assuming no new or renegotiated leases or option extensions on lease agreements, are as follows:

Totals
2017	$65,376
2018	56,484
2019	47,518
2020	38,959
2021	29,405
Thereafter	106,252
Total	$343,994

9. COMMITMENTS

Leases — The Company leases office space, equipment, and land under long-term and short-term operating and capital leases. Total rental expense for long-term operating leases was $2,736, $2,263, and $1,829 for the years ended December 31, 2016, 2015, and 2014, respectively and is recorded in General and Administrative, or Property Operating for land leases, in the combined statements of operations and comprehensive income (loss). Minimum rental commitments under noncancelable operating and capital leases as of December 31, 2016, are as follows:

Totals
2017	$1,004
2018	843
2019	554
2020	115
2021	3
Thereafter	—
Total	$2,519

Commitments and Contingencies — The Company is subject to numerous federal, state, and local environmental laws and regulations. The Company believes that the ultimate disposition of currently known environmental matters will not have a material effect on financial position, liquidity, or operations; however, the Company can give no assurance that existing environmental studies with respect to the shopping centers have revealed all potential environmental liabilities; that any previous owner, occupant, or tenant did not create any material environmental condition not known to the Company; that the current environmental condition of the shopping centers will not be affected by tenants and occupants, by the condition of nearby properties, or by unrelated third parties; or that changes in applicable environmental laws and regulations or their interpretation will not result in additional environmental liability to the Company.

The Company is subject to legal and other claims incurred in the normal course of business. Based upon reviews and consultation with counsel of such matters known to exist, the Company does not believe that the ultimate outcome of these claims will materially affect the Company’s financial position or results of operations or cash flows.

10. DERIVATIVES AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives — The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposure to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and through the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of its known or expected cash receipts and its known or expected cash payments principally related to its investments and borrowings.

Derivatives Not Designated as Hedging Instruments — The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate caps or swaps as part of its interest rate risk management strategy. Interest rate caps effectively place a cap on the LIBOR portion of its interest rate, while interest rate swaps involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreement without exchange of the underlying notional amount. Derivatives not designated as hedges are not speculative and are used to manage the Company’s exposure to interest rate movements and other identified risks, but do not meet the strict hedge accounting requirements to be classified as hedging instruments. Changes in the fair value of these derivative instruments, as well as any payments, are recorded directly in Other Income, Net and resulted in a loss of $68 and a gain of $91 for the years ended December 31, 2016 and 2014, respectively. The Company was not a party to any derivative contracts for the year ended December 31, 2015.

The following is a summary of the Company’s interest rate caps that were not designated as cash flow hedges of interest rate risk as of December 31, 2016:

Count	Notional Amount	LIBOR Cap	Maturity Date
4	$315,000	2.5%	July 1, 2018

11. RELATED-PARTY TRANSACTIONS

Phillips Edison Grocery Center REIT I, Inc. — NTR I is a public non-traded real estate investment trust (“REIT”) formed in October 2009, co-sponsored by an affiliate of the Company. NTR I is required by the advisory and property management agreements to pay PELP subsidiaries certain fees related to acquiring, financing, and managing properties for NTR I.

During the year ended December 31, 2014, 2.0 million Class B shares of Phillips Edison Grocery Center Operating Partnership, L.P. (“NTR I OP”), a subsidiary of NTR I owned by a PELP subsidiary, vested as a result of NTR I meeting a market condition and a service condition defined in the limited partnership agreement of NTR I OP. As a result, PELP recognized $23,675 in asset management fee income during the year-ended December 31, 2014.

In October 2015, NTR I entered into an amended advisory agreement to revise its asset management fees to be paid 80% in cash and 20% in Class B units of the Operating Partnership. The cash portion is paid on a monthly basis in arrears, in the amount of 0.06667% multiplied by the cost of NTR I assets as of the last day of the preceding monthly period.

Phillips Edison Grocery Center REIT II, Inc. — NTR II is a public non-traded REIT formed in June 2013, co-sponsored by an affiliate of the Company. NTR II is required by the advisory and property management agreements to pay PELP subsidiaries certain fees related to acquiring, financing, and managing properties for NTR II.

In January 2016, NTR II entered into an amended advisory agreement to revise its asset management fee to be paid 80% in cash and 20% in Class B units of the Operating Partnership. The cash portion of the asset management fee is paid on a monthly basis in arrears at the rate of 0.06667% multiplied by the cost of NTR II assets as of the last day of the preceding monthly period.

Phillips Edison Grocery Center REIT III, Inc. — Phillips Edison Grocery Center REIT III, Inc. (“NTR III”) is a nonpublic corporation formed in April 2016, co-sponsored by an affiliate of the Company along with Griffin Capital Corporation (“Griffin Capital”). NTR III is required by the advisory and property management agreements to pay PELP subsidiaries certain fees related to acquiring, financing, and managing properties for NTR III.

In December 2016, PELP and NTR III entered into a bridge loan where PELP loaned NTR III $11,390, with an interest rate of LIBOR + 2.25%, maturing on May 31, 2017. The loan was secured with a mortgage on a property acquired by NTR III. In the first quarter of 2017, the loan maturity date was extended to December 31, 2018. In addition to the loan amount, NTR III owes PELP $12 of interest related to the loan, as well as $300 for the earnest money deposit paid on NTR III’s behalf for the property it acquired.

As of December 31, 2016, PELP had incurred $1,709 of organization and offering costs related to NTR III, all of which is recorded in Accounts Receivable - Affiliates on the combined balance sheets. PELP has agreed to only charge NTR III organization and offering costs of up to 1% of the amount NTR III has raised. As such, as of December 31, 2016, PELP has charged $39 to NTR III, and will charge the remaining $1,670 as NTR III continues to raise capital. Part of the receivable from NTR III includes an unpaid amount to Griffin Capital for offering costs of $266.

Phillips Edison Value Added Grocery Venture, LLC — Phillips Edison Value Added Grocery Venture, LLC (“Necessity Retail Partners”) was formed in March 2016 between (1) PE OP II Value Added Grocery, LLC, a wholly owned subsidiary of NTR II, (2) a limited partnership affiliated with TPG Real Estate, and (3) PECO Value Added Grocery Manager, LLC (“PECO Member”), a wholly owned subsidiary of PELP. Necessity Retail Partners is managed by the PECO Member and is required to pay certain fees to the PECO Member related to acquiring, financing, and managing properties for Necessity Retail Partners. Phillips Edison HoldCo LLC, a wholly owned subsidiary of PELP, is the guarantor for up to $50,000 of Necessity Retail Partners’ debt.

PECO Real Estate Partners and Affiliates — The following related parties are included in PECO Real Estate Partners (“PREP”) and Affiliates in the table below.

PECO Real Estate Partners — PREP is a real estate development company. The Company entered into a delayed draw note receivable with PREP in May 2015 for a balance up to $4,500. The loan terms call for seven draws from the Company to PREP in an amount of $500 each through August 4, 2015, and PREP may request up to two additional draws in an amount of no less than $500 each. The delayed draw commitment will expire on September 30, 2017, at which time it will convert into a term loan with a maturity date of December 15, 2017. The outstanding balance incurs interest at a rate of LIBOR + 5.65%, accrued daily. As of December 31, 2016 and 2015, the outstanding loan balance, including accrued interest, was $3,537 and $3,535, respectively.

Phillips Edison Strategic Investment Fund I LLC — Phillips Edison Strategic Investment Fund I LLC (“SIF I”) is a limited liability company formed in February 2007. The Company owns 6.90% of SIF I and 23% of PECO Strategic Investment Manager LLC, which manages the SIF I assets. SIF I made a liquidating cash distribution to the common shareholders in December 2013, subject to the retention of appropriate reserves for operating expenses and any contingent liabilities following the termination of the fund. In 2014, after the disposal of the two remaining operating real estate assets, the Company received additional distribution income. Subsequent to December 31, 2016, after SIF I disposed of a land parcel, the Company received its final distribution.

Phillips Edison Strategic Investment Fund II LLC — Phillips Edison Strategic Investment Fund II LLC (“SIF II”) is a limited liability company formed in October 2010. The Company owns 8.75% of SIF II and 24% of PECO Strategic Investment Manager II LLC, which manages the SIF II assets.

Phillips Edison Strategic Investment Fund III LP — Phillips Edison Strategic Investment Fund III LP (“SIF III”) is a limited partnership formed in October 2010. SIF III is managed by PECO Strategic Investment Fund GP III LLC.

PECO Net Lease Income Fund LLC — PECO Net Lease Income Fund LLC (“NLIF”) is a limited liability company that holds net leased assets. The Company owns a 1.26% interest in NLIF, and NLIF is also owned by other PELP partners.

Blue Sky Corporate Ranch — Blue Sky Corporate Ranch is a ranch that is owned by Mike Phillips and Jeff Edison. The Company entered into a note receivable with Blue Sky Corporate Ranch in 2014 in the amount of $5,262, which included $663 of accrued interest through November 30, 2014. The outstanding balance incurs interest at a rate of LIBOR + 5.5%. The terms of the note include payment of $500 due on December 1, 2014, and each year thereafter. The outstanding balance, including accrued interest, as of December 31, 2016 and 2015, was $4,684 and $4,564, respectively.

SCB Air, LLC and SCB Air II, LLC — SCBAir, LLC and SCBAir II, LLC are related-party entities that operate small airplanes. The total paid to SCBAir, LLC and SCBAir II, LLC for the years ended December 31, 2016, 2015, and 2014, was $1,668, $1,273, and $844, respectively, which is reflected in General and Administrative on the combined statements of operations and comprehensive income (loss).

Other Related Parties — The following related parties are included in other related parties in the table below.

Phillips Edison Shopping Center Fund III, L.P. — Phillips Edison Shopping Center Fund III, L.P. (“Fund III”) was organized as a partnership in August 2006 and discontinued operations in December 2015, with three years thereafter to complete its liquidation before it plans to terminate in December 2018. In October 2015, Fund III made a liquidating cash distribution to the common shareholders, subject to the retention of appropriate reserves for operating expenses and any contingent liabilities through December 2018. Fund III was required by the partnership agreement dated August 1, 2006, to pay PELP an asset management fee for asset management services. The final asset management fee paid was in September 2015.

Phillips Edison Shopping Center Fund IV REIT LLC — Phillips Edison Shopping Center Fund IV REIT LLC (“Fund IV”) was a limited liability company formed in December 2007 and discontinued operations in October 2014. In December 2014, Fund IV made a liquidating cash distribution to its common shareholders, subject to the retention of appropriate reserves for operating expenses and any contingent liabilities through its termination. In November 2016, Fund IV determined that all contingent liabilities and expenses had been settled, and accordingly made final distributions to its common shareholders. Fund IV was formally terminated on November 30, 2016.

Dutch Square Cinema LLC — Dutch Square Cinema LLC (“Dutch”), which operates a public cinema, was a related-party entity owned by 17 of PELP’s partners. It rented its facilities from a PELP subsidiary through December 29, 2016, at which point the subsidiary was sold to a non-related party. The rent paid by Dutch while it was a related-party entity for the years ended December 31, 2016, 2015, and 2014, was $945, $956, and $956, respectively.

Summarized below is the detail of the Company’s outstanding receivable balance from related parties as of December 31, 2016:

	2016	2015
NTR I	$4,213	$4,847
NTR II	2,442	1,579
NTR III	13,504	—
PREP and affiliates	9,271	8,805
SCB Air I & II	1,534	1,413
Necessity Retail Partners	126	—
Other related parties	—	27
Total	$31,090	$16,671

Summarized below is the detail of the Company’s investment in affiliates as of December 31, 2016:

	2016	2015
NTR I	$26,449	$26,449
NTR II	200	200
NTR III	700	—
PREP and affiliates	3,766	5,157
Total	$31,115	$31,806

Summarized below are the fees earned by and the expenses reimbursable to the Company from related parties for the year ended December 31, 2016:

	NTR I	NTR II	NTR III	PREP and Affiliates	Necessity Retail Partners	Total
Acquisition fees	$1,991	$4,281	$292	$—	$—	$6,564
Asset management fee (Class B unit distributions)	2,926	570	—	—	—	3,496
Asset management fees	16,353	8,536	12	—	140	25,041
Development/construction management fees	1,127	1,059	—	—	36	2,222
Disposition fees	633	—	—	—	—	633
Due diligence expenses	464	991	29	—	140	1,624
Insurance premiums (Captive)	663	424	—	—	5	1,092
Leasing commissions	7,724	3,751	—	—	239	11,714
Property management fees	9,929	4,715	—	—	350	14,994
Other fees and reimbursements	5,611	3,530	78	345	222	9,786
Total	$47,421	$27,857	$411	$345	$1,132	$77,166

Summarized below are the fees earned by and the expenses reimbursable to the Company from related parties for the year ended December 31, 2015:

	NTR I	NTR II	PREP and Affiliates	Other Related Parties	Total
Acquisition fees	$1,060	$5,748	$—	$—	$6,808
Asset management fee (Class B unit distributions)	2,078	—	—	—	2,078
Asset management fees	3,911	66	381	839	5,197
Development/construction management fees	1,117	377	314	17	1,825
Financing fees	2,757	454	100	—	3,311
Due diligence expenses	195	1,242	—	—	1,437
Insurance premiums (Captive)	737	118	—	324	1,179
Leasing commissions	7,316	1,788	29	205	9,338
Property management fees	9,108	2,085	74	264	11,531
Other fees and reimbursements	2,531	1,412	666	228	4,837
Total	$30,810	$13,290	$1,564	$1,877	$47,541

Summarized below are the fees earned by and the expenses reimbursable to the Company from related parties for the year ended December 31, 2014:

	NTR I	NTR II	PREP and Affiliates	Other Related Parties	Total
Acquisition fees	$7,660	$2,495	$—	$—	$10,155
Asset management fee (Class B unit distributions)	820	—	—	—	820
Asset management fees	23,675	4	1,143	3,577	28,399
Development/construction management fees	692	26	932	417	2,067
Financing fees	3,401	1,335	237	—	4,973
Due diligence expenses	1,074	403	—	—	1,477
Insurance premiums (Captive)	1,374	—	191	1,630	3,195
Leasing commissions	3,570	246	1,309	1,877	7,002
Property management fees	7,245	273	636	2,027	10,181
Other fees and reimbursements	2,348	8,620	748	1,888	13,604
Total	$51,859	$13,402	$5,196	$11,416	$81,873

12. BENEFIT AND COMPENSATION PLANS

401(k) Plan — A wholly-owned subsidiary of PELP sponsors a 401(k) plan, which provides benefits for qualified employees. The Company’s match of the employee contributions is discretionary and has a five-year vesting schedule. The contribution to the plan for the years ended December 31, 2016, 2015, and 2014, was $754, $699, and $644, respectively. All employees who have attained the age of 21 are eligible the first day of the month following their date of hire. Employees are vested immediately with respect to employee contributions.

Deferred Compensation — PELP sponsors a restricted membership plan, which provides for deferred compensation in connection with awards to employees. The awards increase in value in direct relation to the increase in fair value of the Company’s equity as defined in the plan document. The fair value of the Company’s equity is typically calculated annually by management. The membership units are redeemable in cash at the employee’s retirement or disability. The unit holders are entitled to receive distributions that are recorded as expense when declared. In the years ended December 31, 2016, 2015, and 2014, the Company expensed $1,202, $852, and $600, respectively, related to these distributions.

Prior to January 1, 2016, awards granted by PELP under the aforementioned restricted membership plan contained a five-year cliff vesting provision in which all of the units vested for redemption five years after being awarded. After January 1, 2016, awards granted by PELP under the plan contain a four-year graded vesting provision in which 25% of the units in a given award vest at the end of each year over a four-year period. Although units granted subsequent to December 31, 2015, contain the four-year graded vesting provision, those units that were granted through annual awards occurring prior to January 1, 2016, were not modified and will continue to vest on a cliff basis at the end of the applicable five-year period.

The liability for the deferred compensation plan as of December 31, 2016 and 2015, was $12,047 and $7,737, respectively, and is included in Accounts Payable and Other Liabilities in the combined balance sheets. The related expense for the deferred compensation plan was $5,853, $2,934, and $2,747 during the years ended December 31, 2016, 2015, and 2014, respectively.

Equity-Based Compensation — During the year ended December 31, 2015, PELP granted approximately 3,331 profit interest units (“PIUs”) to certain executives of PELP as incentive compensation. The PIUs enable the holders to share in the appreciation of the value of PELP’s assets subsequent to the grant date.

Of the PIUs granted, 1,000 were classified as Class A PIUs. During the years ended December 31, 2016 and 2015, 20% and 60%, respectively, of the Class A PIUs vested, and the remaining 20% vested in June 2017. These units receive limited distributions based upon a calculation, which takes into account the excess of fair market value of a common unit over a threshold specified in the grant of the agreement. Upon the vesting of the units, there is an implied strike price for each unit of $23.50. PELP has the right, but not the obligation, to repurchase all or any portion of the vested Class A PIUs at a value per unit equivalent to the market value of a common unit, less the implied strike price of $23.50 per unit.

The remaining 2,331 PIUs are classified as Class B PIUs. These units were fully vested on the grant date and participate equally in distributions with common units. The capital account for these units will be adjusted continuously as PELP earns income and makes distributions. Upon a sale or liquidity event for PELP, the holders of the Class B PIUs will receive allocations of sales proceeds until their economic capital account balance is equal to that of the other common unitholders.

In 2015, PELP utilized the assistance of valuation specialists who used a Monte Carlo analysis to determine the fair value of the Class A and Class B PIUs, in accordance with GAAP. Based upon this analysis, PELP determined the fair value of Class A PIUs to be $1.71 per unit, or $1,710 in total. PELP expensed $266 and $1,381 related to the Class A PIUs during the years ended December 31, 2016 and 2015, respectively, in accordance with the vesting schedule of the units as described previously. PELP determined the fair value of Class B PIUs to be $9.01 per unit, or $21,004 in total. Because these units were fully vested upon issuance, PELP recognized 100% of the fair value of these units as expense during the year ended December 31, 2015. In total, PELP recognized $266 and $22,385 in General and Administrative expense related to the Class A and Class B PIUs for the years ended December 31, 2016 and 2015, respectively.

13. FAIR VALUE MEASUREMENTS

GAAP requires disclosure of the fair value of certain financial instruments. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value may be based on quoted market prices for the same or similar financial instruments or on valuation techniques, such as the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

The estimates of fair value require the application of broad assumptions and estimates. Accordingly, any actual exchange of such financial instruments could occur at values significantly different from the amounts disclosed.

Cash and Cash Equivalents, Accounts Receivable, and Accounts Payable — The Company considers the carrying value of these financial instruments to approximate fair value because of the short period of time between origination of the instrument and their expected realization based on Level 1 inputs.

Items Measured at Fair Value on a Nonrecurring Basis — The valuation of impaired real estate assets is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows, the income capitalization approach considering prevailing market capitalization rates, analysis of recent comparable sales transactions, actual sales negotiations and bona fide purchase offers received from third parties, and/or consideration of the amount that currently would be required to replace the asset, as adjusted for obsolescence. In general, the Company considers multiple valuation techniques when measuring fair value of an investment. However, in certain circumstances, a single valuation technique may be appropriate. For the years ended December 31, 2016 and 2014, the Company recorded impairments of $4,044 and $697, respectively. The Company recorded no impairments for the year ended December 31, 2015.

During the years ended December 31, 2015 and 2014, the Company identified indicators of other-than-temporary impairment with regard to its investment in Fund III. The Company’s determination that the estimated fair value of its investment in Fund III was less than the net carrying value of the investment was based upon Level 3 inputs of future cash flows expected from the disposition of Fund III assets. The Company further determined that this decline in fair value was other-than-temporary, as the dissolution of Fund III was substantially completed during 2015, with no properties held by the fund as of the end of the period. Accordingly, the Company recorded an impairment charge of $810 and $19,724 during the years ended December 31, 2015 and 2014, respectively, which is included in Loss on or Impairment of Investment in Affiliates on the combined statement of operations and reflected in the carrying value of its investments.

Mortgages and Loans Payable — The Company estimates the fair values of the mortgages and notes payable by discounting the future cash flows at rates currently offered for the similar debt instruments of comparable maturities by its lenders using level 3 inputs.

The following is a summary of borrowings as of December 31, 2016 and 2015 (dollars in thousands):

	2016	2015
Fair value	$499,594	$526,789
Recorded value(1)	496,774	519,708

(1)          Recorded value does not include deferred financing costs of $3,050 and $1,381 as of December 31, 2016 and 2015, respectively.

Derivative Instruments — The Company measures all interest rate cap and swap agreements at fair value on a recurring basis. The fair values of the interest rate cap agreements as of December 31, 2016, were based on the estimated amounts the Company would receive or pay to terminate the contracts at the reporting date and were determined using interest rate pricing models and interest rate related observable inputs. Although the Company determined that the significant inputs used to value its derivatives fell within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its counterparties and its own credit risk utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2016, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

As of December 31, 2016, the Company recorded $17 of derivative assets as Other Assets, Net on its combined balance sheets. The Company did not have any derivative instruments in 2015.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 20, 2017, the date of issuance of these combined financial statements, to determine if either recognition or disclosure of significant events or transactions is required.

Definitive Agreement — On May 18, 2017, upon approval by an independent special committee of the company’s board of directors, the Company entered into a definitive agreement to contribute its real estate assets and third-party asset and investment management businesses to NTR I in a stock and cash transaction valued at approximately $1 billion. The transaction is subject to customary closing conditions and is expected to close during the fourth quarter of 2017.

Acquisitions — Subsequent to December 31, 2016, the Company acquired the following properties, which are accounted for as asset acquisitions:

Property Name	Location	Anchor Tenant	Acquisition Date	Purchase Price	Square Footage	Leased % of Rentable Square Feet at Acquisition
Everson Pointe Station	Snellville, GA	Kroger	1/4/2017	$12,563	81,428	96.6%
Delafield Station	Delafield, WI	Pick ’n Save	1/24/2017	12,678	81,639	98.4%

Dispositions — On April 4, 2017, the Company sold an outparcel at Civic Center Station containing a 5,500 square foot restaurant for a sales price of $500, and a recognized gain of approximately $240.

Distributions — On January 3, 2017, the Company declared distributions to investors in the amount of $0.3035 per unit. The Company paid $12,593 in distributions in January, which includes $7,836 relating to a one-time, special distribution of $0.50 per unit declared on November 16, 2016. On April 3, 2017, the Company declared distributions to investors in the amount of $0.3035 per unit. The Company paid these distributions in the amount of $4,757 on April 14, 2017.

Debt financing — Subsequent to December 31, 2016, the Company expanded its credit facility by an additional $20 million, which was used to pay down existing mortgage loans maturing in 2017.

******

Phillips Edison Limited Partnership

Combined Financial Statements as of March 31, 2017 and December 31, 2016, and for the Three Months Ended March 31, 2017 and 2016

(Unaudited)

PHILLIPS EDISON LIMITED PARTNERSHIP

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED BALANCE SHEETS

AS OF MARCH 31, 2017 AND DECEMBER 31, 2016
(Unaudited)

(In thousands)

	March 31, 2017	December 31, 2016
ASSETS
Investment in real estate:
Land and improvements	$197,387	$187,064
Building and improvements	434,171	419,847
Acquired intangible lease assets	5,261	2,164
Total investment in real estate assets	636,819	609,075
Accumulated depreciation and amortization	(249,189)	(244,125)
Investment in real estate, net	387,630	364,950
Cash and cash equivalents	8,272	13,520
Restricted cash	15,278	15,198
Accounts receivable, net	7,753	7,884
Accounts receivable - affiliates	12,099	11,516
Notes receivable - affiliates	19,111	19,574
Investment in affiliates	31,061	31,115
Other assets, net	26,808	27,377
Total assets	$508,012	$491,134

LIABILITIES AND DEFICIT
Liabilities:
Mortgages and loans payable, net	$521,817	$493,724
Deferred income	4,764	3,007
Acquired intangible lease liabilities, net	3,702	2,291
Accounts payable - affiliates	658	268
Accounts payable and other liabilities	31,706	47,577
Total liabilities	562,647	546,867

Deficit:
Accumulated other comprehensive income	664	664
Accumulated deficit	(56,083)	(57,092)
Total partnership deficit	(55,419)	(56,428)
Noncontrolling interests	784	695
Total deficit	(54,635)	(55,733)
Total liabilities and deficit	$508,012	$491,134

See notes to combined financial statements.

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(Unaudited)

(In thousands)

	2017	2016
REVENUES:
Rental income	$16,585	$17,175
Tenant recovery income	4,661	5,124
Fees and management income	18,710	16,634
Other property income	407	48
Total revenues	40,363	38,981
EXPENSES:
Property operating	9,101	9,718
Real estate taxes	2,832	2,811
General and administrative	10,157	9,720
Depreciation and amortization	7,227	6,937
Total expenses	29,317	29,186
OTHER:
Interest expense	(4,760)	(5,598)
Other income, net	175	494
Net income	6,461	4,691
Net income attributable to noncontrolling interests	(96)	(90)
Net income attributable to partners	$6,365	$4,601

COMPREHENSIVE INCOME:
Net income	$6,461	$4,691
Other comprehensive income:
Change in unrealized gain on investment	—	664
Comprehensive income	6,461	5,355
Comprehensive income attributable to noncontrolling interests	(96)	(90)
Comprehensive income attributable to partners	$6,365	$5,265

See notes to combined financial statements.

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED STATEMENTS OF DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(Unaudited)

(In thousands)

	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Partnership Deficit	Noncontrolling Interests	Total Deficit
BALANCE — January 1, 2016	$664	$(71,193)	$(70,529)	$97	$(70,432)
Equity-based compensation expense	—	106	106	—	106
Distributions	—	(4,830)	(4,830)	(2)	(4,832)
Net income	—	4,601	4,601	90	4,691
BALANCE — March 31, 2016	$664	$(71,316)	$(70,652)	$185	$(70,467)

BALANCE — January 1, 2017	$664	$(57,092)	$(56,428)	$695	$(55,733)
Equity-based compensation expense	—	38	38	—	38
Distributions	—	(5,394)	(5,394)	(7)	(5,401)
Net income	—	6,365	6,365	96	6,461
BALANCE — March 31, 2017	$664	$(56,083)	$(55,419)	$784	$(54,635)

See notes to combined financial statements.

PHILLIPS EDISON LIMITED PARTNERSHIP

COMBINED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(Unaudited)

(In thousands)

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,461	$4,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,145	7,092
Amortization of deferred financing expense	371	399
Loss (gain) on disposal of real estate assets	301	(140)
Equity-based compensation	38	106
Straight-line rent	(30)	258
Other	(116)	120
Changes in operating assets and liabilities:
Accounts receivable, net	131	(459)
Accounts receivable - affiliates	(583)	722
Other assets, net	(1,784)	(483)
Accounts payable and other liabilities	(7,408)	(3,171)
Accounts payable - affiliates	390	78
Deferred income	1,757	(1,716)
Net cash provided by operating activities	6,673	7,497
CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate acquisitions	(22,948)	—
Capital expenditures	(2,468)	(4,509)
Net proceeds from sale or disposal of real estate assets	—	731
Change in restricted cash	(1,621)	952
Distribution from affiliates	54	47
Principal receipts on notes receivable - affiliates	500	—
Net cash used in investing activities	(26,483)	(2,779)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in credit facility borrowings	23,500	15,000
Proceeds from mortgages and loans payable	4,993	330,753
Repayments of mortgages and loans payable	(694)	(338,466)
Distributions paid to partners	(13,237)	(4,832)
Payments of deferred financing expense	—	(3,603)
Net cash provided by (used in) financing activities	14,562	(1,148)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,248)	3,570
CASH AND CASH EQUIVALENTS:
Beginning of period	13,520	10,912
End of period	$8,272	$14,482

SUPPLEMENTAL CASH FLOW DISCLOSURE, INCLUDING NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for interest during the year	$4,254	$5,359
Capital expenditures in accounts payable	516	589
Change in distributions payable	(7,836)	—
Like-kind exchange of real estate utilization of funds held for acquisitions	(1,541)	—

See notes to combined financial statements.

PHILLIPS EDISON LIMITED PARTNERSHIP

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

(Amounts in thousands)

1. ORGANIZATION

Phillips Edison Limited Partnership (“PELP” or the “Company”) is engaged in the business of acquiring, developing, redeveloping, owning, leasing, and managing neighborhood shopping centers. As of March 31, 2017, the Company had a portfolio of 82 shopping centers. The centers are primarily grocery-anchored, and the tenant base consists of national, regional, and local retailers. These centers are usually leased to tenants that provide consumers with convenient access to everyday necessity items, such as food and pharmacy items; therefore, the Company believes that the economic performance of these centers is less affected by downturns compared to other retail property types. The Company’s credit risk is concentrated in the retail industry.

2. BASIS OF PRESENTATION

For purpose of the combined financial statements, PELP does not represent a legal entity but rather a combination of certain legal entities that hold real estate assets and a real estate management company, along with other related legal entities, all of which are under common ownership and common management. Income from noncontrolling interests is allocated to outside shareholders based on ownership. The combined financial statements are prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany balances and transactions have been eliminated in the combined financial statements. Our results of operations for the three months ended March 31, 2017, are not necessarily indicative of the operating results expected for the full year. The combined financial statements of PELP include the financial position, results of operations, and cash flows for the three months ended March 31, 2017 and 2016, of the following entities:

Entity Name
12 West Station LLC	Melbourne Station LLC
Aegis Realty Operating Partnership, LP and subsidiaries	Miramar Station LLC(1)
Aegis Waterford, LLC	Monfort Heights Station II LLC
Ashland Junction LLC	Monfort Heights Station Ltd.
Ashland Junction II LLC	Mountain Park Station LLC
B. & O., Ltd.	Mountain View Station LLC
Barclay/Aegis Limited Partnership	New Market Station LP
Barnwell Station LLC	Nordan Station LP
Belvedere Station LLC	Northlake Station LLC
Birdneck Station LLC	Northside Station LLC
Buckingham Station LLC	Orchard Plaza Station LLC
Cactus Station LLC	Page Station LLC
Catawba Station LLC(1)	Palmetto Station LLC
Cedar Hills - West LLC	Park Place Station LLC
Cell 2007-6 of Global Re SCC (Captive)	Parkway Station LLC

Centre Stage Station LLC	Parsons Village Station LLC
Civic Center Station Ltd.	PECO II Inc.
Commerce GP LLC	PECO-Griffin REIT Advisor LLC(2)
Commerce Station LP	PECO Lassen LLC
Countryside Station LLC	Phillips Edison & Co NTR LLC
Crossroads Asheboro Station LLC	Phillips Edison & Co NTR II LLC
Delafield Station LLC(3)	Phillips Edison & Co NTR III LLC
Doubleday Station Member LLC	Phillips Edison & Company Shopping Center Opportunity Fund Managing Member LLC and Subsidiary
Dunlop Station LLC	Phillips Edison & Company, Ltd. and Subsidiaries
Dutch Square II LLC	Phillips Edison HoldCo LLC
Dutch Square LLC(1)	Phillips Edison Limited Partnership
East Pointe Station II LLC	Pipestone Station LLC
East Pointe Station LLC	Plaza of the Oaks Station LLC
Eastland Station LLC	Portland Station LLC
Edgecombe Station LLC	Powell Villa Station LLC
Edgewood Station LLC	Promenade Station LLC
Emporia Station LLC	Quail Valley Station LLC
Everson Station LLC(3)	Quincy Station LLC(1)
Fairview Station LLC	Renton WA Walgreens
Forest Park Station LLC	Rio Rancho Station LLC
Gateway Station LLC	Riverplace Station LLC(2)
Geist Station LLC	River Road - Northwest LLC
GlenEagles Station LLC	Rolling Hills Station LLC
Goshen Station Ltd	Rt. 24 & Marketplace LLC
Governor’s Square Station LLC	SCB II Management CO.
Greenwood Station LLC	Silver Rock Insurance, Inc.
Guadalupe Station LLC	Smoketown & Veronica LLC
Heritage Oaks Station L.P.	South Oaks Station LLC
Hickory Station LLC	Southaven Station LLC(1)
High Point Village Station LLC	Southgate Partners Limited Partnership
Highland Fair Station LLC	Stations West - Downtown, LLC
Hillside - West LLC	Stations West - Shelley, LLC(1)
Jackson Junction Ltd.	Stations West Developments LLC
Jasper Station LLC	Stations West-Saratoga, LLC
Kokomo Station LLC(1)	Summerville Station LLC
Lafayette Station LLC	The Phillips Edison Group LLC
Lake Stevens - Northwest LLC	Timberlake Station LLC
Lakeside Center Station LLC(1)	Towne Crossing Station Limited Partnership
Lakeside Square Station LLC	Upper Deerfield Station LP
Landen Station LLC	Vaughns Station LLC
LaPlata IV LLC	Village Mooresville Station LLC

LaPlata North LLC	Western Square Station LLC
LaPlata Plaza LLC	WG Station Holding Company LLC
LaPlata South LLC	WG Station IX LLC
Lassen Station L.P.	WG Station VI LLC
Lilburn Corners Ltd	White Oaks Station LLC
Louisa Junction Ltd.(1)	Willowbrook Commons LLC(2)
Marion Station LLC	Windsor Station LLC
Marketplace Station LLC	Winery Square Station L.P.
Mayfair Station LLC

(1)	Entities disposed in 2016

(2)	Entities acquired or established in 2016

(3)	Entities acquired in 2017

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Set forth below is a summary of the significant accounting estimates and policies that management believes are important to the preparation of our consolidated interim financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by management. As a result, these estimates are subject to a degree of uncertainty.

Use of Estimates — The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting periods. For example, significant estimates and assumptions have been made with respect to the useful lives of assets, recoverable amounts of receivables, deferred costs, and other fair value measurement assessments required for the preparation of the combined financial statements. Actual results could differ from those estimates.

Credit Risk — The Company operates in one industry, which includes the acquiring, developing, redeveloping, owning, leasing, and managing of real estate. No single tenant accounts for more than 10% of annualized base rent in any of the periods presented. Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of (1) cash and cash equivalent instruments, which are held at financial institutions of high credit quality, and (2) tenant receivables, whose credit risk is distributed among numerous tenants in different industries and across several geographical areas.

Investment in Real Estate — Real estate assets are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 5-7 years for furniture, fixtures, and equipment, 15 years for land improvements, and 30 years for buildings and building improvements. Tenant improvements are amortized over the shorter of the respective lease term or the expected useful life of the asset. Major replacements that extend the useful lives of the assets are capitalized, and maintenance and repair costs are expensed as incurred. For the three months ended March 31, 2017 and 2016, depreciation expense was $5,405 and $5,237, amortization expense was $1,513 and $1,606, and the loss on write-off of unamortized assets was $309 and $94, respectively. There was no capitalized interest for the three months ended March 31, 2017 and 2016.

Real estate assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable, or at least annually. In such an event, a comparison will be made of the projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. The Company recorded no impairment on real estate assets for the three months ended March 31, 2017 and 2016.

The results of operations of acquired properties are included in the Company’s results of operations from their respective dates of acquisition. The Company assesses the acquisition-date fair values of all tangible assets, identifiable intangibles, and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis and replacement cost) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it were vacant. Acquisition-related costs are expensed as incurred. The fair values of buildings and improvements are determined on an as-if-vacant basis. The estimated fair value of acquired in-place leases is the cost the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include leasing commissions, legal costs, and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company evaluates the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance, and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the weighted-average remaining lease terms.

Acquired above- and below-market lease values are recorded based on the present value (using interest rates that reflect the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining terms of the respective leases. The Company also considers fixed-rate renewal options in its calculation of the fair value of below-market leases and the periods over which such leases are amortized. If a tenant has a unilateral option to renew a below-market lease and the Company determines that the tenant has a financial incentive to exercise such option, the Company includes such an option in the calculation of the fair value of such lease and the period over which the lease is amortized.

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, management includes real estate taxes, insurance, other operating expenses, and estimates of lost rentals at market rates during the expected lease-up periods.

Cash and Cash Equivalents — The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. The cash and cash equivalent balances at one or more of the Company’s financial institutions exceeds the Federal Depository Insurance Corporation (FDIC) insurance coverage.

Restricted Cash — Restricted cash and investments primarily consists of cash restricted for the purposes of facilitating an Internal Revenue Code §1031 tax-free exchange (“§1031 exchange”), escrowed tenant improvement funds, real estate taxes, capital improvement funds, insurance premiums, other amounts required to be escrowed pursuant to loan agreements, and other investments.

Accounts Receivable, Net — The Company continuously monitors the collectibility of its accounts receivable (billed and unbilled, including straight-line rent) from specific tenants and analyzes historical bad debts, customer creditworthiness, current economic trends, and changes in tenant payment terms when evaluating the adequacy of the allowance for bad debts. When tenants are in bankruptcy, the Company makes estimates of the expected recovery of pre- and post-petition claims. The period to resolve these claims can exceed one year. Management believes the allowance is adequate to absorb currently estimated bad debts. However, if the Company experiences bad debts in excess of the allowance management has established, its operating income would be reduced. Accounts receivable in the accompanying combined balance sheets are shown net of an allowance for doubtful accounts of $1,117 and $1,061 as of March 31, 2017 and December 31, 2016, respectively.

Investment in Affiliates — The Company accounts for its investments in Phillips Edison Grocery Center REIT I, Inc. (“NTR I”) and Phillips Edison Grocery Center REIT II, Inc. (“NTR II”) as available-for-sale securities. The investments in NTR I and NTR II are adjusted as their share prices are revalued. The Company’s cost basis for these investments as of March 31, 2017 and December 31, 2016, was $25,985. The balance in Accumulated Other Comprehensive Income was $664 as of March 31, 2017 and December 31, 2016. The fair value of these investments as of March 31, 2017 and December 31, 2016, was $26,649. All other affiliates the Company has investments in are accounted for under the equity method or the cost method of accounting (see Note 11) and their related income (loss) is recorded in Other Income, Net on the Company’s combined statements of income and comprehensive income.

On a periodic basis, the Company evaluates its investments in affiliates for impairment in accordance with Accounting Standards Codification (“ASC”) Topic 320, Investments – Debt and Equity Securities. The Company assesses whether there are any indicators that the value of its investments in affiliates may be impaired. An investment in an affiliate is considered impaired only if the Company determines that its estimated fair value is less than the net carrying value on an other-than-temporary basis. The Company considers various qualitative and quantitative factors to determine if there are indicators of impairment, including, but not limited to, significant deterioration in the operating performance of the investee, significant adverse changes in the operating environment, and losses on sale transactions with respect to underlying assets. The Company considers various qualitative factors to determine if a decrease in the value of its investment is other-than-temporary. These factors include the Company’s intent and ability to retain its investment in the entity as well as financial condition and long-term prospects of the entity. If the Company believes that the decline in the fair value of the investment is temporary, no impairment charge is recorded. If the analysis indicates that there is an other-than-temporary impairment related to the investment in a particular entity, the carrying value of the investment will be adjusted to an amount that reflects the estimated fair value of the investment (see Note 13).

During the three months ended March 31, 2017 and 2016, the Company did not identify indicators of other-than-temporary impairment that would require recording an impairment charge.

Other Assets, Net — Other Assets, Net consists primarily of prepaid expenses, deposits, deferred financing expense, tenant allowance, and leasing costs, which are amortized using the straight-line method over the terms of the respective agreements (see Note 4). Deferred financing expenses are capitalized and amortized on a straight-line basis over the term of the related financing arrangement, which approximates the effective interest method.

Revenue Recognition — The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner of the tenant improvements, for accounting purposes, determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner of the tenant improvements, for accounting purposes, then the leased asset is the finished space, and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete.

If the Company concludes that it is not the owner of the tenant improvements (the lessee is the owner), for accounting purposes, then the leased asset is the unimproved space and any tenant improvement allowances funded under the lease are treated as lease incentives, which reduce revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space to construct their own improvements. The Company considers a number of different factors in evaluating whether it or the lessee is the owner of the tenant improvements for accounting purposes. These factors include:

●	whether the lease stipulates how and on what a tenant improvement allowance may be spent;

●	whether the tenant or landlord retains legal title to the improvements;

●	the uniqueness of the improvements;

●	the expected economic life of the tenant improvements relative to the length of the lease; and

●	who constructs or directs the construction of the improvements.

The Company recognizes rental income on a straight-line basis over the term of each lease, including those that include periodic and determinable adjustments to rent. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of Other Assets, Net. Due to the impact of the straight-line adjustments, rental income generally will be greater than the cash collected in the early years and will be less than the cash collected in the later years of a lease. The Company’s policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. Percentage revenues were $176 and $159 for the three months ended March 31, 2017 and 2016, respectively.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period in which the applicable expenses are incurred. The Company makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. The Company does not expect the actual results to materially differ from the estimated reimbursements.

The Company periodically reviews the collectability of outstanding receivables. Allowances will be taken for those balances that it deems to be uncollectible, including any amounts relating to straight-line rent receivables and/or receivables for recoverable expenses. For the three months ended March 31, 2017, $121 was reserved for uncollectible amounts and is included as a component of Property Operating in the combined statements of income and comprehensive income. For the three months ended March 31, 2016, the Company had net recoveries of $23.

The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, collectability is reasonably assured, and the tenant is no longer occupying the property. Upon early lease termination, the Company provides for losses related to unrecovered tenant-specific intangibles and other assets.

Revenues from management, leasing, and other fees charged, based on the various management agreements executed, are recognized in the period in which the services have been provided and the earnings process is complete (See Note 11).

Gain on Disposition of Property — The Company recognizes sales of assets only upon the closing of the transaction with the purchaser, and if the collectibility of the sales price is reasonably assured, it is not obligated to perform any significant activities after the sale to earn the profit, it has received adequate initial investment from the purchaser, and other profit recognition criteria have been satisfied. The Company may defer recognition of gains in whole or in part until: (i) the profit is determinable, meaning that the collectibility of the sales price is reasonably assured or the amount that will not be collectible can be estimated; and (ii) the earnings process is virtually complete, meaning that the Company is not obliged to perform any significant activities after the sale to earn the profit.

Fair Value Measurements — ASC 820, Fair Value Measurement (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. ASC 820 emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement. Fair value is defined by ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).

Level 3—Unobservable inputs, only used to the extent that observable inputs are not available, reflect the Company’s assumptions about the pricing of an asset or liability.

Income Tax — The Company is comprised of partnerships, limited liability companies, and subchapter S corporations, which file tax returns for which the partners/members and shareholders are responsible for their respective shares of entity income.

The Company’s captive insurance company, Silver Rock Insurance, Inc., which was formed in December of 2015, is a subchapter C corporation subject to federal income tax on income earned through its business activities. Income taxes have been provided for on the asset and liability method as required by GAAP. Under the asset and liability method, deferred income taxes are recognized for the temporary differences between the financial reporting basis and the tax basis of taxable assets and liabilities.

As of March 31, 2017 and December 31, 2016, the Company had net deferred tax assets of $429 and $270, respectively, comprised of differences between the basis of accounting for federal income tax reporting and GAAP reporting on insurance premium income, deductibility of loss reserves, and the amortization of organizational startup costs. In assessing whether the deferred tax assets are realizable, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Deferred tax assets and deferred tax liabilities are included in Other Assets, Net on the accompanying combined balance sheets as of March 31, 2017 and December 31, 2016.

As of March 31, 2017 and 2016, there were no permanent differences that would cause the effective tax rate to differ from the U.S. statutory rate of 34%. As of March 31, 2017 and December 31, 2016, there were no significant uncertain tax positions.

Newly Adopted and Recently Issued Accounting Pronouncements — The Company adopted Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, on January 1, 2017, and applied it prospectively. For a more detailed discussion of this adoption, see Note 5.

The following table provides a brief description of recent accounting pronouncements that could have a material effect on the Company’s financial statements:

Standard	Description	Date of Adoption	Effect on the Financial Statements or Other Significant Matters
ASU 2014-09, Revenue from Contracts with Customers	This update outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. ASU 2014-09 states that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” While ASU 2014-09 specifically references contracts with customers, it may apply to certain other transactions such as the sale of real estate or equipment. In 2015, the FASB provided for a one-year deferral of the effective date for ASU 2014-09, making it effective for annual reporting periods beginning after December 15, 2018.	January 1, 2019, except for Tenant Recovery Income, which will follow the adoption date of ASU 2016-02 on January 1, 2020

Our revenue-producing contracts are primarily leases that are not within the scope of this standard. As a result, we do not expect the adoption of this standard to have a material impact on our rental income. We continue to evaluate the effect of this standard on our other sources of revenue. These include fees and management income and reimbursement amounts we receive from tenants for operating expenses such as real estate taxes, insurance, and other common area maintenance. However, we currently do not believe the adoption of this standard will significantly affect the timing of the recognition of our fees and management income and reimbursement revenue. We currently plan to adopt this guidance on a modified retrospective basis.

ASU 2016-01, Financial Instruments	This update amends existing guidance by measuring equity securities, except those accounted for under the equity method or result in consolidation, at fair value with changes in fair value recognized through net income. It is effective for annual reporting periods beginning after December 15, 2018, but early adoption is permitted.	January 1, 2019	The Company is currently evaluating the impact the adoption of this standard will have on its combined financial statements.

ASU 2016-02, Leases (Topic 842)	This update amends existing guidance by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. It is effective for annual reporting periods beginning after December 15, 2019, but early adoption is permitted.	January 1, 2020	The Company is currently evaluating the impact the adoption of this standard will have on its combined financial statements.

ASU 2016-15, Statement of Cash Flows (Topic 230)

This update addresses the presentation of eight specific cash receipts and cash payments on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018, but early adoption is permitted.

		January 1, 2018	The Company is currently evaluating the impact the adoption of this standard will have on its combined financial statements. The Company anticipates an early adoption as of January 1, 2018.

ASU 2016-18, Statement of Cash Flows (Topic 230)	This update amends existing guidance in order to clarify the classification and presentation of restricted cash on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018, but early adoption is permitted.	January 1, 2018	The Company is currently evaluating the impact the adoption of this standard will have on its combined financial statements. The Company anticipates an early adoption as of January 1, 2018.

ASU 2017-05, Other Income - Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20)	This update amends existing guidance in order to provide consistency in accounting for the derecognition of a business or nonprofit activity. It is effective for annual reporting periods beginning after December 15, 2018, but early adoption is permitted.	January 1, 2019	The Company will adopt this standard concurrently with ASU 2014-09, listed above. The Company expects the adoption will impact its transactions that are subject to the amendments, which, although expected to be infrequent, would include a partial sale of real estate or contribution of a nonfinancial asset to form a joint venture.

4. OTHER ASSETS, NET

The summary of Other Assets, Net as of March 31, 2017 and December 31, 2016, is as follows:

	March 31, 2017	December 31, 2016
Deferred leasing commissions and costs	$46,656	$45,784
Tenant allowances	11,911	12,254
Deferred financing costs	1,005	1,005
Accumulated amortization	(42,779)	(41,775)
Net long-term amortizable assets	16,793	17,268
Deferred rent receivable, net	6,684	6,668
Prepaid expenses	3,010	2,212
Deposits and miscellaneous receivables	321	1,229
Total	$26,808	$27,377

5. ACQUISITIONS AND DISPOSITIONS

Acquisitions — In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This update amends existing guidance in order to clarify when an integrated set of assets and activities is considered a business. The Company adopted ASU 2017-01 on January 1, 2017, and applied it prospectively. Under this new guidance, most of the Company’s acquisition activity will no longer be considered a business combination and will instead be classified as an asset acquisition. As a result, most acquisition-related costs that would have been recorded on the Company’s combined statements of operations and comprehensive income have been capitalized and will be amortized over the life of the related assets.

During the three months ended March 31, 2017, the Company acquired two grocery-anchored shopping centers for a combined purchase price of approximately $25,346, including acquisition costs. During the three months ended December 31, 2016, the Company did not have any acquisitions. The following tables present certain additional information regarding the Company’s property acquisitions in the aggregate.

For the three months ended March 31, 2017, the Company allocated the purchase price of acquisitions to the fair value of the assets acquired and liabilities assumed as follows:

2017
Land and improvements	$10,073
Building and improvements	13,627
Acquired in-place leases	3,063
Acquired above-market leases	33
Acquired below-market leases	(1,450)
Total assets and lease liabilities acquired	$25,346

The weighted-average amortization periods for in-place, above-market, and below-market lease intangibles acquired during the three months ended March 31, 2017, are as follows (in years):

2017
Acquired in-place leases	18
Acquired above-market leases	3
Acquired below-market leases	24

Dispositions — During the three months ended March 31, 2017, the Company did not have any property dispositions. During the three months ended March 31, 2016, the Company completed the sale of one non-operating property. The amounts recognized from the sale of this property are as follows:

2016
Net sales proceeds	$731
Gain on disposition(1)	227

(1)	The gain on disposition of the non-operating property is recorded in Other Income, Net on the combined statements of operations and comprehensive income.

Like-Kind Exchanges — As of December 31, 2016, proceeds from four sold properties were held in escrow for future acquisitions as part of §1031 exchanges, which entails selling a property and reinvesting the proceeds in one or more properties that are similar in nature, character, or class within 180 days. Proceeds from three of these properties were applied to the two properties purchased in the three months ended March 31, 2017. Subsequent to March 31, 2017, the one remaining property was removed from the §1031 exchange program and the funds were released from escrow to the Company.

6. ACQUIRED INTANGIBLE LEASES

Acquired intangible leases consisted of the following as of March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Acquired in-place leases	$5,158	$2,094
Acquired above-market leases	103	70
Acquired intangible lease assets	5,261	2,164
Accumulated amortization	(120)	(43)
Acquired intangible lease assets, net	$5,141	$2,121

Acquired below-market lease liabilities	$3,770	$2,320
Accumulated amortization	(68)	(29)
Acquired intangible lease liabilities, net	$3,702	$2,291

There was no amortization recorded on acquired intangible leases for the three months ended March 31, 2016, as there were no unamortized balances. Summarized below is the amortization recorded on acquired intangible leases for the three months ended March 31, 2017:

2017
In-place leases	$72
Above-market leases	5
Total intangible lease asset amortization	$77

Below-market lease liability amortization	$39

Estimated future amortization of the respective acquired intangible leases as of March 31, 2017, for each of the next five years is as follows:

	In-Place Leases	Above-Market Leases	Below-Market Leases
Remaining 2017	$217	$14	$116
2018	297	19	157
2019	297	19	157
2020	297	10	157
2021	297	9	157

7. MORTGAGES AND LOANS PAYABLE

The following is a summary of the outstanding principal balances of the Company’s debt obligations as of March 31, 2017 and December 31, 2016:

	Interest Rate	March 31, 2017	December 31, 2016
Term loans due 2019(1)	2.98%-4.88%	$330,000	$330,000
Revolving credit facility(1)(2)	2.98%	68,291	44,791
Mortgages payable(3)	3.00%-7.21%	121,463	122,157
Note payable due 2018	2.87%	4,993	—
Assumed market debt adjustments, net(4)		(167)	(174)
Deferred financing costs(5)		(2,763)	(3,050)
Total		$521,817	$493,724

(1)	As of March 31, 2017, the LIBOR portion of the interest rate on $315 million of the Company’s outstanding variable-rate debt was, effectively, capped at 2.5% by four interest rate cap agreements maturing in July 2018.

(2)	The gross borrowings under our revolving credit facility were $41 million and $55 million, and gross payments were $17 million and $40 million during the three months ended March 31, 2017 and 2016, respectively.

(3)	Due to the non-recourse nature of the Company’s fixed-rate mortgages, the assets and liabilities of the related properties are neither available to pay the debts of the consolidated property-holding limited liability companies nor constitute obligations of such consolidated limited liability companies as of March 31, 2017.

(4)	Net of accumulated amortization of $262 and $255 as of March 31, 2017 and December 31, 2016, respectively.

(5)	Net of accumulated amortization of $2,497 and $2,210 as of March 31, 2017 and December 31, 2016, respectively. Deferred financing costs related to the revolving credit facility are recorded in Other Assets, Net, and were $642 and $726, as of March 31, 2017 and December 31, 2016, respectively, which is net of accumulated amortization of $363 and $279, respectively.

The allocation of total debt between fixed- and variable-rate as well as between secured and unsecured, excluding market debt adjustments and deferred financing costs, as of March 31, 2017 and December 31, 2016, is summarized below:

	March 31, 2017	December 31, 2016
As to interest rate:
Fixed-rate debt	$126,456	$122,157
Variable-rate debt	398,291	374,791
Total	$524,747	$496,948
As to collateralization:
Unsecured debt	$34,993	$30,000
Secured debt	489,754	466,948
Total	$524,747	$496,948

Below is a listing of the Company’s maturity schedule with the respective principal payment obligations, excluding market debt adjustments and deferred financing costs:

	2017	2018	2019	2020	2021	Thereafter	Total
Term loans(1)	$—	$—	$330,000	$—	$—	$—	$330,000
Revolving credit facility(1)(2)	—	—	68,291	—	—	—	68,291
Mortgages payable(2)	41,997	1,942	3,933	2,055	2,170	69,366	121,463
Note payable	4,085	908	—	—	—	—	4,993
Total maturing debt	$46,082	$2,850	$402,224	$2,055	$2,170	$69,366	$524,747

(1)	The unsecured $30 million term loan and secured credit facilities, which includes the $300 million term loan and the revolving credit facility, have options to extend their maturities to 2020 and 2021, respectively. A maturity date extension for the unsecured term loan facility requires the payment of an extension fee of 0.25% of the outstanding principal amount. The secured credit facility may extend for two twelve-month periods, requiring an extension fee of 0.15% of the outstanding principal amount for each extension.

(2)	Subsequent to March 31, 2017, we used additional borrowings from our revolving credit facility to pay off $40.4 million of the mortgages payable maturing in 2017.

8. LEASES

Approximate future rental income to be received under noncancelable operating leases, assuming no new or renegotiated leases or option extensions on lease agreements, is as follows:

Year	Amount
Remaining 2017	$49,839
2018	57,982
2019	49,256
2020	40,542
2021	31,110
Thereafter	111,600
Total	$340,329

9. COMMITMENTS

Leases — The Company leases office space, equipment, and land under long-term and short-term operating and capital leases. Total rental expense for long-term operating leases was $945 and $791 for the three months ended March 31, 2017 and 2016, respectively. Minimum rental commitments under noncancelable operating and capital leases as of March 31, 2017, are as follows:

Year	Amount
Remaining 2017	$746
2018	843
2019	554
2020	115
2021	3
Thereafter	—
Total	$2,261

Commitments and Contingencies — The Company is subject to numerous federal, state, and local environmental laws and regulations. The Company believes that the ultimate disposition of currently known environmental matters will not have a material effect on financial position, liquidity, or operations; however, the Company can give no assurance that existing environmental studies with respect to the shopping centers have revealed all potential environmental liabilities; that any previous owner, occupant, or tenant did not create any material environmental condition not known to the Company; that the current environmental condition of the shopping centers will not be affected by tenants and occupants, by the condition of nearby properties, or by unrelated third parties; or that changes in applicable environmental laws and regulations or their interpretation will not result in additional environmental liability to the Company.

The Company is subject to legal and other claims incurred in the normal course of business. Based upon reviews and consultation with counsel of such matters known to exist, the Company does not believe that the ultimate outcome of these claims will materially affect the Company’s financial position or results of operations or cash flows.

10. DERIVATIVES AND HEDGING ACTIVITIES

Risk Management Objective of Using Derivatives — The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposure to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and through the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company’s derivative financial instruments are used to manage differences in the amount, timing, and duration of its known or expected cash receipts and its known or expected cash payments principally related to its investments and borrowings.

Derivatives Not Designated as Hedging Instruments — The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate caps or SWAPs as part of its interest rate risk management strategy. Interest rate caps effectively place a cap on the LIBOR portion of its interest rate, while interest rate swaps involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreement without exchange of the underlying notional amount. Derivatives not designated as hedges are not speculative and are used to manage the Company’s exposure to interest rate movements and other identified risks, but do not meet the strict hedge accounting requirements to be classified as hedging instruments. Changes in the fair value of these derivative instruments, as well as any payments, are recorded directly in Other Income, Net and resulted in a loss of $15 for the three months ended March 31, 2017. The Company was not a party to any derivative contracts during the three months ended March 31, 2016.

The following is a summary of the Company’s interest rate caps that were not designated as cash flow hedges of interest rate risk as of March 31, 2017:

Count	Notional Amount	LIBOR Cap	Maturity Date
4	$315,000	2.5%	July 1, 2018

11. RELATED-PARTY TRANSACTIONS

Phillips Edison Grocery Center REIT I, Inc. — NTR I is a public non-traded real estate investment trust (“REIT”) formed in October 2009, co-sponsored by an affiliate of the Company. NTR I is required by the advisory and property management agreements to pay PELP subsidiaries certain fees related to acquiring and managing properties for NTR I.

Phillips Edison Grocery Center REIT II, Inc. — NTR II is a public non-traded REIT formed in June 2013, co-sponsored by an affiliate of the Company. NTR II is required by the advisory and property management agreements to pay PELP subsidiaries certain fees related to acquiring and managing properties for NTR II.

Phillips Edison Grocery Center REIT III, Inc. — NTR III is a nonpublic non-traded REIT formed in April 2016, co-sponsored by an affiliate of the Company along with Griffin Capital Corporation (“Griffin Capital”). NTR III is required by the advisory and property management agreements to pay PELP subsidiaries certain fees related to acquiring and managing properties for NTR III.

In December 2016, PELP and NTR III entered into a bridge loan where PELP loaned NTR III $11,390, with an interest rate of LIBOR + 2.25%, maturing on May 31, 2017. The loan was secured with a mortgage on a property acquired by NTR III. In the first quarter of 2017 the loan maturity date was extended to December 31, 2018. As of March 31, 2017 and December 31, 2016, NTR III owed PELP $97 and $12, respectively, of interest related to the loan.

As of March 31, 2017 and December 31 2016, PELP had incurred $3,100 and $1,709, respectively, of organization and offering costs related to NTR III, all of which is recorded in Accounts Receivable - Affiliates on the combined balance sheets. PELP has agreed to only charge NTR III organization and offering costs of up to 1% of the amount NTR III has raised. As such, as of March 31, 2017 and December 31, 2016, PELP has charged $71 and $39, respectively, to NTR III, and will charge the remaining amount as NTR III continues to raise capital. Part of the receivable from NTR III includes an unpaid amount to Griffin Capital for offering costs of $652 and $266 as of March 31, 2017 and December 31 2016, respectively.

Phillips Edison Value Added Grocery Venture, LLC — Phillips Edison Value Added Grocery Venture, LLC (“Necessity Retail Partners”) was formed in March 2016 between (1) PE OP II Value Added Grocery, LLC, a wholly owned subsidiary of NTR II, (2) a limited partnership affiliated with TPG Real Estate, and (3) PECO Value Added Grocery Manager, LLC (“PECO Member”), a wholly-owned subsidiary of PELP. Necessity Retail Partners is managed by the PECO Member and is required to pay certain fees to the PECO Member related to acquiring and managing properties for Necessity Retail Partners. Phillips Edison HoldCo LLC, a wholly owned subsidiary of PELP, is the guarantor for up to $50,000 of Necessity Retail Partners’ debt.

PECO Real Estate Partners and Affiliates — The following related parties are included in PECO Real Estate Partners (“PREP”) and Affiliates in the table below.

PECO Real Estate Partners — PREP is a real estate development company. The Company entered into a delayed draw note receivable with PREP in May 2015 for a balance up to $4,500. The loan terms call for seven draws from the Company to PREP in an amount of $500 each through August 4, 2015, and PREP may request up to two additional draws in an amount of no less than $500 each. The delayed draw commitment will expire on September 30, 2017, at which time it will convert into a term loan with a maturity date of December 15, 2017. The outstanding balance incurs interest at a rate of LIBOR + 5.65%, accrued daily. As of March 31, 2017 and December 31, 2016, the outstanding loan balance was $3,500.

Phillips Edison Strategic Investment Fund I LLC — Phillips Edison Strategic Investment Fund I LLC (“SIF I”) is a limited liability company formed in February 2007. The Company owns 6.94% of SIF I and 23% of PECO Strategic Investment Manager LLC, which manages the SIF I assets. SIF I made a liquidating cash distribution to the common shareholders in December 2013, subject to the retention of appropriate reserves for operating expenses and any contingent liabilities following the termination of the fund. In 2014, after the disposal of the two remaining operating real estate assets, the Company received additional distribution income. In the first quarter of 2017, after SIF I disposed of a land parcel, the Company received its final distribution.

Phillips Edison Strategic Investment Fund II LLC — Phillips Edison Strategic Investment Fund II LLC (“SIF II”) is a limited liability company formed in October 2010. The Company owns 8.75% of SIF II and 24% of PECO Strategic Investment Manager II LLC, which manages the SIF II assets.

Phillips Edison Strategic Investment Fund III LP — Phillips Edison Strategic Investment Fund III LP (“SIF III”) is a limited partnership formed in October 2010. SIF III is managed by PECO Strategic Investment Fund GP III LLC.

PECO Net Lease Income Fund LLC — PECO Net Lease Income Fund LLC (“NLIF”) is a limited liability company that holds net leased assets. The Company owns a 1.26% interest in NLIF, and NLIF is also owned by other PELP partners.

Blue Sky Corporate Ranch — Blue Sky Corporate Ranch is a ranch that is owned by Mike Phillips and Jeff Edison. The Company entered into a note receivable with Blue Sky Corporate Ranch in 2014 in the amount of $5,262, which included $663 of accrued interest through November 30, 2014. The outstanding balance incurs interest at a rate of LIBOR + 5.5%. The payment terms of the note include payment of $500 due on December 1, 2014, and each year thereafter. The outstanding balance, including accrued interest, as of March 31, 2017 and December 31, 2016, was $4,221 and $4,684, respectively.

SCB Air, LLC and SCB Air II, LLC — SCBAir, LLC and SCBAir II, LLC are related-party entities that operate small airplanes. The total paid to SCBAir, LLC and SCBAir II, LLC for the three months ended March 31, 2017 and 2016, was $676 and $534, respectively, which is reflected in General and Administrative on the combined statements of income and comprehensive income.

Dutch Square Cinema LLC — Dutch Square Cinema LLC (“Dutch”), which operates a public cinema, was a related-party entity owned by 17 of PELP’s partners. Dutch rented its facilities from a PELP subsidiary through December 29, 2016, at which point the subsidiary was sold to a non-related party. The rent paid by Dutch while it was a related-party entity for the three months ended March 31, 2016, was $239.

Summarized below is the detail of the Company’s outstanding receivable balance from related parties as of March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
NTR I	$4,276	$4,213
NTR II	1,276	2,442
NTR III	15,054	13,504
PREP and affiliates	8,880	9,271
SCB Air I & II	1,535	1,534
Necessity Retail Partners	189	126
Total	$31,210	$31,090

Summarized below is the detail of the Company’s investment in affiliates as of March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
NTR I	$26,449	$26,449
NTR II	200	200
NTR III	700	700
PREP and affiliates	3,712	3,766
Total	$31,061	$31,115

Summarized below are the fees earned by and the expenses reimbursable to the Company from related parties for the three months ended March 31, 2017:

	NTR I	NTR II	NTR III	PREP and Affiliates	Necessity Retail Partners	Total
Acquisition fees	$126	$736	$—	$—	$—	$862
Asset management fee (Class B unit distributions)	763	141	—	—	—	904
Asset management fees	4,326	2,565	37	—	91	7,019
Development/construction management fees	304	78	—	—	16	398
Due diligence expenses	30	173	—	—	25	228
Insurance premiums (Captive)	156	96	—	—	—	252

Intercompany legal (non-acquisition)	662	291	180	—	68	1,201
Leasing commissions	2,347	617	5	—	143	3,112
Property management fees	2,586	1,401	14	—	206	4,207

Property management fee allocations	579	320	—	—	—	899
Tax allocations	258	115	—	—	—	373
Other fees and reimbursements	176	88	—	60	—	324
Total	$12,313	$6,621	$236	$60	$549	$19,779

Summarized below are the fees earned by and the expenses reimbursable to the Company from related parties for the three months ended March 31, 2016:

	NTR I	NTR II	PREP and Affiliates	Total
Acquisition fees	$—	$857	$—	$857
Asset management fee (Class B unit distributions)	695	178	—	873
Asset management fees	3,926	1,799	—	5,725
Development/construction management fees	159	149	—	308
Due diligence expenses	—	192	—	192
Insurance premiums (Captive)	225	135	—	360
Intercompany legal (non-acquisition)	438	514	—	952
Leasing commissions	2,132	913	—	3,045
Property management fees	2,427	992	—	3,419
Property management fee allocations	553	256	—	809
Tax allocations	84	57	—	141
Other fees and reimbursements	93	64	62	219
Total	$10,732	$6,106	$62	$16,900

12. BENEFIT AND COMPENSATION PLANS

401(k) Plan — A wholly-owned subsidiary of PELP sponsors a 401(k) plan, which provides benefits for qualified employees. The Company’s match of the employee contributions is discretionary and has a five-year vesting schedule. The contribution to the plan for the three months ended March 31, 2017 and 2016, was $330 and $306, respectively. All employees who have attained the age of 21 are eligible the first day of the month following their date of hire. Employees are vested immediately with respect to employee contributions.

Deferred Compensation — PELP sponsors a restricted membership plan, which provides for deferred compensation in connection with awards to employees. The awards increase in value in direct relation to the increase in fair value of the Company’s equity as defined in the plan document. The fair value of the Company’s equity is typically calculated annually by management. The membership units are redeemable in cash at the employee’s retirement or disability. The unit holders are entitled to receive distributions that are recorded as expense when declared. In the three months ended March 31, 2017 and 2016, the Company expensed $212 and $192, respectively, related to these distributions.

Prior to January 1, 2016, awards granted by PELP under the aforementioned restricted membership plan contained a five-year cliff vesting provision in which all of the units vested for redemption five years after being awarded. As of January 1, 2016, awards granted by PELP under the plan contain a four-year graded vesting provision in which 25% of the units in a given award vest at the end of each year over a four-year period. Although units granted subsequent to December 31, 2015, contain the four-year graded vesting provision, those units that were granted through annual awards occurring prior to January 1, 2016, were not modified and will continue to vest on a cliff basis at the end of the applicable five-year period.

The liability for the deferred compensation plan as of March 31, 2017 and December 31, 2016, was $10,338 and $12,047, respectively, and is included in Accounts Payable and Other Liabilities in the combined balance sheets. The related expense for the deferred compensation plan was $2,610 and $1,595 during the three months ended March 31, 2017 and 2016, respectively.

Equity-Based Compensation — On March 15, 2015, PELP granted 1,000 Class A profit interest units (“Class A PIUs”) to certain executives of PELP as incentive compensation. The PIUs enable the holders to share in the appreciation of the value of PELP’s assets subsequent to the grant date. As of March 31, 2017 and December 31, 2016, 80% of the Class A PIUs had vested, and the remaining 20% vested in June 2017. These units receive limited distributions based upon a calculation, which takes into account the excess of fair market value of a common unit over a threshold specified in the grant of the agreement. Upon the vesting of the units, there is an implied strike price for each unit of $23.50. PELP has the right, but not the obligation, to repurchase all or any portion of the vested Class A PIUs at a value per unit equivalent to the market value of a common unit, less the implied strike price of $23.50 per unit.

In 2016, PELP utilized the assistance of valuation specialists who used a Monte Carlo analysis to determine the fair value of the Class A PIUs, in accordance with GAAP. Based upon this analysis, PELP determined the fair value of Class A PIUs to be $1.71 per unit, or $1,710 in total. PELP expensed $38 and $106 related to the Class A PIUs during the three months ended March 31, 2017 and 2016, respectively, in accordance with the vesting schedule of the units as described previously.

13. FAIR VALUE MEASUREMENTS

GAAP requires disclosure of the fair value of certain financial instruments. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value may be based on quoted market prices for the same or similar financial instruments or on valuation techniques, such as the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

The estimates of fair value require the application of broad assumptions and estimates. Accordingly, any actual exchange of such financial instruments could occur at values significantly different from the amounts disclosed.

Cash and Cash Equivalents, Accounts Receivable, and Accounts Payable — The Company considers the carrying value of these financial instruments to approximate fair value because of the short period of time between origination of the instrument and their expected realization based on Level 1 inputs.

Items Measured at Fair Value on a Nonrecurring Basis — On a periodic basis, the Company evaluates its investments in affiliates for impairment in accordance with ASC Topic 320, Investments – Debt and Equity Securities. The Company assesses whether there are any indicators that the value of its investments in affiliates may be impaired. An investment in an affiliate is considered impaired only if the Company determines that its estimated fair value is less than the net carrying value on an other-than-temporary basis. The Company considers various qualitative and quantitative factors to determine if there are indicators of impairment, including, but not limited to, significant deterioration in the operating performance of the investee, significant adverse changes in operating environment, and losses on sale transactions with respect to underlying assets. The Company considers various qualitative factors to determine if a decrease in the value of its investment is other-than-temporary. These factors include the Company’s intent and ability to retain its investment in the entity as well as financial condition and long-term prospects of the entity. If the Company believes that the decline in the fair value of the investment is temporary, no impairment charge is recorded. If the analysis indicates that there is an other-than-temporary impairment related to the investment in a particular entity, the carrying value of the investment will be adjusted to an amount that reflects the estimated fair value of the investment.

During the three months ended March 31, 2017 and 2016, the Company did not identify indicators of other-than-temporary impairment that would require recording an impairment charge.

Mortgages and Loans Payable — The Company estimates the fair values of the mortgages and notes payable by discounting the future cash flows at rates currently offered for the similar debt instruments of comparable maturities by its lenders using level 3 inputs.

The following is a summary of borrowings as of March 31, 2017 and December 31, 2016 (dollars in thousands):

	March 31, 2017	December 31, 2016
Fair value	$526,551	$499,594
Recorded value(1)	524,580	496,774

(1)       Recorded value does not include deferred financing costs of $2,763 and $3,050 as of March 31, 2017 and December 31, 2016, respectively.

Derivative Instruments — The Company measures all interest rate cap agreements at fair value on a recurring basis. The fair values of the interest rate cap agreements as of March 31, 2017 and December 31, 2016, were based on the estimated amounts the Company would receive or pay to terminate the contracts at the reporting date and were determined using interest rate pricing models and interest rate related observable inputs. Although the Company determined that the significant inputs used to value its derivatives fell within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its counterparties and its own credit risk utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of March 31, 2017 and December 31, 2016, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

As of March 31, 2017 and December 31, 2016, the Company recorded $2 and $17, respectively, of derivative assets as Other Assets, Net on its combined balance sheets.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 20, 2017, the date of issuance of these combined financial statements, to determine if either recognition or disclosure of significant events or transactions is required.

Definitive Agreement — On May 18, 2017, upon approval by an independent special committee of the company’s board of directors, the Company entered into a definitive agreement to contribute its real estate assets and third-party asset and investment management businesses to NTR I in a stock and cash transaction valued at approximately $1 billion. The transaction is subject to customary closing conditions and is expected to close during the fourth quarter of 2017.

Distributions — On April 3, 2017, the Company declared distributions to investors in the amount of $0.3035 per unit. The Company paid these distributions in the amount of $4,757 on April 14, 2017.

Debt financing — Subsequent to March 31, 2017, the Company expanded its credit facility by an additional $20 million, which was used to pay down existing mortgage loans maturing in 2017.

Dispositions — On April 4, 2017, the Company sold an outparcel at Civic Center Station containing a 5,500 square foot restaurant for a sales price of $500, and recognized a gain of approximately $240.

******

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PHILLIPS EDISON GROCERY CENTER REIT I, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.			☐	☐	☐

1.	Election of Directors

Nominees:

01) Jeffrey S. Edison
02) Leslie T. Chao
03) Gregory S. Wood
04) Paul J. Massey, Jr.
05) Stephen R. Quazzo

The Board of Directors recommends you vote FOR Proposals 2 and 3.								For	Against	Abstain

2.	Approve the transactions contemplated by that certain Contribution Agreement, dated May 18, 2017, by and among Phillips Edison Grocery Center REIT I, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P., Phillips Edison Limited Partnership and the other Contributors listed on Exhibit A thereto.							☐	☐	☐

3.	Adjourn the Annual Meeting, if necessary, as determined by the Chair of the Annual Meeting, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.							☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

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PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

[________________], 2017
At [________________] p.m. ET

At

11501 Northlake Drive
Cincinnati, Ohio 45249

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MEETING OF STOCKHOLDERS TO BE HELD ON [________________], 2017:

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E31035-TBD

Phillips Edison Grocery Center REIT I, Inc.

11501 Northlake Drive, Cincinnati, Ohio 45249

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints each of R. Mark Addy and Devin I. Murphy, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of Phillips Edison Grocery Center REIT I, Inc. to be held on [________________], 2017, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the [________________], 2017 meeting date.

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